     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1995
                                                     REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            WISCONSIN ENERGY CORPORATION
               (Exact name of registrant as specified in its charter)
                        (TO BE RENAMED PRIMERGY CORPORATION)
          WISCONSIN                         6719                    39-1391525
 (State or other jurisdiction   (Primary Standard Industrial     (I.R.S. Employer
     of incorporation or        Classification Code Number)   Identification Number)
        organization)
                              231 West Michigan Street
                             P.O. Box 2949, Milwaukee,
                                  Wisconsin 53201
                                   (414) 221-2345
                (Address, including Zip Code, and telephone number,
         including area code, of registrant's principal executive offices)
                                  JERRY G. REMMEL
               Vice President, Treasurer and Chief Financial Officer
                            Wisconsin Energy Corporation
                              231 West Michigan Street
                                   P.O. Box 2949
                             Milwaukee, Wisconsin 53201
                                   (414) 221-2345
             (Name, address, including Zip Code, and telephone number,
                     including area code, of agent for service)

                           NORTHERN POWER WISCONSIN CORP.
               (Exact name of registrant as specified in its charter)
                    (TO BE RENAMED NORTHERN STATES POWER COMPANY)
          WISCONSIN                         4939                    APPLIED FOR
 (State or other jurisdiction   (Primary Standard Industrial      (I.R.S. Employer
     of incorporation or         Classification Code Number)   Identification Number)
        organization)
                                  414 Nicollet Mall
                            Minneapolis, Minnesota 55401
                                   (612) 330-5500
                 (Address, including Zip Code, and telephone number,
          including area code, of registrant's principal executive offices)
                                 EDWARD J. MCINTYRE
                                      President
                           Northern Power Wisconsin Corp.
                                  414 Nicollet Mall
                            Minneapolis, Minnesota 55401
                                   (612) 330-7712
              (Name, address, including Zip Code, and telephone number,
                     including area code, of agent for service)

                    ----------------------------------------
                        COPIES OF ALL CORRESPONDENCE TO:

      BRUCE C. DAVIDSON                 SETH A. KAPLAN                 SHELDON S. ADLER                PETER D. CLARKE
       Quarles & Brady          Wachtell, Lipton, Rosen & Katz      Skadden, Arps, Slate,         Gardner, Carton & Douglas
  411 East Wisconsin Avenue          51 West 52nd Street                Meagher & Flom                   Quaker Tower
  Milwaukee, Wisconsin 53202       New York, New York 10019            919 Third Avenue             321 North Clark Street
        (414) 277-5000                  (212) 403-1000             New York, New York 10022        Chicago, Illinois 60610
                                                                        (212) 735-3000                  (312) 644-3000

                       ----------------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
 As soon as practicable after the registration statement becomes effective and all conditions prerequisite have been satisfied or waived.
    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                       ----------------------------------
         CALCULATION OF REGISTRATION FEE: WISCONSIN ENERGY CORPORATION

 TITLE OF EACH CLASS OF                                  PROPOSED MAXIMUM          PROPOSED MAXIMUM
    SECURITIES TO BE              AMOUNT TO               OFFERING PRICE              AGGREGATE                 AMOUNT OF
       REGISTERED            BE REGISTERED (1)(4)          PER UNIT (2)           OFFERING PRICE (2)       REGISTRATION FEE (3)
Common Stock, $.01 par
 value...................     114,357,613 shares              $27.02                $3,090,152,275            $1,065,569.75

(1) Assumes that up to 70,330,635 shares of common stock of Northern States Power Company ("NSP") are converted into shares of Wisconsin Energy Corporation ("WEC") common stock at the exchange ratio of 1.626 shares of WEC common stock for each share of NSP common stock pursuant to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") to which this registration statement relates. In connection with the consummation of the transactions provided for in the Merger Agreement, WEC will change its name to Primergy Corporation ("Primergy").
(2) Estimated pursuant to Rules 457(f)(l) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on $43.9375 per share, the average of the high and low sale prices for a share of NSP common stock on the New York Stock Exchange Composite Tape on August 3, 1995. The proposed maximum offering price per unit has been determined by dividing the proposed maximum aggregate offering price by the number of shares being registered, rounded to the nearest cent.
(3) Includes the fee of $656,138.50 paid to the Commission on June 7, 1995 upon filing the preliminary proxy materials of WEC and NSP and the additional fee of $1,453 paid on July 14, 1995 upon the filing of amended preliminary proxy materials. Pursuant to Rule 457(b), the $407,978.25 balance of the registration fee is being paid to the Commission upon filing this registration statement.
(4) To the extent that less than the maximum number of shares registered hereby are issued pursuant to the Merger Agreement, it is intended that the balance of the registered shares will be utilized in connection with NSP stock plans assumed pursuant to the Merger Agreement, by filing one or more post-effective amendments hereto on the appropriate registration form with respect to such plans.

                       ----------------------------------
        CALCULATION OF REGISTRATION FEE: NORTHERN POWER WISCONSIN CORP.

                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF             AMOUNT TO       OFFERING PRICE        AGGREGATE          AMOUNT OF
    SECURITIES TO BE REGISTERED      BE REGISTERED (1)    PER UNIT (2)     OFFERING PRICE (2)  REGISTRATION FEE
Cumulative Preferred Stock, par
 value $100 per share..............
$3.60 Series                              275,000             $100            $27,500,000
$4.08 Series                              150,000             $100            $15,000,000
$4.10 Series                              175,000             $100            $17,500,000
$4.11 Series                              200,000             $100            $20,000,000
$4.16 Series                              100,000             $100            $10,000,000          $134,483
$4.56 Series                              150,000             $100            $15,000,000
$6.80 Series                              200,000             $100            $20,000,000
$7.00 Series                              200,000             $100            $20,000,000
Variable Rate, Series A                   300,000             $100            $30,000,000
Variable Rate, Series B                   650,000             $100            $65,000,000
Undesignated Series                      1,500,000            $100            $150,000,000

(1) Assumes that up to 3,900,000 shares of cumulative preferred stock, par value $100 per share, of NSP are converted into shares of Northern Power Wisconsin Corp. ("New NSP") preferred stock at the exchange ratio of one share of New NSP preferred stock for each share of NSP preferred stock pursuant to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") to which this registration statement relates. In connection with the consummation of the transactions provided for in the Merger Agreement, New NSP will change its name to Northern States Power Company.
(2) Estimated pursuant to Rules 457(f) under the Securities Act of 1933 based upon the book value of a share of each series of NSP preferred stock on August 1, 1995 to be converted pursuant to the Merger Agreement. NSP also may issue up to 1,500,000 shares of preferred stock prior to the consummation of the transactions provided for in the Merger Agreement. Accordingly, shares of New NSP preferred stock representing such amounts are being registered.

                       ----------------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          WISCONSIN ENERGY CORPORATION
                         NORTHERN POWER WISCONSIN CORP.
                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(b) OF REGULATION S-K

                                                                             LOCATION OR CAPTION IN
FORM S-4 ITEM NUMBER AND CAPTION                                        JOINT PROXY STATEMENT/PROSPECTUS
-------------------------------------------------------------  --------------------------------------------------
A.  INFORMATION ABOUT THE TRANSACTION.
       1.  Forepart of Registration Statement and Outside
            Front Cover Page of Prospectus...................  Outside Front Cover Page
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus.......................................  Available Information; Incorporation by Reference;
                                                                Table of Contents
       3.  Risk Factors, Ratio of Earnings to Fixed Charges
            and Other Information............................  Summary of Joint Proxy Statement/ Prospectus;
                                                                Selected Historical and Pro Forma Data
       4.  Terms of the Transaction..........................  Summary of Joint Proxy Statement/ Prospectus; The
                                                                Mergers; Regulatory Matters; The Merger
                                                                Agreement; The Stock Option Agreements;
                                                                Description of Primergy Capital Stock; Comparison
                                                                of Shareholder Rights
       5.  Pro Forma Financial Information...................  Unaudited Pro Forma Combined Condensed Financial
                                                                Information; Primergy Following the Mergers
       6.  Material Contacts with the Company Being
            Acquired.........................................  Summary of Joint Proxy Statement/ Prospectus; The
                                                                Mergers; The Merger Agreement; The Stock Option
                                                                Agreements; Selected Information Concerning WEC
                                                                and NSP
       7.  Additional Information Required for Reoffering by
            Persons and Parties Deemed to be Underwriters....                          *
       8.  Interests of Named Experts and Counsel............  Legal Matters
       9.  Disclosure of Commission Position on
            Indemnification for Securities Act Liabilities...                          *

B.  INFORMATION ABOUT THE REGISTRANT.
      10.  Information with Respect to S-3 Registrants.......                          *
      11.  Incorporation of Certain Information by
            Reference........................................  Incorporation by Reference
      12.  Information with Respect to S-2 or S-3
            Registrants......................................                          *
      13.  Incorporation of Certain Information by
            Reference........................................                          *

                                                                             LOCATION OR CAPTION IN
FORM S-4 ITEM NUMBER AND CAPTION                                        JOINT PROXY STATEMENT/PROSPECTUS
-------------------------------------------------------------  --------------------------------------------------
      14.  Information with Respect to Registrants Other Than
            S-3 or S-2 Registrants...........................  Summary of Joint Proxy Statement/ Prospectus; The
                                                                Mergers; Selected Historical and Pro Forma Data;
                                                                Selected Information Concerning WEC and NSP;
                                                                Annex N

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED.
      15.  Information with Respect to S-3 Companies.........  Incorporation by Reference
      16.  Information with Respect to S-2 or S-3
            Companies........................................                          *
      17.  Information with Respect to Companies Other Than
            S-3 or S-2 Companies.............................                          *

D.  VOTING AND MANAGEMENT INFORMATION.
      18.  Information if Proxies, Consents or Authorizations
            are to be Solicited..............................  Incorporation by Reference; Summary of Joint Proxy
                                                                Statement/Prospectus; Meetings, Voting and
                                                                Proxies; The Mergers; Selected Information
                                                                Concerning WEC and NSP; Election of NSP
                                                                Directors; Information Concerning the NSP Board;
                                                                Compensation of Executive Officers; Options and
                                                                Stock Appreciation Rights (SARs); Corporate
                                                                Management Committee Report on Executive
                                                                Compensation;** Total Shareholder Return
                                                                Comparison;** Pension Plan Table; Severance Plans
      19.  Information if Proxies, Consents or Authorizations
            are not to be Solicited or in an Exchange
            Offer............................................                          *

------------------------
 *Not Applicable.

**In accordance with Item 402(a)(8) and (9) of Regulation S-K, the information under these captions is provided for the purposes of NSP's Proxy Statement only and is not intended to be a part of the Joint Registration Statement or the Prospectus.

                                 [LOGO]

                                                                  August 7, 1995

Dear NSP Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Northern States Power Company, a Minnesota corporation ("NSP"), which will be held on Wednesday, September 13, 1995, at the Minneapolis Convention Center, 1301 South Second Avenue, Minneapolis, Minnesota 55463, Exhibit Hall I. The meeting will start at 10:00 a.m., local time.

    At this important meeting, the NSP shareholders will be asked to approve a merger agreement (the "Merger Agreement") relating to a "merger-of-equals" transaction with Wisconsin Energy Corporation, a Wisconsin corporation ("WEC"). As a result of the mergers contemplated by the Merger Agreement (the "Mergers"), Primergy Corporation ("Primergy") will become the holding company for NSP and the operating subsidiaries of WEC. The headquarters of Primergy will be located in Minneapolis. Pursuant to the Merger Agreement, each outstanding share of NSP common stock will be cancelled and ultimately converted into the right to receive 1.626 shares (the "Ratio") of Primergy common stock, and each outstanding share of NSP preferred stock will be cancelled and converted into preferred stock of the successor entity to NSP, incorporated in Wisconsin, with identical terms (including dividend rates) and designations.

    Your Board of Directors believes that this "merger-of-equals" will create a combined enterprise well positioned for an increasingly competitive energy industry environment, benefiting not only shareholders but also customers, employees and the communities served by our respective utility companies. Meaningful strategic advantages that Primergy will possess include substantial cost savings from, among other things, decreased fuel costs and reduced corporate and administrative expense, and implementation of a rate reduction to be followed by a rate freeze through the year 2000 for retail electric customers. Primergy will also enjoy increased financial strength as well as greater opportunities for earnings and dividend growth through the pooling of NSP's and WEC's equity, management, human resources and technical expertise.

    Based on the capitalization of NSP and WEC as of the date of the Merger Agreement, the common shareholders of NSP and WEC would each as a group have held approximately 50% of the shares of Primergy common stock that would have been outstanding if the Mergers had been consummated as of such date. Your Board of Directors has received the opinion of its financial advisor, Goldman, Sachs & Co., that as of the date hereof and based on the factors and assumptions described in such opinion, the Ratio is fair to the holders of NSP common stock.

    Approval of the Merger Agreement by shareholders of NSP and WEC entitled to vote thereon is a condition to the consummation of the transaction. The transaction will be consummated only after certain regulatory approvals are received and other conditions are satisfied or waived. It is presently anticipated that this will occur in the last quarter of 1996.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT, BELIEVES THAT THEY ARE IN THE BEST INTERESTS OF NSP AND ITS SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

    At the Annual Meeting, you will also be asked to consider and vote upon: certain employee plans proposed to be implemented by Primergy; the election of four directors to Class III to serve on the NSP Board of Directors for terms of three years until their successors are elected and qualified; the ratification of the appointment of Price Waterhouse LLP as NSP's independent accountants for 1995; and two shareholder proposals. As described in the accompanying Joint Proxy Statement/Prospectus, at the effective time of the Mergers, the Primergy Board of Directors will consist of 12 members, six of whom will be directors appointed by the NSP Board of Directors and six of whom will be directors appointed by the WEC Board of Directors.

    YOUR BOARD OF DIRECTORS ALSO RECOMMENDS A VOTE FOR THE APPROVAL OF EACH OF THE PRIMERGY EMPLOYEE PLANS, FOR THE PROPOSED SLATE OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS AND AGAINST THE TWO SHAREHOLDER PROPOSALS AT THE ANNUAL MEETING.

    Your vote is important no matter how many shares you hold. Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy and return it promptly. You have the option to revoke it at any time, or to vote your shares personally on request if you attend the meeting. For the Merger Agreement to be approved, it must have the support of the majority of the votes entitled to be cast by the outstanding shares of NSP common stock and NSP preferred stock entitled to vote, voting as a single class.

    IF YOU DO NOT RETURN THE PROXY CARD AND DO NOT VOTE AT THE MEETING, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST THE MERGER AGREEMENT.

    The accompanying Joint Proxy Statement/Prospectus sets forth the voting rights of holders of NSP common and preferred stock with respect to these matters, and describes the matters to be acted upon at the Annual Meeting. Shareholders are urged to review carefully the attached Joint Proxy Statement/Prospectus, which contains a detailed description of the Merger Agreement, the terms and conditions thereof and the transactions contemplated thereby. If the Mergers are consummated, holders of NSP common and preferred stock who wish to assert such rights and have complied with the requirements of the Minnesota Business Corporation Act will have certain dissenters' rights under Minnesota law, as described in more detail in the accompanying Joint Proxy Statement/ Prospectus.

    Promptly after the Mergers, a letter of transmittal will be mailed to each holder of record of shares of NSP common stock. PLEASE DO NOT SEND YOUR NSP COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD OR TO THE EXCHANGE AGENT UNLESS AND UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL, WHICH WILL INCLUDE INSTRUCTIONS AS TO THE PROCEDURE TO BE USED IN SENDING YOUR NSP COMMON STOCK CERTIFICATES. Holders of NSP preferred stock will not have to exchange their stock certificates as a result of the Mergers.

                                          Sincerely,

                                                         [SIG]
                                          James J. Howard
                                          CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                                      (ii)

                         NORTHERN STATES POWER COMPANY
                           (A MINNESOTA CORPORATION)
                               414 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55401
                                 (612) 330-5500

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON WEDNESDAY, SEPTEMBER 13, 1995
                            ------------------------

To the Shareholders of
  Northern States Power Company

    The Annual Meeting of holders of common stock and preferred stock of Northern States Power Company, a Minnesota corporation ("NSP"), will be held on Wednesday, September 13, 1995 at the Minneapolis Convention Center, 1301 South Second Avenue, Minneapolis, Minnesota 55463, Exhibit Hall I, commencing at 10:00 a.m., local time. At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters, which are more fully described in the accompanying Joint Proxy Statement/Prospectus:

        1. A proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of April 28, 1995, as amended and restated as of July 26, 1995 (the "Merger Agreement"), among NSP, Wisconsin Energy Corporation, a Wisconsin corporation ("WEC" and, after the effective time of the mergers contemplated by the Merger Agreement, Primergy Corporation ("Primergy")), Northern Power Wisconsin Corp., a Wisconsin corporation and a wholly-owned subsidiary of NSP ("New NSP"), and WEC Sub Corp., a Wisconsin corporation and a wholly-owned subsidiary of WEC ("WEC Sub"), a copy of which is attached as Annex A to the accompanying Joint Proxy Statement/Prospectus;

        2.  A proposal to approve the  Primergy Stock Incentive Plan, a copy  of
    which   is   attached  as   Annex  K   to   the  accompanying   Joint  Proxy
    Statement/Prospectus;

        3. A proposal to approve the Primergy Management Incentive Compensation Plan, a copy of which is attached as Annex L to the accompanying Joint Proxy Statement/Prospectus;

        4. A proposal to elect four directors to Class III to serve for terms of three years until their successors are elected and qualified;

        5. A proposal to ratify the appointment of Price Waterhouse LLP as independent accountants for NSP for 1995;

        6. A "Shareholder Resolution on Public Image," if properly presented at the Annual Meeting;

        7. A "Shareholder Resolution on Regulatory Reform," if properly presented at the Annual Meeting; and

        8. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    Holders of record of shares of NSP common stock and NSP preferred stock at the close of business on July 27, 1995 will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof.

    Approval of the Merger Agreement, the Primergy Stock Incentive Plan and the Primergy Management Incentive Compensation Plan are conditions to consummation of the transactions contemplated by the Merger Agreement. If approved by shareholders, the Primergy Stock Incentive Plan and the Primergy Management Incentive Compensation Plan will be implemented only if the transactions contemplated by the Merger Agreement are consummated.

    EVEN IF YOU NOW EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED POSTAGE-PAID ENVELOPE. If you do attend the Annual Meeting, you may vote in person, whether or not you have sent in your proxy.

    Under Section 302A.471 of the Minnesota Business Corporation Act, holders of NSP common stock and holders of NSP preferred stock have the right to dissent from the transactions contemplated by the Merger Agreement and, if such transactions are consummated, to obtain payment of the fair value of their shares in lieu of the consideration provided for in the Merger Agreement. Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act are attached in full as Annex M to the accompanying Joint Proxy Statement/Prospectus, which also includes a description of the procedure to be followed under those sections by a shareholder wishing to dissent.

                                          By Order of the Board of Directors

                                                       [SIG]
                                          Gary R. Johnson
                                          VICE PRESIDENT, GENERAL COUNSEL
                                          AND CORPORATE SECRETARY

Minneapolis, Minnesota
August 7, 1995

                  REMEMBER TO SIGN, DATE AND RETURN YOUR PROXY

                                      (ii)

                                 [LOGO]

August 7, 1995

Dear Wisconsin Energy Corporation Stockholder:

A Special Meeting of Stockholders will be held at 9:00 A.M. on WEDNESDAY, SEPTEMBER 13, 1995 in the Exhibition Hall of The Grand Milwaukee Hotel, 4747 South Howell Avenue, Milwaukee, Wisconsin. The purpose of this meeting is to vote on proposals relating to the strategic business combination between your Company and Minneapolis-based Northern States Power Company (NSP).

YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MATTERS TO BE VOTED UPON AND BELIEVES THAT THEY ARE IN THE BEST INTERESTS OF WEC AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE PROPOSALS DESCRIBED IN THE ATTACHED JOINT PROXY STATEMENT.

Your Board believes that this "merger of equals" will create a combined enterprise that will be well-positioned for an increasingly competitive energy environment. The combined enterprise will be called Primergy ("Prime-er-gee") Corporation. Strategic advantages that Primergy will possess include substantial cost savings from decreased fuel cost and reduced corporate/administrative expense, and competitive benefits of a proposed retail electric rate reduction to be followed by a freeze through the year 2000. Primergy will also enjoy increased financial strength as well as greater opportunities for earnings and dividend growth through the pooling of WEC's and NSP's equity, management, human resources and technical expertise.

Upon completion of the merger, each share of WEC common stock you own will represent one share of Primergy common stock. As a WEC stockholder, YOU WILL NOT NEED TO EXCHANGE YOUR WEC STOCK CERTIFICATES. The exchange ratio has been set so that common stockholders of WEC and NSP would each own approximately 50% of the outstanding shares of Primergy common stock based upon the capitalization of WEC and NSP on the date of the merger agreement. This means that NSP common stockholders will receive 1.626 shares of Primergy common stock in exchange for each share of NSP common stock they own. Your Board has received the opinions of its financial advisor, Barr Devlin & Co. Incorporated, to the effect that the exchange ratio of 1.626 is fair, from a financial point of view, to the holders of WEC common stock.

In connection with the merger, you are also being asked to approve certain changes to the Restated Articles of Incorporation and to approve certain stock incentive and management incentive compensation plans. The Articles changes are necessary to effect the change of the name of your Company to Primergy Corporation and to ensure that Primergy will have the flexibility to issue stock when the need arises without the delay of having to obtain shareholder approval to authorize the issuance if not otherwise required. The incentive plans are intended to replace the comparable existing WEC and NSP plans and will provide management with incentives directly linked to the profitability of Primergy's businesses and increases in stockholder value.

Each of the proposals is more fully described in the accompanying Notice and Joint Proxy Statement/Prospectus and its various attachments. I encourage you to study these materials carefully. This is an important transaction that requires many issues to be considered and agreed upon.

This strategic business combination is subject to your approval as well as the approval of NSP stockholders. AS NOTED ABOVE, YOUR BOARD RECOMMENDS A VOTE "FOR" EACH PROPOSAL PRESENTED. The combination is also subject to certain required regulatory approvals and other conditions. If all required approvals are received, it is presently anticipated that the transaction will be effective in the last quarter of 1996.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU HOLD. TO ENSURE YOUR SHARES WILL BE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, I URGE YOU TO PROMPTLY COMPLETE AND MAIL YOUR PROXY IN THE ENCLOSED ENVELOPE. You may cancel your proxy before the meeting and vote in person if you wish.

If you have any questions about the meeting, please call our toll-free Stockholder Hotline at 1-800-558-9663.

Sincerely,

       [SIG]
Richard A. Abdoo
CHAIRMAN OF THE BOARD, PRESIDENT
AND CHIEF EXECUTIVE OFFICER

                                      (ii)

                          WISCONSIN ENERGY CORPORATION
                            231 WEST MICHIGAN STREET
                                 P.O. BOX 2949
                           MILWAUKEE, WISCONSIN 53201
                                 (414) 221-2345

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON WEDNESDAY, SEPTEMBER 13, 1995
                            ------------------------

To the Shareholders of
  Wisconsin Energy Corporation:

    A special meeting of the shareholders of Wisconsin Energy Corporation, a Wisconsin corporation ("WEC"), will be held on Wednesday, September 13, 1995, in the Exhibition Hall of The Grand Milwaukee Hotel, 4747 South Howell Avenue, Milwaukee, Wisconsin, commencing at 9:00 a.m., local time (the "Special Meeting"). At the Special Meeting, shareholders will be asked to consider and vote upon the following matters, which are more fully described in the accompanying Joint Proxy Statement/Prospectus:

        1. A proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of April 28, 1995, as amended and restated as of July 26, 1995 (the "Merger Agreement"), by and among WEC, Northern States Power Company, a Minnesota corporation ("NSP"), WEC Sub Corp., a Wisconsin corporation and wholly-owned subsidiary of WEC, and Northern Power Wisconsin Corp., a Wisconsin corporation and wholly-owned subsidiary of NSP, a copy of which is attached as Annex A to the accompanying Joint Proxy Statement/Prospectus, and the transactions contemplated thereby including, among other things, the issuance of shares of common stock of WEC (to be renamed Primergy Corporation ("Primergy")) pursuant to the terms of the Merger Agreement;

        2. A proposal to approve the amendment to and restatement of WEC's Restated Articles of Incorporation so as to change the name of WEC to Primergy Corporation (the "Name Change Amendment"), as provided for in the Restated Articles of Incorporation of Primergy attached as Annex H to the accompanying Joint Proxy Statement/Prospectus;

        3.  A  proposal to  approve the amendment  to and  restatement of  WEC's
    Restated Articles of Incorporation so as to increase the amount of authorized common stock of WEC from 325,000,000 shares to 750,000,000 shares, thereby increasing WEC's authorized capitalization from 340,000,000 shares to 765,000,000 shares (which includes the 15,000,000 shares of preferred stock presently authorized) (the "Common Stock Amendment" and, together with the Name Change Amendment, the "WEC Articles Amendments"), as provided for in the Restated Articles of Incorporation of Primergy attached as Annex H to the accompanying Joint Proxy Statement/Prospectus;

        4.  A proposal to approve the  Primergy Stock Incentive Plan, a copy  of
    which   is   attached  as   Annex  K   to   the  accompanying   Joint  Proxy
    Statement/Prospectus;

        5. A proposal to approve the Primergy Management Incentive Compensation Plan, a copy of which is attached as Annex L to the accompanying Joint Proxy Statement/Prospectus; and

        6. Such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

    Shareholders of record at the close of business on July 27, 1995 will be entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof. Approval of the Merger Agreement, the Primergy Stock Incentive Plan and the Primergy Management Incentive Compensation Plan (collectively, the "Primergy Plans") requires the affirmative vote of the holders of a majority of the shares of WEC common stock represented at the Special Meeting and entitled to vote thereon. Approval of the Name Change Amendment and the Common Stock Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of WEC common stock entitled to vote thereon. WEC shareholders are not entitled to dissenters' rights.

    Approval of proposals 1 through 5 are conditions to the consummation of the transactions contemplated by the Merger Agreement. If approved by shareholders, each of the WEC Articles Amendments will become effective, and each of the Primergy Plans will be implemented, only if the transactions contemplated by the Merger Agreement are consummated.

    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE NAME CHANGE AMENDMENT, THE COMMON STOCK AMENDMENT, THE PRIMERGY STOCK INCENTIVE PLAN AND THE PRIMERGY MANAGEMENT INCENTIVE COMPENSATION PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT, FOR APPROVAL OF EACH OF THE WEC ARTICLES AMENDMENTS AND FOR APPROVAL OF EACH OF THE PRIMERGY PLANS.

                                          By Order of the Board of Directors

                                                       [SIG]
                                          John H. Goetsch
                                          VICE PRESIDENT AND SECRETARY

Milwaukee, Wisconsin
August 7, 1995

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY USING THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

                                      (ii)

                             JOINT PROXY STATEMENT
                                       OF
                         NORTHERN STATES POWER COMPANY
                                      AND
                          WISCONSIN ENERGY CORPORATION
                             ---------------------

                                 PROSPECTUS OF

    WISCONSIN ENERGY CORPORATION                    AND             NORTHERN POWER WISCONSIN CORP.
              TO BE RENAMED                                                  TO BE RENAMED
  PRIMERGY CORPORATION                                               NORTHERN STATES POWER COMPANY

                            ------------------------

    This Joint Proxy Statement/Prospectus relates to (i) the proposed mergers and certain related transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of April 28, 1995, as amended and restated as of July 26, 1995 (the "Merger Agreement"), by and among Northern States Power Company, a Minnesota corporation ("NSP"), Wisconsin Energy Corporation, a Wisconsin corporation ("WEC"), Northern Power Wisconsin Corp., a Wisconsin corporation and a wholly-owned subsidiary of NSP ("New NSP"), and WEC Sub Corp., a Wisconsin corporation and a wholly-owned subsidiary of WEC ("WEC Sub") and (ii) in the case of NSP, the election of directors and certain other matters. Upon consummation of the mergers provided for in the Merger Agreement, WEC (which will be renamed Primergy Corporation ("Primergy") at or prior to such time) will be the holding company of both NSP (which, for regulatory reasons, will reincorporate in Wisconsin) and the operating subsidiaries of WEC, including Wisconsin Electric Power Company, a Wisconsin corporation ("WEPCO"). Primergy will be registered under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). See "Regulatory Matters." As used in this Joint Proxy Statement/Prospectus, "Primergy" shall refer to WEC from and after the effective time of the mergers provided for in the Merger Agreement.

    The Merger Agreement provides for: (i) the merger of NSP with and into New NSP (the "Reincorporation Merger") pursuant to which (a) each issued and outstanding share of common stock, par value $2.50 per share, of NSP ("NSP Common Stock") (except shares held by NSP shareholders who perfect dissenters' rights with respect thereto ("NSP Dissenting Shares")) will be cancelled and converted into one share of common stock, par value $2.50 per share, of New NSP ("New NSP Common Stock") and (b) each issued and outstanding share of cumulative preferred stock, par value $100 per share, of NSP ("NSP Preferred Stock") (except NSP Dissenting Shares) will be cancelled and converted into one share of cumulative preferred stock, par value $100 per share, of New NSP ("New NSP Preferred Stock") with terms (including dividend rates) and designations under New NSP's Articles of Incorporation (the "New NSP Articles") identical to those of the cancelled share of NSP Preferred Stock under NSP's existing Restated Articles of Incorporation (the "NSP Articles"); and (ii) the merger of WEC Sub with and into New NSP (the "NSP Merger"; together with the Reincorporation Merger, the "Mergers") pursuant to which (a) each issued and outstanding share of New NSP Common Stock will be cancelled and converted into 1.626 (the "Ratio") shares of common stock, par value $.01 per share, of Primergy ("Primergy Common Stock") and (b) each issued and outstanding share of New NSP Preferred Stock will remain outstanding and shall be unchanged thereby (except for any shares of New NSP Common Stock and New NSP Preferred Stock owned directly or indirectly by New NSP or WEC, which will be cancelled and will not be converted or remain outstanding). Each issued and outstanding share of common stock, par value $.01 per share, of WEC ("WEC Common Stock") will remain outstanding, unchanged, as one share of Primergy Common Stock. Based upon the capitalization of WEC and NSP on April 28, 1995 and the Ratio, holders of WEC Common Stock and NSP Common Stock would each have held approximately 50% of the aggregate number of shares of Primergy Common Stock that would have been outstanding if the Mergers had been consummated as of such date.
                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.
             ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    The date of this Joint Proxy Statement/Prospectus is August 7, 1995. This Joint ProxyStatement/Prospectus is first being mailed to the shareholders of NSP and WEC on or about August 10, 1995.

    This Joint Proxy Statement/Prospectus constitutes a prospectus of WEC (to be renamed Primergy) filed as part of the Joint Registration Statement (as defined herein) with respect to up to 114,357,613 shares of Primergy Common Stock to be issued pursuant to or as contemplated by the Merger Agreement. This Joint Proxy Statement/Prospectus also constitutes a prospectus of New NSP (to be renamed Northern States Power Company) filed as part of the Joint Registration Statement with respect to up to 3,900,000 shares of New NSP Preferred Stock to be issued pursuant to or as contemplated by the Merger Agreement.

    This Joint Proxy Statement/Prospectus is being furnished to the common and preferred shareholders of NSP in connection with the solicitation of proxies by the Board of Directors of NSP (the "NSP Board") for use at the annual meeting of NSP common and preferred shareholders (the "NSP Meeting") to be held at 10:00 a.m., local time, on Wednesday, September 13, 1995 at the Minneapolis Convention Center, 1301 South Second Avenue, Minneapolis, Minnesota 55463, Exhibit Hall I, and at any adjournment or postponement thereof. At the NSP Meeting, in addition to voting upon proposals to approve and adopt the Merger Agreement and proposals to approve certain employee plans of Primergy, holders of NSP Common Stock and NSP Preferred Stock will also consider and vote upon proposals with respect to the election of directors, the ratification of the appointment of NSP's independent accountants and certain shareholder proposals. Information with respect to these proposals is being furnished at the back of this Joint Proxy Statement/Prospectus to the shareholders of NSP only.

    This Joint Proxy Statement/Prospectus is also being furnished to the common shareholders of WEC in connection with the solicitation of proxies by the Board of Directors of WEC (the "WEC Board") for use at the special meeting of WEC common shareholders (the "WEC Meeting") to be held at 9:00 a.m., local time, on Wednesday, September 13, 1995 in the Exhibition Hall of The Grand Milwaukee Hotel, 4747 South Howell Avenue, Milwaukee, Wisconsin, and at any adjournment or postponement thereof. At the WEC Meeting, holders of WEC Common Stock will consider and vote upon proposals to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the issuance of shares of Primergy Common Stock pursuant to the terms of the Merger Agreement, to approve certain employee plans of Primergy and to approve certain amendments to and the restatement of the Restated Articles of Incorporation of WEC (the "WEC Articles").

    All information herein with respect to WEC has been furnished by WEC and all information herein with respect to NSP and New NSP has been furnished by NSP.

    No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities pursuant to this Joint Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of NSP or WEC or in the information set forth herein since the date of this Joint Proxy Statement/Prospectus.

    This Joint Proxy Statement/Prospectus does not cover any resale of the securities to be received by shareholders of NSP upon consummation of the Mergers, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

                             AVAILABLE INFORMATION

    Each of WEC and NSP is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, any such material and other information concerning NSP and WEC can be inspected at the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, 7th Floor, New York, New York 10005, on which exchange the NSP Common Stock, the WEC Common Stock and certain series of NSP Preferred Stock are listed, and such material and other information concerning NSP can also be inspected at the Chicago Stock Exchange, Inc. (the "CSE"), 440 South LaSalle Street, Chicago, Illinois 60605 or the Pacific Stock Exchange, Inc. (the "PSE"), 301 Pine Street, San Francisco, California 94104, on which exchanges the NSP Common Stock is listed.

    WEC and New NSP have filed a joint registration statement on Form S-4 (together with all amendments, schedules and exhibits thereto, the "Joint Registration Statement") with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Primergy Common Stock to be issued in connection with the NSP Merger and the shares of New NSP Preferred Stock to be issued in connection with the Reincorporation Merger, respectively. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Joint Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Joint Registration Statement is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Joint Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                           INCORPORATION BY REFERENCE

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM, IN THE CASE OF DOCUMENTS RELATING TO WEC, MR. J. H. GOETSCH, VICE PRESIDENT AND SECRETARY, WISCONSIN ENERGY CORPORATION, 231 WEST MICHIGAN STREET, P.O. BOX 2949, MILWAUKEE, WISCONSIN 53201, (800) 881-5882, AND, IN THE CASE OF DOCUMENTS RELATING TO NSP, MS. JACKIE CURRIER, VICE PRESIDENT AND TREASURER, NORTHERN STATES POWER COMPANY, 414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401, (612) 330-6020. TO ENSURE TIMELY DELIVERY OF WEC DOCUMENTS, ANY REQUEST TO WEC SHOULD BE MADE BY SEPTEMBER 6, 1995. TO ENSURE TIMELY DELIVERY OF NSP DOCUMENTS, ANY REQUEST TO NSP SHOULD BE MADE BY SEPTEMBER 6, 1995.

    WEC and NSP hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this Joint Proxy Statement/Prospectus has been delivered, upon the written or oral request of such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the documents referred to below which have been or may be incorporated in this Joint Proxy Statement/Prospectus by reference. Requests for such documents should be directed to the persons indicated above.

    The following documents, previously filed with the SEC by WEC (File No. 1-9057) or NSP (File No. 1-3034) pursuant to the Exchange Act, are hereby incorporated by reference:

        1. WEC's Annual Report on Form 10-K for the year ended December 31, 1994 and Amendment No. 1 thereto (on Form 10-K/A) dated June 23, 1995.

        2. WEC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

        3.  WEC's Current Report on Form 8-K dated April 28, 1995.

        4.  NSP's Annual  Report on Form  10-K for the  year ended December  31,
    1994.

        5. NSP's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 (and Amendments thereto (on Form 10-Q/A) dated August 4, 1995 and August 7, 1995).

        6. NSP's Current Reports on Form 8-K dated January 30, 1995, February 28, 1995, April 28, 1995 and June 27, 1995.

    In lieu of incorporating by reference the description of WEC Common Stock contained in WEC's Current Report on Form 8-K dated October 31, 1991, which updates the description of WEC Common Stock incorporated by reference in WEC's Registration Statement on Form 8-B dated January 7, 1987, such description is included in this Joint Proxy Statement/Prospectus. See "Description of Primergy Capital Stock."

    The information relating to WEC and NSP contained in this Joint Proxy Statement/Prospectus does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference herein.

    All documents filed by WEC and NSP pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the WEC Meeting on Wednesday, September 13, 1995, and any adjournment or postponement thereof, or the NSP Meeting on Wednesday, September 13, 1995, and any adjournment or postponement thereof, respectively, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/ Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        -----
AVAILABLE INFORMATION.................................................      2
INCORPORATION BY REFERENCE............................................      3
TABLE OF CONTENTS.....................................................      4
INDEX OF DEFINED TERMS................................................      7
SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS...........................     10
SELECTED HISTORICAL AND PRO FORMA DATA................................     23
    Selected Historical Financial and Market Data.....................     23
    Selected Unaudited Pro Forma Financial Data.......................     26
    Comparative Market Prices and Dividends...........................     27
MEETINGS, VOTING AND PROXIES..........................................     28
    NSP Meeting.......................................................     28
    WEC Meeting.......................................................     30
THE MERGERS...........................................................     33
    Background of the Mergers.........................................     33
    Reasons for the Mergers; Recommendations of the Boards of
     Directors........................................................     38
    Opinions of Financial Advisors....................................     41
    Interests of Certain Persons in the Mergers.......................     51
    Certain Arrangements Regarding the Directors and Management of
     Primergy Following the Mergers...................................     51
    Employment Agreements.............................................     52
    Employee Plans and Severance Arrangements.........................     53
    Primergy Plans....................................................     53
    Dividend Reinvestment Plan........................................     55
    Certain Federal Income Tax Consequences...........................     55
    Accounting Treatment..............................................     56
    Stock Exchange Listing of Primergy Common Stock...................     56
    Federal Securities Law Consequences...............................     57
    Minnesota Dissenters' Rights......................................     57
    No Wisconsin Dissenters' Rights...................................     59
REGULATORY MATTERS....................................................     60
THE MERGER AGREEMENT..................................................     65
    The Mergers.......................................................     65
    Direct Subsidiaries and Unrestricted Subsidiaries.................     67
    Representations and Warranties....................................     67
    Certain Covenants.................................................     67
    No Solicitation of Transactions...................................     69
    Primergy Board of Directors.......................................     69
    Indemnification...................................................     70
    Conditions to Each Party's Obligation to Effect the Mergers.......     70
    Benefit Plans.....................................................     71
    Termination.......................................................     72
    Termination Fees..................................................     73
    Expenses..........................................................     74
    Amendment and Waiver..............................................     74
    Standstill Provisions.............................................     75
THE STOCK OPTION AGREEMENTS...........................................     76
    General...........................................................     76
    Certain Repurchases...............................................     76

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

                                                                                                               PAGE
                                                                                                             ---------

    Voting.................................................................................................         77
    Restrictions on Transfer...............................................................................         77
AMENDMENTS TO AND RESTATEMENT OF WEC RESTATED ARTICLES OF INCORPORATION....................................         78
    Name Change Amendment..................................................................................         78
    Common Stock Amendment.................................................................................         78
DESCRIPTION OF PRIMERGY CAPITAL STOCK......................................................................         79
    General................................................................................................         79
    Primergy Preferred Stock...............................................................................         80
    Primergy Common Stock..................................................................................         80
    Certain Anti-Takeover Provisions.......................................................................         81
DESCRIPTION OF NEW NSP PREFERRED STOCK.....................................................................         82
    General................................................................................................         82
    Dividend Rights........................................................................................         83
    Limitations on Payment of Dividends on and Acquisitions of NSP Common Stock............................         83
    Voting Rights..........................................................................................         84
    Redemption Provisions..................................................................................         84
    Change of Control......................................................................................         84
    Liquidation Rights.....................................................................................         85
    Preemptive and Subscription Rights.....................................................................         85
COMPARISON OF SHAREHOLDER RIGHTS...........................................................................         85
    Comparison of Primergy Articles and Bylaws to NSP Articles and Bylaws..................................         85
    Comparison of Minnesota and Wisconsin Law..............................................................         89
APPROVAL OF PRIMERGY PLANS.................................................................................         94
    Primergy Stock Incentive Plan..........................................................................         94
    Primergy Management Incentive Compensation Plan........................................................         99
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION...............................................        102
SELECTED INFORMATION CONCERNING WEC AND NSP................................................................        112
    Business of WEC........................................................................................        112
    WEC Executive Compensation.............................................................................        112
    Business of NSP........................................................................................        117
    Certain Business Relationships Between WEC and NSP.....................................................        118
PRIMERGY FOLLOWING THE MERGERS.............................................................................        118
    Management of Primergy.................................................................................        119
    Operations.............................................................................................        119
    Dividends..............................................................................................        120
EXPERTS....................................................................................................        120
LEGAL MATTERS..............................................................................................        120
SHAREHOLDER PROPOSALS......................................................................................        120
ELECTION OF NSP DIRECTORS..................................................................................        122
    General Information....................................................................................        122

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

                                                                                                               PAGE
                                                                                                             ---------
INFORMATION CONCERNING THE NSP BOARD.......................................................................        125
    Committees of the Board................................................................................        125
    Director Meetings......................................................................................        125
    Director Compensation..................................................................................        125
    Share Ownership of Directors, Nominees and Named Executive Officers....................................        126
COMPENSATION OF EXECUTIVE OFFICERS.........................................................................        127
OPTIONS AND STOCK APPRECIATION RIGHTS (SARs)...............................................................        129
CORPORATE MANAGEMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION............................................        131
    Corporate Management Committee.........................................................................        131
    Compensation Strategy..................................................................................        131
    Base Pay...............................................................................................        131
    Annual Incentive.......................................................................................        131
    Long-term Incentive....................................................................................        132
    Other Benefits.........................................................................................        133
    Conclusion.............................................................................................        133
TOTAL SHAREHOLDER RETURN COMPARISON........................................................................        134
PENSION PLAN TABLE.........................................................................................        135
SEVERANCE PLANS............................................................................................        135
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS.....................................................        136
SHAREHOLDER PROPOSALS......................................................................................        136

    Annex A  Amended and Restated Agreement and Plan of Merger.............................................        A-1
    Annex B  NSP Stock Option Agreement....................................................................        B-1
    Annex C  WEC Stock Option Agreement....................................................................        C-1
    Annex D  Form of Employment Agreement of James J. Howard...............................................        D-1
    Annex E  Form of Employment Agreement of Richard A. Abdoo..............................................        E-1
    Annex F  Opinion of Goldman, Sachs & Co................................................................        F-1
    Annex G  Opinion of Barr Devlin & Co. Incorporated.....................................................        G-1
    Annex H  Form of Restated Articles of Incorporation of Primergy Corporation............................        H-1
    Annex I  Form of Bylaws of Primergy Corporation........................................................        I-1
    Annex J  Form of Amended and Restated Articles of Incorporation of Northern Power Wisconsin Corp. (New
             NSP)..........................................................................................        J-1
    Annex K  Primergy Stock Incentive Plan.................................................................        K-1
    Annex L  Primergy Management Incentive Compensation Plan...............................................        L-1
    Annex M  Sections 302A.471 and 302A.473 of the Minnesota Business
              Corporation Act..............................................................................        M-1
    Annex N  Audited Financial Statements of Northern Power Wisconsin Corp.
              (New NSP)....................................................................................        N-1
    Annex O  Bylaws of Northern Power Wisconsin Corp. (New NSP)............................................        O-1

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]
                             INDEX OF DEFINED TERMS

                                                                                                               PAGE
                                                                                                             ---------
1935 Act...................................................................................................          1
1992 Act...................................................................................................         33
$3.60 Series Preferred Stock...............................................................................         28
aggregate market value.....................................................................................         48
Antitrust Division.........................................................................................         63
Atomic Energy Act..........................................................................................         20
Barr Devlin................................................................................................         16
Business Combination.......................................................................................         73
Business Combination Proposal..............................................................................         69
Closing....................................................................................................         65
Closing Date...............................................................................................         65
Code.......................................................................................................         19
Common Stock Amendment.....................................................................................         11
Comparable Companies.......................................................................................         48
Comparable Transactions....................................................................................         49
Confidentiality Agreement..................................................................................         73
CSE........................................................................................................          2
DCF........................................................................................................         49
Deloitte & Touche..........................................................................................         33
DESARs.....................................................................................................        128
Direct Subsidiaries........................................................................................         67
Division...................................................................................................         62
EBIT.......................................................................................................         47
EBITDA.....................................................................................................         48
EEI 100....................................................................................................        132
Effective Time.............................................................................................         13
Employment Agreements......................................................................................         16
EPS........................................................................................................         43
ERISA......................................................................................................         67
EWGs.......................................................................................................         33
Exchange Act...............................................................................................          2
Exchange Agent.............................................................................................         66
Executive..................................................................................................         52
FERC.......................................................................................................         20
FTC........................................................................................................         63
Goldman Sachs..............................................................................................         16
Goldman Sachs Engagement Letter............................................................................         44
holding company............................................................................................         60
HSR Act....................................................................................................         20
implied total consideration................................................................................         49
Incentive Period...........................................................................................        100
Indemnified Parties........................................................................................         70
Indenture Effective Date...................................................................................         83
Initial Period.............................................................................................         52
IRS........................................................................................................         18
ISO Holding Period.........................................................................................         98
ISOs.......................................................................................................         54
Issuer.....................................................................................................         76
Joint Registration Statement...............................................................................          3
LTIP.......................................................................................................        126
LTM Period.................................................................................................         47
Market/Offer Price.........................................................................................         77
MBCA.......................................................................................................         12
MDH........................................................................................................        137
Merger Agreement...........................................................................................          1
Mergers....................................................................................................          1

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

                                                                                                               PAGE
                                                                                                             ---------
MESP..................................................................................         31
MESP Fund.............................................................................         32
MIC Plan..............................................................................         99
Michigan Commission...................................................................         60
Minnesota Commission..................................................................         60
Name Change Amendment.................................................................         11
New NSP...............................................................................          1
New NSP Articles......................................................................          1
New NSP Common Stock..................................................................          1
New NSP Preferred Stock...............................................................          1
North Dakota Commission...............................................................         60
Notice Date...........................................................................         77
NRC...................................................................................         20
NRG...................................................................................         10
NSP...................................................................................          1
NSP Articles..........................................................................          1
NSP Board.............................................................................          2
NSP Bylaws............................................................................         12
NSP Certificates......................................................................         13
NSP Common Stock......................................................................          1
NSP Dissenting Shares.................................................................          1
NSP DRIP..............................................................................         29
NSP ESOP..............................................................................         29
NSP Meeting...........................................................................          2
NSP Merger............................................................................          1
NSP Option............................................................................         14
NSP Preferred Stock...................................................................          1
NSP Record Date.......................................................................         11
NSP Stock Award.......................................................................         72
NSP Stock Option......................................................................         72
NSP Stock Option Agreement............................................................         14
NSP Subsidiaries......................................................................         67
NSP/WEC Application...................................................................         63
NSP-Wisconsin.........................................................................         10
NYSE..................................................................................          2
Offer Price...........................................................................         77
Option Holder.........................................................................         76
option price..........................................................................         96
Option Shares.........................................................................         76
Options...............................................................................         14
OSIP..................................................................................        114
Participants..........................................................................         16
Payor.................................................................................         74
P/E...................................................................................         43
Peer Group............................................................................        129
Performance Goals.....................................................................         96
Plan..................................................................................        131
Primergy..............................................................................          1
Primergy Articles.....................................................................         22
Primergy Board........................................................................         16
Primergy Bylaws.......................................................................         79
Primergy Common Stock.................................................................          1
Primergy Compensation Committee.......................................................         54
Primergy Plans........................................................................         11
Primergy Preferred Stock..............................................................         79
Projection Period.....................................................................         47
PSE...................................................................................          2
Ratio.................................................................................          1

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

                                                                                          PAGE
                                                                                        ---------
Reincorporation Effective Time.............................................................................         13
Reincorporation Merger.....................................................................................          1
Representatives............................................................................................         69
Repurchase Period..........................................................................................         76
RESP.......................................................................................................         31
RESP Fund..................................................................................................         31
Restated Indenture.........................................................................................         83
Restricted Shares..........................................................................................         77
Rule 16b-3.................................................................................................         95
ROE........................................................................................................        132
SARs.......................................................................................................         54
SEC........................................................................................................          2
Secondary Period...........................................................................................         52
Section 83(b) election.....................................................................................         98
Securities Act.............................................................................................          3
Selected Companies.........................................................................................         42
SERP.......................................................................................................        116
Severance Policies.........................................................................................         16
share acquisition date.....................................................................................         93
Shareholder Proposals......................................................................................         11
significant shareholder....................................................................................         94
South Dakota Commission....................................................................................         60
spread.....................................................................................................         98
Stock Option Agreements....................................................................................         14
Stock Plus.................................................................................................         31
synergies working group....................................................................................         35
Transaction Fee............................................................................................         44
Trigger Event..............................................................................................         74
Unrestricted Subsidiaries..................................................................................         67
WBCL.......................................................................................................         12
WEC........................................................................................................          1
WEC Articles...............................................................................................          2
WEC Articles Amendments....................................................................................         11
WEC Board..................................................................................................          2
WEC Bylaws.................................................................................................         12
WEC Common Stock...........................................................................................          1
WEC Compensation Committee.................................................................................        114
WEC Meeting................................................................................................          2
WEC Option.................................................................................................         14
WEC Preferred Stock........................................................................................         11
WEC Record Date............................................................................................         12
WEC Stock Option Agreement.................................................................................         14
WEC Sub....................................................................................................          1
WEC Sub Common Stock.......................................................................................         15
WEC Subsidiaries...........................................................................................         67
WEPCO......................................................................................................          1
WEPCO Common Stock.........................................................................................         80
WEPCO Preferred Stock......................................................................................         21
Wisconsin Commission.......................................................................................         20
Wisconsin Holding Company Act..............................................................................         20
Wisconsin Natural..........................................................................................         10
Wisconsin Natural Common Stock.............................................................................         80
WPSC.......................................................................................................        118

                   [ALTERNATE PAGE FOR WEC SHAREHOLDERS ONLY]

                                                                                                               PAGE
                                                                                                             ---------
    Voting.................................................................................................         77
    Restrictions on Transfer...............................................................................         77
AMENDMENTS TO AND RESTATEMENT OF WEC RESTATED ARTICLES OF INCORPORATION....................................         78
    Name Change Amendment..................................................................................         78
    Common Stock Amendment.................................................................................         78
DESCRIPTION OF PRIMERGY CAPITAL STOCK......................................................................         79
    General................................................................................................         79
    Primergy Preferred Stock...............................................................................         80
    Primergy Common Stock..................................................................................         80
    Certain Anti-Takeover Provisions.......................................................................         81
DESCRIPTION OF NEW NSP PREFERRED STOCK.....................................................................         82
    General................................................................................................         82
    Dividend Rights........................................................................................         83
    Limitations on Payment of Dividends on and Acquisitions of NSP Common Stock............................         83
    Voting Rights..........................................................................................         84
    Redemption Provisions..................................................................................         84
    Change of Control......................................................................................         84
    Liquidation Rights.....................................................................................         85
    Preemptive and Subscription Rights.....................................................................         85
COMPARISON OF SHAREHOLDER RIGHTS...........................................................................         85
    Comparison of Primergy Articles and Bylaws to NSP Articles and Bylaws..................................         85
    Comparison of Minnesota and Wisconsin Law..............................................................         89
APPROVAL OF PRIMERGY PLANS.................................................................................         94
    Primergy Stock Incentive Plan..........................................................................         94
    Primergy Management Incentive Compensation Plan........................................................         99
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION...............................................        102
SELECTED INFORMATION CONCERNING WEC AND NSP................................................................        112
    Business of WEC........................................................................................        112
    WEC Executive Compensation.............................................................................        112
    Business of NSP........................................................................................        117
    Certain Business Relationships Between WEC and NSP.....................................................        118
PRIMERGY FOLLOWING THE MERGERS.............................................................................        118
    Management of Primergy.................................................................................        119
    Operations.............................................................................................        119
    Dividends..............................................................................................        120
EXPERTS....................................................................................................        120
LEGAL MATTERS..............................................................................................        120
SHAREHOLDER PROPOSALS......................................................................................        120

                   [ALTERNATE PAGE FOR WEC SHAREHOLDERS ONLY]

    Annex A  Amended and Restated Agreement and Plan of Merger........    A-1
    Annex B  NSP Stock Option Agreement...............................    B-1
    Annex C  WEC Stock Option Agreement...............................    C-1
    Annex D  Form of Employment Agreement of James J. Howard..........    D-1
    Annex E  Form of Employment Agreement of Richard A. Abdoo.........    E-1
    Annex F  Opinion of Goldman, Sachs & Co...........................    F-1
    Annex G  Opinion of Barr Devlin & Co. Incorporated................    G-1
    Annex H  Form of Restated Articles of Incorporation of Primergy
     Corporation......................................................    H-1
    Annex I   Form of Bylaws of Primergy Corporation..................    I-1
    Annex J  Form of Amended and Restated Articles of Incorporation of
             Northern Power Wisconsin Corp. (New NSP).................    J-1
    Annex K  Primergy Stock Incentive Plan............................    K-1
    Annex L  Primergy Management Incentive Compensation Plan..........    L-1
    Annex M  Sections 302A.471 and 302A.473 of the Minnesota Business
             Corporation Act..........................................    M-1
    Annex N  Audited Finanical Statements of Northern Power Wisconsin
    Corp.
              (New NSP)...............................................    N-1
    Annex O  Bylaws of Northern Power Wisconsin Corp. (New NSP).......    O-1

                   [ALTERNATE PAGE FOR WEC SHAREHOLDERS ONLY]

                             INDEX OF DEFINED TERMS

                                                                                                               PAGE
                                                                                                             ---------
1935 Act...................................................................................................          1
1992 Act...................................................................................................         33
$3.60 Series Preferred Stock...............................................................................         28
aggregate market value.....................................................................................         48
Antitrust Division.........................................................................................         63
Atomic Energy Act..........................................................................................         19
Barr Devlin................................................................................................         16
Business Combination.......................................................................................         73
Business Combination Proposal..............................................................................         69
Closing....................................................................................................         65
Closing Date...............................................................................................         65
Code.......................................................................................................         19
Common Stock Amendment.....................................................................................         11
Comparable Companies.......................................................................................         48
Comparable Transactions....................................................................................         49
Confidentiality Agreement..................................................................................         73
CSE........................................................................................................          2
DCF........................................................................................................         49
Deloitte & Touche..........................................................................................         33
Direct Subsidiaries........................................................................................         67
Division...................................................................................................         62
EBIT.......................................................................................................         47
EBITDA.....................................................................................................         48
Effective Time.............................................................................................         13
Employment Agreements......................................................................................         16
EPS........................................................................................................         43
ERISA......................................................................................................         67
EWGs.......................................................................................................         33
Exchange Act...............................................................................................          2
Exchange Agent.............................................................................................         66
Executive..................................................................................................         52
FERC.......................................................................................................         20
FTC........................................................................................................         63
Goldman Sachs..............................................................................................         16
Goldman Sachs Engagement Letter............................................................................         44
holding company............................................................................................         60
HSR Act....................................................................................................         20
implied total consideration................................................................................         49
Incentive Period...........................................................................................        100
Indemnified Parties........................................................................................         70
Indenture Effective Date...................................................................................         83
Initial Period.............................................................................................         52
IRS........................................................................................................         18
ISO Holding Period.........................................................................................         98
ISOs.......................................................................................................         54
Issuer.....................................................................................................         76
Joint Registration Statement...............................................................................          3
LTM Period.................................................................................................         47
Market/Offer Price.........................................................................................         77
MBCA.......................................................................................................         12
Merger Agreement...........................................................................................          1
Mergers....................................................................................................          1

                   [ALTERNATE PAGE FOR WEC SHAREHOLDERS ONLY]

                                                                                                               PAGE
                                                                                                             ---------
MESP.......................................................................................................         31
MESP Fund..................................................................................................         32
MIC Plan...................................................................................................         99
Michigan Commission........................................................................................         60
Minnesota Commission.......................................................................................         60
Name Change Amendment......................................................................................         11
New NSP....................................................................................................          1
New NSP Articles...........................................................................................          1
New NSP Common Stock.......................................................................................          1
New NSP Preferred Stock....................................................................................          1
North Dakota Commission....................................................................................         60
Notice Date................................................................................................         77
NRC........................................................................................................         20
NRG........................................................................................................         10
NSP........................................................................................................          1
NSP Articles...............................................................................................          1
NSP Board..................................................................................................          2
NSP Bylaws.................................................................................................         12
NSP Certificates...........................................................................................         13
NSP Common Stock...........................................................................................          1
NSP Dissenting Shares......................................................................................          1
NSP DRIP...................................................................................................         29
NSP ESOP...................................................................................................         29
NSP Meeting................................................................................................          2
NSP Merger.................................................................................................          1
NSP Option.................................................................................................         14
NSP Preferred Stock........................................................................................          1
NSP Record Date............................................................................................         11
NSP Stock Award............................................................................................         72
NSP Stock Option...........................................................................................         72
NSP Stock Option Agreement.................................................................................         14
NSP Subsidiaries...........................................................................................         67
NSP/WEC Application........................................................................................         63
NSP-Wisconsin..............................................................................................         10
NYSE.......................................................................................................          2
Offer Price................................................................................................         77
Option Holder..............................................................................................         76
option price...............................................................................................         96
Option Shares..............................................................................................         76
Options....................................................................................................         14
OSIP.......................................................................................................        114
Participants...............................................................................................         16
Payor......................................................................................................         74
P/E........................................................................................................         43
Performance Goals..........................................................................................         96
Primergy...................................................................................................          1
Primergy Articles..........................................................................................         22
Primergy Board.............................................................................................         16
Primergy Bylaws............................................................................................         79
Primergy Common Stock......................................................................................          1
Primergy Compensation Committee............................................................................         54
Primergy Plans.............................................................................................         11
Primergy Preferred Stock...................................................................................         79
Projection Period..........................................................................................         47

                   [ALTERNATE PAGE FOR WEC SHAREHOLDERS ONLY]

                                                                                                               PAGE
                                                                                                             ---------
PSE........................................................................................................          2
Ratio......................................................................................................          1
Reincorporation Effective Time.............................................................................         13
Reincorporation Merger.....................................................................................          1
Representatives............................................................................................         69
Repurchase Period..........................................................................................         76
RESP.......................................................................................................         31
RESP Fund..................................................................................................         32
Restated Indenture.........................................................................................         82
Restricted Shares..........................................................................................         77
Rule 16b-3.................................................................................................         95
SARs.......................................................................................................         54
SEC........................................................................................................          2
Secondary Period...........................................................................................         52
Section 83(b) election.....................................................................................         98
Securities Act.............................................................................................          3
Selected Companies.........................................................................................         42
SERP.......................................................................................................        116
Severance Policies.........................................................................................         16
share acquisition date.....................................................................................         93
Shareholder Proposals......................................................................................         11
significant shareholder....................................................................................         94
South Dakota Commission....................................................................................         60
spread.....................................................................................................         98
Stock Option Agreements....................................................................................         14
Stock Plus.................................................................................................         31
synergies working group....................................................................................         35
Transaction Fee............................................................................................         44
Trigger Event..............................................................................................         74
Unrestricted Subsidiaries..................................................................................         67
WBCL.......................................................................................................         12
WEC........................................................................................................          1
WEC Articles...............................................................................................          2
WEC Articles Amendments....................................................................................         11
WEC Board..................................................................................................          2
WEC Bylaws.................................................................................................         12
WEC Common Stock...........................................................................................          1
WEC Compensation Committee.................................................................................        114
WEC Meeting................................................................................................          2
WEC Option.................................................................................................         14
WEC Preferred Stock........................................................................................         11
WEC Record Date............................................................................................         12
WEC Stock Option Agreement.................................................................................         14
WEC Sub....................................................................................................          1
WEC Sub Common Stock.......................................................................................         15
WEC Subsidiaries...........................................................................................         67
WEPCO......................................................................................................          1
WEPCO Common Stock.........................................................................................         80
WEPCO Preferred Stock......................................................................................         21
Wisconsin Commission.......................................................................................         20
Wisconsin Holding Company Act..............................................................................         20
Wisconsin Natural..........................................................................................         10
Wisconsin Natural Common Stock.............................................................................         80
WPSC.......................................................................................................        118

                  SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS

    THE FOLLOWING IS A SUMMARY OF CERTAIN IMPORTANT TERMS AND CONDITIONS OF THE MERGERS AND RELATED INFORMATION. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE ANNEXES AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ANNEXES IN THEIR ENTIRETY.

THE PARTIES

    PRIMERGY. The WEC Articles will be amended and restated immediately prior to or upon consummation of the Mergers to, among other things, change the name of WEC to "Primergy Corporation." Primergy will be the holding company for New NSP and the operating subsidiaries of WEC following the Mergers. Primergy will be a public utility holding company registered under the 1935 Act. See
"Regulatory Matters" and "Primergy Following the Mergers." The principal executive office of Primergy will be located at 414 Nicollet Mall, Minneapolis, Minnesota 55401, telephone number (612) 330-2930.

    WEC. WEC is a holding company whose principal subsidiaries are WEPCO, an electric utility, and Wisconsin Natural Gas Company, a gas utility ("Wisconsin Natural"). WEPCO generates, transmits, distributes and sells electric energy in a territory of approximately 12,000 square miles with a population estimated at over 2,200,000 in southeastern (including the Milwaukee area), east central and northern Wisconsin and in the Upper Peninsula of Michigan. WEPCO also distributes and sells steam supplied by one of its power plants to certain customers in Milwaukee. Wisconsin Natural purchases, distributes and sells natural gas to retail customers and transports customer-owned gas in three distinct service areas in Wisconsin: west and south of the City of Milwaukee; the Appleton area; and the Prairie du Chien area. Wisconsin Natural's service territory has an estimated population of over 1,100,000 and is largely within the electric service area of WEPCO. WEC also has certain non-utility subsidiaries. Prior to or upon the consummation of the Mergers, WEPCO's Restated Articles of Incorporation will be amended to change the name of WEPCO to "Wisconsin Energy Company." The principal executive office of WEC and WEPCO is, and the principal executive office of Wisconsin Energy Company after the Effective Time (as defined herein) will be, located at 231 West Michigan Street, P.O. Box 2949, Milwaukee, Wisconsin 53201, telephone number (414) 221-2345. See "Selected Information Concerning WEC and NSP -- Business of WEC" and "Primergy Following the Mergers -- Operations."

    NSP. NSP is predominantly an operating public utility engaged, along with its most significant subsidiary, Northern States Power Company, a Wisconsin corporation ("NSP-Wisconsin"), in the generation, transmission and distribution of electricity throughout a 49,000 square mile service area and the distribution of natural gas in approximately 148 communities within this area. NSP serves customers in Minnesota, North Dakota and South Dakota. NSP-Wisconsin provides electric and natural gas utility service to customers in Wisconsin and the Upper Peninsula of Michigan. Of the approximately 3,000,000 people served by NSP and NSP-Wisconsin, the majority are concentrated in the Minneapolis-St. Paul metropolitan area. NSP has several other subsidiaries including Viking Gas Transmission Company, a Delaware corporation, and NRG Energy, Inc., a Delaware corporation ("NRG"). NRG manages many of NSP's non-utility energy subsidiaries. The principal executive office of NSP is, and after the Effective Time will be, located at 414 Nicollet Mall, Minneapolis, Minnesota 55401, telephone number
(612) 330-5500. See "Selected Information Concerning WEC and NSP -- Business of NSP" and "Primergy Following the Mergers -- Operations."

    NEW NSP. New NSP is a Wisconsin corporation which was created to effect the Reincorporation Merger. It has, and prior to the Mergers will have, no operations except as contemplated by the Merger Agreement. The audited financial statements of New NSP are attached as Annex N. NSP is the only shareholder of New NSP. Pursuant to the Merger Agreement, immediately prior to the consummation of the NSP Merger, New NSP will acquire certain utility assets from NSP-Wisconsin. Following the Mergers, it is anticipated that New NSP will not retain ownership of the existing subsidiaries of NSP, as it is expected that NSP-Wisconsin will be merged into WEPCO (which will be renamed "Wisconsin Energy Company") and the remaining subsidiaries of NSP will be transferred to Primergy. The New NSP Articles will be amended, effective upon the consummation of the Mergers, to change the name of New NSP to "Northern States Power Company." The principal executive office of New NSP is located at 414 Nicollet Mall, Minneapolis, Minnesota 55401, telephone number (612) 330-2903. See "The Merger Agreement -- The Mergers" and "Primergy Following the Mergers -- Operations."

    WEC SUB. WEC Sub is a Wisconsin corporation which was created to effect the NSP Merger. It has, and prior to the Mergers will have, no operations except as contemplated by the Merger Agreement. WEC is the only shareholder of WEC Sub. The principal executive office of WEC Sub is located at 231 West Michigan Street, P.O. Box 2949, Milwaukee, Wisconsin 53201, telephone number (414) 221-2345. See "The Merger Agreement -- The Mergers."

THE MEETINGS

    NSP. At the NSP Meeting, the holders of NSP Common Stock and NSP Preferred Stock, voting as a single class, will be asked to consider and vote upon proposals (i) to approve the Merger Agreement, (ii) to approve the Primergy
Stock Incentive Plan, (iii) to approve the Primergy Management Incentive Compensation Plan (together with the Primergy Stock Incentive Plan, the "Primergy Plans"), (iv) to elect four directors to Class III to serve for terms of three years until their successors are elected and qualified, (v) to ratify the appointment of Price Waterhouse LLP as independent accountants for NSP for 1995, and (vi) to consider and act upon two shareholder proposals (the "Shareholder Proposals"). Pursuant to the Merger Agreement, consummation of the Mergers is conditioned upon approval of proposals (i), (ii) and (iii) above, but is not conditioned upon approval by the shareholders of NSP of any other of the above proposals. NSP and WEC retain the right to waive the approval of either or both of the Primergy Plans (proposals (ii) and (iii) above) as conditions to the consummation of the Mergers. If approved, the Primergy Plans will be implemented only if the Mergers are consummated. See "Meetings, Voting and Proxies -- NSP Meeting."

    The NSP Meeting is scheduled to be held at 10:00 a.m., local time, on Wednesday, September 13, 1995 at the Minneapolis Convention Center, 1301 South Second Avenue, Minneapolis, Minnesota 55463, Exhibit Hall I. The NSP Board has fixed the close of business on July 27, 1995 as the record date (the "NSP Record Date") for the determination of holders of NSP Common Stock and NSP Preferred Stock entitled to notice of and to vote at the NSP Meeting.

    The NSP Board, by a unanimous vote, has approved and adopted the Merger Agreement and the transactions contemplated thereby, and each of the Primergy Plans, and recommends that NSP shareholders vote FOR approval of the Merger Agreement and FOR approval of each of the Primergy Plans. In addition, the NSP Board recommends that NSP shareholders vote FOR the election of the nominated directors, FOR ratification of the appointment of Price Waterhouse LLP as NSP's independent accountants for 1995, and AGAINST the Shareholder Proposals.

    WEC.  At the WEC Meeting, the holders  of WEC Common Stock will be asked  to consider and vote upon proposals (i) to approve the Merger Agreement and the transactions contemplated thereby, including, among other things, the issuance of shares of Primergy Common Stock pursuant to the terms of the Merger Agreement, (ii) to approve the amendment to and restatement of the WEC Articles so as to change the name of WEC to "Primergy Corporation" (the "Name Change Amendment"), (iii) to approve the amendment to and restatement of the WEC Articles so as to increase the amount of authorized WEC Common Stock from 325,000,000 shares to 750,000,000 shares, thereby increasing WEC's total authorized capitalization from 340,000,000 shares to 765,000,000 shares (which includes the 15,000,000 shares of preferred stock, par value $.01 per share, of WEC ("WEC Preferred Stock") currently authorized) (the "Common Stock Amendment" and, together with the Name Change Amendment, the "WEC Articles Amendments"),
(iv)  to  approve the  Primergy  Stock Incentive  Plan  and (v)  to  approve the
Primergy Management Incentive Compensation Plan. Pursuant to the Merger Agreement, consummation of the Mergers is conditioned upon approval by the shareholders of WEC of each of the proposals set forth above. NSP and WEC retain the right to waive the approval of either or both of the Primergy Plans (proposals (iv) and (v) above), or the approval of the Common Stock Amendment (proposal (iii) above), as conditions to the consummation of the Mergers. If approved, each of the WEC Articles Amendments will become effective, and each of the Primergy Plans will be implemented, only if the Mergers are consummated. See "Meetings, Voting and Proxies -- WEC Meeting."

    The WEC Meeting is scheduled to be held at 9:00 a.m., local time, on Wednesday, September 13, 1995 in the Exhibition Hall of The Grand Milwaukee Hotel, 4747 South Howell Avenue, Milwaukee, Wisconsin. The WEC Board has fixed the close of business on July 27, 1995 as the record date (the "WEC Record Date") for the determination of holders of WEC Common Stock entitled to notice of and to vote at the WEC Meeting.

    The WEC Board, by a unanimous vote, has adopted and approved the Merger Agreement and the transactions contemplated thereby, each of the WEC Articles Amendments and each of the Primergy Plans, and recommends that WEC's shareholders vote FOR approval of the Merger Agreement (including the issuance of shares of Primergy Common Stock pursuant to the terms of the Merger Agreement), FOR approval of each of the WEC Articles Amendments and FOR approval of each of the Primergy Plans.

REQUIRED VOTE

    WEC. As provided under the Wisconsin Business Corporation Law (the "WBCL"), the WEC Articles, the bylaws of WEC (the "WEC Bylaws") and the rules of the NYSE, as applicable: (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of WEC Common Stock represented at the WEC Meeting and entitled to vote thereon (provided that the total vote cast represents over 50% of all the shares of WEC Common Stock entitled to vote thereon) is required for approval of the Merger Agreement (including the issuance of shares of Primergy Common Stock pursuant to the terms of the Merger Agreement) and the Primergy Stock Incentive Plan; (ii) the affirmative vote of a majority of the votes entitled to be cast at the WEC Meeting by the holders of the outstanding shares of WEC Common Stock entitled to vote thereon is required for approval of each of the WEC Articles Amendments; and (iii) the affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of WEC Common Stock represented at the WEC Meeting and entitled to vote thereon is required for approval of the Primergy Management Incentive Compensation Plan. On the WEC Record Date, there were 109,936,834 shares of WEC Common Stock outstanding and entitled to vote. As of the WEC Record Date, directors and executive officers of WEC, together with their affiliates as a group, owned less than 1% of the issued and outstanding shares of WEC Common Stock. See "Meetings, Voting and Proxies -- WEC Meeting."

    NSP. Under the Minnesota Business Corporation Act (the "MBCA"), the NSP Articles, the bylaws of NSP (the "NSP Bylaws") and the rules of the NYSE, as applicable: (i) the affirmative vote of a majority of the votes entitled to be cast at the NSP Meeting by the holders of the outstanding shares of NSP Common Stock and NSP Preferred Stock entitled to vote, voting as a single class, is required for approval of the Merger Agreement; (ii) with respect to the election of NSP's directors, shareholders are entitled to vote cumulatively, each shareholder being entitled to a number of votes for such election equal to the number of shares held by such shareholder (other than the holders of the $3.60 Series Preferred Stock (as defined herein) who are entitled to a number of votes equal to three times the number of such shares held) multiplied by the number of directors to be elected, and being entitled to cast all votes for one nominee or distribute the votes among the nominees; the election of each director shall be decided by plurality vote; and (iii) the affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of NSP Common Stock and NSP Preferred Stock represented at the NSP Meeting and entitled to vote thereon, voting as a single class (PROVIDED that the total vote cast represents over 50% of the voting power of all the shares of NSP Common Stock and NSP Preferred Stock entitled to vote thereon) is required to approve each of the other proposals expected to be presented at the NSP Meeting. On the NSP Record Date, there were 67,693,931 shares of NSP Common Stock outstanding and entitled to vote and 2,400,000 shares of NSP Preferred Stock outstanding and entitled to vote, of which 275,000 shares are of a series which is entitled to three votes per share. As of the NSP Record Date, directors and executive officers of NSP, together with their affiliates as a group, owned less than 1% of the issued and outstanding shares of NSP Common Stock and less than 1% of the issued and outstanding shares of each series of NSP Preferred Stock. See "Meetings, Voting and Proxies -- NSP Meeting."

THE MERGERS

    The Merger Agreement provides for (a) the Reincorporation Merger in which NSP will be merged with and into New NSP with New NSP to be the surviving corporation and (b) the NSP Merger in which WEC Sub will be merged with and into New NSP with New NSP to be the surviving corporation. Pursuant to the Merger Agreement, (i) each issued and outstanding share of NSP Common Stock (other than shares owned directly or indirectly by NSP or WEC and NSP Dissenting Shares) will be cancelled and ultimately converted into the right to receive 1.626 shares of Primergy Common Stock; (ii) each issued and outstanding share of NSP Preferred Stock (other than shares owned directly or indirectly by NSP or WEC and NSP Dissenting Shares) will be cancelled and converted into the right to receive one share of New NSP Preferred Stock with terms (including dividend rates) and designations under the New NSP Articles identical to those of the cancelled share of NSP Preferred Stock under the NSP Articles; and (iii) each issued and outstanding share of WEC Common Stock will be unchanged as a result of the NSP Merger and will remain outstanding thereafter as a share of Primergy Common Stock, so that the common shareholders of WEC and NSP immediately prior to the Mergers (except for the holders of NSP Dissenting Shares) will all be common shareholders of Primergy immediately upon the consummation of the Mergers.

    The Reincorporation Merger will become effective at the time specified in the articles of merger filed by New NSP with the Secretaries of State of the States of Minnesota and Wisconsin (the "Reincorporation Effective Time"). The NSP Merger will become effective at the time specified in the articles of merger filed by New NSP with the office of the Secretary of State of the State of Wisconsin. The "Effective Time" shall mean the time and date that the NSP Merger becomes effective.

    See "The Merger Agreement -- The Mergers."

EXCHANGE OF STOCK CERTIFICATES

    As soon as practicable after the Effective Time, the exchange agent will mail transmittal instructions to each holder of record of shares of NSP Common Stock at the Effective Time, advising such holder of the procedure for surrendering such holder's certificates ("NSP Certificates") which immediately prior to the Reincorporation Effective Time represented shares of NSP Common Stock that were cancelled and became instead the right ultimately to receive shares of Primergy Common Stock for certificates representing shares of Primergy Common Stock. Holders of certificates which prior to the Effective Time represented shares of NSP Common Stock will not be entitled to receive any payment of dividends or other distributions on or payment for any fractional share with respect to their NSP Certificates until such certificates have been surrendered for certificates representing shares of Primergy Common Stock. Cash will be paid to NSP shareholders in lieu of fractional shares of Primergy Common Stock. Holders of shares of NSP Common Stock should not submit their stock certificates for exchange until a form of letter of transmittal and instructions therefor are received. See "The Merger Agreement -- The Mergers."

    Holders of NSP Preferred Stock do not need to exchange their existing certificates representing shares of NSP Preferred Stock for new stock certificates. Each outstanding certificate representing shares of NSP Preferred Stock immediately prior to the Effective Time shall, from and after the Effective Time, represent the same number of shares of the corresponding series of New NSP Preferred Stock with terms (including dividend rates) and designations under the New NSP Articles identical to those of the cancelled shares of NSP Preferred Stock under the NSP Articles. After the Effective Time, new certificates reflecting the fact that New NSP is a Wisconsin corporation will be issued as outstanding stock certificates formerly representing shares of NSP Preferred Stock are presented for transfer.

    Shareholders of WEC need not exchange their existing stock certificates for new stock certificates reflecting WEC's name change to Primergy. However, any WEC shareholders desiring new stock certificates may, after the Effective Time, submit their existing stock certificates representing shares of WEC Common Stock to the transfer agent of Primergy to obtain new certificates. Each outstanding certificate representing shares of WEC Common Stock immediately prior to the Effective Time shall, from and after the Effective Time, represent the same number of shares of Primergy Common Stock. After the Effective Time, new certificates bearing the name of Primergy will be issued as outstanding WEC stock certificates are presented for transfer.

PRIMERGY PLANS

    Pursuant to the Merger Agreement, Primergy will adopt the Primergy Stock Incentive Plan and the Primergy Management Incentive Compensation Plan to replace the comparable plans of NSP and WEC. The Primergy Stock Incentive Plan is a comprehensive stock compensation plan providing for the grant of stock options, stock appreciation rights, restricted stock and performance units. The Primergy Management Incentive Compensation Plan is a short-term incentive compensation plan providing for cash awards based upon the achievement of individual, group and corporate performance goals during periods of up to 12 months. For descriptions of the Primergy Plans, see "The Mergers -- Primergy Plans" and "Approval of Primergy Plans."

STOCK OPTION AGREEMENTS

    Pursuant to (i) the NSP Stock Option Agreement dated as of April 28, 1995, by and between WEC and NSP (the "NSP Stock Option Agreement") and (ii) the WEC Stock Option Agreement dated as of April 28, 1995, by and between WEC and NSP (the "WEC Stock Option Agreement"; together with the NSP Stock Option Agreement, the "Stock Option Agreements"), NSP has granted to WEC the right (the "WEC Option"), and WEC has granted to NSP the right (the "NSP Option"; together with the WEC Option, the "Options"), to purchase, under certain circumstances, up to a certain number of authorized but unissued shares of the respective issuer's common stock (representing 19.9% of the outstanding common stock of such issuer on April 28, 1995), at a price of $44.075 per share, in the case of NSP Common Stock, and $27.675 per share, in the case of WEC Common Stock. The exercise of the Options is subject to certain conditions described in the Merger Agreement. See "The Stock Option Agreements -- General" and "The Merger Agreement -- Termination Fees." In addition, the Stock Option Agreements provide that the holder of an Option has the right to require the issuer thereof to repurchase from the holder of the Option (i) all or any portion of the Option at any time the Option is exercisable at a price which is the difference between the Market/Offer Price (as defined herein) and the exercise price of the Option, and
(ii) on or at any time prior to April 30, 1997 (which date may be extended to October 31, 1997 under certain circumstances) all or any portion of any shares purchased pursuant to the Option. See "The Stock Option Agreements -- Certain Repurchases." The Stock Option Agreements are intended to increase the likelihood that the Mergers will be consummated in accordance with the terms of the Merger Agreement and may have the effect of discouraging competing offers. See "The Stock Option Agreements."

    Further, the Stock Option Agreements contemplate the continuation of certain standstill provisions and provide that any shares of the other party acquired or otherwise beneficially owned must be voted for and against each matter submitted to a shareholder vote in the same proportion as the other shareholders of the issuer thereof vote for and against such matter. See "The Merger Agreement -- Standstill Provisions" and "The Stock Option Agreements -- Voting."

TREATMENT OF SHARES; RATIO

    Each share of NSP Common Stock issued and outstanding immediately prior to the Reincorporation Effective Time (other than NSP Dissenting Shares) will, pursuant to the Merger Agreement, be cancelled and converted into the right to receive one share of New NSP Common Stock which, in turn, will be cancelled and converted into the right to receive 1.626 shares of Primergy Common Stock. Each share of WEC Common Stock outstanding immediately prior to the Effective Time will, upon consummation of the Mergers, remain outstanding and unchanged as one share of Primergy Common

Stock. Holders of NSP Common Stock will receive cash in lieu of fractional shares of Primergy Common Stock. Each share of NSP Preferred Stock outstanding immediately prior to the Reincorporation Effective Time (other than NSP
Dissenting Shares) will, upon consummation of the Mergers, be cancelled and converted into the right to receive one share of New NSP Preferred Stock with terms (including dividend rates) and designations under the New NSP Articles identical to those of the cancelled share of NSP Preferred Stock under the NSP Articles. Each share of common stock, par value $.01 per share, of WEC Sub ("WEC Sub Common Stock") issued and outstanding immediately prior to the Effective Time will, upon consummation of the Mergers, be cancelled and converted into one share of New NSP Common Stock. See "The Merger Agreement -- The Mergers."

BACKGROUND

    For a description of the background of the Mergers, see "The Mergers -- Background of the Mergers."

REASONS FOR THE MERGERS

    NSP and WEC believe that the Mergers offer significant strategic and financial benefits to each company and to their respective shareholders, as well as to their employees and customers and the communities in which they do business. These benefits include, among others:

    - Maintenance of competitive rates that will improve ability to meet the challenges of the increasingly competitive environment in the utility industry.

    - Integration of corporate and administrative functions, including the elimination of duplicate positions, limiting capital expenditures for administrative facilities and information systems, and savings in areas such as legal, audit, and consulting fees.

    - Expanded management resources and ability to select leadership from a larger and more diverse management pool.

    - Centralized management, supervision, and operation of nuclear generating facilities.

    - Greater purchasing power for items such as fuel and transportation services, and streamlining of inventories.

    - More efficient pursuit of diversification into non-utility areas.

    - Increased geographic diversity of service territories, reducing exposure to local changes in economic, competitive, or climatic conditions.

    - Continued ability to play a strong role in the economic development efforts of the communities NSP and WEC's utility subsidiaries now serve.

    - Cost savings in a variety of categories, estimated to result in net savings of approximately $2 billion over a ten-year period following the Mergers.

    See "The Mergers -- Reasons for the Mergers; Recommendations of the Boards of Directors."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    NSP. The NSP Board, by a unanimous vote, has approved and adopted the Merger Agreement, believes that the terms of the Mergers are fair to, and in the best interests of, NSP's shareholders, has approved each of the Primergy Plans, and recommends that the shareholders of NSP vote (i) FOR approval of the Merger Agreement and (ii) FOR approval of each of the Primergy Plans. The NSP Board approved and adopted the Merger Agreement after consideration of a number of factors described under the heading "The Mergers -- Reasons for the Mergers; Recommendations of the Boards of Directors." In addition, the NSP Board recommends that NSP shareholders vote FOR the election of the nominated directors, FOR ratification of the appointment of Price Waterhouse LLP as NSP's independent accountants for 1995, and AGAINST the Shareholder Proposals.

    WEC. The WEC Board, by a unanimous vote, has adopted and approved the Merger Agreement, believes that the terms of the Mergers are fair to, and in the best interests of, WEC's shareholders, has approved each of the WEC Articles Amendments, has approved each of the Primergy Plans, and recommends that the shareholders of WEC vote (i) FOR approval of the Merger Agreement (including the issuance of shares of Primergy Common Stock pursuant to the terms of the Merger Agreement), (ii) FOR approval of each of the WEC Articles Amendments, and (iii) FOR approval of each of the Primergy Plans. The WEC Board adopted and approved the Merger Agreement after consideration of a number of factors described under the heading "The Mergers -- Reasons for the Mergers; Recommendations of the Boards of Directors."

OPINIONS OF FINANCIAL ADVISORS

    NSP. On April 28, 1995, Goldman, Sachs & Co. ("Goldman Sachs") delivered its oral opinion to the NSP Board that, as of that date, the Ratio pursuant to the Merger Agreement is fair to the holders of shares of NSP Common Stock. Goldman Sachs subsequently confirmed its April 28, 1995 oral opinion by delivery of its written opinion dated as of the date of this Joint Proxy
Statement/Prospectus. The full text of the written opinion of Goldman Sachs, dated as of the date of this Joint Proxy Statement/Prospectus, which sets forth assumptions made, matters considered and limits of the review undertaken in connection with the opinion, is attached hereto as Annex F and is incorporated herein by reference. HOLDERS OF SHARES OF NSP COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "The Mergers -- Opinions of Financial Advisors" and Annex F.

    WEC. Barr Devlin & Co. Incorporated ("Barr Devlin") delivered to the WEC Board its written opinions dated April 28, 1995 and the date of this Joint Proxy Statement/Prospectus stating that, as of the dates of such opinions and based upon the assumptions made, matters considered and limits of the review undertaken, as set forth in such opinions, the Ratio is fair, from a financial point of view, to the holders of the WEC Common Stock. The written opinion of Barr Devlin dated the date of this Joint Proxy Statement/Prospectus is attached hereto as Annex G and is incorporated herein by reference. HOLDERS OF SHARES OF WEC COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. The April 28, 1995 opinion is substantially identical to the opinion attached hereto. See "The Mergers -- Opinions of Financial Advisors" and Annex G.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    DIRECTORSHIPS. The Merger Agreement provides that the Board of Directors of Primergy (the "Primergy Board") will, upon consummation of the Mergers, consist of 12 persons with six persons designated by NSP, including James J. Howard, Chairman of the Board, President and Chief Executive Officer of NSP, and six persons designated by WEC, including Richard A. Abdoo, Chairman of the Board, President and Chief Executive Officer of WEC. See "The Mergers -- Interests of Certain Persons in the Mergers -- Board of Directors."

    EMPLOYMENT AGREEMENTS. Each of Messrs. Howard and Abdoo will enter into an employment agreement with Primergy to become effective upon consummation of the Mergers (the "Employment Agreements"). Pursuant to the Employment Agreements, Mr. Howard will serve as Chairman and Chief Executive Officer of Primergy from and after the Effective Time until the later of the date of the annual meeting of the shareholders of Primergy that occurs in 1998 and the last day of the sixteenth full month following the Effective Time, and thereafter will retire as Chief Executive Officer but will continue to serve as Chairman until the later of July 1, 2000, or two years after he ceases to be Chief Executive Officer. Mr. Abdoo will serve as Vice Chairman, President and Chief Operating Officer of Primergy from and after the Effective Time until Mr. Howard ceases to be Chief Executive Officer, and thereafter will serve as Vice Chairman, President and Chief Executive Officer. Mr. Abdoo will assume the position of Chairman when Mr. Howard ceases to be Chairman. See "The Mergers -- Interests of Certain Persons in the Mergers -- Employment Agreements."

    SEVERANCE POLICIES. Effective April 28, 1995, the NSP and WEC Boards have each adopted a Senior Executive Severance Policy (the "Severance Policies") providing for severance benefits to the respective NSP and WEC employees designated as participants (the "Participants"). The Severance

Policies will be binding upon Primergy. A total of 25 NSP executives and 25 WEC executives have been designated as Participants under the respective Severance Policies. The Severance Policies provide severance benefits to Participants whose employment is terminated under certain circumstances at any time before
(i) the second anniversary of the Effective Time (if the Mergers are consummated) or (ii) April 28, 2000 (if the Mergers are not consummated), unless further extended by the respective Boards of Directors. If all Participants in the Severance Policies had been terminated as of July 1, 1996 under circumstances giving rise to an entitlement to severance benefits, the aggregate value of the severance benefits (assuming specified increases in base salary and specified incentive compensation levels) would have been approximately $19,000,000 for the NSP Participants and approximately $13,000,000 for the WEC Participants. See "The Mergers -- Employee Plans and Severance Arrangements."

    EMPLOYEE PLANS. Under certain benefit plans and agreements maintained or entered into by WEC, certain directors, officers and other employees of WEC will be entitled to immediate vesting of stock options and vesting and/or payment of certain retirement and other deferred compensation upon consummation of the Mergers. WEC has agreed to use its best efforts to obtain all necessary consents to the waiver of these entitlements with respect to the Mergers. See "The Mergers -- Interests of Certain Persons in the Mergers -- Employee Plans and Severance Arrangements."

    INDEMNIFICATION. The parties have agreed in the Merger Agreement that Primergy will indemnify, to the fullest extent permitted by applicable law, the present and former officers, directors and employees of each of the parties to the Merger Agreement or any of their subsidiaries against certain liabilities
(i) arising out of actions or omissions occurring at or prior to the Effective Time that arise from or are based on such service as an officer, director or employee or (ii) that are based on or arise out of or pertain to the transactions contemplated by the Merger Agreement, and to maintain policies of directors' and officers' liability insurance for a period of not less than six years after the Effective Time. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification existing in favor of the employees, agents, directors or officers of NSP, WEC and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and bylaws, in effect on April 28, 1995, or otherwise in effect on April 28, 1995, shall survive the Mergers and shall continue in full force and effect for a period of not less than six years from the Effective Time. See "The Mergers -- Interests of Certain Persons in the Mergers -- Indemnification" and "The Merger Agreement -- Indemnification."

MANAGEMENT OF PRIMERGY

    As provided in the Merger Agreement, at the Effective Time, the Primergy Board will consist of 12 directors, six designated by WEC and six designated by NSP. At the Effective Time, Mr. Howard will become Chairman and Chief Executive Officer of Primergy, and Mr. Abdoo will become Vice Chairman, President and Chief Operating Officer of Primergy. To date, NSP and WEC have not determined which individuals, in addition to Messrs. Howard and Abdoo, will be designated to serve as directors or officers of Primergy as of the Effective Time. See "The Mergers -- Employment Agreements" and "Primergy Following the Mergers -- Management of Primergy."

CONDITIONS TO THE MERGERS

    The obligations of NSP, on the one hand, and WEC, on the other hand, to consummate the Mergers are subject to the satisfaction of certain conditions, including the approval of the Merger Agreement by the shareholders of each of NSP and WEC, the receipt of all material governmental approvals, the absence of any injunction that prevents the consummation of the Mergers, the listing on the NYSE of the shares of Primergy Common Stock to be issued pursuant to the terms of the Merger Agreement, the qualification of the Mergers as a pooling of interests transaction for accounting purposes, the accuracy of the representations and warranties of the other party set forth in the Merger Agreement as of the Closing Date (as defined herein) (except for inaccuracies which would not have a material adverse effect on such other party), the performance by the other party in all material respects, or waiver, of all obligations required to be performed under the Merger Agreement and the

Stock Option Agreements (see "The Stock Option Agreements"), the receipt of an officer's certificate from the other party stating that certain conditions set forth in the Merger Agreement have been satisfied, there having been no material adverse effect on the other party, the receipt of a private letter ruling from the Internal Revenue Service (the "IRS") containing certain assurances regarding the federal income tax consequences of the Mergers and tax opinions that the Mergers will qualify as tax-free reorganizations, the receipt of certain material third-party consents, the receipt of letters from affiliates of the other party with respect to transactions in securities of NSP, WEC or Primergy, the effectiveness of the Joint Registration Statement and the number of shares of NSP Common Stock and NSP Preferred Stock which are NSP Dissenting Shares not constituting more than 5% of the number of issued and outstanding shares of NSP Common Stock and NSP Preferred Stock, taken together as a single class. See "The Merger Agreement -- Conditions to Each Party's Obligation to Effect the Mergers."

RIGHTS TO TERMINATE, AMEND OR WAIVE CONDITIONS

    The Merger Agreement may be terminated under certain circumstances, including: by mutual consent of WEC and NSP; by any party if the Mergers are not consummated by April 30, 1997 (which date may be extended to October 31, 1997 under certain circumstances); by any party if the requisite shareholder approvals are not obtained or if any state or federal law or court order prohibits consummation of the Mergers; by a non-breaching party if there occurs a material breach of the Merger Agreement which is not cured within 20 days; or by either party, under certain circumstances, as a result of a more favorable third-party tender offer or business combination proposal with respect to such party. The Merger Agreement requires that termination fees be paid under certain circumstances, including if there is a material, willful breach of the Merger Agreement or if, under certain circumstances, a business combination with a third party is consummated within two and one-half years of the termination of the Merger Agreement. See "The Merger Agreement -- Termination." The aggregate termination fees under these provisions together with the amounts payable under certain provisions of the Stock Option Agreements may not exceed $125,000,000. See "The Merger Agreement -- Termination Fees" and "The Stock Option Agreements -- Certain Repurchases."

    The Merger Agreement may be amended by the Boards of Directors of the parties at any time before or after its approval by the shareholders of NSP and WEC, but after any such approval, no amendment may be made which alters or changes (i) the amount or kind of shares, rights or the manner of conversion of such shares, (ii) the terms or conditions of the Merger Agreement, if such alteration or change, alone or in the aggregate, would materially adversely affect the rights of the WEC shareholders or NSP shareholders, or (iii) any term of the form of the Primergy Articles (as defined herein) attached hereto as Annex H, except for alterations or changes that could otherwise be adopted by the WEC Board without the further approval of such shareholders. See "The Merger Agreement -- Amendment and Waiver."

    At any time prior to the Effective Time, to the extent permitted by applicable law, the conditions to NSP's or WEC's obligations to consummate the Mergers may be waived by the other party. Any determination to waive a condition would depend upon the facts and circumstances existing at the time of such waiver and would be made by the waiving party's Board of Directors, exercising its fiduciary duties to such party and its shareholders. See "The Merger Agreement -- Amendment and Waiver."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Each party's obligation to effect the Mergers is conditioned on (i) the receipt of a private letter ruling from the IRS providing certain assurances regarding the federal income tax consequences of the Mergers and (ii) the delivery of an opinion to NSP from Wachtell, Lipton, Rosen & Katz, counsel for NSP, and an opinion to WEC from Skadden, Arps, Slate, Meagher & Flom or Quarles & Brady, counsel for WEC, each dated as of the Closing Date, based upon certain customary representations and assumptions set forth therein and on such private letter ruling, substantially to the effect that, for federal income tax purposes, each of the Mergers constitutes a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    Provided that such a ruling is obtained (in which case, provided that there shall have been no adverse changes in applicable law or facts at such time, such opinions of counsel will be delivered), in general: (i) no gain or loss will be recognized by NSP, New NSP, WEC or WEC Sub pursuant to the Mergers; (ii) no gain or loss will be recognized by holders of NSP Preferred Stock and NSP Common Stock upon the cancellation of their NSP Preferred Stock and NSP Common Stock and conversion thereof into New NSP Preferred Stock and New NSP Common Stock, respectively, pursuant to the Reincorporation Merger; (iii) no gain or loss will be recognized by holders of New NSP Common Stock upon the cancellation of their New NSP Common Stock and conversion thereof into Primergy Common Stock pursuant to the NSP Merger; and (iv) no gain or loss will be recognized by shareholders of WEC upon the Reincorporation Merger or the NSP Merger. See "The Mergers -- Certain Federal Income Tax Consequences."

    EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE MERGERS TO SUCH SHAREHOLDER UNDER FEDERAL, STATE, LOCAL OR ANY OTHER APPLICABLE LAW.

OPERATIONS AFTER THE MERGERS

    Following the Mergers, Primergy will be a registered public utility holding company under the 1935 Act, and New NSP (which will be renamed "Northern States Power Company") and WEPCO (which will be renamed "Wisconsin Energy Company") will operate as its principal subsidiaries. The headquarters of Primergy will be in Minneapolis, Minnesota. The headquarters of the two utility subsidiaries will remain in their current locations, Northern States Power Company's in Minneapolis and Wisconsin Energy Company's in Milwaukee. Primergy's utility subsidiaries will serve approximately 2,300,000 electric customers and 750,000 natural gas customers in portions of Minnesota, Wisconsin, North Dakota, South Dakota and the Upper Peninsula of Michigan. The business of Primergy will be to operate as a holding company for its utility subsidiaries, and various non-utility subsidiaries. It is anticipated that Wisconsin Natural will be merged into WEPCO by January 1, 1996, as previously planned, and that NSP-Wisconsin will merge into WEPCO following the Mergers. Pursuant to the Merger Agreement, New NSP will acquire certain utility assets from NSP-Wisconsin. NSP and WEC recognize that a divestiture mandated by the SEC of their existing gas operations and certain non-utility operations is a possibility under the registered holding company structure, but intend to seek approval from the SEC to maintain such businesses. See "Regulatory Matters" and "Primergy Following the Mergers -- Operations."

    Pursuant to the Merger Agreement, Primergy and its subsidiaries will continue to play a strong role in the economic development efforts of the communities NSP and WEC now serve. The philanthropic and volunteer programs currently maintained by the two companies will be continued. See "Primergy Following the Mergers -- Operations."

NSP PREFERRED STOCK

    Pursuant to the Merger Agreement, NSP will be merged into New NSP and each issued and outstanding share of NSP Preferred Stock (other than shares owned directly or indirectly by NSP or WEC and NSP Dissenting Shares) will be cancelled and converted into the right to receive one share of New NSP Preferred Stock with terms (including dividend rates) and designations under the New NSP Articles identical to those of the cancelled shares of NSP Preferred Stock under the NSP Articles. Currently, earnings from NSP's subsidiaries (including NSP-Wisconsin) are available as a source for dividends on NSP Preferred Stock. It is anticipated that, following the Mergers, NSP-Wisconsin will be merged into WEPCO (which will be renamed "Wisconsin Energy Company") and all of NSP's other subsidiaries will be transferred to Primergy. When and if these transactions occur, the earnings of the current subsidiaries of NSP will cease to be available as a source of dividends on New NSP Preferred Stock. NSP does not believe that these transfers will impair New NSP's ability to pay dividends on the

New NSP Preferred Stock during the foreseeable future. New NSP's operations would continue to include the existing electric and gas utility operations conducted directly by NSP. Also, as indicated below under "Selected Historical and Pro Forma Data," NSP's ratio of earnings to fixed charges plus preferred dividend requirements was 3.3 for the twelve months ended June 30, 1995, and New NSP's pro forma ratio of earnings to fixed charges plus preferred dividend requirements for the twelve months ended June 30, 1995 was 3.1, after giving effect to the Mergers, the anticipated merger of NSP-Wisconsin into WEPCO (which will be renamed "Wisconsin Energy Company") and the anticipated transfer of NSP's remaining subsidiaries to Primergy. See "Primergy Following the Mergers -- Operations."

REGULATORY MATTERS

    The approval of the SEC under the 1935 Act, the Nuclear Regulatory Commission (the "NRC") under the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act"), the Federal Energy Regulatory Commission (the "FERC") under the Federal Power Act, as well as the approval of the Minnesota, Wisconsin, North Dakota and Michigan utility commissions under applicable state laws and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are required in order to consummate the Mergers. In addition, an application for disclaimer of jurisdiction has been filed with the South Dakota utilities commission.

    Upon consummation of the Mergers, Primergy must register as a holding company under the 1935 Act. The 1935 Act imposes restrictions on the operations of registered holding company systems. Among these are requirements that securities issuances, sales and acquisitions of utility assets or of securities of utilities companies and acquisitions of interests in any other business be approved by the SEC. The 1935 Act also limits the ability of registered holding companies to engage in non-utility ventures and regulates holding company system service companies and the rendering of services by holding company affiliates to the system's utilities.

    The SEC may require as a condition to its approval of the Mergers that NSP and WEC divest their gas utility properties and possibly certain non-utility ventures within a reasonable time after the Mergers. In a few cases, the SEC has allowed the retention of such properties or deferred the question of divestiture for a substantial period of time. In those cases in which divestiture has taken place, the SEC has usually allowed enough time to complete the divestiture so as to allow the applicant to avoid a "fire sale" of the divested assets. NSP and WEC believe strong policy reasons and prior SEC decisions exist which support their retaining their existing gas utility properties and non-utility ventures, or, alternatively, which support deferring the question of divestiture for a substantial period of time. Accordingly, WEC and NSP will request in their 1935 Act application that NSP and WEC be allowed to retain, or in the alternative that the question of divestiture be deferred with respect to, NSP's and WEC's existing gas utility properties and non-utility ventures.

    Following consummation of the Mergers, Primergy also will be subject to regulation by the Public Service Commission of Wisconsin (the "Wisconsin Commission") under Section 196.795, Wis. Stats. (the "Wisconsin Holding Company Act") as WEC is currently. The Wisconsin Holding Company Act will regulate, among other things, the type and amount of investments in non-utility businesses.

    Under the Merger Agreement, NSP and WEC have agreed to use all reasonable efforts to obtain all governmental authorizations necessary or advisable to consummate or effect the transactions contemplated by the Merger Agreement. Various parties may seek intervention in these proceedings to oppose the Mergers or to have conditions imposed upon the receipt of necessary approvals. While WEC and NSP believe that they will receive the requisite regulatory approvals for the Mergers, there can be no assurance as to the timing of such approvals or the ability of such parties to obtain such approvals on satisfactory terms or otherwise. It is a condition to the consummation of the Mergers that final orders approving the Mergers be obtained from the various federal and state commissions described above on terms and conditions which would not have, or would not be reasonably likely to have, a material adverse effect on the business, assets, financial condition or results of operations of

Primergy and its prospective subsidiaries taken as a whole, or on Primergy's prospective utility subsidiaries located in the State of Minnesota taken as a whole, or on its prospective utility subsidiaries located in the State of Wisconsin taken as a whole, or which would be materially inconsistent with the agreements of the parties contained in the Merger Agreement. There can be no assurance that any such approvals will not contain terms or conditions that cause such approvals to fail to satisfy such condition to the consummation of the Mergers. See "Regulatory Matters."

ACCOUNTING TREATMENT

    NSP and WEC believe that the Mergers will be treated as a pooling of interests for accounting purposes. See "The Mergers -- Accounting Treatment." The receipt by each of WEC and NSP of a letter from their respective independent accountants, stating that the transaction will qualify as a pooling of interests, is a condition precedent to consummation of the Mergers. See "The Merger Agreement -- Conditions to Each Party's Obligation to Effect the Mergers."

DISSENTERS' RIGHTS

    Under Minnesota law, holders of record of NSP Common Stock and NSP Preferred Stock as of the NSP Record Date who do not wish to accept shares of Primergy Common Stock in the NSP Merger or New NSP Preferred Stock in the Reincorporation Merger, as the case may be, have the right to have the fair value of their NSP shares appraised by judicial determination and paid to them in cash. In order to perfect such dissenters' rights, holders of NSP Common Stock and NSP Preferred Stock must comply with the procedural requirements of the MBCA, including, without limitation, filing written notice with NSP prior to the NSP Meeting of such shareholder's intention to dissent and demand payment of the fair value of his or her shares, not voting in favor of the Merger Agreement and making a written demand for payment and depositing the certificates representing such shares within 30 days after notice is given by NSP of the results of the vote at the NSP Meeting. See "The Mergers -- Minnesota Dissenters' Rights" and Annex M.

    Under Wisconsin law, the holders of WEC Common Stock have no dissenters' rights. See "The Mergers -- No Wisconsin Dissenters' Rights."

DIVIDENDS

    WEC AND NSP. Pursuant to the Merger Agreement, each of WEC and NSP shall not, and shall not permit any of its direct subsidiaries to, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than to such party or its wholly-owned subsidiaries and other than dividends required to be paid on any series of NSP Preferred Stock in accordance with the terms thereof, dividends required to be paid on any shares of preferred stock of WEPCO ("WEPCO Preferred Stock") in accordance with the terms thereof, and regular quarterly dividends to be paid on NSP Common Stock and WEC Common Stock not to exceed 106% of the dividends for the prior fiscal year.

    PRIMERGY. It is anticipated that Primergy will adopt NSP's common share dividend payment level as of the Effective Time adjusted for the Ratio. NSP currently pays $2.70 per share annually, and WEC's annual dividend rate is currently $1.47 per share. Based on the Ratio and NSP's current dividend rate, the pro forma dividend rate for Primergy would be $1.66 per share. The dividend policy of Primergy is subject to evaluation from time to time by the Primergy Board based on Primergy's results of operations, financial condition, capital requirements and other relevant considerations, including regulatory considerations. See "Primergy Following the Mergers" and "Description of Primergy Capital Stock -- Primergy Common Stock."

AMENDMENTS TO WEC ARTICLES

    Pursuant to the Merger Agreement, subject to the approval of each of the WEC Articles Amendments by WEC's shareholders at the WEC Meeting, the WEC Articles will be amended and restated no later than the Effective Time in the form set forth in Annex H. The WEC Articles Amendments would (i) change the name of WEC to Primergy Corporation and (ii) increase the amount of authorized WEC Common Stock from 325,000,000 shares to 750,000,000 shares, thereby increasing WEC's authorized capitalization from 340,000,000 shares to 765,000,000 shares (which includes the 15,000,000 shares of WEC Preferred Stock presently authorized). The WEC Articles, as so amended and restated, will be the Restated Articles of Incorporation of Primergy (the "Primergy Articles") at the Effective Time and until thereafter amended in accordance with the WBCL and the Primergy Articles. See "Amendments to and Restatement of WEC Restated Articles of Incorporation."

COMPARISON OF RIGHTS OF NSP SHAREHOLDERS

    As a result of the Mergers, holders of NSP Common Stock (other than NSP Dissenting Shares) will become shareholders of Primergy, a Wisconsin corporation. Such shareholders will have certain different rights as Primergy shareholders than they had as shareholders of NSP, both because of the differences between the NSP Articles and the Primergy Articles, and because of differences between Wisconsin and Minnesota corporation law. Holders of NSP Preferred Stock (other than NSP Dissenting Shares) will receive in the
Reincorporation Merger shares of preferred stock of New NSP, a Wisconsin corporation. Although the terms (including dividend rates) and designations of the shares of New NSP Preferred Stock (as set forth in the New NSP Articles, the form of which is attached hereto as Annex J) will be identical to those of the corresponding shares of NSP Preferred Stock (as set forth in the NSP Articles), the rights of holders of New NSP Preferred Stock will be different in certain respects under Wisconsin law than the rights of holders of NSP Preferred Stock under Minnesota law due to differences between Minnesota and Wisconsin law. For a comparison of Wisconsin and Minnesota law and the articles and bylaw provisions of NSP and Primergy, see "Comparison of Shareholder Rights."

                     SELECTED HISTORICAL AND PRO FORMA DATA

    The summary below sets forth selected historical financial and market data and selected unaudited pro forma financial data. The financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of NSP and WEC, incorporated herein by reference, and in conjunction with the unaudited pro forma combined condensed financial statements and related notes thereto of Primergy included elsewhere in this Joint Proxy Statement/ Prospectus. See "Unaudited Pro Forma Combined Condensed Financial Information." The results of operations for interim periods are not necessarily indicative of the results for a full year due to seasonal variations in weather and other factors.

SELECTED HISTORICAL FINANCIAL AND MARKET DATA

    The selected historical financial data of each of NSP and WEC for the five years ended December 31, 1994, set forth below, have been derived from audited financial statements. The selected historical financial data of NSP and WEC as of and for the 12-month period ended June 30, 1995, set forth below, have been derived from unaudited financial statements. The selected historical market data of each of NSP and WEC for the dates indicated below are based on the closing sale prices of NSP Common Stock and WEC Common Stock as reported on the NYSE Composite Tape for such dates. The Aggregate Market Capitalization represents the product of the closing sale prices on such dates multiplied by the number of outstanding shares on such dates.

                         NORTHERN STATES POWER COMPANY

                                                                                YEAR ENDED DECEMBER 31,
                                                    12 MONTHS ENDED   -------------------------------------------
                                                     JUNE 30, 1995     1994     1993     1992     1991     1990
                                                    ---------------   -------  -------  -------  -------  -------
                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  Operating Revenues..............................      $ 2,472       $ 2,487  $ 2,404  $ 2,160  $ 2,201  $ 2,065
  Operating Income................................          313           308      304      256      306      289
  Allowance for Borrowed and Other Funds Used
   During Construction............................           14            12       13       15       12        6
  Income from Continuing Operations Before
   Accounting Change..............................          253           243      212      161      207      193
  Preferred Dividend Requirements.................           13            12       15       16       18       18
  Earnings Available for Common Shares(a).........          240           231      197      145      189      175
  Earnings per Common Share(a)....................         3.59          3.46     3.02     2.31     3.02     2.79
  Cash Dividends Declared per Common Share........         2.66          2.63     2.57     2.50     2.40     2.30
  Ratio of Earnings to Fixed Charges(b)...........         3.8x          4.0x     4.0x     3.2x     3.9x     3.7x
  Ratio of Earnings to Fixed Charges Plus
   Preferred Dividend Requirements(b).............         3.3x          3.5x     3.3x     2.6x     3.1x     3.0x


                                                                                     DECEMBER 31,
                                                       JUNE 30,       -------------------------------------------
                                                         1995          1994     1993     1992     1991     1990
                                                    ---------------   -------  -------  -------  -------  -------
                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA
  Total Assets....................................      $ 6,004       $ 5,954  $ 5,588  $ 5,142  $ 4,919  $ 4,932
  Long-Term Debt..................................        1,466         1,463    1,292    1,300    1,234    1,240
  Short-Term Debt(c)..............................          478           396      338      221       69       29
  Preferred Stock --
    Not Subject to Mandatory Redemption...........          240           240      240      275      301      301
    Subject to Mandatory Redemption...............           --            --       --       --       --       --
  Common Stock Equity.............................        1,944         1,897    1,827    1,622    1,577    1,527
  Book Value per Common Share.....................        28.79         28.35    27.32    25.91    25.21    24.42

                                                                                     DECEMBER 31,
                                                       JUNE 30,       -------------------------------------------
                                                         1995          1994     1993     1992     1991     1990
                                                    ---------------   -------  -------  -------  -------  -------
MARKET DATA -- COMMON STOCK
  Aggregate Market Capitalization (millions)......      $ 3,114       $ 2,945  $ 2,884  $ 2,707  $ 2,689  $ 2,126
  Closing Market Price per Share..................      $46.125       $44.000  $43.125  $43.250  $43.000  $34.000
  Ratio of Market Value to Book Value.............        1.60x         1.55x    1.58x    1.67x    1.71x    1.39x

       See accompanying Notes to Selected Historical and Pro Forma Data.

                          WISCONSIN ENERGY CORPORATION

                                                                                YEAR ENDED DECEMBER 31,
                                                    12 MONTHS ENDED   -------------------------------------------
                                                     JUNE 30, 1995    1994(D)   1993     1992     1991     1990
                                                    ---------------   -------  -------  -------  -------  -------
                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  Operating Revenues..............................      $ 1,708       $ 1,742  $ 1,693  $ 1,596  $ 1,580  $ 1,480
  Operating Income................................          313           263      265      242      253      244
  Allowance for Borrowed and Other Funds Used
   During Construction............................            9            10       15       12       13       12
  Preferred Dividend Requirements of Subsidiary...            1             1        4        6        6        6
  Net Income(a)...................................          229           181      190      171      190      188
  Earnings per Common Share(a)....................         2.10          1.67     1.80     1.66     1.85     1.83
  Cash Dividends Declared per Common Share........         1.43          1.40     1.34     1.29     1.22     1.16
  Ratio of Earnings to Fixed Charges(b)...........         4.0x          3.4x     3.4x     3.4x     3.7x     3.8x


                                                                                     DECEMBER 31,
                                                       JUNE 30,       -------------------------------------------
                                                         1995          1994     1993     1992     1991     1990
                                                    ---------------   -------  -------  -------  -------  -------
                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA
  Total Assets....................................      $ 4,441       $ 4,408  $ 4,271  $ 3,789  $ 3,534  $ 3,397
  Long-Term Debt..................................        1,253         1,284    1,296    1,221    1,105      997
  Short-Term Debt(c)..............................          294           285      230      144      123      135
  Preferred Stock --
    Not Subject to Mandatory Redemption...........           30            30       30       30       30       30
    Subject to Mandatory Redemption...............      --              --           5       68       70       70
  Common Stock Equity.............................        1,804         1,745    1,664    1,556    1,462    1,396
  Book Value per Common Share.....................        16.43         16.01    15.56    14.86    14.24    13.60

                                                                                     DECEMBER 31,
                                                       JUNE 30,       -------------------------------------------
                                                         1995          1994     1993     1992     1991     1990
                                                    ---------------   -------  -------  -------  -------  -------
MARKET DATA -- COMMON STOCK
  Aggregate Market Capitalization (millions)......      $ 3,075       $ 2,819  $ 2,941  $ 2,775  $ 2,682  $ 2,156
  Closing Market Price per Share..................      $ 28.00       $25.875  $27.500  $26.500  $26.125  $21.000
  Ratio of Market Value to Book Value.............        1.70x         1.62x    1.77x    1.78x    1.83x    1.54x

       See accompanying Notes to Selected Historical and Pro Forma Data.

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

    The following selected unaudited pro forma financial information combines the historical consolidated balance sheets and statements of income of NSP and WEC, including their respective subsidiaries, after giving effect to the Mergers. The unaudited pro forma combined condensed balance sheet data at June 30, 1995 and December 31, 1994, 1993 and 1992 give effect to the Mergers as if they had occurred at the respective balance sheet dates. The unaudited pro forma combined condensed statements of income for each of the years in the three-year period ended December 31, 1994, and the 12-month period ended June 30, 1995, give effect to the Mergers as if they had occurred at January 1, 1992. These statements are prepared on the basis of accounting for the Mergers as a pooling of interests and are based on the assumptions set forth in the notes thereto. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Mergers been consummated on the date as of which, or at the beginning of the periods for which, the Mergers are being given effect nor is it necessarily indicative of future operating results or financial position. See "Unaudited Pro Forma Combined Condensed Financial Information."

                            PRO FORMA FINANCIAL DATA

                                                                            YEAR ENDED DECEMBER 31,
                                                     12 MONTHS ENDED      ---------------------------
                                                      JUNE 30, 1995       1994(d)     1993      1992
                                                    -----------------     -------    ------    ------
                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  Operating Revenues..............................       $ 4,180          $ 4,229    $4,097    $3,755
  Operating Income................................           626              572       569       498
  Allowance for Borrowed and Other Funds Used
   During Construction............................            23               22        28        27
  Preferred Dividend Requirements of
   Subsidiaries...................................            14               14        19        22
  Income from Continuing Operations Before
   Accounting Change(a)...........................           469              412       387       316
  Earnings Per Common Share(a)(e).................          2.15             1.90      1.83      1.54
  Cash Dividends Declared per Common Share(e).....          1.53             1.51      1.46      1.41
  Ratio of Earnings to Fixed Charges(b)...........          3.6x             3.4x      3.4x      3.0x

EQUIVALENT NSP PRO FORMA PER SHARE DATA(f)
  Earnings per Common Share(a)....................       $  3.50          $  3.09    $ 2.98    $ 2.50
  Cash Dividends Declared per Common Share(g).....          2.49             2.45      2.37      2.29


                                                                                 DECEMBER 31,
                                                        JUNE 30,          ---------------------------
                                                          1995             1994       1993      1992
                                                    -----------------     -------    ------    ------
                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA
  Total Assets....................................       $10,307          $10,222    $9,744    $8,864
  Long-Term Debt..................................         2,719            2,747     2,587     2,521
  Short-Term Debt(c)..............................           772              681       568       365
  Preferred Stock --
    Not Subject to Mandatory Redemption...........           271              271       271       305
    Subject to Mandatory Redemption...............            --               --         5        68
  Common Stock Equity.............................         3,748            3,642     3,491     3,178
  Book Value per Common Share.....................         17.07            16.72     16.19     15.39

EQUIVALENT NSP PRO FORMA PER SHARE DATA(f)
  Book Value per Common Share.....................         27.75            27.19     26.32     25.02

NOTES TO SELECTED HISTORICAL AND PRO FORMA DATA
(a) Income/earnings based on income from continuing operations before accounting changes and after preferred dividend requirements.
(b) For purposes of computing the ratios of earnings to fixed charges, "earnings" consist of income from continuing operations before accounting changes, plus interest charges, preferred dividend requirements, income taxes, and the estimated interest component of rentals, minus the undistributed equity in earnings of unconsolidated investees. "Earnings" also include allowance for borrowed and other funds used during construction. "Fixed charges" consist of interest charges, the estimated interest component of rentals and the pre-tax dividend requirements on subsidiary preferred stock. Currently, the NSP Preferred Stock is not issued by a subsidiary; subsequent to the Mergers, the New NSP Preferred Stock will be issued by a subsidiary of Primergy. The pro forma ratios of earnings to fixed charges plus preferred dividend requirements of New NSP for the years ended December 31, 1992, 1993 and 1994 and for the twelve months ended June 30, 1995 are 2.5x, 3.2x, 3.5x and 3.1x, respectively.
(c) Includes bank and other notes payable, commercial paper borrowings and current portion of long-term debt.
(d) Income/earnings for the fiscal year ended December 31, 1994 includes a pre-tax charge of $73.9 million for WEC revitalization costs recorded in the first quarter of 1994.

(e) Pro forma per common share amounts give effect to the conversion of each share of NSP Common Stock outstanding into 1.626 shares of Primergy Common
     Stock. See "The Merger Agreement -- The Mergers" and "Primergy Following the Mergers -- Dividends." Pro forma per common share amounts do not, however, give effect to the synergies of the transaction or transaction costs. For a description of the synergies, see "The Mergers -- Reasons for the Mergers; Recommendations of the Boards of Directors."
(f) Represents the pro forma equivalent of one share of NSP Common Stock calculated by multiplying the pro forma information by the conversion ratio of 1.626 shares of Primergy Common Stock for each share of NSP Common
     Stock.
(g) Pursuant to SEC requirements, calculated based on historical dividends paid by NSP and WEC combined. It is anticipated that Primergy will adopt NSP's common share dividend payment level adjusted for the Ratio, and that therefore the holders of shares of NSP Common Stock immediately prior to the Mergers will be entitled to an annual dividend on the shares of Primergy Common Stock that they receive equal in amount to the dividends they would have received in respect of their shares of NSP Common Stock.

COMPARATIVE MARKET PRICES AND DIVIDENDS

    The NSP Common Stock and the WEC Common Stock are traded on the NYSE. The NSP Common Stock is also traded on the CSE and on the PSE. The following table sets forth, for the periods indicated, the high and low sales prices of NSP Common Stock and WEC Common Stock as reported on the NYSE Composite Tape and dividends declared.

                                              WEC(1)                              NSP
                                ----------------------------------   ------------------------------
                                  HIGH       LOW       DIVIDENDS      HIGH       LOW     DIVIDENDS
                                --------   -------   -------------   -------   -------   ----------
1992
  First Quarter...............  $ 26.250   $23.750   $  0.31000      $43.000   $39.250      $0.605
  Second Quarter..............    27.250    24.250      0.32500       42.000    38.500       0.630
  Third Quarter...............    28.500    26.000      0.32500       45.625    41.000       0.630
  Fourth Quarter..............    26.875    24.750      0.32500       45.375    41.625       0.630
1993
  First Quarter...............  $ 28.375   $24.750   $  0.32500      $47.000   $42.250      $0.630
  Second Quarter..............    28.125    25.375      0.33875       46.875    42.875       0.645
  Third Quarter...............    29.375    27.000      0.33875       47.875    44.750       0.645
  Fourth Quarter..............    29.375    25.875      0.33875       46.375    40.125       0.645
1994
  First Quarter...............  $ 27.500   $24.000   $  0.33875      $43.875   $40.125      $0.645
  Second Quarter..............    26.375    23.125      0.35250       43.625    38.750       0.660
  Third Quarter...............    26.375    23.375      0.35250       43.875    40.375       0.660
  Fourth Quarter..............    27.000    24.500      0.35250       47.000    41.875       0.660
1995
  First Quarter...............  $ 28.250   $25.500   $  0.35250      $46.750   $42.500      $0.660
  Second Quarter..............    29.000    26.750      0.36750       47.375    42.875       0.675
  Third Quarter (through
   August 4)..................    28.250    27.000      0.36750       46.625    43.625      (2)

------------------------------
(1)  Prior data restated to reflect a 3-for-2 stock split in June 1992.
(2) It is expected that NSP's regular quarterly dividend for the third quarter will be declared by the NSP Board in August 1995.

    On April 28, 1995, the last full trading day before the public announcement of the execution and delivery of the Merger Agreement, the high, low and closing sales prices per share of (i) NSP Common Stock on the NYSE Composite Tape were $44.25, $ 43.875 and $44.25, respectively, and (ii) WEC Common Stock on the NYSE Composite Tape were $27.75, $27.50 and $27.75, respectively.

    On August 4, 1995, the most recent date for which it was practicable to obtain market price data prior to printing this Joint Proxy Statement/Prospectus, the high, low and closing sales prices per share of NSP Common Stock on the NYSE Composite Tape were $44.375, $43.875 and $43.875, respectively, and the high, low and closing sales prices per share of WEC Common Stock on the NYSE Composite Tape were $27.375, $27.125 and $27.125, respectively. Accordingly, if the Mergers had been consummated on that date, each share of NSP Common Stock would have been converted into the right to receive 1.626 shares of Primergy Common Stock having a market value of $44.105 based upon the closing price per share of WEC Common Stock on such date.

    The market prices of NSP Common Stock and WEC Common Stock are subject to fluctuation. NSP shareholders and WEC shareholders are urged to obtain current market quotations for NSP Common Stock and WEC Common Stock.

                          MEETINGS, VOTING AND PROXIES

    This Joint Proxy Statement/Prospectus is being furnished to (i) the holders of NSP Common Stock and NSP Preferred Stock in connection with the solicitation of proxies by the NSP Board from the holders of NSP Common Stock and NSP Preferred Stock for use at the NSP Meeting, and (ii) the holders of WEC Common Stock in connection with the solicitation of proxies by the WEC Board from the holders of WEC Common Stock for use at the WEC Meeting.

NSP MEETING

    PURPOSE OF NSP MEETING. The purpose of the NSP Meeting is to consider and vote upon: (i) a proposal to approve the Merger Agreement and the transactions contemplated thereby, (ii) a proposal to approve the Primergy Stock Incentive Plan, (iii) a proposal to approve the Primergy Management Incentive Compensation Plan, (iv) a proposal to elect four directors to Class III to serve for terms of three years until their successors are elected and qualified, (v) a proposal to ratify the appointment of Price Waterhouse LLP as independent accountants for NSP for 1995, (vi) two Shareholder Proposals and (vii) such other matters, if any, as may properly be presented for consideration. The NSP Board does not know, as of the date of mailing of this Joint Proxy Statement/Prospectus, of any other business to be brought before the NSP Meeting. The enclosed proxy card authorizes the voting of shares represented by the proxy on all other matters that may properly come before the NSP Meeting, and any adjournment or postponement thereof, and it is the intention of the proxy holders to take such action in connection therewith as shall be in accordance with their best judgment.

    The NSP Board, by a unanimous vote, has approved the Merger Agreement, authorized the execution and delivery of the Merger Agreement, and approved the Primergy Plans, and recommends that NSP shareholders vote FOR approval and adoption of the Merger Agreement, FOR the approval of the Primergy Stock Incentive Plan, FOR the approval of the Primergy Management Incentive Compensation Plan, FOR the election of the nominated directors, FOR ratification of the appointment of Price Waterhouse LLP as NSP's independent accountants for 1995 and AGAINST the Shareholder Proposals.

    Pursuant to the Merger Agreement, consummation of the Mergers is conditioned upon approval of proposals (i), (ii) and (iii) above, but is not conditioned upon approval by the shareholders of NSP of any other of the above proposals. NSP and WEC retain the right to waive the approval of either or both of the Primergy Plans (proposals (ii) and (iii) above) as conditions to the consummation of the Mergers. If approved, the Primergy Plans will be implemented only if the Mergers are consummated.

    DATE, PLACE AND TIME; RECORD DATE. The NSP Meeting is scheduled to be held on Wednesday, September 13, 1995, at 10:00 a.m., local time, at the Minneapolis Convention Center, 1301 South Second Avenue, Minneapolis, Minnesota 55463, Exhibit Hall I. Holders of record of shares of NSP Common Stock and NSP Preferred Stock at the close of business on July 27, 1995, the NSP Record Date, will be entitled to notice of and to vote at the NSP Meeting. At the close of business on the NSP Record Date, 67,693,931 shares of NSP Common Stock and 2,400,000 shares of NSP Preferred Stock (of which 275,000 shares are of a series which is entitled to three votes per share) were issued and outstanding and entitled to vote.

    VOTING RIGHTS. Each outstanding share of NSP Common Stock is entitled to one vote and each outstanding share of NSP Preferred Stock is entitled to one vote (other than NSP Preferred Stock of the series designated "Cumulative Preferred Stock, $3.60 Series" (the "$3.60 Series Preferred Stock"), which is entitled to three votes per share) upon each matter presented at the NSP Meeting. On the NSP Record Date, there were 275,000 shares of $3.60 Series Preferred Stock outstanding.

    A majority of the voting power of the shares issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at the NSP Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum. The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of NSP Common Stock and NSP Preferred Stock entitled to vote, voting as a single class, is required to approve the Merger Agreement. Approval of the Merger Agreement is a condition to consummation of the Mergers. Under applicable Minnesota law, in determining whether the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes cast against approval of the Merger Agreement.

    Shareholders are entitled to vote cumulatively for the election of directors. Each shareholder is entitled to a number of votes for such election equal to the number of votes entitled to be cast with respect to the shares held by such shareholder multiplied by the number of directors to be elected, and may cast all votes for one nominee or distribute the votes among the nominees. The election of each director shall be decided by plurality vote. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) will have no impact on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

    The affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of NSP Common Stock and NSP Preferred Stock represented at the NSP Meeting and entitled to vote thereon, voting as a single class (PROVIDED that the total vote cast represents over 50% of the voting power of all the shares of NSP Common Stock and NSP Preferred Stock entitled to vote thereon) is required to approve the Primergy Stock Incentive Plan, the Primergy Management Incentive Compensation Plan, the ratification of the appointment of Price Waterhouse LLP as NSP's independent accountants for 1995 and the Shareholder Proposals. Abstentions from voting on such matters are treated as votes against, while broker non-votes are treated as shares not entitled to vote.

    The directors and executive officers of NSP, together with their affiliates as a group, own beneficially less than 1% of the issued and outstanding shares of NSP Common Stock and less than 1% of the issued and outstanding shares of each series of NSP Preferred Stock. First Trust N.A., the Trustee for NSP's Employee Stock Ownership Plan (the "NSP ESOP"), holds approximately 8.41% of the NSP Common Stock for the benefit of NSP ESOP participants, none of whom has a total beneficial interest of more than 5% of NSP's outstanding voting securities. No other person holds of record or, to the knowledge of NSP management, owns beneficially more than 5% of any class of the outstanding voting securities of NSP.

    If an NSP shareholder is a participant in the NSP ESOP, the participant will receive an NSP ESOP voting directive for shares allocated to the participant's account under the NSP ESOP. The trustee for the NSP ESOP will vote such shares as instructed by the participant in his or her NSP ESOP voting directive. If a participant in the NSP ESOP does not return an NSP ESOP voting directive, the trustee for the NSP ESOP will vote such participant's allocated NSP ESOP shares, along with all unallocated shares held in the NSP ESOP, in the same proportion that all allocated shares in the NSP ESOP are voted.

    If an NSP shareholder is a participant in the NSP Dividend Reinvestment and Stock Purchase Plan (the "NSP DRIP"), the NSP proxy will represent the shares held on behalf of the participant under the NSP DRIP and such shares will be voted in accordance with the instructions on the NSP proxy. If a participant in the NSP DRIP does not return an NSP proxy, the participant's shares will not be voted.

    PROXIES. Holders of the NSP Common Stock and NSP Preferred Stock may vote either in person or by properly executed proxy. By completing and returning the form of proxy, the NSP shareholder authorizes the persons named therein to vote all the NSP shareholder's shares on his or her behalf. Issued and outstanding shares of NSP Common Stock and NSP Preferred Stock, the holders of which are entitled to vote at the NSP Meeting, which are represented by properly executed proxies, will, unless such proxies have been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted FOR approval of the Merger

Agreement, FOR the approval of the Primergy Stock Incentive Plan, FOR the approval of the Primergy Management Incentive Compensation Plan, FOR the election of the nominated directors, FOR ratification of the appointment of Price Waterhouse LLP as NSP's independent accountants for 1995 and AGAINST each of the Shareholder Proposals. With respect to the election of the nominated directors, the persons named as proxies reserve the right to cumulate votes represented by proxies which they receive and to distribute such votes among one or more of the nominees at their discretion. A NSP shareholder may revoke a proxy at any time prior to the NSP Meeting by delivering to the Secretary of NSP a notice of revocation or a duly executed proxy bearing a later date or by attending the NSP Meeting and voting in person. Attendance at the NSP Meeting will not in itself constitute revocation of a proxy.

    NSP will bear the cost of soliciting proxies for the NSP Meeting, except that NSP and WEC shall share equally expenses incurred in connection with printing and filing this Joint Proxy Statement/ Prospectus. See "The Merger Agreement -- Expenses." In addition to soliciting proxies by mail, officers and employees of NSP, without receiving additional compensation therefor, may solicit proxies by telephone, by telecopy, by telegram or in person. NSP has retained D.F. King & Co., Inc. to aid in the solicitation of proxies from the NSP shareholders. The fee for such services of such firm shall be $6,500 plus an additional $3.00 per shareholder contact and reimbursement for reasonable out-of-pocket expenses.

    The NSP Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

WEC MEETING

    PURPOSE OF WEC MEETING. The purpose of the WEC Meeting is to consider and vote upon: (i) a proposal to approve the Merger Agreement and the transactions contemplated thereby (including, among other things, the issuance of shares of Primergy Common Stock pursuant to the terms of the Merger Agreement); (ii) a proposal to approve the Name Change Amendment; (iii) a proposal to approve the Common Stock Amendment; (iv) a proposal to aprove the Primergy Stock Incentive Plan; (v) a proposal to approve the Primergy Management Incentive Compensation Plan; and (vi) such other matters, if any, as may properly come before the WEC Meeting. The WEC Board is not aware, as of the date of mailing of this Joint Proxy Statement/Prospectus, of any other matters which may properly come before the WEC Meeting. The WBCL provides that only business within the purposes described in the Notice of the WEC Meeting may be conducted at the WEC Meeting. If any other matters properly come before the WEC Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the proxy to vote such proxies in accordance with their best judgment on such matters.

    The WEC Board, by unanimous vote, has adopted and approved the Merger Agreement, each of the WEC Articles Amendments and each of the Primergy Plans, and recommends that WEC shareholders vote FOR approval of the Merger Agreement (including the issuance of shares of Primergy Common Stock pursuant to the terms of the Merger Agreement), FOR approval of each of the WEC Articles Amendments and FOR approval of each of the Primergy Plans.

    Pursuant to the Merger Agreement, consummation of the Mergers is conditioned upon approval by the shareholders of WEC of proposals (i) through (v) set forth above. NSP and WEC retain the right to waive the approval of either or both of the Primergy Plans (proposals (iv) and (v) above), or the approval of the Common Stock Amendment (proposal (iii) above), as conditions to the consummation of the Mergers. If approved, each of the WEC Articles Amendments will become effective, and each of the Primergy Plans will be implemented, only if the Mergers are consummated.

    DATE, PLACE AND TIME; RECORD DATE. The WEC Meeting is scheduled to be held on Wednesday, September 13, 1995, at 9:00 a.m., local time, in the Exhibition Hall of The Grand Milwaukee Hotel, 4747 South Howell Avenue, Milwaukee, Wisconsin. Holders of record of shares of WEC Common Stock at the close of business on July 27, 1995, the WEC Record Date, will be entitled to notice of and to vote at the WEC Meeting. As of the WEC Record Date, 109,936,834 shares of WEC Common Stock were issued and outstanding and entitled to vote. A list of shareholders of record entitled to vote at the WEC Meeting will be available for inspection by WEC shareholders at WEC's principal business office at 231 West Michigan Street, Milwaukee, Wisconsin prior to the WEC Meeting. The list will also be available on the day of the WEC Meeting at the meeting site.

    VOTING RIGHTS. Each outstanding share of WEC Common Stock is entitled to one vote upon each matter presented at the WEC Meeting. A majority of the votes entitled to be cast by holders of shares of WEC Common Stock, represented in person or by proxy, shall constitute a quorum for each matter presented at the WEC Meeting. Abstentions and broker non-votes (I.E., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum.

    If a quorum is present, (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of WEC Common Stock represented at the WEC Meeting and entitled to vote thereon (PROVIDED that the total vote cast represents over 50% of all the shares of WEC Common Stock entitled to vote) is required for approval of the Merger Agreement (including the issuance of shares of Primergy Common Stock pursuant to the terms of the Merger Agreement) and the Primergy Stock Incentive Plan, (ii) the affirmative vote of a majority of the votes entitled to be cast at the WEC Meeting by the holders of the outstanding shares of WEC Common Stock entitled to vote thereon is required for approval of each of the WEC Articles Amendments, and (iii) the affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of WEC Common Stock represented at the WEC Meeting and entitled to vote thereon is required for approval of the Primergy Management Incentive Compensation Plan. As to each proposal before shareholders at the WEC Meeting, abstentions will have the same effect as votes cast against approval of the proposal. Broker non-votes will have the same effect as votes cast against approval of each of the WEC Articles Amendments but will not be counted as votes entitled to be cast by the holders of shares of WEC Common Stock present or represented by proxy at the WEC Meeting in determining whether holders of a majority of such votes have voted to approve the Merger Agreement and each of the Primergy Plans. Failure to return a WEC proxy or vote in person at the WEC Meeting will have the effect of a vote against each of the WEC Articles Amendments. The directors and executive officers of WEC, together with their affiliates as a group, are deemed to own less than 1% of the issued and outstanding shares of WEC Common Stock.

    PROXIES. Holders of the WEC Common Stock may vote either in person or by properly executed proxy. By completing and returning the form of proxy, the WEC shareholder authorizes the persons named therein to vote all the WEC shareholder's shares on his or her behalf. All completed WEC proxies returned will be voted in accordance with the instructions indicated on such proxies. If no instructions are given, the WEC proxies will be voted FOR approval of the Merger Agreement (including the issuance of shares of Primergy Common Stock pursuant to the terms of the Merger Agreement), FOR approvalof each of the WEC Articles Amendments and FOR approval of each of the Primergy Plans. A WEC proxy may be revoked by voting in person at the WEC Meeting, by written notice to WEC's Corporate Secretary, or by delivery of a later-dated proxy, in each case prior to the closing of the polls for voting at the WEC Meeting. Attendance at the WEC Meeting will not in itself constitute revocation of a proxy.

    If a WEC shareholder is a participant in WEC's Stock Plus Investment Plan ("Stock Plus") or owns shares through investments in the WEC Common Stock Fund of WEPCO's Management Employee Savings Plan ("MESP") or Represented Employee Savings Plan ("RESP"), the WEC proxy will serve as voting instructions for the participant's shares held in those plans, as well as a proxy for shares registered in the participant's name. Shares of plan participants will be voted by the administrator for Stock Plus and the trustee for MESP and RESP in accordance with such participant's proxies/voting instructions. If a participant in Stock Plus does not return a WEC proxy, the administrator for Stock Plus will not vote such participant's shares held in Stock Plus. If a participant in the

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
WEC Common Stock Fund of MESP (the "MESP Fund") or the WEC Common Stock Fund of RESP (the "RESP Fund") does not return a WEC proxy, the trustee for such plans will vote such participant's shares held in the MESP Fund or RESP Fund, as the case may be, in the same proportion that all shares in the MESP Fund or RESP Fund, as the case may be, are voted.

    WEC will bear the cost of the solicitation of proxies for the WEC Meeting, except that NSP and WEC shall share equally expenses incurred in connection with printing and filing this Joint Proxy Statement/Prospectus. See "The Merger Agreement -- Expenses." Proxies may be solicited by certain officers and employees of WEC or its subsidiaries by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries. WEC has retained D.F. King & Co., Inc. to assist in the solicitation of proxies from WEC shareholders, including brokers' accounts, at a fee for such services of $6,500 plus an additional $3.00 per shareholder contact and reasonable out-of-pocket expenses.

    The WEC Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

                                  THE MERGERS

BACKGROUND OF THE MERGERS

    WEC and NSP both believe that fundamental changes in the regulatory structure of the electric utility industry are inevitable and that such changes will likely occur in the near future. Recently enacted federal laws and recent actions by federal and state regulatory commissions are facilitating the changes to bring more competition to various segments of the industry.

    The Energy Policy Act of 1992 (the "1992 Act") granted the FERC the authority to order electric utilities to provide transmission service to other utilities and to other buyers and sellers of electricity in the wholesale market. The 1992 Act also created a new class of power producers, exempt wholesale generators ("EWGs"), which are exempt from regulation under the 1935 Act. The exemption from regulation under the 1935 Act of EWGs has increased the number of entrants into the wholesale electric generation market, thus increasing competition in the wholesale segment of the electric utility industry.

    Commencing in December 1993, pursuant to its authority under the 1992 Act, FERC issued a number of orders in specific cases directing utilities to provide transmission services. Under FERC's evolving transmission policies, utilities are being required to offer transmission services to third parties on a basis comparable to services that the utilities provide themselves. On April 7, 1995, FERC issued a notice of proposed rulemaking under which it proposed to implement, on a comprehensive basis, the comparable transmission service policies it has set forth in specific cases. FERC's actions to date and its transmission rulemaking proceeding have increased the availability of transmission services, thus creating greater competition in the wholesale power market.

    In addition, state regulatory bodies in certain states, including, among others, California, Minnesota and Wisconsin, have initiated proceedings to review the basic structure of the industry. These bodies are considering proposals to require some measure of competition in the retail portion of the industry. The Wisconsin Commission requested comments regarding how the industry might be restructured in order to create a more competitive environment. Following receipt of responses, the Wisconsin Commission created a task force to analyze how the industry might be restructured in Wisconsin to allow consumers to receive the benefits of increased competition. While the Wisconsin Commission's proceedings and the various other state proceedings have not concluded, it is the view of the managements of NSP and WEC that such proceedings will result in some measure of increased competition in the retail segment of the business.

    The changes to the electric industry that have occurred and that are occurring are bringing increased competition to various sectors of the business and are putting pressure on utilities to lower their costs. Both NSP and WEC recognized that a combination with another financially strong utility would enable the combined entity to generate and deliver energy more cheaply and efficiently and thereby remain a premier supplier of energy in an increasingly deregulated industry.

    For a description of certain preexisting business relationships between WEC and NSP, see "Selected Information Concerning WEC and NSP -- Certain Business Relationships Between WEC and NSP."

    Beginning in the spring of 1994, the management of NSP analyzed various potential strategic options that might be available to NSP, including possible business combinations with other utilities. Beginning in late summer of 1994, management was assisted in this process by the Management Consulting Division of Deloitte & Touche LLP ("Deloitte & Touche"). The NSP Board was briefed at its August 1994 meeting with respect to the work that had been done by NSP management in assessing the industry environment and analyzing various potential merger partners and possible legal structures. The management of NSP looked at substantially all of the utilities of significant size and with service areas proximate to the main service areas of NSP. None of the other utilities offered synergy opportunities of the magnitude that could be realized through a merger with WEC. The physical proximity of the service areas of WEC, the compatibility of and similarity between NSP's and

WEC's operations and the excellent reputation of WEC's management made WEC the natural first choice for a combination partner for NSP. No alternative merger scenarios were seriously considered at or after this time.

    In September 1994, Mr. Edwin Theisen, then-President and Chief Operating Officer of NSP, raised the concept of a combination of NSP and WEC with Mr. Abdoo, Chairman, President and Chief Executive Officer of WEC, at the suggestion of Mr. Howard, Chairman and Chief Executive Officer of NSP. That led to a series of discussions between Messrs. Abdoo and Theisen which ultimately resulted in a meeting at the end of October 1994 between Messrs. Howard, Abdoo and Theisen, at which the two companies' views of the future of the utility industry were discussed. The three men discussed in a very preliminary fashion the concept of a business combination, structured as a merger of equals, between NSP and WEC. They also identified the issues of management succession, board composition and the location of the headquarters as significant points to be agreed upon.

    Shortly after the October 1994 meeting, NSP engaged the law firms of Gardner, Carton & Douglas and Wachtell, Lipton, Rosen & Katz to advise it with respect to the potential transaction.

    Shortly after the October 1994 meeting, WEC management reviewed possible strategic alternatives for WEC, including a business combination with NSP, the possibility of remaining an independent company and the possibility of a combination with another Midwestern utility. No alternative merger scenarios were seriously considered by WEC management. There was a review of the consequences of WEC remaining an independent company. WEC sought advice from the investment banking firm of Barr Devlin and the law firms of Quarles & Brady and Skadden, Arps, Slate, Meagher & Flom with respect to strategic alternatives. The WEC Board was briefed at its November 1994 meeting with respect to the fact that WEC management was reviewing various strategic alternatives mentioned above, including a possible business combination with NSP, and that management would report back to the WEC Board.

    In late November 1994, representatives of WEC advised representatives of NSP that WEC management was interested in exploring the possibility of a combination of the two companies, but WEC felt that it needed to perform additional internal analysis of the potential benefits of the transaction before it further engaged NSP in any substantive discussions.

    In December 1994, NSP management briefed the NSP Board with respect to its analysis of the potential synergies that could be achieved by a combination with WEC or other utilities (such as cost savings from economies of scale and decreased fuel costs, reduction in operational and maintenance expenses, integration of nuclear facilities and elimination of duplicative administrative expenditures), and the legal and regulatory implications of alternative combination structures.

    Representatives of WEC contacted representatives of NSP in early January 1995 and indicated that WEC was interested in proceeding with discussions concerning a possible merger of equals. Messrs. Howard and Abdoo met on January 6, 1995, at which meeting Mr. Abdoo indicated that WEC was interested in proceeding with the discussions. The parties agreed that it was desirable to arrange an introductory meeting of the parties' respective management teams and advisors to discuss, among other things, the due diligence and negotiation process.

    On January 10, 1995, NSP engaged Goldman Sachs as its financial advisor in connection with the possible transaction.

    An introductory meeting was held on January 12, 1995, attended by representatives of WEC and NSP and their respective counsel, financial advisors and consultants. Working groups composed of representatives of both companies were formed to examine various issues including structure, financial modeling, regulatory considerations, integration of employee benefit plans, communications and an analysis of synergies.

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
    Shortly after the meeting, the companies entered into a confidentiality agreement, pursuant to which the parties agreed to exchange non-public information with a view toward exploring a possible business combination. For a description of certain standstill provisions contained in such confidentiality agreement, see "The Merger Agreement -- Standstill Provisions."

    Deloitte & Touche was engaged to assist the senior managements of NSP and WEC and certain employees designated by them (collectively, the "synergies working group") in identifying and quantifying the potential cost savings from synergies resulting from the proposed merger.

    On January 25, 1995, the NSP Board met with NSP's advisors. Representatives of Goldman Sachs discussed their views on changing conditions in the utility industry and the financial profiles of the two companies. Management set out a proposed timetable and legal counsel for NSP explained the directors' legal responsibilities. The NSP Board discussed the potential benefits to shareholders of NSP (in the form of enhanced opportunities for earnings and dividend growth) and customers of NSP (in the form of maintenance of competitive rates) that could result from the proposed combination and encouraged management to proceed with the process.

    On January 25, 1995, the WEC Board met with WEC's advisors. Representatives of Barr Devlin discussed the status of the utility industry and the financial profiles of the two companies. Management explained the financial, structural, regulatory and synergy analyses being undertaken and the timetable for their completion. Legal counsel for WEC described the directors' legal responsibilities. The WEC Board discussed the rationale for the proposed combination and agreed that management should continue the analyses.

    During the next several weeks, the various task forces continued their work with respect to the synergies analysis, business plans, legal structures, regulatory plans, due diligence and employee benefits. In addition, discussions continued between the NSP management and Goldman Sachs on the one hand, and WEC management and Barr Devlin on the other hand, with respect to negotiation of the exchange ratio, and between counsel for WEC and counsel for NSP, with respect to the terms of the draft merger agreement and stock option agreements.

    On February 22, 1995, the NSP Board met and received updates from management, Goldman Sachs, legal counsel and consultants. Management reviewed in detail the NSP five-year plan, which sets forth the targeted earnings growth, return on equity and capital requirements for NSP and its subsidiaries. Legal counsel reviewed the implications of adopting a registered holding company structure under the 1935 Act, including the possibility that divestiture of the combined entity's gas and certain non-utility operations would be required. The NSP Board again discussed the potential benefits to shareholders of NSP (in the form of enhanced opportunities for earnings and dividend growth) and customers of NSP (in the form of maintenance of competitive rates) that would result from the combination of NSP and WEC.

    On February 22, 1995, the WEC Board met and were updated by management, Barr Devlin, legal counsel and consultants. Management reviewed the WEC five-year plan in detail, which was composed of income, balance sheet and cash flow information. Barr Devlin reviewed the NSP five-year plan and the valuation methodologies that it would apply in evaluating whether a particular exchange ratio would, in its opinion, be fair to WEC shareholders. Legal counsel reviewed the due diligence process and status of discussions concerning the structure of any transaction with NSP, including the implications of becoming a registered holding company under the 1935 Act, and the possibility that divestiture of the combined entity's gas and certain non-utility operations would be required. The WEC Board discussed the potential benefits to shareholders (in the form of enhanced opportunities for earnings and dividend growth) and customers (in the form of maintenance of competitive rates) of WEC which would result from a combination of WEC and NSP.

    On March 7, 1995, the WEC Board met and received further updates. The WEC Board received a status report on the synergies working group's analysis of potential synergies, which indicated that the combination could result in synergies, net of costs to achieve such synergies, of approximately

$2 billion over a ten-year period. Barr Devlin gave a report concerning certain pro forma financial information for WEC and NSP and provided an update on the valuation methodologies that it would apply in evaluating whether a particular exchange ratio would, in its opinion, be fair to WEC shareholders. The WEC Board discussed the potential benefits to customers (in the form of maintenance of competitive rates) and shareholders (in the form of enhanced opportunities for earnings and dividend growth) of WEC that would result from a combination of WEC and NSP and the significant issues under discussion between management of WEC and NSP.

    The NSP Board met and received further updates on March 10, 1995. The NSP Board received a status report on the synergies working group's analysis of potential synergies, which indicated that the combination could result in synergies, net of costs to achieve such synergies, of approximately $2 billion over a ten-year period. Legal counsel reviewed generally the structure of the merger agreement and stock option agreements under discussion between the two parties. The potential benefits to shareholders of NSP (in the form of enhanced opportunities for earnings and dividend growth) and customers of NSP (in the form of maintenance of competitive rates) were again discussed by the NSP Board.

    On March 14, 1995, Mr. Howard met with the WEC Board and reviewed with them his perspective on the utility industry generally, the business of NSP and its subsidiaries and the proposed business combination.

    During the next several days, discussions between management of WEC and NSP continued regarding the exchange ratio, the management succession plan and the transition process between execution of a definitive merger agreement and consummation of the transaction. Despite repeated efforts, the two sides were unable to bridge their differences on these issues. Mr. Howard told the NSP directors that he did not believe that at that point an adequate understanding had been reached between the specific management teams which would allow for the development of the high level of cooperation necessary to realize the potential synergies and that, in his view, the discussions had reached an impasse and should be terminated. Mr. Howard so advised Mr. Abdoo on March 20, 1995. The NSP decision to terminate discussions was confirmed by a letter dated the same day. By letter dated March 27, 1995, WEC acknowledged NSP's March 20, 1995 letter.

    The WEC Board met on March 21, 1995 and was briefed by management on the breakdown of the discussions. The WEC Board discussed the issues that led to the impasse between WEC and NSP and the potential benefits to customers (in the form of maintenance of competitive rates) and shareholders (in the form of enhanced opportunities for earnings and dividend growth) of WEC which could result from the combination. The WEC Board concluded that, in light of the potential benefits to shareholders and customers of WEC of a business combination between NSP and WEC, the WEC Board would be interested in further exploration of a possible business combination between NSP and WEC if the open issues could be resolved on an acceptable basis.

    Representatives of WEC advised representatives of NSP that the WEC Board remained supportive of the transaction and urged that representatives of the two companies be authorized to meet to attempt to resolve the open issues.

    The NSP Board met on March 24, 1995 and was briefed by management on the breakdown of discussions and the message communicated by the WEC Board. It was the sense of the NSP Board at that meeting that, while the business logic of the transaction in terms of the possible synergies was quite compelling, those synergies could only be realized if the transition to a combined company could be effected smoothly and economically.

    Representatives of NSP contacted representatives of WEC and advised them that it was the view of the NSP Board that Messrs. Howard and Abdoo themselves should meet to see whether the impasse reached in negotiating the transaction could be overcome. A meeting between Messrs. Abdoo and Howard was held on March 30, 1995 at which there was discussion of the reasons for the impasse in the discussions, the issues that led to the impasse and the potential benefits to shareholders and customers of both WEC and NSP from the combination, namely the enhanced opportunities for shareholders to achieve earnings and dividend growth, and the maintenance of competitive rates for customers. Messrs. Howard and Abdoo met again on April 4, 1995 with other representatives of the parties to review those issues. Several meetings and discussions were then held between representatives of the two parties over the next two weeks on the issues of transition and management succession. Messrs. Howard and Abdoo met again on April 17, 1995 and at that meeting confirmed their understandings on those issues. Messrs. Abdoo and Howard directed their advisors to meet to discuss any remaining issues between the parties and the proposed schedule. The lawyers and management teams for the two sides met on April 18, 1995 and confirmed the understandings reached by Messrs. Howard and Abdoo. On April 19, 1995, the WEC Board formally approved the reopening of the discussions between the parties. The parties later confirmed the reopening of discussions as of such date in an amendment to the confidentiality agreement.

    The advisors for both parties met and spoke several times over the next week, discussing the transaction and the related documentation, agreed upon the proposed structure for the transaction and negotiated the terms of the Merger Agreement, including the conditions to closing, the termination provisions, the break-up fees, the covenants which would govern the operations of NSP and WEC prior to the Effective Time and various other matters, such as employee benefits and workforce matters, which would govern the operations of Primergy after the Effective Time. Goldman Sachs and Barr Devlin held further discussions with respect to the exchange ratio and agreed to recommend to their clients a ratio which would result in each company's common shareholders as a group owning 50% of the surviving company's common equity.

    On April 26, 1995, Mr. Abdoo met with the NSP Board and reviewed with them his views on the utility industry generally, the business of WEC and its subsidiaries and the proposed business combination.

    On April 26, 1995, the WEC Board met and received detailed advice from Barr Devlin, legal counsel and an outside employee benefits consultant. The WEC Board also received an updated status report on the synergies working group's analysis of potential synergies, including discussions of potential cost savings from economies of scale and decreased fuel costs, integration of nuclear facilities and elimination of duplicative administrative expenses. Barr Devlin reviewed financial and other information concerning NSP and WEC and the proposed exchange ratio. Counsel outlined in detail the terms and conditions of the Merger Agreement and Stock Option Agreements. Counsel also reviewed the succession plan contained in the Merger Agreement and the handling of various social issues relating to the transaction, such as the composition of the Primergy Board and the location of the corporate headquarters of Primergy. The outside employee benefits consultant reviewed the terms of the employment agreements to be entered into by Primergy upon consummation of the Mergers as well as the Severance Policies covering certain senior executives of NSP and WEC. The WEC Board discussed the significant potential benefits from a combination to shareholders and customers of WEC and NSP.

    On April 28, 1995, at a meeting of the NSP Board, counsel to NSP outlined in detail the terms and conditions of the Merger Agreement and Stock Option Agreements. Counsel also reviewed the succession plan outlined in the Merger Agreement and the handling of the various social issues relating to the transaction, such as the composition of the Primergy Board and the location of the headquarters of the combined entity. The NSP Board also received an updated status report on the synergies working group's analysis of the potential synergies, and management reviewed the regulatory plan. An outside consultant reviewed with the directors the terms of the employment agreements proposed to be entered into by Primergy upon consummation of the Mergers, as well as the Severance Policies covering the senior executives of NSP and WEC. At the April 28 meeting, Goldman Sachs delivered its oral opinion to the NSP Board that, as of such date and based upon and subject to the matters discussed, the proposed exchange ratio of 1.626 shares of Primergy Common Stock per share of NSP Common Stock was fair to the holders of NSP Common Stock. A committee composed of all of the directors other than Messrs. Howard and Theisen was formed to review the transactions and make a

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
recommendation with respect thereto to the entire NSP Board. Such committee met and approved the Merger Agreement and the Stock Option Agreements and the transactions contemplated thereby. The NSP Board discussed the presentations they had received and, upon conclusion, unanimously approved the Merger Agreement and the Stock Option Agreements and authorized their execution.

    On April 28, 1995, the WEC Board met and received advice from Barr Devlin and legal counsel. Barr Devlin reviewed various financial and other information and rendered to the WEC Board its opinion to the effect that, as of the date of said opinion and based upon and subject to the matters stated therein, the proposed exchange ratio of 1.626 shares of Primergy Common Stock per share of NSP Common Stock was fair to the holders of WEC Common Stock from a financial point of view. Legal counsel reviewed the final forms of Merger Agreement and Stock Option Agreements and other transaction documents with the WEC Board. The WEC Board discussed the advice they had received at the various WEC Board meetings and the significant potential benefits to shareholders and customers of WEC which would result from a combination of WEC and NSP. After such discussions, the WEC Board unanimously approved the Merger Agreement and the Stock Option Agreements and authorized their execution.

    Following the meetings of the NSP Board and the WEC Board, the Merger Agreement and the Stock Option Agreements were executed.

REASONS FOR THE MERGERS; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    NSP and WEC believe that the Mergers offer the following significant strategic and financial benefits to each company and to their respective shareholders, as well as to their employees and customers and the communities in which they do business:

        - MAINTENANCE OF COMPETITIVE RATES -- Primergy will be able to meet the challenges of the increasingly competitive environment in the utility industry more effectively than either WEC or NSP standing alone. The Mergers will create the opportunity for strategic, financial and operational benefits for customers in the form of lower rates over the long term and for shareholders in the form of greater financial strength and financial flexibility.

        - INTEGRATION OF CORPORATE AND ADMINISTRATIVE FUNCTIONS -- Primergy would be able to consolidate certain corporate and administrative functions of NSP and WEC, thereby eliminating duplicative positions, reducing other non-labor corporate and administrative expenses and limiting or avoiding capital expenditures for administrative facilities and information systems. In addition, it is anticipated that a large portion of the corporate and administrative functions of NSP-Wisconsin could be eliminated or performed by WEPCO. A joint transition task force is examining the manner in which to best organize and manage the businesses of Primergy and identify duplicative positions in the corporate and administrative areas. It is anticipated that, as a result of combining staff and other functions, Primergy will have fewer employees within several years than NSP and WEC currently have in the aggregate. NSP and WEC are committed to achieve cost savings in the area of personnel reductions through attrition, strictly controlled hiring, reassignment and retraining and, to the extent required, severance and targeted early retirement programs. In addition, some savings in areas such as insurance and regulatory costs and legal, audit and consulting fees should be realized.

        - EXPANDED MANAGEMENT RESOURCES -- In combination, WEC and NSP will be able to draw on a larger and more diverse mid- and senior-level management pool to

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
          lead Primergy forward in an increasingly competitive environment for the delivery of energy and should be better able to attract and retain the most qualified employees. The employees of Primergy should also benefit from new opportunities in the expanded organization.

        - INTEGRATION OF NUCLEAR OPERATIONS -- The centralization of the management, supervision and operation of NSP's and WEPCO's separate nuclear generating facilities should avoid duplication and enhance effectiveness in making and implementing decisions affecting nuclear operations without compromising public safety.

        - PURCHASING ECONOMIES AND STREAMLINING OF INVENTORIES -- The combination of the two companies should result in greater purchasing powers for items such as fuel and transportation services and the reduction of inventories for standardized materials and supplies for construction, operations, and maintenance within the combined generation, transmission and distribution systems.

        - COORDINATION OF DIVERSIFICATION PROGRAMS -- NSP and WEC each have significant non-utility subsidiaries, and Primergy, as a stronger financial entity, should be able to manage and pursue such subsidiary businesses more efficiently and effectively.

        - MORE DIVERSE SERVICE TERRITORY -- The combined service territories of NSP and WEPCO will be larger and more diverse than either of the service territories of NSP or WEPCO as independent entities. This increased geographical diversity will reduce the exposure to changes in economic, competitive or climatic conditions in any given sector of the combined service territory.

        - COMMUNITY INVOLVEMENT -- Primergy will continue to play a strong role in the economic development efforts of the communities NSP and WEC now serve. The philanthropic and volunteer programs currently maintained by the two companies will be continued.

    Subject to the qualifications expressed below, NSP and WEC believe that synergies from the Mergers will generate substantial cost savings to Primergy, which would not be available absent the Mergers. Preliminary estimates by the managements of NSP and WEC indicate that the Mergers could result in potential net cost savings (that is, after taking into account the costs incurred to achieve such savings) of approximately $2 billion during the ten-year period following the Mergers. Approximately one-half of these savings are expected to be achieved through personnel reductions. Other potentially significant cost savings include reduced corporate and administrative programs, reduced fuel costs, lower gas supply costs, and other avoided or reduced operation and maintenance costs, such as labor and materials. Achieved savings in costs are expected to inure to the benefit of both shareholders and customers. The treatment of the benefits and cost savings will depend on the results of regulatory proceedings in the various jurisdictions in which NSP and WEC operate their businesses. See "Regulatory Matters."

    The analyses employed in order to develop estimates of potential savings as a result of the Mergers were necessarily based upon various assumptions that involve judgments with respect to, among other things, future national and regional economic and competitive conditions, inflation rates, regulatory treatment, weather conditions, financial market conditions, future business decisions, and other uncertainties, all of which are difficult to predict and many of which are beyond the control of NSP and WEC. Accordingly, while NSP and WEC believe that such assumptions are reasonable for purposes of the development of estimates of potential savings, there can be no assurance that such assumptions will approximate actual experience or that such savings will be realized.

    NSP.   The NSP Board believes that the terms of the Mergers are fair to, and in the best interests of, NSP and its shareholders. Accordingly, the NSP Board, by a unanimous vote, has approved the

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
Merger Agreement and recommends its approval and adoption by NSP's shareholders. The NSP Board believes: that the Mergers present a unique opportunity for NSP and WEC to combine as equals; that NSP's shareholders will benefit by participation in the combined economic growth of the NSP and WEPCO service territories, and from the inherent increase in scale economies, the market diversification and the resulting increased financial stability and strength; that the Mergers will result in cost savings from decreased fuel costs, a reduction in operational and maintenance expense and other factors discussed above; and that the combined enterprise can participate in the increasingly competitive market for the generation of power. All of these factors offer a potential increase in earnings and dividend growth and the creation of a larger, financially stronger company. In reaching its conclusions, the NSP Board considered (i) the financial performance, condition, business operations and prospects of each of NSP and WEC and that, on a combined basis, the companies will likely have greater financial stability and strength due to participation in the combined economic climate and growth of both the WEPCO and NSP service territories, the inherent increase in scale economies, the market diversification resulting from the combination of customer bases and the impact of the potential operating efficiencies and other synergies which are expected to reduce operational and maintenance expenses, as more fully discussed above;
(ii) current industry, economic, market and regulatory conditions which encourage consolidation to reduce risk and create new avenues for earnings growth as discussed under "The Mergers -- Background of the Mergers" above;
(iii) the anticipated positive effect of the Mergers on shareholders and customers; (iv) the proposed structure of the transaction as a merger of equals between NSP and WEC and the terms of the Merger Agreement, the Stock Option Agreements, the Employment Agreements and other documents executed and to be executed in connection with the Mergers which provide for reciprocal representations and warranties, conditions to closing and rights to termination, balanced rights and obligations and protection for employees of NSP and the communities it serves; (v) the management succession plan specified in the Merger Agreement and the Employment Agreements of Messrs. Howard and Abdoo (as described under "-- Employment Agreements" and "Primergy Following the Mergers -- Management of Primergy") which provides a prudent plan for managing the integration of and transition in management; (vi) the impact of regulation under various state and federal laws (as described under "Regulatory Matters" and "-- Background of the Mergers"); (vii) that the Mergers are expected to be treated as a tax-free reorganization to shareholders and to be accounted for as a pooling-of-interests transaction (which avoids the reduction in earnings which would result from the creation and amortization of goodwill under purchase accounting); and (viii) the opinion of Goldman Sachs, described below, that the Ratio is fair to holders of NSP Common Stock. In determining that the Mergers are fair to and in the best interests of its shareholders, the NSP Board considered the above factors as a whole and did not assign specific or relative weights to them.

    THE NSP BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND BELIEVES THAT THE TERMS OF THE MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, NSP'S SHAREHOLDERS, HAS APPROVED EACH OF THE PRIMERGY PLANS, SUPPORTS THE ELECTION OF THE NOMINATED DIRECTORS, SUPPORTS THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS NSP'S INDEPENDENT ACCOUNTANTS FOR 1995, AND OPPOSES THE SHAREHOLDER PROPOSALS. THE NSP BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT, FOR APPROVAL OF EACH OF THE PRIMERGY PLANS, FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS AND AGAINST EACH OF THE SHAREHOLDER PROPOSALS.

    WEC. The WEC Board has determined that the terms of the proposed Mergers are fair to, and in the best interests of, WEC's shareholders. At the meeting held on April 28, 1995, the WEC Board unanimously adopted and approved the Merger Agreement and the transactions contemplated thereby.

    The WEC Board believes that the Mergers represent a significant strategic opportunity for WEC and should offer WEC and its shareholders better prospects for the future than would be available to

WEC as a stand-alone entity. In addition to the joint benefits described above, the WEC Board believes that the Mergers would offer the following distinct benefits to WEC and its shareholders over the long term:

    - It is anticipated that Primergy will adopt NSP's common share dividend payment level as of the Effective Time adjusted for the Ratio. NSP currently pays $2.70 per share annually and, based on the Ratio, the pro forma dividend rate for Primergy would be $1.66 per share. WEC's current annual dividend rate is $1.47 per share. Thus the Primergy dividend would represent a 13% increase in the dividend per share for current WEC shareholders. While the dividend policy actually adopted by Primergy is subject to evaluation from time to time by the Primergy Board based on Primergy's results of operations, financial condition, capital requirements and other relevant considerations, the WEC Board considered this possible dividend increase a distinct benefit to its shareholders.

    - The potential for revenues and growth in the non-utility businesses currently conducted by NSP's non-utility subsidiaries provides an opportunity for WEC shareholders to realize the benefits of these diversification activities.

    In reaching its decision to approve the Merger Agreement, and in addition to the factors described above, the WEC Board considered the following factors: (i) the current and historical market prices and dividends on the WEC Common Stock and the NSP Common Stock (as disclosed under "Selected Historical and Pro Forma Data -- Comparative Market Prices and Dividends"); (ii) information concerning the financial performance, condition, business operations and prospects of each of WEC and NSP, which indicate the compatibility of the two companies and the potential synergies which could be realized as a result of their combination;
(iii) the effects of the Mergers on WEC's existing shareholders, including the opportunity to share in the anticipated benefits of ownership of the combined enterprise; (iv) the expected accounting treatment of the Mergers as a pooling of interests (as discussed under "-- Accounting Treatment"), which avoids the reduction in earnings which would result from the creation and amortization of goodwill under the purchase method of accounting; (v) the expected federal income tax treatment of the Mergers as a tax-free reorganization to shareholders (as described under "-- Certain Federal Income Tax Consequences"); (vi) the proposed structure of the transaction as a "merger-of-equals," which provides for balanced treatment of WEC and NSP and their respective shareholders; (vii) the regulatory treatment to be requested in connection with the Mergers (as discussed under "Regulatory Matters"); (viii) the opinion of Barr Devlin (see "-- Opinions of Financial Advisors -- WEC's Financial Advisor"); (ix) the projected pro forma ownership of Primergy by the shareholders of WEC implied by the Ratio; and (x) the terms of the Merger Agreement (as described under "The Merger Agreement"), the Stock Option Agreements (as decribed under "The Stock Option Agreements") and the Employment Agreements with Messrs. Abdoo and Howard (as described under "-- Employment Agreements" and "Primergy Following the Mergers -- Management of Primergy"), which provide for an orderly integration of and transition in management after the Effective Time. The WEC Board considered the above factors as a whole, and did not assign specific or relative weights to such factors.

    THE WEC BOARD HAS UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT AND BELIEVES THAT THE TERMS OF THE MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, WEC'S SHAREHOLDERS AND HAS APPROVED EACH OF THE WEC ARTICLES AMENDMENTS AND EACH OF THE PRIMERGY PLANS. THE WEC BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT, FOR APPROVAL OF EACH OF THE WEC ARTICLES AMENDMENTS AND FOR APPROVAL OF EACH OF THE PRIMERGY PLANS.

OPINIONS OF FINANCIAL ADVISORS

    NSP'S FINANCIAL ADVISOR. On April 28, 1995, Goldman Sachs delivered its oral opinion to the NSP Board that, as of the date of such opinion, the Ratio pursuant to the Merger Agreement was fair to the holders of shares of NSP Common Stock. Goldman Sachs subsequently confirmed its April 28, 1995 oral opinion by delivery of its written opinion dated as of the date hereof.

    THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/ PROSPECTUS, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX F AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF SHARES OF NSP COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

    In connection with its opinion, Goldman Sachs reviewed, among other things, the Merger Agreement; the Joint Registration Statement, including this Joint Proxy Statement/Prospectus relating to the NSP and WEC Meetings; Annual Reports to shareholders and Annual Reports on Form 10-K of NSP and WEC for the five years ended December 31, 1994; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of NSP and WEC; FERC Forms 1 of NSP and WEC; certain other communications from NSP and WEC to their respective shareholders; and certain internal financial analyses and forecasts for NSP and WEC prepared by their respective managements, including analyses and forecasts of certain operating efficiencies and financial synergies expected to be achieved as a result of the Mergers. Goldman Sachs also held discussions with members of the senior management of NSP and WEC regarding the past and current business operations, financial condition and future prospects of their respective companies and their analyses of the strategic benefits of the Mergers, including, without limitation, the amount and timing of realization of the synergies referred to above. In addition, Goldman Sachs reviewed the reported price and trading activity for the shares of NSP Common Stock and the WEC Common Stock, compared certain financial and stock market information for NSP and WEC with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the electric utility industry specifically and in other industries generally and performed such other studies and analyses as Goldman Sachs considered appropriate.

    Goldman Sachs relied, without independent verification, upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion, including certain synergies expected to be achieved in the Mergers. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of NSP or WEC or any of their respective subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal. Goldman Sachs assumed, with NSP's consent, that the consummation of the transactions contemplated by the Merger Agreement will be accounted for as a pooling of interests under generally accepted accounting principles. In arriving at its opinion, Goldman Sachs assumed that the Mergers will be reorganizations as described in Section 368(a) of the Code, and the regulations thereunder, and that WEC, NSP and the shareholders of NSP who exchange their shares solely for stock of Primergy will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Mergers.

    The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its oral opinion to the NSP Board on April 28, 1995. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing the written opinion attached hereto as Annex F.

        (i) SELECTED COMPANIES ANALYSIS. Goldman Sachs reviewed and compared certain actual and estimated financial information relating to NSP and WEC to corresponding financial information, ratios and public market multiples for nine publicly traded corporations: American Electric Power Company, Inc., Baltimore Gas & Electric Company, CINergy Corp., Duke Power Company, LG&E Energy Corp., PacifiCorp, Union Electric Co., Utilicorp United Inc. and WPL Holdings Inc. (collectively, the "Selected Companies"). The Selected Companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to NSP and WEC. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of NSP and WEC were calculated using a price of $44.00 per share of NSP Common Stock and a price of $27.63 per share of WEC Common Stock, the respective closing prices of the shares of NSP Common Stock and WEC Common Stock on the NYSE on April 20, 1995. The multiples and ratios for NSP and WEC and the multiples for each of the Selected Companies were based on closing market prices on April 20, 1995, publicly reported

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
    financial results and publicly available information from Goldman Sachs Investment Research Estimates. Goldman Sachs considered for the Selected Companies estimated 1995 price/earnings ("P/E") ratios, which ranged from 11.0x to 12.9x compared to 12.6x for NSP and 12.9x for WEC; dividend yield and payout percentages, which ranged from 5.0% to 7.5% and 62% to 83% for the Selected Companies, respectively, compared to 6.0% and 75%, respectively, for NSP and 5.1% and 66%, respectively, for WEC; a five-year projected earnings per share ("EPS") and dividend per share growth rates, which were provided from Goldman Sachs Investment Research and which ranged from 2.0% to 3.5% and 1.0% to 3.5% for the Selected Companies, respectively, compared to 2.5% and 2.0%, respectively, for NSP and 2.5% and 2.0%, respectively, for WEC. Goldman Sachs also considered market values as a multiple of book value and cash flows (which were computed by adding to net income after preferred dividends, depreciation accruals and income tax deferrals and deducting any funds used during construction, deferred fuel expenses and accrued revenues). Goldman Sachs' analyses of the Selected Companies indicated multiples of book value which ranged from 1.28x to 1.77x compared to multiples of 1.55x for NSP and 1.75x for WEC. Goldman Sachs' analyses of the Selected Companies also indicated multiples of cash flows which ranged from 4.45x to 8.94x compared to multiples of 5.98x and 6.66x for NSP and WEC, respectively.

        (ii) PRO FORMA MERGER ANALYSIS. Goldman Sachs prepared pro forma analyses of the financial impact of the Mergers on holders of shares of NSP Common Stock. Using net income estimates for WEC and net income estimates for NSP prepared by their respective managements for the years 1995, 1996, 1997, 1998 and 1999, Goldman Sachs compared the EPS of NSP Common Stock, on a stand-alone basis, to the EPS of the Primergy Common Stock on a pro forma basis. Goldman Sachs performed this analysis based on certain assumptions, financial forecasts and synergies expected to be achieved in respect of the Mergers. Based on such analysis, the proposed transaction would be accretive to NSP's shareholders on an EPS basis in the years 1997, 1998 and 1999 at levels of 8.6%, 13.3% and 15.5%, respectively.

        (iii) CONTRIBUTION ANALYSIS. Goldman Sachs reviewed certain historical and estimated future operating and financial information (including, among other things, market capitalization, net income and book value) for NSP, WEC and Primergy resulting from the Mergers based on NSP and WEC managements' consensus financial forecasts for each of NSP and WEC. The analysis indicated that NSP would contribute 49% of the market capitalization and 52% of the book value of Primergy. Goldman Sachs also analyzed the relative income statement contributions of NSP and WEC to Primergy on a pro forma basis based on actual 1994, and estimated years 1995 and 1996, financial data provided to Goldman Sachs by NSP and WEC managements. This analysis indicated that on a pro forma basis in 1994 NSP would have contributed 52% of the net income of Primergy and on a pro forma basis in 1995 and 1996 NSP would contribute 50% and 51% of the net income of Primergy, respectively. The analysis also indicated a range of implied NSP/WEC exchange ratios of 1.59x to 2.20x.

        (iv) HISTORICAL EXCHANGE RATIO. Goldman Sachs reviewed certain historical trading prices for the shares of NSP Common Stock and the shares of WEC Common Stock over the latest four years. Such analysis demonstrated a range of exchange ratios (calculated by dividing the price per share of NSP Common Stock by the per share price of WEC Common Stock) from 1.59x to 1.69x and an exchange ratio of 1.59x as of April 20, 1995 (based on the closing per share prices of $44.00 per share of NSP Common Stock and $27.63 per share of WEC Common Stock on April 20, 1995).

        (v) DISCOUNTED CASH FLOW ANALYSIS. Goldman Sachs performed discounted cash flow analyses using NSP's management projections and WEC's management projections. Goldman Sachs calculated a net present value of free cash flows for NSP and WEC for the years 1995 through 1999 using discount rates ranging from 11% to 14%. Goldman Sachs calculated NSP's and WEC's terminal values in the year 1999 based on a multiple of 12x estimated free cash flows in 1999. These terminal values were then discounted to present value using discount rates from 11% to 14%. Using NSP's and WEC's terminal values based on a multiple of 12x their respective estimated free cash flows in 1999 and discounting such terminal values to present value using discount rates ranging from 11% to 14%, the implied per share values ranged from $44.62 to $50.34 for NSP and $33.06 to $37.25 for WEC.

        (vi) DIVIDEND DISCOUNT VALUATION ANALYSIS. Goldman Sachs performed a dividend discount valuation analysis for NSP and WEC. Using estimated 1995 dividends of $2.69 per share for NSP and $1.45 per share for WEC, estimated dividend growth rates ranging from 2% to 7% and estimated required return on equity rates ranging from 9% to 13%, the implied share values ranged from $24.41 to $134.25 for NSP and $13.18 to $72.50 for WEC.

    Goldman Sachs has stated to NSP that, in its view, the preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, Goldman Sachs has advised NSP that selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses, taken as a whole. Furthermore, in arriving at its fairness opinion, Goldman Sachs did not attribute any particular weight to any analysis or factor considered by it; rather, Goldman Sachs made its determination as to fairness on the basis of qualitative judgments as to the significance and relevance of the financial and comparative analyses and factors described above, taken as a whole. No company or transaction used in the above analyses as a comparison is identical to NSP or WEC or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the NSP Board as to the fairness of the Ratio to the holders of shares of NSP Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of NSP, WEC, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the NSP Board was one of many factors taken into consideration by the NSP Board in making its determination to approve the Merger Agreement. Although Goldman Sachs evaluated the fairness of the Ratio to the holders of shares of NSP Common Stock, the specific Ratio was determined by WEC and NSP through arm's-length negotiation. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex F hereto.

    Pursuant to a letter agreement dated January 10, 1995 (the "Goldman Sachs Engagement Letter"), NSP engaged Goldman Sachs to act as its financial advisor in connection with the Mergers. Pursuant to the terms of the Goldman Sachs Engagement Letter, NSP has paid Goldman Sachs an initial fee of $250,000, which amount will be credited against the Transaction Fee (as defined herein). In addition, NSP has agreed to pay Goldman Sachs a transaction fee of 0.27% of the aggregate value of the market capitalization of WEC calculated using the average of the last sales prices of WEC Common Stock on each of the five trading days prior to the public announcement of the transaction (the "Transaction Fee"), which Transaction Fee amounts to approximately $8,100,000. This Transaction Fee is earned and payable in three equal installments, one each at public announcement, shareholder approval and Closing (as defined below). NSP has agreed to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws. In addition, the Goldman Sachs Engagement Letter provides that NSP will reimburse Goldman Sachs for any sales, use or similar taxes arising in connection with the engagement.

    Goldman Sachs was selected as NSP financial advisor because Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with NSP having acted as its financial

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
advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement. Goldman Sachs also has provided certain investment banking services to NSP from time to time, including acting as managing underwriter of certain public offerings of debt securities of NSP and may provide investment banking services to NSP in the future. During the past two years, Goldman Sachs has earned compensation of approximately $350,000 from NSP with respect to such investment banking services (excluding compensation with respect to its services related to the Mergers). Goldman Sachs also has provided certain investment banking services to WEC from time to time, including acting as managing underwriter of certain public offerings of debt securities of WEPCO, for which it received customary compensation, and may provide investment banking services to WEC in the future. During the past two years, Goldman Sachs has earned compensation of approximately $350,000 from WEC with respect to such investment banking services.

    In the ordinary course of its business, Goldman Sachs actively trades the debt and equity securities of NSP, WEC and their subsidiaries for its own account and for the accounts of customers of Goldman Sachs. Goldman Sachs may, therefore, at any time hold a long or short position in such securities.

    WEC'S FINANCIAL ADVISOR. On January 12, 1995, WEC entered into an engagement letter with Barr Devlin pursuant to which Barr Devlin was retained to act as WEC's financial advisor in connection with a potential business combination with NSP. Barr Devlin has delivered its written opinions to the WEC Board, dated April 28, 1995 and the date of this Joint Proxy Statement/Prospectus, to the effect that, on and as of the dates of such opinions, and based upon assumptions made, matters considered and limits of the review, as set forth in such opinions, the Ratio was and is fair, from a financial point of view, to the holders of WEC Common Stock. A COPY OF THE OPINION OF BARR DEVLIN DATED THE DATE HEREOF IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX G AND IS INCORPORATED HEREIN BY REFERENCE. THE APRIL 28, 1995 OPINION IS SUBSTANTIALLY IDENTICAL TO THE OPINION ATTACHED HERETO. WEC SHAREHOLDERS ARE URGED TO CAREFULLY READ THE OPINION DATED THE DATE HEREOF IN ITS ENTIRETY FOR ASSUMPTIONS MADE, MATTERS CONSIDERED AND THE LIMITS OF THE REVIEW UNDERTAKEN BY BARR DEVLIN. THE SUMMARY OF BARR DEVLIN'S OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ATTACHED OPINION.

    In connection with rendering its opinion dated the date of this Joint Proxy Statement/Prospectus, Barr Devlin (i) reviewed the Annual Reports, Form 10-Ks and the related financial information for the three years in the period ended December 31, 1994, and the Form 10-Qs and the related unaudited financial information for the quarterly periods ended March 31, 1995 and June 30, 1995, for WEC, WEPCO and Wisconsin Natural; (ii) reviewed the Annual Reports, Form 10-Ks and the related financial information for the three years in the period ended December 31, 1994, and the Form 10-Qs and the related unaudited financial information for the quarterly periods ended March 31, 1995 and June 30, 1995, for NSP and NSP-Wisconsin; (iii) reviewed certain other filings with the SEC and other regulatory authorities made by WEC, WEPCO, Wisconsin Natural, NSP and NSP-Wisconsin, including proxy statements, FERC Form 1s, Form 8-Ks and registration statements, during the last three years; (iv) reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of WEC and NSP furnished to Barr Devlin by WEC and NSP; (v) conducted discussions with members of senior management of WEC and NSP concerning their respective businesses, regulatory environments, prospects and strategic objectives and possible operating, administrative and capital synergies which might be realized for the benefit of Primergy following the Effective Time; (vi) reviewed the historical market prices and trading activity for shares of WEC Common Stock and NSP Common Stock, and compared them with those of certain publicly traded companies deemed by Barr Devlin to be relevant; (vii) compared the results of operations of WEC and NSP with those of certain companies deemed by Barr Devlin to be relevant;
(viii) compared the proposed financial terms of the Mergers with the financial terms of certain utility industry business combinations deemed by Barr Devlin to be relevant; (ix) analyzed the respective contributions in terms of assets, earnings, cash flow and shareholders' equity of WEC and NSP to Primergy; (x) analyzed the valuation of shares of WEC Common Stock and NSP Common

Stock using various valuation methodologies deemed by Barr Devlin to be appropriate; (xi) considered the pro forma effect of the Mergers on Primergy's capitalization, earnings and cash flow; (xii) compared the pro forma effect of the Mergers on WEC's capitalization ratios, earnings per share, dividends per share, book value per share, cash flow per share, return on equity and payout ratio with each of their corresponding current and projected values on a stand-alone basis; (xiii) considered the obligation of Primergy to register as a public utility holding company under the 1935 Act and the resulting possibility that Primergy would be required to dispose of WEC's and/or NSP's gas operations or to dispose of certain of WEC's and/or NSP's non-utility businesses; (xiv) examined the possible tax treatment of alternative ways of effecting a disposition of certain of WEC's and/or NSP's gas operations, and a disposition of WEC's and/or NSP's non-utility businesses should any such disposition be required pursuant to the 1935 Act, for which Barr Devlin relied on the advice of WEC's counsel; (xv) reviewed the Merger Agreement and the Stock Option Agreements; (xvi) reviewed the Joint Registration Statement, including this
Joint Proxy Statement/Prospectus; and (xvii) reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and took into account such other matters as Barr Devlin deemed necessary or appropriate for purposes of its opinion.

    In preparing its opinions, Barr Devlin relied, without independent verification, on the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to it by WEC and NSP, and further relied upon the assurances of management of WEC and NSP that they were not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of WEC and NSP (including, without limitation, projected cost savings and operating synergies), Barr Devlin relied upon assurances of management of WEC and NSP that such projections were reasonably prepared and reflected the best currently available estimates and judgments of the management of WEC and NSP as to the future financial performance of WEC and NSP, as the case may be, and as to the outcomes projected of legal, regulatory and other contingencies. Barr Devlin was not provided with and did not undertake an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of WEC or NSP, nor did Barr Devlin make any physical inspection of the properties or assets of WEC or NSP.

    In arriving at its opinions, Barr Devlin assumed that the Mergers will be reorganizations as described in Section 368(a) of the Code, and the regulations thereunder, and that WEC, NSP and the shareholders of NSP who exchange their shares solely for stock of Primergy will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Mergers. In addition, Barr Devlin has assumed that the Mergers will qualify as a pooling of interests for financial accounting purposes. Barr Devlin's opinions are based upon general financial, stock market and other conditions and circumstances as they existed and could be evaluated, and the information made available to it, as of the respective dates of the opinions. Barr Devlin's opinions are directed only to the WEC Board and the fairness of the Ratio from a financial point of view, do not address any other aspect of the Mergers and do not constitute a recommendation to any WEC shareholder as to how such shareholder should vote at the WEC Meeting. Although Barr Devlin evaluated the fairness of the Ratio from a financial point of view to the holders of WEC Common Stock, the specific Ratio was determined by WEC and NSP through arm's-length negotiation. WEC did not place any limitations upon Barr Devlin with respect to the procedures followed or factors considered by Barr Devlin in rendering its opinions.

    Barr Devlin has advised WEC that, in its view, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinions, Barr Devlin did not attribute any particular weight to any analysis or factor considered by it, nor did Barr Devlin ascribe a specific range of fair values to WEC; rather, Barr Devlin made its determination as to the fairness of the Ratio on the basis of qualitative judgments as to the significance and relevance of each of the financial and comparative analyses and factors described below. Accordingly, notwithstanding the separate factors summarized below, Barr Devlin believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. In its analyses, Barr Devlin made many assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond WEC's and NSP's control. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    In connection with rendering its opinions dated April 28, 1995 and the date hereof, and preparing its various written and oral presentations to the WEC Board, Barr Devlin performed a variety of financial and comparative analyses and considered a variety of factors of which the material analyses and factors are summarized below. The summary set forth below does not purport to be a complete description of the analyses performed or factors considered by Barr Devlin in this regard. The results of the analyses described in this summary were discussed with the WEC Board at its meeting on April 28, 1995. Barr Devlin derived implied exchange ratios for WEC Common Stock and NSP Common Stock based upon what these analyses, when considered in light of the judgment and experience of Barr Devlin, suggested about their relative values. Barr Devlin's opinions are based upon its consideration of the collective results of all such analyses, together with the other factors referred to in its opinions. Because each share of WEC Common Stock will remain outstanding, unchanged, as one share of Primergy Common Stock, these implied exchange ratios can be compared to the
1.626 shares of Primergy Common Stock that each share of NSP Common Stock (other than NSP Dissenting Shares) will ultimately be converted into pursuant to the Mergers. In concluding that the Ratio is fair, from a financial point of view, to the holders of WEC Common Stock and in its discussions with the WEC Board, Barr Devlin noted that 1.626 was within or below each range of implied exchange ratios set forth below, which were derived from the analyses performed by it. In connection with its opinion dated the date hereof, Barr Devlin performed certain procedures to update its analyses made in connection with the delivery of its April 28, 1995 opinion and reviewed with the managements of WEC and NSP the assumptions upon which such analyses were based. The results of such analyses were substantially the same as those arrived at in connection with the April 28, 1995 opinion of Barr Devlin.

    CONTRIBUTION ANALYSIS. Barr Devlin calculated the relative contribution of WEC and NSP to the pro forma combined Primergy, assuming that WEC and NSP performed in accordance with the operating and financial projections of their respective managements for the period 1995 through 1999 (the "Projection Period"), with respect to (i) net income, (ii) book value of common equity,
(iii) earnings before interest and taxes ("EBIT") and (iv) cash flow, in each case for the year 1994 and for each year in the Projection Period.

    Although Barr Devlin considered each of the above-mentioned contribution measures, Barr Devlin attributed relatively greater weight to three of these measures (net income, book value of common equity and EBIT) because of its judgment that they are more appropriate indicators of relative contribution to shareholder value. The analysis of relative contribution of net income to common stock yielded implied exchange ratios during the Projection Period ranging from
1.55 to 1.67 with a midpoint value of 1.61. The analysis of relative contribution of book value of common equity yielded implied exchange ratios during the Projection Period ranging from 1.73 to 1.76 with a midpoint value of
1.74. The analysis of relative contribution of EBIT yielded implied exchange ratios during the Projection Period ranging from 1.66 to 1.80 with a midpoint value of 1.73. These contribution indices yielded implied exchange ratios during the Projection Period ranging from 1.55 to 1.80 with a midpoint value of 1.68.

    STOCK TRADING HISTORY. Barr Devlin reviewed the performance of the per share market price and trading volumes of WEC Common Stock and NSP Common Stock and compared such per share market price movements to movements in (i) the Dow Jones Utility Index and (ii) the Standard & Poor's 500 Index, to provide perspective on the current and historical stock price performance of WEC and NSP relative to the Comparable Companies (as defined herein) and selected market indices. Barr Devlin also calculated the ratio of the per share weekly closing market price of NSP to the per share weekly closing market price of WEC for the period April 24, 1992 to April 21, 1995. This analysis showed that over this three-year period NSP Common Stock traded at a price as high as 1.79 times, as low as 1.50 times and at an average of 1.64 times the then-current per share market price of WEC Common Stock. For the six-month and 18-month periods ending April 21, 1995, NSP Common Stock traded, respectively, at an average of 1.69 and
1.66 times the then-current per share market price of WEC Common Stock. This analysis was utilized to provide historical background for the manner in which the public trading market had valued WEC and NSP in absolute terms and relative to each other.

    PUBLICLY TRADED COMPARABLE COMPANY ANALYSIS. Using publicly available information, Barr Devlin compared selected financial information and ratios (described below) for WEC and NSP with the corresponding financial information and ratios for a group of electric and/or gas utilities operating in the upper midwestern U.S. and a group of other selected electric utilities deemed by Barr Devlin to be comparable to WEC and NSP (collectively, the "Comparable Companies"). The upper midwestern U.S. Comparable Companies were selected on the basis of being companies which possessed general business, operating and financial characteristics representative of companies in industries in which WEC and NSP operate and whose principal geographic areas of operation are located either: (i) in states in which WEC or NSP have electric or gas utility operations, or (ii) in states contiguous to those in which WEC or NSP have electric or gas utility operations. The other Comparable Companies were companies which possessed general business, operating and financial characteristics representative of companies in industries in which WEC and NSP operate and whose principal geographic areas of operation are located outside of the upper midwestern U.S. The upper midwestern U.S. Comparable Companies included Interstate Power Company, Madison Gas & Electric Company, Minnesota Power & Light Company, Otter Tail Power Company, WICOR Inc., WPL Holdings Inc. and WPS Resources Corporation. The other Comparable Companies included Baltimore Gas & Electric Company, Florida Progress Corporation, NIPSCO Industries Inc., San Diego Gas & Electric Company, SCANA Corporation, Union Electric Company and Western Resources Inc.

    In evaluating the current market value of WEC Common Stock and NSP Common Stock, Barr Devlin determined ranges of multiples for selected financial ratios for the Comparable Companies, including: (i) the market value of outstanding common stock as a multiple of (a) net income available to common stock for the latest 12-month period ending December 31, 1994 (the "LTM Period"), (b) projected net income available to common stock for the 12-month period ending December 31, 1995, (c) book value of common equity for the most recently available fiscal quarter ending December 31, 1994, and (d) after-tax cash flow from operations for the 12-month period ending December 31, 1995; and (ii) the "aggregate market value" (defined as the sum of the market value of common stock, plus the liquidation value of preferred stock, the principal amount of debt, capitalized lease obligations and minority interests, minus cash and cash equivalents) as a multiple of (a) earnings before interest, taxes and depreciation ("EBITDA") for the LTM Period and (b) EBIT for the LTM Period. This analysis produced reference values of $24.91 to $29.02 per share, in the case of WEC, and $43.85 to $53.14 per share, in the case of NSP. The implied range of exchange ratios resulting from these reference values was 1.51 to 2.13 with a midpoint value of 1.82.

    Barr Devlin also evaluated the projected market values of shares of outstanding WEC Common Stock for NSP Common Stock on: (i) December 31, 1995 based on selected ranges of multiples for the Comparable Companies and (a) projected 1995 and 1996 net income available to common stock, (b) projected book value of common stock as of year-end 1995, and (c) projected dividend yields as of year-end 1995; and (ii) December 31, 1996 based on selected ranges of multiples for the Comparable Companies and (a) projected 1996 and 1997 net income available to common stock, (b) projected book value of common stock as of year-end 1996, and (c) projected dividend yields as of year-end 1996. For the year ending December 31, 1995, this analysis produced reference values of $25.99 to $29.47 per share, in the case of WEC, and $43.26 to $48.97 per share, in the case of NSP. The implied range of exchange ratios resulting from these reference values was 1.47 to 1.88 with a midpoint value of 1.68.

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
For the year ending December 31, 1996, this analysis produced reference values of $27.27 to $30.91 per share in the case of WEC and $45.30 to $51.27 per share in the case of NSP. The implied range of exchange ratios resulting from these reference values was 1.47 to 1.88 with a midpoint value of 1.67.

    COMPARABLE TRANSACTION ANALYSIS. In order to determine an implied exchange ratio based upon a comparable transaction analysis, Barr Devlin reviewed certain transactions involving mergers between regulated electric utilities or holding companies for regulated electric utilities (the "Comparable Transactions"). The Comparable Transactions were selected on the basis of being strategic combinations of electric or electric and gas utility companies (or their holding companies) which resulted in the creation of a newly formed, newly named publicly traded corporation, the board of directors of which consisted of representatives from the boards of directors of each of the merging companies prior to the transaction.

    Barr Devlin calculated the implied equity consideration for each of the Comparable Transactions as a multiple of each company's respective latest 12-month net income available to common stock, latest 12-month cash flow, and book value of common equity for the most recently available fiscal quarter preceding such transaction. In addition, Barr Devlin calculated the "implied total consideration" (defined as the sum of the implied equity consideration plus the liquidation value of preferred stock and the principal amount of debt, minus cash and option proceeds) for each of the Comparable Transactions as a multiple of each company's respective latest 12-month EBITDA and EBIT. The Comparable Transactions included in this analysis consisted of Midwest Resources Inc./Iowa-Illinois Gas & Electric Company, Washington Water Power Company/Sierra Pacific Resources, Cincinnati Gas & Electric Company/PSI Resources, Midwest Energy Company/Iowa Resources and Cleveland Electric Illuminating Company/Toledo Edison Company. This analysis produced reference values of $23.53 to $32.90 per share in the case of WEC and $42.36 to $55.00 per share in the case of NSP. The implied range of exchange ratios resulting from these reference values was 1.29 to 2.34 with a midpoint value of 1.81.

    Because the reasons for and circumstances surrounding each of the Comparable Transactions analyzed were diverse and because of the inherent differences between the operations of WEC, NSP and the companies engaged in the selected transactions, Barr Devlin believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the Mergers. Barr Devlin believed that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Mergers which would affect the relative values of the merged companies and WEC.

    DISCOUNTED CASH FLOW ANALYSIS. In order to determine an implied exchange ratio based upon a discounted cash flow ("DCF") analysis, Barr Devlin prepared and reviewed the results of unleveraged DCF analyses for both WEC and NSP for the Projection Period. The purpose of the DCF analysis was to determine the present value of each of WEC and NSP. To calculate the present value of a business using a DCF analysis, the projected unleveraged free cash flows for each year, together with the estimated value of the business in the final year of the Projection Period, are discounted to the present. Barr Devlin estimated terminal values for WEC and NSP by applying multiples (described below) to (i) the projected book value of WEC's and NSP's common equity as of the end of 1999 and (ii) the projected net income of WEC and NSP for 1999. The multiples applied were based on analyses of the corresponding multiples of certain public companies comparable to WEC and NSP. For the purposes of these analyses, the terminal multiple ranges used were 1.45x-1.70x with respect to book value and 12.0x-13.5x with respect to net income. The cash flow streams and terminal values were then discounted to present value using discount rates (based on the weighted average costs of capital of 9.67% for WEC and 9.76% for NSP) that ranged from 9.0% to 10.0% for both WEC and NSP. This analysis produced reference values of $22.71 to $29.80 per share in the case of WEC, and $35.83 to $47.58 per share in the case of NSP. The implied range of exchange ratios resulting from these reference values was 1.20 to 2.10 with a midpoint value of 1.65.

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
    DISCOUNTED DIVIDEND ANALYSIS. Barr Devlin prepared and reviewed the results of discounted dividend analyses of WEC and NSP based on certain financial assumptions relating to projected dividends per share for each year in the Projection Period prepared by WEC's and NSP's managements. To calculate the value of a stock using discounted dividend analysis, the projected dividend per share for each year together with the estimated share price in 1999 are discounted to the present at an estimated cost of equity capital rate. Barr Devlin estimated the 1999 share price by dividing (x) the estimated annualized year-end dividend in 1999 by (y) the estimated cost of equity capital rate less the estimated sustainable rate of growth in the respective company's dividends after 1999.

    Barr Devlin considered cost of equity capital rates ranging from 10.0% to 11.0% and sustainable dividend growth rates ranging from 5.0% to 6.0% for WEC and cost of equity capital rates ranging from 10.0% to 11.0% and sustainable dividend growth rates ranging from 4.0% to 5.0% for NSP. This analysis produced reference values of $23.36 to $33.40 per share in the case of WEC, and $36.12 to $48.08 per share in the case of NSP. The implied range of exchange ratios resulting from these reference values was 1.08 to 2.06 with a midpoint value of 1.57.

    PRO FORMA MERGER ANALYSIS. Barr Devlin analyzed certain pro forma effects to the shareholders of WEC resulting from the Mergers, based on the Ratio, for each year in the Projection Period. This analysis, based on the respective forecasts of the managements of WEC and NSP and assuming retention of a portion of the synergies forecasted (assuming the regulatory plan was approved as contemplated) showed meaningful accretion to WEC shareholders in dividends per share and moderate accretion in earnings per share.

    Barr Devlin was selected as WEC's financial advisor because Barr Devlin and principals of Barr Devlin have a long history of association in the investment banking and electric and gas utility industries. Barr Devlin is a privately-held investment banking firm specializing in strategic and merger advisory services to the electric and gas utility industries, the energy industry and selected other industries. In this capacity, Barr Devlin and principals of Barr Devlin have been involved as advisors in numerous transactions and advisory assignments in the electric, gas and energy industries and are constantly engaged in the valuation of businesses and securities within such industries.

    Pursuant to the terms of Barr Devlin's engagement, WEC has agreed to pay Barr Devlin for its services in connection with the Mergers (i) a financial advisory retainer fee of $50,000 per quarter (which is the same retainer fee required by a 1993 letter agreement between WEC and Barr Devlin for ongoing financial advisory services; quarterly payment under such earlier agreement constitutes payment of the quarterly retainer fee due for services rendered in connection with the Mergers); (ii) an initial financial advisory progress fee of $1,500,000 payable upon execution of the Merger Agreement; (iii) an additional financial advisory progress fee of $1,500,000 payable upon WEC shareholder approval of the Merger Agreement and the WEC Articles Amendment; (iv) if the Mergers are consummated, a transaction fee based on the aggregate consideration (I.E., the fair market value at the Closing Date of the Primergy Common Stock issued pursuant to the Merger Agreement) to be paid in connection with the Mergers, ranging from 0.45% of the aggregate consideration (for a transaction with an aggregate consideration of $1,000,000,000) to 0.35% of the aggregate consideration (for a transaction with an aggregate consideration of $4,000,000,000); and (v) if WEC were to receive a termination fee pursuant to the Merger Agreement and/or the NSP Stock Option Agreement, a breakup fee in an amount which is equal to 20% of the excess of the aggregate amount of all such termination fees over the direct out-of-pocket expenses incurred by WEC in connection with the Mergers. If the Merger had been consummated as of the date of this Joint Proxy Statement/Prospectus, the transaction fee payable to Barr Devlin would have been approximately $11,600,000. All retainer fees payable during the term of the engagement, all financial advisory progress fees and an additional $750,000 would be credited against any transaction fee payable to Barr Devlin. If a transaction fee is paid by WEC, Barr Devlin has agreed to waive its rights to the four subsequent quarterly retainer fee payments otherwise payable pursuant to the 1993 letter agreement following the date such transaction fee becomes payable. WEC has agreed to reimburse Barr Devlin for its out-of-pocket expenses, including fees and expenses of legal counsel and other advisors engaged with the

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
consent of WEC, and to indemnify Barr Devlin against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement. In connection with Barr Devlin's engagement, WEC has also agreed to consider Barr Devlin as one of the potential candidates to act as WEC's financial advisor in future transactions of a specified nature, if any, for a period of three years following the date any transaction fee becomes payable. If Barr Devlin were to be so engaged, the consideration to be paid to Barr Devlin for any such successful future transaction would be at a discount from its normal fee scale. If WEC were to engage a financial advisor other than Barr Devlin for such a future transaction, the discounted fee schedule would not apply to any subsequent engagement of Barr Devlin.

    Barr Devlin has rendered from time to time various investment banking and other financial advisory services to WEC. Since January 1, 1993, Barr Devlin has earned compensation from WEC with respect to such services of approximately $700,000 (excluding compensation with respect to its services related to the Mergers).

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    In considering the recommendations of the Boards of Directors of WEC and NSP with respect to the Mergers, shareholders should be aware that certain members of WEC's and NSP's management and Boards of Directors have certain interests in the Mergers that are in addition to the interests of shareholders of WEC and NSP generally. The Boards of Directors of each of WEC and NSP were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

    EMPLOYMENT AGREEMENTS. The Employment Agreements with each of Messrs. Howard and Abdoo will become effective only at the Effective Time. The
Employment Agreement of Mr. Howard will replace his existing employment agreement dated February 1, 1987, and amended as of April 25, 1990 and August 24, 1994, with NSP. The Employment Agreements are described in greater detail under "-- Employment Agreements" below.

    EMPLOYEE PLANS AND SEVERANCE ARRANGEMENTS. Under certain benefit plans, severance arrangements and other employee agreements maintained, or entered into, by WEC, certain benefits may become vested, and certain payments may become payable, in connection with the Mergers, but WEC has agreed in the Merger Agreement to use its best efforts to obtain all necessary consents to the waiver thereof in connection with the Mergers, as described in greater detail under "-- Primergy Plans -- Actions with Respect to Existing Stock Options and Certain Other Existing Arrangements."

    BOARD OF DIRECTORS. As provided in the Merger Agreement, at the Effective Time, the Primergy Board will consist of 12 directors, comprised of six persons designated by WEC, including Richard A. Abdoo, and six persons designated by NSP, including James J. Howard. See "Primergy Following the Mergers -- Management of Primergy."

    INDEMNIFICATION. Pursuant to the Merger Agreement, to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Primergy will, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who, prior to the Effective Time, was an officer, director or employee of WEC or NSP or any of their subsidiaries (including New NSP or WEC Sub) against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities or, subject to certain restrictions, amounts paid in settlement, (i) arising out of actions or omissions occurring at or prior to the Effective Time that are in whole or in part based on, or arising out of, the fact that such person is or was a director, officer or employee of such party, or (ii) based on, arising out of or pertaining to the transactions contemplated by the Merger Agreement. See "The Merger Agreement -- Indemnification."

CERTAIN ARRANGEMENTS REGARDING THE DIRECTORS AND MANAGEMENT OF PRIMERGY FOLLOWING THE MERGERS

    In connection with the Mergers, the Primergy Board, at the Effective Time, will consist of 12 persons, six of whom will be designated by NSP and six of whom will be designated by WEC. See "Primergy Following the Mergers -- Management of Primergy" for a description of the composition of

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
the initial Primergy Board. To date, NSP and WEC have not determined which individuals, in addition to Messrs. Howard and Abdoo, will be designated to serve as directors of Primergy as of the Effective Time. In addition, the Merger Agreement provides that during the three year period commencing at the Effective Time, certain provisions thereof (including provisions relating to existing employee agreements, workforce matters, benefit plans, stock option and other plans and certain officer positions of Primergy) may be enforced on behalf of the officers, directors and employees of WEC and NSP, as the case may be, by the directors of Primergy designated by WEC and NSP, respectively (or their successors).

EMPLOYMENT AGREEMENTS

    Forms of the Employment Agreements of Messrs. Howard and Abdoo are attached hereto as Annexes D and E, respectively. Messrs. Howard and Abdoo are sometimes hereinafter individually referred to as the "Executive." The Employment Agreements will become effective only at the Effective Time. The provisions of the Employment Agreements which relate to the Executive serving as a director on the Primergy Board assume that the Executive is elected to the Primergy Board by the Primergy shareholders.

    Pursuant to Mr. Howard's Employment Agreement, from the Effective Time until the later of the date of the annual meeting of shareholders of Primergy that occurs in 1998 and the last day of the sixteenth full month following the Effective Time (the "Initial Period"), Mr. Howard will serve as Chairman and Chief Executive Officer of Primergy, and thereafter will retire from the position of Chief Executive Officer but will continue to serve as Chairman of the Board of Primergy until the later of July 1, 2000 and the second anniversary of the last day of the Initial Period (the "Secondary Period"). From the Effective Time until Mr. Howard ceases to serve as Chief Executive Officer, Mr. Abdoo will serve as Vice Chairman, President and Chief Operating Officer of Primergy, and thereafter he will serve as Vice Chairman, President and Chief Executive Officer. Mr. Abdoo will assume the position of Chairman at the end of the Secondary Period. Mr. Abdoo's Employment Agreement expires on the fifth anniversary of the Effective Time or, if later, January 31, 2002, but will be extended by successive one-year periods on the third, fourth and fifth anniversaries of the Effective Time unless either Primergy or Mr. Abdoo notifies the other that it shall not be so extended.

    Each Employment Agreement provides that the Executive will receive an annual base salary, short-term and long-term incentive compensation (including stock options and restricted stock) and supplemental retirement benefits no less than they received before the Effective Time, as well as life insurance providing a death benefit of three times their annual base salaries. The Executive is also entitled to retirement and welfare benefits on the same basis as other executives, and certain fringe benefits.

    CERTAIN OBLIGATIONS OF PRIMERGY UPON TERMINATION OF EMPLOYMENT AGREEMENT. If Primergy terminates the employment of the Executive without cause (as defined in the Employment Agreements) or the Executive terminates his employment for good reason (as defined in the Employment Agreements), Primergy will continue to provide the compensation and benefits called for by the Employment Agreement through the end of the term of the Employment Agreement (with incentive compensation based on the maximum potential awards and any stock compensation paid in cash), and all unvested stock compensation will vest immediately and the Executive will be deemed to retire with full retiree welfare benefits. If the Executive dies or becomes disabled, or terminates his employment without good reason, during the term of the Employment Agreement,
Primergy will pay to the Executive or his beneficiaries or estate all compensation earned through the date of death, disability or such termination (including previously deferred compensation and pro rata incentive compensation based upon the maximum potential awards). If the Executive is terminated by Primergy for cause, Primergy will pay his base salary through the date of termination plus any previously deferred compensation. In the event that any payments to the Executive under the Employment Agreement or

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
otherwise are subject to the excise tax on excess parachute payments, Primergy will pay an additional amount to the Executive, such that after payment of all income and excise taxes on the additional amount, the Executive will retain a sufficient amount to pay the excise tax.

EMPLOYEE PLANS AND SEVERANCE ARRANGEMENTS

    Effective April 28, 1995, the respective Boards of Directors of NSP and WEC adopted the respective Severance Policies providing for severance benefits to employees designated as Participants. A total of 25 NSP employees (including 12 executive officers) and 25 WEC employees (including four executive officers) have been designated as Participants. The Severance Policies will provide severance benefits to Participants whose employment is terminated under certain circumstances at any time before (i) the second anniversary of the Effective Time (if the Mergers are consummated) or (ii) if the Mergers are not consummated, April 28, 2000, unless further extended by the respective Boards of Directors. If all participants in the Severance Policies had been terminated as of July 1, 1996 under circumstances giving rise to an entitlement to severance benefits, the aggregate value of the severance benefits (assuming specified increases in base salary and specified incentive compensation levels) would have been approximately $19,000,000 for the NSP Participants (including the following approximate amounts for the participating NSP executive officers: Douglas D. Antony -- $950,000; Loren L. Taylor -- $950,000; Keith H. Wietecki -- $810,000;
Arland D. Brusven -- $660,000; Jackie A. Currier -- $680,000; Gary R. Johnson -- $950,000; Cynthia L. Lesher -- $760,000; Edward J. McIntyre -- $1,040,000;
Thomas A. Micheletti -- $770,000; Roger D. Sandeen -- $750,000; Robert H. Schulte -- $770,000 and Edward L. Watzl -- $900,000) and approximately
$13,000,000 for the WEC Participants (including the following approximate amounts for the participating WEC executive officers: Richard R. Grigg, Jr. -- $950,000; David K. Porter -- $870,000; Francis Brzezinski -- $690,000 and Anne
K. Klisurich -- $480,000).

    The Severance Policies provide for the payment of severance benefits to any Participant whose employment is terminated after April 28, 1995 and before the second anniversary of the Effective Time (or April 28, 2000, if the Mergers are not consummated), if the Participant's employment is terminated: (i) by the employer, other than for cause, disability or retirement; (ii) as a result of the sale of a business by the employer if the purchaser of the business does not agree to employ the Participant on the same terms and conditions as were in effect before the sale, including comparable severance protection; (iii) or by the Participant within 90 days after a reduction in his or her salary, a material and adverse diminishment of his or her duties and responsibilities or of the program of incentive compensation and employee benefits covering the Participant, or a relocation of the Participant by more than 50 miles.

    The severance benefits under the Severance Policies consist of: (i) a cash lump sum payment of three years' salary and annual incentive compensation; (ii) a cash lump sum payment of the actuarial equivalent of the additional retirement benefits the Participant would have earned if he or she had remained employed for three more years; (iii) continued medical, dental and life insurance coverage for three years; (iv) outplacement services at a cost of not more than $30,000 or the use of office space and support for up to one year; (v) financial planning counseling for two years; and (vi) transfer of title of the
Participant's company car, if any, at no cost to the Participant. If the foregoing benefits, when taken together with any other payments to the Participant, result in the imposition of the excise tax on excess parachute payments, then the severance benefits will be reduced only if the reduction results in a greater after-tax payment to the Participant.

PRIMERGY PLANS

    Pursuant to the terms of the Merger Agreement, Primergy will implement the Primergy Plans described below, subject to shareholder approval thereof at the NSP Meeting and the WEC Meeting. Each of the Primergy Plans will become effective as of the Effective Time.

    PRIMERGY  STOCK  INCENTIVE  PLAN.    This  plan  is  a  comprehensive  stock
compensation plan designed to provide Primergy with the ability to provide incentives directly linked to the profitability of its businesses and increases in shareholder value. Like the WEC 1993 Omnibus Stock Incentive Plan and

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the  NSP Long-Term Incentive Award Stock Plan, the Primergy Stock Incentive Plan
provides for the grant of stock options, including incentive stock options ("ISOs"), nonqualified stock options, stock appreciation rights ("SARs"), restricted stock and performance units. The maximum number of shares of Primergy Common Stock available for issuance under the plan is 12,000,000, but not more than 3,000,000 shares may be issued as restricted stock. The Compensation Committee of the Primergy Board (the "Primergy Compensation Committee") will administer the plan and make awards thereunder, and will have broad authority to fix the terms and conditions of individual agreements with participants. This plan is being submitted to shareholders of WEC and NSP for approval, and is described in greater detail under "Approval of Primergy Plans -- Primergy Stock Incentive Plan" elsewhere in this Joint Proxy Statement/Prospectus; a copy of the plan is attached as Annex K. Following implementation of the Primergy Stock Incentive Plan, no further obligations will be incurred under the NSP Long-Term Incentive Award Stock Plan or the WEC 1993 Omnibus Stock Incentive Plan.

    PRIMERGY MANAGEMENT INCENTIVE COMPENSATION PLAN. This plan is a short-term incentive compensation plan designed to benefit eligible employees of Primergy and its subsidiaries. Like the WEC Short-Term Performance Plan and the NSP Executive Incentive Compensation Plan, the Primergy Management Incentive Compensation Plan rewards key management personnel for meeting established individual, group and corporate goals. Employees who participate in this plan will be granted awards payable in cash to the extent predetermined goals are attained within the performance period (which will not exceed 12 months). Awards are based on a percentage of a participant's annual base salary. This plan is being submitted to shareholders of WEC and NSP for approval, and is described in greater detail under "Approval of Primergy Plans -- Primergy Management Incentive Compensation Plan" elsewhere in this Joint Proxy Statement/Prospectus; a copy of the plan is attached as Annex L. Following implementation of the Primergy Management Incentive Compensation Plan, no further obligations will be incurred under the WEC Short-Term Performance Plan or the NSP Executive Incentive Compensation Plan.

    ACTIONS WITH RESPECT TO EXISTING STOCK OPTIONS AND CERTAIN OTHER EXISTING ARRANGEMENTS. All stock options to acquire NSP Common Stock under the NSP Long-Term Incentive Award Stock Plan that are outstanding at the Effective Time will be converted into options to buy Primergy Common Stock, and the number of shares and exercise price under such options will be adjusted so as to preserve both the same aggregate gain or loss immediately after the Effective Time as existed immediately before the Effective Time and the ratio of the exercise price per share subject to the NSP stock option to the fair market value per underlying share. Primergy will assume the obligation to honor such options and any other outstanding awards under the NSP Long-Term Incentive Award Stock Plan, and the terms and conditions of such options and awards will otherwise remain the same as before the Effective Time after giving effect to the Ratio. See "The Merger Agreement -- Benefit Plans." All stock options to acquire WEC Common Stock and other awards under the WEC 1993 Omnibus Stock Incentive Plan that are outstanding at the Effective Time will remain outstanding on the same terms and conditions as before the Effective Time and will relate to Primergy Common Stock.

    The WEC Supplemental Executive Retirement Plan, the WEC Executive Non-Qualified Trust, certain supplemental retirement benefit agreements with executives of WEC and WEC's utility subsidiaries, the WEC Executive Deferred Compensation Plan, the WEC Directors' Deferred Compensation Plan and the WEPCO Directors' Deferred Compensation Plan all provide for accelerated vesting, funding and/or payments upon a change of control. The WEC 1993 Omnibus Stock Incentive Plan also provides that all unvested options and other benefits will vest upon a change of control. WEC has agreed to amend each of the foregoing arrangements so that the change of control provisions will not be triggered by the Mergers. However, in the case of all such arrangements other than the WEC Executive Non-Qualified Trust, WEC must obtain the consent of the affected individuals, and WEC has agreed to use best efforts to obtain such consents. Mr. Abdoo has consented to waive all benefits that would otherwise be paid to him upon consummation of the Mergers under the change of control

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
provisions of those of the above plans in which he participates. All of the outside directors participating in the WEC Directors' Deferred Compensation Plan have consented to waive their rights to receive accelerated payment of the balances in their respective accounts upon consummation of the Mergers. Other than Mr. Abdoo, no WEC executive officers who participate in any of the above-referenced plans have been approached to obtain such consent. Based on plan account balances at December 31, 1994, the following WEC executive officer participants in such plans would be entitled to the approximate amounts indicated if they did not waive their rights to receive the balances in their respective accounts upon consummation of the Mergers: Jerry G. Remmel -- $520,000; John H. Goetsch -- $290,000; David K. Porter -- $70,000; Richard R.
Grigg, Jr. -- $55,000; Francis Brzezinski -- $55,000; and Anne K. Klisurich -- $15,000.

DIVIDEND REINVESTMENT PLAN

    WEC's Stock Plus Investment Plan as in effect at the Effective Time will continue as the dividend reinvestment and stock purchase plan of Primergy following the Mergers. Participants in WEC's Stock Plus Investment Plan immediately prior to the Effective Time will continue to participate in the Primergy dividend reinvestment and stock purchase plan after the Effective Time. Following the Effective Time, former preferred and common shareholders of NSP will be able to participate in the Primergy dividend reinvestment and stock purchase plan with respect to the shares of New NSP Preferred Stock and Primergy Common Stock that they receive in the Mergers, and to have their accounts under the NSP DRIP transferred to the Primergy dividend reinvestment and stock purchase plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    GENERAL. The following is a summary description of the material federal income tax consequences of the Mergers. This summary is not a complete description of all of the consequences of the Mergers and, in particular, may not address federal income tax considerations that may affect the treatment of a shareholder that, at the Reincorporation Effective Time or the Effective Time, is not a U.S. person or is a tax-exempt entity or an individual who acquired NSP Common Stock pursuant to an employee stock option. In addition, no information is provided with respect to the tax consequences of the Mergers under foreign, state or local laws. The discussion is based on the Code as in effect on the date of this Joint Proxy Statement/Prospectus, without consideration of the particular facts or circumstances of any shareholder. CONSEQUENTLY, EACH SHAREHOLDER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE MERGERS.

    THE MERGERS. Each party's obligation to effect the Mergers is conditioned on (i) the receipt of a private letter ruling from the IRS providing certain assurances regarding the federal income tax consequences of the Mergers and (ii) the delivery of an opinion to NSP from Wachtell, Lipton, Rosen & Katz, its counsel, and an opinion to WEC from Skadden, Arps, Slate, Meagher & Flom or Quarles & Brady, its counsel, each dated as of the Closing Date, based upon certain customary representations and assumptions set forth therein and on such private letter ruling, substantially to the effect that, for federal income tax purposes, each of the Mergers constitutes a tax-free reorganization within the meaning of Section 368(a) of the Code.

    Provided that such a ruling is obtained (in which case, provided that there shall have been no adverse changes in applicable law or facts at such time, such opinions of counsel will be delivered), the material federal income tax consequences of the Mergers will be:

        (i) No gain or loss will be recognized by NSP, New NSP, WEC or WEC Sub pursuant to the Mergers;

        (ii) No gain or loss will be recognized by holders of NSP Preferred Stock and NSP Common Stock upon the cancellation of their NSP Preferred Stock and NSP Common Stock and conversion thereof into New NSP Preferred Stock and New NSP Common Stock, respectively, pursuant to the Reincorporation Merger, but a holder of NSP Dissenting Shares that receives cash instead of stock will recognize gain or loss equal to the difference between the cash received and the shareholder's tax basis in the NSP Dissenting Shares. No gain or loss will be recognized by holders of New NSP Common Stock upon the cancellation of their New NSP Common Stock and conversion thereof into Primergy Common Stock pursuant to the NSP Merger, except that a holder of New NSP Common Stock that receives cash in lieu of a fractional share interest in Primergy Common Stock will recognize gain or loss equal to the difference between the cash received and the tax basis allocated to the fractional share interest. Any gain or loss recognized by a shareholder will constitute capital gain or loss if such shareholder's NSP Preferred Stock, NSP Common Stock or New NSP Common Stock with respect to which gain or loss is recognized is held as a capital asset at the Reincorporation Effective Time or the Effective Time, as the case may be;

       (iii) The tax basis of the New NSP Preferred Stock and the New NSP Common Stock received by an NSP shareholder will be the same as such shareholder's tax basis in the NSP Preferred Stock and NSP Common Stock that was cancelled pursuant to the Mergers, and the tax basis of the Primergy Common Stock received by a holder of New NSP Common Stock will be the same as such shareholder's tax basis in the New NSP Common Stock that was cancelled pursuant to the Mergers reduced by the tax basis allocable to any fractional share interest in Primergy Common Stock with respect to which cash is being received;

       (iv) The holding period of the New NSP Preferred Stock and the New NSP Common Stock received by an NSP shareholder will include the shareholder's holding period with respect to the NSP Preferred Stock or NSP Common Stock that was cancelled pursuant to the Mergers (PROVIDED that such NSP Preferred Stock or NSP Common Stock was held by such NSP shareholder as a capital asset at the Reincorporation Effective Time), and the holding period of the Primergy Common Stock received by a holder of New NSP Common Stock will include the shareholder's holding period with respect to the New NSP Common Stock that was cancelled pursuant to the Mergers (provided that such New NSP Common Stock was held by such NSP shareholder as a capital asset at the Effective Time); and

        (v) No gain or loss will be recognized by a shareholder of WEC upon the Reincorporation Merger or the NSP Merger.

ACCOUNTING TREATMENT

    The Mergers are designed to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of NSP and WEC will be carried forward to the consolidated financial statements of Primergy at their recorded amounts; income of Primergy will include income of NSP and WEC for the entire fiscal year in which the Mergers occur; and the reported income of the separate corporations for prior periods will be combined and restated as income of Primergy. The receipt by each of WEC and NSP of a letter from their respective independent accountants, stating that the transaction will qualify as a pooling of interests, is a condition precedent to consummation of the Mergers. Representatives of Price Waterhouse LLP are expected to be present at the NSP Meeting and the WEC Meeting and to be available to respond to questions, and will have an opportunity to make a statement if they desire to do so. See "The Merger Agreement -- Conditions to Each Party's Obligation to Effect the Mergers" and "Unaudited Pro Forma Combined Condensed Financial Information."

STOCK EXCHANGE LISTING OF PRIMERGY COMMON STOCK

    Application will be made for the listing on the NYSE of the shares of Primergy Common Stock to be issued pursuant to the terms of the Merger
Agreement. The listing on the NYSE of such shares, subject to notice of issuance, is a condition precedent to the consummation of the Mergers. So long as NSP and WEC continue to meet the requirements of the NYSE, NSP Common Stock, and WEC Common Stock, as the case may be, will continue to be listed on the NYSE until the Effective Time. So long as NSP continues to meet the requirements of the PSE and the CSE, the other national securities exchanges which list NSP Common Stock, NSP Common Stock will continue to be listed on the PSE and the CSE until the Effective Time.

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
    With respect to the series of NSP Preferred Stock currently listed on the NYSE, New NSP will apply for listing of such series of New NSP Preferred Stock on the NYSE. So long as NSP continues to meet the requirements of the NYSE, NSP Preferred Stock listed on the NYSE will continue to be listed on the NYSE until the Effective Time.

FEDERAL SECURITIES LAW CONSEQUENCES

    All shares of Primergy Common Stock and New NSP Preferred Stock received by NSP shareholders in the Mergers will be freely transferable, except that shares of Primergy Common Stock and New NSP Preferred Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of NSP, New NSP or WEC prior to the Mergers may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144, in the case of such persons who become affiliates of Primergy or New NSP) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of NSP, New NSP, WEC or Primergy generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. The Merger Agreement requires each of NSP and WEC to use all reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such affiliate will not offer or sell or otherwise dispose of (i) any shares of NSP, WEC or Primergy during the period beginning 30 days prior to the Effective Time and continuing until such time as results covering at least 30 days of post-Effective Time operations of Primergy have been published or (ii) any of the shares of Primergy Common Stock or New NSP Preferred Stock issued to such affiliate in or pursuant to the Mergers in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

    This Joint Proxy Statement/Prospectus does not cover resales of Primergy Common Stock or New NSP Preferred Stock received by any person who may be deemed to be an affiliate of NSP, New NSP, WEC or Primergy.

MINNESOTA DISSENTERS' RIGHTS

    Sections 302A.471 and 302A.473 of the MBCA entitle any holder of NSP Common Stock or NSP Preferred Stock who objects to the Mergers and who follows the procedures prescribed by Section 302A.473 of the MBCA, in lieu of receiving the consideration proposed under the Merger Agreement, to receive cash equal to the "fair value" of such shareholder's shares of NSP Common Stock or NSP Preferred Stock, as the case may be. Set forth below is a summary of the procedures relating to the exercise of such dissenters' rights. This summary does not purport to be a complete statement of dissenters' rights and is qualified in its entirety by reference to Sections 302A.471 and 302A.473 of the MBCA, which are reproduced in full as Annex M attached to this Joint Proxy Statement/Prospectus and to any amendments to such provisions as may be adopted after the date of this Joint Proxy Statement/Prospectus.

    ANY NSP SHAREHOLDER CONTEMPLATING THE POSSIBILITY OF DISSENTING FROM THE MERGERS SHOULD CAREFULLY REVIEW THE TEXT OF ANNEX M (PARTICULARLY THE SPECIFIED PROCEDURAL STEPS REQUIRED TO PERFECT DISSENTERS' RIGHTS, WHICH ARE COMPLEX) AND SHOULD ALSO CONSULT SUCH SHAREHOLDER'S LEGAL COUNSEL. SUCH RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 302A.473 OF THE MBCA ARE NOT FULLY AND PRECISELY SATISFIED.

    The MBCA provides dissenters' rights for shareholders of NSP who object to the Mergers and meet the requisite statutory requirements contained in the MBCA. Under the MBCA, any NSP shareholder who (i) files with NSP written notice of his or her intent to demand the fair value for his or her shares of NSP Common Stock or NSP Preferred Stock, as the case may be, if the Mergers are consummated and become effective, which notice is filed with NSP before the vote is taken at the NSP Meeting and (ii) does not vote his or her shares of NSP Common Stock or NSP Preferred Stock, as the case may be, at the NSP Meeting in favor of the proposal to approve the Mergers, shall be entitled, if

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
the Mergers are approved and effected, to receive a cash payment of the fair value of such shareholder's shares of NSP Common Stock or NSP Preferred Stock upon compliance with the applicable statutory procedural requirements. A failure by any NSP shareholder to vote against the proposal to approve the Mergers will not in and of itself constitute a waiver of the dissenter's rights of such shareholder under the MBCA. In addition, a NSP shareholder's vote against the proposal to approve the Mergers will not satisfy the notice requirement referred to in clause (i) above.

    Any written notice of a NSP shareholder's intent to demand payment for such shareholder's shares of NSP Common Stock or NSP Preferred Stock, as the case may be, if the Mergers are consummated must be filed with NSP at 414 Nicollet Mall, Minneapolis, Minnesota 55401, Attn: Corporate Secretary, prior to the vote on the Mergers at the NSP Meeting. A shareholder who votes for the Mergers will have no dissenters' rights. A shareholder who does not satisfy each of the requirements of Sections 302A.471 and 302A.473 of the MBCA is not entitled to payment for such shareholder's shares of NSP Common Stock or NSP Preferred Stock under the dissenters' rights provisions of the MBCA and will be bound by the terms of the Merger Agreement.

    After the proposed Mergers have been approved at the NSP Meeting, NSP must send written notice to all shareholders who have given written notice and not voted in favor of the Mergers as described above. The notice will contain: (i) the address where the demand for payment and NSP Certificates must be sent and the date by which they must be received (which date will be the 30th day after the notice is given), (ii) any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received, (iii) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares (or an interest in them) and to demand payment, and (iv) a copy of the provisions of the MBCA set forth in Annex M with a brief description of the procedures to be followed under those provisions. A NSP shareholder who is sent a notice and who wishes to assert dissenters' rights must demand payment and deposit his or her NSP stock certificates (at the address specified in NSP's notice) within 30 days after such notice is given. Prior to the Effective Time, a NSP shareholder exercising dissenters' rights retains all other rights of a NSP shareholder. From and after the Effective Time, dissenting shareholders will no longer be entitled to any rights of a shareholder, including, but not limited to, the right to receive notice of meetings, to vote at any meetings or to receive dividends, and will only be entitled to any rights of appraisal as provided by the MBCA. If any such holder of NSP Common Stock or NSP Preferred Stock shall have failed to perfect or shall have effectively withdrawn or lost such right, his or her shares of NSP Common Stock or NSP Preferred Stock, as the case may be, shall thereupon be deemed to have been converted into the right to receive Primergy Common Stock and cash for any fractional shares, or New NSP Preferred Stock, as the case may be, pursuant to the Merger Agreement.

    After the Effective Time or upon receipt of a valid demand for payment, whichever is later, New NSP (as the successor to NSP in the Mergers) must remit to each dissenting shareholder who complied with the requirements of the MBCA the amount New NSP estimates to be the fair value of such shareholder's shares of NSP Common Stock or NSP Preferred Stock, as the case may be, plus interest accrued at a statutory rate from the fifth day after the Effective Time to the date of payment. The payment also must be accompanied by certain financial data relating to NSP, New NSP's estimate of the fair value of the shares and a description of the method used to reach such estimate, and a copy of the applicable provisions of the MBCA with a brief description of the procedures to be followed in demanding supplemental payment. The dissenting shareholder may decline to accept the amount remitted by New NSP and demand payment for an amount equal to the dissenting shareholder's estimate of the fair value of the NSP Common Stock or NSP Preferred Stock, as the case may be. Failure to make such demand within 30 days after the notice is given by NSP entitles the dissenting shareholder only to the amount initially remitted by New NSP. If New NSP fails to remit payment within 60 days of the deposit of the NSP stock certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited NSP Certificates and cancel all transfer restrictions; however, New NSP may again give notice regarding the procedure to exercise dissenters' rights and require deposit or restrict transfer at a later time. If a dissenting shareholder believes that the amount

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
remitted is less than the fair value of the NSP Common Stock or NSP Preferred Stock, as the case may be (including statutory interest), such dissenting shareholder may give written notice to New NSP of his or her own estimate of the fair value of the shares, plus interest, within 30 days after New NSP mails its remittance, and demand payment of the difference. Otherwise a dissenting shareholder is entitled only to the amount remitted by New NSP.

    If New NSP receives a demand from a dissenting shareholder to pay such difference, it shall, within 60 days after receiving the demand, either pay to the dissenting shareholder the amount demanded or agreed to by the dissenting shareholder after discussion with New NSP or file in court a petition requesting that the court determine the fair value of the shares of NSP Common Stock or NSP Preferred Stock, as the case may be, plus interest.

    The court may appoint one or more appraisers to receive evidence and make recommendations to the court on the amount of the fair value of the shares. The court shall determine whether the dissenting shareholder has complied with the requirements of Section 302A.473 of the MBCA and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use. The fair value of the shares as determined by the court is binding on all dissenting shareholders and may be less than, equal to or greater than the market price of the Primergy Common Stock or New NSP Preferred Stock, as the case may be, to be issued to non-dissenting shareholders for their shares of NSP Common Stock or NSP Preferred Stock, as the case may be, if the Mergers are completed. If the court determines that the fair value of the shares is in excess of the amount, if any, remitted by New NSP, then the court will enter a judgment for cash in favor of the dissenting shareholders in an amount by which the value determined by the court, plus interest, exceeds such amount previously remitted. A dissenting shareholder will not be liable to New NSP if the amount, if any, originally remitted to such shareholder by New NSP exceeds the fair value of the shares, as determined by the court, plus interest.

    Costs of the court proceeding shall be determined by the court and assessed against New NSP, except that part or all of the costs may be assessed against any dissenting shareholders whose actions in demanding supplemental payments are found by the court to be arbitrary, vexatious or not in good faith.

    If the court finds that New NSP did not substantially comply with the relevant dissenters' provisions of the MBCA, the court may assess the fees and expenses, if any, of attorneys or experts as the court deems equitable. Such fees and expenses may also be assessed against any party if the court finds that such party in bringing the proceeding has acted arbitrarily, vexatiously or not in good faith, and may be awarded to a party injured by those actions. The court may award, in its discretion, fees and expenses of an attorney for the dissenting shareholders out of the amount awarded to such shareholders, if any.

    A shareholder of record may assert dissenters' rights as to fewer than all of the shares registered in such shareholder's name only if he or she dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies NSP in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of such a partial dissenting shareholder are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

    Under Subdivision 4 of Section 302A.471 of the MBCA, a NSP shareholder has no right, at law or in equity, to set aside the approval of the Merger Agreement or the consummation of the Mergers except if such approval or consummation was fraudulent with respect to such shareholder or NSP.

NO WISCONSIN DISSENTERS' RIGHTS

    The WBCL does not give WEC shareholders the right to dissent from and obtain payment of the fair value of their shares in connection with the matters to be acted upon at the WEC Meeting.

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
                               REGULATORY MATTERS

    As indicated below, consummation of the Mergers is subject to numerous regulatory approvals, which are presently anticipated to be received by the last quarter of 1996. Set forth below is a summary of the material regulatory requirements affecting the Mergers.

    STATE APPROVALS AND RELATED MATTERS. WEPCO, the electric utility subsidiary of WEC, and NSP have included a regulatory plan in their filings for the requisite state regulatory approvals. The companies propose that the net savings expected to result from the Mergers be spread among the Primergy shareholders and the retail electric customers in each of the five state jurisdictions in an equitable manner. WEPCO and NSP have proposed, as a result of the allocation of these net savings among each of the state jurisdictions, an average rate reduction of approximately 1.5% in the retail electric rates beginning on or about January 1997 (assuming that the Mergers are then effective) and a rate freeze through the year 2000, subject to certain exceptions regarding matters beyond NSP's or WEPCO's control, such as an increase in the federal corporate tax rate.

    NSP is currently subject to the jurisdiction of the Minnesota Public Utilities Commission (the "Minnesota Commission"), the North Dakota Public Service Commission (the "North Dakota Commission") and the South Dakota Public Utilities Commission (the "South Dakota Commission") with respect to its utility operations in those states. NSP-Wisconsin, the utility subsidiary of NSP, which provides utility service in Wisconsin and the Upper Peninsula of Michigan, is subject to the jurisdiction of the Wisconsin Commission and the Michigan Public Service Commission (the "Michigan Commission").

    WEPCO is subject to the jurisdiction of the Wisconsin Commission and Michigan Commission with respect to retail utility service provided in Wisconsin and the Upper Peninsula of Michigan. Wisconsin Natural provides retail gas service in various portions of Wisconsin and is subject to the jurisdiction of the Wisconsin Commission. As a result of its ownership of WEPCO and Wisconsin Natural, WEC is a public utility holding company under the Wisconsin Holding Company Act and is subject to the jurisdiction of the Wisconsin Commission.

    Applications for approval of the Mergers and related transactions, including, in the case of certain commissions, the issuance of securities in connection therewith, were filed in early August, 1995 with the Minnesota Commission, the Wisconsin Commission, the North Dakota Commission and the Michigan Commission. An application for disclaimer of jurisdiction was filed with the South Dakota Commission concurrently with the other state applications.

    Assuming the requisite regulatory approvals are obtained, New NSP's utility operations will remain subject to regulation by the Minnesota, North Dakota, and South Dakota Commissions and WEPCO's utility operations (which will include the operations of Wisconsin Natural and NSP-Wisconsin) will remain subject to regulation by the Wisconsin and Michigan Commissions. In addition, assuming such approvals, New NSP will become a Wisconsin utility by virtue of its acquisition of gas utility properties from NSP-Wisconsin and will become subject to the jurisdiction of the Wisconsin Commission with respect to such retail gas utility service.

    Primergy will be a public utility holding company (a "holding company") under the Wisconsin Holding Company Act and will be subject to the jurisdiction of the Wisconsin Commission to the same extent that WEC is currently subject to the jurisdiction of the Wisconsin Commission. The following is a brief summary of certain provisions of the Wisconsin Holding Company Act that currently apply to WEC and will apply to Primergy.

    The Wisconsin Holding Company Act prohibits any person from forming a holding company or acquiring or holding more than 10% of the outstanding voting securities of a holding company, without Wisconsin Commission approval. The Wisconsin Commission, if it finds the capital of any public utility affiliate will be impaired by payment of a dividend, may order the utility affiliate to limit or cease payment of dividends to the holding company. Various transactions by a public utility affiliate with others in the holding company system are prohibited, including lending money, guaranteeing

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
obligations, combined advertising, providing utility service on terms different from those for other consumers in the same class, and, without Wisconsin Commission approval after establishment that the utility affiliate will be paid at fair market value, certain sales or leases of real property and use of services of utility employees. The Wisconsin Holding Company Act prohibits (i) any public utility affiliate from providing any non-utility product or service in a manner or at a price that unfairly discriminates against any competing provider, (ii) any non-utility activity from being subsidized materially by the customers of any public utility in the system, (iii) the operation of the system in any way which materially impairs the credit, ability to acquire capital on reasonable terms or ability to provide safe, reasonable, reliable and adequate utility service, of any public utility affiliate in the system, (iv) any transfer by a public utility affiliate to any other system company of any confidential public utility information, including customer lists, for any non-utility purpose, unless the Wisconsin Commission has approved the transfer, and (v) any termination of the system's interest in a public utility affiliate without Wisconsin Commission approval. Other statutory provisions which pre-existed the Wisconsin Holding Company Act include requirements for submission to the Wisconsin Commission for approval of certain contracts or other arrangements for furnishing property or services between a public utility and an affiliate.

    The Wisconsin Holding Company Act also limits non-utility diversification, in that, stated generally, the net book value of the assets (other than investment in system affiliates) of all non-utility affiliates may not exceed the sum of 25% of the net book value of all electric utility affiliates and a percentage, to be determined by the Wisconsin Commission (but not less than 25%), of the net book value of all other public utility affiliates. In order for Primergy to be within the foregoing prescribed limits at the time NSP becomes a subsidiary of Primergy, NSP must first become a Wisconsin corporation, which is the reason NSP will be merged into New NSP pursuant to the Reincorporation Merger. Further, the Wisconsin Holding Company Act requires the Wisconsin Commission to periodically investigate the impact of the operation of every holding company system on every public utility affiliate in the system and to determine whether each non-utility affiliate does, or can reasonably be expected to do, at least one of the following: (a) substantially retain, attract or promote business activity or employment or provide capital to businesses within the service territory of any public utility affiliate or certain others, (b) increase or promote energy conservation or develop, produce or sell renewable energy products or equipment, (c) conduct a business that is functionally related to the provision of utility service or to the development or acquisition of energy resources, and (d) develop or operate commercial or industrial parks in the service territory of any public utility affiliate. NSP and WEC believe that their existing non-utility businesses meet the requirements of the Wisconsin Holding Company Act. The Wisconsin Commission also is authorized to order a holding company to terminate its interest in a public utility affiliate if the Wisconsin Commission finds that, based upon clear and convincing evidence, termination of the interest is necessary to protect the interest of utility investors in a financially healthy utility and the interest of consumers in reasonably adequate utility service at a just and reasonable price.

    PUBLIC UTILITY HOLDING COMPANY ACT OF 1935. Primergy is required to obtain SEC approval under Section 9(a)(2) of the 1935 Act in connection with the Mergers. Section 9(a)(2) of the 1935 Act provides that it is unlawful for any person to acquire any security of any public utility company if that person owns, or by virtue of that transaction will come to own, 5% or more of the voting securities of that public utility company and of any other public utility company, without the prior approval of the SEC. An application for approval of the Mergers will be filed by WEC and NSP at the appropriate time. Under the applicable standards of the 1935 Act, the SEC is directed to approve a proposed acquisition unless it finds that (1) the acquisition would tend towards detrimental interlocking relations or a detrimental concentration of control,
(2) the consideration to be paid in connection with the acquisition is not reasonable, (3) the acquisition would unduly complicate the capital structure of the applicant's holding company system or would be detrimental to the proper functioning of the applicant's holding company system, or (4) the acquisition would violate applicable state law. In order to

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
approve a proposed acquisition, the SEC must also find that the acquisition would tend towards the development of an integrated public utility system and would otherwise conform to the 1935 Act's integration and corporate simplification standards.

    WEC is currently exempt from the registration and other requirements of the 1935 Act, other than from Section 9(a)(2) thereof, pursuant to an order of the SEC under Section 3(a)(1) of the 1935 Act. The basis of the exemption under
Section 3(a)(1) is that WEC and its public utility subsidiaries are predominantly intrastate in character and carry on their businesses substantially in a single state in which they are organized (Wisconsin). NSP is currently exempt from the registration and other requirements of the 1935 Act, other than from Section 9(a)(2) thereof, pursuant to an order of the SEC under
Section 3(a)(2) of the 1935 Act. The basis of the exemption under Section 3(a)(2) is that NSP is predominantly a public utility which carries on its utility business only in the state of its incorporation (Minnesota) and in states contiguous thereto. Neither the Section 3(a)(1) exemption under which WEC currently operates nor the Section 3(a)(2) exemption under which NSP currently operates will be available to Primergy after consummation of the Mergers.

    Accordingly, upon consummation of the Mergers, Primergy must register as a holding company under the 1935 Act. The 1935 Act imposes numerous restrictions on the operations of a registered holding company and its subsidiaries and affiliates. Subject to limited exceptions, SEC approval is required under the 1935 Act for a registered holding company or any of its subsidiaries to: (i) issue securities, (ii) acquire utility assets from a third person, (iii) acquire the stock of another public utility, (iv) amend its articles of incorporation or
(v) acquire stock, extend credit, pay dividends, lend money or invest in any manner in any other businesses. SEC approval under the 1935 Act also will be required for certain proposed transactions relating to the Mergers. For example, SEC approval will be required for Primergy's issuance of securities pursuant to the Primergy Stock Incentive Plan, the merger of NSP-Wisconsin into WEPCO after the Mergers, the transfer by NSP of its subsidiaries to Primergy and the establishment of a services corporation to provide various administrative and support services to Primergy and certain of its subsidiaries.

    As part of the SEC's approval process, the 1935 Act also limits the ability of registered holding companies to engage in non-utility ventures and regulates holding company system service companies and the rendering of services by holding company affiliates to the system's utilities.

    The SEC may require, as a condition to its approval of the Mergers, that NSP and WEC divest their gas utility properties and possibly certain non-utility ventures within a reasonable time after the Mergers. In a few cases, the SEC has allowed the retention of such properties or deferred the question of divestiture for a substantial period of time. In those cases in which divestiture has taken place, the SEC has usually allowed enough time to complete the divestiture so as to allow the applicant to avoid a "fire sale" of the divested assets. NSP and WEC believe strong policy reasons and prior SEC decisions exist which support their retaining their existing gas utility properties and non-utility ventures, or, alternatively, which support deferring the question of divestiture for a substantial period of time; accordingly, WEC and NSP will request in their 1935 Act application that NSP and WEC be allowed to retain, or, in the alternative, that the question of divestiture be deferred with respect to, NSP's and WEC's existing gas utility properties and non-utility ventures.

    On June 20, 1995, the SEC issued a series of new proposed regulations that are designed, among other things, to ease the restrictions on and regulation of the activities of registered holding companies. At the same time, the SEC's Division of Investment Management (the "Division") issued a report of legislative recommendations, including the Division's preferred recommendation that Congress repeal the 1935 Act, subject to the transfer of certain authority over the books and records of registered holding companies to state utility commissions and to the FERC. The report also recommended liberalizing the interpretation of the SEC's regulations to permit registered holding companies to own both electric and gas utility systems where the affected states agree. There is no assurance that the regulations proposed by the SEC will be implemented or that the suggestions made in the

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Division's report  will be  adopted.  To the  extent that  some  or all  of  the regulations and recommendations are implemented, however, restrictions on and regulation of Primergy's activities may be scaled back, and Primergy's ability to retain ownership of the gas utility properties and non-utility ventures currently operated by WEC and NSP would be enhanced.

    FEDERAL POWER ACT. Section 203 of the Federal Power Act provides that no public utility shall sell or otherwise dispose of its jurisdictional facilities or, directly or indirectly, merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first having obtained authorization from the FERC. The approval of the FERC is required in order to consummate the Mergers. Under Section 203 of the Federal Power Act, the FERC will approve a merger if it finds the merger "consistent with the public interest." In reviewing a merger, the FERC generally evaluates:
(i) whether the merger will adversely affect competition, (ii) whether the merger will adversely affect operating costs and rates, (iii) whether the merger will impair the effectiveness of regulation, (iv) whether the purchase price is reasonable, (v) whether the merger is the result of coercion, and (vi) whether the accounting treatment is reasonable. On July 10, 1995, NSP and WEC filed a combined application with the FERC requesting that the FERC approve the Mergers under Section 203 of the Federal Power Act (the "NSP/WEC Application"). In connection with the NSP/ WEC Application, NSP and WEC also filed a comparable transmission service tariff and an interchange agreement under Section 205 of the Federal Power Act, to become effective upon consummation of the Mergers.

    In addition, NSP and NSP-Wisconsin hold certain hydroelectric project licenses, as well as certificates of public convenience and necessity under
Section 7 of the Natural Gas Act. The merger of NSP into New NSP and of NSP-Wisconsin into Wisconsin Energy Company will constitute transfers of the hydroelectric project licenses and the certificates of public convenience and necessity, requiring approval from the FERC.

    Furthermore, prior to the mergers of NSP into New NSP and of NSP-Wisconsin into Wisconsin Energy Company, the approval of the FERC under Section 204 of the Federal Power Act is required for New NSP and Wisconsin Energy Company to assume the debt of NSP and NSP-Wisconsin, respectively.

    ANTITRUST CONSIDERATIONS. The HSR Act and the rules and regulations promulgated thereunder provide that certain transactions (including the Mergers) may not be consummated until certain information has been submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. The expiration or earlier termination of the HSR Act waiting period would not preclude the Antitrust Division or the FTC from challenging the Mergers on antitrust grounds. Neither WEC nor NSP believes that the Mergers will violate federal antitrust laws. If the Mergers are not consummated within 12 months after the expiration or earlier termination of the initial HSR Act waiting period, NSP and WEC would be required to submit new information to the Antitrust Division and the FTC, and a new HSR Act waiting period would have to expire or be earlier terminated before the Mergers could be consummated. NSP and WEC intend to file their premerger notifications pursuant to the HSR Act at such time as they believe will result in the expiration or termination of the waiting period thereunder within 12 months before the anticipated consummation of the Mergers.

    ATOMIC ENERGY ACT. NSP holds NRC operating licenses in connection with its ownership and operation of the Prairie Island and Monticello nuclear generating facilities. The operating licenses authorize NSP to own and operate the facilities. The Atomic Energy Act provides that such a license or any rights thereunder may not be transferred or in any manner disposed of, directly or indirectly, to any person through transfer of control unless the NRC finds that such transfer is in accordance with the Atomic Energy Act and consents to the transfer. Pursuant to the Atomic Energy Act, NSP and WEC will seek approval from the NRC to reflect the fact that after the Mergers, New NSP, although continuing to own and operate the Prairie Island and Monticello facilities, will become an operating company subsidiary of Primergy.

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
    OTHER. NSP possesses municipal franchises and environmental permits and licenses that may need to be renewed or replaced as a result of the Mergers. NSP does not anticipate any difficulties at the present time in obtaining such renewals or replacements.

    GENERAL. Under the Merger Agreement, NSP and WEC have agreed to use all reasonable efforts to obtain all necessary material permits, licenses, franchises and other governmental authorizations necessary or advisable to consummate or effect the transactions contemplated by the Merger Agreement. Various parties may seek intervention in these proceedings to oppose the Mergers or to have conditions imposed upon the receipt of necessary approvals. While NSP and WEC believe that they will receive the requisite regulatory approvals for the Mergers, there can be no assurance as to the timing of such approvals or the ability of such parties to obtain such approvals on satisfactory terms or otherwise. It is a condition to the consummation of the Mergers that final orders approving the Mergers be obtained from the various federal and state commissions described above on terms and conditions which would not have, or would not be reasonably likely to have, a material adverse effect on the business, assets, financial condition or results of operations of Primergy and its prospective subsidiaries taken as a whole, or on Primergy's prospective utility subsidiaries located in the State of Minnesota taken as a whole, or on its prospective utility subsidiaries located in the State of Wisconsin taken as a whole, or which would be materially inconsistent with the agreements of the parties contained in the Merger Agreement. There can be no assurance that any such approvals will not contain terms or conditions that cause such approvals to fail to satisfy such condition to the consummation of the Mergers.

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
                              THE MERGER AGREEMENT

    The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex A and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGERS

    The Merger Agreement provides that, following the approval of the Merger Agreement by the shareholders of NSP and WEC, and the satisfaction or waiver of the other conditions to the Mergers, including obtaining the requisite regulatory approvals, NSP will be merged with and into New NSP in the Reincorporation Merger and, immediately thereafter, WEC Sub will be merged with and into New NSP in the NSP Merger.

    If the Merger Agreement is approved by the shareholders of NSP and WEC, and the other conditions to the Mergers are satisfied or waived, the closing of the Mergers (the "Closing") will take place on the second business day immediately following the date on which the last of the conditions referred to below under "The Merger Agreement -- Conditions to Each Party's Obligation to Effect the Mergers" is fulfilled or waived, or at such other time and date as NSP and WEC shall mutually agree (the "Closing Date"). On or after the Closing Date, (i) the Reincorporation Merger will become effective at the Reincorporation Effective Time, as specified in the articles of merger filed by New NSP with the Secretary of State of each of the States of Wisconsin and Minnesota and (ii) the NSP Merger will become effective at the Effective Time, as specified in the articles of merger filed by New NSP with the Secretary of State of the State of Wisconsin, which will be subsequent to the Reincorporation Effective Time.

    Subject to the condition that the opinions of Goldman Sachs and Barr Devlin as to the fairness of the Ratio to the holders of NSP Common Stock and WEC Common Stock, respectively, shall not have been withdrawn, WEC and NSP agreed in the Merger Agreement to call, give notice of, convene and hold a meeting of their respective shareholders as soon as reasonably practicable for the purpose of securing their approval to the Mergers.

    CONSUMMATION OF THE MERGERS.   Upon the consummation of the  Reincorporation
Merger, pursuant to the Merger Agreement:

    - Each issued and outstanding share of New NSP Common Stock that is owned by NSP will be cancelled and will cease to exist.

    - Each issued and outstanding share of NSP Common Stock, other than NSP Dissenting Shares, will be cancelled and converted into the right to receive one share of New NSP Common Stock.

    - Each issued and outstanding share of NSP Preferred Stock, other than NSP Dissenting Shares, will be cancelled and converted into the right to receive one share of New NSP Preferred Stock, with terms (including dividend rates) and designations under the New NSP Articles identical to those of the cancelled share of NSP Preferred Stock under the NSP Articles.

    Upon consummation of the NSP Merger:

    - Each share of New NSP Common Stock and each share of New NSP Preferred Stock that is owned by New NSP as treasury stock, by subsidiaries of New NSP or by WEC or any of its subsidiaries, will be cancelled and cease to exist.

    - Each issued and outstanding share of New NSP Common Stock (other than shares that are cancelled as described above and NSP Dissenting Shares) will be cancelled and converted into the right to receive 1.626 shares of Primergy Common Stock.

    - Each issued and outstanding share of New NSP Preferred Stock (other than shares of New NSP Preferred Stock that are cancelled as described above) will be unchanged as a result of the NSP Merger and will remain outstanding thereafter.

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
    - Each issued and outstanding share of WEC Sub Common Stock will be cancelled and converted into one share of New NSP Common Stock; the number of shares of WEC Sub Common Stock which shall be so outstanding, cancelled and converted will be equal to the number of shares of New NSP Common Stock issued and outstanding immediately prior to the Effective Time.

    - Each issued and outstanding share of WEC Common Stock will remain outstanding, unchanged, as one share of Primergy Common Stock.

    - NSP Dissenting Shares will not be cancelled and converted into the right to receive New NSP Common Stock or New NSP Preferred Stock, as the case may be, in the Reincorporation Merger or, in the case of NSP Common Stock, into the right to receive Primergy Common Stock in the NSP Merger, but will be cancelled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the MBCA, unless and until the right of such holder to receive fair value for such NSP Dissenting Shares terminates in accordance with the MBCA, in which case such shares will cease to be NSP Dissenting Shares and will represent the right to receive Primergy Common Stock, or New NSP Preferred Stock, as the case may be, pursuant to the Merger Agreement.

    Based upon the capitalization of NSP and WEC on April 28, 1995, and the Ratio of 1.626 shares of Primergy Common Stock per share of NSP Common Stock, holders of NSP Common Stock, as a group, and WEC Common Stock, as a group, would each have held approximately 50% of the aggregate number of shares of Primergy Common Stock that would have been outstanding if the Mergers had been consummated as of such date.

    If any holder of NSP Common Stock would be entitled to receive a number of shares of Primergy Common Stock that includes a fraction, then in lieu of a fractional share, such holder will be entitled to receive a cash payment in an amount determined by multiplying the fractional share interest by the average of the last reported sales price, regular way, per share of WEC Common Stock on the NYSE Composite Tape for the ten business days prior to and including the last business day on which NSP Common Stock was traded on the NYSE, without any interest thereon.

    As soon as practicable after the Effective Time, a company mutually agreeable to WEC and NSP (the "Exchange Agent") will mail to each holder of record of a NSP Certificate which immediately prior to the Reincorporation Effective Time represented outstanding shares of NSP Common Stock that were cancelled and became instead the right to receive shares of Primergy Common Stock, a letter of transmittal and instructions for use in effecting the surrender of the NSP Certificates for certificates representing shares of Primergy Common Stock. Upon surrender of a NSP Certificate to the Exchange Agent for cancellation, together with a duly executed letter of transmittal and such other documents, if any, as the Exchange Agent shall require, the holder of such NSP Certificate will be entitled to receive a certificate representing that number of whole shares of Primergy Common Stock and any cash in lieu of fractional shares of Primergy Common Stock which such holder has the right to receive pursuant to the provisions of the Merger Agreement. Until surrendered, each NSP Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Primergy Common Stock and cash in lieu of any fractional share of Primergy Common Stock.

    The letter of transmittal may, at the option of Primergy, provide for the ability of a holder of one or more NSP Certificates to elect that the shares of Primergy Common Stock to be received in exchange for the shares of NSP Common Stock formerly represented by such surrendered NSP Certificates be issued in uncertificated form or to elect that such shares be credited to an account established for such holder under Primergy's dividend reinvestment and stock purchase plan.

    No dividends or other distributions declared or made after the Effective Time with respect to shares of Primergy Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered NSP Certificate and no cash payment in lieu of fractional shares will be

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
paid to any such holder until such NSP Certificate shall be surrendered. After such surrender, subject to applicable law, there will be paid to such holder, without interest, the unpaid dividends and distributions, and any cash payment in lieu of a fractional share, to which such holder is entitled.

    HOLDERS OF NSP COMMON STOCK SHOULD NOT SEND IN THEIR NSP CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM. SHAREHOLDERS OF WEC AND HOLDERS OF NSP PREFERRED STOCK NEED NOT EXCHANGE THEIR CERTIFICATES.

DIRECT SUBSIDIARIES AND UNRESTRICTED SUBSIDIARIES

    The Merger Agreement designates the direct wholly-owned subsidiaries of WEC and NSP, respectively, as "WEC Subsidiaries" and "NSP Subsidiaries" (which are collectively referred to as "Direct Subsidiaries"). The remaining subsidiaries, joint venture interests and investments of NSP and WEC are referred to as "Unrestricted Subsidiaries." The representations and warranties of WEC and NSP in the Merger Agreement apply only to, and the covenants of WEC and NSP in the Merger Agreement apply only to, the parties themselves and their Direct Subsidiaries. NSP and WEC have agreed to restrict to a certain dollar figure the amount of additional investments in, or loans or capital contributions, or guarantees or obligations that each can allocate to, their Unrestricted Subsidiaries between the date of the Merger Agreement and the Effective Time.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties by each of NSP and WEC relating to, among other things, (a) their respective organizations, the organization of their respective Direct Subsidiaries and similar corporate matters; (b) their respective capital structures; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) required regulatory approvals; (e) their compliance with applicable laws and agreements; (f) reports and financial statements filed with the SEC and the accuracy of information contained therein;
(g) the absence of any material adverse effect on their business, assets, financial condition, results of operations, or prospects; (h) the absence of adverse material suits, claims or proceedings, and other litigation issues; (i) the accuracy of information supplied by each of WEC and NSP for use in the Joint Registration Statement of which this Joint Proxy Statement/Prospectus forms a part; (j) certain agreements relating to certain employment, consulting and benefits matters; (k) tax matters; (l) retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (m) labor matters; (n) compliance with all applicable environmental laws, possession of all material environmental, health, and safety permits and other environmental issues; (o) the regulation of NSP and WEC and their subsidiaries as public utilities in specified states; (p) the shareholder vote required in connection with the Merger Agreement and the transactions contemplated thereby (as set forth in this Joint Proxy Statement/ Prospectus) being the only vote required; (q) that neither NSP nor WEC or any of their respective affiliates have taken or agreed to take any action that would prevent Primergy from accounting for the Mergers as a pooling of interests; (r) the absence of changes in their capital structure; (s) the applicability of certain provisions of Wisconsin and Minnesota law relating to changes in control; (t) the delivery of fairness opinions by Goldman Sachs, in the case of NSP, and Barr Devlin, in the case of WEC; and (u) the absence of ownership of each other's stock.

CERTAIN COVENANTS

    Pursuant to the Merger Agreement, WEC and NSP have agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement (including the disclosure schedules thereto) or the Stock Option Agreements, or as otherwise consented to in writing by the other parties, it will (and each of its Direct Subsidiaries will), subject to certain exceptions specified therein, among other things: (a) carry on its business in the ordinary course consistent with prior practice; (b) not declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than to such party or its wholly-owned subsidiaries, dividends required to be paid on any NSP Preferred Stock and WEPCO Preferred Stock, and regular quarterly dividends to be paid on WEC Common Stock and NSP Common Stock not to exceed 106% of

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the dividends for the prior fiscal year; (c) not effect certain other changes in its capitalization other than redeeming WEPCO Preferred Stock and NSP Preferred Stock, as required by their respective terms, or in connection with a refunding of preferred stock at a lower cost of funds, or if necessary to facilitate the transactions contemplated by the Merger Agreement; (d) not issue or encumber any capital stock, rights, warrants, options or convertible or similar securities other than (i) issuances pursuant to the Stock Option Agreements, (ii) intercompany issuances, (iii) in connection with refunding preferred stock with preferred stock or debt at a lower cost of funds and (iv) up to 1,600,000 shares of WEC Common Stock and 2,900,000 shares of NSP Common Stock to be issued for general corporate purposes, including issuances in connection with acquisitions and financings and issuances pursuant to employee benefit plans, stock option and other incentive compensation plans, directors' plans and stock purchase and dividend reinvestment plans; (e) not amend its articles of incorporation or by-laws; (f) not engage in material acquisitions in excess of $50,000,000 in the aggregate over the amounts budgeted; (g) not enter into any written commitments for the purchase of sulfur dioxide emission allowances as provided for by the Clean Air Act Amendments of 1990 in excess of an aggregate of $20,000,000; (h) not make any capital expenditures in excess of $100,000,000 in the aggregate over the amounts budgeted; (i) not sell, lease, encumber or otherwise dispose of material assets in an aggregate amount equalling or exceeding $50,000,000, other than planned or ordinary course of business dispositions and encumbrances; (j) not incur indebtedness (or guarantees thereof), other than (i) short-term indebtedness in the ordinary course of business consistent with prior practice,
(ii) long-term indebtedness, not aggregating more than $650,000,000, (iii) arrangements between such party and its Direct Subsidiaries or among its Direct Subsidiaries, (iv) in connection with the refunding of existing indebtedness at a lower cost of funds, or (v) in connection with any permitted refunding of preferred stock; (k) not enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other agreement, commitment, arrangement, plan or policy, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits; (l) not engage in any activity which would cause a change in its status under the 1935 Act; (m) not commence construction of or obligate itself to purchase any additional generating, transmission or delivery capacity other than in the ordinary course of business consistent with past practice or pursuant to tariffs on file with the FERC or as budgeted; (n) not make any material changes in their accounting methods other than as required by law or in accordance with generally accepted accounting principles; (o) not take any action to prevent Primergy from accounting for the business combination to be effected by the Mergers as a pooling of interests; (p) not take any action that would adversely affect the status of the Mergers as tax-free transactions;
(q) not enter into agreements with affiliates (other than wholly-owned subsidiaries) other than on an arm's-length basis; (r) cooperate with the other parties, provide reasonable access to its books and records and notify the other parties of any significant changes; (s) discuss with the other parties any proposed changes in its rates or charges (other than pass-through fuel and gas rates or charges) or standards of service or accounting; consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent with governmental regulators; and not make any filing to change its rates on file with the FERC that would have a material adverse effect on the benefits associated with the Mergers; (t) use all commercially reasonable efforts to obtain certain third-party consents to the Mergers; (u) not take any action that is likely to jeopardize the qualification of NSP's or WEPCO's outstanding revenue bonds as tax-exempt industrial revenue
bonds;  (v)  create  a  joint  transition  management  task  force  to   examine
alternatives  to effect the integration of the parties after the Effective Time;
(w) refrain from taking specified actions relating to tax matters; (x) not discharge or satisfy any claims, liabilities or obligations, other than discharges in the ordinary course of business or in accordance with their terms, of liabilities reflected in the most recent consolidated financial statements;
(y) not, except in the ordinary course of business, change the status of any of its material contracts or agreements or waive or release or assign any material rights or claims; and (z) maintain adequate insurance and use reasonable efforts to maintain all existing governmental permits. In addition, NSP agreed that it will not make, and will not permit any of its Direct Subsidiaries to make, any
additional    investments   in,    or   loans    to,   any    NSP   Unrestricted

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Subsidiary in  excess of  $350,000,000 (inclusive  of the  amounts budgeted  for capital expenditures and acquisitions and the $50,000,000 basket referenced in the Merger Agreement), and WEC agreed that it will not make, and will not permit any of its Direct Subsidiaries to make, any additional investments in, or loans to, any WEC Unrestricted Subsidiary in excess of $100,000,000 (inclusive of the amounts budgeted for capital expenditures and acquisitions and the $50,000,000 basket referenced in the Merger Agreement).

    In the Merger Agreement, NSP also agreed that, contemporaneously with the Reincorporation Effective Time, NSP-Wisconsin will sell and transfer to New NSP certain utility assets located in the State of Wisconsin such that, upon such transfer, New NSP will be a Wisconsin utility.

    The parties also agreed in the Merger Agreement that, prior to the  Closing,
(a) WEC will take all actions necessary so that the Primergy Articles become effective no later than the Effective Time; and (b) NSP will cause the New NSP Articles to become effective no later than the Effective Time.

    The Merger Agreement provides that if the parties are unable to obtain the necessary tax ruling or any of the statutory approvals and other third-party consents which are necessary to effect the strategic combination of NSP and WEC in the form contemplated by the Merger Agreement, and the adoption of an alternative structure (that otherwise substantially preserves for NSP and WEC the economic benefits of the Mergers) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Mergers that so preserves such benefits.

NO SOLICITATION OF TRANSACTIONS

    The Merger Agreement provides that no party thereto will, and each such party will cause its Direct Subsidiaries not to, and each such party will not permit any of its officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively, "Representatives") or subsidiaries that are not Direct Subsidiaries to, and each such party will use its best efforts to cause such persons not to, directly or indirectly: initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to, any Business Combination Proposal (as defined herein), or, in the event of an unsolicited Business Combination Proposal, except to the extent required by their fiduciary duties under applicable law if so advised in a written opinion of outside counsel, engage in negotiations or provide any information or data to any person relating to any Business Combination Proposal. As used above, "Business Combination Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any party to the Merger Agreement or any of its material subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the shareholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of any party to the Merger Agreement or any of its material subsidiaries, other than pursuant to the transactions contemplated by the Merger Agreement.

PRIMERGY BOARD OF DIRECTORS

    The Merger Agreement provides that NSP's and WEC's respective Boards of Directors will take such action as may be necessary to cause the number of directors comprising the full Primergy Board at the Effective Time to be 12 persons, six of whom shall be designated by NSP prior to the Effective Time and six of whom shall be designated by WEC prior to the Effective Time. The initial designation of such directors among the three classes of the Primergy Board shall be agreed to by NSP and WEC, the designees of each party to be divided equally among such classes. If, prior to the Effective Time, any of such designees shall decline or be unable to serve, the party which designated such person shall designate another person to serve in such person's stead. To date, NSP and WEC have not decided who, in addition to Messrs. Howard and Abdoo, will be designated to serve on the Primergy Board after the Effective Time. NSP's and WEC's respective Boards of Directors will also take such action as may be necessary to cause each of the committees of the Primergy Board at the Effective Time to consist of two members designated by NSP and two members designated by WEC. WEC will select the

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chairs of  the  Nominating Committee,  the  Finance Committee  and  the  Nuclear
Oversight Committee. NSP will select the chairs of the Executive Committee, the Compensation Committee and the Audit Committee.

INDEMNIFICATION

    The Merger Agreement provides that, to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Primergy shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who was at, or who had been at any time prior to, April 28, 1995, or who becomes prior to the Effective Time, an officer, director or employee of any of the parties thereto or any subsidiary (the "Indemnified Parties") against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the provision of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party, and all such indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the Merger Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Primergy shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Primergy, and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by law and upon receipt of any affirmation and undertaking required by law, (ii) Primergy will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Wisconsin law and the Primergy Articles or the Primergy Bylaws shall be made by independent counsel mutually acceptable to Primergy and the Indemnified Party; PROVIDED, HOWEVER, that Primergy shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Merger Agreement further provides that the Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

    In addition, the Merger Agreement requires that for a period of six years after the Effective Time, Primergy shall cause to be maintained in effect policies of directors' and officers' liability insurance maintained by NSP and WEC for the benefit of those persons who were covered by such policies at April 28, 1995, on terms no less favorable than the terms of such insurance coverage, PROVIDED that Primergy shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by NSP and WEC for such insurance and, if the annual premiums of such insurance coverage exceed such amount, Primergy shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Primergy Board, for a cost not exceeding such amount. Also, the Merger Agreement provides that to the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification existing in favor of the employees, agents, directors and officers of NSP, WEC and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and bylaws in effect on April 28, 1995, or otherwise in effect on April 28, 1995, shall survive the Mergers and shall continue in full force and effect for a period of not less than six years from the Effective Time.

CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS

    The respective obligations of WEC and NSP to effect the Mergers are subject to the following conditions: (a) the approval of the Merger Agreement and each of the Primergy Plans by the shareholders of NSP and the approval of the Merger Agreement and the transactions contemplated thereby, each of the WEC Articles Amendments and each of the Primergy Plans by the shareholders of WEC

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
shall have been obtained; (b) no temporary restraining order, preliminary or permanent injunction or other order shall be in effect that prevents consummation of the Mergers; (c) the Joint Registration Statement shall have become effective and shall not be the subject of a stop order; (d) the shares of Primergy Common Stock issuable in connection with the Mergers shall have been authorized for listing on the NYSE, upon official notice of issuance; (e) the receipt of all material governmental authorizations, consents, orders or approvals which do not impose terms or conditions which could reasonably be expected to have a material adverse effect; (f) the number of NSP Dissenting Shares not constituting in excess of 5% of the issued and outstanding shares of NSP Common Stock and NSP Preferred Stock, taken together; (g) the receipt by each of WEC and NSP of letters from their independent accountants stating that the Mergers will qualify as a pooling of interests transaction under generally accepted accounting principles and applicable SEC regulations; (h) with respect to each of NSP and WEC, the accuracy of the representations and warranties of the other party set forth in the Merger Agreement as of April 28, 1995 and as of the Closing Date (except as would not reasonably be likely to result in a material adverse effect); (i) with respect to each of NSP and WEC, the performance in all material respects of all obligations of the other party required to be performed under the Merger Agreement and the Stock Option Agreements; (j) WEC and NSP having received officers' certificates from each other stating that certain conditions set forth in the Merger Agreement have been satisfied; (k) with respect to each of NSP and WEC, there having been no material adverse effect on the business, assets, financial condition, results of operations or prospects of the other party and its subsidiaries taken as a whole; (l) receipt of a private letter ruling from the IRS providing certain assurances regarding the federal income tax consequences of the Mergers satisfactory in form and substance to counsel to each party and receipt of tax opinions by counsel to each party to the effect that the Mergers will be treated as tax-free reorganizations under Section 368(a) of the Code; (m) with respect to each of NSP and WEC, the receipt by the other party of certain material third-party consents; and (n) with respect to each of NSP and WEC, the receipt by Primergy of letter agreements relating to trading in securities of NSP, WEC and Primergy (substantially in the form attached as an exhibit to the Merger Agreement), duly executed by each affiliate of the other party.

    In addition, the Merger Agreement provides that it shall be a condition to the obligation of NSP to hold the NSP Meeting that the opinion of Goldman Sachs attached hereto as Annex F shall not have been withdrawn, and it shall be a condition to the obligation of WEC to hold the WEC Meeting that the opinion of Barr Devlin attached hereto as Annex G shall not have been withdrawn.

    At any time prior to the Effective Time, to the extent permitted by applicable law, the conditions to NSP's or WEC's obligations to consummate the Mergers may be waived by the other party. Any determination to waive a condition would depend upon the facts and circumstances existing at the time of such waiver and would be made by the waiving party's Board of Directors, exercising its fiduciary duties to such party and its shareholders. See "-- Amendment and Waiver."

BENEFIT PLANS

    Except for the benefit plans referred to in the immediately following paragraph, each of the benefit plans of NSP and WEC in effect as of the date of the Merger Agreement will be continued for the employees or former employees of NSP and WEC and any of their Direct Subsidiaries who are covered by such plans immediately prior to the Closing Date, until Primergy otherwise determines after the Effective Time (subject to any reserved right contained in any such benefit plan to amend, modify, suspend, revoke or terminate such plan). To the extent such benefit plans are not continued, Primergy or its subsidiaries have agreed to provide, for at least one year following the Effective Time, benefits which are no less favorable in the aggregate than the benefits provided under the NSP or WEC benefit plans. Any employee first hired after the Closing Date will be eligible to participate in any benefit plan maintained, or contributed to, by the subsidiary, division or operation employing such person, so long as such person meets the eligibility requirements of such plan.

    Following  the   implementation  of   the  Primergy   Management   Incentive
Compensation Plan, no additional awards will be made under the WEC Short-Term Performance Plan or the NSP Executive

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Incentive Compensation Plan. Subject to shareholder approval thereof at the  NSP
Meeting and the WEC Meeting, the Primergy Management Incentive Compensation Plan will go into effect at the Effective Time. The Primergy Management Incentive Compensation Plan provides for annual cash bonuses, based on percentages of base salaries, to be awarded based upon the achievement of performance goals determined in advance by the Primergy Compensation Committee. With respect to those participants in the new plan who are, or who the Primergy Compensation Committee determines are likely to be, "covered individuals" within the meaning of Section 162(m) of the Code, the performance goals are to be objective standards that are approved by shareholders in accordance with the requirements for exclusion from the limits of Section 162(m) of the Code as performance-based compensation. See "Approval of Primergy Plans -- Primergy Management Incentive Compensation Plan" and Annex L.

    Following the implementation of the Primergy Stock Incentive Plan, no additional awards will be made under the NSP Long-Term Incentive Award Stock Plan or the WEC 1993 Omnibus Stock Incentive Plan. Subject to shareholder approval thereof at the NSP Meeting and the WEC Meeting, the Primergy Stock Incentive Plan will go into effect at the Effective Time. The Primergy Stock Incentive Plan provides for the grant of stock options, SARs, restricted stock and such other awards based upon Primergy Common Stock as the Primergy Compensation Committee may determine, subject to shareholder approval of the Primergy Stock Incentive Plan. Primergy intends to reserve 12,000,000 shares of Primergy Common Stock for issuance under this plan. Accordingly, the Primergy Stock Incentive Plan is being submitted to shareholders for approval. See "Approval of Primergy Plans -- Primergy Stock Incentive Plan" and Annex K.

    At the Effective Time, (i) each outstanding option to purchase shares of NSP Common Stock under the NSP Long-Term Incentive Award Stock Plan (each an "NSP Stock Option") will constitute an option to acquire, on the same terms and conditions (subject to the adjustments necessary to give effect to the Mergers), shares of Primergy Common Stock based on the same number of shares of Primergy Common Stock as the holder of such NSP Stock Option would have been entitled to receive pursuant to the Mergers had such holder exercised such option in full immediately prior to the Effective Time and (ii) each other outstanding award under the NSP Long-Term Incentive Award Stock Plan (each an "NSP Stock Award") will constitute an award based upon the same number of shares of Primergy Common Stock as the holder of such NSP Stock Award would have been entitled to receive pursuant to the NSP Merger had such holder been the owner, immediately before the Effective Time, of the shares of NSP Common Stock on which such NSP Stock Award is based, and otherwise on the same terms and conditions as governed such NSP Stock Award immediately before the Effective Time.

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of WEC and NSP: (a) by mutual written consent of the NSP Board and the WEC Board; (b) by any party thereto, if the Effective Time shall not have occurred on or before April 30, 1997 (which date shall be extended to October 31, 1997 if the required statutory approvals and consents have not been obtained by April 30, 1997, but all other conditions to Closing shall be, or shall be capable of being, fulfilled); PROVIDED, HOWEVER, that such right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before that date; (c) by any party thereto if any required shareholder approval shall not have been obtained at a duly held meeting of shareholders or at any adjournment thereof; (d) by any party thereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect of prohibiting the NSP Merger, or any court of competent jurisdiction in the U.S. or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the NSP Merger, and such order, judgement or decree shall have become final and nonappealable; (e) by either WEC or NSP, upon two-days' prior notice to the other party, if, as a result of a tender offer by a person other than WEC or NSP, or any of their affiliates, or any written offer or proposal with respect

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to  a merger of such party, sale of a material portion of such party's assets or other business combination involving such party (each, a "Business Combination") by a person other than WEC or NSP, or any of their affiliates, the Board of Directors of such party determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that (i) the Board of Directors of such party shall have been advised in writing by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of the Merger Agreement entered into in the proper exercise of their applicable fiduciary duties and notwithstanding all concessions which may be offered by the other party, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, such party shall, and shall cause its respective financial and legal advisors to, negotiate with the other party to make such adjustments in the terms and conditions of the Merger Agreement as would enable such party to proceed with the transactions contemplated thereby on such adjusted terms; or (f) by either WEC on the one hand, or NSP, on the other hand, by written notice to the other, if (i) there exist breaches of the representations and warranties on the part of the other made in the Merger Agreement as of the date thereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a material adverse effect on the business, assets, financial condition, results of operations or prospects of the other party and its subsidiaries taken as a whole, and such breaches shall not have been remedied within 20 days after receipt by the breaching party of notice in writing from the non-breaching party, specifying the nature of such breaches and requesting that they be remedied, (ii) the other party (and/or its appropriate subsidiaries) shall not have performed and complied in all respects with certain agreements and covenants relating to the absence of changes in capitalization or issuance of securities or shall have failed to perform and comply, in all material respects, with its other agreements and covenants under the Merger Agreement or under the WEC Stock Option Agreement or the NSP Stock Option Agreement, as the case may be, and such failure to perform or comply shall not have been remedied within 20 days after receipt by the breaching party of notice in writing from the non-breaching party, specifying the nature of such failure and requesting that it be remedied, or (iii) the Board of Directors of the other party or any committee thereof (A) shall withdraw or modify in any manner adverse to such party its approval or recommendation of the Merger Agreement or the NSP Merger, (B) shall fail to reaffirm such approval or recommendation upon such party's request, (C) shall approve or recommend any acquisition of the other party or a material portion of its assets or any tender offer for the other party's common stock, in each case by a party other than such party or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).

    In the event of termination of the Merger Agreement by either WEC or NSP as provided above, there shall be no liability or obligation on the part of either WEC or NSP or their respective officers or directors thereunder other than: to hold in strict confidence all documents furnished to the other in accordance with the Confidentiality Agreement, dated January 17, 1995, as amended on April 26, 1995 (the "Confidentiality Agreement"); to pay certain fees and expenses pursuant to certain specified provisions of the Merger Agreement described below under "-- Termination Fees" and " -- Expenses"; and to comply with certain other specified provisions of the Merger Agreement.

TERMINATION FEES

    The Merger Agreement provides that if the Merger Agreement is terminated at such time as it is terminable by either (but not both) of NSP and WEC for breaches of any representations or warranties contained in the Merger Agreement as of the date thereof, or of agreements and covenants contained in the Merger Agreement or the WEC Stock Option Agreement or NSP Stock Option Agreement, as the case may be, pursuant to the provisions of the Merger Agreement described in clauses (f)(i) and (f)(ii) under "-- Termination" above, then, if such breach is not willful, the non-breaching party is entitled to reimbursement of its documented out-of-pocket expenses, not to exceed $10,000,000. In the event of a termination pursuant to such provisions as a result of a willful breach, the non-breaching party will be entitled to its out-of-pocket expenses (which shall not be limited to $10,000,000) and any remedies it may have at law or in equity, PROVIDED that, if at the time of the

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breaching  party's willful  breach, there shall  have been  a third-party tender offer or proposal with respect to a Business Combination involving the breaching party or one of its affiliates which at the time of termination shall not have been rejected by the breaching party and withdrawn by the third party, and within two and one-half years of any termination by the non-breaching party, the breaching party accepts an offer to consummate or consummates a Business Combination with such third party, then such breaching party, upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed then at the closing of such Business Combination, will pay to the non-breaching party an additional fee equal to $75,000,000. The Merger Agreement also requires payment of a termination fee of $75,000,000 (and reimbursement of out-of-pocket expenses) by one party to the other in certain circumstances, if (i) the Merger Agreement is terminated (A) as a result of the acceptance by such party of a third-party tender offer or proposal with respect to a Business Combination pursuant to the provisions of the Merger Agreement described in clause (e) under "-- Termination" above, (B) following a failure of the shareholders of such party to grant their approval to the Mergers or (C) as a result of such party's material failure to convene a shareholder meeting, distribute proxy materials and, subject to its Board of Directors' fiduciary duties, recommend the Merger Agreement and the Mergers to its shareholders; (ii) at the time of such termination or prior to the meeting of such party's shareholders there shall have been a third-party tender offer or proposal with respect to a Business Combination involving such party or any of its affiliates which shall not have been rejected by such party and withdrawn by the third party; and (iii) within two and one-half years of any such termination described in clause (i) above, such party or such affiliate accepts an offer to consummate or consummates a Business Combination with the third party. Such termination fee and out-of-pocket expenses referred to in the previous sentence shall be paid upon the signing of a definitive agreement between such party and the third party, or, if no such agreement is signed, then at the closing of such third-party Business Combination.

    In the event that the Merger Agreement becomes terminable under circumstances in which a $75,000,000 termination fee could be payable by one party (the "Payor") pursuant to the immediately preceding paragraph, such event will also constitute a "Trigger Event" under the Stock Option Agreement pursuant to which the Payor issued an Option to the other party, so as to entitle the other party to require the Payor to repurchase such Option or the Option Shares (as defined herein) issued upon exercise thereof. The aggregate amount payable by WEC or NSP, as the case may be, pursuant to the provisions described in the immediately preceding paragraph and upon a required repurchase of an Option or Option Shares pursuant to the WEC Stock Option Agreement or the NSP Stock Option Agreement, as the case may be, may not exceed $125,000,000 (including reimbursement of fees and expenses). See "The Stock Option Agreements."

    The Merger Agreement further provides that all termination fees constitute liquidated damages and not a penalty and, if one party should fail to pay any termination fee due, the defaulting party shall pay the cost and expenses in connection with any action taken to collect payment, together with interest on the amount of any unpaid termination fee.

EXPENSES

    Except as set forth above, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expense, except that those expenses incurred in connection with printing and filing of this Joint Proxy Statement/Prospectus shall be shared equally by WEC and NSP.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the directors of the parties thereto, at any time before or after approval thereof by the shareholders of WEC and NSP and prior to the Effective Time, but after such approvals no such amendment shall alter or change the amount or kind of shares, rights or manner of conversion of such shares, alter or change any of the terms and conditions of the Merger Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of NSP Common Stock or WEC Common Stock, or alter or change any term

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of the Primergy  Articles as  approved by the  shareholders of  WEC, except  for alterations or changes that could otherwise be adopted by the Primergy Board without the further approval of such shareholders. The parties to the Merger Agreement may extend the time for the performance of any of the obligations or other acts of the other parties thereto, waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, and waive compliance with any of the agreements or conditions contained in the Merger Agreement to the extent permitted by law.

STANDSTILL PROVISIONS

    Pursuant to the Confidentiality Agreement, NSP and WEC have each agreed (other than as contemplated in the Merger Agreement or Stock Option Agreements), that they will not, until the second anniversary of any termination of the Merger Agreement, (i) acquire any material portion of the other party's assets or businesses or in excess of 1% of any class of securities issued by the other party; (ii) seek or propose a business combination with the other party or any of its subsidiaries; (iii) seek or propose to influence or control the management or policies of the other party; or (iv) enter into or propose any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

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
                          THE STOCK OPTION AGREEMENTS

    The following is a brief summary of the terms of the Stock Option Agreements, copies of which are attached as Annex B and Annex C and which are incorporated herein by reference. Such summary is qualified in its entirety by reference to the Stock Option Agreements. The Stock Option Agreements are intended to increase the likelihood that the Mergers will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in, or otherwise effecting a business combination with, NSP or WEC from considering or proposing such a transaction, even if such persons were prepared to offer to pay consideration to shareholders of NSP or WEC, as the case may be, which had a higher value than the shares of Primergy Common Stock to be received per share of NSP Common Stock or to be retained by holders of WEC Common Stock, as the case may be, pursuant to the Merger Agreement.

GENERAL

    Pursuant to mutual Stock Option Agreements entered into concurrently with the Merger Agreement, WEC has granted to NSP the NSP Option, and NSP has granted to WEC the WEC Option. As holders of such Options (the "Option Holder"), NSP and WEC have the right, under certain circumstances, to purchase, respectively, up to (i) with respect to the NSP Option, 21,773,726 shares of WEC Common Stock, and (ii) with respect to the WEC Option, 13,387,772 shares of NSP Common Stock (shares of common stock purchasable by the NSP Option and the WEC Option are collectively referred to as the "Option Shares") at a price of $27.675 per share for WEC Common Stock and at a price of $44.075 per share for NSP Common Stock, such prices being equal to the average of the daily closing sale prices for such shares on the NYSE during the ten NYSE trading days prior to the fifth NYSE trading day preceding the date of the Merger Agreement. The exercise price is payable, at the Option Holder's option, in cash or, subject to any required governmental approvals, shares of common stock of the Option Holder.

    The Options may be exercised by the Option Holder, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by such Option Holder under circumstances which could entitle such Option Holder to termination fees as a result of a Trigger Event (as defined in the Stock Option Agreements and described above under "The Merger Agreement -- Termination Fees"), regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination. The Options will terminate upon the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement pursuant to its terms (other than a termination upon or during the continuance of a Trigger Event), or (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or, if at the expiration of such 180-day period the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than October 31, 1997).

    Notwithstanding the foregoing, no Option may be exercised (a) if the Option Holder is in material breach of any of its material representations or warranties, or in material breach of any of its covenants or agreements contained in the applicable Stock Option Agreement or in the Merger Agreement, or (b) until all necessary regulatory approvals have been obtained for the acquisition of shares pursuant to such Option.

CERTAIN REPURCHASES

    Under the terms of the Stock Option Agreements, at any time during which the Option is exercisable (the "Repurchase Period"), the Option Holder has the right to require the issuer of the Option (the "Issuer") to repurchase from the Option Holder all or any portion of the Option or, at any time prior to April 30, 1997 (PROVIDED that such date shall be extended to October 31, 1997 under the circumstances where the date after which either party may terminate the Merger Agreement has been extended to October 31, 1997), all or any portion of the Option Shares purchased pursuant to the

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exercise of the Option. The amount that the Issuer will pay to the Option Holder to repurchase the Option is the difference between the Market/Offer Price for shares of Issuer common stock as of the date the Option Holder gives notice of its intent to exercise its repurchase rights (the "Notice Date") and the exercise price for the Option, multiplied by the number of Option Shares purchasable pursuant to the Option, or the portion thereof to be so repurchased, but only if the Market/Offer Price is greater than such exercise price. The amount that the Issuer will pay to the Option Holder to repurchase the Option Shares is the exercise price paid by the Option Holder for the Option Shares plus the difference between the Market/Offer Price and the exercise price paid by the Option Holder for the Option Shares (but only if the Market/Offer Price is greater than such exercise price), multiplied by the number of Option Shares to be so repurchased. The Stock Option Agreements define "Market/Offer Price" as the higher of (A) the price per share (the "Offer Price") offered as of the Notice Date pursuant to any tender or exchange offer or other business combination offer which was made prior to the Notice Date and not terminated or withdrawn as of such date or (B) the Fair Market Value of Issuer common stock as of the Notice Date (which is defined in the Stock Option Agreements as the average of the daily closing sale price for such shares on the NYSE during the ten NYSE trading days prior to the fifth NYSE trading day preceding such date). The Offer Price for the repurchase by the Issuer of Option Shares purchased by the Option Holder pursuant to the Option is the highest price per share offered pursuant to a tender or exchange offer or other business combination offer which was made during the Repurchase Period prior to the Notice Date. At any time prior to April 30, 1997 (which date may be extended to October 31, 1997 under the circumstances described above), the Option Holder may also require the Issuer to sell to the Option Holder any shares of the Option Holder's common stock delivered by the Option Holder to the Issuer in payment for the exercise price of the Option, at the price attributed to such shares for such purpose plus interest at the rate of 6.5% PER ANNUM (from the date of the delivery of such shares through the date of such repurchase) less any dividends paid or declared and payable thereon.

VOTING

    Each party has agreed to vote, until April 28, 2000, any shares of the capital stock of the other party acquired pursuant to the Stock Option Agreements or otherwise beneficially owned by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party is voted for and against such matter.

RESTRICTIONS ON TRANSFER

    The Stock Option Agreements provide that, until April 28, 2000, neither party may sell, assign, pledge or otherwise dispose of or transfer the shares it acquires pursuant to the Stock Option Agreements (collectively, the "Restricted Shares") except as specifically provided for in the Stock Option Agreements. In addition to the repurchase rights described above under "-- Certain Repurchases," subsequent to the termination of the Merger Agreement, the parties have the right to have such shares of the other party registered under the Securities Act for sale in a public offering. The Stock Option Agreements also provide that, following the termination of the Merger Agreement, either party may sell any Restricted Shares pursuant to a tender or exchange offer approved or recommended, or otherwise determined to be fair and in the best interests of such other party's shareholders, by a majority of the Board of Directors of such other party.

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
                      AMENDMENTS TO AND RESTATEMENT OF WEC
                       RESTATED ARTICLES OF INCORPORATION

    THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS WITH RESPECT TO THE PROPOSED AMENDMENTS TO AND RESTATEMENT OF THE WEC ARTICLES IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TEXT OF THE PROPOSED PRIMERGY ARTICLES ATTACHED HERETO AS ANNEX H AND INCORPORATED HEREIN BY REFERENCE.

    Pursuant to the terms of the Merger Agreement, WEC shareholders are being asked to consider and approve each of the WEC Articles Amendments, which would amend and restate the WEC Articles to (i) change the name of WEC to Primergy Corporation and (ii) increase the amount of authorized WEC Common Stock from 325,000,000 shares to 750,000,000 shares, thereby increasing WEC's authorized capitalization from 340,000,000 shares to 765,000,000 shares (which includes the 15,000,000 shares of WEC Preferred Stock presently authorized). The WEC Articles as so amended and restated, attached hereto as Annex H, will be the Primergy Articles at the Effective Time and until thereafter amended in accordance with the WBCL and the Primergy Articles.

    THE WEC BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF EACH OF THE WEC ARTICLES AMENDMENTS. Approval of each of the WEC Articles Amendments is a condition to consummation of the Mergers. NSP and WEC retain the right to waive the approval of the Common Stock Amendment as a condition to the consummation of the Mergers. If approved by WEC shareholders, it is intended that the WEC Articles Amendments will not become effective until immediately prior to or concurrent with the Effective Time. If, after WEC shareholder approval of each of the WEC Articles Amendments, the Mergers are not consummated, WEC will not file the WEC Articles Amendments with the Wisconsin Secretary of State and the WEC Articles Amendments will therefore not become effective.

NAME CHANGE AMENDMENT

    In the Merger Agreement, WEC agreed to change its name to a name agreed upon by WEC and NSP. WEC and NSP have agreed upon the name "Primergy Corporation" as the new name for WEC effective at the Effective Time. Changing the name of WEC is deemed desirable by WEC and NSP in order to properly reflect the nature of the transaction as a "merger-of-equals." Changing WEC's name does not substantively or otherwise alter any of the rights of WEC shareholders.

    The affirmative vote of a majority of the votes entitled to be cast at the WEC Meeting by the holders of the outstanding shares of WEC Common Stock entitled to vote thereon is required for approval of the Name Change Amendment.

COMMON STOCK AMENDMENT

    As of the WEC Record Date, of the 325,000,000 shares of WEC Common Stock presently authorized, 109,936,834 shares were issued and outstanding, and approximately 13,091,000 shares of WEC Common Stock were reserved for issuance for a specific purpose, as follows: 4,000,000 shares under the 1993 Omnibus Stock Incentive Plan, 6,694,000 shares under Stock Plus, 1,083,000 shares under MESP and 1,314,000 shares under RESP. An additional 21,773,726 shares (subject to adjustment as provided in the WEC Stock Option Agreement) are reserved for issuance under the WEC Stock Option Agreement, but the option to purchase such shares granted to NSP thereunder will terminate at the Effective Time. See "The Stock Option Agreements." If the Mergers are consummated, up to 114,357,613 additional shares of Primergy Common Stock would be issued to former holders of NSP Common Stock pursuant to the Merger Agreement. Additional shares of Primergy Common Stock would be issuable to holders of employee stock options to purchase NSP Common Stock that are outstanding at the Effective Time, and will be converted into options to acquire shares of Primergy Common Stock, upon exercise of such options. Primergy is also obligated under the Merger Agreement to reserve 12,000,000 shares of Primergy Common Stock for issuance under the Primergy Stock Incentive Plan. See "Approval of Primergy Plans -- Primergy Stock Incentive Plan."

    The additional 425,000,000 authorized shares of Primergy Common Stock may be issued for any proper corporate purpose approved by the Primergy Board. Without the Common Stock Amendment, WEC would have a sufficient number of authorized shares to complete the NSP Merger. However, the

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availability  of additional authorized shares will  enable the Primergy Board to act with flexibility when and as the need arises to issue additional shares in the future without the delays necessitated by having to obtain a shareholder vote. Among the reasons for issuing additional shares would be to increase Primergy's capital through sales of Primergy Common Stock, to engage in other types of capital transactions, to undertake acquisitions, and to satisfy contractual commitments, including employee stock options and other stock awards that may be granted under the Primergy Stock Incentive Plan. The WEC Board has not proposed the increase in the amount of authorized WEC Common Stock with the intention of discouraging tender offers or takeover attempts of Primergy. However, the availability of additional authorized shares for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of Primergy, which may adversely affect the ability of Primergy shareholders to obtain a premium for their shares of Primergy Common Stock and, accordingly, have a negative effect on the price of Primergy Common Stock.

    WEC management regularly reviews a range of possible financing transactions, including the issuance of WEC Common Stock. Except for (i) shares to be issued in connection with the Mergers and (ii) shares issued in connection with the plans mentioned above, WEC has no present intention of issuing or selling WEC Common Stock for any purpose, but may do so if market and other conditions should indicate that such a course of action were advisable. Under the Merger Agreement, WEC has agreed, from the date of the Merger Agreement through the Effective Time or earlier termination of the Merger Agreement, to issue, without the consent of NSP, no more than 1,600,000 additional shares of WEC Common Stock for general corporate purposes, including issuances in connection with acquisitions and financings and pursuant to employee benefit plans, stock option and other incentive compensation plans, director plans and stock purchase and dividend reinvestment plans.

    If the Common Stock Amendment is approved, while the Primergy Board generally may issue such additional authorized shares of Primergy Common Stock without further shareholder approval, such issuances will generally require the approval of the SEC under the 1935 Act as presently in effect. See "Regulatory Matters." In some instances, shareholder approval for the issuance of additional shares may be required by law or by the requirements of the NYSE, on which the Primergy Common Stock will be listed, or the obtaining of such approvals may be otherwise necessary or desirable. Except in such cases, it is not anticipated that further shareholder authorization will be solicited. Holders of WEC Common Stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of WEC Common Stock or securities convertible into WEC Common Stock.

    The affirmative vote of a majority of the votes entitled to be cast at the WEC Meeting by the holders of the outstanding shares of WEC Common Stock entitled to vote thereon is required for approval of the Common Stock Amendment.

                     DESCRIPTION OF PRIMERGY CAPITAL STOCK

GENERAL

    Pursuant to the Merger Agreement, no later than the Effective Time, the WEC Articles will be amended and restated in the form attached hereto as Annex H, subject to shareholder approval of each of the WEC Articles Amendments at the WEC Meeting, and, as so amended and restated, shall be the Primergy Articles until thereafter amended in accordance with the WBCL and the Primergy Articles. See "Amendments to and Restatement of WEC Restated Articles of Incorporation." The authorized capital stock of Primergy, as of the Effective Time, will consist of 750,000,000 shares of Primergy Common Stock, and 15,000,000 shares of preferred stock, par value $.01 per share ("Primergy Preferred Stock"). The description of Primergy capital stock set forth herein does not purport to be complete and is qualified in its entirety by reference to the Primergy Articles and the Bylaws of Primergy (the "Primergy Bylaws"), attached hereto as Annexes H and I, respectively, as well as applicable statutory or other law.

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
PRIMERGY PREFERRED STOCK

    Under the Primergy Articles, subject to any approval of the SEC which may be required under the 1935 Act, the Primergy Board will be authorized to divide the Primergy Preferred Stock into series, to issue shares of any such series and, within the limitations set forth in the Primergy Articles or prescribed by law, to fix and determine the relative rights and preferences of the shares of any series so established, including the dividend rate, redemption price and terms, amount payable upon liquidation, and any sinking fund provisions, conversion privileges and voting rights. There are no present plans to issue any Primergy Preferred Stock.

PRIMERGY COMMON STOCK

    The holders of Primergy Common Stock will be entitled to receive such dividends as the Primergy Board may from time to time declare, subject to any rights of holders of Primergy Preferred Stock, if any is issued. Each holder of Primergy Common Stock will be entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of any Primergy Preferred Stock. The holders of Primergy Common Stock will not be entitled to cumulate votes for the election of directors. In the event of any liquidation, dissolution or winding up of Primergy, the holders of Primergy Common Stock, subject to any rights of the holders of any Primergy Preferred Stock, will be entitled to receive the remainder, if any, of the assets of Primergy after the discharge of its liabilities. Holders of Primergy Common Stock will not be entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. The Primergy Common Stock does not contain any redemption provisions or conversion rights.

    The shares of Primergy Common Stock to be issued pursuant to the Merger Agreement, when so issued, will be fully paid and nonassessable. However, a Wisconsin statute imposes on the shareholders of a corporation a liability "to an amount equal to the par value of shares owned by them respectively . . . for all debts owing to employees of the corporation for services performed for such corporation, but not exceeding 6 months' service in any one case." In a case involving shares in a privately held corporation, the Wisconsin Supreme Court by an evenly divided vote affirmed a lower court decision that "par value," as used in that provision in a substantially identical predecessor statute, means the subscription price for the shares.

    Primergy's ability to pay dividends will depend primarily upon the ability of its subsidiaries to pay dividends or otherwise transfer funds to it. Various financing arrangements, charter provisions and regulatory requirements will impose certain restrictions on the ability of Primergy's public utility subsidiaries to transfer funds to Primergy in the form of cash dividends, loans or advances.

    So long as any of WEPCO's First Mortgage Bonds, 5 1/8% Series due September 15, 1998 are outstanding, the most recent series of First Mortgage Bonds issued under WEPCO's Mortgage and Deed of Trust dated October 28, 1938, as amended and supplemented, WEPCO may not declare any dividend on its common stock, par value $10.00 per share ("WEPCO Common Stock"), other than in WEPCO Common Stock, or make any other distribution on, or acquire for value any shares of, WEPCO Common Stock (except in exchange for WEPCO Common Stock) if, after giving effect thereto, the aggregate of all such dividends, distributions or acquisitions between July 1, 1993 and the last day of the third month preceding the month in which any such dividend, distribution or acquisition is paid or made exceeds the sum of $860,062,914 and the net income of WEPCO during such period applicable to the WEPCO Common Stock. WEPCO's outstanding First Mortgage Bonds of other series contain similar dividend restrictions.

    So long as any of Wisconsin Natural's First Mortgage Bonds, 6 5/8% Series due January 15, 1997 are outstanding, the only series of First Mortgage Bonds outstanding under Wisconsin Natural's Mortgage and Deed of Trust dated June 1, 1950, as amended and supplemented, Wisconsin Natural may not declare any dividend on its common stock, par value $1.00 per share ("Wisconsin Natural Common Stock"), other than in Wisconsin Natural Common Stock, or make any other distribution on,

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or acquire for value  any shares of, Wisconsin  Natural Common Stock (except  in exchange for Wisconsin Natural Common Stock), if after giving effect thereto, the aggregate of all such dividends, distributions or acquisitions between December 1, 1991 and the last day of the third month preceding the month in which any such dividend, distribution or acquisition is paid or made exceeds the sum of $33,519,275 and the net income of Wisconsin Natural during such period applicable to the Wisconsin Natural Common Stock.

    No dividends on WEPCO Common Stock may be paid by WEPCO if there are dividends in arrears on WEPCO Preferred Stock.

    The dividend restrictions referred to above are not expected to impair the ability of WEPCO or Wisconsin Natural to make dividend payments consistent with past practice.

    See "Description of New NSP Preferred Stock -- Limitations on Payment of Dividends on and Acquisitions of NSP Common Stock" for a description of the limitations on New NSP's ability to pay dividends on its common stock to Primergy.

    In addition, under the Wisconsin Holding Company Act, Primergy's public utility affiliates will be prohibited from loaning funds, either directly or indirectly, to Primergy. Furthermore, the SEC, under the 1935 Act, and the Wisconsin Commission, under the Wisconsin Holding Company Act, will have the power to preclude the payment of dividends by New NSP and WEPCO to Primergy. Under the 1935 Act, the SEC will also have the power to preclude the payment of dividends by Primergy. See "Regulatory Matters."

    It is a condition to consummation of the Mergers that the Primergy Common Stock be approved for listing on the NYSE subject to official notification of issuance.

CERTAIN ANTI-TAKEOVER PROVISIONS

    The Primergy Articles and Primergy Bylaws will contain provisions that may have the effect of discouraging persons from acquiring large blocks of Primergy stock or delaying or preventing a change in control of Primergy. The material provisions which may have such an effect are (i) an anti-greenmail provision prohibiting the purchase of shares of Primergy Common Stock from any person who the Primergy Board believes to be a beneficial owner of more than 5% of the outstanding shares of Primergy Common Stock at a market premium unless such holder owned the shares for at least two years, such purchase was approved by a majority of the combined voting power of the shareholders, or the purchase is pursuant to a tender offer to all holders of Primergy Common Stock on the same terms (which may diminish a person's incentive to acquire a significant block of Primergy Common Stock if such person concluded that it could not be cashed out at a premium); (ii) classification of the Primergy Board into three classes with the term of only one class expiring each year; (iii) a provision permitting removal of a director without cause only by at least an 80% shareholder vote;
(iv) authorization for the Primergy Board (subject to any required regulatory approval) to issue Primergy Preferred Stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters); (v) advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by the Primergy Board; (vi) and provisions permitting amendment of certain of these and related provisions only by at least an 80% shareholder vote at a meeting. In addition, the WBCL contains supermajority voting/"fair price" provisions and business combination provisions that would be applicable to certain mergers, share exchanges or sales of substantially all assets involving Primergy or a subsidiary and a significant shareholder and which could have the effect of substantially increasing the cost to the acquiror and thus discourage any such transaction. See "Comparison of Shareholder Rights -- Comparison of Minnesota and Wisconsin Law -- Anti-Takeover Statutes."

    The WBCL permits shareholders to adopt an amendment to the articles of incorporation opting out of the supermajority voting/"fair price" provisions but not the business combination provisions. The Primergy Articles do not opt out of the supermajority voting/"fair price" provisions and require

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an 80%  shareholder  vote  to do  so,  but  do  opt out  of  the  control  share acquisition provision of the WBCL. See "Comparison of Shareholder Rights -- Comparison of Minnesota and Wisconsin Law -- Anti-Takeover Statutes."

    The Wisconsin Statutes also contain provisions specifying that the approval of the Wisconsin Commission is necessary for any acquisition or holding of more than 10% of the outstanding voting shares of Primergy. Moreover, certain acquisitions of outstanding voting shares of Primergy would also require approval of the SEC under the 1935 Act. See "Regulatory Matters" and "Comparison of Shareholder Rights."

                     DESCRIPTION OF NEW NSP PREFERRED STOCK

    Pursuant to the Merger Agreement, prior to the Reincorporation Effective Time, the articles of incorporation of New NSP will be amended and restated in the form attached hereto as Annex J, and as so amended and restated shall be the New NSP Articles until thereafter amended in accordance with the terms of the WBCL and the New NSP Articles. The express terms of the shares of New NSP Preferred Stock, as set forth in the New NSP Articles, are identical to the terms of the corresponding shares of NSP Preferred Stock, as set forth in the NSP Articles. The bylaws of New NSP, which are attached hereto as Annex O, are substantially the same as the NSP Bylaws, except for changes required by the WBCL. At the Reincorporation Effective Time, NSP will merge with and into New NSP, with New NSP being the surviving corporation of the Reincorporation Merger. The purpose of the Reincorporation Merger is to comply with the Wisconsin Holding Company Act. See "Regulatory Matters -- State Approvals and Related Matters." Each share of NSP Preferred Stock issued and outstanding immediately prior to the Reincorporation Effective Time (other than NSP Dissenting Shares) will be cancelled and converted into the right to receive one share of New NSP Preferred Stock with terms (including dividend rates) and designations under the New NSP Articles identical to those of the cancelled share of NSP Preferred Stock under the NSP Articles; accordingly, the only differences between a share of NSP Preferred Stock and a corresponding share of New NSP Preferred Stock are those arising from the differences in the laws of Minnesota and Wisconsin. See "Comparison of Shareholder Rights -- Comparison of Minnesota and Wisconsin Law."

    The following is  a description of  both (i)  the NSP Common  Stock and  NSP
Preferred Stock as they exist under the NSP Articles prior to the Reincorporation Merger, and (ii) the New NSP Common Stock and New NSP Preferred Stock as they will exist under the New NSP Articles following the Reincorporation Effective Time. As used in the following description, the term "NSP" refers to NSP with respect to any period prior to the Reincorporation Effective Time and to New NSP with respect to any period after the Reincorporation Effective Time. Except as otherwise indicated, the following summary describes certain provisions of the NSP Articles and the New NSP Articles (a copy of which is attached hereto as Annex J and incorporated herein by reference), and is qualified in its entirety by reference to the NSP Articles and the New NSP Articles.

GENERAL

    The capital stock of NSP consists of two classes: NSP Common Stock (160,000,000 shares authorized, of which 67,693,931 shares were outstanding as of July 27, 1995); and NSP Preferred Stock (7,000,000 shares authorized, of which the following series were outstanding as of July 27, 1995: $3.60 Series -- 275,000 shares; $4.08 Series -- 150,000 shares; $4.10 Series -- 175,000 shares;
$4.11 Series -- 200,000 shares; $4.16 Series -- 100,000 shares; $4.56 Series  --
150,000  shares; $6.80 Series -- 200,000 shares; $7.00 Series -- 200,000 shares;
Variable Rate Series A -- 300,000 shares; and Variable Rate Series B -- 650,000 shares). The NSP Board is authorized to provide for the issuance from time to time of NSP Preferred Stock in series and, as to each series, to fix the designation, dividend rates and time of payment, redemption price, and liquidation price or preference as to assets

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in  voluntary  liquidation.  Cumulative  dividends,  redemption  provisions  and sinking fund requirements, to the extent that some or all of these features are or may be present when NSP Preferred Stock is issued, could have an adverse effect on the availability of earnings for distribution to the holders of the NSP Common Stock or for other corporate purposes.

DIVIDEND RIGHTS

    Before any dividends may be paid on the NSP Common Stock, the holders of each series of NSP Preferred Stock are entitled to receive all accumulated and unpaid dividends for past dividend periods at the respective rates provided for the shares of the respective series.

LIMITATIONS ON PAYMENT OF DIVIDENDS ON AND ACQUISITIONS OF NSP COMMON STOCK

    So long as any shares of NSP Preferred Stock are outstanding, dividends (other than dividends payable in NSP Common Stock) or distributions on, or acquisitions for value of, NSP Common Stock (i) may not exceed 50% of net income of NSP for the preceding 12-month period, after deducting dividends accruing on any NSP Preferred Stock during the period, if the sum of the capital represented by the NSP Common Stock, premiums on capital stock (restricted to premiums on NSP Common Stock only by orders of the SEC), and surplus accounts is less than 20% of the sum of the total capital, premiums on capital stock, surplus accounts and debt maturing more than one year after date of issue, (ii) may not exceed 75% of net income for such preceding 12-month period, as adjusted, if such capitalization ratio is 20% or more but less than 25%, and (iii) if such capitalization ratio exceeds 25%, such dividends, distributions or acquisitions may not reduce such ratio to less than 25% except to the extent permitted by clauses (i) and (ii) above.

    In NSP's First Mortgage Indenture, NSP has covenanted that the sum of (i) all dividends and distributions on the NSP Common Stock after September 30, 1954 (other than in NSP Common Stock), and (ii) the cost of all shares of NSP Common Stock acquired by it after that date shall not exceed the sum of (a) the earned surplus of NSP and certain of its former subsidiary companies, consolidated, at September 30, 1954, and (b) an amount equal to the net income of NSP and certain of its former subsidiary companies, consolidated, earned after September 30, 1954, after making provisions for all dividends accruing after that date on NSP Preferred Stock and after taking into consideration all proper charges and credits to earned surplus made after that date. In computing net income for the purpose of this covenant, there will be deducted an amount, if any, by which 15% of the consolidated gross operating revenues of such companies, as defined in the First Mortgage Indenture, after certain deductions, exceeds the aggregate of the amounts expended for maintenance and provided for depreciation. None of the foregoing provisions are expected to impair NSP's ability to pay dividends in the foreseeable future.

    NSP's Supplemental and Restated Trust Indenture dated May 1, 1988 (the "Restated Indenture") amends and restates the First Mortgage Indenture. The Restated Indenture will not become effective and operative until all First Mortgage Bonds of each series issued under the First Mortgage Indenture prior to July 1989 shall have been retired through payment or redemption or, subject to certain limitations, until the holders of the requisite principal amount of such First Mortgage Bonds shall have consented to the amendments contained in the Restated Indenture (the "Indenture Effective Date"). The Restated Indenture will replace the dividend restriction described in the preceding paragraph with the requirement that (a) the sum of: (i) all dividends and distributions on NSP Common Stock after the Indenture Effective Date (other than in NSP Common Stock) and (ii) the amount, if any, by which the consideration given by NSP for the purchase or other acquisition of NSP Common Stock after the Indenture Effective Date exceeds the consideration received by it after the Indenture Effective Date from the sale of NSP Common Stock, shall not exceed (b) the sum of: (i) the retained earnings of NSP at the Indenture Effective Date, and (ii) an amount equal to the net income of NSP earned after the Indenture Effective Date, after deducting all dividends accruing after the Indenture Effective Date on all classes and series of NSP Preferred Stock. In computing net income for the purpose of this amended covenant, there will be deducted the amount, if any, by which, after the date commencing 365 days prior to the Indenture Effective Date, the actual expenditures or

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charges  for  ordinary repairs  and maintenance  and  the charges  for reserves, renewals, replacements, retirements, depreciation and depletion are less than 2.50% of NSP's completed depreciable property (as defined in the Restated Indenture).

VOTING RIGHTS

    The holders of shares of NSP Preferred Stock of the $3.60 Series are entitled to three votes for each share held, and the holders of shares of NSP Common Stock and shares of NSP Preferred Stock of all other series are entitled to one vote for each share held, on all matters submitted to a vote of NSP's stockholders; PROVIDED that holders of NSP Common Stock and NSP Preferred Stock have cumulative voting rights with respect to election of directors and provided further that when dividends payable on the NSP Preferred Stock of any series outstanding are in default in an amount equivalent to the amount payable thereon during the immediately preceding 12-month period, and until such default shall have been remedied, the holders of shares of NSP Preferred Stock, voting as a class and without regard to series, are entitled to elect the smallest number of directors necessary to constitute a majority of the NSP Board and the holders of shares of NSP Common Stock, voting as a class, are entitled to elect the remaining directors of NSP.

    The affirmative vote or consent of the holders of various specified percentages of NSP Preferred Stock is required to: increase the authorized amount or prejudicially change the terms of the NSP Preferred Stock; authorize stock senior to or on a parity with the NSP Preferred Stock; issue or assume unsecured indebtedness under specified conditions; merge or consolidate with or into any other corporation, unless such merger or consolidation shall have been ordered, approved or permitted by the SEC under the provisions of the 1935 Act; or issue additional NSP Preferred Stock unless certain net income and capital ratio requirements are met, including a requirement that net income (as defined in the NSP Articles) for a specified 12-month period shall be not less than one and one-half times the sum of the interest requirements for one year on all debt outstanding at the date of the proposed issue and the dividend requirements for one year on all shares of NSP Preferred Stock, including the NSP Preferred Stock then proposed to be issued but excluding debt or stock to be retired therewith.

REDEMPTION PROVISIONS

    NSP, at its option, may at any time redeem the whole or any part of the NSP Preferred Stock of any series or of all series upon at least 30 days' written notice.

    The orders of the SEC, in Files No. 70-3221 and 70-3279, under the provisions of the 1935 Act, permitting the Declarations relating to NSP Preferred Stock, $4.08 Series, and NSP Preferred Stock, $4.11 Series, to become effective, contain conditions effective so long as any shares of these series are outstanding that, in effect, prohibit NSP from redeeming or repurchasing (through a sinking fund or otherwise) less than all shares of NSP Preferred Stock while there is any arrearage in payment of dividends on NSP Preferred Stock.

CHANGE OF CONTROL

    The NSP Bylaws and the MBCA contain provisions that could discourage or make more difficult a change of control of NSP, including provisions requiring advance notice of the introduction by shareholders of business at annual or special meetings of shareholders of NSP. Following the Reincorporation Effective Time, the rights of holders of New NSP Preferred Stock, including rights relating to a potential change of control of New NSP, will be governed by the WBCL. For a discussion of the differences between such provisions under the MBCA and the WBCL, see "Comparison of Shareholder Rights -- Comparison of Minnesota and Wisconsin Law." Because Primergy will own all of the New NSP Common Stock, and such New NSP Common Stock will constitute in excess of 90% of the voting power of New NSP, the power to make determinations relating to change of control matters as they relate to New NSP will belong to Primergy.

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LIQUIDATION RIGHTS

    In the event of liquidation, after the holders of all series of NSP Preferred Stock have received $100 per share in the case of involuntary liquidation, and the then applicable redemption prices in the case of voluntary liquidation, plus, in either case, an amount equal to all accumulated and unpaid dividends, the holders of the NSP Common Stock are entitled to the remaining assets. If upon any such liquidation the assets distributable among the holders of the NSP Preferred Stock of all series shall be insufficient to pay in full the amounts to which such holders are entitled, the amount distributable to the holders of all shares of NSP Preferred Stock of all series shall be apportioned among them ratably in proportion to the amounts to which they are respectively then entitled.

PREEMPTIVE AND SUBSCRIPTION RIGHTS

    No holder of NSP Common Stock or NSP Preferred Stock has the preemptive right to purchase or subscribe for any additional capital stock of NSP.

                        COMPARISON OF SHAREHOLDER RIGHTS

    If the Mergers are consummated, the persons who were holders of WEC Common Stock immediately prior to the Mergers will remain common shareholders of Primergy immediately after consummation of the Mergers and their rights will be governed by the Primergy Articles, the Primergy Bylaws and the WBCL. The WEC Articles, as amended and restated by the WEC Articles Amendments, which are being submitted for shareholder approval at the WEC Meeting, will be the Primergy Articles at the Effective Time. See "Amendments to and Restatement of WEC Restated Articles of Incorporation." The Primergy Bylaws will be the WEC Bylaws as in effect at the Effective Time, which are expected to be substantially in the form of the WEC Bylaws as in effect on the date hereof.

    The holders of the NSP Common Stock, upon consummation of the Mergers, will become holders of Primergy Common Stock and their rights will be governed by the Primergy Articles and the Primergy Bylaws, and by the WBCL. The Primergy Articles and the Primergy Bylaws are different in certain respects from the NSP Articles and the NSP Bylaws. In addition, certain differences exist between the WBCL and MBCA with respect to shareholders' rights. While it is impracticable to compare all these differences, material significant differences between the Primergy Articles and the Primergy Bylaws, on the one hand, and the NSP Articles and the NSP Bylaws, on the other hand, are summarized below under "-- Comparison of Primergy Articles and Bylaws to NSP Articles and Bylaws," and material similarities and differences between the WBCL and the MBCA with respect to shareholders' rights are summarized below under "-- Comparison of Minnesota and Wisconsin Law."

    The following discussion is not intended to be complete and is qualified in its entirety by reference to the Primergy Articles and the Primergy Bylaws which are attached to this Joint Proxy Statement/ Prospectus as Annexes H and I, respectively, the WBCL and MBCA and the NSP Articles and NSP Bylaws. The NSP Articles and the NSP Bylaws are filed as exhibits to the Joint Registration Statement of which this Joint Proxy Statement/Prospectus forms a part and are incorporated herein by reference.

COMPARISON OF PRIMERGY ARTICLES AND BYLAWS TO NSP ARTICLES AND BYLAWS

    BOARD OF DIRECTORS

    The NSP Articles provide that the NSP Board shall be composed of between three and seventeen members, as fixed in the NSP Bylaws. The NSP Bylaws provide that the NSP Board will consist of twelve directors, but that the NSP Board or shareholders may increase such number to not more than fifteen. If the NSP Board fails to determine the number of directors, such number will be determined by the shareholders at any annual or special meeting of shareholders. The NSP Board currently consists of 13 directors. The Primergy Articles will provide that the number of directors will be fixed by the Primergy Bylaws. The Primergy Bylaws provide that the number of directors will be fixed from time to time by the Primergy Board, but will not be less than three. At the Effective Time, the number

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of directors  on the  Primergy  Board will  be set  at  12, with  six  directors designated by NSP and six directors designated by WEC. The Primergy Board, like the NSP Board, will be classified into three classes.

    CERTAIN SHARE ACQUISITIONS AND BUSINESS COMBINATIONS

    Certain provisions of the MBCA have the effect of discouraging persons from acquiring large blocks of NSP stock or delaying or preventing a change of control of NSP. Under certain circumstances, these provisions could have the effect of, among other things, (i) reducing the voting power of shares acquired by a 20% shareholder, (ii) prohibiting a 10% shareholder from engaging in a business combination with NSP for four years following the date of acquisition of such 10% interest, (iii) prohibiting a potential tender offeror from engaging in an unequal two-tier tender offer and (iv) prohibiting the payment of a market premium (i.e., greenmail) to a 5% shareholder who has held such shares for less than two years. See "-- Comparison of Minnesota and Wisconsin Law" below for a more complete discussion of such provisions, including the circumstances under which such provisions are triggered.

    The WBCL contains somewhat similar provisions. See "-- Comparison of Minnesota and Wisconsin Law." Under the Primergy Articles, however, Primergy will opt out of the voting power reduction provision. Although the WBCL contains an anti-greenmail provision, the Primergy Articles also contain a somewhat different anti-greenmail provision that will prohibit Primergy from purchasing shares of Primergy Common Stock from a 5% holder at a market premium, unless such holder has owned the shares for at least two years, such purchase was approved by a majority of the combined voting power of the shareholders or the purchase is pursuant to a tender offer to all holders on the same terms.

    REMOVAL OF DIRECTORS

    The NSP Articles and Bylaws are silent as to the procedure for removing directors. The MBCA provides that the shareholders may vote to remove any one or all directors at any time, with or without cause, provided that if the company has cumulative voting, unless the entire board is removed simultaneously, a director may not be removed from the board if the votes cast against such removal would have been sufficient to elect the director at an election of the entire board under cumulative voting. The Primergy Bylaws provide that directors may be removed for cause by a majority vote of the combined voting power of the shareholders. Removal without cause will require an 80% vote of the combined voting power of the shareholders.

    VACANCIES ON THE BOARD OF DIRECTORS

    The NSP Articles provide that vacancies caused by an increase in the size of the board, or by death, resignation, disqualification or other cause are to be filled by the remaining directors or by the shareholders. The NSP Bylaws further provide that the remaining directors, even though less than a quorum, may fill vacancies on the NSP Board.

    The Primergy Bylaws provide that all vacancies may be filled by the shareholders or the remaining directors. If the remaining directors are less than a quorum, vacancies may be filled by the affirmative vote of a majority of all directors remaining in office.

    Both the NSP Bylaws and Primergy Bylaws provide that any new director elected to fill a vacancy will serve for the remainder of the then present term of the class of directors in which the vacancy is being filled.

    AMENDMENTS TO ARTICLES OF INCORPORATION

    The MBCA generally requires that, unless a greater proportion is required by the articles, amendments to the articles of incorporation must be approved by the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on that item of business, or (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum. In certain circumstances, a vote by class or series is required. Except

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for a requirement of  majority approval by the  Preferred Stock to increase  the authorized amount of Preferred Stock or the authorized number of shares of stock ranking on a parity with such Preferred Stock as to assets or dividends and except for a requirement of two-thirds approval of the Preferred Stock to change the express terms and provisions of the Preferred Stock in any manner substantially prejudicial to the holders thereof or to authorize any stock which is preferred as to assets or dividends over such Preferred Stock, the NSP Articles are silent as to amendment procedures.

    The WBCL generally provides that amendments to the articles of incorporation must be approved by a majority of the votes cast, unless a greater or lesser proportion is required by the articles or bylaws. The Primergy Articles generally provide that amendments to the Primergy Articles require the affirmative vote of a majority of the votes entitled to be cast; provided that amendments to certain sections (including those sections relating to the preferred stock provisions, restrictions on greenmail, the voting requirements for amending the Articles and any provision that would have the effect of rendering inapplicable to Primergy the supermajority/fair-price and anti-greenmail provisions of the WBCL) require an 80% vote of the shareholders.

    AMENDMENTS TO BYLAWS

    The NSP Articles provide that the NSP Board has the authority to make and alter the Bylaws, subject to the power of the shareholders to change or repeal such Bylaws. The Primergy Board will have the power to adopt, amend and repeal the Bylaws, provided that such Bylaws generally may be amended or repealed by a majority of the votes cast at a shareholders meeting at which a quorum is present. Certain provisions of the Primergy Bylaws, including those provisions
(i) authorizing shareholder action by unanimous consent, (ii) fixing the number of directors, (iii) providing for a classified board of directors, (iv) establishing procedures for removing directors, (v) requiring notice of board meetings, (vi) providing indemnification rights for officers and directors and
(vii) setting forth the vote required for certain amendments, may not be amended or repealed without the approval of holders of 80% of the outstanding shares of Primergy.

    VOTING/CUMULATIVE VOTING

    The NSP Articles provide that each share of NSP Common Stock and each share of NSP Preferred Stock (other than the $3.60 Series Preferred Stock) is entitled to one vote on each matter submitted to a vote of shareholders. Each share of the $3.60 Series Preferred Stock is entitled to three votes per share. The NSP Articles also provide for cumulative voting in connection with the election of directors. The NSP Preferred Stock has certain special rights with respect to the election of directors upon specified arrearages of dividends. The Primergy Articles provide that each share of Primergy Common Stock is entitled to one vote on each matter submitted to a vote of shareholders. The voting rights of Primergy Preferred Stock, if any, will be determined by the Primergy Board at the time such Primergy Preferred Stock is issued. The Primergy Articles do not provide for cumulative voting in the election of directors.

    SPECIAL MEETINGS OF SHAREHOLDERS; SHAREHOLDER ACTION BY WRITTEN CONSENT

    The NSP Bylaws provide that special meetings of shareholders may be called and held as provided by the MBCA. The MBCA provides that special meetings of shareholders may be called by the chief executive officer, the chief financial officer, two or more directors, a person authorized in the articles or bylaws or a shareholder or shareholders holding 10% or more of the voting power of the shares entitled to vote, except that 25% or more of the voting power is required to call a special meeting to consider any action to, directly or indirectly, facilitate or effect a business combination. The Primergy Bylaws provide that the Chairman, President or majority of the Board may call a special meeting of the shareholders. In addition, the Primergy Bylaws provide that if and to the extent required by the WBCL, shareholders holding at least 10% of the votes entitled to be cast on an issue may demand that a special meeting be called.

    The NSP Bylaws are silent as to whether shareholders may take action by unanimous written consent without a meeting. The MBCA permits shareholders to take action by unanimous written consent without a meeting.

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    The Primergy Bylaws provide that the shareholders may take action without  a meeting only by unanimous written consent.

    NOTICE OF SHAREHOLDER PROPOSALS/NOMINATIONS

    The NSP Bylaws require advance notice of the introduction by shareholders of business at annual or special meetings of shareholders. For any such proposal to be properly brought before an annual or special meeting, a shareholder must comply with the shareholder proposal requirements under the federal proxy rules or deliver a written notice to the Secretary of NSP not less than 20 days nor more than 90 days prior to the scheduled annual or special meeting, as the case may be; provided that if the date of such meeting is not disclosed at least 30 days in advance of the meeting date, a shareholder notice will be timely delivered if received by the close of business on the tenth day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure of the meeting date occurred. The required notice from a shareholder must contain (i) a description of the proposed business and the reasons for conducting such business, (ii) the name and address of each shareholder supporting the proposal as it appears on NSP's books, (iii) the class and number of shares owned by each such shareholder, and
(iv) a description of any financial or other interest of each such shareholder in the proposal.

    Primergy's Bylaws require advance notice of the nomination by a shareholder of a person for election as a director or the introduction by shareholders of business at annual or special meetings of shareholders. For a nomination or proposal not included in the proxy statement to be properly brought before an annual or special meeting by shareholders the Secretary of Primergy must have received written notice thereof not less than 70 days nor more than 100 days, in the case of an annual meeting, and a reasonable period of time, in the case of a special meeting, prior to the meeting. The notice must contain (i) the name and address of the shareholder who intends to make the proposal; (ii) a representation that the shareholder is a holder of record entitled to vote at the meeting (including the number of shares the shareholder owns as of the record date and the length of time the shares have been held) and intends to appear in person or by proxy to make the proposal specified in the notice; (iii) the proposal and a brief supporting statement of such proposal; and (iv) such other information regarding the proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

    INDEMNIFICATION/LIMITATION OF LIABILITY

    The NSP Bylaws provide that NSP shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person acting for NSP or acting in an official capacity with another entity at the direction or request of NSP, according to the terms and under the procedures provided in the MBCA. See "-- Comparison of Minnesota and Wisconsin Law -- Indemnification of Directors and Officers." The NSP Articles also limit the personal liability of directors for monetary damages for breach of their fiduciary duties, except to the extent provided for by applicable law for or relating to (i) breaches of their duty of loyalty to NSP or its shareholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, (iii) transactions from which the directors receive improper personal benefits or (iv) payment of an improper dividend, an improper repurchase of NSP stock or an unlawful sale of securities. The Primergy Articles do not contain such a provision limiting director liability, but a comparable limitation is statutorily mandated by the WBCL. See "-- Comparison of Minnesota and Wisconsin Law -- Limited Liability of Directors."

    The Primergy Bylaws provide that Primergy shall indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of Primergy, or is or was serving at the request of Primergy as a director or officer of another enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. This right of indemnity includes the advancement of expenses upon receipt of an undertaking to repay upon specified conditions. The Primergy Bylaws also provide that directors or officers who

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
have been successful on the merits or otherwise in the defense of any proceeding shall receive indemnification within 20 days of their request. The right to indemnification (except in the event of a successful defense, in which case such indemnification is automatic) will be determined at the indemnified party's election by (i) majority vote of a quorum of disinterested directors, (ii) independent legal counsel, (iii) a panel of three arbitrators, (iv) majority vote of the shareholders, (v) a court or (vi) such other method provided for in any additional right to indemnification.

COMPARISON OF MINNESOTA AND WISCONSIN LAW

    In general, as described below, the MBCA and the WBCL provide shareholders with similar rights and protections. A comparison of certain provisions of the MBCA as it applies to NSP and the WBCL as it applies to Primergy is set forth below:

    CLASSIFIED BOARD OF DIRECTORS; REMOVAL OF DIRECTORS; VACANCIES. Both the MBCA and the WBCL allow the Board of Directors to be divided into classes. Under both the MBCA and the WBCL, absent a provision to the contrary in a corporation's articles of incorporation or bylaws, a director can be removed with or without cause by the affirmative vote of the holders of the proportion of the voting power of the shares of the classes or series such director represents sufficient to elect such director. Under both the MBCA and the WBCL, in a corporation having cumulative voting a director is not removed from the board if there are cast against removal of such director the votes of a proportion of the voting power sufficient to elect such director at an election of the entire board under cumulative voting (unless, in the case of the MBCA, the entire board is removed simultaneously).

    Under both the MBCA and the WBCL, absent provisions to the contrary in the articles of incorporation, vacancies may be filled by the affirmative vote of a majority of the directors, even though less than a quorum. Under the WBCL, vacancies may also be filled by the shareholders.

    INTERESTED DIRECTOR TRANSACTIONS. Under both the MBCA and the WBCL, contracts or transactions in which one or more of the corporation's directors has an interest are not void or voidable solely because of such interest or because such director was present at the directors' or shareholders' meeting where such contract or transaction was approved, if certain conditions are met. Under both the WBCL and the MBCA, if the material facts of the transaction and the director's interest are fully disclosed and a vote is taken in good faith, such contracts or transactions may be approved by a majority vote of the disinterested directors or by the requisite vote of disinterested shareholders, which under the WBCL is a majority and under the MBCA is two-thirds. If the contracts or transactions are shown to be fair and reasonable as to the corporation at the time they are authorized, approved or ratified by the board, separate disinterested shareholder or disinterested director approval is not required.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. The WBCL provides for mandatory indemnification of a director or officer against certain liabilities and expenses if the director or officer was a party to a proceeding because of his or her status as such: (a) to the extent such director or officer is successful on the merits or otherwise in the defense of the proceeding; and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless it is determined that the liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Indemnification under the WBCL is not required if the director or officer has previously received indemnification from any person, including the corporation, in connection with the same proceeding. The WBCL provides that a corporation's articles may limit its obligation to indemnify directors and officers. The WBCL specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent otherwise required or permitted under the WBCL.

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
    The MBCA contains comparable provisions. The MBCA provides that a corporation shall indemnify a director or officer, made a party to a proceeding because of his or her status as such, against certain liabilities if such director or officer (a) has not been indemnified by another organization or employee benefit plan for the same liabilities; (b) has acted in good faith; (c) has received no improper personal benefit (and if the section relating to director's conflicts of interest is applicable, its conditions have been satisfied); (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (e) reasonably believed his or her conduct was in (or, in certain cases, was not opposed to) the best interests of the corporation. Under the MBCA, the articles or bylaws may prohibit indemnification or advances of expenses otherwise required by the indemnification section described above or may impose additional conditions on indemnification including, without limitation, monetary limits on indemnification or advances of expenses, if the conditions apply equally to all persons or to all persons within a given class.

    LIMITED LIABILITY OF DIRECTORS. Both the MBCA and the WBCL provide for the limitation or elimination of the personal liability of a company's directors to the company or its shareholders for monetary damages for a breach of a director's fiduciary duty. This immunity is automatic under Wisconsin law, but must be provided for in the articles of incorporation under Minnesota law. In either state, directors cannot be immunized in certain instances, including: (i) breach of the duty of loyalty; (ii) violations of criminal law; and (iii) willful misconduct. Other limitations specific to each state also exist.

    AMENDMENT OF ARTICLES. The MBCA and WBCL provide that the board of directors may propose amendments to a corporation's articles of incorporation. The MBCA also contains provisions permitting a shareholder or shareholders holding 3% or more of the voting power of the shares entitled to vote to propose amendments. Under the MBCA, proposed amendments must be approved by the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares present and entitled to vote on the amendment, or (2) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, except where the MBCA or the articles require a larger proportion or number.

    Under the WBCL and unless the articles, bylaws adopted under authority granted in the articles, the board (if the board is proposing the amendment) or the WBCL requires a greater vote or vote by voting groups, a proposed amendment is adopted if approved by a majority of the votes cast by every voting group entitled to vote on the amendment. In addition, both the MBCA and WBCL require that certain amendments must be approved by a separate vote of a class or series of stock if, among other things, the amendment would make a prejudicial change to the rights or preferences of such shares. The Primergy Articles require a shareholder vote of a majority of the outstanding shares to amend most provisions therein and an 80% shareholder vote to amend certain provisions thereof. See "-- Comparison of Primergy Articles and Bylaws to NSP Articles and Bylaws -- Amendments to Articles of Incorporation."

    AMENDMENT OF BYLAWS. Under the MBCA and WBCL, unless reserved by the articles to the shareholders, the power to adopt, amend or repeal the bylaws is generally vested in the board, subject to the power of the shareholders to adopt, amend, or repeal bylaws adopted, amended or repealed by the board. The MBCA also contains provisions permitting a shareholder or shareholders holding 3% or more of the voting power of the shares entitled to vote to propose a resolution for action by the shareholders to adopt, amend, or repeal bylaws.

    VOTE REQUIRED FOR CERTAIN REORGANIZATIONS OR CONSOLIDATIONS. The WBCL and the MBCA both provide for a shareholder vote (except as indicated below and for certain mergers between a parent company and its 90% owned subsidiary) of: (i) each corporation that is party to a plan of merger; (ii) the corporation whose shares will be acquired in a statutory share exchange; and (iii) the selling corporation for the sale by the corporation of substantially all of its assets if not in the usual and regular course of business. The WBCL and the MBCA also provide for a shareholder vote to approve the dissolution of a corporation.

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
    Under the MBCA and the WBCL, unless a higher voting requirement is imposed by the articles of incorporation or, in the case of the WBCL, by the bylaws adopted under authority granted by the articles, the vote required to approve a plan of merger, statutory share exchange, sale of substantially all assets not in the ordinary course of business or dissolution is a majority of the voting power of all shares entitled to vote of each corporation whose shareholders have a right to vote; approval of a plan of merger or statutory share exchange (and in the case of the WBCL, a sale of substantially all assets or dissolution) also may require the affirmative vote of one or more classes or series of stock.

    Neither the MBCA nor the WBCL requires the vote of the shareholders of a surviving corporation in a merger if (i) the corporation's articles of incorporation will not be amended in the transaction (except for amendments permitted to be made by the board without a shareholder vote under the WBCL),
(ii) shareholders of the corporation immediately before the effective date of the transaction will hold the same number of shares with identical rights immediately after the effective date, (iii) the number of shares entitled to vote immediately after the merger (plus shares issuable upon certain conversions or pursuant to certain rights) does not exceed by more than 20% the number of shares entitled to vote immediately before the transaction (the MBCA refers to the voting power of the shares rather than the number of shares entitled to vote); and (iv) the number of participating shares of the corporation (outstanding shares of the corporation that entitle their holders to participate, without limitation, in distributions by the corporation)
immediately after the merger, plus the number of participating shares of the corporation issuable on the conversion of, or on the exercise of rights to purchase, securities issued in the transaction, will not exceed by more than 20% the number of participating shares of the corporation immediately before the transaction.

    CLASS VOTE FOR CERTAIN REORGANIZATIONS. Both the MBCA and the WBCL provide, with certain exceptions, that a class or series of shares of a corporation is entitled to vote on a plan of merger or statutory share exchange as a class or series if any provision of the plan would, if contained in a proposed amendment to the articles of incorporation, entitle the class or series of shares to vote as a class or series and, in the case of an exchange, if the class or series is included in the plan of exchange. In addition to the voting requirements discussed  above,  anti-takeover  legislation  adopted  in  both  Wisconsin  and
Minnesota imposes additional restrictions on mergers and other business combinations between certain shareholders and the corporation. See "-- Anti-Takeover Statutes."

    SHAREHOLDER  ACTION  BY  CONSENT.    Both  the  WBCL  and  the  MBCA  permit
shareholders to take action without a meeting by unanimous written consent. However, Wisconsin also allows a corporation, if it so elects in its articles of incorporation, to take such action by less than unanimous written consent.

    STATUTORY SHAREHOLDER LIABILITY. The WBCL provides that shareholders of Wisconsin domestic corporations are personally liable for all debts owed to employees for services performed, but not exceeding six months' service in any one case. While the WBCL specifies that such liability is limited to the par value of the shares, this has been interpreted by a Wisconsin trial court to mean the consideration paid to a corporation for shares. This decision was affirmed by a split decision of the Wisconsin Supreme Court without any written opinion and with one justice abstaining.

    DISTRIBUTIONS.  Both  the MBCA and  the WBCL  are the same  in all  material respects with regard to distributions. Under both statutes, the board of directors may authorize and the corporation may make, subject to any restriction by the articles, distributions to its shareholders unless after such distribution the corporation would not be able to pay its debts as they become due or its total assets after the distribution would be less than the sum of its total liabilities, plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The MBCA provides that if the amount available for distribution is insufficient to satisfy all preferences, the distribution must be made PRO RATA according to the order of priority of the preferences by classes and by series within those classes.

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
    SPECIAL MEETINGS OF SHAREHOLDERS. Under the WBCL, a special meeting of shareholders may be called by the board of directors or by any person authorized by the articles of incorporation or bylaws to call a special meeting, or pursuant to a written demand of the holders of not less than 10% of the votes entitled to be cast at such a meeting.

    Under the MBCA, special meetings of the shareholders may be called for any purpose or purposes at any time, by: (i) the chief executive officer; (ii) the chief financial officer; (iii) two or more directors; (iv) a person authorized in the articles or bylaws to call special meetings; or (v) a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote.

    DISSENTERS' RIGHTS. Both the MBCA and WBCL entitle shareholders of a corporation to dissent from and obtain fair value for their shares in the event of certain corporate actions. Subject to certain exceptions, limitations and conditions, shareholders in both states may dissent from (1) a plan of merger,
(2) a plan of share exchange, and (3) a sale of all or substantially all of the assets of the corporation. Under the MBCA, shareholders are also entitled to dissenters' rights in the event of any amendment to the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in certain specified ways. The WBCL provides that the articles of incorporation may give this right to the shareholders. Both the MBCA and WBCL allow corporations to create additional dissenters' rights by affirmative provision in the articles or bylaws or by board resolution. However, under the WBCL, except in a "Section 180.1130 Business Combination" (as described below under "Anti-Takeover Statutes") or unless the articles of incorporation provide otherwise, dissenters' rights are not available to holders of shares registered on a national securities exchange or quoted on NASDAQ on the record date for a meeting of shareholders at which action on the proposed transaction otherwise subject to dissenters' rights is to be taken. As a result, assuming the continued listing of the Primergy Common Stock on the NYSE, under the WBCL, shareholders will not be entitled to dissenters' rights with respect to any future merger, plan of share exchange or sale of all or substantially all of the assets of Primergy which might occur following the Mergers (unless it constitutes a Section 180.1130 Business Combination). There are no current plans for any such transaction.

    DIRECTOR AND OFFICER DISCRETION. The WBCL provides that, in discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on shareholders, consider (i) the effects of the action on employees, suppliers and customers of the corporation, (ii) the effects of the action on the communities in which the corporation operates and (iii) any other factors that the director or officer considers pertinent. The MBCA contains comparable provisions. The MBCA provides that, in discharging the duties of the position of director, a director may, in considering the best interests of the corporation, consider the interests of the corporation's employees, customers, suppliers, and creditors, the economy of the state and nation, community and societal considerations, and the long-term as well as short-term interests of the corporation and its shareholders including the possibility that these interests may be best served by the continued independence of the corporation.

    ANTI-TAKEOVER STATUTES.

    1. BUSINESS COMBINATION STATUTES. The MBCA and the WBCL both restrict corporations from engaging in certain enumerated "business combinations" (as defined therein to include, generally, a merger or statutory share exchange; sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to at least 10% (5% under the WBCL) or more of the aggregate market value of all the assets or at least 10% (5% under WBCL) of the aggregate market value of the outstanding stock or at least 10% of the earning power or income; the issuance or transfer of stock with a market value equal to at least 5% of the outstanding stock; adoption of a plan or proposal of liquidation or dissolution, and certain other transactions involving an "interested shareholder" (defined generally

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as  a shareholder who beneficially  owns at least 10%  of the outstanding voting power or, under the WBCL, who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the preceding three years)) for a period of four years (three years under the WBCL) following the date that the person became an interested shareholder ("share acquisition date"). Under the MBCA, this restriction applies unless the business combination or the acquisition of shares by the interested shareholder is approved by a committee of disinterested directors prior to the share acquisition date. A director is deemed disinterested if he or she has not been an officer or employee of the corporation within the preceding five years.

    Under the WBCL, this restriction applies for three years unless the business combination or the acquisition of shares by the interested shareholder is approved by the board of directors prior to the share acquisition date. Following such three-year period, such business combinations are permitted if
(i) the acquisition of shares was approved by the board of directors prior to the share acquisition date, (ii) the business combination is approved by a majority of the voting stock not beneficially owned by the interested shareholder or (iii) the consideration to be received by the corporation's shareholders satisfies certain "fair price" provisions.

    2. CONTROL SHARE ACQUISITION STATUTES. The MBCA reduces the voting rights of any person acquiring one-fifth, one-third or a majority of the voting power of the corporation, absent shareholder approval of such acquisition. The WBCL contains similar provisions, except that the WBCL applies only to acquisitions of more than one-fifth of the voting power of the corporation. Under both the MBCA and WBCL, the person whose voting rights are reduced may demand a shareholders meeting at which the shareholders shall vote on resolutions to restore full voting rights to such person's shares. If the shareholders vote against restoring full voting rights, the MBCA, unless expressly provided otherwise in the articles of incorporation or bylaws, permits the corporation to redeem a portion of the person's shares at market value.

    The MBCA and WBCL permit a corporation to opt out of the foregoing provisions on control share acquisitions. The Primergy Articles opt out of the WBCL control share acquisition provisions.

    3. ANTI-GREENMAIL STATUTES. The MBCA and WBCL also contain so-called "anti-greenmail" provisions which, absent shareholder approval, restrict the ability of publicly held companies to repurchase voting shares at above market value (as defined in the MBCA and the WBCL) from certain large shareholders, unless an identical or better offer to purchase is made to all owners of such shares. Under the MBCA, these provisions apply to purchases from a person or group who owns more than 5% of the voting power of the corporation and who has owned such shares for less than two years. Under the WBCL, the provisions apply to purchases during a take-over offer of more than 5% of the corporation's shares from a person or group that holds more than 3% of the corporation's voting shares and has held the shares for less than two years. These provisions may have the effect of deterring a shareholder from acquiring a corporation's shares with the goal of seeking to have the corporation repurchase such shares at a premium over market value.

    The WBCL also provides that shareholder approval is also required for the corporation during a take-over offer to sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation.

    4. FAIR PRICE PROVISIONS. The MBCA generally provides that a person who makes or in any way participates in making a takeover offer (as defined therein) may not acquire shares of a publicly held corporation within two years following the last purchase of shares pursuant to such takeover offer, unless such acquisition is approved by a committee of disinterested directors prior to any acquisition by the offeror pursuant to the takeover offer or unless the shareholders are permitted a reasonable opportunity to dispose of their shares to the offeror upon substantially the same terms as those of the earlier takeover offer.

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    The  WBCL  provides that  in addition  to  any approval  otherwise required,
certain  mergers,  share  exchanges  or   sales,  leases,  exchanges  or   other
dispositions involving a public corporation and a 10% holder or affiliate of the public corporation who was a 10% holder at any time within the preceding two years (a "significant shareholder") are subject to a supermajority vote of shareholders, unless certain fair price standards have been met. Specifically, approval of (i) 80% of the total voting power of the corporation and (ii) at least 66 2/3% of the voting power not beneficially owned by the significant
shareholder  or  its   affiliates  or   associates  is   required,  unless   the
consideration is in cash (or the form of consideration used to acquire the largest number of shares) and such aggregate per share consideration is equal to the greater of (a) the highest price paid by such significant shareholder within the prior two-year period, (b) the market value of the shares on the date of commencement of a tender offer by such significant shareholder, or (c) the highest liquidation or dissolution distribution to which the shareholders would be entitled. The Primergy Articles require an 80% shareholder vote to opt out of the WBCL "fair price" provisions.

                           APPROVAL OF PRIMERGY PLANS

PRIMERGY STOCK INCENTIVE PLAN

    Pursuant to the Merger Agreement, it was agreed that Primergy would adopt a stock compensation plan to replace the NSP Long-Term Incentive Award Stock Plan and the WEC 1993 Omnibus Stock Incentive Plan (except with respect to obligations incurred or attributable to employment prior to the Effective Time) subject to approval by shareholders. Accordingly, the Primergy Stock Incentive Plan is submitted to the shareholders of NSP and WEC for approval, as more fully described below. The Primergy Stock Incentive Plan will become effective only if approved by shareholders as described below, in which event it will become effective at the Effective Time and will terminate ten years thereafter.

    The purpose of the Primergy Stock Incentive Plan is to enable Primergy and its subsidiaries and other Affiliates (as defined in the Primergy Stock
Incentive Plan) to attract, retain and motivate officers and employees and to provide Primergy and its affiliates with the ability to provide incentives directly linked to the profitability of Primergy's businesses and increases in shareholder value and the enhancement of performance relating to customers.

    The Primergy Stock Incentive Plan has been designed to comply with recent tax law changes which impose limits on the ability of a public company to claim tax deductions for compensation paid to certain highly compensated executives.
Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company. Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. In an effort to ensure that stock awards under the Primergy Stock Incentive Plan will qualify as performance-based compensation, which is generally deductible, the Primergy Stock Incentive Plan is being submitted to shareholders of NSP and WEC for approval at the NSP Meeting and the WEC Meeting, respectively. While NSP and WEC believe compensation payable pursuant to the Primergy Stock Incentive Plan will be deductible for federal income tax purposes under most circumstances, final regulations have not yet been promulgated under Section 162(m) of the Code and there can be no assurance in this regard. Moreover, under certain circumstances such as death, disability and change in control (all as defined in the Primergy Stock Incentive Plan), compensation not qualified under Section 162(m) of the Code may be payable. By approving the Primergy Stock Incentive Plan, the shareholders will be approving, among other things, the performance measures, eligibility requirements and limits on various stock awards contained therein. The affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of NSP stock (NSP Common Stock and NSP Preferred Stock voting as a single class) and by the holders of shares of WEC Common Stock, respectively, represented at the NSP Meeting and the WEC Meeting, respectively, and entitled to vote thereon (PROVIDED that, in each case, the total vote cast represents over 50% of the voting power of all the shares entitled to vote) is required to approve the Primergy Stock Incentive Plan with respect to

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Section 162(m) of the Code. Such vote will also satisfy the shareholder approval requirements of Section 422 of the Code with respect to the grant of ISOs and Rule 16b-3 under the Exchange Act ("Rule 16b-3"). THE BOARDS OF DIRECTORS OF EACH OF NSP AND WEC UNANIMOUSLY RECOMMEND A VOTE FOR APPROVAL OF THE PRIMERGY STOCK INCENTIVE PLAN.

    Set forth below is a summary of certain important features of the Primergy Stock Incentive Plan, which summary is qualified in its entirety by reference to the actual plan attached as Annex K to this Joint Proxy Statement/Prospectus:

    ADMINISTRATION. The Primergy Stock Incentive Plan will be administered by the Primergy Compensation Committee or such other committee of the Primergy Board as the Primergy Board may from time to time designate, which will be composed solely of not less than two "disinterested persons" for purposes of Rule 16b-3 who also qualify as "outside directors" for purposes of Section 162(m) of the Code. Among other things, the Primergy Compensation Committee will have the authority, subject to the terms of the Primergy Stock Incentive Plan, to select officers and employees to whom awards may be granted, to determine the type of award as well as the number of shares of Primergy Common Stock to be covered by each award, and to determine the terms and conditions of any such awards. The Primergy Compensation Committee also will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Primergy Stock Incentive Plan as it shall deem advisable, to interpret the terms and provisions of the Primergy Stock Incentive Plan and any awards issued thereunder and to otherwise supervise the administration of the Primergy Stock Incentive Plan. All decisions made by the Primergy Compensation Committee pursuant to the Primergy Stock Incentive Plan will be final and binding.

    ELIGIBILITY. Officers and salaried employees of Primergy and its Affiliates designated by the Primergy Compensation Committee who are responsible for or contribute to the management, growth and profitability of Primergy are eligible to be granted awards under the Primergy Stock Incentive Plan. No grant will be made under the Primergy Stock Incentive Plan to a director who is not an officer or a salaried employee. The initial determination of persons eligible to participate in the Primergy Stock Incentive Plan will not be made until after the Effective Time by the Primergy Compensation Committee as then constituted. Accordingly, it is not possible to estimate at this time the number of persons who will be eligible to participate in the Primergy Stock Incentive Plan.

    PLAN FEATURES. The Primergy Stock Incentive Plan authorizes the issuance of up to 12,000,000 shares of Primergy Common Stock pursuant to the grant or exercise of stock options, including ISOs, nonqualified stock options, SARs, restricted stock and performance units, but not more than 3,000,000 shares may be issued as restricted stock. No single participant may be granted awards pursuant to the Primergy Stock Incentive Plan covering in excess of 100,000 shares of Primergy Common Stock in any one calendar year and no participant may be granted performance units in any one calendar year payable in cash in an amount that would exceed $1,000,000. Subject to the foregoing limits, the shares available under the Primergy Stock Incentive Plan can be divided among the various types of awards and among the participants as the Primergy Compensation Committee sees fit. The shares subject to grant under the Primergy Stock Incentive Plan are to be made available from authorized but unissued shares or from treasury shares as determined from time to time by the Primergy Board. Awards may be granted for such terms as the Primergy Compensation Committee may determine, except that the term of an ISO may not exceed ten years from its date of grant. No awards outstanding on the termination date of the Primergy Stock Incentive Plan shall be affected or impaired by such termination. Awards will not be transferable, except by will and the laws of descent and distribution and, in the case of nonqualified stock options and any related SARs, as a gift to an optionee's children. The Primergy Compensation Committee will have broad authority to fix the terms and conditions of individual agreements with participants.

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    As indicated above, several types of stock-related grants can be made  under the Primergy Stock Incentive Plan. A summary of these grants is set forth below:

    STOCK OPTIONS. The Primergy Stock Incentive Plan authorizes the Primergy Compensation Committee to grant options to purchase Primergy Common Stock at an exercise price (the "option price") which cannot be less than 100% of the fair market value of such stock on the date of grant. The Primergy Stock Incentive Plan permits optionees, with the approval of the Primergy Compensation Committee, to pay the exercise price of options in cash, stock (valued at its fair market value on the date of exercise) or a combination thereof. As noted above, options may be granted either as ISOs or nonqualified options. The principal difference between ISOs and nonqualified options is their tax treatment. See "-- Federal Income Tax Consequences."

    SARS. The Primergy Stock Incentive Plan authorizes the Primergy Compensation Committee to grant SARs in conjunction with all or part of any stock option granted under the Primergy Stock Incentive Plan. An SAR entitles the holder to receive upon exercise the excess of the fair market value of a specified number of shares of Primergy Common Stock at the time of exercise over the option price per share specified in the related stock option. Such amount will be paid to the holder in shares of Primergy Common Stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Primergy Compensation Committee may determine. An SAR may be granted in conjunction with a contemporaneously granted ISO or a previously or contemporaneously granted nonqualified option. Since the exercise of an SAR is an alternative to the exercise of an option, the option will be cancelled to the extent that the SAR is exercised and the SAR will be cancelled to the extent the option is exercised.

    RESTRICTED STOCK. The Primergy Stock Incentive Plan authorizes the Primergy Compensation Committee to grant restricted stock to individuals with such restriction periods as the Primergy Compensation Committee may designate. The Primergy Compensation Committee may, prior to granting shares of restricted stock, designate certain participants as "Covered Employees" upon determining that such participants are or are expected to be "covered employees" within the meaning of Section 162(m)(3) of the Code, and will provide that restricted stock awards to these Covered Employees cannot vest unless applicable performance goals established by the Primergy Compensation Committee within the time period prescribed by Section 162(m) of the Code are satisfied. These performance goals must be based on the attainment of specified levels of earnings per share, market share, stock price, sales, costs, net operating income, cash flow, retained earnings, return on equity, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, demand-side management (including conservation and load management), operating and maintenance cost management, energy production availability, and individual performance measures. Such performance goals also may be based on the attainment of specified levels of Primergy's performance under one or more of the measures described above relative to the performance of other corporations. Performance goals based on the foregoing factors are hereinafter referred to as "Performance Goals." With respect to Covered Employees, all Performance Goals must be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of
Section 162(m)(4) of the Code. The Primergy Compensation Committee also may condition the vesting of restricted stock awards to participants who are not Covered Employees upon the satisfaction of these or other applicable performance goals. The provisions of restricted stock awards (including any applicable Performance Goals) need not be the same with respect to each participant. During the restriction period, the Primergy Compensation Committee may require that the stock certificates evidencing restricted shares be held by Primergy. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Other than these restrictions on transfer and any other restrictions the Primergy Compensation Committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock award.

    PERFORMANCE  UNITS.    The  Primergy  Stock  Incentive  Plan  authorizes the
Primergy Compensation Committee to grant performance units. Performance units may be denominated in shares of Primergy

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Common Stock or cash, or may represent the right to receive dividend equivalents with respect to shares of Primergy Common Stock, as determined by the Primergy Compensation Committee. Performance units will be payable in cash or shares of Primergy Common Stock if applicable Performance Goals (based on one or more of the measures described in the section entitled "-- Restricted Stock" above) determined by such committee are achieved during an award cycle. An award cycle will consist of a period of consecutive fiscal years or portions thereof designated by the Primergy Compensation Committee over which performance units are to be earned. At the conclusion of a particular award cycle, the Primergy Compensation Committee will determine the number of performance units granted to a participant which have been earned in view of applicable Performance Goals and shall deliver to such participant (i) the number of shares of Primergy Common Stock equal to the value of performance units determined by the Primergy Compensation Committee to have been earned and/or (ii) cash equal to the value of such earned performance units. The Primergy Compensation Committee may, in its discretion, permit participants to defer the receipt of performance units on terms and conditions established by the Primergy Compensation Committee.

    The Primergy Compensation Committee will have the authority to determine the officers and employees to whom and the time or times at which performance units shall be awarded, the number of performance units to be awarded to any participant, the duration of the award cycle and any other terms and conditions of an award. In the event that a participant's employment is involuntarily terminated or in the event of the participant's retirement, the Primergy Compensation Committee will have the discretion to waive in whole or in part any or all remaining payment limitations, PROVIDED, HOWEVER, that the satisfaction of applicable Performance Goals by a designated Covered Employee cannot be waived unless such Covered Employee's employment is terminated by death, disability or change of control.

    AMENDMENT AND DISCONTINUANCE. The Primergy Stock Incentive Plan may be amended, altered or discontinued by the Primergy Board, but no amendment, alteration or discontinuance may be made which would (i) impair the rights of an optionee under an option or a recipient of an SAR, restricted stock award or performance unit award previously granted without the optionee's or recipient's consent, except such an amendment made to qualify the Primergy Stock Incentive Plan for the exemption provided by Rule 16b-3 or (ii) disqualify the Primergy Stock Incentive Plan from the exemption provided by Rule 16b-3. Except as expressly provided in the Primergy Stock Incentive Plan, the Primergy Stock Incentive Plan may not be amended without shareholder approval to the extent such approval is required by law or agreement.

    CHANGES IN CAPITALIZATION; CHANGE IN CONTROL. The Primergy Stock Incentive Plan provides that, in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, share exchange, separation, spin-off or other distribution of stock or property of Primergy, or any reorganization or partial or complete liquidation of Primergy, the Primergy Compensation Committee or the Primergy Board may make such substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under the Primergy Stock Incentive Plan, in the number, kind and option price of shares subject to outstanding stock options and SARs, and in the number and kind of shares subject to other outstanding awards granted under the Primergy Stock Incentive Plan as may be determined to be appropriate by the Primergy Compensation Committee or the Primergy Board, in its sole discretion. The Primergy Stock Incentive Plan also provides that in the event of a change in control (as defined in the Primergy Stock Incentive Plan which is attached hereto as Annex K) of Primergy (i) any SARs and stock options outstanding as of the date of the change of control which are not then exercisable and vested will become fully exercisable and vested, (ii) the restrictions applicable to restricted stock will lapse and such restricted stock shall become free of all restrictions and fully vested and (iii) all performance units will be considered to be earned and payable in full and any restrictions will lapse and such performance units will be settled in cash as promptly as practicable. The holders of options (other than options of holders subject to Section 16(b) of the Exchange Act that were granted not more than six months before the change in control) will have the right, for a period of 60 days after such date, to

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surrender  such options in  exchange for a  cash payment based  on the change in control price (as defined in the Primergy Stock Incentive Plan). However, if settlement in cash would disqualify a transaction from pooling-of-interests accounting treatment, the Primergy Compensation Committee may substitute stock.

    FEDERAL INCOME TAX CONSEQUENCES. The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, SARs, restricted stock and performance units. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

    - NONQUALIFIED OPTIONS AND SARS. Upon the grant of a nonqualified option (with or without an SAR), the optionee will not recognize any taxable income and Primergy will not be entitled to a deduction. Upon the exercise of such an option or an SAR, the excess of the fair market value of the shares acquired on the exercise of the option over the option price (the "spread"), or the consideration paid to the optionee upon exercise of the SAR, will constitute compensation taxable to the optionee as ordinary income. In determining the amount of the spread or the amount of consideration paid to the optionee, the fair market value of the stock on the date of exercise is used, except that in the case of an optionee subject to the six month short-swing profit recovery provisions of Section 16(b) of the Exchange Act (generally officers and directors of Primergy), the fair market value will be determined six months after the date on which the option was granted (if such date is later than the exercise date) unless such optionee elects to be taxed based on the fair market value at the date of exercise. Any such election (a "Section 83(b) election") must be made and filed with the IRS within 30 days after exercise in accordance with the regulations under Section 83(b) of the Code. Primergy, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee.

    - ISOS. An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and thereby may subject the optionee to the alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his ISO with which to pay such tax.

      Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO after the later of (i) two years from the date of grant of the ISO or (ii) one year after the transfer of the shares to the optionee (the "ISO Holding Period"), the optionee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. Primergy is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the ISO Holding Period.

    - RESTRICTED STOCK. A participant who is granted restricted stock may make a
      Section 83(b) election to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted shall be taxed as capital gain (or loss) upon a subsequent sale of the shares. However, if the participant does not make a Section 83(b) election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid on stock subject to the restrictions are compensation income to the participant and compensation expense to Primergy. Primergy is generally entitled to an income tax deduction for any compensation income taxed to the participant, subject to the provisions of Section 162(m) of the Code.

    - PERFORMANCE UNITS. A participant who has been granted a performance unit award will not realize taxable income until the applicable award cycle expires and the participant is in receipt

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      of  the stock distributed in payment of  the award or an equivalent amount of cash, at which time such participant will realize ordinary income equal to the full fair market value of the shares delivered or the amount of
      cash   paid.  At  that   time,  Primergy  generally   will  be  allowed  a
      corresponding tax deduction equal to the compensation taxable to the award recipient, subject to the provisions of Section 162(m) of the Code.

    NEW PLAN BENEFITS. It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Primergy Stock Incentive Plan if the Incentive Plan is adopted or what benefits or amounts would have been received by or allocated to any person or group of persons for the last fiscal year if the Incentive Plan had been in effect. These determinations will be made by the Primergy Compensation Committee.

PRIMERGY MANAGEMENT INCENTIVE COMPENSATION PLAN

    Pursuant to the Merger Agreement, it was agreed that Primergy would adopt, subject to shareholder approval, an annual incentive plan to replace the WEC Short-Term Performance Plan and the NSP Executive Incentive Compensation Plan (except with respect to obligations incurred or attributable to employment prior to the Effective Time), effective as of the Effective Time. The Primergy Management Incentive Compensation Plan (the "MIC Plan") will not become effective with respect to individuals who are subject to Section 162(m) of the Code unless the shareholder approval described below is obtained.

    The purpose of the MIC Plan is to provide a significant and flexible economic opportunity to selected officers and salaried employees of Primergy and its subsidiaries and other Affiliates (as defined in the MIC Plan) in an effort to reward their individual and group contributions to Primergy and to more closely link the financial interests of management, shareholders and customers.

    The MIC Plan is designed to take into account Section 162(m) of the Code, which generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company. Certain types of compensation, including performance-based compensation, are excluded from this deduction limit. In an effort to ensure that compensation payable under the MIC Plan to certain executives will qualify as performance-based compensation that is generally tax-deductible, the MIC Plan is being submitted to shareholders of NSP and WEC for approval at the NSP Meeting and the WEC Meeting, respectively. While Primergy believes compensation payable pursuant to the MIC Plan will be deductible for federal income tax purposes under most circumstances, final regulations have not yet been promulgated under Section 162(m) of the Code and there can be no assurance in this regard. Moreover, under certain circumstances such as death, disability and change in control (all as defined in the MIC
Plan), compensation not qualified under Section 162(m) of the Code may be payable. By approving the MIC Plan, the shareholders will be approving, among other things, the performance measures, eligibility requirements and annual incentive award limits contained therein. The affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of NSP Common Stock and NSP Preferred Stock, on the one hand, and WEC Common Stock, on the other hand, represented at the NSP Meeting and the WEC Meeting, respectively, and entitled to vote thereon (PROVIDED THAT, in the case of the vote required at the NSP Meeting, the total vote cast represents over 50% of the voting power of all the shares of NSP Common Stock and NSP Preferred Stock entitled to vote thereon) is required to approve the MIC Plan. THE BOARDS OF DIRECTORS OF NSP AND WEC EACH UNANIMOUSLY RECOMMEND A VOTE FOR APPROVAL OF THE MIC PLAN.

    Set forth below is a summary of certain important features of the MIC Plan, which summary is qualified in its entirety by reference to the actual plan attached as Annex L to this Joint Proxy Statement/Prospectus:

        ADMINISTRATION. The MIC Plan will be administered by the Primergy Compensation Committee, or such other committee of the Primergy Board as the Primergy Board may from time to time designate, which, unless the Primergy Board determines otherwise, will be composed solely

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    of  not  less  than  two "disinterested  persons"  who  qualify  as "outside directors" for  purposes  of  Section  162(m)  of  the  Code.  The  Primergy
    Compensation   Committee  will  have  sole   authority  to  make  rules  and
    regulations relating to the administration of the MIC Plan, and any interpretations and decisions of the Primergy Compensation Committee with respect to the MIC Plan will be final and binding.

        ELIGIBILITY. The Primergy Compensation Committee will, in its sole discretion, determine those officers and salaried employees of Primergy who shall be eligible to participate in the MIC Plan for a given period of 12 months or less (an "Incentive Period"). These participants will be selected based upon their opportunity to have a substantial impact on Primergy's results. Participation in the MIC Plan by a participant during a given Incentive Period does not require continued participation by such participant in any subsequent Incentive Period. The initial determination of persons eligible to participate in the MIC Plan will not be made until after the Effective Time by the Primergy Compensation Committee as then constituted. Accordingly, it is not possible to estimate at this time the number of persons who will be eligible to participate in the MIC Plan.

        PLAN FEATURES. The MIC Plan provides for the payment of cash incentive awards to participants designated by the Primergy Compensation Committee, which payments may be conditioned upon the attainment of pre-established performance goals or upon such other factors or criteria as the Primergy Compensation Committee shall determine. Such performance goals may be different for each participant. Bonus amounts are determined by multiplying a participant's "Target Incentive Award" by a percentage which varies depending on the extent to which the performance goals or other factors or criteria are satisfied. A participant's Target Incentive Award, in turn, is determined by multiplying such participant's base salary as of the last day of the applicable Incentive Period by a percentage designated by the Primergy Compensation Committee, in its sole discretion, which percentage need not be the same for each participant (and which may exceed 100%). The Primergy Compensation Committee may, in its sole discretion, increase or decrease the amount of any incentive awards payable to a participant and may, in recognition of special circumstances, pay incentive awards even if not earned, PROVIDED that the Primergy Compensation Committee cannot increase the amount of any incentive awards payable to certain designated "Covered Employees." Incentive awards payable under the MIC Plan to certain designated "Covered Employees" are subject to special restrictions described in the following section.

        DESIGNATED COVERED EMPLOYEES. The Primergy Compensation Committee will have the authority, in its sole discretion, to designate certain participants as "Covered Employees" for a specified Incentive Period upon determining that such participants are or are expected to be "covered employees" within the meaning of Section 162(m) of the Code for such Incentive Period. Not more than 90 days after the beginning of the Incentive Period, and, in any event, before 25% or more of the Incentive Period has elapsed, the Primergy Compensation Committee will establish the performance goals for the bonus award opportunities of these Covered Employees. Such performance goals are to be comprised of one or more of the following measures: earnings per share, market share, stock price, sales, costs, net operating income, cash flow, retained earnings, return on equity, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, demand-side management (including conservation and load management), operating and maintenance cost management, energy production availability, and individual performance measures. Such performance goals also may be based on the attainment of specified levels of performance by Primergy under one or more of the measures described above relative to the performance of other corporations. With respect to Covered Employees, all Performance Goals must be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code. Incentive awards payable to Covered Employees are to be calculated in the same manner described in the "-- Plan Features" section above, except that subjective individual performance ratings cannot be used to increase the amount of incentive awards payable to Covered Employees. No incentive awards will be paid to Covered Employees if the minimum applicable pre-established Performance Goals are not satisfied, unless the Covered Employee's employment is terminated because of death, disability or a change of control. Furthermore, the Primergy Compensation Committee will have the authority to decrease, but not to increase, the amount of incentive awards otherwise payable to Covered Employees pursuant to pre-established performance goals and payment formulas. The maximum amount payable to any Covered Employee for any fiscal year of Primergy will be $1,000,000.

        AMENDMENT AND DISCONTINUANCE. The Primergy Board will have the right to amend, alter, discontinue or otherwise modify the MIC Plan from time to time, but no amendment will, without the consent of the participant affected, impair any award made prior to the effective date of the modification.

        NEW PLAN BENEFITS. It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the MIC Plan if the MIC Plan is adopted or what benefits or amounts would have been received by or allocated to any person or group of persons for the last fiscal year if the MIC Plan had been in effect.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The following unaudited pro forma financial information combines the historical consolidated balance sheets and statements of income of NSP and WEC, including their respective subsidiaries, after giving effect to the Mergers. The unaudited pro forma combined condensed balance sheet at June 30, 1995 gives effect to the Mergers as if they had occurred at June 30, 1995. The unaudited pro forma combined condensed statements of income for each of the three years in the period ended December 31, 1994, the six-month periods ended June 30, 1995 and 1994, and the 12-month period ended June 30, 1995, give effect to the Mergers as if they had occurred at January 1, 1992. These statements are prepared on the basis of accounting for the Mergers as a pooling of interests and are based on the assumptions set forth in the notes thereto.

    The WEC income statements for the six-month period ended June 30, 1994 and the fiscal year ended December 31, 1994 include a significant one-time pretax charge of $73,900,000 for revitalization costs recorded in the first quarter of 1994. To provide a more representative recent 12-month period summarizing combined operating results, a pro forma combined condensed statement of income for the 12-month period ended June 30, 1995 is also presented.

    The following pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of NSP and WEC, incorporated by reference herein. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Mergers been consummated on the date, or at the beginning of the periods, for which the Mergers are being given effect nor is it necessarily indicative of future operating results or financial position.

                              PRIMERGY CORPORATION
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JUNE 30, 1995
                                 (IN THOUSANDS)

                                     ASSETS

                                                          NSP             WEC         PRO FORMA      PRO FORMA
                                                     (AS REPORTED)   (AS REPORTED)   ADJUSTMENTS      COMBINED
                                                     --------------  --------------  ------------  --------------
UTILITY PLANT
  Electric.........................................  $    6,456,240  $    4,598,068  $    --       $   11,054,308
  Gas..............................................         687,963         475,853       --            1,163,816
  Other............................................         287,969          39,700       --              327,669
                                                     --------------  --------------  ------------  --------------
    Total..........................................       7,432,172       5,113,621       --           12,545,793
  Accumulated provision for depreciation...........      (3,258,535)     (2,222,972)      --           (5,481,507)
  Nuclear fuel -- net..............................          86,016          56,873       --              142,889
                                                     --------------  --------------  ------------  --------------
    Net utility plant..............................       4,259,653       2,947,522       --            7,207,175
CURRENT ASSETS
  Cash and cash equivalents........................          58,371          14,424       --               72,795
  Accounts receivable -- net.......................         289,612         124,606       --              414,218
  Accrued utility revenues.........................          93,545          98,360       --              191,905
  Fossil fuel inventories..........................          41,836          84,466       --              126,302
  Material & supplies inventories..................         105,379          70,854       --              176,233
  Prepayments and other............................          50,083          90,150       --              140,233
                                                     --------------  --------------  ------------  --------------
    Total current assets...........................         638,826         482,860       --            1,121,686
OTHER ASSETS
  Regulatory assets................................         357,328         287,654       --              644,982
  External decommissioning fund....................         173,881         253,657       --              427,538
  Investments in non-regulated projects and other
   investments.....................................         266,021         116,746       --              382,767
  Non-regulated property -- net....................         177,398         101,457       --              278,855
  Intangible assets and other (Note 4).............         130,772         251,148      (137,514)        244,406
                                                     --------------  --------------  ------------  --------------
    Total other assets.............................       1,105,400       1,010,662      (137,514)      1,978,548
                                                     --------------  --------------  ------------  --------------
    TOTAL ASSETS...................................  $    6,003,879  $    4,441,044  $   (137,514) $   10,307,409
                                                     --------------  --------------  ------------  --------------
                                                     --------------  --------------  ------------  --------------

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                              PRIMERGY CORPORATION
        UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET (CONTINUED)
                                 JUNE 30, 1995
                                 (IN THOUSANDS)

                             LIABILITIES AND EQUITY

                                                            NSP            WEC        PRO FORMA      PRO FORMA
                                                       (AS REPORTED)  (AS REPORTED)  ADJUSTMENTS      COMBINED
                                                       -------------  -------------  ------------  --------------
CAPITALIZATION
  Common stock equity:
  Common stock (Note 1)..............................   $   168,767    $     1,098   $   (167,669) $        2,196
  Other stockholders' equity (Note 1)................     1,774,940      1,803,154        167,669       3,745,763
                                                       -------------  -------------  ------------  --------------
    Total common stock equity........................     1,943,707      1,804,252        --            3,747,959
  Cumulative preferred stock and premium.............       240,469         30,451        --              270,920
  Long-term debt.....................................     1,465,599      1,253,148        --            2,718,747
                                                       -------------  -------------  ------------  --------------
    Total capitalization.............................     3,649,775      3,087,851        --            6,737,626
CURRENT LIABILITIES
  Current portion of long-term debt..................       168,324         52,879        --              221,203
  Short-term debt....................................       309,929        240,821        --              550,750
  Accounts payable...................................       181,631         70,039        --              251,670
  Taxes accrued......................................       145,761         10,104        --              155,865
  Other accrued liabilities..........................       136,424        103,174        --              239,598
                                                       -------------  -------------  ------------  --------------
    Total current liabilities........................       942,069        477,017        --            1,419,086
OTHER LIABILITIES
  Deferred income taxes (Note 4).....................       856,503        480,367       (137,514)      1,199,356
  Deferred investment tax credits....................       168,599         91,913        --              260,512
  Regulatory liabilities.............................       214,495        167,638        --              382,133
  Other liabilities and deferred credits.............       172,438        136,258        --              308,696
                                                       -------------  -------------  ------------  --------------
    Total other liabilities..........................     1,412,035        876,176       (137,514)      2,150,697
                                                       -------------  -------------  ------------  --------------
    TOTAL CAPITALIZATION AND LIABILITIES.............   $ 6,003,879    $ 4,441,044   $   (137,514) $   10,307,409
                                                       -------------  -------------  ------------  --------------
                                                       -------------  -------------  ------------  --------------

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                              PRIMERGY CORPORATION
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              NSP            WEC        PRO FORMA     PRO FORMA
                                                         (AS REPORTED)  (AS REPORTED)  ADJUSTMENTS    COMBINED
                                                         -------------  -------------  -----------  -------------
Utility Operating Revenues
  Electric.............................................   $ 1,016,931    $   691,196    $  --       $   1,708,127
  Gas..................................................       233,909        176,275       --             410,184
  Steam................................................       --               8,744       --               8,744
                                                         -------------  -------------  -----------  -------------
      Total Operating Revenues.........................     1,250,840        876,215       --           2,127,055
Utility Operating Expenses
  Electric Production -- Fuel and Purchased Power......       284,148        166,636       --             450,784
  Cost of Gas Sold & Transported.......................       139,613        105,339       --             244,952
  Other Operation......................................       261,621        195,619       --             457,240
  Maintenance..........................................        81,025         59,212       --             140,237
  Depreciation and Amortization........................       143,899         90,148       --             234,047
  Taxes Other than Income Taxes........................       124,352         36,537       --             160,889
  Revitalization Charges...............................       --             --            --            --
  Income Taxes.........................................        60,322         65,304       --             125,626
                                                         -------------  -------------  -----------  -------------
      Total Operating Expenses.........................     1,094,980        718,795       --           1,813,775
                                                         -------------  -------------  -----------  -------------
Utility Operating Income...............................       155,860        157,420       --             313,280
Other Income (Expense)
  Equity Earnings of Unconsolidated Investees..........        18,470        --            --              18,470
  Other Income and Deductions -- Net...................        15,696         12,591       --              28,287
                                                         -------------  -------------  -----------  -------------
      Total Other Income (Expense).....................        34,166         12,591       --              46,757
                                                         -------------  -------------  -----------  -------------
Income before Interest Charges and Preferred
 Dividends.............................................       190,026        170,011       --             360,037
Interest Charges.......................................        62,024         55,280       --             117,304
Preferred Dividends of Subsidiaries....................         6,327            602       --               6,929
                                                         -------------  -------------  -----------  -------------
      Net Income.......................................   $   121,675    $   114,129    $  --       $     235,804
                                                         -------------  -------------  -----------  -------------
                                                         -------------  -------------  -----------  -------------
Average Common Shares Outstanding (Note 1) .                   67,107        109,352       42,009         218,468
                                                         -------------  -------------  -----------  -------------
                                                         -------------  -------------  -----------  -------------
Earnings Per Common Share..............................   $      1.81    $      1.04                $        1.08
                                                         -------------  -------------  -----------  -------------
                                                         -------------  -------------  -----------  -------------

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                              PRIMERGY CORPORATION
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              NSP            WEC        PRO FORMA     PRO FORMA
                                                         (AS REPORTED)  (AS REPORTED)  ADJUSTMENTS    COMBINED
                                                         -------------  -------------  -----------  -------------
Utility Operating Revenues
  Electric.............................................   $ 1,007,382    $   694,514    $  --       $   1,701,896
  Gas..................................................       258,044        206,081       --             464,125
  Steam................................................       --               9,426       --               9,426
                                                         -------------  -------------  -----------  -------------
      Total Operating Revenues.........................     1,265,426        910,021       --           2,175,447
Utility Operating Expenses
  Electric Production -- Fuel and Purchased Power......       284,767        165,595       --             450,362
  Cost of Gas Sold & Transported.......................       163,631        128,438       --             292,069
  Other Operation......................................       259,068        207,670       --             466,738
  Maintenance..........................................        81,913         63,936       --             145,849
  Depreciation and Amortization........................       135,711         87,389       --             223,100
  Taxes Other than Income Taxes........................       118,376         40,415       --             158,791
  Revitalization Charges...............................       --              73,900       --              73,900
  Income Taxes.........................................        70,638         35,388       --             106,026
                                                         -------------  -------------  -----------  -------------
      Total Operating Expenses.........................     1,114,104        802,731       --           1,916,835
                                                         -------------  -------------  -----------  -------------
Utility Operating Income...............................       151,322        107,290       --             258,612
Other Income (Expense)
  Equity Earnings of Unconsolidated Investees..........        12,757        --            --              12,757
  Other Income and Deductions -- Net...................         3,435         13,034       --              16,469
                                                         -------------  -------------  -----------  -------------
      Total Other Income (Expense).....................        16,192         13,034       --              29,226
                                                         -------------  -------------  -----------  -------------
Income before Interest Charges and Preferred
 Dividends.............................................       167,514        120,324       --             287,838
Interest Charges.......................................        48,911         53,323       --             102,234
Preferred Dividends of Subsidiaries....................         6,113            749       --               6,862
                                                         -------------  -------------  -----------  -------------
      Net Income.......................................   $   112,490    $    66,252    $  --       $     178,742
                                                         -------------  -------------  -----------  -------------
                                                         -------------  -------------  -----------  -------------
Average Common Shares Outstanding (Note 1).............        66,765        107,525       41,795         216,085
                                                         -------------  -------------  -----------  -------------
                                                         -------------  -------------  -----------  -------------
Earnings Per Common Share..............................   $      1.68    $      0.62                $        0.83
                                                         -------------  -------------  -----------  -------------
                                                         -------------  -------------  -----------  -------------

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                              PRIMERGY CORPORATION
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                         12 MONTHS ENDED JUNE 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              NSP            WEC        PRO FORMA     PRO FORMA
                                                         (AS REPORTED)  (AS REPORTED)  ADJUSTMENTS    COMBINED
                                                         -------------  -------------  -----------  -------------
Utility Operating Revenues
  Electric.............................................   $ 2,076,194    $ 1,400,244    $  --       $   3,476,438
  Gas..................................................       395,768        294,543       --             690,311
  Steam................................................       --              13,599       --              13,599
                                                         -------------  -------------  -----------  -------------
    Total Operating Revenues...........................     2,471,962      1,708,386       --           4,180,348
Utility Operating Expenses
  Electric Production -- Fuel and Purchased Power......       570,257        329,526       --             899,783
  Cost of Gas Sold & Transported.......................       239,425        176,412       --             415,837
  Other Operation......................................       538,725        386,960       --             925,685
  Maintenance..........................................       169,257        119,878       --             289,135
  Depreciation and Amortization........................       281,990        180,373       --             462,363
  Taxes Other than Income Taxes........................       240,540         72,157       --             312,697
  Revitalization Charges...............................       --             --            --            --
  Income Taxes.........................................       118,912        129,677       --             248,589
                                                         -------------  -------------  -----------  -------------
    Total Operating Expenses...........................     2,159,106      1,394,983       --           3,554,089
                                                         -------------  -------------  -----------  -------------
Utility Operating Income...............................       312,856        313,403       --             626,259
Other Income (Expense)
  Equity Earnings of Unconsolidated Investees..........        41,576        --            --              41,576
  Other Income and Deductions -- Net...................        18,770         26,522       --              45,292
                                                         -------------  -------------  -----------  -------------
    Total Other Income (Expense).......................        60,346         26,522       --              86,868
                                                         -------------  -------------  -----------  -------------
Income before Interest Charges and Preferred
 Dividends.............................................       373,202        339,925       --             713,127
Interest Charges.......................................       120,328        109,976       --             230,304
Preferred Dividends of Subsidiaries....................        12,578          1,204       --              13,782
                                                         -------------  -------------  -----------  -------------
    Net Income.........................................  $    240,296   $    228,745   $   --       $     469,041
                                                         -------------  -------------  -----------  -------------
                                                         -------------  -------------  -----------  -------------
Average Common Shares Outstanding (Note 1).............        67,004        108,931       41,945         217,880
                                                         -------------  -------------  -----------  -------------
                                                         -------------  -------------  -----------  -------------
Earnings Per Common Share..............................  $       3.59   $       2.10                $        2.15
                                                         -------------  -------------  -----------  -------------
                                                         -------------  -------------  -----------  -------------

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                              PRIMERGY CORPORATION
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  NSP            WEC        PRO FORMA     PRO FORMA
                                                             (AS REPORTED)  (AS REPORTED)  ADJUSTMENTS    COMBINED
                                                             -------------  -------------  -----------  -------------
Utility Operating Revenues
  Electric.................................................   $ 2,066,644    $ 1,403,562    $  --       $   3,470,206
  Gas......................................................       419,903        324,349       --             744,252
  Steam....................................................       --              14,281       --              14,281
                                                             -------------  -------------  -----------  -------------
    Total Operating Revenues...............................     2,486,547      1,742,192       --           4,228,739
Utility Operating Expenses
  Electric Production -- Fuel and Purchased Power..........       570,880        328,485       --             899,365
  Cost of Gas Sold & Transported...........................       263,443        199,511       --             462,954
  Other Operation..........................................       536,168        399,011       --             935,179
  Maintenance..............................................       170,145        124,602       --             294,747
  Depreciation and Amortization............................       273,801        177,614       --             451,415
  Taxes Other than Income Taxes............................       234,564         76,035       --             310,599
  Revitalization Charges...................................       --              73,900       --              73,900
  Income Taxes.............................................       129,228         99,761       --             228,989
                                                             -------------  -------------  -----------  -------------
    Total Operating Expenses...............................     2,178,229      1,478,919       --           3,657,148
                                                             -------------  -------------  -----------  -------------
Utility Operating Income...................................       308,318        263,273       --             571,591
Other Income (Expense)
  Equity Earnings of Unconsolidated Investees..............        35,863        --            --              35,863
  Other Income and Deductions -- Net.......................         6,509         26,965       --              33,474
                                                             -------------  -------------  -----------  -------------
    Total Other Income (Expense)...........................        42,372         26,965       --              69,337
                                                             -------------  -------------  -----------  -------------
Income before Interest Charges and Preferred Dividends.....       350,690        290,238       --             640,928
Interest Charges...........................................       107,215        108,019       --             215,234
Preferred Dividends of Subsidiaries........................        12,364          1,351       --              13,715
                                                             -------------  -------------  -----------  -------------
    Net Income.............................................   $   231,111    $   180,868    $  --       $     411,979
                                                             -------------  -------------  -----------  -------------
                                                             -------------  -------------  -----------  -------------
Average Common Shares Outstanding (Note 1).................        66,845        108,025       41,845         216,715
                                                             -------------  -------------  -----------  -------------
                                                             -------------  -------------  -----------  -------------
Earnings Per Common Share..................................  $       3.46   $       1.67                $        1.90
                                                             -------------  -------------  -----------  -------------
                                                             -------------  -------------  -----------  -------------

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                              PRIMERGY CORPORATION
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  NSP            WEC        PRO FORMA     PRO FORMA
                                                             (AS REPORTED)  (AS REPORTED)  ADJUSTMENTS    COMBINED
                                                             -------------  -------------  -----------  -------------
Utility Operating Revenues
  Electric.................................................   $ 1,974,916    $ 1,347,844    $  --       $   3,322,760
  Gas......................................................       429,076        331,301       --             760,377
  Steam....................................................       --              14,090       --              14,090
                                                             -------------  -------------  -----------  -------------
      Total Operating Revenues.............................     2,403,992      1,693,235       --           4,097,227
Utility Operating Expenses
  Electric Production -- Fuel and Purchased Power..........       524,126        318,265       --             842,391
  Cost of Gas Sold & Transported...........................       282,028        214,132       --             496,160
  Other Operation..........................................       516,568        399,135       --             915,703
  Maintenance..............................................       161,413        156,085       --             317,498
  Depreciation and Amortization............................       264,517        167,066       --             431,583
  Taxes Other than Income Taxes............................       223,108         74,653       --             297,761
  Revitalization Charges...................................       --             --            --            --
  Income Taxes.............................................       128,346         98,463       --             226,809
                                                             -------------  -------------  -----------  -------------
      Total Operating Expenses.............................     2,100,106      1,427,799       --           3,527,905
                                                             -------------  -------------  -----------  -------------
Utility Operating Income...................................       303,886        265,436       --             569,322
Other Income (Expense)
  Equity Earnings of Unconsolidated Investees..............         3,030        --            --               3,030
  Other Income and Deductions -- Net.......................        12,916         32,073       --              44,989
                                                             -------------  -------------  -----------  -------------
      Total Other Income (Expense).........................        15,946         32,073       --              48,019
                                                             -------------  -------------  -----------  -------------
Income before Interest Charges and Preferred Dividends.....       319,832        297,509       --             617,341
Interest Charges...........................................       108,092        102,997       --             211,089
Preferred Dividends of Subsidiaries........................        14,580          4,377       --              18,957
                                                             -------------  -------------  -----------  -------------
      Net Income...........................................   $   197,160    $   190,135    $  --       $     387,295
                                                             -------------  -------------  -----------  -------------
                                                             -------------  -------------  -----------  -------------
Average Common Shares Outstanding (Note 1).................        65,211        105,878       40,822         211,911
                                                             -------------  -------------  -----------  -------------
                                                             -------------  -------------  -----------  -------------
Earnings Per Common Share..................................  $       3.02   $       1.80                $        1.83
                                                             -------------  -------------  -----------  -------------
                                                             -------------  -------------  -----------  -------------

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                              PRIMERGY CORPORATION
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1992
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  NSP            WEC        PRO FORMA     PRO FORMA
                                                             (AS REPORTED)  (AS REPORTED)  ADJUSTMENTS    COMBINED
                                                             -------------  -------------  -----------  -------------
Utility Operating Revenues
  Electric.................................................   $ 1,823,316    $ 1,298,723    $  --       $   3,122,039
  Gas......................................................       336,206        283,699       --             619,905
  Steam....................................................       --              13,093       --              13,093
                                                             -------------  -------------  -----------  -------------
    Total Operating Revenues...............................     2,159,522      1,595,515       --           3,755,037
Utility Operating Expenses
  Electric Production -- Fuel and Purchased Power..........       451,696        330,461       --             782,157
  Cost of Gas Sold & Transported...........................       220,370        177,947       --             398,317
  Other Operation..........................................       512,833        367,020       --             879,853
  Maintenance..............................................       180,585        150,462       --             331,047
  Depreciation and Amortization............................       242,914        164,367       --             407,281
  Taxes Other than Income Taxes............................       204,439         73,714       --             278,153
  Revitalization Charges...................................       --             --            --            --
  Income Taxes.............................................        90,669         89,838       --             180,507
                                                             -------------  -------------  -----------  -------------
    Total Operating Expenses...............................     1,903,506      1,353,809       --           3,257,315
                                                             -------------  -------------  -----------  -------------
Utility Operating Income...................................       256,016        241,706       --             497,722
Other Income (Expense)
  Equity Earnings of Unconsolidated Investees..............         2,382        --            --               2,382
  Other Income and Deductions -- Net.......................         5,570         26,136       --              31,706
                                                             -------------  -------------  -----------  -------------
    Total Other Income (Expense)...........................         7,952         26,136       --              34,088
                                                             -------------  -------------  -----------  -------------
Income before Interest Charges and Preferred Dividends.....       263,968        267,842       --             531,810
Interest Charges...........................................       103,040         90,687       --             193,727
Preferred Dividends of Subsidiaries........................        16,172          5,916       --              22,088
                                                             -------------  -------------  -----------  -------------
    Income Before Accounting Change........................   $   144,756    $   171,239    $  --       $     315,995
                                                             -------------  -------------  -----------  -------------
                                                             -------------  -------------  -----------  -------------
Average Common Shares Outstanding (Note 1).................        62,641        103,382       39,213         205,236
                                                             -------------  -------------  -----------  -------------
                                                             -------------  -------------  -----------  -------------
Earnings Per Common Share..................................  $       2.31   $       1.66                $        1.54
                                                             -------------  -------------  -----------  -------------
                                                             -------------  -------------  -----------  -------------

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                              PRIMERGY CORPORATION
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. The pro forma combined condensed financial statements reflect the conversion of each share of NSP Common Stock ($2.50 par value) outstanding into 1.626 shares of Primergy Common Stock ($.01 par value) and the continuation of each share of WEC Common Stock ($.01 par value) outstanding as one share of Primergy Common Stock, as provided in the Merger Agreement. The pro forma combined condensed financial statements are presented as if the companies were combined during all periods included therein.

2. The allocation between NSP and WEC and their customers of the estimated cost savings resulting from the Mergers, net of the costs incurred to achieve such savings, will be subject to regulatory review and approval. Transaction costs are currently estimated to be approximately $30,000,000 (including fees for financial advisors, attorneys, accountants, consultants, filings and printing). None of these estimated cost savings, the costs to achieve such savings, or transaction costs have been reflected in the pro forma combined condensed financial statements.

3. Intercompany transactions (including purchased and exchanged power transactions) between NSP and WEC during the periods presented were not material and, accordingly, no pro forma adjustments were made to eliminate such transactions.

4. A pro forma adjustment has been made to conform the presentation of noncurrent deferred income taxes in the pro forma combined condensed balance sheet into one net amount. All other financial statement presentation and accounting policy differences are immaterial and have not been adjusted in the pro forma combined condensed financial statements.

                  SELECTED INFORMATION CONCERNING WEC AND NSP

BUSINESS OF WEC

    WEC, headquartered in Milwaukee, Wisconsin, is a holding company whose principal subsidiaries are WEPCO and Wisconsin Natural. WEC also has certain non-utility subsidiaries. WEPCO generates, transmits, distributes and sells electric energy in a territory of approximately 12,000 square miles with a population estimated at over 2,200,000 in southeastern (including the Milwaukee area), east central and northern Wisconsin and in the Upper Peninsula of Michigan. WEPCO also distributes and sells steam to space heating and processing customers in downtown and near south side Milwaukee, Wisconsin. At December 31, 1994, WEPCO had approximately 945,000 electric customers and 470 steam customers. Wisconsin Natural purchases, distributes and sells natural gas to retail customers and transports customer-owned gas in three distinct service areas in Wisconsin: west and south of the City of Milwaukee; the Appleton area; and the Prairie du Chien area. Wisconsin Natural's gas service territory has an estimated population of over 1,100,000 and is largely within the electric service area of WEPCO. At December 31, 1994, Wisconsin Natural serviced approximately 350,000 customers. WEC's non-utility subsidiaries are devoted primarily to stimulating economic growth in the utilities' service territories and to capitalizing on diversified investment opportunities for WEC shareholders. Additional information concerning WEC and its subsidiaries is included in the WEC documents filed with the SEC which are incorporated by reference herein. See "Incorporation by Reference."

    Information regarding the names, ages, positions, and business backgrounds of the executive officers and directors of WEC, as well as additional information, including executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, is incorporated by reference to Items 10, 11, 12 and 13 of WEC's Annual Report on Form 10-K for the year ended December 31, 1994 (which incorporates portions of WEC's definitive Proxy Statement for its Annual Meeting of Stockholders held on May 17, 1995). In connection with the submission of the Primergy Plans for shareholder approval, certain information concerning the compensation of executive officers and directors of WEC is included herein immediately below.

WEC EXECUTIVE COMPENSATION

    COMPENSATION OF THE WEC BOARD OF DIRECTORS

    During 1994, each nonemployee director of WEC received a monthly retainer fee of $1,500 plus $1,000 for each WEC Board or committee meeting attended. In addition, a PER DIEM fee of $1,000 for travel on company business is paid for each day on which a WEC Board or committee meeting is not also held. Nonemployee directors are also paid $300 for each signed, written unanimous consent in lieu of a meeting. Effective with the date of the 1994 Annual Meeting, nonemployee chairs of the committees of the WEC Board received a quarterly committee chair retainer of $1,250. Although certain WEC directors also serve on WEPCO's Board of Directors and compensation committee, only single fees are paid for meetings held by both boards or committees on the same day. In these cases, fees are allocated between WEC and WEPCO based on services rendered. Nonemployee directors may defer fees so long as they serve on the Board of Directors of WEC and/or its subsidiaries pursuant to an established plan which accrues interest semiannually at the prime rate on the amounts which have been deferred. Such deferral amounts are credited to an unsecured account in the name of each participating director on the books of WEC and are payable only following termination of the director's service to WEC and its subsidiaries. Such amounts will be paid out of the general corporate assets or the grantor trust described under "-- Retirement Plans." Employee directors receive no directors' fees.

    EXECUTIVE OFFICERS' COMPENSATION

    The table below summarizes certain information concerning compensation awarded to, earned by or paid to WEC's Chief Executive Officer and each of WEC's other four most highly compensated executive officers for services in all capacities to WEC and its subsidiaries for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                                 COMPENSATION
                                                                                                 -------------
                                                                                                    AWARDS
                                                                   ANNUAL COMPENSATION           -------------
                                                          -------------------------------------   SECURITIES
                                                                                 OTHER ANNUAL     UNDERLYING      ALL OTHER
                                                           SALARY      BONUS     COMPENSATION    OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION                      YEAR        ($)        ($)           ($)           (#)(1)         ($)(2)
---------------------------------------------  ---------  ---------  ---------  ---------------  -------------  -------------
Richard A. Abdoo ............................    1994       450,000    222,396             0          25,000         15,970
 Chairman of the Board, President and Chief      1993       450,000    122,000             0          22,500         15,170
 Executive Officer of WEC; Chairman of the       1992       429,167     59,500         3,153               0         12,875
 Board and Chief Executive Officer of five
 subsidiaries and President and CEO of the
 other two subsidiaries
John W. Boston ..............................    1994       320,000     98,246             0               0         11,005
 Vice President of WEC; President and Chief      1993       262,000     56,000             0               0          8,876
 Operating Officer of utility subsidiaries;      1992       247,667     33,900         3,067               0          7,430
 Vice President of a non-utility subsidiary
Jerry G. Remmel .............................    1994       215,000     66,009             0               0          7,481
 Vice President and Treasurer of WEC; Chief      1993       190,000     41,000             0               0          6,406
 Financial Officer of WEC and all                1992       181,500     22,000         3,153               0          5,445
 subsidiaries; Vice President and Treasurer
 of a non-utility subsidiary; Treasurer of
 four other non-utility subsidiaries
David K. Porter .............................    1994       190,000     58,333             0           3,000          6,695
 Senior Vice President of WEPCO; Vice            1993       185,000     20,000             0           6,500          6,242
 President of Wisconsin Natural                  1992       178,167     17,500         3,497               0          5,345
Francis Brzezinski ..........................    1994       212,000     26,037             0           6,500          7,478
 Vice President of WEC and WEPCO; President      1993       206,167     22,500             0           6,500          7,058
 and Chief Operating Officer of three            1992       197,500     21,000             0               0          5,925
 non-utility subsidiaries; Vice President of
 a non-utility subsidiary

------------------------
(1) Grants in 1994 were in combination with contingent dividend awards, as described in the table entitled "Long-Term Incentive Plans -- Awards in Last Fiscal Year."
(2) All Other Compensation for 1994 for Messrs. Abdoo, Boston, Remmel, Porter and Brzezinski, respectively, includes: (i) employer matching of contributions by each named executive into the MESP in the amount of $4,620 for each named executive officer, (ii) "make whole" payments under the Executive Deferred Compensation Plan with respect to matching in the MESP on deferred salary or salary received but not otherwise eligible for matching in the amounts of $8,880, $4,980, $1,830, $1,080 and $1,740, respectively, and (iii) term life insurance premiums in the amounts of $2,470, $1,405, $1,031, $995 and $1,118, respectively.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS (1)
------------------------------------------------------------------------------------------   POTENTIAL REALIZABLE
                                                      PERCENT OF                               VALUE AT ASSUMED
                                       NUMBER OF         TOTAL                              ANNUAL RATES OF STOCK
                                      SECURITIES     OPTIONS/SARS    EXERCISE               PRICE APPRECIATION FOR
                                      UNDERLYING      GRANTED TO      OR BASE                  OPTION TERM (2)
                                     OPTIONS/SARS    EMPLOYEES IN      PRICE    EXPIRATION  ----------------------
NAME                                  GRANTED (#)     FISCAL YEAR     ($/SH)       DATE      5% ($)      10% ($)
-----------------------------------  -------------  ---------------  ---------  ----------  ---------  -----------
Richard A. Abdoo...................       25,000           30.8%        26.813    12/13/04    421,564    1,068,325
John W. Boston.....................            0            N/A            N/A         N/A        N/A          N/A
Jerry G. Remmel....................            0            N/A            N/A         N/A        N/A          N/A
David K. Porter....................        3,000            3.7%        26.813    12/13/04     50,588      128,199
Francis Brzezinski.................        6,500            8.0%        26.813    12/13/04    109,607      277,765

------------------------
N/A = Not Applicable

(1) Consists of incentive and non-qualified stock options to purchase shares of WEC Common Stock granted pursuant to the 1993 Omnibus Stock Incentive Plan (the "OSIP") on December 14, 1994. These options were granted with an equal number of contingent dividend awards (as described in the table entitled "Long-Term Incentive Plans -- Awards in Last Fiscal Year"), have exercise prices equal to the fair market value of the WEC shares on the date of grant and first become exercisable on December 14, 1998, at which time they become fully exercisable. Upon a "change in control" of WEC (as defined in the OSIP; see " -- Mergers Not Intended to Constitute Change In Control") or upon retirement, permanent total disability or death of the option holder, these options shall become immediately exercisable. These options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. In the discretion of the Compensation Committee of the WEC Board (the "WEC Compensation Commit-tee"), the exercise price may be paid by delivery of already owned shares and tax withholding obligations related to exercise may be satisfied by withholding shares otherwise deliverable upon exercise, subject to certain conditions. Subject to the limitations of the OSIP, the WEC Compensation Committee has the power with the participant's consent to modify or waive the restrictions on vesting of these options, to amend these options and to grant extensions or to accelerate these options.

(2) The dollar amounts in these columns are the result of calculations at the 5% and 10% stock appreciation rates set by the SEC and therefore do not forecast possible future appreciation, if any, of WEC's Common Stock price. At the December 13, 2004 expiration date of the options granted in 1994, the price of a share of WEC Common Stock would be $43.68 at an assumed annual appreciation rate of 5% and $69.55 at an assumed annual appreciation rate of 10%. Gains to all shareholders of record at year-end 1994 at those assumed annual appreciation rates would be approximately $1.8 billion and $4.7 billion, respectively. The total "Potential Realizable Value" for the named executive officers would represent approximately .03% of such gains.

No stock options other than those granted pursuant to the OSIP were outstanding in the last fiscal year. Since the earliest date outstanding options previously granted under the OSIP become exercisable is December 15, 1997, no options were exercisable in 1994. The following table sets forth the number of options which were not exercisable and the value of such options based upon the difference between the exercise price and the market price of the underlying shares as of December 31, 1994.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                     UNDERLYING                    IN-THE-MONEY
                                                              UNEXERCISED OPTIONS/SARS             OPTIONS/SARS
                                                                 AT FISCAL YEAR-END             AT FISCAL YEAR-END
                                                                        (#)                            ($)
                                                            ----------------------------  ------------------------------
NAME                                                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----------------------------------------------------------  -------------  -------------  -------------  ---------------
Richard A. Abdoo..........................................            0         47,500              0               0
John W. Boston............................................          N/A            N/A            N/A             N/A
Jerry G. Remmel...........................................          N/A            N/A            N/A             N/A
David K. Porter...........................................            0          9,500              0               0
Francis Brzezinski........................................            0         13,000              0               0

------------------------
N/A = Not Applicable

The following table shows long-term incentive awards made during 1994:

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                                 ESTIMATED FUTURE
                                                                                                  PAYOUTS UNDER
                                                                                    PERFORMANCE     NON-STOCK
                                                                                     OR OTHER      PRICE-BASED
                                                                       NUMBER OF      PERIOD          PLANS
                                                                     SHARES, UNITS     UNTIL     ----------------
                                                                       OR OTHER     MATURATION        TARGET
NAME                                                                 RIGHTS (#)(1)   OR PAYOUT     ($ OR #) (2)
-------------------------------------------------------------------  -------------  -----------  ----------------
Richard A. Abdoo...................................................       25,000      12/13/98     $    150,000
John W. Boston.....................................................            0           N/A              N/A
Jerry G. Remmel....................................................            0           N/A              N/A
David K. Porter....................................................        3,000      12/13/98     $     18,000
Francis Brzezinski.................................................        6,500      12/13/98     $     39,000

------------------------
N/A = Not Applicable

(1) Consists of performance units awarded under the OSIP in combination with stock options (as described in the table entitled "Option/SAR Grants in Last Fiscal Year"). These performance units, entirely in the form of contingent dividends, will be paid if total shareholder return (appreciation in the value of WEC Common Stock plus reinvested dividends) over a four-year period ending December 13, 1998 equals or exceeds the median return earned by the companies included in the Peer Group Index in the "Performance Graph" section of WEC's definitive Proxy Statement for its Annual Meeting of Stockholders held on May 17, 1995, except that there will be no payout if WEC's total shareholder return is negative over the course of such period. If payable, each participant shall receive an amount equal to the actual dividends paid on WEC Common Stock for the period of December 14, 1994 through December 13, 1998 multiplied by the number of performance units awarded to such participant. Upon a "change in control" of WEC, as defined in the OSIP, this benefit shall immediately vest with all performance goals deemed fully achieved.

(2) Assumes, for purposes of illustration only, 4% per year compound annual dividend increase based on the current quarterly dividend rate.

    RETIREMENT PLANS

    WEC's utility subsidiaries maintain separate retirement plans for management employees, including executive officers. WEC executive officers participate in the WEPCO management employee retirement plan. The plans provide retirement income based upon years of credited service and final average annual compensation for the 36 highest consecutive months. The following table shows the estimated annual pension benefits payable upon retirement to persons in various compensation and years-of-service classifications (including amounts attributable to the Supplemental Executive Retirement Plan (the "SERP") described below that would otherwise be payable under the management employee retirement plan if the pension benefits were calculated without regard to any Code limitation on pension benefits or covered compensation):

                               PENSION PLAN TABLE

                                                                   YEARS OF SERVICE
                                     ----------------------------------------------------------------------------
REMUNERATION                             15           20           25           30           35           40
-----------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
$ 50,000...........................  $    11,189  $    14,918  $    18,648  $    22,378  $    24,524  $    26,670
 100,000...........................       24,125       32,167       40,209       48,251       52,834       57,418
 150,000...........................       37,064       49,418       61,773       74,128       81,149       88,170
 200,000...........................       50,000       66,667       83,334      100,001      109,459      118,918
 250,000...........................       62,937       83,916      104,895      125,874      137,770      149,665
 300,000...........................       75,875      101,167      126,459      151,751      166,084      180,418
 400,000...........................      101,750      135,667      169,584      203,501      222,709      241,918
 500,000...........................      127,625      170,167      212,709      255,251      279,334      303,418
 600,000...........................      153,500      204,667      255,834      307,001      335,959      364,918
 700,000...........................      179,375      239,167      298,959      358,751      392,584      426,418
 800,000...........................      205,250      273,667      342,084      410,501      449,209      487,918
 900,000...........................      231,125      308,167      385,209      462,251      505,834      549,418

    The compensation for the individuals listed in the above Summary Compensation Table in the columns labeled "Salary", "Bonus" and "All Other Compensation" is virtually equivalent to the compensation considered for purposes of the retirement plans and the various supplemental plans. Messrs. Abdoo, Boston, Remmel, Porter and Brzezinski currently have 19, 12, 39, 25 and 5 credited years of service, respectively. Credited years of service under the retirement plans for certain individuals may be fewer than years of service with the companies as reported in the annual report to stockholders. Retirement benefits are not subject to any deduction for Social Security or other offset since they are computed using a step-rate formula which provides a Social Security integrated benefit based upon percentages of the average of the participant's highest 36 consecutive months of compensation for up to 30 years of credited service with additional (lower) percentages of compensation in excess of 30 years up to a maximum of 10 years. The SERP (described below) provides designated participants a "make whole" benefit equal to any decrease in pension which may have resulted when the retirement plans adopted the step-rate formula. Such "make whole" benefit will be paid as a pension supplement out of the general corporate assets or the grantor trust described below.

    Designated elected officers of WEC and the utility subsidiaries participate in the SERP. The SERP provides monthly supplemental pension benefits to participants, which will be paid out of corporate assets or the grantor trust described below as follows: (a) an amount equal to the difference between the actual pension benefit payable under the management employee retirement plan and what such pension benefit would be if calculated without regard to any limitation imposed by the Code on pension benefits or covered compensation, (b) an amount calculated so as to provide participants with a supplemental lifetime annuity, estimated to amount to between 8% and 10% of final average compensation depending on which pension payment option is selected, and (c) an amount for certain participants equal to the difference between the actual pension benefit payable under the management employee retirement plan and what such pension benefit would be if calculated under the prior benefit formula in effect on December 31, 1988. Except for a "change in control" of WEC (as defined in the SERP; see " -- Mergers Not Intended to Constitute Change In Control") no such payments are made until after the retirement or death of the participant.

    WEC has entered into agreements with Mr. Abdoo and Mr. Boston, each of whom could not accumulate by normal retirement age the maximum number of years of credited service under the management employee retirement plans. According to these agreements, Messrs. Abdoo and Boston at retirement will receive supplemental retirement payments which will make their total retirement benefits at age 58, in the case of Mr. Abdoo, and at age 60, in the case of Mr. Boston, or older substantially the same as those payable to employees who are in the same compensation bracket and who became plan participants at the age of 25. Mr. Boston retired from all positions held as an officer and director of WEC and its subsidiaries, effective July 1, 1995, at age 62. On October 27, 1993, resolutions were adopted authorizing amendments to these agreements, the SERP and the Executive Deferred Compensation Plan to provide for establishment of a grantor trust to fund such agreements and plans and to provide for optional lump sum payments and, in the instance of a change in control, mandatory lump sum payouts without regard to whether the executive's employment has terminated. In each case, the interest rate benchmark formula for calculating the lump sum amount is the five-year U.S. Treasury Note yield as of the last business day of the month prior to the date of payment. The WEC Executive Non-Qualified Trust has been established and funded for this purpose.

    MERGERS NOT INTENDED TO CONSTITUTE CHANGE IN CONTROL

    See "The Mergers -- Primergy Plans -- Actions with Respect to Existing Stock Options and Certain Other Existing Arrangements" for a description of WEC's agreement to amend each of the WEC compensation arrangements containing change in control provisions so that such provisions will not be triggered by the Mergers. For purposes of these provisions, "change in control" is defined to mean the occurrence of any of the following events, as a result of one transaction or a series of transactions: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding WEC, its affiliates and any qualified or non-qualified plan maintained by WEC or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of WEC representing more than 20% of the combined voting power of WEC's then outstanding securities; (b) individuals who constitute a majority of the WEC Board immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election; (c) WEC is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 60% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of WEC; (d) WEC sells, leases, or otherwise transfers all or substantially all of its properties or assets not in the ordinary course of business to another person or entity; or (e) the WEC Board determines in its sole and absolute discretion that there has been a change in control of WEC. These change in control provisions apply to successive changes in control on an individual transaction basis.

    WEC COMPENSATION COMMITTEE

    The directors who served as members of the WEC Compensation Committee during the fiscal year ended December 31, 1994 were Morris W. Reid (chair), John F. Ahearne, John F. Bergstrom, Robert A. Cornog, Geneva B. Johnson, John L. Murray, Frederick P. Stratton, Jr. and Jon G. Udell.

BUSINESS OF NSP

    NSP is predominantly an operating public utility engaged in the generation, transmission and distribution of electricity and the transportation of natural gas in Minnesota, North Dakota and South Dakota. NSP's most significant subsidiary, NSP-Wisconsin, also is an operating public utility and serves customers in Wisconsin and the Upper Peninsula of Michigan. Together, NSP and NSP-Wisconsin serve a 49,000 square mile service area with a population estimated at approximately 3,000,000, of which the majority are concentrated in the Minneapolis-St. Paul metropolitan area. At December 31, 1994, NSP and its subsidiaries served approximately 1,380,000 electric customers and

400,000 gas customers. For the year ended December 31, 1994, approximately 83% of NSP and NSP-Wisconsin's gross utility operating revenues were derived from electricity and 17% from gas. NSP's other utility business is Viking Gas Transmission Company, which owns and operates a 500-mile interstate natural gas pipeline serving portions of Minnesota, Wisconsin and North Dakota.

    In addition to its utility businesses, NSP, through various subsidiaries, is engaged in non-utility businesses. NRG, a wholly-owned subsidiary of NSP, builds, acquires, owns and operates, either directly or indirectly, through subsidiaries, certain energy-related businesses. Among these businesses are the ownership of a 33% interest in the coal mining, power generation and associated operations of Mitteldeutsche Braunkohlengesellschaft mbH (MIBRAG), located south of Leipzig, Germany and the ownership of a 37.5% interest in the Gladstone Power Station, a 1680 Mw coal-fired plant in Gladstone, Queensland, Australia, which NRG's Australian subsidiary also operates.

    NSP's other non-utility subsidiaries include Cenergy, Inc., a natural gas marketing company that also has recently received approval from the FERC to market electricity, and Eloigne Company, which invests in affordable housing projects that qualify for low-income housing tax credits under federal tax law.

    NSP is an exempt holding company by order of the SEC under Section 3(a)(2) of the 1935 Act and, accordingly, is exempt from the provisions of the 1935 Act, other than with respect to certain acquisitions of securities of a public utility.

    Additional information concerning NSP is included in the NSP documents filed with the SEC which are incorporated by reference herein. See "Incorporation by Reference."

    For NSP shareholders, information regarding the names, ages, positions and business backgrounds of the executive officers and directors of NSP, as well as additional information, including executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, is incorporated by reference to Items 10, 11, 12 and 13 of the NSP Annual Report on Form 10-K for the year ended December 31, 1994. Certain of such information is also set forth below under "Election of NSP Directors", which section is included only in the Joint Proxy Statement/Prospectus being sent to NSP shareholders.

CERTAIN BUSINESS RELATIONSHIPS BETWEEN WEC AND NSP

    In the normal course of business, NSP and WEPCO buy and sell electric power from and to each other in arm's-length transactions pursuant to filed rate schedules. From time to time over the last several years, executive officers of WEPCO and NSP have discussed possible business relationships. Most recently, in September 1993, NSP, WEPCO and Wisconsin Public Service Corporation, a public utility headquartered in Green Bay, Wisconsin ("WPSC"), agreed to collectively evaluate the feasibility of, and potential savings in, forming a company to provide operating services to WEPCO's, NSP's and WPSC's nuclear generating plants. This evaluation identified and assessed the economies of scale and other operational synergies that could be obtained as a result of such venture. By late summer 1994, it was apparent that such an operating company would not be feasible because of considerations concerning ownership, governance and licensing.

                         PRIMERGY FOLLOWING THE MERGERS

    No later than the Effective Time, subject to approval of the Name Change Amendment at the WEC Meeting, WEC will change its name to "Primergy Corporation." Primergy will be the parent of both New NSP and the operating subsidiaries of WEC. The headquarters of Primergy will be in Minneapolis, Minnesota. The utility subsidiaries of Primergy will serve approximately 2,300,000 electric customers and 750,000 natural gas customers, and its service territory will include portions of Minnesota, Wisconsin, North Dakota, South Dakota and the Upper Peninsula of Michigan. The business of Primergy will consist of owning utilities and various non-utility subsidiaries. NSP and WEC recognize that the divestiture of their existing gas operations and certain non-utility operations is a possibility under the new registered holding company structure, but are seeking approval from the SEC to maintain such businesses. See "Regulatory Matters."

MANAGEMENT OF PRIMERGY

    Pursuant to the Merger Agreement, at the Effective Time, the Primergy Board will consist of 12 members, six members of which will be designated by WEC and six members of which will be designated by NSP. It is anticipated that simultaneously with the Mergers, all but six of the WEC directors then in office will resign and the remaining WEC directors will increase the size of the Primergy Board to 12 and appoint the six persons designated by the NSP Board to fill the six resulting vacancies. To date, NSP and WEC have not determined which individuals, in addition to Messrs. Howard and Abdoo, will be designated to serve as directors of Primergy as of the Effective Time. The initial designation of such directors among the three classes of the Primergy Board shall be agreed to by NSP and WEC, the designees of each party to be divided equally among such classes. Each designee shall serve for a term equal to the remaining balance of the three-year term of the class of directors in which such designee shall serve. At each annual shareholders' meeting after the Effective Time, the number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected for a term of three years. See "The Merger Agreement -- Primergy Board of Directors."

    Mr. Howard will be Chairman and Chief Executive Officer of Primergy and Mr. Abdoo will be Vice Chairman, President and Chief Operating Officer of Primergy. Each of Mr. Howard and Mr. Abdoo will have an employment agreement with Primergy following the Mergers. See "The Mergers -- Employment Agreements."

OPERATIONS

    After the Mergers, New NSP (which will be renamed "Northern States Power Company") and WEPCO (which will be renamed "Wisconsin Energy Company") will continue to operate as the principal subsidiaries of Primergy. It is anticipated that Wisconsin Natural will be merged into WEPCO by January 1, 1996, as previously planned, and following the Mergers, NSP-Wisconsin will merge into Wisconsin Energy Company. The headquarters of the two utilities will remain in their current locations, Northern States Power Company's in Minneapolis and Wisconsin Energy Company's in Milwaukee.

    Upon receipt of the necessary approval from the FERC and on or after the Effective Time, Wisconsin Energy Company and New NSP will become parties to a Coordination Agreement, whereby costs of generating capacity and transmission are shared in a manner similar to the existing coordination agreement between NSP and NSP-Wisconsin. The integration of the Wisconsin Energy Company and New NSP generating capacity should increase the ability of these companies to meet demands for electricity within the territories each serves. It is also anticipated that a single administrative and support system will be established following the Mergers.

    The non-utility operations of WEC are presently conducted through five wholly-owned subsidiaries. The non-utility operations of NSP are conducted primarily through NRG, Cenergy, Inc. and Eloigne Company. Following the Mergers, it is anticipated that New NSP will transfer its non-utility businesses
(including Viking Gas Transmission Company) to Primergy and that such non-utility businesses of New NSP, along with the non-utility businesses of WEC, will be conducted through one or more subsidiaries of Primergy that are not subsidiaries of New NSP or Wisconsin Energy Company. If, as is anticipated, all of such subsidiaries are transferred, New NSP will consist of the existing electric and gas utility operations conducted directly by NSP, as a stand-alone entity. Reference is made to the NSP Form 10-Q for the quarter ended June 30, 1995, as amended, and the NSP Form 8-K dated June 27, 1995, which present certain pro forma financial information of New NSP after giving effect to the Mergers, the anticipated merger of NSP-Wisconsin into Wisconsin Energy Company and the anticipated transfer by New NSP of its non-utility businesses to Primergy.

    Pursuant to the Merger Agreement, Primergy shall continue to provide charitable contributions and community support within the service areas of WEC (including the former service area of NSP-Wisconsin) and NSP, at comparable levels to those provided by such parties within the two-year period prior to the Effective Time.

DIVIDENDS

    It is anticipated that Primergy will adopt NSP's common share dividend payment level adjusted for the Ratio. NSP currently pays $2.70 per share annually, and WEC's annual dividend rate is currently $1.47 per share. Based on the Ratio and NSP's current dividend rate, the pro forma dividend rate for Primergy would be $1.66 per share. However, no assurance can be given that such dividend rate will be in effect or will remain unchanged, and Primergy reserves the right to increase or decrease its dividend as may be required by law or contract or as may be determined by the Primergy Board, in its discretion, to be advisable. Declaration and timing of dividends on Primergy Common Stock will be a business decision to be made by the Primergy Board from time to time based upon the results of operations and financial condition of Primergy and its subsidiaries and such other business considerations as the Primergy Board considers relevant in accordance with applicable laws. For a description of certain restrictions on Primergy's ability to pay dividends on the Primergy Common Stock, see "Description of Primergy Capital Stock."

                                    EXPERTS

    The consolidated financial statements incorporated in this Joint Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K of WEC for the year ended December 31, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements incorporated in this Joint Proxy Statement/Prospectus by reference from NSP's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The balance sheet of Northern Power Wisconsin Corp. as of August 4, 1995 included in this Joint Proxy Statement/Prospectus has been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

    Quarles & Brady will pass upon the legality of the shares of Primergy Common Stock to be issued in connection with the Mergers. Quarles & Brady attorneys providing services with respect to this matter own an aggregate of approximately 3,700 shares of WEC Common Stock. John P. Moore, Jr., General Counsel and Secretary of NSP-Wisconsin, will pass upon the legality of the shares of New NSP Preferred Stock to be issued in connection with the Reincorporation Merger. Mr. Moore owns 3,142 shares of NSP Common Stock.

                             SHAREHOLDER PROPOSALS

    It is anticipated that the proxy statement for the NSP annual shareholder meeting in 1996 will be mailed on or about April 24, 1996. Therefore, to be included in the proxy statement for the 1996 annual meeting of shareholders of NSP, a proposal by a shareholder for the NSP annual shareholder meeting in 1996 must be received by the Secretary of NSP at 414 Nicollet Mall, Minneapolis, Minnesota 55401, not later than the close of business on November 17, 1995. Proposals received by that date will be included in the 1996 Proxy Statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the SEC. For a proposal to be properly brought before an annual meeting by a shareholder, the NSP Bylaws provide that the Secretary of NSP must have received written notice thereof not less than 20 nor more than 90 days prior to the meeting. The notice must contain (i) a description of the proposed business and the reasons for conducting such business at the annual meeting; (ii) the shareholder's name and record address; (iii) the class and number of shares beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business.

    Any proposal by a shareholder for the WEC annual shareholder meeting in 1996 must be received by the Secretary of WEC at 231 West Michigan Street, Milwaukee, Wisconsin 53201, not later than the close of business on December 12, 1995. Proposals received by that date will be included in the 1996 Proxy Statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the SEC. For a proposal not included in the proxy statement to be properly brought before an annual meeting by a shareholder, the WEC Bylaws provide that written notice of such proposal must be delivered personally or sent by certified mail to the Secretary of WEC not less than 70 days nor more than 100 days prior to the meeting. The notice must contain (i) the name and address of the shareholder who intends to make the proposal; (ii) a representation that the shareholder is a holder of record of the stock of the corporation entitled to vote at the meeting (including the number of shares the shareholder owns as of the record date and the length of time the shares have been held) and intends to appear in person or by proxy to make the proposal specified in the notice; (iii) the proposal and a brief supporting statement of such proposal; and (iv) such other information regarding the proposal as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC (whether or not such rules are applicable). The WEC Bylaws state that such a notice of a shareholder proposal must be provided to WEC a reasonable period of time before a special meeting of shareholders, like the WEC Meeting, and the proposal must be within the purposes described in the notice to shareholders of the special meeting.

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

                           ELECTION OF NSP DIRECTORS

GENERAL INFORMATION

    NSP's Bylaws provide that the NSP Board shall consist of at least 12, but no more than 15 directors, as determined by the NSP Board. The NSP Board is divided into three classes as nearly equal in number as possible with staggered terms of office so that one class of directors will be elected at each annual meeting for a term of three years.

    At the NSP Meeting of NSP Shareholders, the following four individuals are the nominees to be elected to the NSP Board to serve in Class III until the 1998 Annual Meeting of Shareholders and until their successors are elected and have qualified: H. Lyman Bretting, David A. Christensen, Allen F. Jacobson and Margaret R. Preska. Each of these individuals is currently a director of NSP whose term is scheduled to expire at the NSP Meeting.

    All of the nominees have indicated a willingness to serve if elected. However, should any of the nominees named above become unavailable, your proxy will be voted for such person or persons as shall be recommended by a proxy committee appointed by the NSP Board.

    Shareholders are entitled to vote cumulatively for the election of directors. Each shareholder is entitled to a number of votes for such election equal to the number of shares held by such shareholder multiplied by the number of directors to be elected, and may cast all votes for one nominee or distribute the votes among the nominees.

    The election of each director shall be decided by plurality vote. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

    THE NSP BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES NAMED BELOW.

    The following information is furnished with respect to each nominee:

                                                            PRINCIPAL OCCUPATION AND BUSINESS
                                                          EXPERIENCE DURING THE PAST FIVE YEARS
DIRECTOR                                                         AND OTHER DIRECTORSHIPS
---------------------------------------  ------------------------------------------------------------------------
CLASS III -- NOMINEES FOR TERMS EXPIRING IN 1998

H. Lyman Bretting .....................  President  and  Chief  Executive  Officer,  C.G.  Bretting Manufacturing
Age 58                                   Company, Inc., Ashland,  Wisconsin, a manufacturer  of napkin and  paper
Director Since 1990                      towel  folding  machines  since  prior to  1990.  Also  director  of M&I
                                         National Bank of Ashland and NSP-Wisconsin.

David A. Christensen ..................  President and  Chief Executive  Officer, Raven  Industries, Inc.,  Sioux
Age 60                                   Falls,  South Dakota, a manufacturer  of reinforced plastics, electronic
Director Since 1976                      equipment and  sewn  products since  prior  to 1990.  Also  director  of
                                         Norwest   Bank  South  Dakota,  N.A.,   Norwest  Corporation  and  Raven
                                         Industries, Inc.

Allen F. Jacobson .....................  Retired effective  November  1, 1991  as  Chairman and  Chief  Executive
Age 68                                   Officer,  Minnesota  Mining  and Manufacturing  Company  (3M),  in which
Director Since 1983                      capacities he had  served since prior  to 1990. Also  director of  Abbot
                                         Laboratories,  Deluxe  Corporation, Minnesota  Mining  and Manufacturing
                                         Company, Mobil Corporation,  Potlatch Corporation, Prudential  Insurance
                                         Company  of America, Sara Lee  Corporation, Silicon Graphics, Inc., U.S.
                                         West, Inc., and Valmont Industries, Inc.

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

                                                            PRINCIPAL OCCUPATION AND BUSINESS
                                                          EXPERIENCE DURING THE PAST FIVE YEARS
DIRECTOR                                                         AND OTHER DIRECTORSHIPS
---------------------------------------  ------------------------------------------------------------------------
Margaret R. Preska ....................  Distinguished Service  Professor,  Minnesota State  Universities,  since
Age 57                                   February  1, 1992. Prior to 1990  and until February 1, 1992, President,
Director Since 1980                      Mankato   State   University,   Mankato,   Minnesota,   an   educational
                                         institution. Also director of Norwest Bank Minnesota South Central, N.A.

    The following information is furnished with respect to each director whose term of office will continue:

                                                            PRINCIPAL OCCUPATION AND BUSINESS
                                                          EXPERIENCE DURING THE PAST FIVE YEARS
NOMINEE                                                          AND OTHER DIRECTORSHIPS
---------------------------------------  ------------------------------------------------------------------------

CLASS I -- DIRECTORS WHOSE TERMS EXPIRE IN 1996

W. John Driscoll ......................  Retired effective June 30,  1994 as Chairman of  the Board, Rock  Island
Age 65                                   Company,  St. Paul,  Minnesota, a  private investment  company, in which
Director Since 1974                      capacity he had served since May 15,  1993. Prior to 1990 and until  May
                                         15,  1993, President.  Also director of  Comshare Inc.,  The John Nuveen
                                         Company, Rock  Island  Company,  MIP  Properties,  Inc.,  The  St.  Paul
                                         Companies, Inc. and Weyerhaeuser Company.

Dale L. Haakenstad ....................  Retired  President  and  Chief Executive  Officer,  Western  States Life
Age 67                                   Insurance Insurance Company, Fargo, North Dakota.
Director Since 1978

James J. Howard .......................  Chairman, President and Chief Executive Officer of NSP since December 1,
Age 59                                   1994. Prior thereto, Chairman of  the Board and Chief Executive  Officer
Director Since 1987                      of NSP since July 1, 1990. Also director of Ecolab Inc., Honeywell Inc.,
                                         The ReliaStar Financial Corp. and Walgreen Company.

John E. Pearson .......................  Retired effective January 31, 1992 as Chairman, The NWNL Companies, Inc.
Age 68                                   and   Northwestern  National  Life  Insurance  Company,  a  wholly-owned
Director Since 1983                      subsidiary of The NWNL Companies, Inc., in which capacity he had  served since July 1, 1991. Prior thereto, Chairman and Chief Executive Officer,
                                         The  NWNL  Companies,  Inc., and  Northwestern  National  Life Insurance
                                         Company since prior to 1990. Also director of Norwest Corporation.

G. M. Pieschel ........................  Chairman of the  Board, Farmers and  Merchants State Bank,  Springfield,
Age 67                                   Minnesota,  a commercial  bank, since  January 14,  1993. Prior thereto,
Director Since 1978                      Chief Executive Officer  and President  of Farmers  and Merchants  State
                                         Bank since prior to 1990.

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

                                                            PRINCIPAL OCCUPATION AND BUSINESS
                                                          EXPERIENCE DURING THE PAST FIVE YEARS
NOMINEE                                                          AND OTHER DIRECTORSHIPS
---------------------------------------  ------------------------------------------------------------------------
CLASS II -- DIRECTORS WHOSE TERMS EXPIRE IN 1997

Richard M. Kovacevich .................  President  and Chief Executive Officer Norwest Corporation, Minneapolis,
Age 51                                   Minnesota, a holding company for banking institutions, since January  1,
Director Since 1990                      1993.  Prior  thereto, President  and  Chief Operating  Officer, Norwest
                                         Corporation since prior to 1990.  Also director of Fingerhut  Companies,
                                         Inc.,  Northwestern National Life Insurance Company, Norwest Corporation
                                         and ReliaStar Financial Corp.

Douglas W. Leatherdale ................  Chairman of the Board,  President and Chief  Executive Officer, The  St.
Age 58                                   Paul  Companies,  Inc.,  a worldwide  property  and  liability insurance
Director Since 1991                      organization, since  May  1, 1990.  Also  director of  The  John  Nuveen
                                         Company and United HealthCare Corporation.

A. Patricia Sampson ...................  Consultant,  Dr.  Sanders  and Associates,  a  management  and diversity
Age 46                                   consulting company,  since January  1,  1995. Prior  to 1990  and  until
Director Since 1985                      December  31, 1994,  Chief Executive  Officer, and  until June  1, 1993,
                                         Executive Director, Greater Minneapolis Area Chapter of the American Red
                                         Cross.

Edwin M. Theisen ......................  Retired effective November  30, 1994  as President  and Chief  Operating
Age 64                                   Officer  of NSP, in which  capacities he had served  since July 1, 1990.
Director Since 1990                      Also director of Firstar Bank of Minnesota, N.A.

    The foregoing information concerning the nominees and continuing directors is based on information furnished to NSP by each nominee and director respectively.

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

                      INFORMATION CONCERNING THE NSP BOARD

COMMITTEES OF THE BOARD

    There are four committees of the NSP Board whose duties and responsibilities are described below.

    THE CORPORATE MANAGEMENT COMMITTEE has responsibilities for NSP Board organization, director selection and compensation, senior management organization, performance and compensation, corporate structure, mergers and acquisitions, Human Resource policies, corporate ethics and long-range planning and strategy for the Company. Current members of the Corporate Management Committee are W. John Driscoll (Chairman), David A. Christensen, Allen F. Jacobson, Douglas W. Leatherdale, John E. Pearson and Margaret R. Preska. The Corporate Management Committee held 5 meetings during 1994.

    Any shareholder may make recommendations to the Corporate Management Committee for membership on the NSP Board by sending a written statement of the qualifications of the recommended individual to the Secretary, Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota 55401.

    THE AUDIT COMMITTEE has responsibilities for actions relating to internal and external audit activities. In performing these functions, the Audit Committee is responsible for auditing activities by internal and external auditors; financial reporting, internal controls and accounting policies and practices; initiating and directing investigations into matters affecting protection and recovery of assets of the Company; and oversight of the management of assets of dedicated funds, including ERISA plans and nuclear decommissioning funding. Current members of the Audit Committee are G. M. Pieschel (Chairman), W. John Driscoll, Dale L. Haakenstad, Douglas W. Leatherdale, A. Patricia Sampson and Edwin M. Theisen. The Audit Committee held 3 meetings during 1994.

    THE POWER SUPPLY COMMITTEE has responsibilities for oversight and recommendations for all generation requirements for NSP, including nuclear, hydro, coal and alternative sources of power supply; bulk power supply planning; power supply permits and license compliance; major power supply facility construction and construction budgets; nuclear plant safety, reliability and operations. Current members of the Power Supply Committee are David A.
Christensen (Chairman), H. Lyman Bretting, Dale L. Haakenstad, Allen F. Jacobson, Richard M. Kovacevich and Margaret R. Preska. The Power Supply Committee held 3 meetings during 1994.

    THE FINANCE COMMITTEE has responsibilities for actions related to the financial management of NSP. In performing these functions, the Finance Committee will be responsible for corporate capital structure, capital budgets and financial plans, dividend policy and dividend recommendations, insurance coverages, banking relationships and investor relations. Current members of the Finance Committee are John E. Pearson (Chairman), H. Lyman Bretting, Richard M. Kovacevich, G. M. Pieschel and A. Patricia Sampson. The Finance Committee held 3 meetings during 1994.

DIRECTOR MEETINGS

    There were 7 meetings of the NSP Board in 1994. Each director attended at least 75% of the total number of meetings of the NSP Board and committees on which such director served during 1994.

DIRECTOR COMPENSATION

    Directors not employed by NSP receive a $20,000 annual retainer, or a PRO RATA portion thereof if service is less than 12 months, and $1,200 for attendance at each NSP Board meeting and $1,000 for each committee meeting attended. A $2,500 annual retainer is paid to each elected committee chairperson. Employees of NSP receive no separate compensation for services as a director. In addition, directors have a deferred compensation and retirement plan in which they can participate. The deferred compensation plan provides for deferral of the director fees until after retirement from the NSP Board. The retirement plan continues payment of the director's retainer, at the rate in effect for

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY] the calendar quarter immediately preceding the director's retirement multiplied by 1.2. Benefits continue for a period equal to the number of calendar quarters served on the NSP Board, up to 40 calendar quarters.

    Edwin M. Theisen, a director and former employee of NSP, is currently retained by NSP to advise and assist NSP in its preparations for the changing structure of the industry pursuant to a one-year agreement whereby he receives $15,000 per month. Pursuant to this contract, Mr. Theisen has been involved in the negotiations related to the Mergers. (See, "The Mergers -- Background of the Mergers").

SHARE OWNERSHIP OF DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS

    Set forth in the following table is the beneficial ownership of NSP Common Stock as of July 27, 1995 for all directors and the executive officers of NSP listed in the Summary Compensation Table. As of July 27, 1995, the directors and executive officers as a group beneficially owned 320,739 shares, less than 0.5%, of NSP Common Stock (including shares allocated to the accounts of executive officers in the Executive Long-Term Incentive Award Stock Plan (the "LTIP") and the NSP ESOP for which they have voting power but not investment power). No executive officers or directors of NSP beneficially own any shares of NSP Preferred Stock.

H. Lyman Bretting.................      1,397  G. M. Pieschel....................        704
David A. Christensen..............        500  Margaret R. Preska................        600
W. John Driscoll..................      2,000  A. Patricia Sampson...............        380
Dale L. Haakenstad................        697  Douglas D. Antony*................     15,592
James J. Howard*..................      9,744  Gary R. Johnson*..................     18,293
Allen F. Jacobson.................        712  Edward J. McIntyre*...............     30,585
Richard M. Kovacevich.............      1,000  Loren L. Taylor*..................     15,829
Douglas W. Leatherdale............        300  Edwin M. Theisen*.................     47,869
John E. Pearson...................      1,395

------------------------
*Shares  shown for Messrs. Howard, Antony, Johnson, McIntyre, Taylor and Theisen
 include options to purchase NSP Common Stock which are exercisable within 60 days under NSP's LTIP: 65,577 option shares for Mr. Howard, 8,666 option shares for Mr. Antony, 14,676 option shares for Mr. Johnson, 21,881 option shares for Mr. McIntyre, 10,787 option shares for Mr. Taylor and 34,372 option shares for Mr. Theisen. Also, shares shown for Mr. Johnson reflect the transfer of 3,736.962 shares pursuant to a divorce settlement in early 1995.

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth cash and noncash compensation for each of the last three fiscal years ended December 31, 1994, for services in all capacities to NSP and its subsidiaries, to the Chief Executive Officer, the next four highest compensated executive officers of NSP who were serving as executives at December 31, 1994, and one former executive officer who would have been one of the four most highly compensated officers of NSP during 1994 had he not retired from NSP before the end of the year.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                          ---------------------------------------------------
                                                                                     AWARDS
                                     ANNUAL COMPENSATION                  ----------------------------         PAYOUTS
                      -------------------------------------------------                      (G)         --------------------
                                                              (E)             (F)         NUMBER OF
        (A)                                                  OTHER        RESTRICTED      SECURITIES        (H)        (I)
COMPENSATION                                                 ANNUAL          STOCK        UNDERLYING       LTIP        ALL
NAME AND PRINCIPAL     (B)      (C)           (D)         COMPENSATION      AWARDS         OPTIONS        PAYOUTS     OTHER
POSITION              YEAR   SALARY($)    BONUS($)(4)        ($)(5)         ($)(6)       AND SARS (#)     ($)(7)      ($)(8)
--------------------  -----  ----------   ------------   --------------   -----------   --------------   ---------   --------
James J. Howard.....   1994    511,300        317,800           3,504        240,311          15,150            0       9,056
  Chairman,
   President &         1993    511,300        231,931               0        129,075          12,782       23,925      11,324
  Chief Executive
   Officer             1992    485,000              0           2,934              0          13,541            0      44,052
Edward J.
 McIntyre...........   1994    205,600        102,700           2,465         61,680           5,117            0       6,438
  Vice President &
   Chief               1993    205,600         71,395           7,339         35,595           4,508        7,461       5,081
  Financial Officer    1992    199,000              0           5,037              0           4,753            0      27,981
Gary R. Johnson.....   1994    183,600         81,700           9,945         55,080           4,570            0       3,672
  Vice President,
   General             1993    183,600         53,424           1,315         28,380           3,648        4,525       5,831
  Counsel and          1992    168,450              0           6,005              0           3,889            0       6,922
  Corporate
   Secretary
Loren L.
 Taylor(1)..........   1994    174,583         55,000           1,046         40,942           3,455            0       3,166
  President, NSP
   Electric            1993    171,500         32,347           1,202         18,290           2,737        2,728       5,685
                       1992    152,750              0           5,361              0           2,669            0       6,609
Douglas D.
 Antony(2)..........   1994    163,893         75,100           1,025         41,837           2,942            0       4,419
  President,           1993    146,300         61,329           6,517         17,210           2,493        2,087       3,490
  NSP Generation       1992    103,344              0           5,097              0           1,168            0       1,982
Edwin M.
 Theisen(3).........   1994    297,367        283,516          10,681              0           8,843            0       7,775
  Former President &   1993    324,400        129,452           1,271         65,620           7,240       10,650       6,267
  Chief Operating
   Officer             1992    306,500              0           6,870              0           7,606            0      55,324

------------------------
(1) Mr. Taylor was elected President, NSP Electric on October 27, 1994 after having served as a Vice President in various areas of NSP since 1989.

(2) Mr. Antony was elected President, NSP Generation effective September 7, 1994 after having served as Vice President -- Nuclear Generation since January 1993. Prior thereto, Mr. Antony was not an executive officer.

(3) Mr. Theisen retired as President & Chief Operating Officer of NSP on November 30, 1994.

(4) This column consists of awards made to each named executive under NSP's Executive Incentive Plan. Due to Mr. Theisen's retirement during 1994, he also received the cash equivalent of the restricted stock award for 1994 in accordance with NSP's LTIP, in the amount of $126,516.

(5) This column consists of reimbursements for taxes on certain personal benefits received by the named executives.

(6) Amounts shown in this column reflect the market value of the shares of restricted stock awarded under the LTIP, except with respect to Mr. Antony's additional award (discussed below) and are based on the closing price of NSP Common Stock on the date that the awards were made. Restricted shares earned for 1994 under NSP's LTIP were granted on January 25, 1995 based on

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

     the performance period ending September 30, 1994. As of December 31, 1994, the named executives held the following as a result of grants under the
     LTIP: Mr. Howard held 3,097 restricted shares at a market value of $136,268; Mr. McIntyre held 854 restricted shares at a market value of $37,576; Mr. Antony held 413 restricted shares at a market value of $18,172; Mr. Taylor held 454 restricted shares at a market value of $19,976, Mr. Johnson held 680 restricted shares at a market value of $29,957 and Mr. Theisen did not hold any restricted shares. The restricted stock awards vest one year after the date of grant with respect to 50% of the shares and two years after such date with respect to the remaining shares, conditioned upon the continued employment of the recipient with NSP. Non-preferential dividends are paid on the restricted shares.

     Mr. Antony received an additional 2,200 shares of restricted stock during 1994, which as of December 31, 1994, had a market value of $96,800. These additional shares vest with respect to 50% of the shares if Mr. Antony has been continually employed by NSP on October 26, 1996 and with respect to the remainder of the shares if he has been continually employed with NSP on October 26, 1998.

     The total number of restricted shares awarded during the years 1992, 1993 and 1994 are as follows: 7,191 shares for Mr. Howard, 1,910 shares for Mr.
     McIntyre, 2,594 shares for Mr. Antony, 982 shares for Mr. Taylor, 1,473 shares for Mr. Johnson and 3,671 for Mr. Theisen.

(7)  NSP had no LTIP payouts  in 1994 due to  the replacement, by the  Corporate
     Management Committee of the NSP Board, of dividend equivalent stock appreciation rights ("DESARs") formerly awarded under NSP's LTIP, in favor of increased stock options and restricted stock levels.

(8) This column consists of the following: $4,031 was contributed by NSP for the ESOP for Messrs. Howard and Theisen, respectively, $3,807 for Mr.
     McIntyre, $2,297 for Messrs. Johnson and Taylor, respectively, and $2,642 for Mr. Antony; (NSP's contribution on behalf of all ESOP participants, including the named executive officers, was equal to 1.3% of their covered compensation.); the value to each named executive of the remainder of insurance premiums paid under the Officer Survivor Benefit Plan by NSP:
     $2,320 for Mr. Howard, $227 for Mr. McIntyre, $476 for Mr. Johnson, $0  for
     Mr. Taylor, $837 for Mr. Antony and $1,418 for Mr. Theisen; imputed income as a result of life insurance paid by NSP on behalf of each named executive: $2,205 for Mr. Howard, $341 for Mr. McIntyre, $399 for Mr.
     Johnson, $369  for Mr.  Taylor, $440  for  Mr. Antony  and $1,826  for  Mr.
     Theisen; NSP matching 401(k) plan contribution of $500 to each named executive; and, earnings accrued under the NSP Deferred Compensation Plan to the extent such earnings exceeded the market rate of interest (as prescribed pursuant to the SEC rules), which was $1,563 for Mr. McIntyre and none for all other named executives.

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

                  OPTIONS AND STOCK APPRECIATION RIGHTS (SARS)

    The following table indicates for each of the named executives (i) the extent to which NSP used stock options and SARs for executive compensation purposes in 1994 and (ii) the potential value of such options and SARs as determined pursuant to the SEC rules.

                        OPTIONS AND SARS GRANTED IN 1994

                                    INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                                       (C)                                  AT ASSUMED ANNUAL RATES OF
                                                   % OF TOTAL                                STOCK PRICE APPRECIATION
                                      (B)          OPTIONS AND        (D)                        FOR OPTION TERM
                                   OPTIONS/           SARS         EXERCISE                ----------------------------
                                     SARS          GRANTED TO       OR BASE       (E)
             (A)                  GRANTED(1)        EMPLOYEES        PRICE     EXPIRATION       (F)            (G)
NAME                                  (#)            IN 1994        ($/SH)        DATE       5%($)(3)       10%($)(3)
------------------------------  ---------------  ---------------  -----------  ----------  -------------  -------------
J. Howard.....................  15,150 options           4.9%         42.187      1-26-04        401,952      1,018,626
E. McIntyre...................   5,117 options           1.7%         42.187      1-26-04        135,762        344,047
G. Johnson....................   4,570 options           1.5%         42.187      1-26-04        121,249        307,269
L. Taylor.....................   3,455 options           1.1%         42.187      1-26-04         91,666        232,300
D. Antony.....................   2,942 options           1.0%         42.187      1-26-04         78,056        197,808
E. Theisen....................   8,843 options           2.9%         42.187      1-26-04        234,618        594,568
All Shareholders(2)...........        N/A                N/A             N/A          N/A  1,774,775,230  4,497,470,638

------------------------

(1) Options were granted on January 26, 1994 and vested on January 26, 1995. No SARs were awarded for 1994.

(2) Potential realizable values during the ten-year period commencing January 26, 1994, are based on the market price ($42.187) and the outstanding shares (66,893,377) of NSP Common Stock on that date.

(3) The hypothetical potential appreciation shown in columns (f) and (g) for the named executives is required by the SEC rules. The amounts in these columns do not represent either the historical or anticipated future performance of NSP's common stock level of appreciation.

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

    The following table indicates for each of the named executives the number and value of exercisable and unexercisable options and SARs as of December 31, 1994.

                  AGGREGATED OPTION AND SAR EXERCISES IN 1994
                      AND FISCAL YEAR-END OPTION/SAR VALUE

                                                                                                            (E)
                                                                                                         VALUE OF
                                                                                                        UNEXERCISED
                                                                                   (D)                 IN-THE-MONEY
                                                                          NUMBER OF UNEXERCISED     OPTIONS AND SARS AT
                                               (B)                         OPTIONS AND SARS AT        12/31/94 ($) --
                                             SHARES           (C)               12/31/94             EXERCISABLE (EX)/
                  (A)                      ACQUIRED ON     REALIZED     (#) -- EXERCISABLE (EX)/       UNEXERCISABLE
NAME                                       EXERCISE(#)     VALUE($)       UNEXERCISABLE (UNEX)            (UNEX)*
---------------------------------------  ---------------  -----------  ---------------------------  -------------------
J. Howard..............................           N/A            N/A                 52,423   (ex)       291,519   (ex)
                                                                                     15,150 (unex)        27,459 (unex)
E. McIntyre............................           N/A            N/A                 17,401   (ex)        94,769   (ex)
                                                                                      5,117 (unex)         9,274 (unex)
G. Johnson.............................           N/A            N/A                 10,559   (ex)        36,588   (ex)
                                                                                      4,570 (unex)         8,281 (unex)
L. Taylor..............................           N/A            N/A                  7,673   (ex)        26,687   (ex)
                                                                                      3,455 (unex)         6,262 (unex)
D. Antony..............................           N/A            N/A                  5,938   (ex)        26,196   (ex)
                                                                                      2,942 (unex)         5,332 (unex)
E. Theisen.............................            66          3,005                 25,529   (ex)       139,385   (ex)
                                                                                      8,843 (unex)        16,023 (unex)

------------------------
*Based on the closing per share price on December 30, 1994 of NSP Common Stock of $44.

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

                     CORPORATE MANAGEMENT COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    CORPORATE MANAGEMENT COMMITTEE. The Corporate Management Committee is composed entirely of outside directors of NSP and makes recommendations to the NSP Board concerning total compensation for executive officers of NSP. The Corporate Management Committee is the sole administrator of the executive annual and long-term incentive plans with full authority to establish and interpret the terms of the plans and to make payment of the awards.

    COMPENSATION  STRATEGY.  NSP's  executive compensation goals  for 1994 were:
(i) to provide a competitive compensation package that enables NSP to attract and retain key executives and (ii) to align the executive's interests with those of NSP's stockholders and with NSP's performance. The 1994 compensation of NSP's executives was comprised primarily of base salary, annual incentive awards and long-term incentive awards.

    To achieve the compensation goal of providing a competitive compensation package, the Corporate Management Committee seeks to set base salary and the target amounts of the annual and long-term awards at the median of a combined group of major utilities and industrial companies (the "Peer Group"). For 1994, the Peer Group consists of ten industrial companies, with local representation and average revenues of $2.6 billion, and ten utilities, all of which operate nuclear facilities, with average revenues of $2.6 billion. The utilities included in this group are also part of the Edison Electric Institute 100 utilities index used in the Total Shareholder Return Comparison in this proxy statement, but all of the companies in such index are not included in the Peer Group for purposes of compensation review. The twenty companies in the Peer Group were selected primarily because they are viewed as representative of the types of companies with which NSP competes in attracting and retaining executive officers.

    The annual and long-term portions of an executive's compensation are intended to achieve NSP's goal of aligning an executive's interests with NSP's shareholders and with NSP performance. These portions of an executive's compensation are placed at risk and are limited to the accomplishment of specific results that are designed to benefit NSP's stockholders and NSP, both in the long and short term. As a result, during years of excellent performance, executives are provided the opportunity to earn a competitive level of compensation and, conversely, in years of below-average performance, their compensation would be below competitive levels. Generally, higher level executive officers have a greater level of compensation placed at risk.

    In 1993, a new federal tax law was passed which limits the deductibility of executive compensation in excess of $1,000,000 unless certain exceptions are met. Under transition rules adopted by the IRS, this new law is not expected to impact NSP with respect to executive compensation paid in 1995. The Committee is reviewing the new law and associated regulations, as well as the structure of its salary and various compensation programs, and its present intent is to take appropriate steps to ensure the continued deductibility of its executive compensation.

    BASE PAY. The level of base pay is not directly related to NSP's financial performance. Instead, target levels for base pay are established for each executive officer based on the median base pay level for that position within the Peer Group. The target level of base pay is subject to some adjustment (15% either way) to reflect individual performance. Each January, the Corporate Management Committee reviews officer goals that describe achievements expected to be completed during the year and subsequently evaluates each officer's performance of his or her goals. Because 1993 salary levels were within targeted pay levels of the Peer Group, there were no general base pay increases for 1994, despite solid individual performances of executive officers, including Mr. Howard.

    ANNUAL INCENTIVE. Annual incentive awards for the executive officers are made in accordance with NSP's Executive Incentive Compensation Plan (the
"Plan"). Under the Plan, annual incentive awards are established with target awards (expressed as a percentage of base pay) commensurate with annual incentive awards for the position at the median level within the Peer Group. For 1994, target

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]
awards for executive officers ranged from 20% to 40% of their base pay. Individuals can realize from 0% to 188% of their target awards dependent on the performance of NSP, the individual and the individual's group in certain pre-determined areas. These areas are NSP financial performance (based on EPS), customer satisfaction, service reliability, price of product, safety and individual performance. The awards given to the CEO, the President -- NSP Generation and the Vice-President -- Nuclear Generation also are dependent on performance specifically with respect to nuclear safety. The weight accorded particular performance areas varies by executive. Generally, financial performance accounts for 20%-30% of an executive's target incentive award. All of the other areas account for between 10% and 25% of the target awards. Because of NSP and individual performance, executives received from 21% to 62% of their base pay for 1994. The annual awards paid for 1994 are reflected in the bonus column of the Summary Compensation Table.

    Mr. Howard's annual incentive award payout for 1994 was $317,800, as shown in the Summary Compensation Table. The determination of this amount was based on the criteria set forth above for the other executive officers. In particular, Mr. Howard's target incentive award was 40% of his base pay and was based 25% on financial performance, 10% on safety, 10% on nuclear safety, 15% on customer satisfaction, 15% on price of product, 15% on reliability and 10% on individual performance.

    LONG-TERM INCENTIVE. Long-term incentive awards for executive officers are determined in accordance with the LTIP and are generally set at target levels commensurate with the median level for the respective positions within the Peer Group. The LTIP permits the granting of non-qualified stock options and restricted common stock to key employees. One of the goals of the LTIP is to align key employee's long-term interests with those of NSP's shareholders through the use of stock ownership and long-term financial performance goals.

    The Corporate Management Committee made one grant of stock options during 1994 to each of the named executive officers. Option grants are positioned at a level which generally equates to the average grant levels awarded to executives in comparable positions in the Peer Group. The number of shares subject to option was not affected by the number of shares previously awarded to such executives. These options were not exercisable until one year after their grant, and will remain exercisable for nine years. Stock options are granted with an exercise price of 100% of the fair market value of the stock of the date of grant to ensure that executives can only be rewarded for appreciation in the price of NSP's stock when NSP's stockholders are similarly benefited.

    Target awards of restricted stock (measured as a percentage of base pay) are established for each executive at levels consistent with median levels for comparable positions within the Peer Group. In 1994, target awards ranged from 25% to 55% of the executive's base pay. Restricted stock is actually granted, however, only if NSP achieves a certain level of financial performance, as measured by NSP's return on common equity ("ROE") for the three year period then ending, as compared to the three year average ROE of the Edison Electric Institute 100 utilities ("EEI 100") index (the same index used for purposes of comparing shareholder return.) No restricted stock awards are made unless NSP's three year average ROE is at least equal to the median of the EEI 100 index, thereby prohibiting restricted stock awards when NSP performance does not surpass the median performance of utilities in the Index. If NSP's ROE is .5% or more above the index median, 100% of the target will be granted. Partial payout of restricted stock will be made for ROE levels between the median and .5% above. In 1994, NSP's ROE was at the median, resulting in a payout of 75% of the target. The stock awards are restricted so that 50% of the shares awarded become available one year following the grant and the remaining 50% becomes available after two years. The restricted stock awards reinforce the tie to shareholder returns, and the restrictions encourage the retention of qualified executives.

    In 1994, Mr. Howard received an option for 15,150 shares. For 1994, Mr. Howard also received 5,197 shares of restricted stock (47% of his base pay). These amounts were determined as described above for other executive officers.
The terms of the options and restricted stock are the same as for other executive officers.

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

    In an effort to retain top quality employees with expertise in the nuclear field, Mr. Antony received an additional 2,200 shares of restricted stock during 1994 pursuant to a restricted stock agreement outside the LTIP. Under the terms of the Agreement, these shares vest with respect to 50% of the shares if Mr. Antony has been continually employed with NSP on October 26, 1996, and with respect to the remainder of the shares if Mr. Antony has been continually employed with NSP on October 26, 1998. All restricted shares held by Mr. Antony are reflected on the Summary Compensation Table.

    OTHER BENEFITS. Other benefits provided to executives generally are not tied to NSP's financial performance. Rather, these benefits are primarily designed to attract and retain executives. Among the benefits provided by NSP to its executives are contributions to the Employee Stock Ownership Plan (at 1.3% of the individual's covered compensation -- the same rate applied to all other ESOP participants), NSP paid life insurance in an amount equal to 2 times base pay and benefits provided under the NSP Deferred Compensation Plan and the NSP Excess Benefit Plan that make up for pension benefits that can not be paid under NSP's qualified defined benefit pension plan due to Code limitations and the exclusion of certain elements of pay from pension-covered earnings. The level of retirement benefits provided by these plans in the aggregate is reflected in the Pension Plan Table.

    CONCLUSION. The Corporate Management Committee believes that NSP's executive compensation package effectively serves the interests of NSP and its shareholders. The balance of base pay, and annual and long-term incentives provides increased motivation to executives to contribute to and participate in NSP's long-term success. The Corporate Management Committee is dedicated to ensuring that NSP's total compensation package continues to meet the needs of NSP and shall monitor and revise compensation policies as necessary.

       W. JOHN DRISCOLL
       DAVID A. CHRISTENSEN
       ALLEN F. JACOBSON
       DOUGLAS W. LEATHERDALE
       JOHN E. PEARSON
       MARGARET R. PRESKA

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

                      TOTAL SHAREHOLDER RETURN COMPARISON

    The graph below compares the cumulative total shareholder return on NSP Common Stock for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index and the EEI 100(1) over the same period (assuming the investment of $100 in each vehicle on December 31, 1989 and reinvestment of all dividends).

CUMULATIVE 5 YEAR VALUE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              NSP      EEI 100    S&P 500    PAINEWEBBER
1989          100.00     100.00     100.00         100.00
1990           91.40     101.37      96.90         101.14
1991          123.08     130.64     126.35         130.51
1992          131.37     140.59     135.96         139.80
1993          138.56     156.22     149.69         155.45
1994          150.41     138.14     151.64         138.55

                                  TOTAL RETURN

                                           1989      1990      1991      1992      1993      1994
                                          -------   -------   -------   -------   -------   -------
NSP.....................................  $100.00   $ 91.40   $123.08   $131.37   $138.56   $150.41
EEI 100.................................  $100.00   $101.37   $130.64   $140.59   $156.22   $138.14
S&P 500.................................  $100.00   $ 96.90   $126.35   $135.96   $149.69   $151.64
PaineWebber.............................  $100.00   $101.14   $130.51   $139.80   $155.45   $138.55

------------------------
(1) NSP has selected the EEI 100 index for this comparison because of its timely production of index data and its similarity to the index used in the 1994 proxy statement. Except for MDU Resources Group, Inc. (which was represented in last year's index, but is not in the EEI 100 index) and ESELCO (which is represented in the EEI 100 index, but was not in 1994's index), the utility companies represented in the EEI 100 index are identical to those represented in 1994. The Kidder Peabody Electric Utility index, which was used for the 1994 comparison, has been recently renamed the PaineWebber Index and is represented in the graph above in accordance with SEC rules.

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

                               PENSION PLAN TABLE

    The following table illustrates the approximate retirement benefits payable to employees retiring at the normal retirement age of 65 years:

            ESTIMATED ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED

                                                                   YEARS OF SERVICE
                                      --------------------------------------------------------------------------
AVERAGE COMPENSATION (4 YEARS)            5          10           15           20           25           30
------------------------------------  ---------  -----------  -----------  -----------  -----------  -----------
$ 50,000............................  $   3,500  $     7,000  $    10,500  $    14,500  $    18,000  $    21,500
 100,000............................      7,500       15,500       23,000       30,500       38,500       46,000
 150,000............................     11,500       23,500       35,000       47,000       58,500       70,500
 200,000............................     16,000       31,500       47,500       63,500       79,000       95,000
 250,000............................     20,000       40,000       59,500       79,500       99,500      119,500
 300,000............................     24,000       48,000       72,000       96,000      120,000      144,000
 350,000............................     28,000       56,000       84,000      112,500      140,500      168,500
 400,000............................     32,000       64,500       96,500      128,500      161,000      193,000
 450,000............................     36,000       72,500      108,500      145,000      181,000      217,500
 500,000............................     40,500       80,500      121,000      161,500      201,500      242,000
 550,000............................     44,500       89,000      133,000      177,500      222,000      266,500
 600,000............................     48,500       97,000      145,500      194,000      242,500      291,000
 650,000............................     52,500      105,000      157,500      210,500      263,000      315,500
 700,000............................     56,500      113,500      170,000      226,500      283,500      340,000
 750,000............................     60,500      121,500      182,000      243,000      303,500      364,500
 800,000............................     65,000      129,500      194,500      259,500      324,000      389,000
 850,000............................     69,000      138,000      206,500      275,500      344,500      413,500
 900,000............................     73,000      146,000      219,000      292,000      365,000      438,000
 950,000............................     77,000      154,000      231,000      308,500      385,500      462,500

    After an employee has reached 30 years of service, no additional years are used in determining pension benefits. The annual compensation used to calculate the average compensation shown in this table is based on the participant's base salary for the year (as shown on the Summary Compensation Table at column (c)) and bonus compensation paid in that same year (as shown on the Summary Compensation Table at column (d); see figure for prior year). The benefit amounts shown are amounts computed in the form of a straight-life annuity. The amounts are not subject to offset for social security or otherwise, except as provided in the employment agreement with Mr. Howard, as described below. At the end of 1994, each of the executive officers named in the Summary Compensation Table had the following credited service: Mr. Howard, 7.92 years, Mr. Antony,
25.5 years, Mr.  Johnson, 16.08 years,  Mr. McIntyre, 21.83  years, Mr.  Taylor,
21.58 years and Mr. Theisen, 40 years.

    An employment agreement with Mr. Howard provides that, if employment terminates prior to age 60, he will receive payments from NSP equivalent to benefits he would have earned under the Pension Plan without regard to service and compensation limitations in a minimum annual amount of $22,535. If employment continues past age 60, he and his spouse, if she survives him, will receive combined benefits from the Pension Plan and supplemental NSP payments as though he had completed 30 years of service, less the pension benefits earned from a former employer.

                                SEVERANCE PLANS

    NSP's  Severance  Plan covers  the full-time  regular-benefit, nonbargaining employees of NSP, including the named executives, and participating subsidiaries. The Severance Plan provides severance benefits to covered employees whose termination of employment is involuntary and unrelated to unsatisfactory performance. Subject to a maximum of 24 months of pay, a covered employee is eligible to receive monthly payments of two months of base pay plus the greater of two weeks of base pay for each year of service or one week of base pay for each $2,000 of base annual salary. Covered employees are also

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY] eligible to receive incentive pay, group insurance benefits and service and compensation credit under the Pension Plan for the period they receive monthly severance benefits. Outplacement services are also provided under the Plan.

    NSP also recently adopted another severance plan in connection with its entering into the Merger Agreement with WEC. For a description of the employees covered by such plan and the terms thereof, see "The Mergers -- Employee Plans and Severance Arrangements."

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    During 1994, NSP solicited proposals from six independent public accounting firms to provide auditing services to NSP. After reviewing and evaluating the qualifications of the firms, the services proposed, and the associated costs, the Audit Committee of the NSP Board recommended a change of independent accountants. On December 14, 1994, the NSP Board approved the Audit Committee's recommendation that Price Waterhouse LLP be appointed as the independent accountants to certify NSP's financial statements for 1995, subject to ratification by the shareholders. Deloitte & Touche LLP has been informed that their firm would no longer be engaged as independent accountants for NSP and its subsidiaries after the completion of audit work for the fiscal year ended December 31, 1994. Deloitte & Touche LLP has been NSP's independent accountants since 1947.

    During the two most recent fiscal years ended December 31, 1993 and 1994, and during subsequent interim periods through the date of this proxy statement, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which if not resolved to their satisfaction, would have caused Deloitte & Touche LLP to make reference thereto in connection with their reports. Deloitte & Touche LLP's reports on NSP's financial statements for the two most recent fiscal years ended December 31, 1993 and 1994 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope. Such reports included a fourth paragraph which referred to a change in NSP's method of accounting for post-retirement health care costs in 1993.

    If the shareholders do not ratify the selection of Price Waterhouse LLP, the NSP Board will consider the appointment of other independent accountants for 1995, as recommended by the Audit Committee.

    Representatives from Deloitte & Touche LLP are expected to be present at the NSP Meeting to answer questions regarding their audit of NSP's financial statements for 1994 and to make a statement if they desire to do so. Representatives from Price Waterhouse LLP are expected to be present at the NSP Meeting to answer questions on their appointment for 1995 and to make a statement if they desire to do so.

    THE NSP BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ACCOUNTANTS.

                             SHAREHOLDER PROPOSALS

    Yvonne Ford, 6308 Barrie Road, Edina, MN 55435, beneficial owner of 238.942 shares of NSP Common Stock, and John W. Harmon, 1221 39th Avenue NE Ste. 2, Columbia Heights, MN 55421, beneficial owner of 0.248 shares of NSP Common Stock have given notice that they intend to present for action at the NSP Meeting the following resolution:

                     Shareholder Resolution on Public Image

    Whereas: Radiation, a byproduct of nuclear power, is a known carcinogen;

   Whereas: A recent study by Doctors Ernest R. Sternglass and J. M. Gould suggest that since NSP's nuclear plants were built women living near the reactors have experienced large increases in deaths from breast cancer while deaths among those living elsewhere have decreased.

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

   Whereas: In our opinion, radioactive and toxic waste from the production and use of nuclear fuel is more often than not stored near black, Indian and poor communities. As a result these communities bear an unfair share of risks and threats. In our opinion, the burden on these communities is "environmental racism" which is a vital moral issue;

   Whereas: These health effects and this environmental racism reflect poorly on NSP's public image and can cause undesirable effects on shareholder equity;

   Therefore be it resolved that the shareholders recommend to the Board of Directors that NSP stop producing radioactive waste.

    THE NSP BOARD  RECOMMENDS A  VOTE AGAINST  THIS PROPOSAL  FOR THE  FOLLOWING
REASONS:

    The foregoing statement and resolution were included herein by NSP in order to comply with the rules of the SEC. The NSP Board believes that many of the assertions and the implications put forward by this shareholder proposal are incorrect. There is absolutely no scientifically verifiable evidence which suggests any correlation whatsoever between breast cancer and living near nuclear power plants in the United States. The Minnesota Department of Health (the "MDH") recently submitted a report to the Minnesota Legislature concerning this issue. In its conclusion, the MDH stated:

      The major purpose of this analysis was to respond to the allegation that breast cancer mortality rates in counties surrounding Minnesota's nuclear power plants had shown large and dramatic increases during the 1980s
      compared    to    the    early   1980s    and    the   1950s    .    .   .
       THIS ANALYSIS PROVIDES A CLEAR AND UNAMBIGUOUS CONCLUSION: BREAST  CANCER
      MORTALITY  TRENDS  OVER  THE PERIOD  1950-1992  IN THE  TEN  COUNTIES NEAR
      NUCLEAR POWER PLANTS SHOW NO DISCERNIBLE DIFFERENCE FROM STATEWIDE TRENDS. THERE WERE ALSO NO DIFFERENCES FOUND IN THE RATE OF NEWLY-DIAGNOSED BREAST CANCER DURING THE PERIOD 1988-1992 FOR WHICH [MINNESOTA CANCER SURVEILLANCE SYSTEM] DATA ARE AVAILABLE.

This MDH report was consistent with a prior report of the National Cancer Institute which "found no suggestion that nuclear facilities may be linked causally with excess deaths from leukemia or from other cancers in populations living nearby."

    In addition, implementation of the proposal would cause NSP to cease entirely the production of nuclear power and to close NSP's nuclear facilities. NSP estimates that the present value of the costs of complying with the proposal and shutting down NSP's nuclear facilities would exceed $2.5 billion. While NSP would seek to recover these costs from customers, there is no guarantee that all such costs would be recovered. Even if these costs were recovered, the unnecessary imposition of an estimated $2.5 billion in costs on ratepayers would likely cause NSP to lose its position as a low-cost supplier of electricity and could seriously impair NSP's ability to compete against other electric suppliers in the years ahead, substantially lessening shareholder value. ACCORDINGLY, THE NSP BOARD AND MANAGEMENT UNANIMOUSLY RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL.

    George W. Crocker and Cynthia L. Coombes-Foushee, 5903 Keats Avenue North, Lake Elmo, MN 55042, who jointly hold 1.2810 shares of NSP Common Stock, Dorothy
L. Logan, 1221 39th Avenue N.E. Ste. 2, Columbia Heights, MN 55421, who holds .2550 shares of NSP Common Stock and Carol Greenwood, 2615 38th Avenue South,
Minneapolis, MN 55406, who holds 600 shares of NSP Common Stock have given notice that they intend to present for action at the NSP Meeting the following resolution:

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

                  SHAREHOLDER RESOLUTION ON REGULATORY REFORM

   WHEREAS, our company must eventually eliminate the costs and liabilities attached to our use of nuclear and fossil fuels for providing electric utility services, and shift to the efficient use of renewable energy resources. At issue is the timing and speed of this transition.

   Fission wastes from the nuclear fuel chain threaten public health and safety; the potential for human error and technology failure at NSP's nuclear facilities threatens public health and safety as well as shareholder equity and earnings; and combustion wastes from NSP's coal fired power plants are major contributors to wholesale ecological and public health degradation due to mercury contamination, acidification, and global warming.

   Furthermore,   Minnesotans  miss  vital  economic  opportunities  because  we annually export many hundred million dollars to import NSP's fossil and nuclear fuels that degrade our environment.

   These environmental and economic problems are the result of two fundamental problems with electric utility regulation. The demand-side problem is related to how consumers purchase electric utility services. The supply-side problem is related to how electricity is produced. The demand-side problem increases NSP's earnings as energy sales increase, while the efficient use of electricity tends to erode earnings. In other words, NSP shareholders make more money as NSP produces more radioactive waste and fossil fuel pollution. Regulations should be changed so that shareholders earnings depend instead on the efficient use of electricity. The supply-side problem protects NSP's nuclear and fossil fuel facilities from fair market competition based on actual energy production costs. This prevents energy consumers from using renewable energy resources and technologies that are better from society's perspective.

   THEREFORE BE IT RESOLVED that shareholders recommend that the board:

          1. Propose and support electric utility regulatory reform so that NSP earnings increase only as a function of NSP's ability to demonstrate that its demand-side investments cause its consumers to use electricity more efficiently;

          2. Propose and support regulatory reform so that independent power producers can compete in NSP's energy market, with competition based on energy pricing that includes fair value for presently externalized capital, environmental and societal costs and benefits appropriate for each energy resource.

    THE NSP BOARD  RECOMMENDS A  VOTE AGAINST  THIS PROPOSAL  FOR THE  FOLLOWING
REASONS:

    The NSP Board believes adoption of this proposal would depress the future earnings of NSP and its shareholders, reduce the total equity value of NSP and unnecessarily restrict NSP's competitive options.

    The proposal would limit increases in NSP's and its shareholders' earnings to one factor (I.E., demand-side investment), which the NSP Board believes is totally inappropriate. The earnings of NSP and its shareholders are affected by numerous factors, many of which are not tied to demand-side investments. Limiting increases in earnings to one factor as requested by the proposal would be detrimental to NSP's earning power and, in turn, to shareholder value. Moreover, Minnesota law already requires NSP to support conservation efforts by applying a percentage of its annual revenues to Minnesota regulators to determine the maximum level of conservation NSP can economically and efficiently provide to its customers. NSP currently offers over 40 demand-side management programs to its customers. In 1994 alone, NSP spent more than $50,000,000 on demand-side management matters, which helped NSP's customers conserve the need for 350,000 megawatt hours of energy and 130 megawatts of peak demand.

                   [ALTERNATE PAGE FOR NSP SHAREHOLDERS ONLY]

    The proposal also addresses competition. NSP is already undertaking regulatory initiatives to promote competition in the energy markets. Recent actions by NSP include: (i) proposing to the Minnesota Commission a competitive bidding process for all future generation needs; (ii) filing with the FERC a revised transmission tariff that is designed to supply service to the potential transmission users, including independent power producers, in a manner that is comparable to NSP's own use of its transmission system; and (iii) supporting in a proceeding before the Wisconsin Commission changes in the regulatory structure that would allow, among other elements, competition at the retail level. In addition, under Minnesota law, NSP is mandated to consider the environmental and socioeconomic impact of various supply options when selecting a generation resource. For these reasons, the NSP Board also believes that the proposal is unnecessary and would impair NSP's flexibility to respond to competitive changes in the electric industry.

    ACCORDINGLY, THE NSP BOARD AND MANAGEMENT UNANIMOUSLY RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL.

                                                                         ANNEX A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG

                         NORTHERN STATES POWER COMPANY,

                         WISCONSIN ENERGY CORPORATION,

                         NORTHERN POWER WISCONSIN CORP.

                                      AND

                                 WEC SUB CORP.

                          DATED AS OF APRIL 28, 1995,

                  AS AMENDED AND RESTATED AS OF JULY 26, 1995

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                           ---------

                                                     ARTICLE I
                                                    THE MERGERS

SECTION 1.1          The Mergers.........................................................................        A-8
SECTION 1.2          Effects of the Mergers..............................................................        A-8
SECTION 1.3          Effective Time of the Mergers.......................................................        A-9

                                                     ARTICLE II
                                                TREATMENT OF SHARES

SECTION 2.1          Effect of the Mergers on Capital Stock..............................................        A-9
SECTION 2.2          Dissenting Shares...................................................................       A-10
SECTION 2.3          Issuance of New Certificates........................................................       A-10

                                                    ARTICLE III
                                                    THE CLOSING

SECTION 3.1          Closing.............................................................................       A-12

                                                     ARTICLE IV
                                       REPRESENTATIONS AND WARRANTIES OF NSP

SECTION 4.1          Organization and Qualification......................................................       A-12
SECTION 4.2          Subsidiaries........................................................................       A-13
SECTION 4.3          Capitalization......................................................................       A-13
SECTION 4.4          Authority; Non-Contravention; Statutory Approvals; Compliance.......................       A-14
SECTION 4.5          Reports and Financial Statements....................................................       A-15
SECTION 4.6          Absence of Certain Changes or Events................................................       A-15
SECTION 4.7          Litigation..........................................................................       A-15
SECTION 4.8          Registration Statement and Proxy Statement..........................................       A-16
SECTION 4.9          Tax Matters.........................................................................       A-16
SECTION 4.10         Employee Matters; ERISA.............................................................       A-17
SECTION 4.11         Environmental Protection............................................................       A-19
SECTION 4.12         Regulation as a Utility.............................................................       A-20
SECTION 4.13         Vote Required.......................................................................       A-20
SECTION 4.14         Accounting Matters..................................................................       A-21
SECTION 4.15         Applicability of Certain Minnesota Law..............................................       A-21
SECTION 4.16         Opinion of Financial Advisor........................................................       A-21
SECTION 4.17         Insurance...........................................................................       A-21
SECTION 4.18         Ownership of WEC Common Stock.......................................................       A-21

                                                     ARTICLE V
                                       REPRESENTATIONS AND WARRANTIES OF WEC

SECTION 5.1          Organization and Qualification......................................................       A-21
SECTION 5.2          Subsidiaries........................................................................       A-22
SECTION 5.3          Capitalization......................................................................       A-22
SECTION 5.4          Authority; Non-Contravention; Statutory Approvals; Compliance.......................       A-23
SECTION 5.5          Reports and Financial Statements....................................................       A-24
SECTION 5.6          Absence of Certain Changes or Events................................................       A-24
SECTION 5.7          Litigation..........................................................................       A-24

                                                                                                             PAGE
                                                                                                           ---------
SECTION 5.8          Registration Statement and Proxy Statement..........................................       A-24
SECTION 5.9          Tax Matters.........................................................................       A-25
SECTION 5.10         Employee Matters; ERISA.............................................................       A-26
SECTION 5.11         Environmental Protection............................................................       A-27
SECTION 5.12         Regulation as a Utility.............................................................       A-28
SECTION 5.13         Vote Required.......................................................................       A-28
SECTION 5.14         Accounting Matters..................................................................       A-28
SECTION 5.15         Applicability of Certain Wisconsin Law..............................................       A-28
SECTION 5.16         Opinion of Financial Advisor........................................................       A-29
SECTION 5.17         Insurance...........................................................................       A-29
SECTION 5.18         Ownership of Old NSP Common Stock...................................................       A-29

                                               ARTICLE VI
                                 CONDUCT OF BUSINESS PENDING THE MERGERS

SECTION 6.1          Covenants of the Parties............................................................       A-29

                                                    ARTICLE VII
                                               ADDITIONAL AGREEMENTS

SECTION 7.1          Access to Information...............................................................       A-34
SECTION 7.2          Joint Proxy Statement and Registration Statement....................................       A-35
SECTION 7.3          Regulatory Matters..................................................................       A-35
SECTION 7.4          Shareholder Approval................................................................       A-36
SECTION 7.5          Directors' and Officers' Indemnification............................................       A-36
SECTION 7.6          Disclosure Schedules................................................................       A-37
SECTION 7.7          Public Announcements................................................................       A-38
SECTION 7.8          Rule 145 Affiliates.................................................................       A-38
SECTION 7.9          Employee Agreements and Workforce Matters...........................................       A-38
SECTION 7.10         Employee Benefit Plans..............................................................       A-38
SECTION 7.11         Stock Option and Other Stock Plans..................................................       A-39
SECTION 7.12         No Solicitations....................................................................       A-40
SECTION 7.13         Company Board of Directors..........................................................       A-41
SECTION 7.14         Company Officers....................................................................       A-41
SECTION 7.15         Employment Contracts................................................................       A-42
SECTION 7.16         Post-Merger Operations..............................................................       A-42
SECTION 7.17         Expenses............................................................................       A-42
SECTION 7.18         Further Assurances..................................................................       A-42
SECTION 7.19         Utility Asset Transfer..............................................................       A-43
SECTION 7.20         Charter and Bylaw Amendments........................................................       A-43

                                                    ARTICLE VIII
                                                     CONDITIONS

SECTION 8.1          Conditions to Each Party's Obligation to Effect the Mergers.........................       A-43
SECTION 8.2          Conditions to Obligation of WEC to Effect the Mergers...............................       A-44
SECTION 8.3          Conditions to Obligation of NSP to Effect the Mergers...............................       A-45

                                                     ARTICLE IX
                                         TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1          Termination.........................................................................       A-45
SECTION 9.2          Effect of Termination...............................................................       A-47

                                                                                                             PAGE
                                                                                                           ---------
SECTION 9.3          Termination Fee; Expenses...........................................................       A-47
SECTION 9.4          Amendment...........................................................................       A-48
SECTION 9.5          Waiver..............................................................................       A-49

                                                     ARTICLE X
                                                 GENERAL PROVISIONS

SECTION 10.1         Non-Survival; Effect of Representations and Warranties..............................       A-49
SECTION 10.2         Brokers.............................................................................       A-49
SECTION 10.3         Notices.............................................................................       A-49
SECTION 10.4         Miscellaneous.......................................................................       A-50
SECTION 10.5         Interpretation......................................................................       A-51
SECTION 10.6         Counterparts; Effect................................................................       A-51
SECTION 10.7         Parties in Interest.................................................................       A-51
SECTION 10.8         Waiver of Jury Trial and Certain Damages............................................       A-51
SECTION 10.9         Enforcement.........................................................................       A-51

Exhibit A         Form of WEC Stock Option Agreement
Exhibit B         Form of NSP Stock Option Agreement
Exhibit 7.8       Form of Affiliate Agreement
Exhibit 7.10(a)   Form of NSP Severance Plan
Exhibit 7.10(b)   Form of WEC Severance Plan
Exhibit 7.13      Committees of the Board of Directors of the Company
Exhibit 7.15.1    Form of Employment Agreement of James J. Howard
Exhibit 7.15.2    Form of Employment Agreement of Richard A. Abdoo
Exhibit 7.20(b)   Form of Amended and Restated Articles of Incorporation of New NSP
Exhibit 7.20(c)   Form of Amended and Restated Articles of Incorporation of WEC Sub

                             INDEX OF DEFINED TERMS

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------  ---------
1935 Act..................................................................................................       A-13
affiliate.................................................................................................       A-13
Affiliate Agreement.......................................................................................       A-38
Affiliated Employees......................................................................................       A-38
Agreement.................................................................................................        A-8
Atomic Energy Act.........................................................................................       A-15
Business Combination......................................................................................       A-46
Business Combination Proposal.............................................................................       A-41
Cancelled Common Shares...................................................................................       A-11
Certificates..............................................................................................       A-11
Closing...................................................................................................       A-12
Closing Agreement.........................................................................................       A-17
Closing Date..............................................................................................       A-12
Code......................................................................................................       A-16
Committee.................................................................................................       A-39
Company...................................................................................................        A-8
Company Common Stock......................................................................................       A-10
Company Replacement Plans.................................................................................       A-39
Company Shares............................................................................................       A-11
Company Stock Plan........................................................................................       A-39
Confidentiality Agreement.................................................................................       A-35
control...................................................................................................       A-21
date hereof...............................................................................................        A-8
Direct Subsidiary.........................................................................................       A-12
Disclosure Schedules......................................................................................       A-37
Effective Time............................................................................................        A-9
Environmental Claim.......................................................................................       A-20
Environmental Laws........................................................................................       A-20
Environmental Permits.....................................................................................       A-19
ERISA.....................................................................................................       A-17
Exchange Act..............................................................................................       A-15
Exchange Agent............................................................................................       A-10
FERC......................................................................................................       A-15
Final Order...............................................................................................       A-43
Foundation................................................................................................       A-42
GAAP......................................................................................................       A-15
Governmental Authority....................................................................................       A-14
Hazardous Materials.......................................................................................       A-20
HSR Act...................................................................................................       A-35
Indemnified Liabilities...................................................................................       A-36
Indemnified Party.........................................................................................       A-36
Initial Termination Date..................................................................................       A-45
IRS.......................................................................................................       A-44
Joint Proxy/Registration Statement........................................................................       A-35
joint venture.............................................................................................       A-13
MBCA......................................................................................................        A-9
Mergers...................................................................................................        A-8
Mr. Abdoo.................................................................................................       A-33
Mr. Howard................................................................................................       A-33
New NSP...................................................................................................        A-8

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------  ---------
NRC.......................................................................................................       A-15
NSP.......................................................................................................        A-8
NSP Benefit Plans.........................................................................................       A-17
NSP Common Stock..........................................................................................        A-9
NSP Disclosure Schedule...................................................................................       A-37
NSP Dissenting Shares.....................................................................................       A-10
NSP Effective Time........................................................................................        A-9
NSP Financial Statements..................................................................................       A-15
NSP Incentive Plan........................................................................................       A-39
NSP Joint Venture.........................................................................................       A-13
NSP Material Adverse Effect...............................................................................       A-15
NSP Merger................................................................................................        A-8
NSP Preferred Stock.......................................................................................        A-9
NSP Required Consents.....................................................................................       A-14
NSP Required Statutory Approvals..........................................................................       A-14
NSP SEC Reports...........................................................................................       A-15
NSP Shareholders' Approval................................................................................       A-20
NSP Special Meeting.......................................................................................       A-36
NSP Stock Awards..........................................................................................       A-40
NSP Stock Option..........................................................................................       A-39
NSP Stock Option Agreement................................................................................        A-8
NSP Stock Plan............................................................................................       A-39
NSP Subsidiary............................................................................................       A-12
NSP Unrestricted Subsidiaries.............................................................................       A-13
NSP-W.....................................................................................................       A-20
NYSE......................................................................................................       A-11
Old NSP Common Stock......................................................................................        A-9
Old NSP Preferred Stock...................................................................................        A-9
PBGC......................................................................................................       A-18
PCBs......................................................................................................       A-20
Power Act.................................................................................................       A-15
Preferred Certificates....................................................................................       A-11
Proxy Statement...........................................................................................       A-16
Ratio.....................................................................................................       A-10
Registration Statement....................................................................................       A-16
Reincorporation Effective Time............................................................................        A-9
Reincorporation Merger....................................................................................        A-8
Release...................................................................................................       A-20
Representatives...........................................................................................       A-34
SEC.......................................................................................................       A-15
Securities Act............................................................................................       A-15
Stock Plans...............................................................................................       A-40
subsidiary................................................................................................       A-12
Target Party..............................................................................................       A-48
Task Force................................................................................................       A-33
Tax Return................................................................................................       A-16
Tax Ruling................................................................................................       A-17
Taxes.....................................................................................................       A-16
Three Year Period.........................................................................................       A-51
Violation.................................................................................................       A-14
WBCL......................................................................................................        A-9

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------  ---------
WEC.......................................................................................................        A-8
WEC Article Amendments....................................................................................       A-43
WEC Benefit Plans.........................................................................................       A-26
WEC Common Stock..........................................................................................       A-10
WEC Disclosure Schedule...................................................................................       A-37
WEC Financial Statements..................................................................................       A-24
WEC Incentive Plan........................................................................................       A-39
WEC Joint Venture.........................................................................................       A-22
WEC Material Adverse Effect...............................................................................       A-24
WEC Preferred Stock.......................................................................................       A-22
WEC Required Consents.....................................................................................       A-23
WEC Required Statutory Approvals..........................................................................       A-23
WEC SEC Reports...........................................................................................       A-24
WEC Shareholders' Approval................................................................................       A-28
WEC Special Meeting.......................................................................................       A-36
WEC Stock Option Agreement................................................................................        A-8
WEC Stock Plan............................................................................................       A-39
WEC Sub...................................................................................................        A-8
WEC Subsidiary............................................................................................       A-21
WEC Unrestricted Subsidiaries.............................................................................       A-22
WEPCO.....................................................................................................       A-22
WEPCO Common Stock........................................................................................       A-22
WEPCO 6% Preferred Stock..................................................................................       A-22
WEPCO $100 Par Value Serial Preferred Stock...............................................................       A-22
WEPCO $25 Par Value Serial Preferred Stock................................................................       A-22
WEPCO Preferred Stock.....................................................................................       A-22
WN........................................................................................................       A-28

    AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of April 28, 1995 (referred to herein as the "date hereof"), as amended and restated as of July 26, 1995 (this "AGREEMENT"), by and among Northern States Power Company, a Minnesota corporation ("NSP"), Wisconsin Energy Corporation, a Wisconsin corporation ("WEC" and, after the Effective Time (as defined below), the "COMPANY"), Northern Power Wisconsin Corp., a Wisconsin corporation ("NEW NSP"), and WEC Sub Corp., a Wisconsin corporation ("WEC SUB").

    WHEREAS, NSP and WEC have determined to engage in a business combination as peer firms in a merger of equals;

    WHEREAS, in furtherance thereof, the respective Boards of Directors of NSP, WEC, New NSP and WEC Sub have approved this Agreement and the transactions contemplated hereby on the terms and conditions set forth in this Agreement (such transactions referred to herein collectively as the "MERGERS");

    WHEREAS, the Board of Directors of WEC has approved and WEC has executed an agreement with NSP in the form of EXHIBIT A (the "WEC STOCK OPTION AGREEMENT") and the Board of Directors of NSP has approved and NSP has executed an agreement with WEC in the form of EXHIBIT B (the "NSP STOCK OPTION AGREEMENT") whereby each of WEC and NSP, respectively, has granted to the other an option to purchase shares of its common stock on the terms and conditions provided in such agreement; and

    WHEREAS, for federal income tax purposes, it is intended that the parties hereto and their respective stockholders will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Mergers;

    NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  THE MERGERS

    Section 1.1 THE MERGERS. Upon the terms and subject to the conditions of this Agreement:

        (i) At the Reincorporation Effective Time (as defined in SECTION 1.3), NSP shall be merged with and into New NSP (the "REINCORPORATION MERGER") in accordance with the laws of the States of Minnesota and Wisconsin. New NSP shall be the surviving corporation in the Reincorporation Merger and shall continue its corporate existence under the laws of the State of Wisconsin. The effects and the consequences of the Reincorporation Merger shall be as set forth in SECTION 1.2(A). Throughout this Agreement, the term "NSP" shall refer to NSP and/or New NSP, as the context requires.

        (ii) At the NSP Effective Time (as defined in SECTION 1.3), WEC Sub shall be merged with and into New NSP (the "NSP MERGER") in accordance with the laws of the State of Wisconsin. New NSP shall be the surviving corporation in the NSP Merger and shall continue its corporate existence under the laws of the State of Wisconsin. The effects and the consequences of the NSP Merger shall be as set forth in SECTION 1.2(B).

    Section 1.2 EFFECTS OF THE MERGERS. (a) At the Reincorporation Effective Time, (i) the articles of incorporation of New NSP, as in effect immediately prior to the Reincorporation Effective Time, shall be the articles of incorporation of the surviving corporation in the Reincorporation Merger until thereafter amended as provided by law and such articles of incorporation, and
(ii) the by-laws of New NSP, as in effect immediately prior to the Reincorporation Effective Time, shall be the by-laws of the surviving corporation in the Reincorporation Merger until thereafter amended as provided by law, the articles of incorporation of the surviving corporation in the Reincorporation Merger and such by-laws.

Subject to the foregoing, the additional effects of the Reincorporation Merger shall be as provided in the applicable provisions of the Minnesota Business Corporation Act (the "MBCA") and the Wisconsin Business Corporation Law (the "WBCL").

    (b) At the NSP Effective Time, (i) the articles of incorporation of New NSP, as in effect immediately prior to the NSP Effective Time, shall be the articles of incorporation of the surviving corporation in the NSP Merger until thereafter amended as provided by law and such articles of incorporation, and (ii) the by-laws of New NSP, as in effect immediately prior to the NSP Effective Time, shall be the by-laws of the surviving corporation in the NSP Merger until thereafter amended as provided by law, the articles of incorporation of the surviving corporation in the NSP Merger and such by-laws. Subject to the foregoing, the additional effects of the NSP Merger shall be as provided in the applicable provisions of the WBCL.

    Section 1.3 EFFECTIVE TIME OF THE MERGERS. On the Closing Date (as defined in SECTION 3.1), (a) with respect to the Reincorporation Merger, articles of merger complying with the requirements of the WBCL and the MBCA shall be executed by NSP and New NSP and shall be filed by New NSP with the Secretary of State of each of the States of Wisconsin and Minnesota, and (b) with respect to the NSP Merger, articles of merger complying with the requirements of the WBCL shall be executed by New NSP and WEC Sub and shall be filed by New NSP with the Secretary of State of the State of Wisconsin. The Reincorporation Merger shall become effective at the time specified in the articles of merger filed with respect to the Reincorporation Merger (the "REINCORPORATION EFFECTIVE TIME"). The NSP Merger shall become effective at the time specified in the articles of merger filed with respect to the NSP Merger (the "NSP EFFECTIVE TIME" or the "EFFECTIVE TIME"). The effective time specified in the articles of merger to be filed with respect to the Reincorporation Merger shall be prior to the effective time specified in the articles of merger filed with respect to the NSP Merger.

                                   ARTICLE II
                              TREATMENT OF SHARES

    Section  2.1    EFFECT  OF  THE  MERGERS  ON  CAPITAL  STOCK.    (a)  At the
Reincorporation Effective Time, by virtue of the Reincorporation Merger and without any action on the part of any holder of any capital stock of NSP or New
NSP:

        (i)  CANCELLATION OF  NEW NSP STOCK.   Each share  of Common Stock,  par
    value $2.50 per share, of New NSP (the "NSP COMMON STOCK") that is owned by NSP shall be cancelled and shall cease to exist.

        (ii) TREATMENT OF NSP COMMON STOCK. Each issued and outstanding share of Common Stock, par value $2.50 per share, of NSP (the "OLD NSP COMMON STOCK"), other than NSP Dissenting Shares (as defined in SECTION 2.2), shall be cancelled and converted into the right to receive one fully paid and, subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, non-assessable share of NSP Common Stock. Upon such cancellation, all such shares of Old NSP Common Stock shall cease to exist, and each holder of a certificate formerly representing any such shares of Old NSP Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of NSP Common Stock to be issued in consideration therefor and, following the NSP Merger, the right to receive the shares of Company Common Stock (as defined in SECTION 2.1(B)(II)) to be issued in consideration therefor upon the surrender of such certificate in accordance with SECTION 2.3.

        (iii) TREATMENT OF NSP PREFERRED STOCK. Each issued and outstanding share of Cumulative Preferred Stock, par value $100.00 per share, of NSP (the "OLD NSP PREFERRED STOCK"), other than NSP Dissenting Shares, shall be cancelled and converted into the right to receive one fully paid and, subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, non-assessable share of Cumulative Preferred Stock, par value $100.00 per share, of New NSP ("NSP PREFERRED STOCK") with identical rights (including dividend rates) and designations to the cancelled share of

    Old NSP Preferred Stock. Upon such cancellation, all such shares of Old NSP Preferred Stock shall cease to exist, and each holder of a certificate formerly representing any such shares of Old NSP Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the shares of NSP Preferred Stock to be issued in consideration therefor, which shares of NSP Preferred Stock shall be represented by the certificates formerly representing shares of Old NSP Preferred Stock.

    (b) At the NSP Effective Time, by virtue of the NSP Merger and without any action on the part of any holder of any capital stock of New NSP or WEC Sub:

        (i) CANCELLATION OF CERTAIN NSP STOCK. Each share of NSP Common Stock and each share of NSP Preferred Stock that is owned by New NSP as treasury stock, by subsidiaries of New NSP or by WEC or any of its subsidiaries shall be cancelled and cease to exist.

        (ii) TREATMENT OF NSP COMMON STOCK. Each issued and outstanding share of NSP Common Stock (other than shares cancelled pursuant to SECTION 2.1(B)(I) and NSP Dissenting Shares) shall be cancelled and converted into the right to receive 1.626 (the "RATIO") fully paid and, subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, non-assessable shares of Common Stock, par value $.01 per share, of WEC (the "WEC COMMON STOCK" and, with respect to any period after the Effective Time, the "COMPANY COMMON STOCK"). Upon such cancellation, all such Shares of NSP Common Stock shall cease to exist, and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with SECTION 2.3.

        (iii)  NO CHANGE  IN NSP PREFERRED STOCK.   Each issued and  outstanding
    share of NSP Preferred Stock (other than shares cancelled pursuant to SECTION 2.1(B)(I)) shall be unchanged as a result of the NSP Merger and shall remain outstanding thereafter.

        (iv) TREATMENT OF WEC SUB STOCK. Each issued and outstanding share of Common Stock, par value $.01 per share, of WEC Sub shall be cancelled and converted into one fully paid and, subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, non-assessable share of NSP Common Stock.

    Section 2.2 DISSENTING SHARES. Shares of Old NSP Common Stock and Old NSP Preferred Stock held by any holder entitled to relief as a dissenting shareholder under Section 302A.471 of the MBCA (the "NSP DISSENTING SHARES") shall not become the right to receive NSP Common Stock or NSP Preferred Stock, as the case may be, in the Reincorporation Merger or, in the case of Old NSP Common Stock, into the right to receive Company Common Stock in the NSP Merger, but shall be cancelled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the MBCA, unless and until the right of such holder to receive fair cash value for such NSP Dissenting Shares terminates in accordance with Section 302A.473 of the MBCA. If such right is terminated otherwise than by the purchase of such shares by NSP, then such shares shall cease to be NSP Dissenting Shares and shall represent the right to receive Company Common Stock, as provided in SECTION 2.1(B), or NSP Preferred Stock, as provided in SECTION 2.1(A).

    Section 2.3  ISSUANCE OF NEW CERTIFICATES.

    (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, the Company shall deposit with such bank or trust company mutually agreeable to WEC and NSP (the "EXCHANGE AGENT"), certificates representing shares of Company Common Stock required to effect the issuance referred to in SECTION 2.1, together with cash payable in respect of fractional shares pursuant to SECTION 2.3(D).

    (b) ISSUANCE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail (x) to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Reincorporation Effective Time represented outstanding shares of Old NSP

Common Stock (the "CANCELLED COMMON SHARES") that were cancelled and became instead the right to receive shares of Company Common Stock (the "COMPANY
SHARES") pursuant to SECTION 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Company Shares. Upon surrender of a Certificate to the Exchange Agent for cancellation (or to such other agent or agents as may be appointed by agreement of NSP and WEC), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive a certificate representing that number of whole Company Shares which such holder has the right to receive pursuant to the provisions of this ARTICLE
II. In the event of a transfer of ownership of Cancelled Common Shares which is not registered in the transfer records of NSP, a certificate representing the proper number of Company Shares may be issued to a transferee if the Certificate representing such Cancelled Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this SECTION 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing Company Shares and cash in lieu of any fractional shares of Company Common Stock as contemplated by this SECTION 2.3.

    (c) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Company Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Company Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to SECTION 2.3(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Company Shares issued in consideration therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder is entitled pursuant to SECTION 2.3(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Company Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Company Shares.

    (d) NO FRACTIONAL SECURITIES. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Company Common Stock. A holder of NSP Common Stock who would otherwise have been entitled to a fractional share of Company Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average of the last reported sales price, regular way, per share of WEC Common Stock on the New York Stock Exchange ("NYSE") Composite Tape for the ten business days prior to and including the last business day on which Old NSP Common Stock was traded on the NYSE, without any interest thereon.

    (e) BOOK ENTRY. Notwithstanding any other provision of this Agreement, the letter of transmittal referred to in SECTION 2.3(b) may, at the option of the Company, provide for the ability of a holder of one or more Certificates to elect that the Company Shares to be received in exchange for the Cancelled Common Shares formerly represented by such surrendered Certificates be issued in uncertificated form or to elect that such Company Shares be credited to an account established for the holder under the dividend reinvestment and stock purchase plan of the Company.

    (f) CLOSING OF TRANSFER BOOKS. From and after the NSP Effective Time the stock transfer books of NSP shall be closed and no transfer of any capital stock of NSP shall thereafter be made. If, after the Effective Time, Certificates are presented to the Company, they shall be cancelled and exchanged for certificates representing the appropriate number of Company Shares, as provided in this
SECTION 2.3.

    (g) TERMINATION OF EXCHANGE AGENT. Any certificates representing Company Shares deposited with the Exchange Agent pursuant to SECTION 2.3(a) and not exchanged within one year after the Effective Time pursuant to this SECTION 2.3 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Company, after which time any holder of unsurrendered Certificates shall look as a general creditor only to the Company for payment of such funds to which such holder may be due, subject to applicable law. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III
                                  THE CLOSING

    Section 3.1 CLOSING. The closing of the Mergers (the "CLOSING") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in ARTICLE VIII hereof is fulfilled or waived, or at such other time and date and place as NSP and WEC shall mutually agree (the "CLOSING DATE").

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF NSP

    NSP represents and warrants to WEC as follows:

    Section 4.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
4.1 of the NSP Disclosure Schedule (as defined in SECTION 7.6(II)), each of NSP and each of the NSP Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary. As used in this Agreement,
(a) the term "SUBSIDIARY" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which at least a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person, (b) the term "NSP SUBSIDIARY" shall mean those of the subsidiaries of NSP identified as NSP Subsidiaries in Section 4.2 of the NSP Disclosure Schedule and (c) the term "DIRECT SUBSIDIARY" shall be deemed to mean NSP Subsidiaries or WEC Subsidiaries (as defined in SECTION 5.1), as the case may be.

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    Section  4.2  SUBSIDIARIES.  Section 4.2 of the NSP Disclosure Schedule sets forth a description as of the date hereof, of all subsidiaries and joint ventures of NSP, including (a) the name of each such entity and NSP's interest therein, and (b) as to each NSP Subsidiary and NSP Joint Venture (as defined below), a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 4.2 of the NSP Disclosure Schedule, none of the NSP Subsidiaries is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), respectively. Except as set forth in Section 4.2 of the NSP Disclosure Schedule, all of the issued and outstanding shares of capital stock of each NSP Subsidiary are validly issued, fully paid, nonassessable (subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, in the case of New NSP and NSP-W (as defined in SECTION 4.12)) and free of preemptive rights, and are owned, directly or indirectly, by NSP free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting
trusts,   proxies   or   other   commitments,   understandings,    restrictions,
arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such NSP Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, (a) the term "JOINT VENTURE" of a person shall mean any corporation or other entity (including partnerships and other business associations) that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than 5% of any class of the outstanding voting securities or equity of any such entity and (b) the term "NSP JOINT VENTURE" shall mean those of the joint ventures of NSP or any NSP Subsidiary identified as a NSP Joint Venture in Section 4.2 of the NSP Disclosure Schedule. With respect to the subsidiaries and joint ventures of NSP that are not NSP Subsidiaries (the "NSP UNRESTRICTED SUBSIDIARIES"): (i) except as set forth in Section 4.2 of the NSP Disclosure Schedule, neither NSP nor any NSP Subsidiary is liable for any obligations or liabilities of any NSP Unrestricted Subsidiary; (ii) neither NSP nor any NSP Subsidiary is obligated to make any loans or capital contributions to, or to undertake any guarantees or other obligations with respect to, NSP Unrestricted Subsidiaries, except for loans, capital contributions, guarantees and other obligations not in excess of $75,000,000 in the aggregate to all such NSP Unrestricted Subsidiaries; and
(iii) the aggregate book value as of December 31, 1994, of NSP's investment in the NSP Unrestricted Subsidiaries was not in excess of $300,000,000.

    Section 4.3 CAPITALIZATION. The authorized capital stock of NSP consists of 160,000,000 shares of Old NSP Common Stock, and 7,000,000 shares of Old NSP Preferred Stock. As of the close of business on April 20, 1995, there were issued and outstanding 67,275,241 shares of Old NSP Common Stock and 2,400,000 shares of Old NSP Preferred Stock, consisting of: 275,000 shares of $3.60 series; 150,000 shares of $4.08 series; 175,000 shares of $4.10 series; 200,000 shares of $4.11 series; 100,000 shares of $4.16 series; 150,000 shares of $4.56 series; 200,000 shares of $6.80 series; 200,000 shares of $7.00 series; 300,000 shares of Adjustable Rate Series A; and 650,000 shares of Adjustable Rate Series
B. All of the issued and outstanding shares of the capital stock of NSP are, and any shares of Old NSP Common Stock issued pursuant to the NSP Stock Option
Agreement will be, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3 of the NSP Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating NSP or any of the NSP Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of NSP, or obligating NSP to grant, extend or enter into any such agreement or commitment, other than under the NSP Stock Option Agreement. There are no outstanding stock appreciation rights of NSP which were not granted in tandem with a related stock option and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of NSP.

    Section 4.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) AUTHORITY. NSP has all requisite power and authority to enter into this Agreement and the NSP Stock Option Agreement, and, subject to the applicable NSP Shareholders' Approval (as defined in SECTION 4.13) and the applicable NSP Required Statutory Approvals (as defined in SECTION 4.4(c)), to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the NSP Stock Option Agreement and the consummation by NSP of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of NSP, subject to obtaining the applicable NSP Shareholders' Approval. Each of this Agreement and the NSP Stock Option Agreement has been duly and validly executed and delivered by NSP and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitutes the valid and binding obligation of NSP enforceable against it in accordance with its terms.

    (b) NON-CONTRAVENTION. Except as set forth in Section 4.4(b) of the NSP Disclosure Schedule, the execution and delivery of this Agreement and the NSP Stock Option Agreement by NSP do not, and the consummation of the transactions contemplated hereby or thereby will not, in any material respect, violate, conflict with, or result in a material breach of any provision of, or constitute a material default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of NSP or any of the NSP Subsidiaries or NSP Joint Ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "VIOLATION" with respect to NSP, such term when used in ARTICLE V having a correlative meaning with respect to WEC) pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of NSP or any of the NSP Subsidiaries or the NSP Joint Ventures, (ii) subject to obtaining the NSP Required Statutory Approvals and the receipt of the NSP Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in SECTION 4.4(c)) applicable to NSP or any of the NSP Subsidiaries or the NSP Joint Ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b) of the NSP Disclosure Schedule (the "NSP REQUIRED CONSENTS") any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which NSP or any of the NSP Subsidiaries or the NSP Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected.

    (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "GOVERNMENTAL AUTHORITY") is necessary for the execution and delivery of this Agreement or the NSP Stock Option Agreement by NSP or the consummation by NSP of the transactions contemplated hereby or thereby, except as described in Section 4.4(c) of the NSP Disclosure Schedule (the "NSP REQUIRED STATUTORY APPROVALS", it being understood that references in this Agreement to "obtaining" such NSP Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

    (d)   COMPLIANCE.   Except as set  forth in Section  4.4(d), Section 4.10 or
Section 4.11 of the NSP Disclosure Schedule, or as disclosed in the NSP SEC Reports (as defined in SECTION 4.5) filed prior to the date hereof, neither NSP nor any of the NSP Subsidiaries nor, to the knowledge of NSP, any NSP Joint Venture is in material violation of, is under investigation with respect to any material violation of, or has been given notice or been charged with any material violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority. Except as set forth in
Section 4.4(d) of the

NSP Disclosure Schedule or in Section 4.11 of the NSP Disclosure Schedule, NSP and the NSP Subsidiaries and NSP Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted in all material respects. Except as set forth in Section 4.4(d) of the NSP Disclosure Schedule, NSP and each of the NSP Subsidiaries is not in material breach or violation of or in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a material default under, (i) its articles of incorporation or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject.

    Section 4.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by NSP and the NSP Subsidiaries since January 1, 1990 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the 1935 Act, the Federal Power Act (the "POWER ACT"), the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act") and applicable state laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), the Federal Energy Regulatory Commission (the "FERC"), the Nuclear Regulatory Commission ("NRC") or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. NSP has made available to WEC a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by NSP with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended, the "NSP SEC REPORTS"). As of their respective dates, the NSP SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of NSP included in the NSP SEC Reports (collectively, the "NSP FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of NSP as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Restated Articles of Incorporation and by-laws of NSP, as in effect on the date hereof, are included (or incorporated by reference) in the NSP SEC Reports.

    Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the NSP SEC Reports filed prior to the date hereof or as set forth in Section
4.6 of the NSP Disclosure Schedule, from December 31, 1994, NSP and each of the NSP Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a material adverse effect on the business, assets, financial condition, results of operations or prospects of NSP and its subsidiaries taken as a whole (a "NSP MATERIAL ADVERSE EFFECT").

    Section 4.7 LITIGATION. Except as disclosed in the NSP SEC Reports filed prior to the date hereof or as set forth in Section 4.7, Section 4.9 or Section
4.11 of the NSP Disclosure Schedule, (i) there are no material claims, suits, actions or proceedings, pending or, to the knowledge of NSP, threatened, nor are there, to the knowledge of NSP, any material investigations or reviews pending or threatened against, relating to or affecting NSP or any of the NSP Subsidiaries, (ii) there have not been any significant developments since December 31, 1994 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (iii) there are no material judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to NSP or any of the NSP Subsidiaries.

    Section 4.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of NSP for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by WEC in connection with the issuance of shares of Company Common Stock in the Mergers (the "REGISTRATION STATEMENT") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the joint proxy statement, in definitive form, relating to the meetings of NSP and WEC shareholders to be held in connection with the Mergers (the "PROXY STATEMENT") will not, at the dates mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 4.9 TAX MATTERS. "TAXES", as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, AD VALOREM, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "Tax Return", as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes NSP or any of its subsidiaries, or WEC or any of its subsidiaries, as the case may be.

    Except as set forth in Section 4.9 of the NSP Disclosure Schedule:

        (a) FILING OF TIMELY TAX RETURNS. NSP and each of the NSP Subsidiaries have filed (or there has been filed on its behalf) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

        (b) PAYMENT OF TAXES. NSP and each of the NSP Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

        (c)   TAX RESERVES.   NSP and  the NSP Subsidiaries  have established on
    their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

        (d) TAX LIENS. There are no Tax liens upon the assets of NSP or any of the NSP Subsidiaries except liens for Taxes not yet due.

        (e) WITHHOLDING TAXES. NSP and each of the NSP Subsidiaries have complied in all material respects with the provisions of the Internal Revenue Code of 1986, as amended (the "CODE") relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

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
        (f) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither NSP nor any of the NSP Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

        (g) WAIVERS OF STATUTE OF LIMITATIONS. Neither NSP nor any of the NSP Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

        (h) EXPIRATION OF STATUTE OF LIMITATIONS. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of NSP and each of the NSP Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against NSP or any of the NSP Subsidiaries that has not been resolved and paid in full.

        (i)  AUDIT, ADMINISTRATIVE  AND COURT PROCEEDINGS.   No audits or  other
    administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of NSP or any of the NSP Subsidiaries.

        (j)  POWERS OF ATTORNEY.   No power of  attorney currently in force  has
    been granted by NSP or any of the NSP Subsidiaries concerning any Tax matter.

        (k) TAX RULINGS. Neither NSP nor any of the NSP Subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "TAX RULING", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "CLOSING AGREEMENT", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

        (l) AVAILABILITY OF TAX RETURNS. NSP has made available to WEC complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by NSP or any of the NSP Subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by NSP or any of the NSP Subsidiaries and (iii) any Closing Agreements entered into by NSP or any of the NSP Subsidiaries with any taxing authority.

        (m)  TAX SHARING AGREEMENTS.   Neither NSP nor  any NSP Subsidiary is  a
    party to any agreement relating to allocating or sharing of Taxes.

        (n) CODE SECTION 280G. Neither NSP nor any of the NSP Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

        (o) LIABILITY FOR OTHERS. None of NSP or any of the NSP Subsidiaries has any liability for Taxes of any person other than NSP and the NSP Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract, or (iii) otherwise.

    Section 4.10 EMPLOYEE MATTERS; ERISA. Except as set forth in Section 4.10 of the NSP Disclosure Schedule:

        (a) BENEFIT PLANS. Section 4.10(a) of the NSP Disclosure Schedule contains a true and complete list of each employee benefit plan covering employees, former employees or directors of NSP and each of the NSP Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any severance or change in control agreement (collectively, the "NSP BENEFIT PLANS"). For the purposes of this SECTION 4.10 only, the term "NSP" shall be deemed to include the predecessors of such company.

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
        (b) CONTRIBUTIONS. All material contributions and other payments required to be made by NSP or any of the NSP Subsidiaries to any NSP Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the NSP Financial Statements.

        (c) QUALIFICATION; COMPLIANCE. Each of the NSP Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the best knowledge of NSP, no circumstances exist that are reasonably expected by NSP to result in the revocation of any such determination. NSP is in compliance in all material respects with, and each of the NSP Benefit Plans is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each NSP Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

        (d) LIABILITIES. With respect to the NSP Benefit Plans, individually and in the aggregate, no event has occurred, and, to the best knowledge of NSP, there does not now exist any condition or set of circumstances, that could subject NSP or any of the NSP Subsidiaries to any material liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which NSP is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

        (e) WELFARE PLANS. None of the NSP Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any retiree benefits, other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

        (f) DOCUMENTS MADE AVAILABLE. NSP has made available to WEC a true and correct copy of each collective bargaining agreement to which NSP or any of the NSP Subsidiaries is a party or under which NSP or any of the NSP Subsidiaries has obligations and, with respect to each NSP Benefit Plan, where applicable, (i) such plan and summary plan description, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement
    (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such NSP Benefit Plan, and (v) the most recent actuarial report or valuation.

        (g) PAYMENTS RESULTING FROM MERGERS. (i) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from NSP or any of the NSP Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any NSP Benefit Plan being established or becoming accelerated, vested or payable and (ii) neither NSP nor any of the NSP Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,
    (B) any consulting contract with any person who prior to entering into such contract was a director or officer of NSP, or (C) any plan, agreement, arrangement or understanding similar to any of the foregoing.

        (h) LABOR AGREEMENTS. As of the date hereof, neither NSP nor any of the NSP Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the best knowledge of NSP, as of the date hereof, there is no current union representation question involving employees of NSP or any of the NSP Subsidiaries, nor does NSP know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the NSP SEC Reports filed

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    prior to  the  date hereof  or  in Section  4.10(h)  of the  NSP  Disclosure
    Schedule, (i) there is no unfair labor practice, employment discrimination or other material complaint against NSP or any of the NSP Subsidiaries pending, or to the best knowledge of NSP, threatened, (ii) there is no strike or lockout or material dispute, slowdown or work stoppage pending, or to the best knowledge of NSP, threatened, against or involving NSP, and
    (iii)   there  is  no  proceeding,   claim,  suit,  action  or  governmental
    investigation pending or, to the best knowledge of NSP, threatened, in respect of which any director, officer, employee or agent of NSP or any of the NSP Subsidiaries is or may be entitled to claim indemnification from NSP
    or  such  NSP   Subsidiary  pursuant   to  their   respective  articles   of
    incorporation or by-laws or as provided in the indemnification agreements listed in Section 4.10(h) of the NSP Disclosure Schedule.

    Section 4.11 ENVIRONMENTAL PROTECTION. Except as set forth in Section 4.11 of the NSP Disclosure Schedule or in the NSP SEC Reports filed prior to the date hereof:

        (a) COMPLIANCE. NSP and each of the NSP Subsidiaries is in material compliance with all applicable Environmental Laws (as defined in SECTION 4.11(g)(ii)); and neither NSP nor any of the NSP Subsidiaries has received any communication (written or oral), from any person or Governmental Authority that alleges that NSP or any of the NSP Subsidiaries is not in such compliance with applicable Environmental Laws.

        (b) ENVIRONMENTAL PERMITS. NSP and each of the NSP Subsidiaries has obtained or has applied for all material environmental, health and safety permits and governmental authorizations (collectively, the "ENVIRONMENTAL PERMITS") necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and NSP and the NSP Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits.

        (c) ENVIRONMENTAL CLAIMS. To the best knowledge of NSP, there is no material Environmental Claim (as defined in SECTION 4.11(g)(i)) pending (i) against NSP or any of the NSP Subsidiaries or NSP Joint Ventures, (ii) against any person or entity whose liability for any Environmental Claim NSP or any of the NSP Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which NSP or any of the NSP Subsidiaries owns, leases or manages, in whole or in part.

        (d) RELEASES. NSP has no knowledge of any material Releases (as defined in SECTION 4.11(g)(iv)) of any Hazardous Material (as defined in
    SECTION 4.11(g)(iii)) that would be reasonably likely to form the basis of any material Environmental Claim against NSP or any of the NSP Subsidiaries, or against any person or entity whose liability for any material Environmental Claim NSP or any of the NSP Subsidiaries has or may have retained or assumed either contractually or by operation of law.

        (e) PREDECESSORS. NSP has no knowledge, with respect to any predecessor of NSP or any of the NSP Subsidiaries, of any material Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

        (f) DISCLOSURE. To NSP's best knowledge, NSP has disclosed to WEC all material facts which NSP reasonably believes form the basis of a material Environmental Claim arising from (i) the cost of NSP pollution control equipment currently required or known to be required in the future; (ii) current NSP remediation costs or NSP remediation costs known to be required in the future; or (iii) any other environmental matter affecting NSP.

        (g)  As used in this Agreement:

           (i) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural-resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by NSP or any of the NSP Subsidiaries or NSP Joint Ventures (for purposes of this SECTION 4.11), or by WEC or any of the WEC Subsidiaries or WEC Joint Ventures (for purposes of SECTION 5.11); or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

           (ii) "ENVIRONMENTAL LAWS" means all federal, state, local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii) "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBS"); and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which NSP or any of the NSP Subsidiaries or NSP Joint Ventures operates (for purposes of this SECTION 4.11) or in which WEC or any of the WEC Subsidiaries or WEC Joint Ventures operates (for purposes of SECTION 5.11).

          (iv) "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

    Section 4.12 REGULATION AS A UTILITY. NSP is regulated as a public utility in the States of Minnesota, North Dakota and South Dakota and in no other state. Northern States Power Company, a Wisconsin corporation ("NSP-W"), is regulated as a public utility in the States of Wisconsin and Michigan and in no other state. Except as set forth in Section 4.12 of the NSP Disclosure Schedule, neither NSP nor any "subsidiary company" or "affiliate" of NSP is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. NSP is an exempt holding company under Section 3(a)(2) of the 1935 Act.

    Section 4.13 VOTE REQUIRED. The approval of the Mergers by a majority of the votes entitled to be cast by all holders of Old NSP Common Stock and Old NSP Preferred Stock voting together as a single class (the "NSP SHAREHOLDERS' APPROVAL") is the only vote of the holders of any class or series of the capital stock of NSP or any of its subsidiaries required to approve this Agreement, the Mergers and the other transactions contemplated hereby, PROVIDED that the approval of shareholders of NSP may be required for the repurchase of shares of Old NSP Common Stock pursuant to
Section 7(a) of the NSP Stock Option Agreement under circumstances where Subdivision 3 of Section 302A.553 of the MBCA would be applicable.

    Section 4.14 ACCOUNTING MATTERS. Neither NSP nor, to NSP's best knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Company from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations. As used in this Agreement (except as specifically otherwise defined), the term "AFFILIATE", except where otherwise defined herein, shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "CONTROL" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

    Section 4.15 APPLICABILITY OF CERTAIN MINNESOTA LAW. Assuming the representation and warranty of WEC made in SECTION 5.18 is correct, none of the control share acquisition provisions of Section 302A.671 of the MBCA, the business combination provisions of Sections 302A.673 and 675 of the MBCA or any similar provisions of the MBCA (or, to the best knowledge of NSP, any other similar state statute) or the Restated Articles of Incorporation or by-laws of NSP, are applicable to the transactions contemplated by this Agreement, including the granting or exercise of the NSP Stock Option Agreement.

    Section 4.16 OPINION OF FINANCIAL ADVISOR. NSP has received the opinion of Goldman, Sachs & Co., dated April 28, 1995, to the effect that, as of the date thereof, the Ratio is fair to the holders of Old NSP Common Stock.

    Section 4.17 INSURANCE. Except as set forth in Section 4.17 of the NSP Disclosure Schedule, NSP and each of the NSP Subsidiaries is, and has been continuously since January 1, 1990, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by NSP and the NSP Subsidiaries during such time period. Except as set forth in Section
4.17 of the NSP Disclosure Schedule, neither NSP nor any of the NSP Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of NSP or any of the NSP Subsidiaries. The insurance policies of NSP and each of the NSP Subsidiaries are valid and enforceable policies in all material respects.

    Section 4.18 OWNERSHIP OF WEC COMMON STOCK. Except pursuant to the terms of the WEC Stock Option Agreement, NSP does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of WEC Common Stock.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF WEC

    WEC represents and warrants to NSP as follows:

    Section 5.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
5.1 of the WEC Disclosure Schedule (as defined in SECTION 7.6(I)), each of WEC and each of the WEC Subsidiaries (as defined below) is a corporation duly organized, validly existing and in active status under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary. As used in this Agreement, the term: (a) "WEC SUBSIDIARY" shall mean those of the subsidiaries of WEC identified as WEC Subsidiaries in Section 5.2 of the WEC Disclosure Schedule; and (b) "WEC JOINT VENTURE" shall mean those of the joint ventures of WEC or any WEC Subsidiary identified as a WEC Joint Venture in
Section 5.2 of the WEC Disclosure Schedule.

    Section 5.2 SUBSIDIARIES. Section 5.2 of the WEC Disclosure Schedule sets forth a description as of the date hereof of all subsidiaries and joint ventures of WEC, including (a) the name of each such entity and WEC's interest therein, and (b) as to each WEC Subsidiary and WEC Joint Venture, a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 5.2 of the WEC Disclosure Schedule, none of the WEC Subsidiaries is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of
Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively. Except as set forth in Section 5.2 of the WEC Disclosure Schedule, all of the issued and outstanding shares of capital stock of each WEC Subsidiary are validly issued, fully paid, nonassessable (subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted) and free of preemptive rights, and are owned directly or indirectly by WEC free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such WEC Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. With respect to the subsidiaries and joint ventures of WEC that are not WEC Subsidiaries (the "WEC UNRESTRICTED SUBSIDIARIES"): (i) except as set forth in
Section 5.2 of the WEC Disclosure Schedule, neither WEC nor any WEC Subsidiary is liable for any obligations or liabilities of any WEC Unrestricted Subsidiary;
(ii) neither WEC nor any WEC Subsidiary is obligated to make any loans or capital contributions to, or to undertake any guarantees or other obligations with respect to, WEC Unrestricted Subsidiaries, except for loans, capital contributions, guarantees and other obligations not in excess of $35 million in the aggregate to all such WEC Unrestricted Subsidiaries; and (iii) the aggregate book value as of December 31, 1994, of WEC's investment in the WEC Unrestricted Subsidiaries was not in excess of $120 million.

    Section 5.3 CAPITALIZATION. The authorized capital stock of WEC consists of 325,000,000 shares of WEC Common Stock, and 15,000,000 shares of Preferred Stock, par value $.01 per share (the "WEC PREFERRED STOCK"). As of the close of business on April 20, 1995, there were issued and outstanding 109,415,713 shares of WEC Common Stock and no shares of WEC Preferred Stock. All of the issued and outstanding shares of the capital stock of WEC are, and any WEC Common Stock issued pursuant to the WEC Stock Option Agreement will be, validly issued, fully paid, nonassessable (subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted) and free of preemptive rights. The authorized capital stock of Wisconsin Electric Power Company, a Wisconsin corporation ("WEPCO"), consists of 65,000,000 shares of Common Stock, par value $10.00 per share (the "WEPCO COMMON STOCK"), 45,000 shares of 6% Preferred Stock, par value $100.00 per share (the "WEPCO 6% PREFERRED STOCK"); 2,286,500 shares of Serial Preferred Stock, par value $100.00 per share (the "WEPCO $100 PAR VALUE SERIAL PREFERRED STOCK") and 5,000,000 shares of Serial Preferred Stock, par value $25.00 per share (the "WEPCO $25 PAR VALUE SERIAL PREFERRED STOCK" and, together with the WEPCO 6% Preferred Stock and the WEPCO $100 Par Value Serial Preferred Stock, the "WEPCO PREFERRED STOCK"). As of the close of business on April 20, 1995, there were issued and outstanding 33,289,327 shares of WEPCO Common Stock, 44,508 shares of the WEPCO 6% Preferred Stock, 260,000 shares of the WEPCO $100 Par Value Serial Preferred Stock, 3.60% Series, and no shares of the WEPCO $25 Par Value Serial Preferred Stock. Except as set forth in Section 5.3 of the WEC Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating WEC or any of the WEC Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of WEC, or obligating

WEC to grant, extend or enter into any such agreement or commitment, other than under the WEC Stock Option Agreement. There are no outstanding stock appreciation rights of WEC which were not granted in tandem with a related stock option and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of WEC.

    Section 5.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) AUTHORITY. WEC has all requisite power and authority to enter into this Agreement and the WEC Stock Option Agreement, and, subject to the applicable WEC Shareholders' Approval (as defined in SECTION 5.13) and the applicable WEC Required Statutory Approvals (as defined in SECTION 5.4(c)), to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the WEC Stock Option Agreement and the consummation by WEC of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of WEC, subject to obtaining the applicable WEC Shareholders' Approval. Each of this Agreement and the WEC Stock Option Agreement has been duly and validly executed and delivered by WEC and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitutes the valid and binding obligation of WEC enforceable against it in accordance with its terms.

    (b) NON-CONTRAVENTION. Except as set forth in Section 5.4(b) of the WEC Disclosure Schedule, the execution and delivery of this Agreement and the WEC Stock Option Agreement by WEC do not, and the consummation of the transactions contemplated hereby or thereby will not, result in a material Violation pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of WEC or any of the WEC Subsidiaries or the WEC Joint Ventures, (ii) subject to obtaining the WEC Required Statutory Approvals and the receipt of the WEC Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to WEC or any of the WEC Subsidiaries or the WEC Joint Ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 5.4(b) of the WEC Disclosure Schedule (the "WEC REQUIRED CONSENTS") any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which WEC or any of the WEC Subsidiaries or the WEC Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected.

    (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement or the WEC Stock Option Agreement by WEC or the consummation by WEC of the transactions contemplated hereby or thereby, except as described in Section 5.4(c) of the WEC Disclosure Schedule (the "WEC REQUIRED STATUTORY APPROVALS", it being understood that references in this Agreement to "obtaining" such WEC Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

    (d)  COMPLIANCE.   Except as set  forth in Section  5.4(d), Section 5.10  or
Section 5.11 of the WEC Disclosure Schedule, or as disclosed in the WEC SEC Reports (as defined in SECTION 5.5) filed prior to the date hereof, neither WEC nor any of the WEC Subsidiaries nor, to the knowledge of WEC, any WEC Joint Venture, is in material violation of, is under investigation with respect to any material violation of, or has been given notice or been charged with any material violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority. Except as set forth in
Section 5.4(d) of the WEC Disclosure Schedule or in Section 5.11 of the WEC Disclosure Schedule, WEC and the WEC Subsidiaries and WEC Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted in all material respects. Except as set forth in Section 5.4(d) of the WEC Disclosure Schedule, WEC and each of the WEC Subsidiaries is not in material breach or violation of or in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a material default under, (i) its articles of incorporation or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject.

    Section 5.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by WEC and the WEC Subsidiaries since January 1, 1990 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act, the Atomic Energy Act and applicable state laws and regulations have been filed with the SEC, the FERC, the NRC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. WEC has made available to NSP a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by WEC with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended, the "WEC SEC REPORTS"). As of their respective dates, the WEC SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of WEC included in the WEC SEC Reports (collectively, the "WEC FINANCIAL STATEMENTS") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of WEC as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Restated Articles of Incorporation and by-laws of WEC, as in effect on the date hereof, are included (or incorporated by reference) in the WEC SEC Reports.

    Section 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the WEC SEC Reports filed prior to the date hereof or as set forth in Section
5.6 of the WEC Disclosure Schedule, from December 31, 1994, WEC and each of the WEC Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a material adverse effect on the business, assets, financial condition, results of operations or prospects of WEC and its subsidiaries taken as a whole (a "WEC MATERIAL ADVERSE EFFECT").

    Section 5.7 LITIGATION. Except as disclosed in the WEC SEC Reports filed prior to the date hereof or as set forth in Section 5.7, Section 5.9 or Section
5.11 of the WEC Disclosure Schedule, (i) there are no material claims, suits, actions or proceedings, pending or, to the knowledge of WEC, threatened, nor are there, to the knowledge of WEC, any material investigations or reviews pending or threatened against, relating to or affecting WEC or any of the WEC Subsidiaries, (ii) there have not been any significant developments since December 31, 1994 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (iii) there are no material judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to WEC or any of the WEC Subsidiaries.

    Section 5.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of WEC for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will not, at the dates mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 5.9 TAX MATTERS. Except as set forth in Section 5.9 of the WEC Disclosure Schedule:

        (a) FILING OF TIMELY TAX RETURNS. WEC and each of the WEC Subsidiaries have filed (or there has been filed on its behalf) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

        (b) PAYMENT OF TAXES. WEC and each of the WEC Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

        (c)   TAX RESERVES.   WEC and  the WEC Subsidiaries  have established on
    their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

        (d) TAX LIENS. There are no Tax liens upon the assets of WEC or any of the WEC Subsidiaries except liens for Taxes not yet due.

        (e) WITHHOLDING TAXES. WEC and each of the WEC Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

        (f) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither WEC nor any of the WEC Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

        (g) WAIVERS OF STATUTE OF LIMITATIONS. Neither WEC nor any of the WEC Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

        (h) EXPIRATION OF STATUTE OF LIMITATIONS. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of WEC and each of the WEC Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against WEC or any of the WEC Subsidiaries that has not been resolved and paid in full.

        (i)   AUDIT, ADMINISTRATIVE  AND COURT PROCEEDINGS.   No audits or other
    administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of WEC or any of the WEC Subsidiaries.

        (j)   POWERS OF ATTORNEY.   No power of  attorney currently in force has
    been granted by WEC or any of the WEC Subsidiaries concerning any Tax matter.

        (k) TAX RULINGS. Neither WEC nor any of the WEC Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

        (l)   AVAILABILITY  OF TAX  RETURNS.   WEC  has  made available  to  NSP
    complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by WEC or any of the WEC

    Subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by WEC or any of the WEC Subsidiaries and
    (iii) any Closing Agreements entered into by WEC or any of the WEC Subsidiaries with any taxing authority.

        (m)   TAX SHARING AGREEMENTS.   Neither WEC nor  any WEC Subsidiary is a
    party to any agreement relating to allocating or sharing of Taxes.

        (n) CODE SECTION 280G. Neither WEC nor any of the WEC Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

        (o) LIABILITY FOR OTHERS. None of WEC or any of the WEC Subsidiaries has any liability for Taxes of any person other than WEC and the WEC Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract, or (iii) otherwise.

    Section 5.10 EMPLOYEE MATTERS; ERISA. Except as set forth in Section 5.10 of the WEC Disclosure Schedule:

        (a) BENEFIT PLANS. Section 5.10(a) of the WEC Disclosure Schedule contains a true and complete list of each employee benefit plan covering employees, former employees or directors of WEC and each of the WEC Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA and any severance or change in control agreement (collectively, the "WEC BENEFIT PLANS"). For the purposes of this Section 5.10 only, the term "WEC" shall be deemed to include the predecessors of such company.

        (b) CONTRIBUTIONS. All material contributions and other payments required to be made by WEC or any of the WEC Subsidiaries to any WEC Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the WEC Financial Statements.

        (c) QUALIFICATION; COMPLIANCE. Each of the WEC Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the best knowledge of WEC, no circumstances exist that are reasonably expected by WEC to result in the revocation of any such determination. WEC is in compliance in all material respects with, and each of the WEC Benefit Plans is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each WEC Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

        (d) LIABILITIES. With respect to the WEC Benefit Plans, individually and in the aggregate, no event has occurred, and, to the best knowledge of WEC, there does not now exist any condition or set of circumstances, that could subject WEC or any of the WEC Subsidiaries to any material liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the PBGC), or under any indemnity agreement to which WEC is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

        (e)  WELFARE PLANS.   None of  the WEC Benefit  Plans that are  "welfare
    plans", within the meaning of Section 3(1) of ERISA, provides for any retiree benefits, other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

        (f) DOCUMENTS MADE AVAILABLE. WEC has made available to NSP a true and correct copy of each collective bargaining agreement to which WEC or any of the WEC Subsidiaries is a party or under which WEC or any of the WEC Subsidiaries has obligations and, with respect to each WEC Benefit Plan, where applicable, (i) such plan and summary plan description, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such WEC Benefit Plan, and (v) the most recent actuarial report or valuation.

        (g) PAYMENTS RESULTING FROM MERGERS. (i) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from WEC or any of the WEC Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any WEC Benefit Plan being established or becoming accelerated, vested or payable and (ii) neither WEC nor any of the WEC Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,
    (B) any consulting contract with any person who prior to entering into such contract was a director or officer of WEC, or (C) any plan, agreement, arrangement or understanding similar to any of the foregoing.

        (h) LABOR AGREEMENTS. As of the date hereof, neither WEC nor any of the WEC Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the best knowledge of WEC, as of the date hereof, there is no current union representation question involving employees of WEC or any of the WEC Subsidiaries, nor does WEC know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the WEC SEC Reports filed prior to the date hereof or in Section 5.10(h) of the WEC Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other material complaint against WEC or any of the WEC Subsidiaries pending, or to the best knowledge of WEC, threatened, (ii) there is no strike, or lockout or material dispute, slowdown or work stoppage pending, or to the best knowledge of WEC, threatened, against or involving WEC, and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of WEC, threatened, in respect of which any director, officer, employee or agent of WEC or any of the WEC Subsidiaries is or may be entitled to claim indemnification from WEC or such WEC Subsidiary pursuant to their respective articles of incorporation or by-laws or as provided in the indemnification agreements listed in Section 5.10(h) of the WEC Disclosure Schedule.

    Section 5.11 ENVIRONMENTAL PROTECTION. Except as set forth in Section 5.11 of the WEC Disclosure Schedule or in the WEC SEC Reports filed prior to the date hereof:

        (a) COMPLIANCE. WEC and each of the WEC Subsidiaries is in material compliance with all applicable Environmental Laws; and neither WEC nor any of the WEC Subsidiaries has received any communication (written or oral), from any person or Governmental Authority that alleges that WEC or any of the WEC Subsidiaries is not in such compliance with applicable Environmental Laws.

        (b) ENVIRONMENTAL PERMITS. WEC and each of the WEC Subsidiaries has obtained or has applied for all the Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and WEC and the WEC Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits.

        (c) ENVIRONMENTAL CLAIMS. To the best knowledge of WEC, there is no material Environmental Claim pending (i) against WEC or any of the WEC Subsidiaries or WEC Joint Ventures, (ii) against any person or entity whose liability for any Environmental Claim WEC or any of the

    WEC Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which WEC or any of the WEC Subsidiaries owns, leases or manages, in whole or in part.

        (d) RELEASES. WEC has no knowledge of any material Releases of any Hazardous Material that would be reasonably likely to form the basis of any material Environmental Claim against WEC or any of the WEC Subsidiaries, or against any person or entity whose liability for any material Environmental Claim WEC or any of the WEC Subsidiaries has or may have retained or assumed either contractually or by operation of law.

        (e) PREDECESSORS. WEC has no knowledge, with respect to any predecessor of WEC or any of the WEC Subsidiaries, of any material Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

        (f) DISCLOSURE. To WEC's best knowledge, WEC has disclosed to NSP all material facts which WEC reasonably believes form the basis of a material Environmental Claim arising from (i) the cost of WEC pollution control equipment currently required or known to be required in the future; (ii) current WEC remediation costs or WEC remediation costs known to be required in the future; or (iii) any other environmental matter affecting WEC.

    Section 5.12 REGULATION AS A UTILITY. WEC is regulated as a public utility holding company under Section 196.795 of the Wisconsin Statutes. WEPCO is regulated as a public utility in the States of Wisconsin and Michigan and in no other state. Wisconsin Natural Gas Company, a Wisconsin corporation ("WN"), is regulated as a public utility in the State of Wisconsin and in no other state. Neither WEC nor any "subsidiary company" or "affiliate" of WEC is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. WEC is an exempt holding company under Section 3(a)(1) of the 1935 Act.

    Section 5.13 VOTE REQUIRED. The approval of the issuance of Company Common Stock in connection with the NSP Merger by a majority of the votes entitled to be cast by the holders of the shares of WEC Common Stock represented at the meeting and entitled to vote thereon (in which the total vote cast represents over 50% of all shares entitled to vote thereon) and approval of the WEC Article Amendments (as defined in SECTION 7.20) by the votes required in the WEC Restated Articles of Incorporation (collectively, the "WEC SHAREHOLDERS'
APPROVAL") are the only votes of the holders of any class or series of the capital stock of WEC or any of its subsidiaries required to approve this Agreement, the Mergers and the other transactions contemplated hereby, PROVIDED that the approval of shareholders of WEC may be required for the repurchase of shares of WEC Common Stock pursuant to Section 7(a) of the WEC Stock Option Agreement under circumstances where Section 180.1134(1) of the WBCL or Article III.D.(1) of WEC's Restated Articles of Incorporation would be applicable.

    Section 5.14 ACCOUNTING MATTERS. Neither WEC nor, to WEC's best knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Company from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

    Section 5.15 APPLICABILITY OF CERTAIN WISCONSIN LAW. Assuming that the representation and warranty of NSP made in SECTION 4.18 is correct, none of the control share acquisition provisions of Section 180.1150 of the WBCL, the business combination provisions of Sections 180.1140 to 180.1144 of the WBCL, the "fair price" provisions of Sections 180.1130 to 180.1134 of the WBCL or any similar provisions of the WBCL (or, to the best knowledge of WEC, any other similar state statute) or the Restated Articles of Incorporation or by-laws of WEC, are applicable to the transactions contemplated by this Agreement, including the granting or exercise of the WEC Stock Option Agreement (except as set forth in Section 5.15 of the WEC Disclosure Schedule).

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
    Section 5.16 OPINION OF FINANCIAL ADVISOR. WEC has received the opinion of Barr Devlin & Co. Incorporated, dated April 28, 1995, to the effect that, as of the date thereof, the Ratio is fair from a financial point of view to the holders of WEC Common Stock.

    Section 5.17 INSURANCE. Except as set forth in Section 5.17 of the WEC Disclosure Schedule, WEC and each of the WEC Subsidiaries is, and has been continuously since January 1, 1990, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by WEC and the WEC Subsidiaries during such time period. Except as set forth in Section
5.17 of the WEC Disclosure Schedule, neither WEC nor any of the WEC Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of WEC or any of the WEC Subsidiaries. The insurance policies of WEC and each of the WEC Subsidiaries are valid and enforceable policies in all material respects.

    Section 5.18 OWNERSHIP OF OLD NSP COMMON STOCK. Except pursuant to the terms of the NSP Stock Option Agreement, WEC does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Old NSP Common Stock or Old NSP Preferred Stock.

                                   ARTICLE VI
                    CONDUCT OF BUSINESS PENDING THE MERGERS

    Section 6.1 COVENANTS OF THE PARTIES. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, NSP and WEC each agree as follows, each as to itself and to each of the NSP Subsidiaries and the WEC Subsidiaries, as the case may be, except as expressly contemplated or permitted in this Agreement, the NSP Stock Option Agreement or the WEC Stock Option Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

        (a) ORDINARY COURSE OF BUSINESS. Each party hereto shall, and shall cause its Direct Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees. Except as set forth in Section 6.1(a) of the NSP Disclosure Schedule or the WEC Disclosure Schedule, respectively, no party shall, nor shall any party permit any of its Direct Subsidiaries to, enter into a new line of business, or make any change in the line of business it engages in as of the date hereof involving any material investment of assets or resources or any material exposure to liability or loss, in the case of NSP, to NSP and its subsidiaries taken as a whole, and in the case of WEC, to WEC and its subsidiaries taken as a whole.

        (b) DIVIDENDS. No party shall, nor shall any party permit any of its Direct Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than to such party or its wholly-owned subsidiaries and other than dividends required to be paid on any WEPCO Preferred Stock or Old NSP Preferred Stock in accordance with the respective terms thereof, regular quarterly dividends on WEC Common Stock with usual record and payment dates not, during any fiscal year, in excess of 106% of the dividends for the prior fiscal year and regular quarterly dividends on Old NSP Common Stock with usual record and payment dates not, during any fiscal year, in excess of 106% of the dividends for the prior fiscal year; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of their capital stock, other than (A) redemptions, purchases or acquisitions required by the respective terms of any series of WEPCO Preferred Stock or Old NSP Preferred Stock, (B) in connection with refunding

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
    of WEPCO Preferred Stock or Old NSP Preferred Stock with preferred stock or debt at a lower cost of funds (calculating such cost on an after-tax basis),
    (C) in connection with intercompany purchases of capital stock or (D) for the purpose of funding employee stock ownership plans in accordance with past practice. The last record date of each of WEC and NSP on or prior to the Effective Time which relates to a regular quarterly dividend on WEC Common Stock or Old NSP Common Stock, as the case may be, shall be the same date and shall be prior to the Effective Time. Notwithstanding the foregoing, (i) NSP may redeem all or any portion of the Old NSP Preferred Stock if the Board of Directors of NSP determines such course of action will facilitate the transactions contemplated hereby and (ii) WEPCO may redeem all or any portion of the WEPCO Preferred Stock, if the WEPCO Board of Directors determines such course of action will facilitate the transactions contemplated hereby.

        (c) ISSUANCE OF SECURITIES. No party shall, nor shall any party permit any of its Direct Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than pursuant to the NSP Stock Option Agreement and the WEC Stock Option Agreement, as the case may be, other than intercompany issuances of capital stock, and other than issuances (i) in the case of WEC and the WEC Subsidiaries (x) in connection with refunding WEPCO Preferred Stock with preferred stock or debt at a lower cost of funds (calculating such cost on an after-tax basis); and
    (y) up to 1,600,000 shares of WEC Common Stock to be issued for general corporate purposes, including issuances in connection with acquisitions and financing and issuances pursuant to employee benefit plans, stock option and other incentive compensation plans, directors plans and stock purchase and dividend reinvestment plans; and (ii), in the case of NSP and the NSP Subsidiaries (x) in connection with refunding of Old NSP Preferred Stock with preferred stock or debt at a lower cost of funds (calculating such cost on an after-tax basis); and (y) up to 2,900,000 shares of Old NSP Common Stock (in addition to the 155,394 shares issued between April 20, 1995 and the date hereof) to be issued for general corporate purposes, including issuances in connection with acquisitions and financing and issuances pursuant to employee benefit plans, stock option and other incentive compensation plans, directors plans and stock purchase and dividend reinvestment plans. The parties shall promptly furnish to each other such information as may be reasonably requested including financial information and take such action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with issuance of securities as contemplated by this SECTION 6.1(c), subject to obtaining customary indemnities.

        (d) CHARTER DOCUMENTS. Except as set forth in Section 6.1(d) of the NSP Disclosure Schedule or the WEC Disclosure Schedule, no party shall amend or propose to amend its respective articles of incorporation, by-laws or regulations, or similar organic documents, except as contemplated herein.

        (e) NO ACQUISITIONS. Except as set forth in Section 6.1(e) of the NSP Disclosure Schedule or the WEC Disclosure Schedule, other than acquisitions by a party and its Direct Subsidiaries not in excess of $50 million over the amount budgeted by such party for acquisition expenditures, as set forth in such Section 6.1(e) of the NSP Disclosure Schedule or the WEC Disclosure Schedule, singularly or in the aggregate, no party shall, nor shall any party permit any of its Direct Subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, nor shall any party acquire or agree to acquire a material amount of assets other than in the ordinary course of business consistent with past practice.

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
        (f) CAPITAL EXPENDITURES AND EMISSION ALLOWANCES. Except as set forth in Section 6.1(f) of the NSP Disclosure Schedule or the WEC Disclosure Schedule or as required by law, no party shall, nor shall any party permit any of its Direct Subsidiaries to, (i) make capital expenditures in excess of $100 million over the amount budgeted by such party for capital expenditures as set forth in such Section 6.1(f) of the NSP Disclosure Schedule or the WEC Disclosure Schedule or (ii) enter into written commitments for the purchase of sulfur dioxide emission allowances as provided for by the Clean Air Act Amendments of 1990, in excess of $20 million, singularly or in the aggregate.

        (g) NO DISPOSITIONS. Except as set forth in Section 6.1(g) of the NSP Disclosure Schedule or the WEC Disclosure Schedule, other than dispositions by a party and its Direct Subsidiaries of less than $50 million, singularly or in the aggregate, no party shall, nor shall any party permit any of its Direct Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, other than encumbrances or dispositions in the ordinary course of its business consistent with past practice.

        (h) INDEBTEDNESS. Except as contemplated by this Agreement, no party shall, nor shall any party permit any of its Direct Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities); (ii) long-term indebtedness not aggregating more than $650 million; (iii) arrangements between such party and its Direct Subsidiaries or among its Direct Subsidiaries; (iv) as set forth in Section 6.1(h) of the NSP Disclosure Schedule or the WEC Disclosure Schedule; (v) in connection with the refunding of existing indebtedness at a lower cost of funds; or (vi) in connection with the refunding of WEPCO Preferred Stock or Old NSP Preferred Stock as permitted in SECTION 6.1(b).

        (i) COMPENSATION, BENEFITS. Except as set forth in Section 6.1(i) of the NSP Disclosure Schedule or the WEC Disclosure Schedule, as may be required by applicable law or as contemplated by this Agreement, no party shall, nor shall any party permit any of its Direct Subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its Direct Subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its Direct Subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its Direct Subsidiaries or (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice.

        (j) 1935 ACT. Except as set forth in Section 6.1(j) of the NSP Disclosure Schedule or WEC Disclosure Schedule, no party shall, nor shall any party permit any of its Direct Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act, or that would impair the ability of NSP to claim an exemption as of right under Rule 2 of the 1935 Act or that would impair the ability of WEC to claim an exemption pursuant to its order under Section 3(a)(1) of the 1935

    Act prior to the Effective Time, other than (i) the application to the SEC under the 1935 Act contemplated by this Agreement for approval to the extent required of the transactions contemplated hereby and (ii) the registration of the Company pursuant to the 1935 Act.

        (k) TRANSMISSION, GENERATION. Except as required pursuant to tariffs on file with the FERC as of the date hereof, in the ordinary course of business consistent with past practice, or as set forth in Section 6.1(k) of the NSP Disclosure Schedule or the WEC Disclosure Schedule, no party shall, nor shall any party permit any of its Direct Subsidiaries to, (i) commence construction of any additional generating, transmission or delivery capacity, or (ii) obligate itself to purchase or otherwise acquire, or to sell or otherwise dispose of, or to share, any additional generating, transmission or delivery capacity except as set forth in the budgets of NSP and WEC.

        (l) ACCOUNTING. Except as set forth in Section 6.1(l) of the NSP Disclosure Schedule or WEC Disclosure Schedule, no party shall, nor shall any party permit any of its Direct Subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

        (m) POOLING. No party shall, nor shall any party permit any of its subsidiaries to, take any action which would, or would be reasonably likely to, prevent the Company from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations, and each party hereto shall use all reasonable efforts to achieve such result (including taking such actions as may be necessary to cure any facts or circumstances that could prevent such transactions from qualifying for pooling-of-interests accounting treatment).

        (n) TAX-FREE STATUS. No party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Mergers as tax-free transactions (except as to dissenters' rights and fractional shares) under
    Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

        (o) AFFILIATE TRANSACTIONS. Except as set forth in Section 6.1(o) of each of the NSP Disclosure Schedule or the WEC Disclosure Schedule, no party shall, nor shall any party permit any of its Direct Subsidiaries to, enter into any material agreement or arrangement with any of their respective affiliates (other than wholly-owned subsidiaries) on terms materially less favorable to such party than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

        (p) COOPERATION, NOTIFICATION. Each party shall, and shall cause its Direct Subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations; (ii) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects; (iii) advise the other party of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, in the case of NSP, a NSP Material Adverse Effect or, in the case of WEC, a WEC Material Adverse Effect; and (iv) promptly provide the other party with copies of all filings made by such party or any of its Direct Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

        (q) RATE MATTERS. Each of NSP and WEC shall, and shall cause its Direct Subsidiaries to, discuss with the other any changes in its or its Direct Subsidiaries' rates or charges (other than pass-through fuel and gas rates or charges), standards of service or accounting from those in effect on the date hereof and consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent with governmental

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
    regulators, whether written or oral, formal or informal, with respect thereto, and no party will make any filing to change its rates on file with the FERC that would have a material adverse effect on the benefits associated with the business combination provided for herein.

        (r) THIRD-PARTY CONSENTS. NSP shall, and shall cause its Direct Subsidiaries to, use all commercially reasonable efforts to obtain all NSP Required Consents. NSP shall promptly notify WEC of any failure or prospective failure to obtain any such consents and, if requested by WEC, shall provide copies of all NSP Required Consents obtained by NSP to WEC. WEC shall, and shall cause its Direct Subsidiaries to, use all commercially reasonable efforts to obtain all WEC Required Consents. WEC shall promptly notify NSP of any failure or prospective failure to obtain any such consents and, if requested by NSP, shall provide copies of all WEC Required Consents obtained by WEC to NSP.

        (s) NO BREACH, ETC. No party shall, nor shall any party permit any of its Direct Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement, the NSP Stock Option Agreement or the WEC Stock Option Agreement, as the case may be, or in any of its representations and warranties set forth in this Agreement, the NSP Stock Option Agreement, or the WEC Stock Option Agreement, as the case may be, being untrue on and as of the Closing Date.

        (t) TAX-EXEMPT STATUS. No party shall, nor shall any party permit any Direct Subsidiary to, take any action that would likely jeopardize the qualification of NSP's or WEPCO's outstanding revenue bonds which qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

        (u) TRANSITION MANAGEMENT. As soon as practicable after the date hereof, the parties shall create a special transition management task force (the "TASK FORCE") which shall be headed by James J. Howard ("MR. HOWARD") and Richard A. Abdoo ("MR. ABDOO"). The Task Force shall examine various alternatives regarding the manner in which to best organize and manage the business of the Company after the Effective Time, subject to applicable law. Messrs. Howard and Abdoo will have joint decision-making authority regarding the Task Force, and Mr. Abdoo will manage and be responsible for the day-to-day activities and operations of the Task Force.

        (v) TAX MATTERS. Except as set forth in Section 6.1(w) of the NSP Disclosure Schedule or the WEC Disclosure Schedule, no party shall make or rescind any material express or deemed election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1993, except as may be required by applicable law.

        (w) DISCHARGE OF LIABILITIES. No party shall pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

        (x) CONTRACTS. No party shall, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which such party or any Direct Subsidiary of such party is a party or waive, release or assign any material rights or claims.

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
        (y) INSURANCE. Each party shall, and shall cause its Direct Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by such party or its Direct Subsidiaries.

        (z) PERMITS. Each party shall, and shall cause its Direct Subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits pursuant to which such party or its Direct Subsidiaries operate.

        (aa)   LIMITATION ON INVESTMENTS IN UNRESTRICTED SUBSIDIARIES.  From and
    after the date hereof, NSP will not make, and will not permit any NSP Subsidiary to make, any additional investments in, or loans or capital contributions to, or to undertake any guarantees or other obligations with respect to, any NSP Unrestricted Subsidiary in excess of $350 million (which number shall be made up of, and shall not be in duplication of, the amounts budgeted for capital expenditures and acquisitions as set forth in Sections 6.1(e) and (f) of the NSP Disclosure Schedule and amounts spent pursuant to the $50 million basket referenced in SECTION 6.1(e)) in the aggregate to all NSP Unrestricted Subsidiaries; and WEC will not make, and will not permit any WEC Subsidiary to make, any additional investments in, or loans or capital contributions to, or to undertake any guarantees or other obligations with respect to, any WEC Unrestricted Subsidiary in excess of $100 million (which number shall be made up of, and shall not be in duplication of, the amounts budgeted for capital expenditures and acquisitions as set forth in Sections 6.1(e) and (f) of the WEC Disclosure Schedule and amounts spent pursuant to the $50 million basket referenced in
    SECTION 6.1(e)) in the aggregate to all WEC Unrestricted Subsidiaries.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    Section 7.1 ACCESS TO INFORMATION. Upon reasonable notice, each party shall, and shall cause its Direct Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "REPRESENTATIVES") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its Direct Subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its Direct Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the NRC, the Department of Justice, the Federal Trade Commission, the Minnesota Public Utilities Commission, the Public Service Commission of Wisconsin or any other federal or state regulatory agency or commission, and (ii) access to all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Each party shall provide access to those premises, documents, reports and information described above of subsidiaries of such party that are not Direct Subsidiaries to the extent such party has or is able to obtain such access. Each party shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated January 17, 1995, between NSP and WEC, as it may be amended from time to time (the "CONFIDENTIALITY AGREEMENT").

    Section 7.2  JOINT PROXY STATEMENT AND REGISTRATION STATEMENT.

    (a) PREPARATION AND FILING. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "JOINT PROXY/REGISTRATION STATEMENT"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of Company Common Stock issuable in connection with the Mergers to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; PROVIDED, HOWEVER, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Mergers, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of Company Common Stock issuable in the Mergers to be approved for listing on the NYSE upon official notice of issuance. The information provided by any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy Statement/Registration Statement.

    (b) LETTER OF NSP'S ACCOUNTANTS. NSP shall use best efforts to cause to be delivered to WEC letters of Deloitte & Touche LLP and Price Waterhouse LLP, dated a date within two business days before the date of the Joint
Proxy/Registration Statement, and addressed to WEC, in form and substance reasonably satisfactory to WEC and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

    (c) LETTER OF WEC'S ACCOUNTANTS. WEC shall use best efforts to cause to be delivered to NSP a letter of Price Waterhouse LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to NSP, in form and substance reasonably satisfactory to NSP and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

    (d) FAIRNESS OPINIONS. It shall be a condition to the mailing of the Joint Proxy/Registration Statement to the shareholders of NSP and WEC that (i) NSP shall have received an opinion from Goldman, Sachs & Co., dated the date of the Joint Proxy/Registration Statement, to the effect that, as of the date thereof, the Ratio is fair to the holders of Old NSP Common Stock and (ii) WEC shall have received an opinion from Barr Devlin & Co. Incorporated, dated the date of the Joint Proxy Statement, to the effect that, as of the date thereof, the Ratio is fair from a financial point of view to the holders of WEC Common Stock.

    Section 7.3  REGULATORY MATTERS.

    (a) HSR FILINGS. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond promptly to any requests for additional information made by either of such agencies.

    (b) OTHER REGULATORY APPROVALS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the NSP Required Statutory Approvals and the WEC Required Statutory Approvals.

    Section 7.4  SHAREHOLDER APPROVAL.

    (a) APPROVAL OF WEC SHAREHOLDERS. Subject to the provisions of SECTION 7.4(c) and SECTION 7.4(d), WEC shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "WEC SPECIAL MEETING") for the purpose of securing the WEC Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its Restated Articles of Incorporation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the NSP Merger, this Agreement and the transactions contemplated hereby (including the WEC Article Amendments) and
(iv) cooperate and consult with NSP with respect to each of the foregoing matters.

    (b) APPROVAL OF NSP SHAREHOLDERS. Subject to the provisions of SECTION 7.4(c) and SECTION 7.4(d), NSP shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "NSP SPECIAL MEETING") for the purpose of securing the NSP Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its Restated Articles of Incorporation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the NSP Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with WEC with respect to each of the foregoing matters.

    (c) MEETING DATE. The WEC Special Meeting for the purpose of securing the WEC Shareholders' Approval and the NSP Special Meeting for the purpose of securing the NSP Shareholders' Approval shall be held on such dates as NSP and WEC shall mutually determine.

    (d) FAIRNESS OPINIONS NOT WITHDRAWN. It shall be a condition to the obligation of NSP to hold the NSP Special Meeting that the opinion of Goldman, Sachs & Co., referred to in SECTION 7.2(d), shall not have been withdrawn, and it shall be a condition to the obligation of WEC to hold the WEC Special Meeting that the opinion of Barr Devlin & Co. Incorporated, referred to in SECTION 7.2(d), shall not have been withdrawn.

    Section 7.5  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

    (a) INDEMNIFICATION. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of any of the parties hereto or any subsidiary (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party (the "INDEMNIFIED LIABILITIES"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, promptly after

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
statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the WBCL and upon receipt of any affirmation and undertaking required by Section 180.0853 of the WBCL, (ii) the Company will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Wisconsin law and the Restated Articles of Incorporation (including the WEC Article Amendments) or By-laws of the Company (as the same shall be amended pursuant to SECTION 7.20) shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party; PROVIDED, HOWEVER, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

    (b) INSURANCE. For a period of six years after the Effective Time, the Company shall cause to be maintained in effect policies of directors' and officers' liability insurance maintained by NSP and WEC for the benefit of those persons who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage; PROVIDED, HOWEVER, that the Company shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by NSP and WEC for such insurance; and PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, the Company shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Company, for a cost not exceeding such amount.

    (c) SUCCESSORS. In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provisions shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this SECTION 7.5.

    (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of NSP, WEC and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and by-laws in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Mergers and shall continue in full force and effect for a period of not less than six years from the Effective Time.

    (e) BENEFIT. The provisions of this SECTION 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

    Section 7.6 DISCLOSURE SCHEDULES. On the date hereof, (i) WEC has delivered to NSP a schedule (the "WEC DISCLOSURE SCHEDULE"), accompanied by a certificate signed by the chief financial officer of WEC stating the WEC Disclosure Schedule is being delivered pursuant to this SECTION 7.6(i) and (ii) NSP has delivered to WEC a schedule (the "NSP DISCLOSURE SCHEDULE"), accompanied by a certificate signed by the chief financial officer of NSP stating the NSP Disclosure Schedule is being delivered pursuant to this SECTION 7.6(II). The NSP Disclosure Schedule and the WEC Disclosure Schedule are collectively referred to herein as the "DISCLOSURE SCHEDULES". The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

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
    Section 7.7 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law, NSP and WEC will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld).

    Section 7.8 RULE 145 AFFILIATES. Within 30 days after the date of this Agreement, NSP shall identify in a letter to WEC, and WEC shall identify in a letter to NSP, all persons who are, and to such person's best knowledge who will be at the Closing Date, "affiliates" of NSP and WEC, respectively, as such term is used in Rule 145 under the Securities Act (or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment). Each of NSP and WEC shall use all reasonable efforts to cause their respective affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to each other on or prior to the Closing Date a written agreement substantially in the form attached as EXHIBIT 7.8 (each, an "AFFILIATE AGREEMENT").

    Section 7.9  EMPLOYEE AGREEMENTS AND WORKFORCE MATTERS.

    (a)  CERTAIN EMPLOYEE AGREEMENTS.  Subject to SECTION 7.10, SECTION 7.14 and
SECTION 7.15, the Company and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of the parties hereto; PROVIDED, HOWEVER, that this undertaking is not intended to prevent the Company from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

    (b) WORKFORCE MATTERS. Subject to applicable collective bargaining agreements, for a period of three years following the Effective Time, any reductions in workforce in respect of employees of the Company shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, and qualifications, without regard to whether employment was with NSP or its subsidiaries or WEC or its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by the Company or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Company or any of its subsidiaries. Any workforce reductions carried out following the Effective Time by the Company and its subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

    Section 7.10  EMPLOYEE BENEFIT PLANS.

    (a)   MAINTENANCE OF NSP AND WEC BENEFIT PLANS.  Subject to SECTION 7.10(b),
Section 7.10(c) and SECTION 6.1(i), each of the NSP Benefit Plans and WEC Benefit Plans in effect at the date hereof shall be maintained in effect with respect to the employees or former employees of NSP and any of its Direct Subsidiaries, on the one hand, and of WEC and any of its Direct Subsidiaries, on the other hand, respectively, who are covered by any such benefit plan immediately prior to the Closing Date (the "AFFILIATED EMPLOYEES") until the Company otherwise determines after the Effective Time; PROVIDED, HOWEVER, that nothing herein contained shall limit any reserved right contained in any such NSP Benefit Plan or WEC Benefit Plan to amend, modify, suspend, revoke or terminate any such plan; PROVIDED, FURTHER, HOWEVER, that the Company or its subsidiaries shall provide to the Affiliated Employees for a period of not less than one year following the Effective Time benefits, other than with respect to plans referred to in SECTION 7.10(b) and SECTION 7.11, which are no less favorable in the aggregate than those provided under the NSP Benefit Plans or the WEC Benefit Plans, as the case may be. Without limitation of the foregoing, each participant of any such NSP Benefit Plan or WEC Benefit Plan shall receive credit for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits under any benefit plan of the Company or any of its subsidiaries or affiliates for service credited for the corresponding purpose under such benefit plan; PROVIDED, HOWEVER, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit. Any person hired by the Company or any of its subsidiaries after the Closing Date who was not employed by any party hereto or its subsidiaries immediately prior to the Closing Date shall be eligible to participate in such benefit plans maintained, or contributed to, by the subsidiary, division or operation by which such person is employed, PROVIDED that such person meets the eligibility requirements of the applicable plan.

    (b) ADOPTION OF COMPANY REPLACEMENT PLANS. With respect to the WEC Short-Term Performance Plan (the "WEC INCENTIVE PLAN"), the NSP Executive Incentive Compensation Plan (the "NSP INCENTIVE PLAN"), the NSP Long-Term Incentive Award Stock Plan (the "NSP STOCK PLAN") and the WEC 1993 Omnibus Stock Incentive Plan (the "WEC STOCK PLAN"), the Company and its subsidiaries shall adopt replacement plans as set forth in this SECTION 7.10(b) (collectively, the "COMPANY REPLACEMENT PLANS"). Subject to shareholder approval thereof by the NSP shareholders and the WEC shareholders, the Company Replacement Plans will go into effect at the Effective Time. Upon the consummation of the Mergers, no additional obligations shall be incurred under the NSP Incentive Plan, the WEC Incentive Plan, the WEC Stock Plan or the NSP Stock Plan, except to the extent such obligations are attributable to employment prior to the Effective Time and are consistent with past practice under the applicable plan. The WEC Incentive Plan and the NSP Incentive Plan shall be replaced (except with respect to obligations incurred or attributable to employment prior to the Effective Time) by a new annual bonus plan under which cash bonuses, based on percentages of base salaries, are awarded based upon the achievement of performance goals determined in advance by the Compensation Committee of the Board of Directors of the Company (the "COMMITTEE"). With respect to those participants in the new plan who are, or who the Committee determines are likely to be, "covered individuals" within the meaning of Section 162(m) of the Code, the performance goals shall be objective standards that are approved by shareholders in accordance with the requirements for exclusion from the limits of Section 162(m) of the Code as performance-based compensation. The NSP Stock Plan and the WEC Stock Plan shall be replaced (except with respect to obligations incurred or attributable to employment prior to the Effective Time) by a stock compensation plan (the "COMPANY STOCK PLAN") providing for the grant of stock options, stock appreciation rights, restricted stock and such other awards based upon the Company Common Stock as the Committee may determine, subject to shareholder approval of the Company Stock Plan. The Company shall reserve 12 million shares for issuance under the Company Stock Plan.

    (c) NSP AND WEC ACTION. With respect to each of the Company Replacement Plans, each of NSP and WEC shall take all corporate action necessary or appropriate to obtain the approval of the respective shareholders with respect to such plan prior to the Effective Time. Before the Effective Time, WEC shall take all steps necessary to amend (i) the WEC Supplemental Executive Retirement Plan, (ii) the WEC Executive Non-Qualified Trust, (iii) each of the Supplemental Retirement Benefit Agreements set forth in Section 5.10(g) of the WEC Disclosure Schedule, (iv) the WEC Executive Deferred Compensation Plan, (v) the WEC Directors' Deferred Compensation Plan, and (vi) the WEPCO Directors' Deferred Compensation Plan, so that none of the transactions contemplated by this Agreement shall constitute a Change of Control for purposes of said arrangements, PROVIDED that with respect to items (iii) through (vi), WEC shall use its best efforts to obtain the consent of the other parties thereto. Prior to or as soon as practicable after the date hereof, each of NSP and WEC shall adopt severance plans substantially in the forms attached hereto as EXHIBITS 7.10(a) and 7.10(b), respectively.

    Section 7.11  STOCK OPTION AND OTHER STOCK PLANS.

    (a) AMENDMENT OF NSP STOCK PLAN AND AGREEMENTS. Effective as of the Effective Time, NSP shall amend the NSP Stock Plan and each underlying award agreement to provide that (i) each outstanding option to purchase shares of Old NSP Common Stock (each, a "NSP STOCK OPTION"), along with any tandem stock appreciation right, shall constitute an option to acquire shares of Company Common Stock, on the same terms and conditions as were applicable under such NSP Stock Option, based on the same number of shares of the Company Common Stock as the holder of such NSP Stock Option would have been entitled to receive pursuant to the NSP Merger in accordance with ARTICLE II had such holder exercised such option in full immediately prior to the Effective Time; PROVIDED, that the number of shares, the option price, and the terms and conditions of exercise of such option, shall be determined in a manner that preserves both (A) the aggregate gain (or loss) on the NSP Stock Option immediately prior to the Effective Time and (B) the ratio of the exercise price per share subject to the NSP Stock Option to the fair market value (determined immediately prior to the Effective Time) per share subject to such option; and PROVIDED, FURTHER, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and (ii) each other outstanding award under the NSP Stock Plan ("NSP STOCK AWARDS") shall constitute an award based upon the same number of shares of Company Common Stock as the holder of such NSP Stock Award would have been entitled to receive pursuant to the NSP Merger in accordance with ARTICLE II had such holder been the absolute owner, immediately before the Effective Time, of the shares of NSP Common Stock on which such NSP Stock Award is based, and otherwise on the same terms and conditions as governed such NSP Stock Award immediately before the Effective Time. At the Effective Time, the Company shall assume each stock award agreement relating to the NSP Stock Plan, each as amended as previously provided. As soon as practicable after the Effective Time, the Company shall deliver to the holders of NSP Stock Options and NSP Stock Awards appropriate notices setting forth such holders' rights pursuant to the Company Stock Plan and each underlying stock award agreement, each as assumed by the Company.

    (b) AMENDMENT OF WEC STOCK PLAN AND AGREEMENTS. Effective as of the Effective Time, WEC shall amend the WEC Stock Plan and use its best efforts to amend each underlying stock award agreement to provide that none of the transactions contemplated by this Agreement shall constitute a Change in Control for purposes of the WEC Stock Plan.

    (c) COMPANY ACTION. With respect to each of the NSP Stock Plan, the WEC Stock Plan, the NSP Employee Stock Ownership Plan and any other plans under which the delivery of Old NSP Common Stock, WEC Common Stock or Company Common Stock is required upon payment of benefits, grant of awards or exercise of options (the "STOCK PLANS"), the Company shall take all corporate action necessary or appropriate to (i) obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or other applicable law, or to enable such Stock Plan to comply with Rule 16b-3 promulgated under the Exchange Act, (ii) reserve for issuance under such plan or otherwise provide a sufficient number of shares of Company Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such Stock Plan and (iii) as soon as practicable after the Effective Time, file registration statements on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Company Common Stock subject to such Stock Plan to the extent such registration statement is required under applicable law, and the Company shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. With respect to those individuals who subsequent to the Mergers will be subject to the reporting requirements under Section 16(a) of the Exchange Act, the Company shall administer the Stock Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

    Section 7.12 NO SOLICITATIONS. No party hereto shall, and each such party shall cause its Direct Subsidiaries not to, shall not permit any of its Representatives or subsidiaries that are not Direct Subsidiaries to, and shall use its best efforts to cause such persons not to, directly or indirectly:

initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to, any Business Combination Proposal (as defined below), or, in the event of an unsolicited Business Combination Proposal, except to the extent required by their fiduciary duties under applicable law if so advised in a written opinion of outside counsel, engage in negotiations or provide any information or data to any person relating to any Business Combination Proposal. Each party hereto shall notify the other party orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep the other party informed of the status and details of any such inquiry, offer or proposal, and shall give the other party five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Business Combination Proposal. As used in this SECTION 7.12, "BUSINESS COMBINATION PROPOSAL" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any party to this Agreement or any of its material subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the stockholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of any party to this Agreement or any of its material subsidiaries, other than pursuant to the transactions contemplated by this Agreement. Nothing contained herein shall prohibit a party from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to a Business Combination Proposal by means of a tender offer.

    Section 7.13 COMPANY BOARD OF DIRECTORS. NSP's and WEC's respective Boards of Directors will take such action as may be necessary to cause the number of directors comprising the full Board of Directors of the Company at the Effective Time to be 12 persons, six of whom shall be designated by NSP prior to the Effective Time and six of whom shall be designated by WEC prior to the Effective Time. The initial designation of such directors among the three classes of the Board of Directors of the Company shall be agreed to by NSP and WEC, the designees of each party to be divided equally among such classes; PROVIDED, HOWEVER, that if, prior to the Effective Time, any of such designees shall decline or be unable to serve, the party which designated such person shall designate another person to serve in such person's stead. NSP's and WEC's respective Boards of Directors will also take such action as may be necessary to cause the committees of the Board of Directors of the Company at the Effective Time to consist of that number of NSP and WEC designees with such chairs as are set forth on EXHIBIT 7.13.

    Section 7.14 COMPANY OFFICERS. At the Effective Time, pursuant to the terms hereof and of the employment contracts referred to in SECTION 7.15: (a) Mr. Howard shall hold the positions of Chairman of the Board and Chief Executive Officer of the Company and shall be entitled to serve in such capacities until the end of the Initial Period (as defined in Mr. Howard's employment contract entered into pursuant to SECTION 7.15), at which time he shall be entitled to continue to hold the position of Chairman of the Board of the Company until the end of the Secondary Period (as defined in Mr. Howard's employment contract entered into pursuant to SECTION 7.15); and (b) Mr. Abdoo shall hold the positions of Vice Chairman of the Board, President and Chief Operating Officer of the Company and shall be entitled to serve in such capacities until the end of the Initial Period, at which time he shall be entitled to hold the additional position of Chief Executive Officer of the Company and to serve in all such capacities until his successor is elected or appointed and shall have qualified in accordance with the WBCL and the Restated Articles of Incorporation (including the WEC Article Amendments) and By-laws of the Company (as the same shall be amended pursuant to SECTION 7.20). If either of such persons is unable or unwilling to hold such offices for the periods set forth above, his successor shall be selected by the Board of Directors of the Company in accordance with its By-laws.

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
    Section 7.15 EMPLOYMENT CONTRACTS. The Company shall, as of or prior to the Effective Time, enter into employment contracts with Mr. Howard and Mr. Abdoo in the forms set forth in EXHIBIT 7.15.1 and EXHIBIT 7.15.2, respectively.

    Section 7.16   POST-MERGER OPERATIONS.   Following the  Effective Time,  the
Company shall conduct its operations in accordance with the following:

        (a) PRINCIPAL CORPORATE OFFICES. The Company and NSP shall maintain their principal corporate offices in Minnesota in the city of Minneapolis and WEPCO shall maintain its principal corporate offices in Wisconsin in the city of Milwaukee.

        (b) MAINTENANCE OF SEPARATE EXISTENCE OF NEW NSP AND WEPCO. WEPCO, on the one hand, and New NSP, on the other hand, shall continue their separate corporate existences, operating under the names of "WISCONSIN ENERGY COMPANY" and "NORTHERN STATES POWER COMPANY", respectively. The respective corporate officers of WEPCO, on the one hand, and NSP, on the other hand, shall be entitled to maintain their current titles and responsibilities as officers of WEPCO and New NSP, respectively, unless and until otherwise determined by the Board of Directors of WEPCO and New NSP.

        (c) CHARITIES. After the Effective Time, the Company shall provide charitable contributions and community support within the service areas of the parties and each of their respective subsidiaries at levels substantially comparable to the levels of charitable contributions and community support provided by the parties and their respective subsidiaries within their service areas within the two-year period immediately prior to the Effective Time. The assets of The Wisconsin Energy Corporation Foundation, Inc. (the "FOUNDATION") shall be used for charitable purposes in accordance with the articles and by-laws of the Foundation in the service areas of WEPCO (including the prior service area of NSP-W) unless changed by the Board of Directors of the Company.

    Section 7.17 EXPENSES. Subject to SECTION 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/ Registration Statement, as well as the filing fee relating thereto, shall be shared equally by NSP and WEC.

    Section 7.18 FURTHER ASSURANCES. Each party will, and will cause its Direct Subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Mergers in accordance with the terms hereof. The parties expressly acknowledge and agree that, although it is their current intention to effect a business combination among themselves in the form contemplated by this Agreement, it may be preferable to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in
SECTION 8.1(e), SECTION 8.2(e), SECTION 8.2(f), SECTION 8.3(e), and SECTION 8.3(f). Accordingly, if the only conditions to the parties' obligations to consummate the Mergers which are not satisfied or waived are receipt of any one or more of the NSP Required Consents, NSP Required Statutory Approvals, WEC Required Consents, WEC Required Statutory Approvals or the ruling referred to in SECTIONS 8.2(e) and 8.3(e), and the adoption of an alternative structure (that otherwise substantially preserves for NSP and WEC the economic benefits of the Merger) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Mergers that so preserves such benefits; PROVIDED that, prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Mergers, as applied to such alternative business combination, shall have been satisfied or waived.

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
    Section 7.19 UTILITY ASSET TRANSFER. In addition to the transactions described in ARTICLE I and ARTICLE II, contemporaneously with the Reincorporation Effective Time, NSP-W shall transfer to New NSP certain utility assets located in the State of Wisconsin such that, upon such transfer, New NSP shall be a Wisconsin utility for purposes of considering its assets as assets of a public utility affiliate in the determination made under Section 196.795(5)(p) of the Wisconsin Statutes.

    Section 7.20 CHARTER AND BY-LAW AMENDMENTS. Prior to the Closing: (a) WEC and NSP shall agree upon amendments to be effected to the Restated Articles of Incorporation of WEC, including to change the name of WEC to a name agreed upon by NSP and WEC (which shall not be the name of, or a name substantially similar to, either NSP or WEC) (the "WEC ARTICLE AMENDMENTS"), and the by-laws of WEC, and WEC shall take all actions necessary so that the WEC Article Amendments and such amendments to the WEC by-laws become effective no later than the Effective Time; (b) NSP shall cause the articles of incorporation of New NSP to be amended and restated in substantially the form attached hereto as Exhibit 7.20(b); (c) WEC shall cause the articles of incorporation of WEC Sub to be amended and restated substantially in the form attached hereto as Exhibit 7.20(c) and shall cause WEC Sub to issue to WEC additional fully paid shares of WEC Sub's common stock so that, immediately prior to the Effective Time, the number of outstanding shares of common stock of WEC Sub is equal to the number of outstanding shares of NSP Common Stock at such time.

                                  ARTICLE VIII
                                   CONDITIONS

    Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS. The respective obligations of each party to effect the Mergers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to SECTION 9.5 by the joint action of the parties hereto:

        (a) SHAREHOLDER APPROVALS. The WEC Shareholders' Approval and the NSP Shareholders' Approval shall have been obtained.

        (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Mergers shall have been issued and be continuing in effect, and the Mergers and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

        (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

        (d) LISTING OF SHARES. The shares of Company Common Stock issuable in the Mergers pursuant to ARTICLE II shall have been approved for listing on the NYSE upon official notice of issuance.

        (e) STATUTORY APPROVALS. The NSP Required Statutory Approvals and the WEC Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders do not impose terms or conditions which, in the aggregate, would have, or insofar as reasonably can be foreseen, could have, a material adverse effect on the business, assets, financial condition or results of operations of the Company and its prospective subsidiaries taken as a whole or on the Company's prospective utility subsidiaries located in the State of Minnesota taken as a whole, or on its prospective utility subsidiaries located in the State of Wisconsin taken as a whole or which would be materially inconsistent with the agreements of the parties contained herein. A "FINAL ORDER" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the

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
    transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

        (f) DISSENTERS' RIGHTS. The number of NSP Dissenting Shares shall not constitute more than 5% of the number of issued and outstanding shares of Old NSP Common Stock and Old NSP Preferred Stock, taken together as a single class, for this purpose.

        (g) POOLING. Each of NSP and WEC shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory, in each case, to NSP and WEC, stating that the transactions effected pursuant to this Agreement will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations.

    Section 8.2 CONDITIONS TO OBLIGATION OF WEC TO EFFECT THE MERGERS. The obligation of WEC to effect the NSP Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by WEC in writing pursuant to SECTION 9.5:

        (a) PERFORMANCE OF OBLIGATIONS OF NSP. NSP (and/or its appropriate subsidiaries) will have performed its agreements and covenants contained in SECTIONS 6.1(b) and 6.1(c) and SECTION 7.19 and will have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement and the NSP Stock Option Agreement required to be performed by it at or prior to the Effective Time.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of NSP set forth in this Agreement and the NSP Stock Option Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and
    (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, would not be reasonably likely to result in a NSP Material Adverse Effect.

        (c) CLOSING CERTIFICATES. WEC shall have received a certificate signed by the chief financial officer of NSP, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in
    SECTION 8.2(a) and SECTION 8.2(b) have been satisfied.

        (d) NSP MATERIAL ADVERSE EFFECT. No NSP Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a NSP Material Adverse Effect.

        (e) TAX RULING AND OPINION. WEC shall have received (i) a private letter ruling from the Internal Revenue Service ("IRS") providing certain assurances regarding the federal income tax consequences of the Mergers satisfactory in form and substance to Skadden, Arps, Slate, Meagher & Flom and Quarles & Brady and (ii) an opinion of Skadden, Arps, Slate, Meagher & Flom or Quarles & Brady based upon such ruling and satisfactory in form and substance to WEC, dated as of the Closing Date, to the effect that the Reincorporation Merger and the subsequent NSP Merger will each be treated as a tax-free reorganization under Section 368(a) of the Code.

        (f) NSP REQUIRED CONSENTS. The NSP Required Consents the failure of which to obtain would have a NSP Material Adverse Effect shall have been obtained.

        (g)    AFFILIATE  AGREEMENTS.     WEC  shall  have  received   Affiliate
    Agreements, duly executed by each "affiliate" of NSP, substantially in the form of EXHIBIT 7.8, as provided in SECTION 7.8.

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
    Section 8.3 CONDITIONS TO OBLIGATION OF NSP TO EFFECT THE MERGERS. The obligation of NSP to effect the NSP Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by NSP in writing pursuant to SECTION 9.5:

        (a) PERFORMANCE OF OBLIGATIONS OF WEC. WEC (and/or its appropriate subsidiaries) will have performed its agreements and covenants contained in SECTIONS 6.1(b) and 6.1(c) and will have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement and the WEC Stock Option Agreement required to be performed at or prior to the Effective Time.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of WEC set forth in this Agreement and the WEC Stock Option Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and
    (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, would not be reasonably likely to result in a WEC Material Adverse Effect.

        (c) CLOSING CERTIFICATES. NSP shall have received a certificate signed by the chief financial officer of WEC, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in
    SECTION 8.3(a) and SECTION 8.3(b) have been satisfied.

        (d) WEC MATERIAL ADVERSE EFFECT. No WEC Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a WEC Material Adverse Effect.

        (e) TAX RULING AND OPINION. NSP shall have received (i) a private letter ruling from the IRS providing certain assurances regarding the federal income tax consequences of the Mergers satisfactory in form and substance to Wachtell, Lipton, Rosen & Katz and (ii) an opinion of Wachtell, Lipton, Rosen & Katz based upon such ruling and satisfactory in form and substance to NSP, dated as of the Closing Date, to the effect that the Reincorporation Merger and the subsequent NSP Merger will each be treated as a tax-free reorganization under Section 368(a) of the Code.

        (f) WEC REQUIRED CONSENTS. The WEC Required Consents the failure of which to obtain would have a WEC Material Adverse Effect shall have been obtained.

        (g)    AFFILIATE  AGREEMENTS.     NSP  shall  have  received   Affiliate
    Agreements, duly executed by each "affiliate" of WEC substantially in the form of EXHIBIT 7.8, as provided in SECTION 7.8.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    Section 9.1   TERMINATION.   This Agreement may  be terminated  at any  time
prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

        (a) by mutual written consent of the Boards of Directors of NSP and WEC;

        (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before April 30, 1997 (the "INITIAL TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate the Agreement under this SECTION 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before this date; and PROVIDED, FURTHER, that if on the Initial Termination Date the conditions to the Closing set forth in SECTIONS 8.1(e), 8.2(f) and/or 8.3(f) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to October 31, 1997;

        (c) by any party hereto, by written notice to the other parties, if the WEC Shareholders' Approval shall not have been obtained at a duly held WEC Special Meeting, including any adjournments thereof, or the NSP Shareholders' Approval shall not have been obtained at a duly held NSP Special Meeting, including any adjournments thereof;

        (d) by any party hereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the NSP Merger, or by any party hereto if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the NSP Merger, and such order, judgment or decree shall have become final and nonappealable;

        (e) by WEC, upon two days' prior notice to NSP, if, as a result of a tender offer by a party other than NSP or any of its affiliates or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "BUSINESS COMBINATION") by a party other than NSP or any of its affiliates, the Board of Directors of WEC determines in good faith that their fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; PROVIDED, HOWEVER, that (i) the Board of Directors of WEC shall have been advised in a written opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by NSP in negotiations entered into pursuant to CLAUSE (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, WEC shall, and shall cause its respective financial and legal advisors to, negotiate with NSP to make such adjustments in the terms and conditions of this Agreement as would enable WEC to proceed with the transactions contemplated herein on such adjusted terms;

        (f) by NSP, upon two days' prior notice to WEC, if, as a result of a tender offer by a party other than WEC or any of its affiliates or any written offer or proposal with respect to a Business Combination by a party other than WEC or any of its affiliates, the Board of Directors of NSP determines in good faith that their fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; PROVIDED, HOWEVER, that (i) the Board of Directors of NSP shall have been advised in a written opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by WEC in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, NSP shall, and shall cause its respective financial and legal advisors to, negotiate with WEC to make such adjustments in the terms and conditions of this Agreement as would enable NSP to proceed with the transactions contemplated herein on such adjusted terms;

        (g) by NSP, by written notice to WEC, if (i) there exist breaches of the representations and warranties of WEC made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a WEC Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by WEC of notice in writing from NSP, specifying the nature of such breaches and requesting that they be remedied, (ii) WEC (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in SECTIONS 6.1(b) and 6.1(c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder or under the WEC Stock Option Agreement and such failure to perform or comply shall not have been remedied within 20 days after receipt by WEC of notice in writing from NSP, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of WEC or any committee thereof (A) shall withdraw or modify in any manner adverse to NSP its approval or recommendation of this Agreement or the NSP Merger, (B) shall fail to reaffirm such approval or recommendation upon NSP's request, (C) shall approve or recommend any acquisition of WEC or a material portion of its assets or any tender offer for shares of capital stock of WEC, in each case, by a party other than NSP or any of its affiliates or (D) shall resolve to take any of the actions specified in CLAUSE (A), (B) or (C); or

        (h) by WEC, by written notice to NSP, if (i) there exist material breaches of the representations and warranties of NSP made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a NSP Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by NSP of notice in writing from WEC, specifying the nature of such breaches and requesting that they be remedied, (ii) NSP (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in SECTIONS 6.1(b) and 6.1(c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder or under the NSP Stock Option Agreement, and such failure to perform or comply shall not have been remedied within 20 days after receipt by NSP of notice in writing from WEC, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of NSP or any committee thereof (A) shall withdraw or modify in any manner adverse to WEC its approval or recommendation of this Agreement or the NSP Merger, (B) shall fail to reaffirm such approval or recommendation upon WEC's request, (C) shall approve or recommend any acquisition of NSP or a material portion of its assets or any tender offer for the shares of capital stock of NSP, in each case by a party other than WEC or any of its affiliates or (D) shall resolve to take any of the actions specified in CLAUSE (A), (B) or (C).

    Section 9.2 EFFECT OF TERMINATION. Subject to SECTION 10.1(b), in the event of termination of this Agreement by either NSP or WEC pursuant to SECTION
9.1 there shall be no liability on the part of either NSP or WEC or their respective officers or directors hereunder, except that SECTION 7.17 and SECTION 9.3, the agreement contained in the last sentence of SECTION 7.1, SECTION 10.2 and SECTION 10.8 shall survive the termination.

    Section 9.3  TERMINATION FEE; EXPENSES.

    (a) TERMINATION FEE UPON BREACH OR WITHDRAWAL OF APPROVAL. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of (x) SECTION 9.1(g)(i) or (ii) or (y) SECTION 9.1(h)(i) or (ii), then: (i) the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Mergers or the transactions contemplated by this Agreement) not in excess of $10 million; PROVIDED, HOWEVER, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $10 million), be entitled to retain such additional amounts as such non-breaching party may be entitled to receive at law or in equity; and (ii) if (x) at the time of the breaching party's willful breach of this Agreement, there shall have been a third party tender offer for shares of, or a third party offer or proposal with respect to a Business Combination involving, such party or any of its affiliates which at the time of such termination shall not have been rejected by such party and its board of directors and withdrawn by the third party, and (y) within two and one-half years of any termination by the non-breaching party, the breaching party or an affiliate thereof becomes a subsidiary of such

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
offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an affiliate thereof, then such breaching party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed then at the closing (and as a condition to the closing) of such breaching party becoming such a subsidiary or of such Business Combination, will pay to the non-breaching party an additional fee equal to $75 million in cash.

    (b) ADDITIONAL TERMINATION FEE. If (i) this Agreement (x) is terminated by any party pursuant to SECTION 9.1(e) or SECTION 9.1(f), (y) is terminated following a failure of the shareholders of any one of the parties to grant the necessary approvals described in SECTION 4.13 and SECTION 5.13 or (z) is terminated as a result of such party's material breach of SECTION 7.4, and (ii) at the time of such termination or prior to the meeting of such party's shareholders there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, such party or any of its affiliates which at the time of such termination or of the meeting of such party's shareholders shall not have been
(A) rejected by such party and its board of directors and (B) withdrawn by the third party, and (iii) within two and one-half years of any such termination described in clause (i) above, the party or its affiliate which is the subject of the tender offer or offer or proposal with respect to a Business Combination (the "TARGET PARTY") becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or affiliate thereof, then such Target Party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such Target Party becoming such a subsidiary or of such Business Combination, will pay to the other party a termination fee equal to $75 million in cash plus the out-of-pocket fees and expenses incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Mergers or the transactions contemplated by this Agreement).

    (c)  EXPENSES.   The  parties agree that  the agreements  contained in  this
SECTION 9.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

    (d) LIMITATION OF TERMINATION FEES. Notwithstanding anything herein to the contrary, the aggregate amount payable to NSP and its affiliates pursuant to
SECTION 9.3(a), SECTION 9.3(b) and the terms of the WEC Stock Option Agreement shall not exceed $125 million and the aggregate amount payable to WEC and its affiliates pursuant to SECTION 9.3(a), SECTION 9.3(b) and the terms of the NSP Stock Option Agreement shall not exceed $125 million (including, in each case, reimbursement for fees and expenses payable pursuant to this SECTION 9.3). For purposes of this SECTION 9.3(d), the amount payable pursuant to the terms of the WEC Stock Option Agreement or the NSP Stock Option Agreement, as the case may be, shall be the amount paid pursuant to Section 7(a)(i) and 7(a)(ii) thereof.

    Section 9.4 AMENDMENT. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of NSP and WEC and prior to the Effective Time, but after such approvals, no such amendment shall (i) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under
Article II, (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Old NSP Common Stock or WEC Common Stock, or (iii) alter or change any term of the Restated Articles of Incorporation of WEC (including the WEC Article Amendments) as approved by the shareholders of

WEC, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
    Section 9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X
                               GENERAL PROVISIONS

    Section 10.1 NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES. (a) All representations, warranties and agreements in this Agreement shall not survive the Mergers, except as otherwise provided in this Agreement and except for the agreements contained in this SECTION 10.1 and in ARTICLE II, SECTION 7.5, SECTION 7.9, SECTION 7.10, SECTION 7.11, SECTION 7.14, SECTION 7.15,
SECTION 7.16, SECTION 7.17 and SECTION 10.7.

    (b) No party may assert a claim for breach of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the cancellation of this Agreement pursuant to SECTION 9.1(g)(i) or SECTION 9.1(h)(i) (or pursuant to any other subsection of SECTION 9.1, if the terminating party would have been entitled to terminate this Agreement pursuant to SECTION 9.1(g)(i) or SECTION 9.1(h)(i)).

    Section 10.2 BROKERS. NSP represents and warrants that, except for Goldman, Sachs & Co. whose fees have been disclosed to WEC prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NSP. WEC represents and warrants that, except for Barr Devlin & Co. Incorporated, whose fees have been disclosed to NSP prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of WEC.

    Section 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) If to NSP, to:

            Northern States Power Company
           414 Nicollet Mall
           Minneapolis, Minnesota 55401

            Attention: Gary Johnson, Esq.
                       Telephone: (612) 330-7623
                       Telecopy: (612) 330-6222
          with a copy to:
           Gardner, Carton & Douglas
           Quaker Tower, 31st Floor
           321 North Clark Street
           Chicago, Illinois 60610-4795

           Attention: Peter Clarke, Esq.
                      Telephone: (312) 245-8685
                      Telecopy: (312) 644-3381

           and a copy to:

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, NY 10019

           Attention: Barry A. Bryer, Esq.
                    Seth A. Kaplan, Esq.
                    Telephone: (212) 403-1000
                    Telecopy: (212) 403-2000

        (b) If to WEC, to:

            Wisconsin Energy Corporation
           231 West Michigan Street
           Milwaukee, WI 53201

            Attention: Walter T. Woelfle, Esq.
                     Telephone: (414) 221-2765
                     Telecopy: (414) 221-2412

            with a copy to:

            Quarles & Brady
            411 East Wisconsin Avenue
            Milwaukee, Wisconsin 53202

            Attention: Patrick M. Ryan, Esq.
                       Telephone: (414) 277-5181
                       Telecopy: (414) 277-5174

           and a copy to:

           Skadden, Arps, Slate, Meagher & Flom
           919 Third Avenue
           New York, New York 10022

           Attention: Sheldon S. Adler, Esq.
                    Telephone: (212) 735-3000
                    Telecopy: (212) 735-2000

    Section 10.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; (ii) shall not be assigned by operation of law or otherwise; and (iii) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law, rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the MBCA or the WBCL.

    Section 10.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    Section 10.6 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    Section 10.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in SECTION 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing and any other provision of this Agreement, and in addition to any other required action of the Board of Directors of the Company
(a) a majority of the directors (or their successors) serving on the Board of Directors of the Company who are designated by WEC pursuant to SECTION 7.13 shall be entitled during the three year period commencing at the Effective Time (the "THREE YEAR PERIOD") to enforce the provisions of SECTION 7.9, SECTION 7.10, SECTION 7.11 and SECTION 7.14 on behalf of the WEC officers, directors and employees, as the case may be, and (b) a majority of the directors (or their successors) serving on the Board of Directors of the Company who are designated by NSP pursuant to SECTION 7.13 shall be entitled during the Three Year Period to enforce the provisions of, SECTIONS 7.9, SECTION 7.10, SECTION 7.11, and
SECTION 7.14 on behalf of the NSP officers, directors and employees, as the case may be. Such directors' rights and remedies under the preceding sentence are cumulative and are in addition to any other rights and remedies they may have at law or in equity, but in no event shall this SECTION 10.7 be deemed to impose any additional duties on any such directors. The Company shall pay, at the time they are incurred, all costs, fees and expenses of such directors incurred in connection with the assertion of any rights on behalf of the persons set forth above pursuant to this SECTION 10.7.

    Section 10.8 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (i) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement and (ii) without limitation to SECTION 9.3, any right it may have to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

    Section 10.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York.

    IN WITNESS WHEREOF, NSP, WEC, New NSP and WEC Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                              NORTHERN STATES POWER COMPANY

                                              By: /s/ JAMES J. HOWARD
                                                  ----------------------------------------
                                                  Name: James J. Howard
Attest:         /s/ GARY R. JOHNSON           Title: Chairman and Chief
                                                        Executive Officer
    ---------------------------------------
      Secretary

                                              WISCONSIN ENERGY CORPORATION

                                              By: /s/ RICHARD A. ABDOO
                                                  ----------------------------------------
                                                  Name: Richard A. Abdoo
Attest:         /s/ JOHN H. GOETSCH           Title: Chairman, President
                                                        and Chief Executive Officer
    ---------------------------------------
      Secretary

                                              NORTHERN POWER WISCONSIN CORP.

                                              By: /s/ EDWARD J. McINTYRE
                                                  ----------------------------------------
                                                  Name: Edward J. McIntyre
Attest:         /s/ GARY R. JOHNSON           Title: President
    ---------------------------------------
      Secretary

                                              WEC SUB CORP.

                                              By: /s/ RICHARD A. ABDOO
                                                  ----------------------------------------
                                                  Name: Richard A. Abdoo
Attest:         /s/ ANN MARIE BRADY           Title: Chairman, President and
                                                        Chief Executive Officer
    ---------------------------------------
      Secretary

                                                   EXHIBIT A TO MERGER AGREEMENT

                                  FORM OF WEC

                             STOCK OPTION AGREEMENT

                               SEE ANNEX C TO THE

                        JOINT PROXY STATEMENT/PROSPECTUS

                                                   EXHIBIT B TO MERGER AGREEMENT

                                  FORM OF NSP
                             STOCK OPTION AGREEMENT

                               SEE ANNEX B TO THE

                        JOINT PROXY STATEMENT/PROSPECTUS

                                                 EXHIBIT 7.8 TO MERGER AGREEMENT

                          FORM OF AFFILIATE AGREEMENT

GENTLEMEN:

    [The undersigned is a holder of shares of [Common Stock, par value $2.50 per share ("NSP COMMON STOCK"), of Northern States Power Company, a Minnesota corporation ("NSP")] [Common Stock, par value $.01 per share ("WEC COMMON STOCK") of Wisconsin Energy Corporation, a Wisconsin corporation ("WEC")] [Cumulative Preferred Stock, par value $100 per share ("NSP PREFERRED STOCK") of Northern States Power Company, a Minnesota corporation ("NSP")] [Preferred Stock, par value $100 per share ("WEPCO PREFERRED STOCK") of Wisconsin Electric Power Company, a Wisconsin corporation ("WEPCO")]]. [The undersigned is entitled to receive in connection with the merger (the "MERGER") of [NSP], after it is reincorporated in Wisconsin, with a subsidiary of [WEC], securities of WEC (the "Securities").] [This letter relates to the merger (the "Merger") of [NSP], after it is reincorporated in Wisconsin, with a subsidiary of [WEC], in which holders of securities of NSP shall receive securities of WEC (the "Securities").]

    The   undersigned  acknowledges  that  the  undersigned  may  be  deemed  an
"affiliate" of [NSP] [WEC] within the meaning of Rule 145 ("RULE 145") promulgated under the Securities Act of 1933, as amended (the "ACT"), and/or as such term is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

    If in fact the undersigned were an affiliate of [NSP] [WEC] under the Act, the undersigned's ability to sell, assign or transfer any Securities [received by the undersigned in exchange for any shares of NSP Common Stock pursuant to the Merger] may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

    The undersigned hereby represents to and covenants with [WEC] [NSP] that it will not sell, assign or transfer any Securities [received by the undersigned in exchange for shares of NSP Common Stock pursuant to the Merger] except (i) pursuant to an effective registration statement under the Act, (ii) by a sale made in conformity with the volume and other limitations of Rule 145 (and otherwise in accordance with Rule 144 under the Act if the undersigned is an affiliate of WEC and if so required at the time) or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to WEC or as described in a "no-action" or interpretive letter from the Staff of the Commission, is not required to be registered under the Act.

    The undersigned understands that WEC is under no obligation to register the sale, transfer or other disposition of the Securities by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

    In the event of a sale of Securities pursuant to Rule 145, the undersigned will supply WEC with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as WEC may otherwise reasonably request. The undersigned understands that WEC may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned in a manner inconsistent with this letter.

    The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to WEC to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder or (ii) in the event of a sale of the Securities which has been registered under the Act or made in conformity with the provisions of Rule 145.

    The undersigned further represents to, and covenants with WEC that the undersigned will not, during the 30 days prior to the effective time of the Merger sell, transfer or otherwise dispose of, or reduce any risk relative to, any securities of WEPCO, NSP or WEC, and the undersigned will not sell, transfer or otherwise dispose of, or reduce any risk relative to, the Securities received by the undersigned in the Merger or any other shares of the capital stock of WEC until after such time as results covering at least 30 days of operations of WEC (including the combined operations of NSP and WEC) have been published by WEC in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such results of operations.

    The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities.

                                          Very truly yours,
                                          ______________________________________
                                                          [Name]

Dated:

    As an inducement to the above individual to deliver this letter, WEC agrees that for so long as and to the extent necessary to permit such individual to sell the Securities pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, WEC shall use all reasonable efforts to file, on a timely basis, all reports and data required to be filed by it with the Commission pursuant to
Section 13 of the Securities Exchange Act of 1934.

                                          Very truly yours,

                                          WISCONSIN ENERGY CORPORATION
                                          By: __________________________________
                                              Name:
                                              Title:

                                            EXHIBIT 7.10 (a) TO MERGER AGREEMENT

                     NSP SENIOR EXECUTIVE SEVERANCE POLICY
                                  INTRODUCTION

    Northern States Power Company, a Minnesota corporation ("NSP") and Wisconsin Energy Corporation, a Wisconsin corporation ("WEC") have entered into an
Agreement  and  Plan  of  Merger  dated  as  of  April  28,  1995  (the  "Merger
Agreement"), whereby the NSP and WEC organizations will engage in a merger-of-equals transaction (the "Combination"). The Board of Directors of NSP recognizes that the pendency of the Combination, and the inevitable adjustments that will occur during the transition period following the Combination, may result in the loss or distraction of employees of the Corporation and its Subsidiaries to the detriment of the Corporation and its shareholders.

    The Board considers the avoidance of such loss and distraction to be essential to protecting and enhancing the best interests of the Corporation and its shareholders. The Board also believes that during the pendency of the Combination and the transition period thereafter, the Board should be able to receive and rely on disinterested service from employees without concern that employees might be distracted or concerned by personal uncertainties and risks.

    In addition, the Board believes that it is consistent with the Corporation's employment practices and policies and in the best interests of the Corporation and its shareholders to treat fairly its employees whose employment terminates in connection with or following the Combination.

    Accordingly, the Board has determined that appropriate steps should be taken to assure the Corporation of the continued employment and attention and dedication to duty of its employees and to seek to ensure the availability of their continued service, notwithstanding the Combination.

    Therefore, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted.

                                   ARTICLE I
                             ESTABLISHMENT OF PLAN

    As of the Effective Date, the Corporation hereby establishes a separation compensation plan known as the NSP Senior Executive Severance Policy, as set forth in this document.

                                   ARTICLE II
                                  DEFINITIONS

    As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

    (a) ANNUAL INCENTIVE AWARD. The highest amount a Participant received as an annual cash incentive award in any of the three years prior to a termination of employment entitling the Participant to a Separation Benefit.

    (b)   ANNUAL  COMPENSATION.   The sum of  a Participant's  Annual Salary and
Annual Incentive Award.

    (c) ANNUAL SALARY. The Participant's regular annual base salary immediately prior to his or her termination of employment, including compensation converted to other benefits under a flexible pay arrangement maintained by the Corporation or deferred pursuant to a written plan or agreement with the Corporation, but excluding overtime pay, allowances, premium pay, compensation paid or payable under any Corporation long-term or short-term incentive plan or any similar payment.

    (d)  BOARD.  The Board of Directors of Northern States Power Company.

    (e)  CODE.  The Internal Revenue Code of 1986, as amended from time to time.

    (f)  COMMITTEE.  The Compensation Committee of the Board.

    (g) CORPORATION. Northern States Power Company and any successor thereto, including without limitation Northern Power Wisconsin Corp.

    (h) DATE OF THE COMBINATION. The Effective Time, as defined in the Merger Agreement.

    (i) DATE OF TERMINATION. The date on which a Participant ceases to be an Employee.

    (j)  EFFECTIVE DATE.  The date of the Merger Agreement.

    (k) EMPLOYEE. Any full-time, regular-benefit, non-bargaining employee of an Employer. The term shall exclude all individuals employed as independent contractors, temporary employees, other benefit employees, non-benefit employees, leased employees, even if it is subsequently determined that such classification is incorrect.

    (l) EMPLOYER. The Corporation or a Subsidiary which has adopted the Plan pursuant to Article V hereof.

    (m)   PARTICIPANT.   An individual  who is  designated as  such pursuant  to
Section 3.1.

    (n)   SEPARATION BENEFITS.   The benefits described in  Section 4.3 that are
provided to qualifying Participants under the Plan.

    (o)  PLAN.  The NSP Senior Executive Severance Policy.

    (p) SEPARATION PERIOD. The period beginning on a Participant's Date of Termination and ending on the third anniversary thereof.

    (q)   SUBSIDIARY.   Any  corporation in  which the  Corporation, directly or
indirectly, holds a majority of the voting power of such corporation's outstanding shares of capital stock.

    (r)    TARGET  ANNUAL  INCENTIVE.    The  Annual  Incentive  Award  that the
Participant would have received for the year in which his or her Date of Termination occurs, if the target goals had been achieved.

                                  ARTICLE III
                                  ELIGIBILITY

    3.1   PARTICIPATION.   Each  of the individuals  named on  Schedule 1 hereto
shall be a Participant in the Plan. Schedule 1 may be amended by the Board from time to time to add individuals as Participants.

    3.2 DURATION OF PARTICIPATION. A Participant shall only cease to be a Participant in the Plan as a result of an amendment or termination of the Plan complying with Article VII of the Plan, or when he ceases to be an Employee of any Employer, unless, at the time he ceases to be an Employee, such Participant is entitled to payment of a Separation Benefit as provided in the Plan or there has been an event or occurrence described in Section 4.2(a) which would enable the Participant to terminate his employment and receive a Separation Benefit. A Participant entitled to payment of a Separation Benefit or any other amounts under the Plan shall remain a Participant in the Plan until the full amount of the Separation Benefit and any other amounts payable under the Plan have been paid to the Participant.

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                                   ARTICLE IV
                              SEPARATION BENEFITS

    4.1    RIGHT TO  SEPARATION BENEFIT.    A Participant  shall be  entitled to
receive Separation Benefits in accordance with Section 4.3 if the Participant ceases to be an Employee for any reason specified in Section 4.2(a).

    4.2  TERMINATION OF EMPLOYMENT.

    (a) TERMINATIONS WHICH GIVE RISE TO SEPARATION BENEFITS UNDER THIS PLAN. Except as set forth in subsection (b) below, a Participant shall be entitled to Separation Benefits if, at any time before the second anniversary of the Date of the Combination:

        (i) the Participant ceases to be an Employee by action of the Employer or any of its affiliates (excluding any transfer to another Employer);

        (ii) the Participant's Annual Salary is reduced below the higher of (x) the amount in effect on the Effective Date and (y) the highest amount in effect at any time thereafter, and the Participant ceases to be an Employee by his or her own action within 90 days after the occurrence of such reduction;

       (iii) the Participant's duties and responsibilities or the program of incentive compensation and retirement and welfare benefits offered to the Participant are materially and adversely diminished in comparison to the duties and responsibilities or the program of benefits enjoyed by the Participant on the Effective Date, and the Participant ceases to be an Employee by his or her own action within 90 days after the occurrence after such reduction;

       (iv) the Participant is required to be based at a location more than 50 miles from the location where the Participant was based and performed services on the Effective Date, and the Participant ceases to be an Employee by his or her own action within 90 days after such relocation;

        (v) an Employer or any affiliate of an Employer sells or otherwise distributes or disposes of the subsidiary, branch or other business unit in which the Participant was employed before such sale, distribution or disposition and the requirements of subsection (b)(iv) of this Section 4.2 are not met, and the Participant ceases to be an Employee upon or within 90 days after such sale, distribution or disposition.

    (b) TERMINATIONS WHICH DO NOT GIVE RISE TO SEPARATION BENEFITS UNDER THIS PLAN. If a Participant's employment is terminated for Cause, disability, retirement, or a qualified sale of business (as those terms are defined below), or voluntarily by the Participant in the absence of an event described in subsection (a)(ii), (iii) or (iv) of this Section 4.2, the Participant shall not be entitled to Separation Benefits under the Plan.

        (i) A termination for disability shall have occurred where a Participant is terminated because illness or injury has prevented him from performing his duties (as they existed immediately prior to the illness or injury) on a full time basis for 180 consecutive business days.

        (ii) A termination by retirement shall have occurred where a Participant's termination is due to his voluntary late, normal or early retirement under a pension plan sponsored by his Employer or its affiliates, as defined in such plan.

       (iii) A termination for Cause shall have occurred where a Participant is terminated because of:

           (A) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or an elected officer of the Corporation which specifically identifies the manner in which the Board or the elected officer believes that the Participant has not substantially performed the Participant's duties, or

           (B) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation.

    For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, or upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Corporation.

       (iv) A termination due to a qualified sale of business shall have occurred where an Employer or an affiliate of an Employer has sold, distributed or otherwise disposed of the subsidiary, branch or other business unit in which the Participant was employed before such sale, distribution or disposition and the Participant has been offered employment with the purchaser of such subsidiary, branch or other business unit or the corporation or other entity which is the owner thereof on substantially the same terms and conditions under which he worked for the Employer (including, without limitation, base salary, duties and responsibilities, program of benefits and location where based). Such terms and conditions shall also include, without limitation, a legally binding agreement or plan covering such Participant, providing that upon a termination of employment with the subsidiary, branch or business unit (or the corporation or other entity which is the owner thereof) or any successor thereto of the kind described in Article VI of this Plan, at any time before the second anniversary of the Date of the Combination, the Participant's employer or any successor will pay to each such former Participant an amount equal to the separation benefit and other benefits that such former Participant would have received under the Plan had he been a Participant at the time of such termination. For purposes of this subsection, the new employer plan or agreement must treat service with any Employer (irrespective of whether the Employer was an affiliate of the Corporation or the Employee was a Participant at the time of such service) and the new employer as continuous service for purposes of calculating separation benefits.

    4.3  SEPARATION BENEFITS.

    (a) If a Participant's employment is terminated in circumstances entitling him to a separation benefit as provided in Section 4.2(a), the Participant's Employer shall pay such Participant, within ten days of the Date of Termination, a cash lump sum as set forth in subsection (b) below and the continued benefits set forth in subsection (c) below. For purposes of determining the benefits set forth in subsections (b) and (c), if the termination of the Participant's employment is based upon a reduction of the Participant's Annual Salary or benefits as described in subsection (ii) or (iii) of Section 4.2, such reduction shall be ignored.

    (b) The cash lump sum referred to in Section 4.3(a) shall equal the aggregate of the following amounts:

        (i) the sum of (1) the Participant's Annual Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Target Incentive and (y) a fraction, the numerator of which is the number of days in such year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by the Participant (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid and in full satisfaction of the rights of the Participant thereto;

        (ii) an amount equal to the product of (1) three and (2) the sum of (x) the Participant's Annual Salary and (y) the higher of the Target Annual Incentive or the Annual Incentive Award; and

       (iii) an amount equal to the difference between (a) the actuarial equivalent of the benefit under the Corporation's qualified defined benefit retirement plan (the "Retirement Plan") and any excess or supplemental retirement plans in which the Participant participates (together, the "SERP") which the Participant would receive if his or her employment continued during the Separation Period, assuming that the Participant's compensation during the Separation Period would have been equal to his or her compensation as in effect immediately before the termination or, if higher, on the Effective Date, and (b) the actuarial equivalent of the Participant's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination. The actuarial assumptions used for purposes of determining actuarial equivalence shall be no less favorable to the Participant than the most favorable of those in effect under the Retirement Plan and the SERP on the Date of Termination and the Effective Date.

    (c) The continued benefits referred to above shall be as follows.

        (i) During the Separation Period, the Participant and his family shall be provided with medical, dental and life insurance benefits as if the Participant's employment had not been terminated; provided, however, that if the Participant becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Participant for retiree medical, dental and life insurance benefits under the Corporation's plans, practices, programs and policies, the Participant shall be considered to have remained employed during the Separation Period and to have retired on the last day of such period;

        (ii) The Corporation shall, at its sole expense as incurred, provide the Participant with outplacement services the scope and provider of which shall be selected by the Participant in his or her sole discretion (but at a cost to the Corporation of not more than $30,000) or, at the Participant's option, the use of office space, office supplies and equipment and secretarial services for a period not to exceed one year;

       (iii) The Corporation shall continue to provide the Participant with financial planning counselling benefits through the second anniversary of the Date of Termination, on the same terms and conditions as were in effect immediately before the termination or, if more favorable, on the Effective Date; and

       (iv) The Corporation shall transfer to the Participant, at no cost to the Participant, the title to the company car being used by the Participant as of the Date of Termination.

To the extent any benefits described in this Section 4.3(c) cannot be provided pursuant to the appropriate plan or program maintained for Employees, the Employer shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Participant.

    4.4 OTHER BENEFITS PAYABLE. The cash lump sum and continuing benefits described in Section 4.3 above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options or other benefits which may be owed to a Participant upon or following termination, including but not limited to accrued vacation or sick pay, amounts or benefits payable under any bonus or other compensation plans, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar or successor plan, but excluding any severance pay or pay in lieu of notice required to be paid to such Participant under applicable law.

    4.5  CERTAIN REDUCTION OF PAYMENTS BY THE CORPORATION.

    (a) For purposes of this Section 4.5, (i) a Payment shall mean any payment or distribution in the nature of compensation to or for the benefit of a Participant, whether paid or payable pursuant to this Plan or otherwise; (ii) Separation Payment shall mean a Payment paid or payable pursuant to this Plan (disregarding this Section); (iii) Net After Tax Receipt shall mean the Present Value of a Payment net of all taxes imposed on a Participant with respect thereto under Sections 1 and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), determined by applying the highest marginal rate under
Section 1 of the Code which applied to the Participant's taxable income for the immediately preceding taxable year; (iv) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and (v) "Reduced Amount" shall mean the greatest aggregate amount of Separation Payments which
(a) is less than the sum of all Separation Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the Participant were paid the sum of all Separation Payments.

    (b) Anything in this Agreement to the contrary notwithstanding, in the event Price Waterhouse or such other certified public accounting firm designated by the Participant (the "Accounting Firm") shall determine that receipt of all Payments would subject the Participant to tax under Section 4999 of the Code, it shall determine whether some amount of Separation Payments would meet the definition of a "Reduced Amount." If the Accounting Firm determines that there is a Reduced Amount, the aggregate Separation Payments shall be reduced to such Reduced Amount. All fees payable to the Accounting Firm shall be paid solely by the Corporation.

    (c) If the Accounting Firm determines that aggregate Separation Payments should be reduced to the Reduced Amount, the Corporation shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof, and the Participant may then elect, in his sole discretion, which and how much of the Separation Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Separation Payments equals the Reduced Amount), and shall advise the Corporation in writing of his election within ten days of his receipt of notice. If no such election is made by the Participant within such ten-day period, the Corporation may elect which of such Separation Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Separation Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. All determinations made by the Accounting Firm under this Section shall be binding upon the Corporation and the Participant and shall be made within 60 days of a termination of employment of the Participant. As promptly as practicable following such determination, the Corporation shall pay to or distribute for the benefit of the Participant such Separation Payments as are then due to the Participant under this Plan and shall promptly pay to or distribute for the benefit of the Participant in the future such Separation Payments as become due to the Participant under this Plan.

    (d) While it is the intention of the Corporation to reduce the amounts payable or distributable to the Participants hereunder only if the aggregate Net After Tax Receipts to a Participant would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Corporation to or for the benefit of a Participant pursuant to this Plan which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Corporation to or for the benefit of a Participant pursuant to this Plan could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Corporation or the Participant which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Corporation to or for the benefit of a Participant shall be treated for all purposes as a loan to the Participant which the Participant shall repay to the Corporation together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by a Participant to the Corporation if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Participant together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

    4.6 PAYMENT OBLIGATIONS ABSOLUTE. Subject to Section 4.5, the obligations of the Corporation and the Employers to pay the separation benefits described in
Section 4.3 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation or any of its Subsidiaries may have against any Participant. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to a Participant under any of the provisions of this Plan, nor shall the amount of any payment hereunder be reduced by any compensation earned by a Participant as a result of employment by another employer, except as specifically provided in Section 4.3(c)(i).

                                   ARTICLE V
                            PARTICIPATING EMPLOYERS

    This Plan may be adopted by any Subsidiary of the Corporation. Upon such adoption, the Subsidiary shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary who are Participants pursuant to Section 3.1.

                                   ARTICLE VI
                            SUCCESSOR TO CORPORATION

    This Plan shall bind any successor of the Corporation, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), including without limitation Northern Power Wisconsin Corp., in the same manner and to the same extent that the Corporation would be obligated under this Plan if no succession had taken place.

    In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Corporation shall require such successor expressly and unconditionally to assume and agree to perform the Corporation's obligations under this Plan, in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. The term "Corporation," as used in this Plan, shall mean the Corporation as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.

                                  ARTICLE VII
                      DURATION, AMENDMENT AND TERMINATION

    7.1 DURATION. If the Combination has not occurred, this Plan shall expire five years from the Effective Date, unless extended for an additional period or periods by resolution adopted by the Board.

    If the Combination occurs, this Plan shall continue in full force and effect and shall not terminate or expire until after all Participants who become entitled to any payments hereunder shall have received such payments in full and all adjustments required to be made pursuant to Section 4.5 have been made.

    7.2 AMENDMENT. Except as provided in Section 7.1, the Plan shall not be subject to amendment, change, substitution, deletion, revocation or termination in any respect which adversely affects the rights of Participants.

    7.3  FORM OF AMENDMENT.   The form of any amendment  of the Plan shall be  a
written instrument signed by a duly authorized officer or officers of the Corporation, certifying that the amendment has been approved by the Board.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    8.1 INDEMNIFICATION. If a Participant institutes any legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by this Plan, the Corporation or the Employer will pay for all actual legal fees and expenses incurred (as incurred) by such Participant, regardless of the outcome of such action.

    8.2 EMPLOYMENT STATUS. This Plan does not constitute a contract of employment or impose on the Participant or the Participant's Employer any obligation to retain the Participant as an Employee, to change the status of the Participant's employment, or to change the Corporation's policies or those of its Subsidiaries regarding termination of employment.

    8.3 CLAIM PROCEDURE. If an Employee or former Employee makes a written request alleging a right to receive benefits under this Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, the Corporation shall treat it as a claim for benefit. All claims for benefit under the Plan shall be sent to the Human Resources Department of the Corporation and must be received within 30 days after termination of employment. If the Corporation determines that any individual who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant. The notice will be sent within 90 days of the claim unless the Corporation determines additional time, not exceeding 90 days, is needed. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Corporation a notice that the claimant contests the denial of his or her claim by the Corporation and desires a further review. The Corporation shall within 60 days thereafter review the claim and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of the Corporation. The Corporation will render its final decision with specific reasons therefor in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Corporation determines additional time, not exceeding 60 days, is needed, and so notifies the Participant. If the Corporation fails to respond to a claim filed in accordance with the foregoing within 60 days or any such extended period, the Corporation shall be deemed to have denied the claim.

    8.4 VALIDITY AND SEVERABILITY. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    8.5 GOVERNING LAW. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of Minnesota, without reference to principles of conflict of law, except to the extent pre-empted by federal law.

                                             EXHIBIT 7.10(b) TO MERGER AGREEMENT

                                      WEC
                       SENIOR EXECUTIVE SEVERANCE POLICY
                                  INTRODUCTION

    Northern States Power Company, a Minnesota corporation ("NSP") and Wisconsin Energy Corporation, a Wisconsin corporation ("WEC") have entered into an Agreement and Plan of Merger dated as of April 28, 1995 (the "Merger Agreement"), whereby the NSP and WEC organizations will merge with WEC as the surviving parent (the "Combination"). The Board of Directors of WEC recognizes that the pendency of the Combination, and the inevitable adjustments that will occur during the transition period following the Combination, may result in the loss or distraction of employees of WEC and its Subsidiaries to the detriment of WEC and its shareholders.

    The  Board  considers  the avoidance  of  such  loss and  distraction  to be essential to  protecting  and  enhancing  the best  interests  of  WEC  and  its shareholders. The Board also believes that during the pendency of the Combination and the transition period thereafter, the Board should be able to receive and rely on disinterested service from employees without concern that employees might be distracted or concerned by personal uncertainties and risks.

    In addition, the Board believes that it is consistent with WEC's employment practices and policies and in the best interests of WEC and its shareholders to treat fairly its employees whose employment terminates in connection with or following the Combination.

    Accordingly, the Board has determined that appropriate steps should be taken to assure WEC of the continued employment and attention and dedication to duty of its employees and to seek to ensure the availability of their continued service, notwithstanding the Combination.

    Therefore, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted.

                                   ARTICLE I
                             ESTABLISHMENT OF PLAN

    As of the Effective Date, WEC hereby establishes a separation compensation plan known as the WEC Senior Executive Severance Policy, as set forth in this document.

                                   ARTICLE II
                                  DEFINITIONS

    As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

    (a) ANNUAL INCENTIVE AWARD. The highest amount a Participant received as an annual incentive award in any of the three years prior to a termination of employment entitling the Participant to a Separation Benefit.

    (b)   ANNUAL  COMPENSATION.   The sum of  a Participant's  Annual Salary and
Annual Incentive Award.

    (c) ANNUAL SALARY. The Participant's regular annual base salary immediately prior to his or her termination of employment, including compensation converted to other benefits under a flexible pay arrangement maintained by the Corporation or deferred pursuant to a written plan or agreement with the Corporation, but excluding overtime pay, allowances, premium pay, compensation paid or payable under any Corporation long-term or short-term incentive plan or any similar payment.

    (d)  BOARD.  The Board of Directors of Wisconsin Energy Corporation.

    (e)  CODE.  The Internal Revenue Code of 1986, as amended from time to time.

    (f)  COMMITTEE.  The Compensation Committee of the Board.

    (g)  CORPORATION.  Wisconsin Energy Corporation and any successor thereto.

    (h) DATE OF THE COMBINATION. The Effective Time, as defined in the Merger Agreement.

    (i) DATE OF TERMINATION. The date on which a Participant ceases to be an Employee.

    (j)  EFFECTIVE DATE.  The date of the Merger Agreement.

    (k) EMPLOYEE. Any full-time, regular-benefit, non-bargaining employee of an Employer. The term shall exclude all individuals employed as independent contractors, temporary employees, other benefit employees, non-benefit employees, leased employees, even if it is subsequently determined that such classification is incorrect.

    (l) EMPLOYER. The Corporation or a Subsidiary which has adopted the Plan pursuant to Article V hereof.

    (m)   PARTICIPANT.   An  individual who  is designated  as such  pursuant to
Section 3.1.

    (n)  SEPARATION BENEFITS.   The benefits described  in Section 4.3 that  are
provided to qualifying Participants under the Plan.

    (o)  PLAN.  The WEC Senior Executive Severance Policy.

    (p)   SEPARATION PERIOD.   The period  beginning on a  Participant's Date of
Termination and ending on the third anniversary thereof.

    (q)  SUBSIDIARY.   Any  corporation in  which the  Corporation, directly  or
indirectly, holds a majority of the voting power of such corporation's outstanding shares of capital stock.

    (r)  TARGET  ANNUAL INCENTIVE.   The Annual Incentive  that the  Participant
would have received for the year in which his or her Date of Termination occurs, if the target goals had been achieved.

                                  ARTICLE III
                                  ELIGIBILITY

    3.1   PARTICIPATION.   Each  of the individuals  named on  Schedule 1 hereto
shall be a Participant in the Plan. Schedule 1 may be amended by the Board from time to time to add individuals as Participants.

    3.2 DURATION OF PARTICIPATION. A Participant shall only cease to be a Participant in the Plan as a result of an amendment or termination of the Plan complying with Article VII of the Plan, or when he ceases to be an Employee of any Employer, unless, at the time he ceases to be an Employee, such Participant is entitled to payment of a Separation Benefit as provided in the Plan or there has been an event or occurrence described in Section 4.2(a) which would enable the Participant to terminate his employment and receive a Separation Benefit. A Participant entitled to payment of a Separation Benefit or any other amounts under the Plan shall remain a Participant in the Plan until the full amount of the Separation Benefit and any other amounts payable under the Plan have been paid to the Participant.

                                   ARTICLE IV
                              SEPARATION BENEFITS

    4.1    RIGHT TO  SEPARATION BENEFIT.    A Participant  shall be  entitled to
receive Separation Benefits in accordance with Section 4.3 if the Participant ceases to be an Employee for any reason specified in Section 4.2(a).

    4.2  TERMINATION OF EMPLOYMENT.

    (a) TERMINATIONS WHICH GIVE RISE TO SEPARATION BENEFITS UNDER THIS PLAN. Except as set forth in subsection (b) below, a Participant shall be entitled to Separation Benefits if at any time before the second anniversary of the Date of the Combination:

        (i) the Participant ceases to be an Employee by action of the Employer or any of its affiliates (excluding any transfer to another Employer);

        (ii) the Participant's Annual Salary is reduced below the higher of (x) the amount in effect on the Effective Date and (y) the highest amount in effect at any time thereafter, and the Participant ceases to be an Employee by his or her own action within 90 days after the occurrence of such reduction;

       (iii) the Participant's duties and responsibilities or the program of incentive compensation and retirement and welfare benefits offered to the Participant are materially and adversely diminished in comparison to the duties and responsibilities or the program of benefits enjoyed by the Participant on the Effective Date, and the Participant ceases to be an Employee by his or her own action within 90 days after the occurrence after such reduction;

       (iv) the Participant is required to be based at a location more than 50 miles from the location where the Participant was based and performed services on the Effective Date, and the Participant ceases to be an Employee by his or her own action within 90 days after such relocation;

        (v) an Employer or any affiliate of an Employer sells or otherwise distributes or disposes of the subsidiary, branch or other business unit in which the Participant was employed before such sale, distribution or disposition and the requirements of subsection (b)(iv) of this Section 4.2 are not met, and the Participant ceases to be an Employee upon or within 90 days after such sale, distribution or disposition.

    (b) TERMINATIONS WHICH DO NOT GIVE RISE TO SEPARATION BENEFITS UNDER THIS PLAN. If a Participant's employment is terminated for Cause, disability, retirement, or a qualified sale of business (as those terms are defined below), or voluntarily by the Participant in the absence of an event described in subsection (a)(ii), (iii) or (iv) of this Section 4.2, the Participant shall not be entitled to Separation Benefits under the Plan.

        (i) A termination for disability shall have occurred where a Participant is terminated because illness or injury has prevented him from performing his duties (as they existed immediately prior to the illness or injury) on a full time basis for 180 consecutive business days.

        (ii) A termination by retirement shall have occurred where a Participant's termination is due to his voluntary late, normal or early retirement under a pension plan sponsored by his Employer or its affiliates, as defined in such plan.

       (iii) A termination for Cause shall have occurred where a Participant is terminated because of:

           (A) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or an elected officer of

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
       the Corporation which specifically identifies the manner in which the Board or the elected officer believes that the Participant has not substantially performed the Participant's duties, or

           (B) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation.

    For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Corporation.

       (iv) A termination due to a qualified sale of business shall have occurred where an Employer or an affiliate of an Employer has sold, distributed or otherwise disposed of the subsidiary, branch or other business unit in which the Participant was employed before such sale, distribution or disposition and the Participant has been offered employment with the purchaser of such subsidiary, branch or other business unit or the corporation or other entity which is the owner thereof on substantially the same terms and conditions under which he worked for the Employer (including, without limitation, base salary, duties and responsibilities, program of benefits and location where based). Such terms and conditions shall also include, without limitation, a legally binding agreement or plan covering such Participant, providing that upon a termination of employment with the subsidiary, branch or business unit (or the corporation or other entity which is the owner thereof) or any successor thereto of the kind described in Article VI of this Plan, at any time before the second anniversary of the Date of the Combination, the Participant's employer or any successor will pay to each such former Participant an amount equal to the separation benefit and other benefits that such former Participant would have received under the Plan had he been a Participant at the time of such termination. For purposes of this subsection, the new employer plan or agreement must treat service with any Employer (irrespective of whether the Employer was an affiliate of the Corporation or the Employee was a Participant at the time of such service) and the new employer as continuous service for purposes of calculating separation benefits.

    4.3  SEPARATION BENEFITS.

    (a) If a Participant's employment is terminated in circumstances entitling him to a separation benefit as provided in Section 4.2(a), the Participant's Employer shall pay such Participant, within ten days of the Date of Termination, a cash lump sum as set forth in subsection (b) below and the continued benefits set forth in subsection (c) below. For purposes of determining the benefits set forth in subsections (b) and (c), if the termination of the Participant's employment is based upon a reduction of the Participant's Annual Salary or benefits as described in subsection (ii) or (iii) of Section 4.2, such reduction shall be ignored.

    (b) The cash lump sum referred to in Section 4.3(a) shall equal the aggregate of the following amounts:

        (i) the sum of (1) the Participant's Annual Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Target Incentive and (y) a fraction, the numerator of which is the number of days in such year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by the Participant (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid and in full satisfaction of the rights of the Participant thereto;

        (ii) an amount equal to the product of (1) three, and (2) the sum of (x) the Participant's Annual Salary and (y) the higher of the Target Annual Incentive or the Annual Incentive Award; and

       (iii) an amount equal to the difference between (a) the actuarial equivalent of the benefit under the Corporation's qualified defined benefit retirement plan (the "Retirement Plan") and any excess or supplemental retirement plans in which the Participant participates (together, the "SERP") which the Participant would receive if his or her employment continued during the Separation Period, assuming that the Participant's compensation during the Separation Period would have been equal to his or her compensation as in effect immediately before the termination or, if higher, on the Effective Date, and (b) the actuarial equivalent of the Participant's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination. The actuarial assumptions used for purposes of determining actuarial equivalence shall be no less favorable to the Participant than the most favorable of those in effect under the Retirement Plan and the SERP on the Date of Termination and the Effective Date.

    (c) The continued benefits referred to above shall be as follows:

        (i) During the Separation Period, the Participant and his family shall be provided with medical, dental and life insurance benefits as if the Participant's employment had not been terminated; provided, however, that if the Participant becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Participant for retiree medical, dental and life insurance benefits under the Corporation's plans, practices, programs and policies, the Participant shall be considered to have remained employed during the Separation Period and to have retired on the last day of such period;

        (ii) The Corporation shall, at its sole expense as incurred, provide the Participant with outplacement services the scope and provider of which shall be selected by the Participant in his or her sole discretion (but at a cost to the Corporation of not more than $30,000) or, at the Participant's option, the use of office space, office supplies and equipment and secretarial services for a period not to exceed one year;

       (iii) The Corporation shall continue to provide the Participant with financial planning counseling benefits through the second anniversary of the Date of Termination, on the same terms and conditions as were in effect immediately before the termination or, if more favorable, on the Effective Date; and

       (iv) The Corporation shall transfer to the Participant, at no cost to the Participant, the title to the company car being used by the Participant as of the Date of Termination.

To the extent any benefits described in this Section 4.3(c) cannot be provided pursuant to the appropriate plan or program maintained for Employees, the Employer shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Participant.

    4.4 OTHER BENEFITS PAYABLE. The cash lump sum and continuing benefits described in Section 4.3 above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options or other benefits which may be owed to a Participant upon or following termination, including but not limited to accrued vacation or sick pay, amounts or benefits payable under any bonus or other compensation plans, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar or successor plan but excluding any severance pay or pay in lieu of notice required to be paid to such Participant under applicable law.

    4.5  CERTAIN REDUCTION OF PAYMENTS BY THE CORPORATION.

    (a) For purposes of this Section 4.5, (i) a Payment shall mean any payment or distribution in the nature of compensation to or for the benefit of a Participant, whether paid or payable pursuant to this Plan or otherwise; (ii) Separation Payment shall mean a Payment paid or payable pursuant to this Plan (disregarding this Section); (iii) Net After Tax Receipt shall mean the Present Value of a Payment net of all taxes imposed on a Participant with respect thereto under Sections 1 and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), determined by applying the highest marginal rate under
Section 1 of the Code which applied to the Participant's taxable income for the immediately preceding taxable year; (iv) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and (v) "Reduced Amount" shall mean the greatest aggregate amount of Separation Payments which
(a) is less than the sum of all Separation Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the Participant were paid the sum of all Separation Payments.

    (b) Anything in this Agreement to the contrary notwithstanding, in the event Price Waterhouse or such other certified public accounting firm designated by the Participant (the "Accounting Firm") shall determine that receipt of all Payments would subject the Participant to tax under Section 4999 of the Code, it shall determine whether some amount of Separation Payments would meet the definition of a "Reduced Amount." If the Accounting Firm determines that there is a Reduced Amount, the aggregate Separation Payments shall be reduced to such Reduced Amount. All fees payable to the Accounting Firm shall be paid solely by the Corporation.

    (c) If the Accounting Firm determines that aggregate Separation Payments should be reduced to the Reduced Amount, the Corporation shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof, and the Participant may then elect, in his sole discretion, which and how much of the Separation Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Separation Payments equals the Reduced Amount), and shall advise the Corporation in writing of his election within ten days of his receipt of notice. If no such election is made by the Participant within such ten-day period, the Corporation may elect which of such Separation Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Separation Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. All determinations made by the Accounting Firm under this Section shall be binding upon the Corporation and the Participant and shall be made within 60 days of a termination of employment of the Participant. As promptly as practicable following such determination, the Corporation shall pay to or distribute for the benefit of the Participant such Separation Payments as are then due to the Participant under this Plan and shall promptly pay to or distribute for the benefit of the Participant in the future such Separation Payments as become due to the Participant under this Plan.

    (d) While it is the intention of the Corporation to reduce the amounts payable or distributable to the Participants hereunder only if the aggregate Net After Tax Receipts to a Participant would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Corporation to or for the benefit of a Participant pursuant to this Plan which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Corporation to or for the benefit of a Participant pursuant to this Plan could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, either upon the assertion of a deficiency by the Internal Revenue Service against either the Corporation or the Participant which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Corporation to or for the benefit of a Participant shall be treated for all purposes as a loan to the Participant which the Participant shall repay to the Corporation together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by a Participant to the Corporation if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Participant together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

    4.6 PAYMENT OBLIGATIONS ABSOLUTE. Subject to Section 4.5, the obligations of the Corporation and the Employers to pay the separation benefits described in
Section 4.3 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation or any of its Subsidiaries may have against any Participant. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to a Participant under any of the provisions of this Plan, nor shall the amount of any payment hereunder be reduced by any compensation earned by a Participant as a result of employment by another employer, except as specifically provided in Section 4.3(c)(i).

                                   ARTICLE V
                            PARTICIPATING EMPLOYERS

    This Plan may be adopted by any Subsidiary of the Corporation. Upon such adoption, the Subsidiary shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary who are Participants pursuant to Section 3.1.

                                   ARTICLE VI
                            SUCCESSOR TO CORPORATION

    This Plan shall bind any successor of the Corporation, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise) in the same manner and to the same extent that the Corporation would be obligated under this Plan if no succession had taken place.

    In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Corporation shall require such successor expressly and unconditionally to assume and agree to perform the Corporation's obligations under this Plan, in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. The term "Corporation," as used in this Plan, shall mean the Corporation as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.

                                  ARTICLE VII
                      DURATION, AMENDMENT AND TERMINATION

    7.1 DURATION. If the Combination has not occurred, this Plan shall expire five years from the Effective Date, unless extended for an additional period or periods by resolution adopted by the Board.

    If the Combination occurs, this Plan shall continue in full force and effect and shall not terminate or expire until after all Participants who become entitled to any payments hereunder shall have received such payments in full and all adjustments required to be made pursuant to Section 4.5 have been made.

    7.2 AMENDMENT. Except as provided in Section 7.1, the Plan shall not be subject to amendment, change, substitution, deletion, revocation or termination in any respect which adversely affects the rights of Participants.

    7.3   FORM OF AMENDMENT.   The form of any amendment  of the Plan shall be a
written instrument signed by a duly authorized officer or officers of the Corporation, certifying that the amendment has been approved by the Board.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    8.1 INDEMNIFICATION. If a Participant institutes any legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by this Plan, the Corporation or the Employer will pay for all actual legal fees and expenses incurred (as incurred) by such Participant, regardless of the outcome of such action.

    8.2   EMPLOYMENT  STATUS.   This  Plan does  not  constitute a  contract  of
employment or impose on the Participant or the Participant's Employer any obligation to retain the Participant as an Employee, to change the status of the Participant's employment, or to change the Corporation's policies or those of its Subsidiaries regarding termination of employment.

    8.3 CLAIM PROCEDURE. If an Employee or former Employee makes a written request alleging a right to receive benefits under this Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, the Corporation shall treat it as a claim for benefit. All claims for benefit under the Plan shall be sent to the Human Resources Department of the Corporation and must be received within 30 days after termination of employment. If the Corporation determines that any individual who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant. The notice will be sent within 90 days of the claim unless the Corporation determines additional time, not exceeding 90 days, is needed. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Corporation a notice that the claimant contests the denial of his or her claim by the Corporation and desires a further review. The Corporation shall within 60 days thereafter review the claim and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of the Corporation. The Corporation will render its final decision with specific reasons therefor in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Corporation determines additional time, not exceeding 60 days, is needed, and so notifies the Participant. If the Corporation fails to respond to a claim filed in accordance with the foregoing within 60 days or any such extended period, the Corporation shall be deemed to have denied the claim.

    8.4 VALIDITY AND SEVERABILITY. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    8.5 GOVERNING LAW. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of Wisconsin, without reference to principles of conflict of law, except to the extent pre-empted by federal law.

                                                EXHIBIT 7.13 TO MERGER AGREEMENT

                                BOARD COMMITTEES

    The Board of Directors of the Company shall have the following committees. Each of such committees will have four (4) members, with WEC selecting two (2) members of each such committee and NSP selecting two (2) members of each such committee. The chair of each such committee shall be selected by the party set forth below:

                                                                            CHAIR
COMMITTEE                                                                SELECTED BY
-----------------------------------------------------------------------  -----------
Executive Committee....................................................      NSP
Nominating Committee...................................................      WEC
Compensation Committee.................................................      NSP
Audit Committee........................................................      NSP
Finance Committee......................................................      WEC
Nuclear Oversight Committee............................................      WEC

                                              EXHIBIT 7.15.1 TO MERGER AGREEMENT

                          FORM OF EMPLOYMENT AGREEMENT
                               OF JAMES J. HOWARD

                               SEE ANNEX D TO THE

                        JOINT PROXY STATEMENT/PROSPECTUS

                                              EXHIBIT 7.15.2 TO MERGER AGREEMENT

                          FORM OF EMPLOYMENT AGREEMENT
                              OF RICHARD A. ABDOO

                               SEE ANNEX E TO THE

                        JOINT PROXY STATEMENT/PROSPECTUS

                                             EXHIBIT 7.20(b) TO MERGER AGREEMENT

                          FORM OF AMENDED AND RESTATED
                      ARTICLES OF INCORPORATION OF NEW NSP

                               SEE ANNEX J TO THE

                        JOINT PROXY STATEMENT/PROSPECTUS

                                             EXHIBIT 7.20(c) TO MERGER AGREEMENT

                                    FORM OF
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                                 WEC SUB CORP.

    These Amended and Restated Articles of Incorporation of WEC Sub Corp., a corporation incorporated under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes (the "WBCL"), supersede and take the place of the existing Articles of Incorporation and all prior amendments thereto.

                                   ARTICLE I
                                      NAME

    The name of the corporation is WEC Sub Corp.

                                   ARTICLE II
                                    PURPOSES

    The purposes for which the corporation is organized are to engage in any lawful activity within the purposes for which a corporation may be organized under the WBCL.

                                  ARTICLE III
                                 CAPITAL STOCK

    The aggregate number of shares which the corporation shall have authority to issue is [Eighty Million (80,000,000)] shares, consisting of [Seventy Three Million (73,000,000)] shares designated as "Common Stock," of the par value of One Cent ($.01) per share, and [Seven Million (7,000,000)] shares designated as "Preferred Stock," of the par value of One Cent ($.01) per share.

    The Board of Directors shall have authority to divide the Preferred Stock into series, to issue shares of any such series and to fix and determine the relative rights and preferences of the shares of any series so established, including (i) the rate of dividend payable thereon and whether such dividend shall be cumulative, noncumulative or partially cumulative; (ii) the extent to which such dividends are payable on a parity with or in preference to the dividends payable on the shares of any other class or series of stock; (iii) the amount payable upon shares in the event of voluntary or involuntary liquidation;
(iv) the terms and conditions on which shares may be converted into any other class or series of stock, if the shares are issued with the privilege of conversion; (v) the price at and the terms and conditions on which the shares may be redeemed; (vi) the terms or amount of any sinking fund provided for the purchase or redemption of shares; (vii) the voting rights, if any, of the holders thereof; and (viii) such other provisions as may be permitted to be fixed by the Board of Directors of the corporation pursuant to the laws of the State of Wisconsin, as in effect at the time of the creation of any such series.

                                   ARTICLE IV
                               PREEMPTIVE RIGHTS

    No holder of any stock of the corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares.

                                   ARTICLE V
                          REGISTERED OFFICE AND AGENT

    The address of the registered office of the corporation is 411 East Wisconsin Avenue, Milwaukee, Milwaukee County, Wisconsin 53202 and the name of its registered agent at such address is Lawdock, Inc.

                                                                         ANNEX B

                           NSP STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated as of April 28, 1995 by and among Wisconsin Energy Corporation, a Wisconsin corporation ("WEC"), and Northern States Power Company, a Minnesota corporation (the "COMPANY").

    WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, WEC, Northern Power Wisconsin Corp., a Wisconsin corporation ("NEW NSP") and WEC Sub Corp., a Wisconsin corporation ("SUB"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), which provides, among other things, upon the terms and subject to the conditions thereof, for the merger of the Company with and into New NSP and the merger of Sub with and into New NSP (the "MERGERS"), and (ii) WEC and the Company are entering into a certain stock option agreement dated as of the date hereof whereby WEC grants to the Company an option with respect to certain shares of WEC's common stock on the terms and subject to the conditions set forth therein (the "WEC STOCK OPTION AGREEMENT"); and

    WHEREAS, as a condition to WEC's willingness to enter into the Merger Agreement, WEC has requested that the Company agree, and the Company has so agreed, to grant to WEC an option with respect to certain shares of the Company's common stock, on the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, to induce WEC to enter into the Merger Agreement, and in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

        1. GRANT OF OPTION. The Company hereby grants WEC an irrevocable option (the "COMPANY OPTION") to purchase up to 13,387,772 shares, subject to adjustment as provided in SECTION 11 (such shares being referred to herein as the "COMPANY SHARES") of common stock, par value $2.50 per share, of the Company (the "COMPANY COMMON STOCK") (being 19.9% of the number of shares of Company Common Stock outstanding on the date hereof) in the manner set forth below at a price (the "EXERCISE PRICE") per Company Share of $44.075 (which is equal to the Fair Market Value (as defined below) of a Company Share on the date hereof) payable, at WEC's option, (a) in cash or
    (b) subject to the Company's having obtained the approvals of any Governmental Authority required for the Company to acquire the WEC Shares (as defined below) from WEC, which approvals the Company shall use best efforts to obtain, in shares of common stock, par value $.01 per share, of WEC ("WEC SHARES") in either case in accordance with Section 4 hereof. Notwithstanding the foregoing, in no event shall the number of Company Shares for which the Company Option is exercisable exceed 19.9% of the number of issued and outstanding shares of Company Common Stock. As used herein, the "FAIR MARKET VALUE" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the 10 NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

        2. EXERCISE OF OPTION. The Company Option may be exercised by WEC, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by WEC under circumstances which could entitle WEC to termination fees under either Section 9.3(a) of the Merger Agreement (provided that the events specified in Section 9.3(a)(ii)(x) of the Merger Agreement shall have occurred, although the events specified in Section 9.3(a)(ii)(y) thereof need not have occurred) or Section 9.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a subsidiary), any such event by which the Merger Agreement becomes so terminable by WEC being referred to herein as a "TRIGGER EVENT." The Company shall notify WEC promptly in writing of the occurrence of any

    Trigger Event, it being understood that the giving of such notice by the Company shall not be a condition to the right of WEC to exercise the Company Option. In the event WEC wishes to exercise the Company Option, WEC shall deliver to the Company a written notice (an "EXERCISE NOTICE") specifying the total number of Company Shares it wishes to purchase. Each closing of a purchase of Company Shares (a "CLOSING") shall occur at a place, on a date and at a time designated by WEC in an Exercise Notice delivered at least two business days prior to the date of the Closing. The Company Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement pursuant to Section 9.1 thereof (other than upon or during the continuance of a Trigger Event); or (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period the Company Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than October 31,
    1997). Notwithstanding the foregoing, the Company Option may not be exercised if WEC is in material breach of any of its material representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement. Upon the giving by WEC to the Company of the Exercise Notice and the tender of the applicable aggregate Exercise Price, WEC shall be deemed to be the holder of record of the Company Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Company Shares shall not then be actually delivered to WEC.

        3. CONDITIONS TO CLOSING. The obligation of the Company to issue the Company Shares to WEC hereunder is subject to the conditions, which (other than the conditions described in clauses (i), (iii) and (iv) below) may be waived by the Company in its sole discretion, that (i) all waiting periods, if any, under the HSR Act, applicable to the issuance of the Company Shares hereunder shall have expired or have been terminated; (ii) the Company Shares, and any WEC Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE upon official notice of issuance; (iii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal state or local Governmental Authority, if any, required in connection with the issuance of the Company Shares hereunder shall have been obtained or made, as the case may be, including, without limitation, the approval of the SEC under Section 10 of the 1935 Act of the acquisition of the Company Shares by WEC and, if applicable, the acquisition by the Company of the WEC Shares constituting the Exercise Price hereunder; and (iv) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

        4. CLOSING. At any Closing, (a) the Company will deliver to WEC or its designee a single certificate in definitive form representing the number of the Company Shares designated by WEC in its Exercise Notice, such certificate to be registered in the name of WEC and to bear the legend set forth in SECTION 12, and (b) WEC will deliver to the Company the aggregate price for the Company Shares so designated and being purchased by (i) wire transfer of immediately available funds or certified check or bank check or
    (ii) subject to the condition in Section 1(b), a certificate or certificates representing the number of WEC Shares being issued by WEC in consideration thereof, as the case may be. For the purposes of this Agreement, the number of WEC Shares to be delivered to the Company shall be equal to the quotient obtained by dividing (i) the product of (x) the number of Company Shares with respect to which the Company Option is being exercised and (y) the Exercise Price by (ii) the Fair Market Value of the WEC Shares on the date immediately preceding the date the Exercise Notice is delivered to the Company. The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4 in the name of WEC or its designee.

        5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to WEC that (a) except as set forth in Section 4.1 of the NSP Disclosure Schedule, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of
    Minnesota and has the corporate power and authority to enter into this Agreement and, subject to obtaining the applicable approval of shareholders of the Company for the repurchase of Company Shares pursuant to SECTION 7(A) below under circumstances where Subdivision 3 of Section 302A.553 of the MBCA would be applicable (the "BUYBACK APPROVALS") and subject to any regulatory approvals referred to herein and to the provisions of Section 302A.551 of the MBCA, if applicable, to carry out its obligations hereunder,
    (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby (other than any required Buyback Approvals), (c) such corporate action (including the approval of the Board of Directors of the Company) is intended to render inapplicable to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, the provisions of the MBCA referred to in Section 4.15 of the Merger Agreement,
    (d) this Agreement has been duly executed and delivered by the Company, constitutes a valid and binding obligation of the Company and, assuming this Agreement constitutes a valid and binding obligation of WEC, is enforceable against the Company in accordance with its terms, (e) the Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Company Option, and at all times from the date hereof through the expiration of the Company Option will have reserved, 13,387,772 authorized and unissued Company Shares, such amount being subject to adjustment as provided in SECTION 11, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (f) upon delivery of the Company Shares to WEC upon the exercise of the Company Option, WEC will acquire the Company Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (g) except as described in Section 4.4(b) of the Merger Agreement, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "VIOLATION") of the Company or any of its subsidiaries, pursuant to, (A) any provision of the Restated Articles of Incorporation or by-laws of the Company, (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, Company benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, which Violation, in the case of each of clauses (B) and (C), could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, (h) except as described in Section 4.4(c) of the Merger Agreement or SECTION 1(B) or SECTION 3 hereof, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (i) none of the Company, any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of the Company to any person under circumstances that would cause the issuance and sale of the Company Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof and, assuming the representations of WEC contained in SECTION 6(H) are true and correct, the issuance, sale and delivery of the Company Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and the Company shall not take any action which would cause the issuance, sale and delivery of the Company Shares hereunder not to be exempt from such requirements), and (j) any WEC Shares acquired pursuant to this Agreement will be acquired for the Company's own account, for investment purposes only and will not be acquired by the Company with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

        6. REPRESENTATIONS AND WARRANTIES OF WEC. WEC represents and warrants to the Company that (a) WEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by WEC and the consummation by WEC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WEC and no other corporate proceedings on the part of WEC are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by WEC and constitutes a valid and binding obligation of WEC, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against WEC in accordance with its terms, (d) prior to any delivery of WEC Shares in consideration of the purchase of Company Shares pursuant hereto, WEC will have taken all necessary corporate action to authorize for issuance and to permit it to issue such WEC Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable (subject to Section 180.0622(2)(b) of the WBCL, as judicially determined), and to render inapplicable to the receipt by the Company of the WEC Shares the provisions of the WBCL referred to in Section 5.15 of the Merger Agreement, (e) upon any delivery of such WEC Shares to the Company in consideration of the purchase of Company Shares pursuant hereto, the Company will acquire the WEC Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (f) except as described in
    Section 5.4(b) of the Merger Agreement, the execution and delivery of this Agreement by WEC does not, and the consummation by WEC of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in any Violation by WEC or any of its subsidiaries, pursuant to (A) any provision of the Restated Articles of Incorporation or By-laws of WEC, (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, WEC benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or
    (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WEC or its properties or assets, which Violation, in the case of each of clauses (B) and/or (C), would have a material adverse effect on WEC and its subsidiaries taken as a whole, (g) except as described in
    Section 5.4(c) of the Merger Agreement or SECTION 1(B) or SECTION 3 hereof, the execution and delivery of this Agreement by WEC does not, and the consummation by WEC of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority and (h) any Company Shares acquired upon exercise of the Company Option will be acquired for WEC's own account, for investment purposes only and will not be, and the Company Option is not being, acquired by WEC with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

        7.  CERTAIN REPURCHASES.

        (a) WEC PUT. At the request of WEC by written notice at any time during which the Company Option is exercisable pursuant to SECTION 2 (the "REPURCHASE PERIOD"), the Company (or any successor entity thereof) shall repurchase from WEC all or any portion of the Company Option, at the price set forth in subparagraph (i) below, or, at the request of WEC by written notice at any time prior to April 30, 1997 (provided that such date shall be extended to October 31, 1997 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to October 31,

    1997), the Company (or any successor entity thereof) shall repurchase from WEC all or any portion of the Company Shares purchased by WEC pursuant to the Company Option, at the price set forth in subparagraph (ii) below:

           (i) the difference between the "MARKET/OFFER PRICE" for shares of Company Common Stock as of the date WEC gives notice of its intent to exercise its rights under this SECTION 7 (defined as the higher of (A) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination which was made prior to such date and not terminated or withdrawn as of such date (the "OFFER PRICE") and (B) the Fair Market Value of Company Common Stock as of such date (the "MARKET PRICE")) and the Exercise Price, multiplied by the number of Company Shares purchasable pursuant to the Company Option (or portion thereof with respect to which WEC is exercising its rights under this SECTION 7), but only if the Market/Offer Price is greater than the Exercise Price;

           (ii) the product of (x) the sum of (A) the Exercise Price paid by WEC per Company Share acquired pursuant to the Company Option and (B) the difference between the Market/Offer Price and the Exercise Price, but only if the Market/Offer Price is greater than the Exercise Price, and
       (y)  the number of Company  Shares so to be  repurchased pursuant to this
       SECTION 7. For purposes of this clause (ii), the Offer Price shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer during the Repurchase Period prior to the delivery by WEC of a notice of repurchase.

        (b) REDELIVERY OF WEC SHARES. If WEC elected to purchase Company Shares pursuant to the exercise of the Company Option by the issuance and delivery of WEC Shares, then the Company shall, if so requested by WEC, in fulfillment of its obligation pursuant to clause (A) of SECTION 7(A)(II)(X) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (B) of SECTION 7(A)(II)(X)), redeliver the certificate for such WEC Shares to WEC, free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever; PROVIDED, HOWEVER, that if less than all of the Company Shares purchased by WEC pursuant to the Company Option are to be repurchased pursuant to this SECTION 7, then WEC shall issue to the Company a new certificate representing those WEC Shares which are not due to be redelivered to WEC pursuant to this SECTION 7 as they constituted payment of the Exercise Price for the Company Shares not being repurchased.

        (c) PAYMENT AND REDELIVERY OF COMPANY OPTION OR SHARES. In the event WEC exercises its rights under this SECTION 7, the Company shall, within 10 business days thereafter, pay the required amount to WEC in immediately available funds and WEC shall surrender to the Company the Company Option or the certificates evidencing the Company Shares purchased by WEC pursuant thereto, and WEC shall warrant that it owns the Company Option or such shares and that the Company Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

        (d) WEC CALL. If WEC has elected to purchase Company Shares pursuant to the exercise of the Company Option by the issuance and delivery of WEC Shares, notwithstanding that WEC may no longer hold any such Company Shares or that WEC elects not to exercise its other rights under this SECTION 7, WEC may require, at any time or from time to time prior to April 30, 1997 (provided that such date shall be extended to October 31, 1997 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to October 31, 1997), the Company to sell to WEC any such WEC Shares at the price attributed to such WEC Shares pursuant to SECTION 4 plus interest at the rate of 6.5% per annum on such amount from the Closing Date relating to the exchange of such WEC Shares pursuant to SECTION 4 to the closing date under this SECTION 7(D) less any dividends on such WEC Shares paid during such period or declared and payable to stockholders of record on a date during such period.

        (e) REPURCHASE PRICE REDUCED AT WEC'S OPTION. In the event the repurchase price specified in SECTION 7(A) would subject the repurchase of the Company Option or the Company Shares purchased by WEC pursuant to the Company Option to a vote of the shareholders of the Company pursuant to
    Section 302A.553, Subd. 3 of the MBCA, then WEC may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

        8. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "EXPIRATION DATE"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement, including any WEC Shares issued pursuant to
    SECTION 1(B) ("RESTRICTED SHARES") or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

        9.  RESTRICTIONS ON TRANSFER.

        (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to SECTION 7, or
    (ii) in accordance with SECTION 9(B) or SECTION 10.

        (b)    PERMITTED  SALES.    Following  the  termination  of  the  Merger
    Agreement, a  party  shall  be  permitted  to  sell  any  Restricted  Shares beneficially  owned  by it  if such  sale is  made pursuant  to a  tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

        10. REGISTRATION RIGHTS. Following the termination of the Merger Agreement, each party hereto (a "DESIGNATED HOLDER") may by written notice (the "REGISTRATION NOTICE") to the other party (the "REGISTRANT") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "REGISTRABLE SECURITIES") pursuant to a bona fide firm commitment underwritten public offering in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "PERMITTED OFFERING"). The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "MANAGER"), stating that (i) they have a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares. The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "OPTION PRICE") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares. Any such purchase of Registrable Securities by the Registrant (or its designee) hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the

    Registrant and/or such designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

        If the Registrant does not elect to exercise its option pursuant to this
    SECTION 10 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; PROVIDED, HOWEVER, that (i) neither party shall be entitled to more than an aggregate of two effective registration statements hereunder and
    (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses
    (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would have to be disclosed if a registration statement were filed at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates. The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this
    SECTION 10 to be qualified for sale under the securities or Blue-Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; PROVIDED, HOWEVER, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

        The registration rights set forth in this SECTION 10 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

        A registration effected under this SECTION 10 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner, (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering and
    (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including, if the Manager deems it necessary, participating in road-show presentations).

        The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this
    SECTION 10 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

        11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on the Company contained in this Agreement or in the Merger Agreement, in the event of any change in Company Common Stock by reason of stock dividends, splitups, mergers (other than the Mergers), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Company Option, and the purchase price per share provided in SECTION 1, shall be adjusted appropriately to restore to WEC its rights hereunder, including the right to purchase from the Company (or its successors) shares of Company Common Stock representing 19.9% of the outstanding Company Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in SECTION 1.

        12. RESTRICTIVE LEGENDS. Each certificate representing shares of Company Common Stock issued to WEC hereunder, and WEC Shares, if any, delivered to the Company at a Closing, shall include a legend in substantially the following form:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE
       REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF APRIL 28, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

    It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if WEC or the Company, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses
    (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to SECTION 10 shall not be required to bear the legend set forth in this SECTION 12.

        13. BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of SECTION 10 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

        14. SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

        15. ENTIRE AGREEMENT. This Agreement, the WEC Stock Option Agreement, the Confidentiality Agreement and the Merger Agreement (including the exhibits and schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

        16. FURTHER ASSURANCES. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

        17. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof. If for any reason any such court or regulatory agency determines that WEC is not permitted to acquire, or the Company is not permitted to repurchase pursuant to SECTION 7, the full number of shares of Company Common Stock provided in SECTION 1 hereof (as the same may be adjusted), it is the express intention of the Company to allow WEC to acquire or to require the Company to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

        18. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, or (ii) sent by reputable overnight courier service, or (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           A.  If to WEC, to:

               Wisconsin Energy Corporation
               231 West Michigan Street
               Milwaukee, WI 53201

               Attention:  Walter T. Woelfle, Esq.
                           Telephone: (414) 221-2765
                           Telecopy: (414) 221-2412

               with a copy to:

               Quarles & Brady
               411 East Wisconsin Avenue
               Milwaukee, WI 53202

               Attention:  Patrick M. Ryan, Esq.
                           Telephone: (414) 277-5181
                           Telecopy: (414) 277-5174
               and a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, NY 10022

               Attention:  Sheldon S. Adler, Esq.
                           Telephone: (212) 735-3000
                           Telecopy: (212) 735-2000

           B.  If to the Company, to:

               Northern States Power Company
               4 Nicollet Mall
               Minneapolis, MN 55401

               Attention:  Gary R. Johnson, Esq.
                           Telephone: (612) 330-7623
                           Telecopy: (612) 330-6222

               with a copy to:

               Gardner, Carton & Douglas
               Quaker Tower
               321 North Clark Street, 31st Floor
               Chicago, IL 60610

               Attention:  Peter Clarke, Esq.
                           Telephone: (312) 245-8685
                           Telecopy: (312) 644-3381

               and a copy to:

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, NY 10019

               Attention:  Barry A. Bryer, Esq.
                           Seth A. Kaplan, Esq.
                           Telephone: (212) 403-1000
                           Telecopy: (212) 403-2000

        19. GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court.

        20. INTERPRETATION. When a reference is made in this Agreement to a Section such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        21. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

        22. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

        23. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

        24.    EXTENSION OF  TIME PERIODS.    The time  periods for  exercise of
    certain rights under SECTIONS 2, 6 and 7 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid any liability under Section 16(b) of the Exchange Act by reason of such exercise.

        25. REPLACEMENT OF COMPANY OPTION. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          WISCONSIN ENERGY CORPORATION
                                          By: /s/_RICHARD A. ABDOO______________
                                             Name: Richard A. Abdoo
                                             Title:  Chairman, President and
                                             Chief
                                                   Executive Officer

                                          NORTHERN STATES POWER COMPANY

                                          By: /s/_JAMES J. HOWARD_______________
                                             Name: James J. Howard
                                             Title:  Chairman and Chief
                                                     Executive Officer

                                                                         ANNEX C

                           WEC STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated as of April 28, 1995 by and among Northern States Power Company, a Minnesota corporation ("NSP"), and Wisconsin Energy Corporation, a Wisconsin corporation (the "COMPANY").

    WHEREAS, concurrently with the execution and delivery of this Agreement, (i) NSP, the Company, Northern Power Wisconsin Corp., a Wisconsin corporation ("NEW NSP") and WEC Sub Corp., a Wisconsin corporation ("WEC SUB"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), which provides, among other things, upon the terms and subject to the conditions thereof, for the merger of NSP with and into New NSP and the merger of WEC Sub with and into New NSP (the "MERGERS"), and (ii) the Company and NSP are entering into a certain stock option agreement dated as of the date hereof whereby NSP grants to the Company an option with respect to certain shares of NSP's common stock on the terms and subject to the conditions set forth therein (the "NSP STOCK OPTION AGREEMENT"); and

    WHEREAS, as a condition to NSP's willingness to enter into the Merger Agreement, NSP has requested that the Company agree, and the Company has so agreed, to grant to NSP an option with respect to certain shares of the Company's common stock, on the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, to induce NSP to enter into the Merger Agreement, and in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

        1. GRANT OF OPTION. The Company hereby grants NSP an irrevocable option (the "COMPANY OPTION") to purchase up to 21,773,726 shares, subject to adjustment as provided in SECTION 11 (such shares being referred to herein as the "COMPANY SHARES") of common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK") (being 19.9% of the number of shares of Company Common Stock outstanding on the date hereof) in the manner set forth below at a price (the "EXERCISE PRICE") per Company Share of $27.675 (which is equal to the Fair Market Value (as defined below) of a Company Share on the date hereof) payable, at NSP's option, (a) in cash or
    (b) subject to the Company's having obtained the approvals of any Governmental Authority required for the Company to acquire the NSP Shares (as defined below) from NSP, which approvals the Company shall use best efforts to obtain, in shares of common stock, par value $2.50 per share, of NSP ("NSP SHARES") in either case in accordance with Section 4 hereof. Notwithstanding the foregoing, in no event shall the number of Company Shares for which the Company Option is exercisable exceed 19.9% of the number of issued and outstanding shares of Company Common Stock. As used herein, the "FAIR MARKET VALUE" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the 10 NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

        2. EXERCISE OF OPTION. The Company Option may be exercised by NSP, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by NSP under circumstances which could entitle NSP to termination fees under either Section 9.3(a) of the Merger Agreement (provided that the events specified in Section 9.3(a)(ii)(x) of the Merger Agreement shall have occurred, although the events specified in Section 9.3(a)(ii)(y) thereof need not have occurred) or Section 9.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a subsidiary), any such event by which the Merger Agreement becomes so terminable by NSP being referred to herein as a "TRIGGER EVENT." The Company shall notify NSP promptly in writing of the occurrence of any

    Trigger Event, it being understood that the giving of such notice by the Company shall not be a condition to the right of NSP to exercise the Company Option. In the event NSP wishes to exercise the Company Option, NSP shall deliver to the Company a written notice (an "EXERCISE NOTICE") specifying the total number of Company Shares it wishes to purchase. Each closing of a purchase of Company Shares (a "CLOSING") shall occur at a place, on a date and at a time designated by NSP in an Exercise Notice delivered at least two business days prior to the date of the Closing. The Company Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement pursuant to Section 9.1 thereof (other than upon or during the continuance of a Trigger Event); or (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period the Company Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than October 31,
    1997). Notwithstanding the foregoing, the Company Option may not be exercised if NSP is in material breach of any of its material representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement. Upon the giving by NSP to the Company of the Exercise Notice and the tender of the applicable aggregate Exercise Price, NSP shall be deemed to be the holder of record of the Company Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Company Shares shall not then be actually delivered to NSP.

        3. CONDITIONS TO CLOSING. The obligation of the Company to issue the Company Shares to NSP hereunder is subject to the conditions, which (other than the conditions described in clauses (i), (iii) and (iv) below) may be waived by the Company in its sole discretion, that (i) all waiting periods, if any, under the HSR Act, applicable to the issuance of the Company Shares hereunder shall have expired or have been terminated; (ii) the Company Shares, and any NSP Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE upon official notice of issuance; (iii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal state or local Governmental Authority, if any, required in connection with the issuance of the Company Shares hereunder shall have been obtained or made, as the case may be, including, without limitation, the approval of the SEC under Section 10 of the 1935 Act of the acquisition of the Company Shares by NSP and, if applicable, the acquisition by the Company of the NSP Shares constituting the Exercise Price hereunder; and (iv) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

        4. CLOSING. At any Closing, (a) the Company will deliver to NSP or its designee a single certificate in definitive form representing the number of the Company Shares designated by NSP in its Exercise Notice, such certificate to be registered in the name of NSP and to bear the legend set forth in SECTION 12, and (b) NSP will deliver to the Company the aggregate price for the Company Shares so designated and being purchased by (i) wire transfer of immediately available funds or certified check or bank check or
    (ii) subject to the condition in SECTION 1(B), a certificate or certificates representing the number of NSP Shares being issued by NSP in consideration thereof, as the case may be. For the purposes of this Agreement, the number of NSP Shares to be delivered to the Company shall be equal to the quotient obtained by dividing (i) the product of (x) the number of Company Shares with respect to which the Company Option is being exercised and (y) the Exercise Price by (ii) the Fair Market Value of the NSP Shares on the date immediately preceding the date the Exercise Notice is delivered to the Company. The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4 in the name of NSP or its designee.

        5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to NSP that (a) except as set forth in Section 5.1 of the WEC Disclosure Schedule, the Company is a corporation duly organized, validly existing and in active status under the laws of the State of
    Wisconsin and has the corporate power and authority to enter into this Agreement and, subject to obtaining the applicable approval of shareholders of the Company for the repurchase of Company Shares pursuant to SECTION 7(A) below under circumstances where Section 180.1134(1) of the WBCL or Article III D.(1) of the Company's Restated Articles of Incorporation ("RESTATED ARTICLES") would be applicable (the "BUYBACK APPROVALS") and subject to any regulatory approvals referred to herein and to the provisions of Section
    180.0640 of the WBCL, if applicable, to carry out its obligations hereunder,
    (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby (other than any required Buyback Approvals), (c) such corporate action (including the approval of the Board of Directors of the Company) is intended to render inapplicable to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, the provisions of the WBCL referred to in Section 5.15 of the Merger Agreement,
    (d) this Agreement has been duly executed and delivered by the Company, constitutes a valid and binding obligation of the Company and, assuming this Agreement constitutes a valid and binding obligation of NSP, is enforceable against the Company in accordance with its terms, (e) the Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Company Option, and at all times from the date hereof through the expiration of the Company Option will have reserved, 21,773,726 authorized and unissued Company Shares, such amount being subject to adjustment as provided in SECTION 11, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable (subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted), (f) upon delivery of the Company Shares to NSP upon the exercise of the Company Option, NSP will acquire the Company Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (g) except as described in Section 5.4(b) of the Merger Agreement, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "VIOLATION") of the Company or any of its subsidiaries, pursuant to, (A) any provision of the Restated Articles or by-laws of the Company, (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, Company benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, which Violation, in the case of each of clauses (B) and (C), could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, (h) except as described in Section 5.4(c) of the Merger Agreement or SECTION 1(B) OR
    SECTION 3 hereof, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (i) none of the Company, any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of the Company to any person under circumstances that would cause the issuance and sale of the Company Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof and, assuming the representations of NSP contained in SECTION 6(H) are true and correct, the issuance, sale and delivery of the

    Company Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and the Company shall not take any action which would cause the issuance, sale and delivery of the Company Shares hereunder not to be exempt from such requirements), and (j) any NSP Shares acquired pursuant to this Agreement will be acquired for the Company's own account, for investment purposes only and will not be acquired by the Company with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

        6. REPRESENTATIONS AND WARRANTIES OF NSP. NSP represents and warrants to the Company that (a) NSP is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by NSP and the consummation by NSP of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NSP and no other corporate proceedings on the part of NSP are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by NSP and constitutes a valid and binding obligation of NSP, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against NSP in accordance with its terms, (d) prior to any delivery of NSP Shares in consideration of the purchase of Company Shares pursuant hereto, NSP will have taken all necessary corporate action to authorize for issuance and to permit it to issue such NSP Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and to render inapplicable to the receipt by the Company of the NSP Shares the provisions of the MBCA referred to in Section 4.15 of the Merger Agreement,
    (e) upon any delivery of such NSP Shares to the Company in consideration of the purchase of Company Shares pursuant hereto, the Company will acquire the NSP Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (f) except as described in
    Section 4.4(b) of the Merger Agreement, the execution and delivery of this Agreement by NSP does not, and the consummation by NSP of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in any Violation by NSP or any of its subsidiaries, pursuant to (A) any provision of the Restated Articles of Incorporation or By-laws of NSP, (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, NSP benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or
    (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NSP or its properties or assets, which Violation, in the case of each of clauses (B) and/or (C), would have a material adverse effect on NSP and its subsidiaries taken as a whole, (g) except as described in
    Section 4.4(c) of the Merger Agreement or SECTION 1(B) OR SECTION 3 hereof, the execution and delivery of this Agreement by NSP does not, and the consummation by NSP of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority and (h) any Company Shares acquired upon exercise of the Company Option will be acquired for NSP's own account, for investment purposes only and will not be, and the Company Option is not being, acquired by NSP with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

        7.  CERTAIN REPURCHASES.

        (a) NSP PUT. At the request of NSP by written notice at any time during which the Company Option is exercisable pursuant to SECTION 2 (the "REPURCHASE PERIOD"), the Company (or any successor entity thereof) shall repurchase from NSP all or any portion of the Company Option, at the price set forth in subparagraph (i) below, or, at the request of NSP by written notice at any time prior to April 30, 1997 (provided that such date shall be extended to October 31, 1997 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to October 31,

    1997), the Company (or any successor entity thereof) shall repurchase from NSP all or any portion of the Company Shares purchased by NSP pursuant to the Company Option, at the price set forth in subparagraph (ii) below:

           (i) the difference between the "MARKET/OFFER PRICE" for shares of Company Common Stock as of the date NSP gives notice of its intent to exercise its rights under this SECTION 7 (defined as the higher of (A) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination which was made prior to such date and not terminated or withdrawn as of such date (the "OFFER PRICE") and (B) the Fair Market Value of Company Common Stock as of such date (the "MARKET PRICE")) and the Exercise Price, multiplied by the number of Company Shares purchasable pursuant to the Company Option (or portion thereof with respect to which NSP is exercising its rights under this SECTION 7), but only if the Market/Offer Price is greater than the Exercise Price;

           (ii) the product of (x) the sum of (A) the Exercise Price paid by NSP per Company Share acquired pursuant to the Company Option and (B) the difference between the Market/Offer Price and the Exercise Price, but only if the Market/Offer Price is greater than the Exercise Price, and
       (y)  the number of Company  Shares so to be  repurchased pursuant to this
       SECTION 7. For purposes of this clause (ii), the Offer Price shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer during the Repurchase Period prior to the delivery by NSP of a notice of repurchase.

        (b) REDELIVERY OF NSP SHARES. If NSP elected to purchase Company Shares pursuant to the exercise of the Company Option by the issuance and delivery of NSP Shares, then the Company shall, if so requested by NSP, in fulfillment of its obligation pursuant to clause (A) of SECTION 7(A)(II)(X) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (B) of SECTION 7(A)(II)(X)), redeliver the certificate for such NSP Shares to NSP, free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever; PROVIDED, HOWEVER, that if less than all of the Company Shares purchased by NSP pursuant to the Company Option are to be repurchased pursuant to this SECTION 7, then NSP shall issue to the Company a new certificate representing those NSP Shares which are not due to be redelivered to NSP pursuant to this SECTION 7 as they constituted payment of the Exercise Price for the Company Shares not being repurchased.

        (c) PAYMENT AND REDELIVERY OF COMPANY OPTION OR SHARES. In the event NSP exercises its rights under this SECTION 7, the Company shall, within 10 business days thereafter, pay the required amount to NSP in immediately available funds and NSP shall surrender to the Company the Company Option or the certificates evidencing the Company Shares purchased by NSP pursuant thereto, and NSP shall warrant that it owns the Company Option or such shares and that the Company Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

        (d) NSP CALL. If NSP has elected to purchase Company Shares pursuant to the exercise of the Company Option by the issuance and delivery of NSP Shares, notwithstanding that NSP may no longer hold any such Company Shares or that NSP elects not to exercise its other rights under this SECTION 7, NSP may require, at any time or from time to time prior to April 30, 1997 (provided that such date shall be extended to October 31, 1997 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to October 31, 1997), the Company to sell to NSP any such NSP Shares at the price attributed to such NSP Shares pursuant to SECTION 4 plus interest at the rate of 6.5% per annum on such amount from the Closing Date relating to the exchange of such NSP Shares pursuant to SECTION 4 to the closing date under this SECTION 7(D) less any dividends on such NSP Shares paid during such period or declared and payable to stockholders of record on a date during such period.

        (e) REPURCHASE PRICE REDUCED AT NSP'S OPTION. In the event the repurchase price specified in SECTION 7(A) would subject the purchase of the Company Option or the Company Shares purchased by NSP pursuant to the Company Option to a vote of the shareholders of the Company pursuant to Section 180.1134 of the WBCL or Section D(1) of Article III of the Company's Restated Articles of Incorporation, then NSP may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

        8. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "EXPIRATION DATE"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement, including any NSP Shares issued pursuant to
    SECTION 1(B) ("RESTRICTED SHARES") or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

        9.  RESTRICTIONS ON TRANSFER.

        (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to SECTION 7, or
    (ii) in accordance with SECTION 9(B) or SECTION 10.

        (b)    PERMITTED  SALES.    Following  the  termination  of  the  Merger
    Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

        10. REGISTRATION RIGHTS. Following the termination of the Merger Agreement, each party hereto (a "DESIGNATED HOLDER") may by written notice (the "REGISTRATION NOTICE") to the other party (the "REGISTRANT") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "REGISTRABLE SECURITIES") pursuant to a bona fide firm commitment underwritten public offering in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "PERMITTED OFFERING"). The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "MANAGER"), stating that (i) they have a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares. The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "OPTION PRICE") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares. Any such purchase of Registrable Securities by the Registrant (or its designee) hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the

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
    Registrant and/or such designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

        If the Registrant does not elect to exercise its option pursuant to this
    SECTION 10 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; PROVIDED, HOWEVER, that (i) neither party shall be entitled to more than an aggregate of two effective registration statements hereunder and
    (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses
    (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would have to be disclosed if a registration statement were filed at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates. The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this
    SECTION 10 to be qualified for sale under the securities or Blue-Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; PROVIDED, HOWEVER, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

        The registration rights set forth in this SECTION 10 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

        A registration effected under this SECTION 10 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary  in  connection with  underwritten  public offerings  as  such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner, (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering and
    (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including, if the Manager deems it necessary, participating in road-show presentations).

        The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this
    SECTION 10 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

        11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on the Company contained in this Agreement or in the Merger Agreement, in the event of any change in Company Common Stock by reason of stock dividends, splitups, mergers (other than the Mergers), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Company Option, and the purchase price per share provided in SECTION 1, shall be adjusted appropriately to restore to NSP its rights hereunder, including the right to purchase from the Company (or its successors) shares of Company Common Stock representing 19.9% of the outstanding Company Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in SECTION 1.

        12. RESTRICTIVE LEGENDS. Each certificate representing shares of Company Common Stock issued to NSP hereunder, and NSP Shares, if any, delivered to the Company at a Closing, shall include a legend in substantially the following form:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF APRIL 28, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

    It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if NSP or the Company, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses
    (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to SECTION 10 shall not be required to bear the legend set forth in this SECTION 12.

        13. BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of SECTION 10 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

        14. SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

        15. ENTIRE AGREEMENT. This Agreement, the NSP Stock Option Agreement, the Confidentiality Agreement and the Merger Agreement (including the exhibits and schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

        16. FURTHER ASSURANCES. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

        17. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof. If for any reason any such court or regulatory agency determines that NSP is not permitted to acquire, or the Company is not permitted to repurchase pursuant to SECTION 7, the full number of shares of Company Common Stock provided in SECTION 1 hereof (as the same may be adjusted), it is the express intention of the Company to allow NSP to acquire or to require the Company to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

        18. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, or (ii) sent by reputable overnight courier service, or (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           A.  If to NSP, to:

               Northern States Power Company
               4 Nicollet Mall
               Minneapolis, MN 55401

               Attention:  Gary R. Johnson, Esq.
                           Telephone: (612) 330-7623
                           Telecopy: (612) 330-6222

               with a copy to:

               Gardner, Carton & Douglas
               Quaker Tower
               321 North Clark Street, 31st Floor
               Chicago, IL 60610

               Attention:  Peter Clarke, Esq.
                           Telephone: (312) 245-8685
                           Telecopy: (312) 644-3381
               and a copy to:

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, NY 10019

               Attention:  Barry A. Bryer, Esq.
                           Seth A. Kaplan, Esq.
                           Telephone: (212) 403-1000
                           Telecopy: (212) 403-2000

           B.  If to the Company, to:

               Wisconsin Energy Corporation
               231 West Michigan Street
               Milwaukee, WI 53201

               Attention:  Walter T. Woelfle, Esq.
               Telephone: (414) 221-2765
               Telecopy: (414) 221-2412

               with a copy to:

               Quarles & Brady
               411 East Wisconsin Avenue
               Milwaukee, WI 53202

               Attention:  Patrick M. Ryan, Esq.
                           Telephone: (414) 277-5181
                           Telecopy: (414) 277-5174

               and a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, NY 10022

               Attention:  Sheldon S. Adler, Esq.
                           Telephone: (212) 735-3000
                           Telecopy: (212) 735-2000

        19.  GOVERNING LAW; CHOICE OF  FORUM.  This Agreement shall be  governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court.

        20. INTERPRETATION. When a reference is made in this Agreement to a Section such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        21. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

        22. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

        23. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

        24. EXTENSION OF TIME PERIODS. The time periods for exercise of certain rights under SECTIONS 2, 6 and 7 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid any liability under Section 16(b) of the Exchange Act by reason of such exercise.

        25. REPLACEMENT OF COMPANY OPTION. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          NORTHERN STATES POWER COMPANY

                                          By: ________/s/ JAMES J. HOWARD_______
                                             Name: James J. Howard
                                             Title: Chairman and Chief Executive
                                                    Officer

                                          WISCONSIN ENERGY CORPORATION
                                          By: ________/s/ RICHARD A. ABDOO______
                                             Name: Richard A. Abdoo
                                             Title: Chairman, President and
                                                  Chief Executive Officer

                                                                         ANNEX D

                              EMPLOYMENT AGREEMENT

    THIS AGREEMENT by and between Primergy Corporation, a Wisconsin corporation (the "Company"), and James J. Howard (the "Executive"), dated as of the
      day of             , 199 .

                          W I T N E S S E T H  T H A T

    WHEREAS, Northern States Power Company, a Minnesota corporation ("NSP") and Wisconsin Energy Corporation, a Wisconsin corporation ("WEC") have entered into an Amended and Restated Agreement and Plan of Merger, dated as of April 28, 1995, as amended and restated as of July 26, 1995 (the "Merger Agreement"), whereby the NSP and WEC organizations will merge, with the Company as the surviving parent; and

    WHEREAS, NSP and WEC wish to provide for the orderly succession of management of the Company following the Effective Time (as defined in the Merger Agreement); and

    WHEREAS, NSP and WEC further wish to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, it is hereby agreed as follows:

        1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for an initial period (the "Initial Period") and a further period (the "Secondary Period") (the Initial Period and the Secondary Period are hereinafter referred to in the aggregate as the "Employment Period"). The Initial Period shall begin at the Effective Time (as defined in the Merger Agreement), and end on the later of (i) the date of the annual meeting of shareholders of the Company that occurs in 1998, and (ii) the last day of the sixteenth full month following the Effective Time. The Secondary Period shall begin at the end of the Initial Period and end on the later of July 1, 2000 and the second anniversary of the last day of the Initial Period.

        2. POSITION AND DUTIES. (a) During the Initial Period, the Executive shall serve as Chairman of the Board of Directors of the Company (the "Board") and Chief Executive Officer of the Company, and during the Secondary Period, the Executive shall serve as Chairman of the Board, in each case as an employee of the Company and with such duties and responsibilities as are customarily assigned to such positions, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board. The Executive shall be a member of the Board on the first day of the Employment Period, and the Board shall propose the Executive for re-election to the Board throughout the Employment Period.

        (b) During the Initial Period: (i) as is customary, the Chief Operating Officer of the Company shall report to the Executive in his capacity as Chief Executive Officer; (ii) the subsidiary of the Company that provides administrative and other services to the Company's utility company subsidiaries (the "Service Company"), as well as the Company's subsidiary NRG Energy, Inc. ("NRG"), and their respective chief executive officers, shall report to the Executive; and (iii) the subsidiaries of the Company (other than the Service Company and NRG) that are operating companies, and their respective chief executive officers, shall report to the Chief Operating Officer of the Company.

        (c) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

        (d) The Executive's services shall be performed primarily at the Company's headquarters in Minneapolis, Minnesota.

        3. COMPENSATION. (a) BASE SALARY. The Executive's compensation during the Employment Period shall be determined by the Board upon the recommendation of the Compensation Committee of the Board, subject to the next sentence and Section 3(b). During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of not less than his annual base salary from NSP as in effect immediately before the Effective Time. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

        (b) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall participate in short-term incentive compensation plans and long-term incentive compensation plans (the latter to consist of plans offering stock options, restricted stock and other long-term incentive compensation) providing him with the opportunity to earn, on a year-by-year basis, short-term and long-term incentive compensation (the "Incentive Compensation") at least equal to the amounts that he had the opportunity to earn under the comparable plans of NSP as in effect immediately before the Effective Time.

        (c) OTHER BENEFITS. (i) SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. During the Employment Period, the Executive shall participate in a supplemental executive retirement plan ("SERP") such that the aggregate value of the retirement benefits that he and his spouse will receive at the end of the Employment Period under all defined benefit plans of the Company and its affiliates (whether qualified or not) will be not less than the aggregate value of the benefits he would have received had he continued, through the end of the Employment Period, to accrue the supplemental retirement benefits provided by the terms of his employment agreement with NSP as in effect immediately before the Effective Time, and to participate in the NSP Deferred Compensation Plan, the NSP Excess Benefit Plan, and the NSP Pension Plan, all as in effect immediately before the Effective Time; PROVIDED, that notwithstanding the terms of the foregoing agreement and plans, in determining benefits under the SERP, benefits pursuant to the foregoing plans shall be computed as if they were based upon the Executive's average compensation for the three consecutive years in which his compensation was the highest. In addition, the SERP shall offer the Executive the option to receive his benefits thereunder in a single lump sum payment on terms and conditions no less favorable than those in effect with respect to the supplemental retirement benefits of Richard A. Abdoo pursuant to the letter agreement dated November 21, 1994 regarding supplemental benefits from WEC to Richard A. Abdoo or otherwise, as in effect immediately before the Effective Time; provided, that such lump sum payment option shall be subject to the consent of the Board in its sole discretion. Finally, if the Executive dies while employed, or deemed pursuant to paragraph (a) of
    Section 5 to be employed, by the Company, his surviving spouse (or, if he has no surviving spouse, his estate) shall be entitled to receive a SERP benefit equal in value to the SERP benefit that the Executive would have received under the SERP if he had retired (rather than died) on the date of his death and received a lump sum SERP benefit; PROVIDED, that in the case where the Executive has no surviving spouse, the benefit pursuant to this sentence shall be paid in a lump sum; and PROVIDED, further, that in the case where the Executive has a surviving spouse, the benefit pursuant to this sentence shall be paid in the form of a single life annuity for her life unless she elects a single lump sum payment and the

    Board, in its sole discretion, consents to the lump sum payment. The Company shall maintain and fund one or more grantor trusts (the "Trusts"), or such other funding mechanism as may be satisfactory to the Executive, which shall comply with the following sentence and which shall at all times be adequate to provide for the payment of all benefits under the SERP to the Executive and his spouse, as well as any elective deferrals of Annual Cash Incentives by the Executive (with such adequacy being determined by an independent consulting firm acceptable to the Executive, whose fees shall be paid by the Company). The assets of the Trusts (if any) shall be subject to the claims of the Company's creditors, and the Trusts (if any) shall in all other respects be designed to prevent the Executive and his spouse from being taxed on the assets or income thereof, except as and when such assets or income are paid to them.

           (ii) During the Employment Period, the Company shall provide the Executive with life insurance coverage (the "Life Insurance Coverage") providing a death benefit to such beneficiary or beneficiaries as the Executive may designate of not less than three times his Annual Base Salary. Following the Employment Period, the Company shall provide the Executive with a life insurance benefit at least equal to the benefit that would have been provided to the Executive after termination of employment under the Northern States Power Company Officer Survivor Benefit Plan as in effect immediately before the Effective Time.

          (iii) In addition, and without limiting the generality of the foregoing, during the Employment Period and thereafter: (A) the Executive shall be entitled to participate in all applicable incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company; and (B) the Executive and/or the
       Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company, other than severance plans, practices, policies and programs but including, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs, to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company.

        (d) FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to receive fringe benefits on the same terms and conditions as he received such fringe benefits from NSP immediately before the Effective Time or, if more favorable, the terms and conditions that fringe benefits were available to Richard A. Abdoo from WEC immediately before the Effective Time.

        4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable, for a period of 180 consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity is total and permanent. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

        (b)   BY THE  COMPANY.  (i)   The Company  may terminate the Executive's
    employment during the Employment Period for Cause or without Cause. "Cause" means:

               A. the willful and continued failure of the Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board of the Company delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

               B. illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company.

    No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

           (ii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Special Board Meeting for Cause. The "Special Board Meeting for Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Cause, that takes place not less than ten and not more than twenty business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting for Cause by affirmative vote of a majority of the entire membership of the Board, excluding employee directors, stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and that conduct constitutes Cause under this Agreement.

          (iii) A termination of the Executive's employment without Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination without Cause") of its intention to terminate the Executive's employment without Cause, stating the date, time and place of the Special Board Meeting without Cause. The "Special Board Meeting without Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination without Cause, that takes place not less than ten and not more than twenty business days after the Executive receives the Notice of Termination without Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting without Cause. The Executive's termination without Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting without Cause by affirmative vote of a majority of the entire membership of the Board, excluding employee directors, stating that the Executive is terminated without Cause.

        (c) GOOD REASON. (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

               A. the assignment to the Executive of any duties inconsistent in any respect with paragraph (a) of Section 2 of this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

               B.   any failure by  the Company to comply  with any provision of
           Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

               C. any requirement by the Company that the Executive's services be rendered primarily at a location or locations other than that provided for in paragraph (d) of Section 2 of this Agreement;

               D. any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement;

               E.  any failure  by the Company to  comply with paragraph (c)  of
           Section 11 of this Agreement; or

               F. any other substantial breach of this Agreement by the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive.

           (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

          (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

        (d) NO WAIVER. The failure to set forth any fact or circumstance in a Notice of Termination for Cause, a Notice of Termination without Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

        (e) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

        5.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

        (a) BY THE COMPANY OTHER THAN FOR CAUSE OR DISABILITY; BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause or Disability, or the Executive terminates employment for Good Reason, the Company shall continue to provide the Executive with the compensation and benefits set forth in paragraphs (a), (b) and (c) of Section 3 as if he had remained employed by the Company pursuant to this Agreement through the end of the Employment Period and then retire (at which time he will be treated as eligible for all retiree welfare benefits and other benefits provided to retired senior executives, as set forth in Section 3(c)(ii) and (iii)); PROVIDED, that the Incentive Compensation for such period shall be equal to the maximum Incentive Compensation that the Executive would have been eligible to earn for such period; PROVIDED, further, that in lieu of stock options, restricted stock and other stock-based awards, the Executive shall be paid cash equal to the fair market value (without regard to any restrictions) of the stock options, restricted stock and other stock-based awards that would otherwise have been granted; PROVIDED, further, that to the extent any benefits described in paragraph (c) of Section 3 cannot be provided pursuant to the plan or program maintained by the Company for its executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive and his family; and PROVIDED, finally, that during any period when the Executive is eligible to receive benefits of the type described in clause (B) of paragraph (c)(iii) of Section 3 under another employer-provided plan, the benefits provided by the Company under this paragraph (a) of Section 5 may be made secondary to those provided under such other plan. In addition to the foregoing, any restricted stock outstanding on the Date of Termination shall be fully vested as of the Date of Termination and all options outstanding on the Date of Termination shall be fully vested and exercisable and shall remain in effect and exercisable through the end of their respective terms, without regard to the termination of the Executive's employment. The payments and benefits provided pursuant to this paragraph (a) of Section 5 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

        (b) DEATH OR DISABILITY. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within 30 days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid; (2) an amount representing the Incentive Compensation for the period that includes the Date of Termination, computed by assuming that the amount of all such Incentive Compensation would be equal to the maximum amount of such Incentive Compensation that the Executive would have been eligible to earn for such period, and multiplying that amount by a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant period; (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid; and (4) any accrued but unpaid Incentive Compensation and vacation pay; and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below.

        (c) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive the Annual Base Salary through the Date of Termination and the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent not yet paid, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below. If the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below.

        6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor, subject to paragraph (f) of Section 12, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Incentive Compensation, the SERP, the Life Insurance Coverage, or any other plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

        7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in paragraph (a) of Section 5 with respect to benefits described in clause (B) of paragraph (c)(iii) of
    Section 3, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

        8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

        9. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
    Section 9)  (a "Payment")  would be  subject to  the excise  tax imposed  by
    Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

        (b) Subject to the provisions of paragraph (c) of this Section 9, all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm designated by the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change of control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph (c) of this Section 9 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

        (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

           (i) give the Company any information reasonably requested by the Company relating to such claim,

           (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim;

    PROVIDED, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (c) of Section 9, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and PROVIDED, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

        (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph
    (c) of this Section 9) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

        10. ATTORNEYS' FEES. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

        11. SUCCESSORS. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

        12. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

        (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                If to the Executive:

                If to the Company:

                    Attention: General Counsel
    or to such other address as either  party furnishes to the other in  writing
    in   accordance  with  this  paragraph  (b)   of  Section  12.  Notices  and
    communications shall be effective when actually received by the addressee.

        (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

        (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

        (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this
    Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

        (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

        (g) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

        (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.
                                          ______________________________________
                                                     James J. Howard

                                          PRIMERGY CORPORATION
                                          By ___________________________________

                                                                         ANNEX E

                              EMPLOYMENT AGREEMENT

    THIS  AGREEMENT by and between Primergy Corporation, a Wisconsin corporation
(the "Company"), and Richard A. Abdoo (the "Executive"), dated as of the     day
of          , 199 .

                          W I T N E S S E T H  T H A T

    WHEREAS, Northern States Power Company, a Minnesota corporation ("NSP") and Wisconsin Energy Corporation, a Wisconsin corporation ("WEC") have entered into an Amended and Restated Agreement and Plan of Merger dated as of April 28, 1995, as amended and restated as of July 26, 1995 (the "Merger Agreement"), whereby the NSP and WEC organizations will merge, with the Company as the surviving parent; and

    WHEREAS, NSP and WEC wish to provide for the orderly succession of management of the Company following the Effective Time (as defined in the Merger Agreement); and

    WHEREAS, NSP and WEC further wish to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, it is hereby agreed as follows:

        1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for an initial period (the "Initial Period") and a further period (the "Secondary Period") (the Initial Period and the Secondary Period are hereinafter referred to in the aggregate as the "Employment Period"). The Initial Period shall begin at the Effective Time (as defined in the Merger Agreement), and end on the earlier of: (i) such date as James J. Howard ceases to be Chief Executive Officer of the Company for any reason; or (ii) the later of (a) the date of the annual meeting of shareholders of the Company that occurs in 1998, and (b) the last day of the sixteenth full month following the Effective Time. The Secondary Period shall begin at the end of the Initial Period and end on that date which is the later of: (x) January 31, 2002; or (y) five (5) years after the first day of the Initial Period; except that on the third, fourth and fifth anniversaries of the first day of the Employment Period, the Secondary Period shall be extended by one year unless either party gives written notice to the other, at least 60 days before the Secondary Period would otherwise be so extended, that the Secondary Period shall not be so extended.

        2. POSITION AND DUTIES. (a) During the Initial Period, the Executive shall serve as Vice Chairman of the Board of Directors of the Company (the "Board"), President and Chief Operating Officer of the Company; during the Secondary Period, the Executive shall serve as Vice Chairman of the Board, President and Chief Executive Officer of the Company; and on and after any date during the Employment Period as of which James J. Howard ceases to be Chairman of the Board, the Executive shall serve as the Chairman of the Board; in each case with such duties and responsibilities as are customarily assigned to such positions, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board. The Executive shall be a member of the Board on the first day of the Employment Period, and the Board shall propose the Executive for re-election to the Board throughout the Employment Period.

        (b) During the Initial Period: (i) as is customary, the Executive shall report to the Chief Executive Officer of the Company; (ii) the subsidiary of the Company that provides administrative and other services to the Company's utility company subsidiaries (the "Service Company"), as well as the Company's subsidiary NRG Energy Inc. ("NRG"), and their respective chief executive officers, shall report to the Chief Executive Officer of the Company; and (iii) all other subsidiaries of the Company (other than the Service Company and NRG), and their respective chief executive officers, shall report to the Executive.

        (c) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

        (d) The Company's headquarters shall be located in Minneapolis, Minnesota and the Executive shall reside in the general area of the Twin Cities of Minneapolis and St. Paul, Minnesota. The Company shall assure that the Executive suffers no financial loss on the sale of Executive's Milwaukee residence (including the value of loss of tax deferrals which may occur if Executive does not reinvest all of the proceeds of the sale of such residence in accordance with the provisions of Section 1034 of the Internal Revenue Code of 1986, as amended and a gross-up payment for the additional income taxes payable by the Executive as a result of such payment). The Company shall reimburse the Executive for all of his moving expenses incurred in relocating Executive's residence to the Twin Cities area. During the period from the first day of the Employment Period through the earlier of the end of the last day of the sixth full calendar month of the Employment Period and the date of such relocation, the Company shall provide the Executive with an apartment in the Twin Cities area and reimburse him for reasonable expenses while in the Twin Cities area and travel between the Twin Cities area and his principal residence, provided in each case that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

        3. COMPENSATION. (a) BASE SALARY. The Executive's compensation during the Employment Period shall be determined by the Board upon the recommendation of the Compensation Committee of the Board, subject to the next sentence and Section 3(b). During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of not less than his annual base salary from WEC as in effect immediately before the Effective Time. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

        (b) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall participate in short-term incentive compensation plans and long-term incentive compensation plans (the latter to consist of plans offering stock options, restricted stock and other long-term incentive compensation) providing him with the opportunity to earn, on a year-by-year basis, short-term and long-term incentive compensation (the "Incentive Compensation") at least equal to the amounts that he had the opportunity to earn under the comparable plans of WEC as in effect immediately before the Effective Time.

        (c) OTHER BENEFITS. (i) SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. During the Employment Period, the Executive shall participate in a supplemental executive retirement plan ("SERP") such that the aggregate value of the retirement benefits that he and his spouse will receive at the end of the Employment Period under all defined benefit plans of the Company and its affiliates (whether qualified or not) will be not less than the benefits he would have received had he continued, through the end of the Employment Period, to participate in the WEC Defined Benefit Pension Plan, Supplemental Executive Retirement Plan A, Supplemental Executive Retirement Plan B, the special supplemental benefits letter dated November 21, 1994 as amended on April 26, 1995 between WEC and the Executive, and Executive Deferred Compensation Plan

    (collectively, the "WEC Plans"), as in effect immediately before the Effective Time. The Company shall maintain and fund one or more grantor trusts (the "Trusts"), the assets of which shall at all times be adequate to provide for the payment of all benefits under the SERP to the Executive and his spouse, as well as any elective deferrals of Incentive Compensation by the Executive (with such adequacy being determined by an independent consulting firm acceptable to the Executive, whose fees shall be paid by the Company). The assets of the Trusts shall be subject to the claims of the Company's creditors, and the Trusts shall in all other respects be designed to prevent the Executive and his spouse from being taxed on the assets or income thereof, except as and when such assets or income are paid to them.

           (ii) During the Employment Period, the Company shall provide the Executive with life insurance coverage (the "Life Insurance Coverage") providing a death benefit to such beneficiary or beneficiaries as the Executive may designate of not less than three times his Annual Base Salary.

          (iii) In addition, and without limiting the generality of the foregoing, during the Employment Period and thereafter: (A) the Executive shall be entitled to participate in all applicable incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company, and (B) the Executive and/or the
       Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company, other than severance plans, practices, policies and programs but including, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs, to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company.

        (d) FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to receive fringe benefits on the same terms and conditions as he received such fringe benefits from WEC immediately before the Effective Time.

        4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable, for a period of 180 consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity is total and permanent. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

        (b) BY THE  COMPANY.   (i)  The  Company may  terminate the  Executive's
    employment during the Employment Period for Cause or without Cause. "Cause" means:

               A. the willful and continued failure of Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board of the Company delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

               B. illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company.

    No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

           (ii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Special Board Meeting for Cause. The "Special Board Meeting for Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Cause, that takes place not less than ten and not more than twenty business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting for Cause by affirmative vote of a majority of the entire membership of the Board, excluding employee directors, stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and that conduct constitutes Cause under this Agreement.

          (iii) A termination of the Executive's employment without Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination without Cause") of its intention to terminate the Executive's employment without Cause, stating the date, time and place of the Special Board Meeting without Cause. The "Special Board Meeting without Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination without Cause, that takes place not less than ten and not more than twenty business days after the Executive receives the Notice of Termination without Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting without Cause. The Executive's termination without Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting without Cause by affirmative vote of a majority of the entire membership of the Board, excluding employee directors, stating that the Executive is terminated without Cause.

        (c) GOOD REASON. (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

               A. the assignment to the Executive of any duties inconsistent in any respect with paragraph (a) of Section 2 of this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

               B.  any failure  by the Company to  comply with any provision  of
           Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

               C. any requirement by the Company that the Executive's services be rendered primarily at a location or locations other than that provided for in paragraph (d) of Section 2 of this Agreement;

               D. any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement;

               E.   any failure by  the Company to comply  with paragraph (c) of
           Section 11 of this Agreement; or

               F. any other substantial breach of this Agreement by the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive.

           (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

          (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

        (d) NO WAIVER. The failure to set forth any fact or circumstance in a Notice of Termination for Cause, a Notice of Termination without Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

        (e) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

        5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) OTHER THAN FOR CAUSE, DEATH OR DISABILITY; GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause or Disability, or the Executive terminates employment for Good Reason, the Company shall continue to provide the Executive with the compensation and benefits set forth in paragraphs (a), (b) and (c) of Section 3 as if he had remained employed by the Company pursuant to this Agreement through the end of the Employment Period and then retired [at which time he will be treated as eligible for all retiree welfare benefits and other benefits provided to retired senior executives, as set forth in Section 3(c)(iii)]; provided, that the Incentive Compensation for such period shall be equal to the maximum Incentive Compensation that the Executive would have been eligible to earn for such period; provided, further that in lieu of stock options, restricted stock and other stock-based awards, the Executive shall be paid cash equal to the fair market value (without regard to any restrictions) of the stock options, restricted stock and other stock-based awards that would otherwise have been granted; and provided, further, that to the extent any benefits described in paragraph (c) of Section 3 cannot be provided pursuant to the plan or program maintained by the Company for its executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive and his family; and provided, finally, that during any period when the Executive is eligible to receive benefits of the type described in clause (B) of paragraph (c)(iii) of Section 3 under another employer-provided plan, the benefits provided by the Company under this paragraph (a) of Section 5 may be made secondary to those provided under such other plan. In addition to the foregoing, any restricted stock outstanding on the Date of Termination shall be fully vested as of the Date of Termination and all options outstanding on the Date of Termination shall be fully vested and exercisable and shall remain in effect and exercisable through the end of their respective terms, without regard to the termination of the Executive's employment. The payments and benefits provided pursuant to this paragraph (a) of Section 5 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

        (b) DEATH AND DISABILITY. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within 30 days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid; (2) an amount representing the Incentive Compensation for the period that includes the Date of Termination, computed by assuming that the amount of all such Incentive Compensation would be equal to the maximum amount of such Incentive Compensation that the Executive would have been eligible to earn for such period, and multiplying that amount by a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant period; (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid; and (4) any accrued but unpaid Incentive Compensation and vacation pay; and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below.

        (c)  BY THE  COMPANY FOR  CAUSE; BY  THE EXECUTIVE  OTHER THAN  FOR GOOD
    REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive the Annual Base Salary through the Date of Termination and the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent not yet paid, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below. If the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below.

        6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor, subject to paragraph (f) of Section 12, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Incentive Compensation, the SERP, the Life Insurance Coverage, or any other plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

        7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in paragraph (a) of Section 5 with respect to benefits described in clause (B) of paragraph (c)(iii) of Section 3, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

        8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

        9. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
    Section 9)  (a "Payment")  would be  subject to  the excise  tax imposed  by
    Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

        (b) Subject to the provisions of paragraph (c) of this Section 9, all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm designated by the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change of control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph (c) of this

    Section 9 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

        (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

           (i) give the Company any information reasonably requested by the Company relating to such claim,

           (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim;

    PROVIDED, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (c) of Section 9, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and PROVIDED, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

        (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph
    (c) of this Section 9) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

        10. ATTORNEYS' FEES. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

        11. SUCCESSORS. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

        12. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

        (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                If to the Executive:

                If to the Company:

                    Attention: General Counsel

    or  to such other address as either  party furnishes to the other in writing
    in  accordance  with  this  paragraph   (b)  of  Section  12.  Notices   and
    communications shall be effective when actually received by the addressee.

        (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

        (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

        (e) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

        (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

        (g) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

        (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                          ______________________________________
                                                     Richard A. Abdoo

                                          PRIMERGY CORPORATION

                                          By ___________________________________

                                                                         ANNEX F

                                 [LOGO]

                                                                  August 7, 1995

Board of Directors
Northern States Power Company
414 Nicollet Mall
Minneapolis, MN 55401

Gentlemen and Mesdames:

    You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $2.50 per share (the "Shares"), of Northern States Power Company (the "Company") of the exchange ratio of 1.626 shares of Common Stock, par value $.01 per share, of Primergy Corporation (the "Primergy Common Stock") to be received for each Share (the "Exchange Ratio") pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of April 28, 1995, as amended and restated as of July 26, 1995, by and among the Company, Wisconsin Energy Corporation ("Wisconsin Energy"), Northern Power Wisconsin Corp., a wholly owned subsidiary of the Company, and WEC Sub Corp., a wholly owned subsidiary of Wisconsin Energy (the "Agreement"). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement.

    Goldman, Sachs & Co. ("Goldman Sachs"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including acting as managing underwriter of certain public offerings of debt securities of the Company, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Wisconsin Energy from time to time, including acting as managing underwriter of certain public offerings of debt securities of Wisconsin Electric Power Company, a wholly owned subsidiary of Wisconsin Energy, and may provide investment banking services to Wisconsin Energy in the future.

    In the ordinary course of the trading activities of Goldman Sachs, the Firm actively trades the debt and equity securities of the Company and Wisconsin Energy for its own account and for the accounts of customers of Goldman Sachs and may, therefore, at any time hold a long or short position in such securities.

    In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus relating to the Annual Meeting of Shareholders of the Company and Special Meeting of Shareholders of Wisconsin Energy; Annual Reports to shareholders and Annual Reports on Form 10-K of the Company and Wisconsin Energy for the five years ended December 31, 1994; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company and Wisconsin
Energy; FERC Forms 1 of the Company and Wisconsin Energy; certain other communications from the Company and Wisconsin Energy to their respective shareholders; and certain internal financial analyses and forecasts for the Company and Wisconsin Energy prepared by their respective managements, including analyses and forecasts of certain operating efficiencies and financial synergies (the "Synergies") expected to be achieved as a result of the Mergers. We also have held discussions with members of the senior management of the Company and Wisconsin Energy regarding the past and current business operations, financial condition and future prospects of their respective companies and their analyses of the strategic benefits of the Mergers, including, without limitation, the amount and timing of realization of the Synergies. In addition, we have reviewed the reported price and trading activity for the Shares and the Wisconsin Energy Common Stock, compared certain financial and stock market information for the Company and Wisconsin Energy with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the electric utility industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

    We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed, with your consent, that the Synergies have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company and Wisconsin Energy and that such Synergies will be realized in the amounts and at the times contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Wisconsin Energy or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed, with your consent, that the consummation of the transactions contemplated by the Agreement will be recorded as a pooling of interests under generally accepted accounting principles. We are not expressing any opinion herein as to the prices at which the Primergy Common Stock may trade if and when it is issued.

    Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair to the holders of the Shares.

Very truly yours,

GOLDMAN, SACHS & CO.

                                                                         ANNEX G

                                     [LOGO]
                                                                  August 7, 1995

The Board of Directors
Wisconsin Energy Corporation
231 West Michigan Street
Milwaukee, WI 53203

Dear Members of the Board:

    We understand that Wisconsin Energy Corporation, a Wisconsin corporation ("WEC"), and Northern States Power Company, a Minnesota corporation ("NSP"), have determined to engage in a business combination as peer firms in a merger of equals. In order to effect that combination, NSP has formed Northern Power Wisconsin Corp. ("New NSP"), a Wisconsin corporation; and WEC has formed WEC Sub Corp. ("WEC Sub"), a Wisconsin corporation. The terms and conditions of the business combination are set forth in an Amended and Restated Agreement and Plan of Merger, dated as of April 28, 1995, as amended and restated as of July 26, 1995 (the "Agreement"), among NSP, WEC, New NSP and WEC Sub. The Agreement provides for, among other things (i) the merger of NSP into New NSP (the "Reincorporation Merger") and (ii) the merger of WEC Sub into the surviving corporation in the Reincorporation Merger (the "NSP Merger"). Pursuant to the Reincorporation and NSP Mergers (i) each issued and outstanding share of Common Stock, $2.50 par value, of NSP (the "NSP Common Stock") (other than NSP Dissenting Shares and shares cancelled pursuant to Section 2.1(b)(i) of the Agreement) shall be converted into the right to receive 1.626 (the "Exchange Ratio") fully paid and nonassessable shares of Common Stock, $0.01, of WEC ("WEC Common Stock"), and (ii) each issued and outstanding share of Common Stock, $0.01 par value, of WEC Sub shall be converted into one fully paid and nonassessable share of Common Stock, $2.50 par value, of the surviving corporation in the NSP Merger (collectively, the "Proposed Transaction"). In connection with the Proposed Transaction, WEC will change its name to Primergy Corporation ("Primergy"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Agreement. In addition, in the remainder of this letter, references to "WEC" shall be deemed to include WEC's subsidiaries (including Wisconsin Electric Power Company and Wisconsin Natural Gas Company, each a Wisconsin corporation) and references to "NSP" shall be deemed to include NSP's subsidiaries (including Northern States Power Company, a Wisconsin corporation).

    We have been requested by WEC to render our opinion with respect to the fairness, from a financial point of view, to holders of WEC Common Stock of the Exchange Ratio to be offered in the Proposed Transaction.

    In arriving at our opinion, we have, among other things:

    (1) Reviewed the Annual Reports, Form 10-Ks and the related financial information for the three years in the period ended December 31, 1994, and the Form 10-Qs and the related unaudited financial information for the quarterly periods ended March 31, 1995 and June 30, 1995, for Wisconsin Energy Corporation, Wisconsin Electric Power Company and Wisconsin Natural Gas Company;

    (2) Reviewed the Annual Reports, Form 10-Ks and the related financial information for the three years in the period ended December 31, 1994, and the Form 10-Qs and the related unaudited financial information for the quarterly periods ended March 31, 1995 and June 30, 1995, for Northern States Power Company (Minnesota) and Northern States Power Company (Wisconsin);

    (3) Reviewed certain other filings with the Securities and Exchange Commission and other regulatory authorities made by Wisconsin Energy Corporation, Wisconsin Electric Power Company, Wisconsin Natural Gas Company, Northern States Power Company (Minnesota) and Northern States Power Company (Wisconsin), including proxy statements, FERC Form 1s, Form 8Ks and registration statements, during the last three years;

    (4) Reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of WEC and NSP furnished to us by WEC and NSP;

    (5) Conducted discussions with members of senior management of WEC and NSP concerning their respective businesses, regulatory environments, prospects and strategic objectives and possible operating, administrative and capital synergies which might be realized for the benefit of WEC following the Proposed Transaction;

    (6) Reviewed the historical market prices and trading activity for shares of WEC Common Stock and NSP Common Stock, and compared them with those of certain publicly traded companies which we deemed to be relevant;

    (7) Compared the results of operations of WEC and NSP with those of certain companies which we deemed to be relevant;

    (8) Compared the proposed financial terms of the Proposed Transaction with the financial terms of certain utility industry business combinations which we deemed to be relevant;

    (9) Analyzed the respective contributions in terms of assets, earnings, cash flow and shareholders' equity of WEC and NSP;

   (10) Analyzed the valuation of shares of WEC Common Stock and NSP Common Stock using various valuation methodologies which we deemed to be appropriate;

   (11) Considered the pro forma effect of the Proposed Transaction on WEC's capitalization, earnings and cash flow;

   (12) Compared the pro forma effect of the Proposed Transaction on WEC's capitalization ratios, earnings per share, dividends per share, book value per share, cash flow per share, return on equity and payout ratio with each of their corresponding current and projected values on a stand-alone basis;

   (13) Considered the obligation of Primergy to register as a public utility holding company under the Public Utility Holding Company Act of 1935 (the "1935 Act") and the resulting possibility that Primergy would be required to dispose of WEC's and/or NSP's gas operations or to dispose of certain of WEC's and/or NSP's non-utility businesses;

   (14) Examined the possible tax treatment of alternative ways of effecting a disposition of WEC's and/or NSP's gas operations, and a disposition of certain of WEC's and/or NSP's non-utility businesses should any such disposition be required pursuant to the 1935 Act, for which we have relied on the advice of WEC's counsel;

   (15) Reviewed the Agreement, the WEC Stock Option Agreement and the NSP Stock Option Agreement;

   (16) Reviewed the Joint Registration Statement of WEC and New NSP, including the Joint Proxy Statement/Prospectus of NSP, WEC and New NSP dated the date hereof; and

   (17) Reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and taken into account such other matters as we deemed necessary or appropriate for purposes of this opinion.

    In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to us by WEC and NSP and have further relied upon the assurances of management of WEC and NSP that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of WEC and NSP (including, without limitation, projected cost savings and operating synergies), we have relied upon the assurances of management of WEC and NSP that such projections have been reasonably prepared and reflect the best currently available estimates and judgments of the management of WEC and NSP as to the future financial performance of WEC and NSP, as the case may be, and as to the outcomes projected of legal, regulatory and other contingencies. In arriving at our opinion, we have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of WEC or NSP, nor have we made any physical inspection of the properties or assets of WEC or NSP. We have assumed that the Proposed Transaction will be a reorganization as described in Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, and that WEC, NSP and the shareholders of NSP who exchange their shares solely for WEC Common Stock will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Proposed Transaction. We have also assumed that the Proposed Transaction will qualify as a pooling of interests for financial accounting purposes. You have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of WEC. Our opinion herein is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

    We have acted as financial advisor to WEC in connection with the Proposed Transaction and will receive certain fees for our services. In addition, we render certain investment banking and financial advisory services to WEC from time to time for which we receive customary compensation.

    Our advisory services and the opinion expressed herein are provided solely for the use of WEC's Board of Directors in evaluating the Proposed Transaction. Except for its publication in the Joint Proxy Statement/Prospectus dated the date hereof which is being distributed to holders of WEC Common Stock and NSP Common Stock in connection with approval of the Proposed Transaction, our opinion may not be published or otherwise used or referred to without our prior written consent. This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should act with respect to the Proposed Transaction.

    Based upon and subject to the foregoing, our experience as investment bankers and other factors we deem relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio to be offered in connection with the Proposed Transaction is fair, from a financial point of view, to the holders of WEC Common Stock.

                                          Very truly yours,

                                          BARR DEVLIN & CO. INCORPORATED

                                                                         ANNEX H

                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                              PRIMERGY CORPORATION

    These Restated Articles of Incorporation of Primergy Corporation (formerly known as Wisconsin Energy Corporation), a corporation incorporated under Chapter 180 of the Wisconsin Statutes, the Wisconsin Business Corporation Law, supersede and take the place of the existing Restated Articles of Incorporation and all prior amendments thereto.

                                   ARTICLE I.
                                      NAME

    The name of the corporation is PRIMERGY CORPORATION.

                                  ARTICLE II.
                                    PURPOSE

    The corporation is organized for the purpose of engaging in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.

                                  ARTICLE III.
                          DESCRIPTION OF CAPITAL STOCK

A.  AUTHORIZED NUMBER AND CLASSES OF SHARES

    The aggregate number of shares which the corporation shall have authority to issue is Seven Hundred Sixty-Five Million (765,000,000) shares, consisting of Seven Hundred Fifty Million (750,000,000) shares of Common Stock of the par value of One Cent ($.01) per share (hereinafter called the "Common Stock") and Fifteen Million (15,000,000) shares of Preferred Stock of the par value of One Cent ($.01) per share (hereinafter called the "Preferred Stock").

B.  COMMON STOCK PROVISIONS

    (1)  DIVIDENDS

       Subject to any rights of holders of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time from any funds, property or shares legally available therefor.

    (2)  VOTING RIGHTS

       Subject to any rights of holders of Preferred Stock to vote on a matter as a class or series, each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote of holders of Common Stock at a meeting of stockholders.

    (3)  LIQUIDATION, DISSOLUTION OR WINDING UP

       In the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock, subject to any rights of holders of Preferred Stock, shall be entitled to receive the net balance of any remaining assets of the corporation.

    (4)  NO PREEMPTIVE RIGHTS

       No holder of Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase or receive any part of any new or additional issue of stock, or securities convertible into stock, of any class whatever, whether now or hereafter authorized, or whether issued for cash, property or services, by way of dividend, or in exchange for the stock of another corporation.

C.  PREFERRED STOCK PROVISIONS

    The Board of Directors shall have authority to divide the Preferred Stock into series, to issue shares of any such series and, within the limitations set forth in these Articles of Incorporation or prescribed by law, to fix and determine the relative rights and preferences of the shares of any series so established. Each such series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

           (1) The rate of dividend;

           (2) The price at and the terms and conditions on which shares may be redeemed;

           (3) The amount payable upon shares in the event of voluntary or involuntary liquidation of the corporation;

           (4) Sinking fund provisions for the redemption or purchase of shares;

           (5) The terms and conditions on which shares may be converted, if shares are issued with the privilege of conversion;

           (6) Voting rights, if any; and

           (7) Any other rights or preferences as to which the laws of the State of Wisconsin, as in effect at the time of the determination thereof, permit variations between different series of Preferred Stock.

    Shares of Preferred Stock shall have only such voting rights, if any, preemptive rights, if any, and other rights as are fixed and determined by the Board of Directors in accordance with the foregoing provisions or as may be required by law.

D.  CERTAIN OTHER PROVISIONS AFFECTING STOCKHOLDERS

    (1)  RESTRICTION ON CERTAIN PURCHASES OF COMMON STOCK AT MARKET PREMIUM

        (a) The corporation shall not purchase any shares of Common Stock from any person or other entity if more than 5% of the outstanding shares of Common Stock are believed by the Board of Directors to be Beneficially Owned by such person or other entity at the time the purchase is authorized by the Board, at a price exceeding significantly (as determined by the Board of Directors) the then current market price. This provision shall not apply, however, to (i) any purchase of shares believed by the Board to have been Beneficially Owned by the seller, or by the seller and any of the seller's Affiliates consecutively, for at least the two-year period ending with the date of purchase; (ii) any purchase of shares which has been approved by affirmative vote by a majority of the aggregate number of votes which the holders of the then outstanding shares of Common Stock and Preferred Stock are entitled to cast, voting together as a class, in the election of directors; or (iii) any purchase pursuant to a tender offer to all holders of Common Stock on the same terms.

        (b) As used in this Subsection (1):

           (i) "Affiliate", with respect to any person or other entity, means any other person or other entity that directly, or indirectly through one or more intermediary, controls, is controlled by, or is under common control with, such former person or other entity;

           (ii) "Beneficially Owned", as of any time, means Beneficially Owned within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on June 1, 1986.

    (2)  SHARES NOT SUBJECT TO STATUTORY VOTE REDUCTION PROVISIONS

       The voting power of shares of Common Stock and Preferred Stock shall not at any time be subject to Section 180.1150 of the Wisconsin Statutes or any successor provision.

    (3)  BYLAW PROVISIONS FIXING GREATER VOTING REQUIREMENTS

       The Bylaws may require a greater stockholder vote than would otherwise be required by law or by these Articles of Incorporation for: (i) removal of a director from office; or (ii) amending provisions of the Bylaws relating to or in connection with taking action by the unanimous consent of stockholders without a meeting; the number, term, qualification, classification and election of directors; the removal of a director from office; notice for Board of Directors' meetings; indemnification of officers, directors and other persons by the corporation; or Bylaw amendments. For purposes of Sections 180.1021 and 180.1706(4) of the Wisconsin Statutes, each section of the Bylaws shall be deemed to be a separate bylaw.

                                  ARTICLE IV.
                              NUMBER OF DIRECTORS

    The Board of Directors shall consist of such number of directors as shall be fixed from time to time by or in the manner provided in the Bylaws, which may provide that the directors shall be divided into three classes as contemplated in Section 180.0806 of the Wisconsin Statutes or any successor provision.

                                   ARTICLE V.
                              EMERGENCY PROVISIONS

    The business and affairs of the corporation shall be managed by its Board of Directors, except as otherwise provided in this Article V after the occurrence and during the continuance of any Emergency. During any Emergency the provisions of this Article V shall apply to the maximum extent permitted by the Wisconsin Business Corporation Law, particularly Sections 180.0207 and 180.0303 thereof, or any successor provisions, as at the time in effect. The provisions of this
Article V shall control during any Emergency, notwithstanding any contrary provisions of these Articles of Incorporation or the Bylaws of the corporation.

    As used in this Article V, "Emergency" means a catastrophic event that prevents a quorum of the Board of Directors from being readily assembled.

    During any Emergency, the business and affairs of the corporation shall be managed by an interim Board of Directors consisting of so many of the incumbent directors, if any, as are known to be alive and not incapacitated, and whom the corporation is able to contact by normal means of communication, together with provisional directors selected as hereinafter provided. The total number of directors on such interim Board of Directors shall be the lesser of the number determined in or pursuant to the Bylaws, or the number of eligible persons who are known to be alive, are not incapacitated and can be readily contacted by the usual means of communication. The Board of Directors by resolution may from time to time designate a list of provisional directors and the order of priority in which such persons shall become interim directors in the event of Emergency, which designation shall continue in effect until such resolution has been subsequently amended or rescinded or has by its terms ceased to have effect. Interim directors need not be stockholders of the corporation. In addition to the exercise, on a temporary basis, of all of the powers of the regular Board of Directors, the interim Board of Directors shall have the authority to declare vacancies in any positions of the regular Board of Directors in cases where any incumbent director is incapacitated or missing or otherwise unable to be contacted within a reasonable time, and to fill such vacancies, as well as any vacancy resulting from the death of a director, by electing replacements to the regular Board of Directors to serve until the next succeeding annual meeting of stockholders.

    When an Emergency has occurred, any director or provisional director named in any aforementioned resolution is empowered on behalf of the corporation to declare the provisions of this Article V to be in effect, and to call a meeting of either the regular or an interim Board of Directors on such notice, which may be shorter than the notice provided for in the Bylaws for special meetings of the Board of Directors, as such person may determine to be advisable. In the case of a meeting of the interim Board of Directors, reasonable efforts shall be made to give such notice to all persons who are or may be eligible to serve as interim directors. At the first meeting of any interim Board of Directors, three or more interim directors may act, notwithstanding any other quorum requirement provided by these Articles of Incorporation or the Bylaws of the corporation, and notwithstanding any failure of other interim directors to receive notice of the meeting. Prior to any initial meeting of the interim Board of Directors three or more interim directors, and thereafter a majority of the interim directors who are deemed to be serving as such, may take action as the Board of Directors by telephone meeting, written instrument or other means which reasonably evidences the assent to the action of a majority of such number of interim directors, in lieu of action at a meeting.

                                  ARTICLE VI.
                           ACQUISITION OF OWN SHARES

    Subject to the provisions of Section D(1) of Article III of these Articles of Incorporation, the corporation is authorized to purchase, take, receive or otherwise acquire shares of Common Stock or Preferred Stock of the corporation, with the approval of the Board of Directors, with or without any vote or consent of stockholders.

                                  ARTICLE VII.
                           AMENDMENTS TO THE ARTICLES

    Any lawful amendment of these Articles of Incorporation may be made by affirmative vote by at least the proportion specified below of the aggregate number of votes which the holders of the then outstanding shares of Common Stock and Preferred Stock are entitled to cast on the amendment and, if the shares of one or more classes or series are entitled under these Articles of Incorporation or otherwise by law to vote thereon as a class, affirmative vote by the same proportion of the aggregate number of votes which the holders of the then outstanding shares of such one or more classes or series are entitled to cast on the amendment. The proportion referred to above in this Article VII shall be 80% in the case of any amendment of the provisions set forth in Sections C and D(1) of Article III of these Articles of Incorporation, and in this Article VII, and any amendment rendering inapplicable to the corporation Sections 180.1130 through 180.1134 of the Wisconsin Business Corporation Law or any successor provisions, and shall be a majority in all other cases.

                                 ARTICLE VIII.
                               EFFECT OF HEADINGS

    The descriptive headings in these Articles of Incorporation were formulated, used and inserted herein for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                                  ARTICLE IX.
                          REGISTERED OFFICE AND AGENT

    The address of the registered office of the corporation is 231 West Michigan Street, Milwaukee, Wisconsin 53201 and the name of its registered agent at such address is [name of designated registered agent]. The county of such registered office is Milwaukee County.

                                                                         ANNEX I

                                     BYLAWS
                                       OF
                          WISCONSIN ENERGY CORPORATION
                      (TO BE RENAMED PRIMERGY CORPORATION)
                            AS AMENDED AND RESTATED
                                 JULY 26, 1995

                               TABLE OF CONTENTS

           ARTICLE I. STOCKHOLDERS......................................................        I-4
     1.01  Annual Meeting...............................................................        I-4
     1.02  Special Meetings.............................................................        I-4
     1.03  Place of Meetings; Postponements and Adjournments............................        I-4
     1.04  Notices to Stockholders......................................................        I-4
           (a) Required Notice..........................................................        I-4
           (b) Fundamental Transactions.................................................        I-4
     1.05  Fixing of Record Date........................................................        I-5
     1.06  Quorum and Voting Requirements...............................................        I-5
     1.07  Conduct of Meetings..........................................................        I-5
     1.08  Proxies; Balloting and Inspectors of Election................................        I-5
     1.09  Stockholder Unanimous Consent Without a Meeting..............................        I-6
     1.10  Stockholder Waiver of Notice.................................................        I-6
     1.11  Notice of Stockholder Nomination(s) and/or Proposal(s).......................        I-6
           ARTICLE II. BOARD OF DIRECTORS...............................................        I-7
     2.01  Number.......................................................................        I-7
     2.02  Classification...............................................................        I-7
     2.03  Election and Tenure..........................................................        I-8
     2.04  Removal......................................................................        I-8
     2.05  Vacancies....................................................................        I-8
     2.06  Regular Meetings.............................................................        I-8
     2.07  Special Meetings.............................................................        I-8
     2.08  Meetings by Telephone or Other Communication Technology......................        I-8
     2.09  Notice of Meetings...........................................................        I-8
     2.10  Quorum.......................................................................        I-9
     2.11  Manner of Acting.............................................................        I-9
     2.12  Committees...................................................................        I-9
     2.13  Compensation.................................................................        I-9
     2.14  Presumption of Assent........................................................       I-10
     2.15  Director Unanimous Consent Without a Meeting.................................       I-10
           ARTICLE III. OFFICERS........................................................       I-10
     3.01  Positions....................................................................       I-10
     3.02  Resignation and Removal......................................................       I-10
     3.03  Vacancies....................................................................       I-10
     3.04  Powers and Duties............................................................       I-10
           ARTICLE IV. CERTIFICATES FOR SHARES AND THEIR TRANSFER.......................       I-11
     4.01  Stock Certificates and Facsimile Signatures..................................       I-11
     4.02  Transfer of Stock............................................................       I-11
     4.03  Lost, Destroyed or Stolen Certificates.......................................       I-11
     4.04  Shares Without Certificates..................................................       I-11
           ARTICLE V. INDEMNIFICATION...................................................       I-12
     5.01  Mandatory Indemnification....................................................       I-12
     5.02  Certain Definitions..........................................................       I-12
     5.03  Legal Enforceability.........................................................       I-12
     5.04  Limitation on Modification or Termination....................................       I-12
     5.05  Non-Exclusive Bylaw..........................................................       I-12
           ARTICLE VI. OTHER INDEMNIFICATION PROVISIONS.................................       I-12
     6.01  Indemnification for Successful Defense.......................................       I-12
     6.02  Other Indemnification........................................................       I-13

     6.03  Written Request..............................................................       I-13
     6.04  Nonduplication...............................................................       I-13
     6.05  Determination of Right to Indemnification....................................       I-13
     6.06  Advance of Expenses..........................................................       I-14
     6.07  Limitations on Indemnification...............................................       I-14
     6.08  Court-Ordered Indemnification................................................       I-14
     6.09  Indemnification and Allowance of Expenses of Employees and Agents............       I-15
     6.10  Insurance....................................................................       I-15
     6.11  Securities Law Claims........................................................       I-15
     6.12  Liberal Construction.........................................................       I-15
           ARTICLE VII. CONTRACTS, CHECKS, NOTES, BONDS, ETC............................       I-15
     7.01  Contracts....................................................................       I-15
     7.02  Checks, Drafts, Etc..........................................................       I-15
           ARTICLE VIII. FISCAL YEAR....................................................       I-16
           ARTICLE IX. CORPORATE SEAL...................................................       I-16
           ARTICLE X. EFFECT OF HEADINGS................................................       I-16
           ARTICLE XI. AMENDMENTS.......................................................       I-16
    11.01  By Stockholders..............................................................       I-16
    11.02  By Directors.................................................................       I-16
    11.03  Implied Amendments...........................................................       I-17
    11.04  Vote Required for Certain Amendments.........................................       I-17

                                   ARTICLE I.
                                  STOCKHOLDERS

    1.01. ANNUAL MEETING. The annual meeting of the stockholders of the corporation shall be held each year on the first business day of June, or on such earlier or later date and at the time designated by or under the authority of the Board of Directors, the Chairman of the Board, the President or the Secretary, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

    1.02. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called by the Chairman of the Board, the President or a majority of the Board of Directors. If and as required by the Wisconsin Business Corporation Law, a special meeting shall be called upon written demand describing one or more purposes for which it is to be held by holders of shares with at least 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting. The time and purpose or purposes of any special meeting shall be described in the notice required by Section 1.04 of these Bylaws and only business within the purpose(s) described in such notice shall be conducted at such meeting.

    1.03. PLACE OF MEETINGS; POSTPONEMENTS AND ADJOURNMENTS. The Board of Directors, the Chairman of the Board, the President or the Secretary may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or any special meeting, including any adjourned meeting. The Board of Directors, the Chairman of the Board, the President or the Secretary may postpone any previously scheduled annual meeting or special meeting by giving public notice of the postponed meeting date at any time prior to the scheduled meeting date. If no designation is made, the place of meeting shall be the principal office of the corporation. Any meeting may be adjourned from time to time, whether or not a quorum is present, by the chairperson of the meeting or by vote of a majority of the votes entitled to be cast by the shares represented thereat.

    1.04.  NOTICES TO STOCKHOLDERS.

    (a) REQUIRED NOTICE. Notice may be communicated by mail, private carrier, or any other means permissible under Wisconsin law. Written notice stating the scheduled place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be communicated or sent not less than ten (10) days, unless a longer period is required by the Wisconsin Business Corporation Law or the Articles of Incorporation, nor more than ninety (90) days, unless a longer period is permitted or a shorter period is required by the Wisconsin Business Corporation Law, before the date of the meeting, by or at the direction of the Chairman of the Board, the President or the Secretary, to each stockholder of record entitled to vote at such meeting or, for the fundamental transactions described in subsections (b)(1) to (4) below, for which the Wisconsin Business Corporation Law requires that notice be given to stockholders not entitled to vote, to all stockholders of record. At least twenty (20) days' notice shall be provided if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or share exchange for which stockholder approval is required by law, or the sale, lease, exchange or other disposition of all or substantially all of the corporation's property, with or without good will, otherwise than in the usual and regular course of business. A stockholder may waive notice in accordance with Section 1.10 of these Bylaws.

    (b) FUNDAMENTAL TRANSACTIONS. If a purpose of any stockholder meeting is to consider either: (1) a proposed amendment to the Articles of Incorporation (including any restated articles); (2) a plan of merger or share exchange for which stockholder approval is required by law; (3) the sale, lease, exchange or other disposition of all or substantially all of the corporation's property, with or without good will, otherwise than in the usual and regular course of business; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and in cases (1), (2) and (3) above must be accompanied by, respectively, a copy or summary of the: (1) proposed articles of amendment or a copy of the restated articles that identifies any amendment or other change; (2) proposed plan of merger or share exchange; or (3) proposed transaction for disposition of all or substantially all of the corporation's property. If the proposed corporate action creates dissenters' rights, the notice must state that stockholders and beneficial stockholders are or may be entitled to assert dissenters' rights, and must be accompanied by a copy of Sections 180.1301 to 180.1331 (or successor provisions) of the Wisconsin Business Corporation Law.

    1.05. FIXING OF RECORD DATE. The Board of Directors, or any officer authorized by the Board of Directors, may fix in advance a date as the record date for one or more voting groups for any determination of stockholders entitled to notice of a stockholders' meeting, to demand a special meeting, to vote, or to take any other action, such date in any case to be not more than seventy (70) days and, in case of a meeting of stockholders, dividend or stock split, not less than ten (10) days prior to the meeting or action requiring such determination of stockholders, and may fix the record date for determining stockholders entitled to a share dividend or distribution. If within thirty (30) days after the corporation receives one or more written demands for a special stockholder meeting that purport to satisfy the requirements of Section 180.0702(1)(b) of the Wisconsin Business Corporation Law (or any successor provision) no record date has been fixed pursuant to the first sentence of this
Section 1.05 for the determination of stockholders entitled to demand such a stockholder meeting, the record date for determining stockholders entitled to demand such meeting shall be the date that the first stockholder signed the demand. If no record date has been fixed pursuant to the first sentence of this
Section 1.05 for the determination of stockholders entitled (A) to notice of or to vote at a meeting of stockholders prior to the time that notice of the meeting is mailed or otherwise delivered to stockholders, or (B) to consent to action without a meeting within thirty (30) days after the corporation receives the first written consent to stockholder action without a meeting, (a) the close of business on the day before the first notice of the meeting is mailed or otherwise delivered to stockholders or (b) the date that the first stockholder signed the first written consent to stockholder action without a meeting, respectively, shall be the record date for the determination of such stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall be applied to any postponement or adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is postponed or adjourned to a date more than 120 days after the date fixed for the original meeting.

    1.06. QUORUM AND VOTING REQUIREMENTS. Except as otherwise provided in the Articles of Incorporation or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of stockholders. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by the Wisconsin Business Corporation Law, the Articles of Incorporation, or any other provision of these Bylaws. If the Articles of Incorporation or the Wisconsin Business Corporation Law provide for voting by two (2) or more classes or voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.

    1.07. CONDUCT OF MEETINGS. The Chairman of the Board, or in his absence or at his request, the Vice Chairman of the Board, and in his absence, the President, and in the President's absence, a Vice President, and in their absence, any person chosen by the stockholders present shall call the meeting of the stockholders to order and shall act as chairperson of the meeting, and the Secretary shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the chairperson of the meeting may appoint any other person to act as secretary of the meeting.

    1.08. PROXIES; BALLOTING AND INSPECTORS OF ELECTION. At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy appointed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Voting at meetings of stockholders need not be by written ballot unless so determined by the Board of Directors, the Chairman of the Board, the President or the

Secretary. Voting at meetings of stockholders shall be conducted by one or more inspectors of election appointed by the Board of Directors, the Chairman of the Board, the President or the Secretary. However, no director or person who is a candidate for the office of director shall be appointed as such inspector. The inspectors, or persons representing the inspector if the inspector is an institution, before entering upon the discharge of their duties, shall take and subscribe an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability.

    1.09. STOCKHOLDER UNANIMOUS CONSENT WITHOUT A MEETING. Any action required by the Articles of Incorporation, Bylaws or any provision of law to be taken at a meeting of stockholders or any other action which may be taken at such a meeting may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote.

    1.10. STOCKHOLDER WAIVER OF NOTICE. A stockholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the stockholder entitled to the notice, shall contain the same information that would have been required in the notice under the Wisconsin Business Corporation Law except that the time and place of meeting need not be stated, and shall be delivered to the corporation for inclusion in the corporate records. A stockholder's attendance at a meeting, in person or by proxy, waives objection to both of the following:

        (a) Lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

        (b) Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

    1.11. NOTICE OF STOCKHOLDER NOMINATION(S) AND/OR PROPOSAL(S). Except with respect to nomination(s) or proposal(s) adopted or recommended by the Board of Directors for inclusion in the corporation's proxy statement for its annual meeting, a stockholder entitled to vote at a meeting may nominate a person or persons for election as director(s) or propose action(s) to be taken at a meeting only if written notice of any stockholder nomination(s) and/or proposal(s) to be considered for a vote at an annual meeting of stockholders is delivered personally or mailed by Certified Mail-Return Receipt Requested at least seventy (70) days and not more than one hundred (100) days before the scheduled date of such meeting to the Secretary of the corporation at the principal business office of the corporation. With respect to stockholder nomination(s) for the election of directors each such notice shall set forth:
(a) the name and address of the stockholder who intends to make the nomination(s), of any beneficial owner of shares on whose behalf such nomination is being made and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting (including the number of shares the stockholder owns as of the record date (or as of the most recent practicable date if no record date has been set) and the length of time the shares have been held) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements and understandings between the stockholder or any beneficial holder on whose behalf it holds such shares, and their respective affiliates, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable) had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. With respect to stockholder proposal(s) for action(s) to be taken at an annual meeting of stockholders, the notice shall clearly set forth:
(a) the name and address of the stockholder who intends to make the proposal(s);
(b) a representation that the stockholder is a holder of record of the stock of the corporation entitled to vote at the meeting (including the number of shares the stockholder owns as of the record date (or as of the most recent practicable date if no record date has been set) and the length of time the shares have been held) and intends to appear in person or by proxy to make the proposal(s) specified in the notice; (c) the proposal(s) and a brief supporting statement of such proposal(s); and (d) such other information regarding the proposal(s) as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable).

    Except with respect to nomination(s) or proposal(s) adopted or recommended by the Board of Directors for inclusion in the notice to stockholders for a special meeting of stockholders, a stockholder entitled to vote at a special meeting may nominate a person or persons for election as director(s) and/or propose action(s) to be taken at a meeting only if written notice of any stockholder nomination(s) and/or proposal(s) to be considered for a vote at a special meeting is delivered personally or mailed by Certified Mail-Return Receipt Requested to the Secretary of the corporation at the principal business office of the corporation so that it is received in a reasonable period of time before such special meeting and only if such nomination or proposal is within the purposes described in the notice to stockholders of the special meeting. All other notice requirements regarding stockholder nomination(s) and/or proposal(s) applicable to annual meetings also apply to nomination(s) and/or proposal(s) for special meetings.

    The chairperson of the meeting  may refuse to acknowledge the  nomination(s)
and/or proposal(s) of any person made without compliance with the foregoing procedures. This section shall not affect the corporation's rights or responsibilities with respect to its proxies or proxy statement for any meeting.

                                  ARTICLE II.
                               BOARD OF DIRECTORS

    2.01. NUMBER. The number of directors constituting the whole Board of Directors shall be such number as shall be fixed from time to time by the affirmative vote of the whole Board but in no event shall the number be less than three. Until so fixed at a different number, the number shall be nine.* The number of directors at any time constituting the whole Board shall not be reduced so as to shorten the term of any director then in office. Directors shall be stockholders of the corporation.

    The  directors  shall  hold  office   until  the  next  annual  meeting   of
stockholders at which their respective terms of office shall expire and until their respective successors are duly elected and qualified.

    2.02. CLASSIFICATION. The directors shall be divided into three classes as nearly equal in number as possible, the term of one class expiring each year. Except for any director elected pursuant to Section 2.05 of these Bylaws and any director elected by the stockholders to fill a vacancy for the remainder of a three year term, whose terms of office may be less than three years, directors shall be elected for three year terms. However, at any time when there shall be a complete vacancy of the Board, the directors of Class I shall be elected to hold office until the next succeeding annual meeting of stockholders; the directors of Class II until the second succeeding annual meeting of stockholders; and the directors of Class III until the third succeeding annual meeting of stockholders, and in each foregoing case, until their respective successors are duly elected and qualified. If, at any meeting of stockholders, directors of more than one class are to be elected, whether due to a vacancy or vacancies on the Board of Directors, or otherwise, each class of directors to be elected at the meeting shall be nominated and voted for in a separate election.

------------------------

* Effective July 1, 1995, the Board of Directors fixed the number of directors at eight.

    2.03. ELECTION AND TENURE. Unless action is taken without a meeting under these Bylaws, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a stockholders meeting at which a quorum is present. Each director shall hold office until the end of such director's term and until such director's successor has been elected, or until such director's prior death, resignation or removal. A director may resign at any time by filing a written resignation with the Secretary of the corporation.

    2.04. REMOVAL. A director may be removed from office only by affirmative vote by a majority if for cause, or at least 80% if without cause, of the aggregate number of votes which the holders of the then outstanding shares of Common Stock and Preferred Stock are entitled to cast, voting together as a class, in the election of directors.

    2.05. VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the stockholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill a vacancy by the affirmative vote of a majority of all directors remaining in office. The director filling the vacancy shall serve for a term equal to the remaining term of the directors in the class of directors in which the vacancy occurred or in which the new director position was created.

    2.06. REGULAR MEETINGS. Regular meetings of the Board of Directors and any committee thereof shall be held at such time and place, either within or without the State of Wisconsin, as may from time to time be fixed by the Board or such committee without other notice than the schedule prepared by the Secretary or the resolution or other action of the Board or committee establishing the time and place of such regular meetings.

    2.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Board of Directors, the Executive Committee, the Chairman of the Board, the President, any committee designated by the Board with specific authority to do such or any two (2) directors. Special meetings of any committee may be called by or at the request of the foregoing persons or the chairman of the committee. The persons calling any special meeting of the Board of Directors or committee may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting called by them, and if no other place is fixed the place of meeting shall be the principal business office of the corporation.

    2.08. MEETINGS BY TELEPHONE OR OTHER COMMUNICATION TECHNOLOGY. (a) Any or all directors may participate in a regular or special meeting of the Board of Directors or in a committee meeting by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (i) all participating directors may simultaneously hear each other during the meeting or
(ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.

    (b) If a meeting will be conducted through the use of any means described in paragraph (a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.

    2.09. NOTICE OF MEETINGS. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 2.06 of these Bylaws) shall be given by written notice delivered personally or mailed or given by telephone or telegram to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than 6 hours prior thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company; if by telephone, at the time the call is completed. Whenever any notice whatever is required to be given to any director of the corporation under the Articles of Incorporation, Bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

    2.10. QUORUM. Except as otherwise provided by the Wisconsin Business Corporation Law or these Bylaws, a majority of the number of directors as provided in or pursuant to Section 2.01 shall constitute a quorum of the Board of Directors, and a majority of the number of directors appointed to serve on a committee shall constitute a quorum of the committee. If at any meeting of the Board of Directors or any committee thereof there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

    2.11. MANNER OF ACTING. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or any committee thereof unless the affirmative vote of a greater number is otherwise required by the Wisconsin Business Corporation Law, the Articles of Incorporation, the Bylaws or any provision of law.

    2.12. COMMITTEES. The Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may create one or more committees, each committee to consist of two (2) or more directors appointed by the Board of Directors to serve as members of the committee, which to the extent provided in the resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, may exercise the authority of the Board of Directors. Notwithstanding the foregoing, no committee may: (a) authorize distributions; (b) approve or propose to stockholders action that the Wisconsin Business Corporation Law requires be approved by stockholders; (c) fill vacancies on the Board of Directors or any of its committees, except that the Board of Directors may provide by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal Bylaws; (f) approve a plan of merger not requiring stockholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within limits prescribed by the Board of Directors.

    Unless otherwise provided by the Board of Directors, members of any committee shall serve at the pleasure of the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board or upon request by the chairperson of such meeting. Each such committee shall fix its own rules (consistent with the Wisconsin Business Corporation Law, the Articles of Incorporation and these Bylaws) governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Unless otherwise provided by the Board of Directors in creating a committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of authority.

    The provisions of Section 2.09 shall also apply to notice and waiver of notice of meetings of any committee of the Board of Directors.

    2.13. COMPENSATION. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may (a) establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, and the manner and time and payment thereof, (b) provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation, and (c) provide for reimbursement of reasonable expenses incurred in the performance of directors' duties.

    2.14. PRESUMPTION OF ASSENT. A director who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting, or (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers his or her written notice of dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation immediately after the adjournment of the meeting, or (d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention and the director delivers to the corporation a written notice of that failure promptly after receiving the minutes. Such right to dissent or abstain shall not apply to a director who voted in favor of an action.

    2.15. DIRECTOR UNANIMOUS CONSENT WITHOUT A MEETING. Any action required or permitted by the Articles of Incorporation, these Bylaws or any provision of law to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the corporation. Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.

                                  ARTICLE III.
                                    OFFICERS

    3.01. POSITIONS. The officers of the corporation shall include a Chairman of the Board, a Vice Chairman of the Board, a President, the number of Vice Presidents provided for by the Board of Directors, a Treasurer, and a Secretary, each of whom shall be appointed by the Board of Directors. The Board of Directors shall also designate a Chief Executive Officer, a Chief Operating Officer and a Chief Financial Officer. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors. Any two or more offices may be held by the same person.

    3.02. RESIGNATION AND REMOVAL. An officer shall hold office until he or she resigns, dies, is removed hereunder, or a different person is appointed to the office. An officer may resign at any time by delivering an appropriate written notice to the corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Any officer may be removed from office by the affirmative vote of a majority of the whole Board of Directors at any time, with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the officer and the corporation or otherwise provided by law. Appointment shall not of itself create contract rights.

    3.03. VACANCIES. A vacancy in any office because of death, resignation, removal or otherwise, shall be filled by the Board of Directors. The Board of Directors may, from time to time, omit to elect one or more officers or may omit to fill a vacancy, and in such case, the designated duties of such officer, unless otherwise provided in these Bylaws, shall be discharged by the Chief Executive Officer or such other officers as he or she may designate.

    3.04. POWERS AND DUTIES. Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Chief Executive Officer or the Board of Directors. The Treasurer and the Assistant Treasurers may be required to give bond for the faithful discharge of their duties, in such sum and of such character as the Board of Directors may from time to time prescribe.

                                  ARTICLE IV.
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

    4.01. STOCK CERTIFICATES AND FACSIMILE SIGNATURES. The certificates for shares of stock of the corporation shall be signed either manually or by facsimile signature by the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary of the corporation, or any other officer or officers that the Board of Directors designates, and may be sealed with the seal of the corporation.

    The certificates for shares shall be countersigned and registered either manually or by facsimile signature in such manner, if any, as the Board of Directors may from time to time prescribe. The transfer agent and the registrar may, but need not be, the same person or agency. In the event that the corporation or its agent is acting in the dual capacity of transfer agent and registrar, a single manual or facsimile signature may be used.

    In case any such person acting as an officer, transfer agent or registrar, who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar, before such certificate is issued, it may be used by the corporation with the same effect as if such person had not ceased to be such at the date of its issue.

    4.02. TRANSFER OF STOCK. The shares of stock of the corporation shall be transferable on the books of the corporation upon request by the holders thereof or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class and series of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

    Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

    4.03. LOST, DESTROYED OR STOLEN CERTIFICATES. Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

    4.04. SHARES WITHOUT CERTIFICATES. The Board of Directors may authorize the issuance of any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the stockholder a written statement that includes (1) all of the information required on share certificates and (2) any transfer restrictions applicable to the shares.

                                   ARTICLE V.
                                INDEMNIFICATION

    5.01. MANDATORY INDEMNIFICATION. The corporation shall indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding.

    5.02. CERTAIN DEFINITIONS. As used in this Article V, (a) "indemnify" includes the advancement of expenses upon receipt of an undertaking to repay upon specified conditions, (b) "fullest extent permitted by law" means the fullest extent to which indemnity may lawfully be provided by, pursuant to or consistently with, the provisions of subsections (1) and (2) of Section 180.05** of the Wisconsin Statutes (or any successor provision), a bylaw under subsection
(6) of that Section** (or any successor provision) or any other applicable law, whether statutory or otherwise, (c) "person" includes the person's heirs, executors and administrators, (d) "legal proceeding" means any threatened, pending or completed action, suit or proceeding, whether or not by or in right of the corporation, (e) "other enterprise" includes any corporation, partnership, joint venture, trust, dividend reinvestment plan, stock purchase plan, employee benefit plan or other plan or entity, (f) "expenses" include expenses in the enforcement of rights under this Bylaw and any excise taxes assessed with respect to an employee benefit plan and (g) in respect of any of such plans, (i) "serving at the request of the corporation as a director or officer" includes serving at the request of the corporation in any capacity that involves services or duties with respect to the plan or its participants or beneficiaries and (ii) action reasonably believed to be in the interest of such participants or beneficiaries shall be deemed reasonably believed to be in, or not opposed to, the best interests of the corporation.

    5.03. LEGAL ENFORCEABILITY. The rights provided to any person by the terms of this Article V shall be legally enforceable against the corporation by such person, who shall be presumed to have relied on the provisions of this Article V in undertaking or continuing any of the positions with the corporation or other enterprise referred to in Section 5.01.

    5.04. LIMITATION ON MODIFICATION OR TERMINATION. No modification or termination of this Article V shall be effected which would impair any rights hereunder arising at any time out of events occurring prior to such modification or termination.

    5.05. NON-EXCLUSIVE BYLAW. This Article V is not intended be to exclusive and accordingly shall not be construed as impairing in any way the power and authority of the corporation, to the extent legally permissible without regard to this Article V, in its discretion to indemnify or agree to indemnify, or to purchase insurance indemnifying, any employee, agent or other person.

                                  ARTICLE VI.
                        OTHER INDEMNIFICATION PROVISIONS

    6.01. INDEMNIFICATION FOR SUCCESSFUL DEFENSE. Within twenty (20) days after receipt of a written request pursuant to Section 6.03, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

------------------------

**  The currently applicable statutory provisions are Sections 180.0850 to
    180.0859 of the Wisconsin Business Corporation Law.

    6.02. OTHER INDEMNIFICATION. (a) In cases not included under Section 6.01, the corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

        (1) A willful failure to deal fairly with the corporation or its stockholders in connection with a matter in which the director or officer has a material conflict of interest.

        (2) A violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.

        (3) A transaction from which the director or officer derived an improper personal profit.

        (4) Willful misconduct.

    (b) Determination of whether indemnification is required under this Section or Article V shall be made pursuant to Section 6.05.

    (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section.

    6.03. WRITTEN REQUEST. A director or officer who seeks indemnification under Article V or Sections 6.01 or 6.02 shall make a written request to the corporation.

    6.04. NONDUPLICATION. The corporation shall not indemnify a director or officer under Sections 6.01 or 6.02 if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.

    6.05. DETERMINATION OF RIGHT TO INDEMNIFICATION. (a) Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under Article V or Section 6.02 shall select one of the following means for determining his or her right to indemnification:

        (1) By a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two (2) or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

        (2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings.

        (3) By a panel of three (3) arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two (2) arbitrators previously selected.

        (4) By an affirmative vote of shares represented at a meeting of stockholders at which a quorum of the voting group entitled to vote thereon is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

        (5) By a court under Section 6.08.

        (6) By any other method provided for in any additional right to indemnification.

    (b) In any determination under (a), the burden of proof is on the corporation to prove by clear and convincing evidence that indemnification under
Article V or Section 6.02 should not be allowed.

    (c) A written determination as to a director's or officer's indemnification under Article V or Section 6.02 shall be submitted to both the corporation and the director or officer within 60 days of the selection made under (a).

    (d) If it is determined that indemnification is required under Article V  or
Section 6.02, the corporation shall pay all liabilities and expenses not prohibited by Section 6.04 within ten (10) days after receipt of the written determination under (c). The corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).

    6.06. ADVANCE OF EXPENSES. Within ten (10) days after receipt of a written request by a director or officer who is a party to a proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

        (1) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.

        (2) A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under
    Section 6.05 that indemnification under Article V or Section 6.02 is not required and that indemnification is not ordered by a court under Section 6.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

    6.07. LIMITATIONS ON INDEMNIFICATION. (a) Regardless of the existence or rights under these Bylaws and additional rights to indemnification under any agreement with the corporation, the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses, unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under Section 6.02(a)(1), (2), (3) or (4). A director or officer who is a party to the same or related proceedings for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

    (b) Sections 6.01 to 6.12 do not affect the corporation's power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances.

        (1) As a witness in a proceeding to which he or she is not a party.

        (2) As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.

    6.08. COURT-ORDERED INDEMNIFICATION. (a) Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under Section 6.05(a)(5) or for review by the court of an adverse determination under Section 6.05(a) (1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

    (b) The court shall order indemnification if it determines any of the following:

        (1)  That the director  or officer is  entitled to indemnification under
    Article V or Sections 6.01 or 6.02.

        (2) That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Article V or Section 6.02.

    (c) If the court determines under (b) that the director or officer is entitled to indemnification, the corporation shall pay the director's or officer's expenses incurred to obtain the court-ordered indemnification.

    6.09. INDEMNIFICATION AND ALLOWANCE OF EXPENSES OF EMPLOYEES AND AGENTS. The corporation shall indemnify an employee of the corporation who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition, the corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the Articles of Incorporation or these Bylaws, by general or specific action of the Board of Directors or by contract.

    6.10. INSURANCE. The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Article V or Sections 6.01, 6.02, 6.06, 6.07 and 6.09.

    6.11. SECURITIES LAW CLAIMS. (a) Pursuant to the public policy of the State of Wisconsin, the corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Article V or Sections 6.01 to 6.10.

    (b) Article V and Sections 6.01 to 6.10 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

    6.12. LIBERAL CONSTRUCTION. In order for the corporation to obtain and retain qualified directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and, where Section 6.09 of these Bylaws applies, employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

                                  ARTICLE VII.
                     CONTRACTS, CHECKS, NOTES, BONDS, ETC.

    7.01. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any document or instrument, whether of conveyance or otherwise, in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.

    7.02. CHECKS, DRAFTS, ETC. All checks and drafts on the corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed or, in the case of wire transfers, shall be authorized by such officer or officers, employee or employees or agent or agents as shall be thereunto authorized from time to time by the Board of Directors; provided that checks drawn on the corporation's bank accounts may bear the facsimile signature of such officer or officers, employee or employees, or agent or agents as the Board of Directors shall authorize; and provided further that in the case of notes, bonds or debentures issued under a trust instrument of the corporation and required to be signed by two officers of the corporation, the signatures of either or both of such officers may be in facsimile if specifically authorized and directed by the Board of Directors of the corporation and if such notes, bonds or debentures are required to be authenticated by a corporate trustee which is a party to the trust instrument. In case any such officer who has signed or whose facsimile signature has been placed upon such instrument shall have ceased to be such officer before such instrument is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

                                 ARTICLE VIII.
                                  FISCAL YEAR

    The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

                                  ARTICLE IX.
                                 CORPORATE SEAL

    The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, June 26, 1981."

                                   ARTICLE X.
                               EFFECT OF HEADINGS

    The descriptive headings and references to Articles and Sections in these Bylaws were formulated, used and inserted herein for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                                  ARTICLE XI.
                                   AMENDMENTS

    11.01. BY STOCKHOLDERS. These Bylaws may be amended or repealed and new Bylaws may be adopted by the stockholders by the vote provided in Section 1.06 of these Bylaws except as specifically provided below or in the Articles of Incorporation. If authorized by the Articles of Incorporation, the stockholders may adopt or amend a Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for stockholders or voting groups of stockholders than otherwise is provided in the Wisconsin Business Corporation Law. The adoption or amendment of a Bylaw that adds, changes or deletes a greater or lower quorum requirement or a greater voting requirement for stockholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect.

    11.02. BY DIRECTORS. Except as the Articles of Incorporation may otherwise provide, these Bylaws may also be amended or repealed and new Bylaws may be adopted by the Board of Directors by the vote provided in Sections 2.10 and 2.11, but (a) no Bylaw adopted by the stockholders shall be amended, repealed or readopted by the Board of Directors if such Bylaw provides that it may not be amended, repealed or readopted by the Board of Directors and (b) a Bylaw adopted or amended by the stockholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise is provided in the Wisconsin Business Corporation Law may not be amended or repealed by the Board of Directors unless the Bylaw expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a Bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided by the preceding sentence. A Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for stockholders or voting groups of stockholders than otherwise is provided in the Wisconsin Business Corporation Law may not be adopted, amended or repealed by the Board of Directors.

    11.03. IMPLIED AMENDMENTS. Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

    11.04. VOTE REQUIRED FOR CERTAIN AMENDMENTS. Notwithstanding anything in these Bylaws to the contrary, the provisions of Section 1.09, Sections 2.01, 2.02, 2.04, and 2.09, Article V and this Section 11.04***, may be amended only by the affirmative vote of at least 80% of the aggregate number of votes which the holders of the then outstanding shares of Common Stock and Preferred Stock, voting together as a class, are entitled to cast in an election of directors.
------------------------

*** These article and section references correspond to the designations in these Bylaws, as renumbered. As originally adopted, the references were to Section 8 of Bylaw I, Sections 1, 2, 4 and 7 of Bylaw II, Bylaw IV and Section 3 of Bylaw X, respectively, the provisions of which are included herein without change except for renumbering.

                                                                         ANNEX J

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         NORTHERN POWER WISCONSIN CORP.
                           (A WISCONSIN CORPORATION)

    These Restated Articles of Incorporation supersede and take the place of the existing Articles of Incorporation and all prior amendments thereto and restatements thereof.

                                   ARTICLE I
                       NAME, REGISTERED OFFICE AND AGENT

    The name of this corporation shall be NORTHERN POWER WISCONSIN CORP. At the time of the adoption of these Articles, the address of the registered office of the Corporation is 44 East Mifflin Street, Madison, Wisconsin 53703 and its registered agent at such address is C T CORPORATION SYSTEM.

                                   ARTICLE II
                                    PURPOSE

    The corporation is organized to engage in any lawful activity within the purposes for which a corporation may be organized under the WBCL, including but not limited to acquiring, maintaining and operating facilities by or through which the corporation can provide communication, transportation, water, light, heat, or power to the public and to acquire and hold rights and franchises for the occupation and use of property for providing public utility services.

                                  ARTICLE III
                                    DURATION

    The period of duration of this Corporation shall be perpetual.

                                   ARTICLE IV
                                   DIRECTORS

    1. BOARD OF DIRECTORS. The management of this Corporation shall be vested in a Board of Directors composed of not less than three (3) and not more than seventeen (17) members, who shall be elected by the stockholders of the Corporation in the manner provided by the Bylaws, which may provide that the directors shall be divided into three classes as contemplated in Section
180.0806 of the Wisconsin Statutes or any successor provision. It shall not be necessary that directors be stockholders in the Corporation. The number of directors shall be fixed from time to time by the Bylaws, and such number may be increased or decreased within the above limits in such manner as may be provided by the Bylaws. Vacancies in the Board caused by an increase in the number of directors or by death, resignation, disqualification, or other cause, may be filled by the remaining directors or by the stockholders at an annual or special meeting, as may be provided by the Bylaws.

                                   ARTICLE V
                          DESCRIPTION OF CAPITAL STOCK

    The total authorized number of shares that may be issued by the Corporation and that the Corporation will henceforth be authorized to have is one hundred sixty-seven million (167,000,000) of the par value per share hereinafter set forth.

    A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and restrictions imposed upon the shares of each class are as follows:

    1. AUTHORIZED NUMBER AND CLASSES OF SHARES. Such shares shall be divided into two classes to be designated, respectively, Preferred Stock and Common Stock. The total authorized number of shares of Preferred Stock is seven million (7,000,000) having a par value of one hundred dollars ($100) per share, and the total authorized number of shares of Common Stock is one hundred sixty million (160,000,000) having a par value of two dollars and fifty cents ($2.50) per share.

    2. ISSUANCE AND TERMS OF PREFERRED STOCK. The Preferred Stock may be issued in series, each of which series shall have such distinctive designation as may be fixed by the Board of Directors prior to the issuance or allotment of any share of such series, provided that such designation shall in each case include the words "Preferred Stock". The Board of Directors is hereby authorized, within the limitations and restrictions hereinafter stated and within the limits of the WBCL, to fix from time to time, in respect of shares of Preferred Stock at the time unallotted, the dividend rates and times of payment, the redemption price, and liquidation price or preference as to assets in voluntary liquidation of the shares of any series of Preferred Stock (except the series designated "Cumulative Preferred Stock, $3.60 Series," in respect of which such provisions are hereinafter set forth) and the number of shares constituting any series of Preferred Stock.

    3.  PREFERENCES OF PREFERRED STOCK.

    a. DIVIDENDS. The holders of shares of Preferred Stock, irrespective of the series thereof, shall be entitled to receive in preference to the Common Stock, when and as declared by the Board of Directors of the Corporation, out of its net earnings or surplus, cumulative dividends at such rate as shall have been fixed for the series of which such shares are a part, and no more, payable to shareholders of record on such dates and for such dividend periods as shall be fixed by the Board of Directors of the Corporation. So long as dividends are in default in whole or in part on a series of Preferred Stock for any prior dividend period for such series of Preferred Stock, any dividends on the Preferred Stock shall be divided among the outstanding series of Preferred Stock for which dividends are accumulated and unpaid for any prior dividend period applicable thereto in proportion to the aggregate amounts that then would be distributable to the holders of Preferred Stock of each such series if all dividends accumulated thereon and unpaid for all prior dividend periods applicable thereto were paid and declared thereon. Dividends on each share of Preferred Stock shall begin to accrue on the first day of the dividend period during which the original issue of a certificate for such share shall occur; provided, however, that, in the case of any series of Preferred Stock issued in exchange for a series of preferred stock, par value $2.50 per share of Northern States Power Company, a Minnesota corporation, which was created after May 6, 1970, the Board of Directors, in its discretion, may fix the date of original issue of the shares of such series as the date from which dividends shall accrue.

    b. LIQUIDATION AND DISSOLUTION. In the event of any distribution of assets of the Corporation other than by dividends from net earnings or surplus, whether upon voluntary liquidation or dissolution or upon involuntary liquidation or dissolution of the Corporation, the holders of the shares of Preferred Stock shall be entitled, in preference to the Common Stock, to one hundred dollars ($100) per share in the case of involuntary liquidation or dissolution and to such amount per share in the case of voluntary liquidation or dissolution (which may differ from that payable in involuntary liquidation or dissolution) as shall have been fixed by the Board of Directors for the shares of the series of which they are a part, plus in each case an amount equal to all dividends accumulated and unpaid thereon, and no more. The consolidation or merger of this Corporation with or into any other corporation or corporations shall not be deemed to be distribution of assets or liquidation or dissolution of the Corporation within the meaning of any provisions hereof.

    If upon any such distribution of assets of the Corporation the assets distributable among the holders of the Preferred Stock of all series shall be insufficient to pay in full the amounts to which the holders of Preferred Stock of all series are entitled under the foregoing provisions, the amount distributable to the holders of all shares of Preferred Stock of all series shall be apportioned among them ratably in proportion to the amounts to which they are, respectively, entitled in accordance with such foregoing provisions.

    c. DIVIDEND ARREARAGES. Dividends may be paid upon the Common Stock only when dividends have been paid, or declared and set apart for payment in full, on the Preferred Stock of all series from the date on which dividends thereon began to accrue to the beginning of the current dividend periods, but whenever all such dividends have been paid, or declared and funds set apart for the payment thereof in full, upon the Preferred Stock of all series then dividends upon the Common Stock may be declared, payable then or thereafter out of any net earnings or surplus then remaining. The holders of Preferred Stock shall not be entitled to receive any amounts upon any distribution of the assets of the Corporation other than by dividends from net earnings or surplus in excess of the amount to which they are, respectively, entitled in accordance with the foregoing provisions hereof, but after the payment of such amounts in accordance with the provisions hereinabove set forth, the holders of Common Stock, subject to the rights of holders of stock of any other class hereafter authorized, shall receive all further amounts in distribution of such assets of the Corporation.

    4. REDEMPTION OF PREFERRED STOCK. The Corporation, at its option, may at any time and from time to time redeem the whole or any part of the Preferred Stock of any series or all series, upon at least thirty days' previous notice by mail or publication given to the holders of record of the shares to be redeemed or upon such other period and form of notice as shall be fixed by the Board of Directors in the resolution establishing such series, by paying for each share to be redeemed the redemption price which shall have been fixed, as herein provided, for the shares of the series of which it is a part plus in each case an amount equal to the dividends upon such shares so to be redeemed at the rate or rates fixed with respect to such shares from the date or dates on which dividends on such shares began to accrue to the date fixed for the redemption thereof less the amount of dividends theretofore paid thereon, such payment to be made only on presentation and surrender for cancellation of the certificate or certificates representing the share or shares so called for redemption properly endorsed or assigned by the owner of record thereof. If less than all the outstanding shares of the Preferred Stock are to be redeemed, the shares to be redeemed shall be determined by the Board of Directors of the Corporation, either by lot, or by redemption pro rata, as the Board of Directors see fit. If the notice of redemption hereinabove provided for shall have been given as hereinabove provided and if on or before the redemption date specified in such notice funds necessary for the redemption of the share or shares to be redeemed shall have been set apart, as a trust fund, so as to be available therefor, then notwithstanding that any certificate for the shares of Preferred Stock so to be redeemed shall not have been surrendered for cancellation, the shares represented thereby from and after the date of redemption so specified shall no longer be deemed outstanding and the right to receive dividends thereon shall cease to accrue and all rights of the holders of the shares to be redeemed as shareholders of the Corporation, except the right to receive the redemption price without interest upon endorsement and surrender of the certificates for said shares so redeemed, shall cease and terminate.

    5.  VOTING RIGHTS.

    a. NUMBER OF VOTES. The holders of the Preferred Stock (other than Preferred Stock of the series designated "Cumulative Preferred Stock, $3.60 Series") shall be entitled to one vote for each share thereof held by them, the holders of Preferred Stock heretofore or hereafter issued of the series designated "Cumulative Preferred Stock, $3.60 Series" shall be entitled to three votes for each share thereof held by them, and the holders of the Common Stock shall be entitled to one vote for each share thereof held by them; provided, however, that:

        (i) If and when dividends payable on the Preferred Stock of any series at the time outstanding are in default in an amount equivalent to the amount payable thereon during the immediately preceding twelve month period, and until such default shall have been remedied as hereinafter provided, the preferred shareholders, voting as a class and without regard to series, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full

    Board of Directors, and the common shareholders, voting separately as a class, shall be entitled to elect the remaining directors of the Corporation. Upon accrual of such special right of the Preferred Stock, a meeting of the preferred and the common shareholders for the election of directors shall be held upon notice promptly given as provided in the Bylaws for a special meeting by the President or the Secretary of the Corporation. If within fifteen days after the accrual of such special right of the Preferred Stock the President and the Secretary of the Corporation shall fail to call such meeting, then such meeting shall be held upon notice, as provided in the Bylaws for a special meeting, given by the holders of not less than 1,000 shares of the Preferred Stock after filing with the Corporation of notice of their intention to do so. The terms of office of all persons who may be directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the preferred shareholders, whether or not the common shareholders shall at the time of such termination have elected the remaining directors of the Corporation; thereafter during the continuance of such special right of the Preferred Stock to elect a majority of the Board of Directors, the holders of such stock, voting as a class, shall be entitled to elect a majority of the Board of Directors and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the corporation; and all directors so elected, whether at such special meeting or any adjournment thereof, or at any subsequent annual meeting for the election of directors, held during the continuance of such special right, shall hold office until the next succeeding annual election and until their respective successors, elected by the preferred shareholders, voting as a class, and the common shareholders, voting as a class, are elected and qualified, unless their terms of office shall be sooner terminated as hereinafter provided. However, if and when all dividends then in default on the Preferred Stock shall thereafter be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Preferred Stock shall thereupon be divested of such special right herein provided for to elect a majority of the Board of Directors, but subject always to the same provisions for the vesting of such special right in such stock in the case of any similar future default or defaults, and the election of directors by the preferred and common shareholders, voting without regard to class, shall take place at the next succeeding annual meeting for the election of directors, or at any adjournment thereof. The terms of office of all persons who may be directors of the Corporation at the time of such divestment shall terminate upon the election of the directors at such annual meeting or adjournment thereof.

    b. FIRST MEETING FOR ELECTION OF DIRECTORS. At the first meeting for the election of directors after any accrual of the special right of the preferred shareholders to elect a majority of the Board of Directors, as provided above, and at any subsequent annual meeting for the election of directors held during the continuance of such special right, the presence in person or by proxy of the holders of record of a majority of the outstanding shares of Preferred Stock without regard to series shall be necessary to constitute a quorum for the election of the directors whom the preferred shareholders are entitled to elect, and the presence in person or by proxy of the holders of record of a majority of the outstanding shares of Common Stock shall be necessary to constitute a quorum for the election of the directors whom the common shareholders are entitled to elect. If at any such meeting there shall not be such a quorum of the preferred shareholders, the meeting shall be adjourned from time to time without notice other than announcement at the meeting until such quorum shall have been obtained; provided that, if such quorum shall not have been obtained within ninety (90) days from the date of such meeting as originally called (or, in the case of any annual meeting held during the continuance of such special right, from the date fixed for such annual meeting), the presence in person or by proxy of the holders of record of one-third of the outstanding shares of the Preferred Stock, without regard to series, shall then be sufficient to constitute a quorum for the election of the directors whom such shareholders are then entitled to elect. The absence of a quorum of the preferred shareholders as a class or of the common shareholders as a class shall not, except as hereinafter provided for, prevent or invalidate the election by the other class of shareholders of the directors whom they are entitled to elect, if the necessary quorum of shareholders of such other class is present in person or represented by proxy at any such meeting or any adjournment thereof. However, at the first meeting for the election of directors after any accrual of the special right of the preferred shareholders to elect a majority of the Board of Directors, the absence of a quorum of the preferred shareholders shall prevent the election of directors by the common shareholders, until a quorum of the preferred shareholders shall be obtained.

    c. CUMULATIVE VOTING. The holders of shares of stock of any class entitled to vote at a meeting for the election of directors shall have the right to cumulate their votes at such election in the manner provided by the WBCL.

    6.  SPECIAL VOTING RIGHTS OF PREFERRED STOCK.

    a. ACT REQUIRING MAJORITY VOTE OF PREFERRED STOCK. So long as any of the Preferred Stock is outstanding, the Corporation shall not, without the consent (given in writing or by vote at a meeting duly called for the purpose in accordance with the provisions of the Bylaws) of the holders of a majority of the total number of shares of such stock, without regard to series, present or represented by proxy at such meeting, at which meeting a quorum as hereinafter provided shall be present or represented by proxy;

        (i) issue any unsecured notes, debentures, or other securities representing unsecured indebtedness, or assume any such unsecured securities, for purposes other than the refunding of outstanding unsecured securities theretofore issued or assumed by the Corporation or the redemption or other retirement of outstanding shares of one or more series of the Preferred Stock, if, immediately after such issue or assumption, the total principal amount of all unsecured notes, debentures, or other securities representing unsecured indebtedness issued or assumed by the Corporation and then outstanding (including unsecured securities then to be issued or assumed) would exceed twenty percent (20%) of the aggregate of (a) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then to be outstanding, and (b) the capital and surplus of the Corporation (including all earned surplus, paid-in surplus, capital surplus, or other surplus of the Corporation) as then to be stated on the books of account of the Corporation; or

        (ii) merge or consolidate with or into any other corporation or corporations, unless such merger or consolidation, or the issuance of assumption of all securities to be issued or assumed in connection with any such merger or consolidation, shall have been ordered, approved, or permitted by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or regulatory authority of the United States of America having jurisdiction in the premises; provided that the provisions of this clause
    (ii) shall not apply to a purchase or other acquisition by the Corporation of the franchises or other assets of another corporation, or otherwise apply in any matter which does not involve a merger or consolidation.

    b. QUORUM OF PREFERRED STOCKHOLDERS. For the purpose of this Section 6, the presence in person or by proxy of the holders or record of a majority of the outstanding shares of Preferred Stock, without regard to series, shall be necessary to constitute a quorum; provided, that if such quorum shall not have been obtained at such meeting or at any adjournment thereof within thirty (30) days from the date of such meeting as originally called, the presence in person or by proxy of the holders of record of one-third (1/3) of the outstanding shares of such stock, without regard to series, shall then be sufficient to constitute a quorum; and provided further that in the absence of a quorum, such meeting or any adjournment thereof may be adjourned from time to time by the officer or officers of the Corporation who shall have called the meeting (but at intervals of not less than seven days unless all shareholders present or represented by proxy shall agree to a shorter interval) without notice other than announcement at the meeting until a quorum as above provided shall be obtained.

    c. ACTS WHICH INCLUDE REDEMPTION OF PREFERRED STOCK. No vote or consent of the holders of any series of the Preferred Stock shall be required, however, if, at or prior to the issue of any such securities representing unsecured indebtedness, or such consolidation, merger, or sale, provision is made for the redemption or other retirement of all shares of such series then outstanding.

    d. ADDITIONAL TO OTHER VOTING REQUIREMENTS. The provisions set forth in this Section 6 are in addition to any other vote required by any provision of the Articles of Incorporation of the Corporation, as amended, or applicable statute, and shall be so construed.

    7. ISSUANCE IN AMOUNT OF PREFERRED STOCK. So long as any of the Preferred Stock is outstanding, the Corporation shall not, without the consent (given by vote at a meeting duly called for the purpose in accordance with the provisions of the Bylaws) of the holders of a majority of the total number of shares of such stock then outstanding, without regard to class or series, present or represented by proxy at such meeting, increase the total authorized amount of Preferred Stock (other than as authorized by this Article V) or authorize any other preferred stock ranking on a parity with the Preferred Stock as to assets or dividends (other than through the reclassification of then authorized but unissued shares of Preferred Stock into shares of such other preferred stock).

    8. ISSUANCE OF STOCK PREFERRED OVER PREFERRED STOCK. So long as any of the Preferred Stock is outstanding, the Corporation shall not, without the consent (given by vote at a meeting duly called for the purpose in accordance with the provisions of the Bylaws) of the holders of at least sixty-six and two-thirds per cent (66- 2/3%) of the total number of shares of Preferred Stock, without regard to series, then outstanding, present or represented by proxy at such meeting, authorize any class of stock which shall be preferred as to assets or dividends over the Preferred Stock; or, without the consent of the holders of at least sixty-six and two-thirds per cent (66- 2/3%) of the total number of shares of Preferred Stock then outstanding, given as above provided in this Section 8, amend the Articles of Incorporation, to change the express terms and provisions of the Preferred Stock in any manner substantially prejudicial to the holders thereof.

    9. EFFECTING AND VALIDATING ADDITIONAL STOCK OR SECURITIES CONVERTIBLE INTO STOCK. So long as any shares of Preferred Stock are outstanding, the consent of the holders of at least two-thirds (2/3) of the Preferred Stock at the time outstanding, voting as a class and without regard to series, given in person or by proxy, either in writing or by vote at any meeting called for the purpose, shall be necessary for effecting or validating the issue of any additional shares of Preferred Stock (other than and not exceeding 275,000 shares of the Cumulative Preferred Stock, $3.60 Series), or any shares of stock, or of any security convertible into stock, of any class ranking on a parity with the Preferred Stock, unless

        (i) the net income of the Corporation (determined as hereinafter provided) for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the month within which the issuance of such additional shares is authorized by the Board of Directors of the Corporation shall have been in the aggregate not less than one and one-half times the sum of the interest requirements for one year on all of the indebtedness of the Corporation to be outstanding at the date of such proposed issue and the full dividend requirements for one year on all shares of Preferred Stock, and all other stock, if any, ranking prior to or on a parity with the Preferred Stock, to be outstanding at the date of such proposed issue, including the shares then proposed to be issued but excluding any such indebtedness and any such shares proposed to be retired in connection with such proposed issue. For purposes of calculating the dividend requirements for one year applicable to any series of Preferred Stock proposed to be issued which will have dividends determined according to an adjustable, floating or variable rate, the dividend rate used shall be the higher of (A) the dividend rate applicable to such series of Preferred Stock on the date of such calculation, or (B) the average dividend rate payable on all series of Preferred Stock outstanding during the twelve month period immediately preceding the date of such calculation. For purposes of calculating the dividend or interest requirements for one year applicable to any series of Preferred Stock or indebtedness outstanding at the date of such proposed issue and having dividends or interest determined according to an adjustable, floating or variable rate, the dividend or interest rate used shall be: (A) if such series of Preferred Stock or indebtedness has been outstanding for at least twelve months, the actual amount of dividends or interest paid on account of such series of Preferred Stock or indebtedness for the twelve month period immediately preceding the date of such calculation, or (B) if such series of Preferred Stock or indebtedness has been outstanding for less than twelve months, the higher of (1) the dividend or interest rate applicable to such series of Preferred Stock or indebtedness on the date of such calculation or
    (2) the average dividend or interest rate payable on all series of Preferred Stock or indebtedness outstanding during the twelve month period immediately preceding the date of such calculation. "Net income" for any period for the purpose of this Section 9 shall be computed by adding to the net income of the Corporation for said period, determined in accordance with generally accepted accounting practices, as adjusted by action of the Board of Directors of the Corporation as hereinafter provided, the amount deducted for interest before arriving at such net income (adjusted as above provided). In determining such net income for any period, there shall be deducted the provisions for depreciation and depletion as recorded on such books or the minimum amount required therefor under the provisions of any then existing trust indenture or supplements thereto of the Corporation, whichever is larger. In the determination of such net income, the Board of Directors of the Corporation may, in the exercise of due discretion, make adjustments by way of increase or decrease in such net income to give effect to changes therein resulting from any acquisition of properties or to any redemption, acquisition, purchase, sale, or exchange of securities by the Corporation either prior to the issuance of any shares of Preferred Stock, or stock, or securities convertible into stock, ranking on a parity therewith then to be issued or in connection therewith; and

        (ii) the aggregate of the capital of the Corporation applicable to all stock of any class ranking junior to the Preferred Stock, plus the surplus of the Corporation, shall be not less than the aggregate amount payable upon involuntary liquidation, dissolution, or winding up of the affairs of the Corporation to the holders of all shares of Preferred Stock and of any shares of stock of any class ranking on a parity therewith to be outstanding immediately after such proposed issue, excluding from such computation all indebtedness and stock to be retired through such proposed issue. No portion of the surplus of the Corporation utilized to satisfy the foregoing requirements shall be available for dividends (other than dividends payable in stock of any class ranking junior to the Preferred Stock) or other distributions upon or in respect of shares of stock of the Corporation of any class ranking junior to the Preferred Stock for the purchase of shares of such junior stock until such number of additional shares of Preferred Stock or of stock, or securities convertible into stock, ranking on a parity with the Preferred Stocks are retired or until and to the extent that the capital applicable to such junior stock shall have been increased.

    10. DIVIDENDS ON COMMON STOCK. So long as any shares of the Preferred Stock are outstanding, the Corporation shall not pay any dividends on its Common Stock (other than dividends payable in Common Stock) or make any distribution on or purchase or otherwise acquire for value any of its Common Stock (each such payment, distribution, purchase and/or acquisition being herein referred to as a "Common Stock dividend"), except to the extent permitted by the following provisions of this Section 10.

    a. No Common Stock dividend shall be declared or paid in an amount which, together with all other Common Stock dividends declared in the year ending on (and including) the date of the declaration of such Common Stock dividend, would in the aggregate exceed fifty per cent (50%) of the net income of the Corporation for the period consisting of the twelve consecutive calendar months ending on the last day of the second calendar month next preceding the declaration of such Common Stock dividend after deducting from such net income, dividends accruing on any preferred stock of the Corporation during such period, if at the end of such period the ratio (herein referred to as the "capitalization ratio") of the sum of (1) the capital represented by the Common Stock (including premiums on capital stock) and (2) the surplus accounts, of the Corporation, to the sum of (1) the total capital and (2) the surplus accounts, of the Corporation (after adjustment of the surplus accounts to reflect payment of such Common Stock dividend) would be less than twenty per cent (20%).

    b. If such capitalization ratio, determined as aforesaid shall be twenty per cent (20%) or more, but less than twenty-five per cent (25%) no Common Stock dividend shall be declared or paid in an amount which, together with all other Common Stock dividends declared in the year ending on [and including] the date of the declaration of such Common Stock dividend, would in the aggregate exceed seventy-five per cent (75%) of the net income of the Corporation for the period consisting of the twelve consecutive calendar months ending on the last day of the second calendar month next preceding the declaration of such Common Stock dividend after deducting from such net income, dividends accruing on any preferred stock of the Corporation during such period; and

    c. If such capitalization ratio, determined as aforesaid, shall be in excess of twenty-five per cent (25%), no Common Stock dividend shall be declared or paid which would reduce such capitalization ratio to less than twenty-five per cent (25%) except to the extent permitted by the next preceding paragraphs
(a) and (b) hereof. For the purpose of this condition:

        (i) The total capital of the Corporation shall be deemed to consist of the aggregate of (1) the principal amount of all outstanding indebtedness of the Corporation maturing more than one year after the date of issue thereof and (2) the par value of or the stated capital applicable to all outstanding capital stock (including premiums on capital stock) of all classes of the Corporation. All indebtedness and capital stock owned by the Corporation shall be excluded in determining total capital. Surplus accounts shall be deemed to include all earned surplus, paid-in surplus, capital surplus, or any other surplus of the Corporation.

        (ii) Such surplus accounts upon which capitalization ratios are computed shall be adjusted to eliminate (1) the amount, if any, by which fifteen per cent (15%) of the gross operating revenues of the Corporation (calculated in the manner provided in the covenants relating to payment of Common Stock dividends embodied in the indentures and supplemental indentures securing the mortgage bonds of the Corporation) for the entire period from July 1, 1946, to the end of the second calendar month immediately preceding the date of the proposed payment of Common Stock dividends exceeds the total amount expended by the Corporation during such period for maintenance and repairs and the total provision made by the Corporation during such period for depreciation, all as shown by the books of the Corporation, and (2) any amounts on the books of the Corporation known or estimated, if not known, to represent the excess, if any, of recorded value over original cost of used and useful utility plant and other property, and any item set forth on the asset side of the balance sheet of the Corporation as a result of accounting convention, such as unamortized debt discount and expense, capital stock discount and expense, and the excess, if any, of the aggregate amount payable on involuntary dissolution, liquidation, or winding up of the Corporation upon all outstanding shares of preferred stock of all series over the aggregate stated or par value of such shares, unless any such amount or item, as the case may be, is being amortized or is being provided for by a reserve; and

       (iii) In computing net income of the Corporation applicable to the Common Stock of the Corporation for any particular twelve (12) months' period for the purposes of this condition, operating expenses, among other things, shall include the greater of (1) the provision for depreciation for such period as recorded on the books of the Corporation or (2) the amount by which fifteen percent (15%) of the gross operating revenues of the Corporation for such period (calculated in the manner provided in the above mentioned covenants relating to payment of Common Stock dividends) exceeds the total amount expended by the Corporation during such periods for maintenance and repairs as shown by the books of the Corporation.

    11. ACCEPTANCE OF SHARES. In consideration of the issue by the Corporation, and the acceptance by the holders thereof, of shares of the capital stock of the Corporation, each and every present and future holder of shares of the Preferred Stock, the Common Stock and of any stock hereafter authorized of the Corporation shall be conclusively deemed, by acquiring or holding such shares, to have expressly consented to all and singular the terms and provisions of this Article V and to have agreed that the voting rights of such holder and the restrictions and qualifications thereof shall be as set forth in this Article.

    12. OUTSTANDING STOCK OR EVIDENCE OF INDEBTEDNESS. No share of stock or evidence of indebtedness shall be deemed to be "outstanding," as that term is used in this Article V, if, prior to or concurrently with the event in reference to which a determination as to the amount thereof outstanding is to be made, the requisite funds for the redemption thereof shall be deposited in trust for that purpose and the requisite notice for the redemption thereof shall be given or the depositary of such funds shall be irrevocably authorized and directed to give or complete such notice of redemption.

    13. RIGHT OF UNISSUED STOCK OR OTHER SECURITIES. No holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Corporation or for any additional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities convertible into shares of stock, or any class or series thereof; but any such unissued or additional shares, rights, options, or warrants or convertible securities of the Corporation may, from time to time, be issued and disposed of by the Board of Directors to such persons, firms, corporations, or associations, and upon such terms, as the Board of Directors may, in its discretion, determine, without offering any part thereof to any shareholders of any class or series then of record; and any shares, rights, options or warrants or convertible securities which the Board of Directors may at any time determine to offer to shareholders for subscription may be offered to holders of shares of any class or series at the time existing, to the exclusion of holders of shares of any or all other classes or series at the time existing, in each case as the Board of Directors may, in its discretion, determine.

    14.  SERIES OF PREFERRED STOCK.

    a. CUMULATIVE PREFERRED STOCK, $3.60 SERIES. Anything herein to the contrary notwithstanding, there shall be and is hereby created a series of preferred stock which is hereby designated "Cumulative Preferred Stock, $3.60 Series," dividends on which shares of Cumulative Preferred Stock, $3.60 Series, shall be payable, if declared, on the 15th days of January, April, July and October of each year; which dividends shall be cumulative from the first day of the respective quarter-yearly period in which the respective shares of such series shall have been originally issued, the term "quarter-yearly period" as used herein referred to the period from July 1, 1946, to and including September 30, 1946, and thereafter to each quarter-yearly period of three (3) consecutive months, beginning with October 1, 1946; the dividend rate of which series is hereby fixed at Three Dollars and Sixty Cents ($3.60) per share per annum; the redemption price of the shares of which series is hereby fixed at One Hundred and Five Dollars and Seventy-Five Cents ($105.75) per share in case of redemption on or prior to September 30, 1951; One Hundred and Four Dollars and Seventy-Five Cents ($104.75) per share in case of redemption subsequent to September 30, 1951, and on or prior to September 30, 1956; and One Hundred and Three Dollars and Seventy-Five Cents ($103.75) per share in case of redemption subsequent to September 30, 1956, in each case plus the amount payable thereon in accordance with the provisions hereof equal to the cumulative dividends accrued and unpaid thereon; the amount which the shares of such series are entitled to receive in preference to the Common Stock upon any distribution of assets other than by dividends from net earnings or surplus upon voluntary liquidation or dissolution of the Corporation is hereby fixed at the then redemption price thereof, plus the amount payable thereon in accordance with the provisions hereof equal to the cumulative dividends accrued and unpaid thereon; the amount which the shares of such series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon any involuntary liquidation or dissolution of the Corporation is hereby fixed at One Hundred Dollars ($100) per share, plus the amount payable thereon in accordance with the provisions hereof equal to the cumulative dividends accrued and unpaid thereon.

    b.  CUMULATIVE PREFERRED STOCK, $4.10 SERIES.

        (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, $4.10 Series," and the number of shares constituting said new series is hereby fixed at 175,000 shares.

        (ii) The dividend rate of the shares of said new series is hereby fixed at $4.10 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

       (iii) The redemption price of the shares of said new series is hereby fixed at $105.50 per share in case of redemption on or prior to December 31, 1955; $104.50 per share in case of redemption subsequent to December 31, 1955 and on or prior to December 31, 1960; $103.50 per share in case of redemption subsequent to December 31, 1960 and on or prior to December 31, 1965; and $102.50 per share in case of redemption subsequent to December 31, 1965; plus in each case an amount equal to the dividends at the rate of $4.10 per share per annum from the date dividends on the shares to be redeemed began to accrue to the date fixed for redemption thereof less the amount of dividends theretofore paid thereon.

       (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon any involuntary liquidation or dissolution of the corporation is hereby fixed at $100 per share plus an amount equal to all dividends accumulated and unpaid thereon and the amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, including an amount equal to all dividends accumulated and unpaid thereon.

    c.  CUMULATIVE PREFERRED STOCK, $4.08 SERIES.

        (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, $4.08 Series," and the number of shares constituting said new series is hereby fixed at 150,000 shares.

        (ii) The dividend rate of the shares of said new series is hereby fixed at $4.08 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

       (iii) The redemption price of the shares of said new series is hereby fixed at $105 per share in case of redemption on or prior to December 31, 1959; $104 per share in case of redemption subsequent to December 31, 1959 and on or prior to December 31, 1964; $103 per share in case of redemption subsequent to December 31, 1964 and on or prior to December 31, 1969; and $102 per share in case of redemption subsequent to December 31, 1969; plus in each case an amount equal to the dividends at the rate of $4.08 per share per annum from the date dividends on the shares to be redeemed began to accrue to the date fixed for redemption thereof less the amount of dividends theretofore paid thereon.

       (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, including an amount equal to all dividends accumulated and unpaid thereon.

    d.  CUMULATIVE PREFERRED STOCK, $4.11 SERIES.

        (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, $4.11 Series," and the number of shares constituting said new series is hereby fixed at 200,000 shares.

        (ii) The dividend rate of the shares of said new series is hereby fixed at $4.11 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

       (iii) The redemption prices of the shares of said new series are hereby fixed at $105.732 per share in case of redemption on or prior to December 31, 1959; $104.732 per share in case of redemption subsequent to December 31, 1959 and on or prior to December 31, 1964; and $103.732 per share in case of redemption subsequent to December 31, 1964; plus in each case an amount equal to the dividends at the rate of $4.11 per share per annum from the date dividends on the shares to be redeemed began to accrue to the date fixed for redemption thereof less the amount of dividends theretofore paid thereon.

       (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

    e.  CUMULATIVE PREFERRED STOCK, $4.16 SERIES.

        (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, $4.16 Series," and the number of shares constituting said new series is hereby fixed at 100,000 shares.

        (ii) The dividend rate of the shares of said new series is hereby fixed at $4.16 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

       (iii) The redemption prices of the shares of said new series are hereby fixed at $106.25 per share in case of redemption on or prior to December 31, 1961; $105.75 per share in case of redemption subsequent to December 31, 1961 and on or prior to December 31, 1966; $104.75 per share in case of redemption subsequent to December 31, 1966 and on or prior to December 31, 1971; and $103.75 per share in case of redemption subsequent to December 31, 1971; plus in each case an amount equal to the dividends at the rate of $4.16 per share per annum from the date dividends on the shares to be redeemed began to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon.

       (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

    f.  CUMULATIVE PREFERRED STOCK $4.56 SERIES.

        (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, $4.56 Series," and the number of shares constituting said new series is hereby fixed at 150,000 shares.

        (ii) The dividend rate of the shares of said new series is hereby fixed at $4.56 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

       (iii) The redemption prices of the shares of said new series are hereby fixed at $105.89 per share in case of redemption on or prior to December 31, 1969; $104.75 per share in case of redemption subsequent to December 31, 1969 and on or prior to December 31, 1974; $103.61 per share in case of redemption subsequent to December 31, 1974 and on or prior to December 31, 1979; and $102.47 per share in case of redemption subsequent to December 31, 1979; plus in each case an amount equal to the dividends at the rate of $4.56 per share per annum from the date dividends on the shares to be redeemed began to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon.

       (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, including an amount equal to all dividends accumulated and unpaid thereon.

    g.  CUMULATIVE PREFERRED STOCK, $6.80 SERIES.

        (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, $6.80 Series," and the number of shares constituting said new series is hereby fixed at 200,000 shares.

        (ii) The dividend rate of the shares of said new series is hereby fixed at $6.80 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

       (iii) The redemption prices of the shares of said new series are hereby fixed at $106.29 per share in case of redemption on or prior to December 31, 1973; $105.59 per share in case of redemption subsequent to December 31, 1973 and on or prior to December 31, 1978; $104.89 per share in case of redemption subsequent to December 31, 1978 and on or prior to December 31, 1983; and $103.19 per share in case of redemption subsequent to December 31, 1983; plus in each case an amount equal to the dividends at the rate of $6.80 per share per annum from the date dividends on the shares to be redeemed begin to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, however, that the shares of said new series shall not be redeemable prior to May 1, 1973 from the proceeds of any refunding of shares of said new series through the incurring of debt, or through the issuance of preferred stock ranking equally with or prior to the shares of said new series as to dividends or on liquidation, if such debt has an effective interest cost or such preferred stock has an effective dividend cost to the Company of less than the effective dividend cost to the Company of the said new series.

       (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

    h.  CUMULATIVE PREFERRED STOCK, $7.00 SERIES.

        (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock $7.00 Series," and the number of shares constituting said new series is hereby fixed at 200,000 shares.

        (ii) The dividend rate of the shares of said new series is hereby fixed at $7.00 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

       (iii) The redemption prices of the shares of said new series are hereby fixed at $108.45 per share in case of redemption on or prior to December 31, 1974; $106.70 per share in case of redemption subsequent to December 31, 1974 and on or prior to December 31, 1979; $104.95 per share in case of redemption subsequent to December 31, 1979 and on or prior to December 31, 1984; and $103.20 per share in case of redemption subsequent to December 31, 1984; plus in each case an amount equal to the dividends at the rate of $7.00 per share per annum from the date dividends on the shares to be redeemed begin to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, however, that the shares of said new series shall not be redeemable prior to January 1, 1974 from the proceeds of any refunding of shares of said new series through the incurring of debt, or through the issuance of preferred stock ranking equally with or prior to the shares of said new series as to dividends or on liquidation, if such debt has an effective interest cost or such preferred stock has an effective dividend cost to the Company of less than the effective dividend cost to the Company of the said new series.

       (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

    i.  CUMULATIVE PREFERRED STOCK, ADJUSTABLE RATE SERIES A.

        (i) There be and there hereby is created from the authorized and unallocated shares of Cumulative Preferred Stock of the Company, a new series of Cumulative Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, Adjustable Rate Series A" and the number of shares constituting said new series is hereby fixed at 300,000 shares.

        (ii) The dividend rate of the shares of said new series of Cumulative Preferred Stock is hereby fixed at: (A) 6.15% per annum for the initial dividend period from and including the date of original issuance through June 30, 1986 and (B) the Applicable Rate, as hereinafter defined, from time to time in effect, for each subsequent dividend period; dividends on said shares, when and as declared by the Board of Directors, shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month; except that the dividend period for the first such dividend shall begin with and include the date of original issuance; the dividends payable on said new series of Cumulative Preferred Stock for the period from and including the date of original issuance of said new series of Cumulative Preferred Stock to and including June 30, 1986 and for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which the dividends are payable; the dividends payable for each full quarterly dividend period commencing after June 30, 1986 shall be computed by dividing the Applicable Rate for such dividend period by four (rounded to the nearest one-hundredth of a percent) and applying such computed rate against the par value per share of said new series of Cumulative Preferred Stock.

    The Applicable Rate with respect to each dividend period will be calculated as promptly as practicable by the Company according to the appropriate method described herein. The Company will cause notice of such Applicable Rate to be enclosed with, or mailed concurrently with, the dividend payment checks next mailed to the holders of shares of said new series of Cumulative Preferred Stock.

    APPLICABLE RATE. Except as provided below in this paragraph, the "Applicable Rate" for any dividend period will be equal to 76% of the highest of: (A) the Treasury Bill Rate, (B) the Ten Year Constant Maturity Rate and (C) the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such dividend period. If the Company determines, in good faith, that for any reason one or more of (A) the Treasury Bill Rate, (B) the Ten Year Constant Maturity Rate, and (C) the Thirty Year Constant Maturity Rate cannot be determined for any dividend period, then the Applicable Rate for such dividend period shall be based on the higher of whichever such rates can be so determined. If the Company determines, in good faith, that neither (A) the Treasury Bill Rate, (B) the Ten Year Constant Maturity Rate nor (C) the Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Applicable Rate in effect for the preceding dividend period shall be continued for such dividend period. Notwithstanding anything to the contrary herein, the Applicable Rate for any dividend shall not be less than 5.50% per annum or greater than 10.25% per annum.

    TREASURY BILL RATE. Except as provided below in this paragraph, the "Treasury Bill Rate" for each dividend period will be the arithmetic average of the two most recently weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period, as defined below) for three-month U.S. Treasury Bills, published by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") during the Calendar Period immediately prior to the last ten calendar days of the June, September, December or March, next preceding the dividend period for which the dividend rate on the shares of the new series of Cumulative Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during such Calendar Period) for three-month U.S. Treasury Bills, published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a per annum market discount rate for three-month U.S. Treasury Bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during such Calendar Period) for all of the U.S. Treasury Bills then having maturities of not less than 80 days nor more than 100 days, published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If the Company determines, in good faith, that no such U.S. Treasury Bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 days nor more than 100 days from the date of each such quotation, as chosen and quoted daily, for each business day in New York City (or less frequently if daily quotations shall not be generally available), to the Company by at least three recognized dealers in U.S. Government securities selected by the Company. If the Company determines, in good faith, that for any reason the Company cannot determine the Treasury Bill Rate for any dividend period as provided above in this paragraph, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 days nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company. The weekly per annum market discount rate for three-month U.S. Treasury Bills shall be the secondary market rate.

    TEN YEAR CONSTANT MATURITY RATE. Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields as hereinafter defined (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar

Period as defined below), published by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of the June, September, December or March, next preceding the dividend period for which the dividend rate on the shares of the new series of Cumulative Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities, as defined below) then having maturities of not less than eight years nor more than twelve years, published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If the Company determines in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight years nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

    THIRTY YEAR CONSTANT MATURITY RATE. Except as provided below in this paragraph, the "Thirty Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields as hereinafter defined (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as defined below), published by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of the June, September, December or March, next preceding the dividend period for which the dividend rate on the shares of the new series of Cumulative Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during such Calendar Period), published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such Yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) than having maturities of not less than twenty-eight nor more than thirty years, published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If the Company determines in good faith that for any reason the Company cannot determine the Thirty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight years nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

    CERTAIN DEFINITIONS. As used herein: (A) the term "Calendar Period" means a period of fourteen calendar days; (B) the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; (C) the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and (D) the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

   (iii) The redemption prices of the shares of said new series of Cumulative Preferred Stock are hereby fixed at (A) $106.15 per share in case of redemption on or prior to June 30, 1991; (B) $103.00 per share in case of redemption subsequent to June 30, 1991, and on or prior to June 30, 1996; and (C) $100.00 per share in case of redemption subsequent to June 30, 1996, plus in each case an amount equal to the dividends at the respective Applicable Rates (as defined above) per share per annum from the date dividends on the shares of the new series of Cumulative Preferred Stock to be redeemed began to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, however, that the shares of said new series of Cumulative Preferred Stock shall not be redeemable, directly or indirectly, prior to July 1, 1991 with the proceeds from borrowed funds, or from the issuance of any preferred stock ranking prior to or on a parity with the shares of said new series of Cumulative Preferred Stock as to dividends or on liquidation, having an effective cost to the Company, computed in accordance with generally accepted financial practice, of less than 6.15% per annum.

   (iv) The amount which the shares of said new series of Cumulative Preferred Stock are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the Company is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

    j.  CUMULATIVE PREFERRED STOCK, ADJUSTABLE RATE SERIES B.

    (i) There be and there hereby is created from the authorized and unallotted shares of Cumulative Preferred Stock of the Company, a new series of Cumulative Preferred Stock of the Company which is hereby designated "Cumulative Preferred Stock, Adjustable Rate Series B" and the number of shares constituting said new series is hereby fixed at 650,000 shares.

    (ii) The dividend rate of the shares of said new series of Cumulative Preferred Stock is hereby fixed at: (A) 6.80% per annum for the initial dividend period from and including the date of original issuance through June 30, 1987 and (B) the Applicable Rate, as hereinafter defined, from time to time in effect, for each subsequent dividend period; dividends on said shares, when and as declared by the Board of Directors, shall be payable on the 15th day of January, April, July and October of each year for the quarterly period ending with the last day of the preceding month; except that the dividend period for the first such dividend shall begin with and include the date of original issuance; the dividends payable on said new series of Cumulative Preferred Stock for the period from and including the date of original issuance of said new series of Cumulative Preferred Stock to and including June 30, 1987 and for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which the dividends are payable; the dividends payable for each full quarterly dividend period commencing after June 30, 1987 shall be computed by dividing the Applicable Rate for such dividend period by four (rounded to the nearest one-hundredth of a percent) and applying such computed rate against the par value per share of said new series of Cumulative Preferred Stock.

    The Applicable Rate with respect to each dividend period will be calculated as promptly as practicable by the Company according to the appropriate method described herein. The Company will cause notice of such Applicable Rate to be enclosed with, or mailed concurrently with, the dividend payment checks next mailed to the holders of shares of said new series of Cumulative Preferred Stock.

    APPLICABLE RATE. Except as provided below in this paragraph, the "Applicable Rate" for any dividend period will be equal to 78% of the highest of: (A) the Treasury Bill Rate, (B) the Ten Year Constant Maturity Rate and (C) the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such dividend period. If the Company determines, in good faith, that for any reason one or more of (A) the Treasury Bill Rate, (B) the Ten Year Constant Maturity Rate, and (C) the Thirty Year Constant Maturity Rate cannot be determined for any dividend period, then the Applicable Rate for such dividend period shall be based on the higher of whichever such rates can be so determined. If the Company determines, in good faith, that neither (A) the Treasury Bill Rate, (B) the Ten Year Constant Maturity Rate nor (C) the Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Applicable Rate in effect for the preceding dividend period shall be continued for such dividend period. Notwithstanding anything to the contrary herein, the Applicable Rate for any dividend period shall not be less than 5.50% per annum or greater than 11.00% per annum.

    TREASURY BILL RATE. Except as provided below in this paragraph, the "Treasury Bill Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period, as defined below) for three-month U.S. Treasury Bills, published by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") during the Calendar Period immediately prior to the last ten calendar days of the June, September, December or March, next preceding the dividend period for which the dividend rate on the shares of the new series of Cumulative Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during such Calendar Period) for three-month U.S. Treasury Bills, published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a per annum market discount rate for three-month U.S. Treasury Bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during such Calendar Period) for all of the U.S. Treasury Bills then having maturities of not less than 80 days nor more than 100 days, published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If the Company determines, in good faith, that no such U.S. Treasury Bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 days nor more than 100 days from the date of each such quotation, as chosen and quoted daily, for each business day in New York City (or less frequently if daily quotations shall not be generally available), to the Company by at least three recognized dealers in U.S. Government securities selected by the Company. If the Company determines, in good faith, that for any reason the Company cannot determine the Treasury Bill Rate for any dividend period as provided above in this paragraph, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 days nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company. The weekly per annum market discount rate for three-month U.S. Treasury Bills shall be the secondary market rate.

    TEN YEAR CONSTANT MATURITY RATE. Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields as hereinafter defined (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as defined below), published by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of the June, September, December or March next preceding the dividend period for which the dividend rate on the shares of the new series of Cumulative Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities, as defined below) then having maturities of not less than eight years nor more than twelve years, published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If the Company determines in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight years nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

    THIRTY YEAR CONSTANT MATURITY RATE. Except as provided below in this paragraph, the "Thirty Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields as hereinafter defined (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as defined below), published by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of the June, September, December or March next preceding the dividend period for which the dividend rate on the shares of the new series of Cumulative Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during such Calendar Period), published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such Yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-eight nor more than thirty years, published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If the Company determines in good faith that for any reason the Company cannot determine the Thirty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight years nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

    CERTAIN DEFINITIONS. As used herein: (A) the term "Calendar Period" means a period of fourteen calendar days; (B) the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; (C) the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and (D) the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

   (iii) The redemption prices of the shares of said new series of Cumulative Preferred Stock are hereby fixed at (A) $106.80 per share in case of redemption on or before May 31, 1992; (B) $103.00 per share in case of redemption subsequent to May 31, 1992, and on or prior to May 31, 1995; and (C) $100.00 per share in case of redemption subsequent to May 31, 1995, plus in each case an amount equal to the dividends at the respective Applicable Rates (as defined above) per share per annum from the date dividends on the shares of the new series of Cumulative Preferred Stock to be redeemed began to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, however, that the shares of said new series of Cumulative Preferred Stock shall not be redeemable, directly or indirectly, prior to May 31, 1992 with the proceeds from borrowed funds, or from the issuance of any preferred stock ranking prior to or on a parity with the shares of said new series of Cumulative Preferred Stock as to dividends or on liquidation, having an effective cost to the Company, computed in accordance with generally accepted financial practice, of less than 6.80% per annum.

   (iv) The amount which the shares of said new series of Cumulative Preferred Stock are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the Company is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

                                   ARTICLE VI
                        LIMITATION OF DIRECTOR LIABILITY

    A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law for (i) liability based on a breach of the duty of loyalty to the Corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the Corporation's stock under Section 180.0833 of the Wisconsin Business Corporation Law or for liability arising under Section 551.59 of the Wisconsin Statutes for the unlawful sale of securities; (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to May 28, 1987. If the Wisconsin Business Corporation Law is further amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by any amendment to the Wisconsin Business Corporation Law. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII
                              AMENDMENT OF BYLAWS

    Authority to make and alter the Bylaws of the Corporation is hereby vested in the Board of Directors of the Corporation, subject to the power of the stockholders to change or repeal such Bylaws; provided, however, the Board of Directors shall not make or alter any bylaw fixing their number, qualifications, classifications or term of office.

                                                                         ANNEX K

                         PRIMERGY STOCK INCENTIVE PLAN

    Section 1.  PURPOSE; DEFINITIONS.

    The purpose of the Plan is to give the Company and its Affiliates a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Company and its Affiliates with the ability to provide incentives more directly linked to the profitability of the Company's businesses, increases in shareholder value and enhancement of performance relative to customers.

    For purposes of the Plan, the following terms are defined as set forth below:

        a. "AFFILIATE" means (i) a corporation at least fifty percent of the common stock or voting power of which is owned, directly or indirectly by the Company, and (ii) any other corporation or other entity controlled by the Company and designated by the Committee from time to time as such.

        b. "AWARD" means a Stock Appreciation Right, Stock Option, Restricted Stock or Performance Units.

        c. "AWARD CYCLE" shall mean a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Units are to be earned.

        d.  "BOARD" means the Board of Directors of the Company.

        e. "CHANGE IN CONTROL" and "CHANGE IN CONTROL PRICE" have the meanings set forth in Sections 9(b) and (c), respectively.

        f. "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        g. "COMMISSION" means the Securities and Exchange Commission or any successor agency.

        h.  "COMMITTEE" means the Committee referred to in Section 2.

        i. "COMMON STOCK" means common stock, par value $.01 per share, of the Company.

        j.  "COMPANY" means Primergy Corporation, a Wisconsin corporation.

        k. "COVERED EMPLOYEE" shall mean a participant designated prior to the grant of shares of Restricted Stock or Performance Units by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock or Performance Units are taxable to such participant.

        l. "DISABILITY" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

        m. "DISINTERESTED PERSON" shall mean a member of the Board who qualifies as a disinterested person as defined in Rule 16b-3(c)(2), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission, and as an "outside director" for purposes of Section 162(m) of the Code.

        n. "EFFECTIVE TIME" means the Effective Time as defined in the Merger Agreement.

        o. "EARLY RETIREMENT" of an employee means Termination of Employment with the Company or an Affiliate at a time when the employee is entitled to early retirement benefits pursuant to the early retirement provisions of the applicable pension plan of such employer.

        p. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

        q. "FAIR MARKET VALUE" means, except as provided in Sections 5(j) and 6(b)(ii)(2), as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

        r. "INCENTIVE STOCK OPTION" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

        s. "MERGER AGREEMENT" means the Amended and Restated Agreement and Plan of Merger by and among Northern States Power Company, Wisconsin Energy Corporation, Northern Power Wisconsin Corp. and WEC Sub Corp., dated as of April 28, 1995, as amended and restated as of July 26, 1995.

        t. "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

        u. "NORMAL RETIREMENT" of an employee means Termination of Employment with the Company or an Affiliate at a time when the employee is entitled to retirement benefits pursuant to the applicable pension plan of such employer.

        v. "PERFORMANCE GOALS" means the performance goals established by the Committee prior to the grant of Restricted Stock or Performance Units that are based on the attainment of goals relating to one or more of the following: earnings per share, market share, stock price, sales, costs, net operating income, cash flow, retained earnings, return on equity, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, demand-side management (including conservation and load management), operating and maintenance cost management, energy production availability, and individual performance measures. Such Performance Goals also may be based upon the attainment of specified levels of performance of the Company or one or more Affiliates under one or more of the measures described above relative to the performance of other corporations. With respect to Covered Employees, all Performance Goals shall be objective performance goals satisfying the requirements  for  "performance-based  compensation" within  the  meaning of
    Section 162(m)(4) of the Code, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

        w.  "PERFORMANCE UNITS" means an award made pursuant to Section 8.

        x. "PLAN" means the Primergy Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

        y.  "RESTRICTED STOCK" means an award granted under Section 7.

        z.  "RETIREMENT" means Normal or Early Retirement.

        aa.   "RULE  16B-3" means Rule  16b-3, as promulgated  by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

        bb. "STOCK APPRECIATION RIGHT" means a right granted under Section 6.

        cc. "STOCK OPTION" means an option granted under Section 5.

        dd. "TERMINATION OF EMPLOYMENT" means the termination of the participant's employment with the Company and any Affiliate. A participant employed by an Affiliate shall also be deemed to incur a Termination of Employment if the Affiliate ceases to be an Affiliate and the participant does not immediately thereafter become an employee of the Company or another Affiliate.

    In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

    Section 2.  ADMINISTRATION.

    The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time determine, composed solely of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and employees of the Company and its Affiliates. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

        (a) to select the officers and employees to whom Awards may from time to time be granted;

        (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Units or any combination thereof are to be granted hereunder;

        (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

        (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

        (e) to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; PROVIDED, HOWEVER, that the Committee may not adjust upwards the amount payable to a designated Covered Employee with respect to a particular award upon the satisfaction of applicable Performance Goals;

        (f) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

        (g) to determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(j) and 8(b)(i).

    The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

    The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate to an officer of the Company the authority to make decisions pursuant to paragraphs (c), (f), (g), (h) and
(i) of Section 5 (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act) and (ii) authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

    Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and its Affiliates and Plan participants.

    Section 3.  COMMON STOCK SUBJECT TO PLAN; OTHER LIMITATIONS.

    The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 12,000,000; PROVIDED, that not more than 3 million of such shares shall be issued as Restricted Stock. No participant may be granted Awards covering in excess of 100,000 shares of Common Stock in any one calendar year. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. No participant may be granted Performance Units in any one calendar year payable in cash in an amount that would exceed $1,000,000.

    Subject to Section 7(c)(iv), if any shares of Restricted Stock are forfeited for which the participant did not receive any benefits of ownership (as such phrase is construed by the Commission or its staff), or if any Stock Option (and related Stock Appreciation Right, if any) terminates without being exercised, or if any Stock Appreciation Right is exercised for cash, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

    In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; PROVIDED, HOWEVER, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

    Section 4.  ELIGIBILITY.

    Officers and employees of the Company and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates are eligible to be granted Awards under the Plan. No grant shall be made under this Plan to a director who is not an officer or a salaried employee.

    Section 5.  STOCK OPTIONS.

    Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

    The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); PROVIDED, HOWEVER, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

    Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

    Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

    Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

        (a) OPTION PRICE. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

        (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

        (c) EXERCISABILITY. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

        (d) METHOD OF EXERCISE. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

    Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment in full or in part may also be made in the form of unrestricted Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option and, in the case of the exercise of a Nonqualified Stock Option, Restricted Stock subject to an Award hereunder which is of the same class as the Common Stock subject to the Stock Option (based, in each case, on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); PROVIDED, HOWEVER, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

    If payment of the option exercise price of a Nonqualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Common Stock to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the option exercise price shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Committee.

    In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested by the Company, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

    No shares of Common Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions that may apply if a Stock Option is exercised using Restricted Stock, an optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 13(a).

        (e)   NONTRANSFERABILITY  OF STOCK  OPTIONS.   No Stock  Option shall be
    transferable by the optionee other than (i) by will or by the laws of descent and distribution or (ii) in the case of a

    Nonqualified Stock Option, pursuant to a gift to such optionee's children, whether directly or indirectly or by means of a trust or partnership or otherwise, if expressly permitted under the applicable option agreement. All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, a gift permitted under the applicable option agreement.

        (f) TERMINATION BY DEATH. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

        (g) TERMINATION BY REASON OF DISABILITY. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; PROVIDED, HOWEVER, that if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

        (h) TERMINATION BY REASON OF RETIREMENT. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; PROVIDED, HOWEVER, that if the optionee dies within such three-year (or such shorter) period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

        (i) OTHER TERMINATION. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's stated term if such Termination of Employment of the optionee is involuntary; PROVIDED, HOWEVER, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or after a Change in Control (as defined in Section 9(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (1) six months and one day from the date of such Termination of Employment, and (2) the balance of such Stock Option's stated term. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

        (j) CASHING OUT OF STOCK OPTION. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

        Cash-outs pursuant to this Section 5(j) relating to Options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3, to the extent applicable, and, in the case of cash-outs of Non-Qualified Stock Options held by such optionees, the Committee may determine Fair Market Value under the pricing rule set forth in Section 6(b)(ii)(2).

        (k) CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised; PROVIDED, HOWEVER, that if the Change in Control is within six months of the date of grant of a particular Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, such Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of Common Stock granted under the Stock Option.

    Section 6.  STOCK APPRECIATION RIGHTS.

    (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

    A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

    (b)   TERMS AND CONDITIONS.   Stock Appreciation Rights  shall be subject to
such terms and conditions as shall be determined by the Committee, including the following:

        (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6; PROVIDED, HOWEVER, that a Stock Appreciation Right shall not be exercisable during the first six months of its term by an optionee who is actually or potentially subject to Section 16(b) of the Exchange Act, except that this limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

        (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

        In the case of Stock Appreciation Rights relating to Stock Options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act, the Committee:

           (1) may require that such Stock Appreciation Rights be exercised for cash only in accordance with the applicable "window period" provisions of Rule 16b-3; and

           (2) in the case of Stock Appreciation Rights relating to Nonqualified Stock Options, may provide that the amount to be paid in cash upon exercise of such Stock Appreciation Rights during a Rule 16b-3 "window period" shall be based on the highest of the daily means between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange or other national securities exchange on which the shares are listed or on NASDAQ, as applicable, on any day during such "window period."

       (iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

       (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
    Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares as to which the Stock Appreciation Right is exercised at the time of exercise.

    Section 7.  RESTRICTED STOCK.

    (a) ADMINISTRATION. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

    The Committee shall in the case of Covered Employees, and may in the case of other Participants, condition the vesting of Restricted Stock upon the attainment of Performance Goals established before or at the time of grant. The Committee may, in addition to requiring satisfaction of any applicable Performance Goals, also condition vesting upon the continued service of the participant. The provisions of Restricted Stock Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

    (b) AWARDS AND CERTIFICATES. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Primergy Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of
    Primergy Corporation at                                     ."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

    (c) TERMS AND CONDITIONS. Shares of Restricted Stock shall be subject to the following terms and conditions:

        (i) Subject to the provisions of the Plan (including Section 5(d)) and the Restricted Stock Agreement referred to in Section 7(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance; PROVIDED, HOWEVER, that in the case of Restricted Stock with respect to which a participant is a Covered Employee, any applicable Performance Goals have been satisfied.

        (ii) Except as provided in this paragraph (ii) and Section 7(c)(i) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to
    Section 13(f) of the Plan, (1) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (2) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

       (iii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement, any applicable employment agreement and Sections 7(c)(i), 7(c)(iv) and 9(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

       (iv) Except to the extent otherwise provided in Section 9(a)(ii), in the event that a participant retires or such participant's employment is involuntarily terminated, the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

        (v) If and when the applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

       (vi) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

    Section 8.  PERFORMANCE UNITS.

    (a) ADMINISTRATION. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. Performance Units may be denominated in shares of Common Stock or cash, or may represent the right to receive dividend equivalents with respect to shares of Common Stock, as the Committee shall determine. The Committee shall determine the officers and employees to whom and the time or times at which Performance Units shall be awarded, the form and number of Performance Units to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

    The Committee shall condition the settlement of Performance Units upon the attainment of Performance Goals. The provisions of such Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

    (b) TERMS AND CONDITIONS. Performance Units Awards shall be subject to the following terms and conditions:

        (i) Subject to the provisions of the Plan and the Performance Unit Agreement referred to in Section 8(b)(vi), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. At the expiration of the Award Cycle, the Committee shall evaluate actual performance in light of the Performance Goals for such Award and shall determine the number of Performance Units granted to the participant which have been earned and the Committee may then elect to deliver cash, shares of Common Stock, or a combination thereof, in settlement of the earned Performance Units, in accordance with the terms thereof.

        (ii) Except to the extent otherwise provided in the applicable Performance Unit Agreement and Sections 8(b)(iii) and 9(a)(iii), upon a participant's Termination of Employment for any reason during the Award Cycle or before the applicable Performance Goals are satisfied, the rights to the shares still covered by the Performance Units Award shall be forfeited by the participant.

       (iii) Except to the extent otherwise provided in Section 9(a)(iii), in the event that a participant's employment is involuntarily terminated, the Committee shall have the discretion to waive in whole or in part any or all remaining payment limitations (other than, in the case of Performance Units with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's Performance Units.

       (iv) A participant may elect to further defer receipt of the Performance Units payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee (the "Elective Deferral Period"). Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Award (or for such installment of an Award).

        (v) If and when the applicable Performance Goals are satisfied and the Elective Deferral Period expires without a prior forfeiture of the Performance Units, payment in accordance with Section 8(b)(i) hereof shall be made to the participant.

       (vi) Each Award shall be confirmed by, and be subject to the terms of, a Performance Unit Agreement.

    Section 9.  CHANGE IN CONTROL PROVISIONS.

    (a)   IMPACT OF EVENT.   Notwithstanding any other  provision of the Plan to
the contrary, in the event of a Change in Control:

        (i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

        (ii) The restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

       (iii) All Performance Units shall be considered to be earned and payable in full and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable.

    (b)  DEFINITION OF CHANGE IN CONTROL.   For purposes of the Plan, a  "Change
in Control" shall mean the happening of any of the following events:

        (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following:
    (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection
    (iii) of this Section 9(b); or

        (ii) A change in the composition of the Board such that the individuals who, as of the Effective Time, constitute the Board, after giving effect to the reconstitution of the Board in accordance with the Merger Agreement (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, for purposes of this Section 9(b), that any individual who becomes a member of the Board subsequent to the Effective Time, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, PROVIDED FURTHER, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

       (iii)   The  approval   by  the   shareholders  of   the  Company   of  a
    reorganization, merger, consolidation, share exchange or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

       (iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

    (c) CHANGE IN CONTROL PRICE. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; PROVIDED, HOWEVER, that (x) in the case of a Stock Option which (A) is held by an optionee who is an officer or director of the Company and is subject to
Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change in Control, then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Common Stock on the date such Stock Option is exercised or deemed exercised and (y) in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

    Section 10.  LOANS.

    The Company may make loans to a participant in connection with Awards subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan as the Committee shall impose from time to time, including without limitation the rate of interest, if any, and whether such loan shall be recourse or non-recourse.

    No loan made under the Plan shall exceed the sum of (i) the aggregate price payable with respect to the Award in relation to which the loan is made, plus
(ii) the amount of the reasonably estimated combined amounts of Federal and state income taxes payable by the participant.

    No loan shall have an initial term exceeding ten (10) years; PROVIDED that the loans under the Plan shall be renewable at the discretion of the Committee; and PROVIDED, FURTHER, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than (i) one year after Termination of Employment due to death, Retirement or Disability, or (ii) the day of Termination of Employment for any reason other than death, Retirement or Disability.

    Loans under the Plan may be satisfied by the participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in the form of unrestricted Common Stock already owned by the participant where such Common Stock shall be valued at Fair Market Value on the date of such payment.

    When a loan shall have been made, Common Stock with a Fair Market Value on the date of such loan equivalent to the amount of the loan shall be pledged by the participant to the Company as security for payment of the unpaid balance of the loan. Any portions of such Common Stock may, in the discretion of the Committee, be released from time to time as it deems not to be needed as security.

    The making of any loan is subject to satisfying all applicable laws, as well as any regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

    Section 11.  TERM, AMENDMENT AND TERMINATION.

    The Plan will terminate 10 years after the effective date of the Plan. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award or Performance Unit Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

    The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3.

    Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.

    Section 12.  UNFUNDED STATUS OF PLAN.

    It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; PROVIDED, HOWEVER, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

    Section 13.  GENERAL PROVISIONS.

    (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

    Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

        (1) The listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

        (2) Any registration or other qualification of such shares of the Company under any state or Federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

        (3) The obtaining of any other consent, approval, or permit from any state or Federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

    (b) Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

    (c) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment of any employee at any time.

    (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the with holding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Common Stock.

    (e) At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Common Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Common Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

    (f) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

    (g) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

    (h) In the case of a grant of an Award to any employee of an Affiliate, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

    (i) Notwithstanding any other provision of the Plan, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling of interests accounting under

APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such grant Common Stock (or the common stock of the issuer for which the Common Stock is being exchanged in such Change in Control transaction) with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

    (j) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin, without reference to principles of conflict of laws.

    Section 14.  EFFECTIVE DATE OF PLAN.

    The Plan shall be effective at the Effective Time, but only if it is previously approved by the affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of common stock of Wisconsin Energy Corporation represented at a meeting and entitled to vote thereon (PROVIDED, that the total vote cast represents over 50% of all the shares of common stock of Wisconsin Energy Corporation entitled to vote) and by the affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of common stock and preferred stock of Northern States Power Company represented at a meeting and entitled to vote thereon, voting as a single class (PROVIDED, that the total vote cast represents over 50% of the voting power of all the shares of common stock and preferred stock of Northern States Power Company entitled to vote).

                                                                         ANNEX L

                                    PRIMERGY
                     MANAGEMENT INCENTIVE COMPENSATION PLAN
                                       I
                           PURPOSE AND EFFECTIVE TIME

    This Primergy Management Incentive Compensation Plan (the "Plan") is designed to provide a significant and flexible economic opportunity to selected officers and employees of the Company and its Affiliates as a reflection of their individual and group contributions to the success of the Company and its Affiliates. Payments pursuant to Section IX of the Plan are intended to qualify under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended, as excluded from the term "applicable employee remuneration" (such payments are hereinafter referred to as "Excluded Income"). The Plan shall be effective at the Effective Time, as defined below, if the shareholder approvals required by
Section XII of the Plan are obtained.

                                       II
                                  DEFINITIONS

    "Affiliate" means (i) a corporation at least 50% of the common stock or voting power of which is owned, directly or indirectly, by the Company and (ii) any other corporation or other entity controlled by the Company and designated by the Committee from time to time as such.

    "Board" shall mean the Board of Directors of the Company.

    "Change in Control" shall mean the happening of any of the following events:

        (a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following:
    (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

        (b) A change in the composition of the Board such that the individuals who, as of the Effective Time, constitute the Board, after giving effect to the reconstitution of the Board in accordance with the Merger Agreement (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the Effective Time, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, PROVIDED FURTHER, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of

    Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

        (c) The approval by the shareholders of the Company of a reorganization, merger, consolidation, share exchange or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate
    Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

        (d) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time determine, which, except as specifically decided otherwise by the Board, is composed solely of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board.

        "Company" shall mean Primergy Corporation, a Wisconsin corporation.

        "Covered Employees" shall mean Participants designated by the Committee prior to the award of an Incentive Award opportunity hereunder who are or are expected to be "covered employees" within the meaning of Section 162(m)(3) of the Code for the Incentive Period as to which an Incentive Award hereunder is payable and for whom the Committee intends that amounts payable hereunder constitute Excluded Income.

        "Disinterested Person" shall mean a member of the Board who qualifies as an "outside director" for purposes of Section 162(m) of the Code.

        "Effective Time" shall mean the Effective Time as defined in the Merger Agreement.

        "Incentive Award" shall mean a cash award payable to a Participant pursuant to the terms of the Plan, including a Special Incentive Award.

        "Incentive Period" shall mean the period with respect to which a Participant is eligible to earn an Incentive Award.

        "Merger Agreement" shall mean the Amended and Restated Agreement and Plan of Merger by and among Northern States Power Company, Wisconsin Energy Corporation, Northern Power Wisconsin Corp. and WEC Sub Corp., dated as of April 28, 1995, as amended and restated as of July 26, 1995.

        "Participant" shall have the meaning set forth in Article IV hereof.

        "Payment Date" shall mean the date following the conclusion of a particular Incentive Period on which the Committee certifies that applicable Performance Goals have been satisfied and authorizes payment of corresponding Incentive Awards.

        "Performance Goals" shall have the meaning set forth in Article IX hereof.

        "Special Incentive Award" shall have the meaning set forth in Article IX hereof.

        "Target Incentive Award" shall mean the amount determined by multiplying a Participant's base salary as of the last day of the applicable Incentive Period by a percentage designated by the Committee in its sole discretion at the time the award is granted, which percentage need not be the same for each Participant.

                                      III
                                 ADMINISTRATION

    The Plan shall be administered by the Committee. In administering the Plan, the Committee may at its option employ compensation consultants, accountants and counsel (who may be the compensation consultants, independent auditors and outside counsel of the Company or an Affiliate) and other persons to assist or render advice to the Committee, all at the expense of the Company. The Committee shall have sole authority to make rules and regulations relating to the administration of the Plan, and any interpretations and decisions of the Committee with respect to the Plan shall be final and binding.

                                       IV
                                  ELIGIBILITY

    The Committee shall, in its sole discretion, determine for each Incentive Period those officers and salaried employees of the Company and its Affiliates who shall be eligible to participate in the Plan (the "Participants") for such Incentive Period based upon such Participants' opportunity to have a substantial impact on the operating results of the Company or an Affiliate. Nothing contained in the Plan shall be construed as or be evidence of any contract of employment with any Participant for a term of any length nor shall participation in the Plan in any Incentive Period by any Participant require continued participation by such Participant in any subsequent Incentive Period.

                                       V
                       DETERMINATION OF INCENTIVE AWARDS

    Subject to Article IX hereof, the amount and terms of each Incentive Award to a Participant shall be determined by and in the discretion of the Committee. The Committee may condition the earning of an Incentive Award upon the attainment of specified performance goals, measured over a period ending no later than the end of the applicable Incentive Period. Such performance goals may relate to the Participant or the Company, or any Affiliate, division or department of the Company for or within which the Participant is primarily employed, or upon such other factors or criteria as the Committee shall determine, and may be different for each Participant. Incentive Awards payable under the Plan will consist of a cash award from the Company, based upon a percentage (which may exceed 100%) of the Target Incentive Award and, if applicable, the degree of achievement of such performance goals. Incentive Awards under this Plan for Covered Employees shall be subject to preestablished Performance Goals in accordance with Article IX hereof. Except with respect to Covered Employees, the

Committee may, in its sole discretion, increase or decrease the amount of any Incentive Award payable to a Participant and, in recognition of changed or special circumstances, may award Incentive Awards to Participants even though the Incentive Awards are not earned. Incentive Awards earned or otherwise awarded will be paid as soon as administratively feasible on or after the Payment Date.

                                       VI
                           TERMINATION OF EMPLOYMENT

    In the event that a Participant's employment with the Company and its Affiliates terminates for any reason during the Incentive Period with respect to any Incentive Awards, the balance of any Incentive Award which remains unpaid at the time of such termination shall be payable to the Participant, or forfeited by the Participant, in accordance with the terms of the award granted by the Committee; PROVIDED, HOWEVER, that in the case of a Covered Employee, no amount shall be payable pursuant to the Plan unless the Performance Goals are satisfied or the termination of employment of the Covered Employee is due to death or disability. A Participant who remains employed through the Incentive Period but is terminated prior to the Payment Date shall be entitled to receive any Incentive Award payable to such Participant with respect to such Incentive Period.

                                      VII
                          AMENDMENT AND DISCONTINUANCE

    The Board shall have the right to amend, alter, discontinue or otherwise modify the Plan from time to time but no such modification shall, without the consent of the Participant affected, impair any award made prior to the effective date of the modification.

                                      VIII
                                 MISCELLANEOUS

    It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the payment obligations created under the Plan; PROVIDED, HOWEVER, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan. The Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to its principles of conflict of laws.

                                       IX
                 PROCEDURES FOR CERTAIN DESIGNATED PARTICIPANTS

    Incentive Awards under the Plan to Participants who are Covered Employees shall be subject to preestablished Performance Goals as set forth herein. Notwithstanding Article V hereof, the Committee shall not have discretion to modify the terms of awards to such Participants except as specifically set forth in this Article IX.

    (a) TARGET BONUS. On or before the 90th day of each Incentive Period, and in any event before 25% or more of the Incentive Period has elapsed, the Committee shall establish in writing specific Performance Goals for the Incentive Period, upon the attainment of which will be conditioned the payment of Incentive Awards ("Special Incentive Awards") to such of the Participants who may be Covered Employees. A Special Incentive Award shall consist of a cash award from the Company to be based upon a percentage (which may exceed 100%) of a Target Incentive Award. The extent, if any, to which a Special Incentive Award will be payable will be based upon the degree of achievement of preestablished Performance Goals over a specified Incentive Period; PROVIDED, HOWEVER, that the Committee may, in its sole discretion, reduce the amount which would otherwise be payable with respect to an Incentive Period.

    (b) INCENTIVE PERIOD. The Incentive Period will be a period of up to twelve months, unless a shorter period is otherwise selected and established in writing by the Committee at the time the Performance Goals are established with respect to such Incentive Period.

    (c) PERFORMANCE GOALS. The Performance Goals established by the Committee at the time a Special Incentive Award is granted will be based on one or more of the following: earnings per share, market share, stock price, sales, costs, net operating income, cash flow, retained earnings, return on equity, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, demand-side management (including conservation and load management), operating and maintenance cost management, energy production availability, and individual performance measures; provided, that all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code. Such Performance Goals also may be based on the attainment of specified levels of performance of the Company and/or any Affiliates under one or more of the measures described above relative to the performance of other corporations.

    (d) PAYMENT OF AN INCENTIVE AWARD. At the time the Special Incentive Award is granted, the Committee shall prescribe a formula to determine the percentage of the Target Incentive Award which may be payable based upon the degree of attainment of the Performance Goals during the Incentive Period. If the minimum Performance Goals established by the Committee are not met, no payment will be made to a Participant who is a Covered Employee. To the extent that the minimum Performance Goals are satisfied or surpassed, and upon written certification by the Committee that the Performance Goals have been satisfied to a particular extent and any other material terms and conditions of the Special Incentive Awards have been satisfied, payment shall be made on the Payment Date in accordance with the prescribed formula based upon a percentage of the Target Incentive Award unless the Committee determines, in its sole discretion, to reduce the payment to be made.

    (e)   MAXIMUM  PAYABLE.   The maximum amount  payable to  a Covered Employee
under this Plan for any fiscal year of the Company pursuant to this Plan shall be $1,000,000.

                                       X
                               CHANGE IN CONTROL

    Notwithstanding any other provision of this Plan, (i) upon a Change in Control, each Participant who is employed by the Company or an Affiliate immediately before the Change in Control shall be entitled to receive a payment equal to his or her Target Incentive Award for the Incentive Period that includes the date of the Change in Control, and (ii) any additional Incentive Award that becomes payable to such a Participant for that Incentive Period shall be reduced (but not below zero) by the amount of the payment made to such Participant pursuant to clause (i) of this Article X.

                                       XI
                               DEFERRAL ELECTIONS

    The Committee may at its option establish procedures pursuant to which Participants are permitted to defer the receipt of Incentive Awards payable hereunder.

                                      XII
                              SHAREHOLDER APPROVAL

    This Plan shall not become effective with respect to individuals who are Covered Employees unless it shall have been approved by the affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of common stock of Wisconsin Energy Corporation represented at a meeting and entitled to vote thereon and by the affirmative vote of a majority of the total voting power of the shares of common stock and preferred stock of Northern States Power Company present in person or by proxy and entitled to vote thereon.

                                                                         ANNEX M

                      DISSENTERS' RIGHTS PROVISIONS OF THE
                       MINNESOTA BUSINESS CORPORATION ACT

    302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.-- Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

        (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

           (1) alters or abolishes a preferential right of the shares;

           (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

           (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

           (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

        (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

        (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

        (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

        (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

    (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    Subd. 3. Rights not to apply. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

    Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation. (Last amended by Ch. 417, L. '94, eff. 8-1-94.)

    302A.473   PROCEDURES  FOR ASSERTING  DISSENTERS' RIGHTS.--   Subdivision 1.
Definitions: (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

    (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

    (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

    (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1 up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

    Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    Subd. 3. Notice of dissent. If a proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

        (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

        (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

        (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

        (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

    (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

    Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

        (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

        (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

        (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

    (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction.

    The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

    (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. THE CORPORATION SHALL, AFTER FILING THE PETITION, SERVE ALL PARTIES WITH A SUMMONS AND COPY OF THE PETITION UNDER THE RULES OF CIVIL PROCEDURE. NONRESIDENTS OF THIS STATE MAY BE SERVED BY REGISTERED OR CERTIFIED MAIL OR BY PUBLICATION AS PROVIDED BY LAW. EXCEPT AS OTHERWISE PROVIDED, THE RULES OF CIVIL PROCEDURE APPLY TO THIS PROCEEDING. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment IN CASH for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

    (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

    (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any. (Last amendment by Ch. 17, L. '93, eff. 8-1-93.)

                                                                         ANNEX N

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
Northern Power Wisconsin Corp.

    In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Northern Power Wisconsin Corp. (a wholly-owned subsidiary of Northern States Power Company) at August 4, 1995 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
August 4, 1995

                         NORTHERN POWER WISCONSIN CORP.
                                 BALANCE SHEET
                                 AUGUST 4, 1995

ASSETS
Cash...............................................................................  $   1,000
                                                                                     ---------
                                                                                     ---------

STOCKHOLDER'S EQUITY
Preferred stock; par value $.01;
 1,000 shares authorized; none outstanding.........................................  $  --
Common stock; par value $.01;
 8,000 shares authorized; 1,000 shares issued and outstanding......................         10
Additional paid-in capital.........................................................        990
                                                                                     ---------
      Total........................................................................  $   1,000
                                                                                     ---------
                                                                                     ---------

                           SEE NOTE TO BALANCE SHEET

                         NORTHERN POWER WISCONSIN CORP.
                             NOTE TO BALANCE SHEET

ORGANIZATION OF NORTHERN POWER WISCONSIN CORP.

    Northern Power Wisconsin Corp., a Wisconsin corporation ("New NSP"), was formed on April 27, 1995 for purposes of facilitating the merger between Northern States Power Company, a Minnesota corporation ("NSP") and Wisconsin Energy Corporation, a Wisconsin corporation ("WEC"). New NSP has, and prior to the mergers described below will have, no operations, except as contemplated by the Amended and Restated Agreement and Plan of Merger dated as of April 28, 1995, by and among NSP, WEC, New NSP and WEC Sub Corp., as amended and restated as of July 26, 1995 (the "Merger Agreement"). NSP is the only shareholder of New NSP. Pursuant to the Merger Agreement, during the merger process, New NSP will acquire certain utility assets currently owned by NSP and NSP-Wisconsin. The Articles of Incorporation of New NSP will be amended, effective upon the consummation of the mergers, to change the name of New NSP to "Northern States Power Company." The principal executive office of New NSP is located at 414 Nicollet Mall, Minneapolis, Minnesota 55401.

    The Merger Agreement provides that NSP shall cause the Articles of Incorporation of New NSP to be amended and restated prior to the consummation of the mergers to increase the par value of New NSP common stock to $2.50, and that of New NSP preferred stock to $100, and to increase the authorized shares of New NSP common stock to 160,000,000 and that of New NSP preferred stock to 7,000,000. The Merger Agreement provides for: (i) the merger of NSP with and into New NSP pursuant to which (a) each issued and outstanding share of common stock, par value $2.50 per share, of NSP ("NSP Common Stock") (except shares held by NSP shareholders who perfect dissenters' rights with respect thereto ("NSP Dissenting Shares")) will be cancelled and converted into one share of common stock, par value $2.50 per share, of New NSP ("New NSP Common Stock") and
(b) each issued and outstanding share of cumulative preferred stock, par value $100 per share, of NSP ("NSP Preferred Stock") (except NSP Dissenting Shares) will be cancelled and converted into one share of cumulative preferred stock, par value $100 per share, of New NSP ("New NSP Preferred Stock") with terms (including dividend rates) and designations under New NSP's Articles of Incorporation identical to those of the cancelled share of NSP Preferred Stock under NSP's existing Restated Articles of Incorporation; and (ii) the merger of WEC Sub Corp. with and into New NSP pursuant to which (a) each issued and outstanding share of New NSP Common Stock will be cancelled and converted into
1.626 shares of common stock, par value $.01 per share, of Primergy Corporation and (b) each issued and outstanding share of New NSP Preferred Stock will remain outstanding and shall be unchanged thereby (except for any shares of New NSP Common Stock and New NSP Preferred Stock owned directly or indirectly by New NSP and WEC, which will be cancelled and will not be converted or remain outstanding).

                                                                         ANNEX O

                                     BYLAWS
                                       OF
                         NORTHERN POWER WISCONSIN CORP.
                           (A WISCONSIN CORPORATION)

                                   ARTICLE 1.
                  NAME, REGISTERED OFFICE, AND CORPORATE SEAL

    SECTION 1.  The name of the Company is NORTHERN POWER WISCONSIN CORP.

    SECTION 2. The location and post office address of its registered office is 44 East Mifflin Street, Madison, Wisconsin 53703.

    SECTION 3. The Company may establish and maintain an office or offices at such other places within or without the State of Wisconsin as the Board of Directors may from time to time determine.

    SECTION 4. The corporate seal of the Company shall have inscribed thereon the name of the Company and the words "Corporate Seal - Wisconsin 1995". In lieu of causing the corporate seal to be impressed upon any bond, debenture, note, contract, or other instrument required or authorized to bear the corporate seal of the Company, the Board of Directors may authorize a facsimile of said seal to be engraved or printed thereon, and such facsimile, when so engraved or printed, shall be and constitute the corporate seal of the Company for such purpose.

                                   ARTICLE 2.
                               BOARD OF DIRECTORS

    SECTION 1. The business and property of the Company shall be managed and controlled by a Board composed of from three (3) to fifteen (15), as may be determined by the Board of Directors or by shareholders in accordance with the provisions of this Article. The number of directors shall be determined by the Board of Directors, and if the Board fails to make such determination, then the number may be determined by the shareholders at any annual or special meeting of shareholders.

    SECTION 2. A director shall hold office until the next annual meeting of the shareholders and until his successor is elected and qualifies. At the annual meeting of shareholders in 1996, the Board of Directors of the Company shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. Directors in Class I shall be elected to hold office until the next succeeding annual meeting; directors in Class II shall be elected to hold office until the second succeeding annual meeting; and directors in Class III shall be elected to hold office until the third succeeding annual meeting, and, in each of the foregoing cases, until their respective successors are duly elected and qualify. At each subsequent annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected by the shareholders to hold office until the third succeeding annual meeting, and until their respective successors are duly elected and qualify. If, at any meeting of shareholders, commencing with the annual meeting of shareholders in 1996, due to the initiation of the classified method of electing directors or due to a vacancy or vacancies on the Board of Directors, or otherwise, directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be nominated and voted for in a separate election.

    SECTION 3. During the intervals between annual meetings the number of directors may be increased, and may be decreased by the number of vacancies then existing, by the Board of Directors, within the limitations of Section 1 of this Article, and in case of any such increase the Board may fill the vacancies so created. No decrease in the Board shall shorten the term of any incumbent director.

    SECTION 4. Vacancies in the Board of Directors may be filled by the remaining members of the Board though less than a quorum. Each person so elected to fill a vacancy shall remain a director for the unexpired term in respect of which such vacancy occurred and until his successor is elected and qualifies.

    SECTION 5. In addition to the powers and authority expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Company, but subject, nevertheless, to the provisions of statute, the Articles of Incorporation, and these Bylaws.

    SECTION 6. Without limiting the general powers conferred by Section 5 of this Article, and other powers conferred by statute, by the Articles of Incorporation, and by these Bylaws, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:

        (a) To purchase or otherwise acquire for the Company any property, rights, or privileges which the Company is authorized to acquire, for such consideration and on such terms and conditions as it deems proper.

        (b) At its discretion to pay for any property or rights acquired by the Company either wholly or partly in money or in stock, bonds, debentures, or other securities or property of the Company.

        (c) To appoint any person or persons to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, and to do and execute all such things as may be requisite in relation to any such trust.

        (d) To in any manner aid, facilitate, and assist, in behalf of the Company, in the construction, extension, improvement, equipment, maintenance, and operation of any electric light plant or distribution system, electric transmission or distribution lines, steam plant for heating and power or distribution system, natural, manufactured, mixed, or liquid petroleum gas plant or distribution system, gas or oil pipe lines, barge lines, coal mines, water power or water plants, or telephone systems, and all property and things appurtenant to or used in connection therewith, and for that purpose to use the cash or capital stock or other securities or obligations of the Company to buy, refund, guarantee, or otherwise secure the indebtedness against any such properties and guarantee the bonds, debentures, indebtedness, dividends, contracts, or other obligations of firms or other corporations.

        (e) To authorize one or more officers, on behalf of the Company, to borrow money, make and issue notes, bonds, and other evidences or indebtedness, execute mortgages, deeds of trust, trust agreements, and instruments of pledge or hypothecation, and do all other acts necessary to effectuate the same.

        (f) To designate the persons authorized, on the Company's behalf, to make and sign notes, receipts, acceptances, endorsements, drafts, checks, or other orders for the payment of money, releases, contracts, and other instruments, and, when appropriate, to make provision for the use of facsimile signatures thereon.

        (g) To designate the persons authorized, on the Company's behalf, to vote upon or to assign and transfer any shares of stock, bonds, or other securities of other corporations held by the Company.

    SECTION 7. Meetings of the Board of Directors shall be held at the registered office of the Company, but the chairman of the Board, the President, or a majority of the Board may from time to time designate some other place within or without the State of Wisconsin for the holding of any such meeting or meetings.

    SECTION 8. Regular meetings of the Board of Directors may be held, without notice, at such times as shall be determined from time to time by resolution of the Board.

    SECTION 9. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, by the President, or by a majority of the Board.

    SECTION 10. The Secretary shall give notice of a special meeting of the Board of Directors to each director, either by mail or by telegraph, at least two days before said meeting. Any director may in writing, either before or after the meeting, waive notice thereof; and, without notice, any director by his attendance at any meeting shall be deemed to have waived notice.

    SECTION 11. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

    SECTION 12. At the first regular meeting following the annual meeting of the shareholders, the Board of Directors shall elect the officers of the Company, who shall hold office for one year and until their successors are elected. Any office not filled at such meeting may be filled at any subsequent meeting of the Board.

    SECTION 13. A majority of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or by these Bylaws. At any meeting at which there is less than a quorum present, the director or directors present shall have power by a majority vote to adjourn the meeting from time to time without notice other than announcement at the meeting. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted by a quorum of the directors at the meeting as originally convened.

    SECTION 14. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if done in writing signed by all of the directors.

    SECTION 15. Inasmuch as the directors of the Company may have large and diversified business interests and are likely to be connected with other corporations with which this Company may have business dealings from time to time, no contract or other transaction between this Company and any other corporation shall be affected by the fact that directors of this Company are interested in, or are directors or officers of, such other corporation, and any director individually may be a party to or may be interested in any contract or transaction of this Company, provided that any such contract or transaction referred to in this section shall be approved or be ratified by the affirmative vote of a majority of the members of the Board not so interested.

    SECTION 16. The Board of Directors may provide for the payment to each director of a fixed annual fee, a fixed fee for attendance at each meeting of the Board or of any committee thereof, or a combination of the foregoing fees, and the expenses of each director for attendance at each meeting of the Board or of any committee thereof; provided, however, that no part of any such fee shall be paid to any director during any year when there is in effect a prior written request from such director that all or a portion of said fees not be paid to him. Nothing herein shall be construed to preclude any director from serving the Company in any other capacity as an officer or otherwise and receiving compensation therefor.

                                   ARTICLE 3.
                                    OFFICERS

    SECTION 1. (a) The officers of the Company shall be a Chairman of the Board, a President, one or more Vice Presidents any of whom may have such additional designation as the Board of Directors may provide, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such other officers as may from time to time be elected or appointed by the Board of Directors. The filling of the office of Chairman of the Board shall be discretionary with the Board of Directors. Any two of the offices, except those of President and Vice President, may be held by the same person.

    (b) At its discretion, the Board of Directors at any time, by resolution, may recognize the outstanding services of an individual to the Company by conferring upon him the honorary title of "Honorary Chairman of the Board", such title to be held for such limited period of time, or for life, as may be determined by the Board. Except when used in Article 4 of these Bylaws, the words "director", "directors", "Board of Directors", "members of the Board", "Board", "officer", and "officers", wherever used in the Articles of Incorporation or in these Bylaws, shall not be construed to mean or to include the Honorary Chairman of the Board.

    (c) At its discretion, the Board of Directors at any time, by resolution, may recognize the outstanding services of an individual who has served as Chairman of the Board of the Company by conferring upon him the honorary title of "Chairman Emeritus", such title to be held for such limited period of time, or for life, as may be determined by the Board. The action of the Board of Directors in conferring the honorary title of "Chairman Emeritus" upon such individual shall not constitute such individual an officer of the Company and shall not otherwise affect the status of such individual as a member of the Board.

    (d) The Board of Directors shall designate the Chief Executive Officer of the Company who shall have general active management of the business of the Company.

    SECTION 2. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors, shall be ex officio member of all standing committees and shall have such other powers and perform such other duties as may be prescribed by the Board.

    SECTION 3. The President, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and the Board of Directors shall be an ex officio member of all standing committees. The President shall have general supervision and direction of the affairs of the Company and shall have all the powers and duties appurtenant to the office of President of a corporation. The President shall report to the Board all matters within his or her knowledge which the interests of the Company may require to be brought to their notice; shall make such other reports to the shareholders and the Board as may be required; and shall perform all such duties as are properly required by the Board.

    SECTION 4. The Vice Presidents shall be vested with all the powers and shall perform all the duties of the President in the order designated by the President in case of his absence and in the order designated by the President or by the Board of Directors in case of his disability, and shall have such other powers and perform such other duties as may be prescribed by the President or by the Board.

    SECTION 5. The Secretary shall give, or cause to be given, all notices required by statute, by the Articles of Incorporation, or by these Bylaws. He shall act as secretary of all the meetings of the shareholders and of the Board of Directors and shall record the proceedings of all such meetings in the book or books kept for that purpose. Unless otherwise prescribed by the Chief Executive Officer of the Company, he shall keep, or cause to be kept, a record of all certificates of stock issued and all transfers thereof, which shall show the names and addresses of the holders of such certificates and dates of issuance and transfer, and shall perform such other duties as may be prescribed by the Chief Executive Officer or by the Board.

    SECTION 6. The Assistant Secretaries shall be vested with all the powers and shall perform all the duties of the Secretary in the absence or disability of the latter, and shall perform such other duties as may be prescribed by the President or by the Board of Directors.

    SECTION 7. (a) The Controller, unless otherwise provided by the Board of Directors, shall be the principal accounting officer of the Company. He shall have executive direction of all accounting functions, and shall keep, or cause to be kept, appropriate and complete books of account, and shall render to the President and to the Board of Directors such reports as may be required from time to time. He shall have such other powers and duties as are commonly incidental to the office of controller and as may be prescribed for him by the Board of Directors or the President.

    (b) The Treasurer shall have the care and custody of the Company's funds, securities, evidences of indebtedness, and other valuable financial documents and shall deposit, or cause to be deposited, all moneys and other valuable effects in the name of and to the credit of the Company in such depositaries as shall be designated by the Board of Directors. He shall have the power to endorse for deposit all checks, notes, and drafts payable to the Company. He shall disburse the funds of the Company when authorized by proper vouchers for such disbursements. He shall have such other powers and duties as are commonly incidental to the office of Treasurer and as may be prescribed for him by the Board of Directors, the President, or such other officer as may be directed by the President.

    SECTION 8. The Assistant Treasurers shall be vested with all the powers and shall perform all the duties of the Treasurer in the absence or disability of the latter, and shall perform such other duties as may be prescribed by the President or by the Board of Directors.

    SECTION 9. In case of the absence or disability of any officer of the Company, or for any other reason deemed sufficient by it, the Board of Directors may delegate the powers and duties of such officer to any other officer or to any director for the time being.

    SECTION 10. A bond in such sum, in such form, and with such security, surety or sureties, as may be satisfactory to the Board of Directors, may be required by the Board from the Treasurer, and such other officers, employees, and agents of the Company as the Board may specify, conditioned on the faithful performance of the duties of their office, and for the restoration to the Company, when demanded, of all books, papers, vouchers, money, securities, and property of whatever kind in their possession belonging to the Company. All premiums on such bonds shall be paid by the Company.

    SECTION 11. The salaries of all officers shall be fixed by the Board of Directors.

    SECTION 12. The officers shall hold office for one year and until their successors are elected and qualify. Any officer may be removed by the Board of Directors with or without cause.

    SECTION 13. A vacancy in any office may be filled by the Board of Directors for the unexpired term in respect of which the vacancy occurred.

                                   ARTICLE 4.
                         INDEMNIFICATION OF DIRECTORS,
                        OFFICERS, EMPLOYEES, AND AGENTS

    SECTION 1. The Company shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person acting for the Company or acting in an official capacity with another entity at the direction or request of the Company, according to the terms and under the procedures provided in Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law.

    SECTION 2. The indemnification provided by this Article shall inure to the benefit of the heirs, executors, administrators and personal representatives of any person acting in an official capacity for the Company.

    SECTION 3. The Company may purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the Company would be required by law to indemnify the person against the liability.

                                   ARTICLE 5.
                             ISSUANCE AND TRANSFER
                           OF CERTIFICATES OF SHARES

    SECTION 1. Every certificate of shares shall be numbered and shall be entered on the books of the Company as it is issued. It shall be signed by the Chairman of the Board, President or a Vice President and by the Secretary or an Assistant Secretary and shall bear the corporate seal, but when a certificate is signed by a transfer agent or registrar the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed.

    SECTION 2. Transfers of shares shall be made on the books of the Company only by the person named in the certificate, or by his attorney lawfully constituted in writing, and upon surrender of such certificate.

    SECTION 3. In case of the loss, destruction, or theft of a certificate of shares, a new certificate may be issued in its place upon the submission of satisfactory proof of such loss, destruction, or theft and a bond of indemnity satisfactory to the Treasurer.

    SECTION 4. The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by statute.

    SECTION 5. The Board of Directors shall have authority to appoint one or more registrars or transfer agents for any or all classes of shares of the Company, to make such rules and regulations as it may deem expedient concerning the issuance, registration, and transfer of such shares, and to remove such registrars or transfer agents, or any of them, and appoint another or others in its or their stead. A certificate of shares of any class for which one or more registrars or transfers agents shall have been appointed shall not be valid until countersigned by a registrar or a transfer agent, or both, as the case may be.

                                   ARTICLE 6.
                                  SHAREHOLDERS

    SECTION 1. The annual and special meetings of shareholders shall be held at the registered office of the Company, but the Board of Directors may designate some other place within or without the State of Wisconsin for the holding of any such meeting or meetings. Written notice of each meeting, of shareholders, stating the time and place, and, in case of a special meeting, the purpose, shall be given by the Secretary to each shareholder entitled to vote at such meeting, not less than ten days prior to the date of such meeting.

    SECTION 2. The Chairman of the Board shall preside at all meetings of the shareholders, and in his absence or disability or at his request the President shall preside, and in the absence or disability of both said officers a Vice President shall preside.

    SECTION 3. The Board of Directors may, within the limitations of the statute, fix a record date for the determination of shareholders entitled to receive notice of and to vote at any meeting of shareholders, and a record date for the determination of shareholders entitled to receive payments of any dividend or distribution or allotment of rights or to exercise rights with respect to any change, conversion, or exchange of shares, and may close the books of the Company against the transfer of shares during the whole or any part of the period so fixed.

    SECTION 4. The annual meeting of shareholders shall be held on the date and time and at the location designated by the Board of Directors.

    SECTION 5. Special meetings of the shareholders may be called and held as provided by Wisconsin Statutes.

    SECTION 6. The holders of a majority of the voting power of the shares issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation, or by these Bylaws. In the absence of a quorum, any meeting may be adjourned from time to time. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

    SECTION 7. At each meeting of shareholders every shareholder of record, or his legal representatives, at the date fixed by the Board of Directors for the determination of the persons entitled to vote at a meeting of shareholders, or, if no date has been so fixed, then at the close of the thirtieth day preceding the date of the meeting, shall be entitled at such meeting to one vote for each share standing in his name on the books of the Company and such additional votes for such shares as may be provided for by the Articles of Incorporation. A shareholder may cast his vote in person or by proxy. The appointment of a proxy shall be in writing filed with the Secretary at or before the meeting. The vote for directors, and, upon the demand of any shareholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by a plurality vote.

    SECTION 8. In advance of any meeting of shareholders, the Chairman of the Board shall appoint three or more inspectors of election, who need not be shareholders, as to the matters to be submitted to a vote at any such meeting, or any adjournment thereof. The inspectors of election when so appointed shall take charge of all proxies and ballots and shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, and the existence of a quorum. They shall determine all questions relating to the qualifications of voters, the authenticity, validity, and effect of proxies, and the acceptance or rejection of votes, challenges, and questions arising in any way in connection with the right to vote and the counting and tabulation of such votes. They shall determine the number of votes cast for any office or for or against any proposal, and shall determine and report the results to the meeting. The inspectors shall take an oath that they will perform their duties impartially, in good faith, and to the best of their ability and as expeditiously as is practical. If, for any reason, an inspector previously appointed shall fail to attend or refuse or be unable to serve, the vacancy shall be filled by the Chairman of the Board in advance of convening the meeting, or at the meeting by the person acting as Chairman. Each report of the inspectors shall be in writing and signed by the inspectors. The report of a majority shall be the report of the inspectors.

    SECTION 9. (a) At any annual meeting or any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the meeting (i) by, or at the direction of, the Board of Directors, or (ii) by any shareholder of the Company who complies with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or (iii) by any shareholder of the Company who complies with the notice procedures set forth in this Section 9.

    (b) For a proposal to be properly brought before an annual or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than twenty (20) days nor more than ninety (90) days prior to the scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than thirty (30) days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the date on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

    (c) A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business and any other shareholder known by such shareholder to be supporting such proposal who is the record or beneficial owner (as such term is defined in Rule 13d-3 or 13d-5 under the Securities Exchange Act of 1934, as amended) of any equity security of the Company, (iii) the class and number of shares of the Company's equity securities which are beneficially owned (as defined above) and owned of record by the shareholder giving the notice on the date of such shareholder notice and by any other record or beneficial owners of the Company's equity securities known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (iv) any financial or other interest of the shareholder in such proposal.

    (d) The Chairman of the Board may reject any shareholder proposal not timely made in accordance with the terms of this Section 9. If the Chairman of the Board determines that the information provided in shareholder's notice does not satisfy the informational requirements of this Section 9 in any material respect, the Secretary of the Company shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Chairman of the Board shall reasonably determine. If the deficiency is not cured within such period, or if the Chairman of the Board determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 9 in any material respect, then the Chairman of the Board may reject such shareholder's proposal. The Secretary of the Company shall notify a shareholder in writing whether such person's proposal has been made in accordance with the time and information requirements of this Section 9. Notwithstanding the procedures set forth in this paragraph, if the Chairman of the Board does not make a determination as to the validity of any shareholder proposal under Section 9(c), the chairman of the annual or special meeting of shareholders shall determine and declare at the meeting whether the shareholder proposal was made in accordance with the terms of Section 9. If the chairman of such meeting determines that a shareholder proposal was not made in accordance with the terms of this Section 9, he or she shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

    (e) This provision shall not prevent the consideration and approval or disapproval at any meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed and received as herein provided.

                                   ARTICLE 7.
                                  FISCAL YEAR

    SECTION 1. The fiscal year of the Company shall begin on the first day of January and terminate on the last day of December in each year.

                                   ARTICLE 8.
                                 INTERPRETATION

    SECTION 1. In these Bylaws, unless there shall be something in the subject or context inconsistent therewith:

        (a) "Notice" means a notice in writing given by mail to any director, officer, or shareholder by depositing the same in the United States mail, with postage prepaid, and addressed to such director, officer, or shareholder at his address as the same appears on the books of the Company; and the time of mailing shall be deemed to be the time of the giving of the notice.

        (b) "Qualify" means filing with the Secretary a written acceptance, or entering upon the duties, of an office.

        (c) "Statute" means any applicable statute of the State of Wisconsin.

        (d) The specification in these Bylaws of rights, powers, duties, and procedures shall not be deemed to exclude other applicable rights, powers, duties, and procedures provided for by statute or by the Articles of Incorporation which are not incorporated herein and which are not inconsistent with these Bylaws.

        (e) Words importing the singular number include the plural and vice versa. Words importing males include females, and words importing natural persons include corporations.

                                   ARTICLE 9.
                                   AMENDMENTS

    SECTION 1. These Bylaws may be amended by the shareholders or by the Board of Directors as provided by the Articles of Incorporation.

                                                [LOGO] PRINTED ON RECYCLED PAPER

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Each registrant is incorporated under the Wisconsin Business Corporation Law (the "WBCL").

    Under Section 180.0851(1) of the WBCL, each registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of such registrant. In all other cases, each registrant is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of such registrant, unless it is determined that he or she breached or failed to perform a duty owed to such registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with such registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a company's articles of incorporation, bylaws, any written agreement or a resolution of the Board of Directors or shareholders.

    Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

    Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(1) referred to above.

    Under Section 180.0833 of the WBCL, directors of a company against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

    Articles V and VI of WEC's Bylaws provide that WEC will indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of WEC, or is or was serving at the request of WEC as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding. WEC's Restated Articles of Incorporation and Bylaws do not limit the indemnification to which directors and officers are entitled under the WBCL.

    Article 4 of New NSP's Bylaws contains provisions for indemnification of its directors and officers consistent with the provisions of the WBCL.

    Officers and directors of each registrant are covered by insurance policies purchased by such registrant or its parent (in the case of New NSP) under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

    Under Section 7.5 of the Merger Agreement, the parties have agreed that Primergy will (a) indemnify, defend and hold harmless to the fullest extent permitted by applicable law, the present and former officers, directors and employees of each of the parties to the Merger Agreement or any subsidiary against certain liabilities (i) arising out of actions or omissions occurring at or prior to the Effective Time that are based on or arise out of such service as an officer, director or employee or (ii) that are based on, arise from or pertain to the transactions contemplated by the Merger Agreement, and (b) maintain policies of directors' and officers' liability insurance for a period of six years after the Effective Time. In addition, to the fullest extent permitted by law, all existing rights of indemnification will continue in full force and effect for not less than six years from the Effective Time. See "The Merger Agreement -- Indemnification" in the Joint Proxy Statement/Prospectus which forms a part of this Joint Registration Statement.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The following exhibits are filed with or incorporated by reference in this Joint Registration Statement.

 EXHIBIT
 NUMBER
---------
(2)-1      Amended  and Restated Agreement and Plan of Merger, dated  as of April 28, 1995, as amended and restated
            as of July 26, 1995, by and among  Northern States Power Company ("NSP"), Wisconsin Energy  Corporation
            ("WEC"),  Northern Power  Wisconsin Corp. ("New  NSP") and WEC  Sub Corp.  (Annex A to  the Joint Proxy
            Statement/Prospectus   contained   in   this   Joint   Registration   Statement   (the   "Joint   Proxy
            Statement/Prospectus").)
(2)-2      WEC  Stock Option Agreement, dated as of April 28, 1995, by and among NSP and WEC. (Annex C to the Joint
            Proxy Statement/Prospectus.)
(2)-3      NSP Stock Option Agreement, dated as of April 28, 1995, by and among WEC and NSP. (Annex B to the  Joint
            Proxy Statement/Prospectus.)
(2)-4      Committees  of the Board of Directors of Primergy  Corporation ("Primergy"). (Included in Annex A to the
            Joint Proxy Statement/Prospectus.)
(2)-5      Form of Employment Agreement of James J. Howard. (Annex D to the Joint Proxy Statement/Prospectus.)
(2)-6      Form of Employment Agreement of Richard A. Abdoo. (Annex E to the Joint Proxy Statement/Prospectus.)
(2)-7      Letter Agreement, dated  January 17, 1995,  between NSP and  WEC. (Exhibit (2)-8  to WEC's Schedule  13D dated May 4, 1995 with respect to the NSP Stock Option Agreement.)
(2)-8      Letter  Agreement, dated April 26, 1995, between NSP and WEC amending Letter Agreement dated January 17,
            1995. (Exhibit (2)-9  to WEC's Schedule  13D dated May  4, 1995 with  respect to the  NSP Stock  Option
            Agreement.)
(3)-1      (a) Restated Articles of Incorporation of WEC, as amended and restated effective June 12, 1995. (Exhibit
            (3)-1 to WEC's Form 10-Q for the quarter ended June 30, 1995.)
           (b)   Form  of  Restated  Articles   of  Incorporation  of  Primergy.  (Annex   H  to  the  Joint  Proxy
            Statement/Prospectus.)
(3)-2      Bylaws of  WEC  (Primergy),  as amended  and  restated  July 26,  1995.  (Annex  I to  the  Joint  Proxy
            Statement/Prospectus.)
(3)-3      (a) Articles of Incorporation of New NSP
           (b)  Form of  Amended and  Restated Articles of  Incorporation of  New NSP (Annex  J to  the Joint Proxy
            Statement/Prospectus.)
(3)-4      Bylaws of New NSP. (Annex O to the Joint Proxy Statement/Prospectus.)
(4)-1      Reference is made  to Article III  of the Restated  Articles of Incorporation  of WEC (Exhibit  (3)-1(a)
            herein.)
(4)-2      Reference  is made to Article III of the Form of Restated Articles of Incorporation of Primergy (Exhibit
            (3)-1(b) herein.)

   MORTGAGE OR SUPPLEMENTAL
          INDENTURE                        COMPANY                 DATE     EXHIBIT #        UNDER FILE NO.
------------------------------  ------------------------------  ----------  ----------  ------------------------
    (4)-3  Mortgage and Deed       Wisconsin Electric Power     10/28/38    B-1         2-4340
           of Trust                   Company ("WEPCO")
        4  Second                           WEPCO               6/1/46      7-C         2-6422
        5  Third                            WEPCO               3/1/49      7-C         2-8456
        6  Fourth                           WEPCO               6/1/50      7-D         2-8456
        7  Fifth                            WEPCO               5/1/52      4-G         2-9588
        8  Sixth                            WEPCO               5/1/54      4-H         2-10846
        9  Seventh                          WEPCO               4/15/56     4-1         2-12400
       10  Eighth                           WEPCO               4/1/58      2-I         2-13937
       11  Ninth                            WEPCO               11/15/60    2-J         2-17087
       12  Tenth                            WEPCO               11/1/66     2-K         2-25593
       13  Eleventh                         WEPCO               11/15/67    2-L         2-27504
       14  Twelfth                          WEPCO               5/15/68     2-M         2-28799
       15  Thirteenth                       WEPCO               5/15/69     2-N         2-32629
       16  Fourteenth                       WEPCO               11/1/69     2-O         2-34942
       17  Fifteenth                        WEPCO               7/15/76     2-P         2-54211
       18  Sixteenth                        WEPCO               1/1/78      2-Q         2-61220
       19  Seventeenth                      WEPCO               5/1/78      2-R         2-61220
       20  Eighteenth                       WEPCO               5/15/78     2-S         2-61220
       21  Nineteenth                       WEPCO               8/1/79      (a)2(a)     1-1245 (9/30/79
                                                                                        WEPCO Form 10-Q)
       22  Twentieth                        WEPCO               11/15/79    (a)2(a)     1-1245 (12/31/79
                                                                                        WEPCO Form 10-K)
       23  Twenty-First                     WEPCO               4/15/80     (4)-21      2-69488
       24  Twenty-Second                    WEPCO               12/1/80     (4)-1       1-1245 (12/31/80
                                                                                        WEPCO Form 10-K)
       25  Twenty-Third                     WEPCO               9/15/85     (4)-1       1-1245 (9/30/85
                                                                                        WEPCO Form 10-Q)
       26  Twenty-Fourth                    WEPCO               9/15/85     (4)-1       1-1245 (9/30/85
                                                                                        WEPCO Form 10-Q)
       27  Twenty-Fifth                     WEPCO               12/15/86    (4)-25      1-1245 (12/31/86
                                                                                        WEPCO Form 10-K)
       28  Twenty-Sixth                     WEPCO               1/15/88     4           1-1245 (1/26/88
                                                                                        WEPCO Form 8-K)
       29  Twenty-Seventh                   WEPCO               4/15/88     4           1-1245 (3-31-88
                                                                                        WEPCO Form 10-Q)
       30  Twenty-Eighth                    WEPCO               9/1/89      4           1-1245 (9/30/89
                                                                                        WEPCO Form 10-Q)
       31  Twenty-Ninth                     WEPCO               10/1/91     4-1         1-1245 (12/31/91
                                                                                        WEPCO Form 10-K)

   MORTGAGE OR SUPPLEMENTAL
          INDENTURE                        COMPANY                 DATE     EXHIBIT #        UNDER FILE NO.
------------------------------  ------------------------------  ----------  ----------  ------------------------
       32  Thirtieth                        WEPCO               12/1/91     4-2         1-1245 (12/31/91
                                                                                        WEPCO Form 10-K)
       33  Thirty-First                     WEPCO               8/1/92      4-1         1-1245 (6/30/92
                                                                                        WEPCO Form 10-Q)
       34  Thirty-Second                    WEPCO               8/1/92      4-2         1-1245 (6/30/92
                                                                                        WEPCO Form 10-Q)
       35  Thirty-Third                     WEPCO               10/1/92     4-1         1-1245 (9/30/92
                                                                                        WEPCO Form 10-Q)
       36  Thirty-Fourth                    WEPCO               11/1/92     4-2         1-1245 (9/30/92
                                                                                        WEPCO Form 10-Q)
       37  Thirty-Fifth                     WEPCO               12/15/92    4-1         1-1245 (12/31/92
                                                                                        WEPCO Form 10-K)
       38  Thirty-Sixth                     WEPCO               1/15/93     4-2         1-1245 (12/31/92
                                                                                        WEPCO Form 10-K)
       39  Thirty-Seventh                   WEPCO               3/15/93     4-3         1-1245 (12/31/92
                                                                                        WEPCO Form 10-K)
       40  Thirty-Eighth                    WEPCO               8/1/93      (4)-1       1-1245 (6/30/93
                                                                                        WEPCO Form 10-Q)
       41  Thirty-Ninth                     WEPCO               9/15/93     (4)-1       1-1245 (9/30/93
                                                                                        WEPCO Form 10-Q)

    All agreements and instruments with respect to long-term debt not exceeding 10% of the total assets of WEC and its subsidiaries on a consolidated basis have been omitted as permitted by related instructions. WEC agrees pursuant to Item 601(b)(4)(iii) of Regulation S-K to furnish to the Securities and Exchange Commission, upon request, a copy of all such agreements and instruments.

    (5)-1  Opinion of Quarles & Brady as to the legality of the WEC Common Stock being registered.
    (5)-2  Opinion of John P. Moore, Jr., Esq. as to the legality of the New NSP
            Preferred Stock being registered.
   (12)-1  WEC statement of computation of ratios of earnings to fixed charges.
   (12)-2  NSP statement of computation of ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred stock dividends.
   (12)-3  Primergy statement of computation of pro forma ratios of earnings to fixed charges.
   (12)-4  New NSP statement of computation of pro forma ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred stock dividends.
   (16)-1  Letter regarding change in NSP's certifying accountant. (Exhibit 16.01 to
            NSP's Current Report on Form 8-K dated as of December 13, 1994, File No.
            1-3034.)
   (23)-1  Consent of Price Waterhouse LLP, WEC's independent accountants (and related report).
   (23)-2  Consent of Deloitte & Touche LLP, NSP's independent accountants (and related report).
   (23)-3  Consent of Quarles & Brady, contained in their opinion filed as Exhibit
            (5)-1.
   (23)-4  Consent of Barr Devlin & Co. Incorporated, financial advisor to WEC.

   (23)-5  Consent of Goldman, Sachs & Co., financial advisor to NSP.
   (23)-6  Consent of John P. Moore, Jr., Esq., contained in his opinion filed as
            Exhibit (5)-2.
   (23)-7  Consent of Price Waterhouse LLP, New NSP's independent accountants.
   (24)-1  Powers of Attorney, contained in the signature pages of the Joint
            Registration Statement.
   (99)-1  Form of proxy to be used in connection with the Special Meeting of
            Shareholders of WEC.
   (99)-2  Form of proxy and ESOP voting directive to be used in connection with the
            Annual Meeting of Shareholders of NSP.
   (99)-3  Form of summary information booklet accompanying Joint Proxy Statement/
            Prospectus.
   (99)-4  Restated Articles of Incorporation and Amendments of NSP, effective as of
            April 2, 1992. (Exhibit 3.01 to NSP's Form 10-Q for the quarter ended March
            31, 1992, File No. 1-3034.)
   (99)-5  Bylaws of NSP, as amended January 22, 1992. (Exhibit 3.02 to NSP's Form 10-K for the year ended December 31, 1991, File No. 1-3034.)

ITEM 22.  UNDERTAKINGS.

    Each undersigned registrant hereby undertakes as follows:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 20 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on August 7, 1995.

                                          WISCONSIN ENERGY CORPORATION

                                          By: __________/s/_R. A. ABDOO_________
                                                        R. A. Abdoo,
                                                   CHAIRMAN OF THE BOARD,
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

                            ------------------------

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby authorizes R. A. Abdoo  and
J. G. Remmel, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually, and in each capacity stated below or otherwise, and to file, any and all pre-effective or post-effective amendments to this registration statement.

                            ------------------------

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.*

                              SIGNATURE AND TITLE

_________________________________/s/_R. A. ABDOO________________________________
                                  R. A. Abdoo,
                             CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                   (PRINCIPAL EXECUTIVE OFFICER AND DIRECTOR)

________________________________/s/_J. G. REMMEL________________________________
                                 J. G. Remmel,
                          VICE PRESIDENT AND TREASURER
                  (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

________________________________/s/_J. F. AHEARNE_______________________________
                                 J. F. Ahearne,
                                    DIRECTOR

_______________________________/s/_J. F. BERGSTROM______________________________
                                J. F. Bergstrom,
                                    DIRECTOR

________________________________/s/_R. A. CORNOG________________________________
                                 R. A. Cornog,
                                    DIRECTOR

______________________________/s/_R. R. GRIGG, JR.______________________________
                               R. R. Grigg, Jr.,
                                    DIRECTOR

________________________________/s/_G. B. JOHNSON_______________________________
                                 G. B. Johnson,
                                    DIRECTOR

_____________________________/s/_F. P. STRATTON, JR.____________________________
                              F. P. Stratton, Jr.,
                                    DIRECTOR

_________________________________/s/_J. G. UDELL________________________________
                                  J. G. Udell,
                                    DIRECTOR

------------------------

*Each of the above signatures is affixed as of August 7, 1995.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 7, 1995.

                                          NORTHERN POWER WISCONSIN CORP.

                                          By: ______/s/_EDWARD J. MCINTYRE______
                                                     Edward J. McIntyre,
                                                          PRESIDENT

                            ------------------------

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby authorizes Edward J. McIntyre and Gary R. Johnson, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually, and in each capacity stated below or otherwise, and to file, any and all pre-effective or post-effective amendments to this registration statement.

                            ------------------------

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.*

                              SIGNATURE AND TITLE

                    ___________________/s/_EDWARD J. MCINTYRE___________________
                              Edward J. McIntyre,
                             PRESIDENT AND DIRECTOR
                      (PRINCIPAL EXECUTIVE, FINANCIAL AND
                              ACCOUNTING OFFICER)

_______________________________/s/_GARY R. JOHNSON______________________________
                                Gary R. Johnson,
                          VICE PRESIDENT AND DIRECTOR

_______________________________/s/_JAMES J. HOWARD______________________________
                                James J. Howard,
                                    DIRECTOR

------------------------

*Each of the above signatures is affixed as of August 7, 1995.

                          WISCONSIN ENERGY CORPORATION
                          (COMMISSION FILE NO. 1-9057)
                         NORTHERN POWER WISCONSIN CORP.
                                 EXHIBIT INDEX
                    JOINT REGISTRATION STATEMENT ON FORM S-4

    The following exhibits are filed with or incorporated by reference in this Joint Registration Statement.

 EXHIBIT
 NUMBER
---------
(2)-1      Amended and Restated Agreement and Plan of Merger, dated as of April 28, 1995, as amended and restated
            as of July 26, 1995, by and among Northern States Power Company ("NSP"), Wisconsin Energy Corporation
            ("WEC"), Northern Power Wisconsin Corp. ("New NSP") and WEC Sub Corp. (Annex A to the Joint Proxy
            Statement/ Prospectus contained in this Joint Registration Statement (the "Joint Proxy Statement/
            Prospectus").)

(2)-2      WEC Stock Option Agreement, dated as of April 28, 1995, by and among NSP and WEC. (Annex C to the Joint
            Proxy Statement/Prospectus.)

(2)-3      NSP Stock Option Agreement, dated as of April 28, 1995, by and among WEC and NSP. (Annex B to the Joint
            Proxy Statement/Prospectus.)

(2)-4      Committees of the Board of Directors of Primergy Corporation ("Primergy"). (Included in Annex A to the
            Joint Proxy Statement/Prospectus.)

(2)-5      Form of Employment Agreement of James J. Howard. (Annex D to the Joint Proxy Statement/Prospectus.)

(2)-6      Form of Employment Agreement of Richard A. Abdoo. (Annex E to the Joint Proxy Statement/Prospectus.)

(2)-7      Letter Agreement, dated January 17, 1995, between NSP and WEC. (Exhibit (2)-8 to WEC's Schedule 13D dated May 4, 1995 with respect to the NSP Stock Option Agreement.)

(2)-8      Letter Agreement, dated April 26, 1995, between NSP and WEC amending Letter Agreement dated January 17,
            1995. (Exhibit (2)-9 to WEC's Schedule 13D dated May 4, 1995 with respect to the NSP Stock Option
            Agreement.)

(3)-1      (a) Restated Articles of Incorporation of WEC, as amended and restated effective June 12, 1995. (Exhibit
               (3)-1 to WEC's Form 10-Q for the quarter ended June 30, 1995)

           (b) Form of Restated Articles of Incorporation of Primergy. (Annex H to the Joint Proxy
               Statement/Prospectus.)

(3)-2      Bylaws of WEC (Primergy), as amended and restated July 26, 1995. (Annex I to the Joint Proxy
            Statement/Prospectus.)

(3)-3      (a) Articles of Incorporation of New NSP

           (b) Form of Amended and Restated Articles of Incorporation of New NSP. (Annex J to the Joint Proxy
            Statement/Prospectus.)

(3)-4      Bylaws of New NSP. (Annex O to the Joint Proxy Statement/Prospectus.)

(4)-1      Reference is made to Article III of the Restated Articles of Incorporation of WEC (Exhibit (3)-1(a)
            herein.)

(4)-2      Reference is made to Article III of the Form of Restated Articles of Incorporation of Primergy (Exhibit
            (3)-1(b) herein.)

    MORTGAGE OR SUPPLEMENTAL
           INDENTURE                         COMPANY                 DATE     EXHIBIT #     UNDER FILE NO.
--------------------------------  ------------------------------  ----------  ---------  ---------------------
    (4)-3  Mortgage and              Wisconsin Electric Power     10/28/38    B-1        2-4340
           Deed of Trust                Company ("WEPCO")
        4  Second                             WEPCO               6/1/46      7-C        2-6422
        5  Third                              WEPCO               3/1/49      7-C        2-8456
        6  Fourth                             WEPCO               6/1/50      7-D        2-8456
        7  Fifth                              WEPCO               5/1/52      4-G        2-9588
        8  Sixth                              WEPCO               5/1/54      4-H        2-10846
        9  Seventh                            WEPCO               4/15/56     4-1        2-12400
       10  Eighth                             WEPCO               4/1/58      2-I        2-13937
       11  Ninth                              WEPCO               11/15/60    2-J        2-17087
       12  Tenth                              WEPCO               11/1/66     2-K        2-25593
       13  Eleventh                           WEPCO               11/15/67    2-L        2-27504
       14  Twelfth                            WEPCO               5/15/68     2-M        2-28799
       15  Thirteenth                         WEPCO               5/15/69     2-N        2-32629
       16  Fourteenth                         WEPCO               11/1/69     2-O        2-34942
       17  Fifteenth                          WEPCO               7/15/76     2-P        2-54211
       18  Sixteenth                          WEPCO               1/1/78      2-Q        2-61220
       19  Seventeenth                        WEPCO               5/1/78      2-R        2-61220
       20  Eighteenth                         WEPCO               5/15/78     2-S        2-61220
       21  Nineteenth                         WEPCO               8/1/79      (a)2(a)    1-1245 (9/30/79
                                                                                         WEPCO Form 10-Q)
       22  Twentieth                          WEPCO               11/15/79    (a)2(a)    1-1245 (12/31/79
                                                                                         WEPCO Form 10-K)
       23  Twenty-First                       WEPCO               4/15/80     (4)-21     2-69488
       24  Twenty-Second                      WEPCO               12/1/80     (4)-1      1-1245 (12/31/80
                                                                                         WEPCO Form 10-K)
       25  Twenty-Third                       WEPCO               9/15/85     (4)-1      1-1245 (9/30/85
                                                                                         WEPCO Form 10-Q)
       26  Twenty-Fourth                      WEPCO               9/15/85     (4)-1      1-1245 (9/30/85
                                                                                         WEPCO Form 10-Q)
       27  Twenty-Fifth                       WEPCO               12/15/86    (4)-25     1-1245 (12/31/86
                                                                                         WEPCO Form 10-K)
       28  Twenty-Sixth                       WEPCO               1/15/88     4          1-1245 (1/26/88
                                                                                         WEPCO Form 8-K)

    MORTGAGE OR SUPPLEMENTAL
           INDENTURE                         COMPANY                 DATE     EXHIBIT #     UNDER FILE NO.
--------------------------------  ------------------------------  ----------  ---------  ---------------------
       29  Twenty-Seventh                     WEPCO               4/15/88     4          1-1245 (3-31-88
                                                                                         WEPCO Form 10-Q)
       30  Twenty-Eighth                      WEPCO               9/1/89      4          1-1245 (9/30/89
                                                                                         WEPCO Form 10-Q)
       31  Twenty-Ninth                       WEPCO               10/1/91     4-1        1-1245 (12/31/91
                                                                                         WEPCO Form 10-K)
       32  Thirtieth                          WEPCO               12/1/91     4-2        1-1245 (12/31/91
                                                                                         WEPCO Form 10-K)
       33  Thirty-First                       WEPCO               8/1/92      4-1        1-1245 (6/30/92
                                                                                         WEPCO Form 10-Q)
       34  Thirty-Second                      WEPCO               8/1/92      4-2        1-1245 (6/30/92
                                                                                         WEPCO Form 10-Q)
       35  Thirty-Third                       WEPCO               10/1/92     4-1        1-1245 (9/30/92
                                                                                         WEPCO Form 10-Q)
       36  Thirty-Fourth                      WEPCO               11/1/92     4-2        1-1245 (9/30/92
                                                                                         WEPCO Form 10-Q)
       37  Thirty-Fifth                       WEPCO               12/15/92    4-1        1-1245 (12/31/92
                                                                                         WEPCO Form 10-K)
       38  Thirty-Sixth                       WEPCO               1/15/93     4-2        1-1245 (12/31/92
                                                                                         WEPCO Form 10-K)
       39  Thirty-Seventh                     WEPCO               3/15/93     4-3        1-1245 (12/31/92
                                                                                         WEPCO Form 10-K)
       40  Thirty-Eighth                      WEPCO               8/1/93      (4)-1      1-1245 (6/30/93
                                                                                         WEPCO Form 10-Q)
       41  Thirty-Ninth                       WEPCO               9/15/93     (4)-1      1-1245 (9/30/93
                                                                                         WEPCO Form 10-Q)

    All agreements and instruments with respect to long-term debt not exceeding 10% of the total assets of WEC and its subsidiaries on a consolidated basis have been omitted as permitted by related instructions. WEC agrees pursuant to Item 601(b)(4)(iii) of Regulation S-K to furnish to the Securities and Exchange Commission, upon request, a copy of all such agreements and instruments.

(5)-1      Opinion of Quarles & Brady as to the legality of the WEC Common Stock being registered.
(5)-2      Opinion of John P. Moore, Jr., Esq. as to the legality of the New NSP
            Preferred Stock being registered.
(12)-1     WEC statement of computation of ratios of earnings to fixed charges.
(12)-2     NSP statement of computation of ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred stock dividends.
(12)-3     Primergy statement of computation of pro forma ratios of earnings to fixed charges.
(12)-4     New NSP statement of computation of pro forma ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred stock dividends.
(16)-1     Letter regarding change in NSP's certifying accountant. (Exhibit 16.01 to
            NSP's Current Report on Form 8-K dated as of December 13, 1994, File No.
            1-3034.)
(23)-1     Consent of Price Waterhouse LLP, WEC's independent accountants (and related report).
(23)-2     Consent of Deloitte & Touche LLP, NSP's independent accountants (and related report).
(23)-3     Consent of Quarles & Brady, contained in their opinion filed as Exhibit
            (5)-1.
(23)-4     Consent of Barr Devlin & Co. Incorporated, financial advisor to WEC.
(23)-5     Consent of Goldman, Sachs & Co., financial advisor to NSP.
(23)-6     Consent of John P. Moore, Jr., Esq., contained in his opinion filed as
            Exhibit (5)-2.
(23)-7     Consent of Price Waterhouse LLP, New NSP's independent accountants.
(24)-1     Powers of Attorney, contained in the signature pages of the Joint
            Registration Statement.
(99)-1     Form of proxy to be used in connection with the Special Meeting of
            Shareholders of WEC.
(99)-2     Form of proxy and ESOP voting directive to be used in connection with the
            Annual Meeting of Shareholders of NSP.
(99)-3     Form of summary information booklet accompanying Joint Proxy Statement/
            Prospectus.
(99)-4     Restated Articles of Incorporation and Amendments of NSP, effective as of
            April 2, 1992. (Exhibit 3.01 to NSP's Form 10-Q for the quarter ended
            March 31, 1992, File No. 1-3034.)
(99)-5     Bylaws of NSP, as amended January 22, 1992. (Exhibit 3.02 to NSP's Form
            10-K for the year ended December 31, 1991, File No. 1-3034.)